As filed with the Securities and Exchange Commission on _________________, 2017

Registration No. 333- ________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-4/A

Amendment No.1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BEARING LITHIUM CORP.
(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada		Not Applicable
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

1400-1111 W Georgia St. Vancouver, BC Canada V6E 4G2 Telephone: 1 604 262 8835 ext 101
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Arthur Poirier

72944 Ken Rosewall Ln

Palm Desert CA 92260-5905

Telephone: (442) 666-3034

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

With a copy to:

MACDONALD TUSKEY

409 - 221 W. Esplanade

North Vancouver, BC

Canada V7M 3J3

Attention: William Macdonald, Esq.

Fax: 604.973.0280

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement is declared effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an “X” in the box to designate the appropriate rule provision relied upon in conducting this transaction: Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)   ☐ Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered		Proposed maximum offering price per unit	Proposed maximum aggregate offering price		Amount of registration fee

Common stock, no par value per share	16,000,000	(1)	$0.72	$11,520,000	(2)	$1,335.17

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(1)

Represents number of common shares, no par value, of the registrant (“Bearing common shares”), to be issued upon completion of the merger (the “merger”) of LI Acquisition Corporation, a wholly owned subsidiary of Bearing Lithium Corp. (formerly Bearing Resources Ltd. ) (“Bearing”), with and into Li3 Energy Inc. (“Li3”) described in the proxy statement/prospectus contained herein,.

(2)	Pursuant to Rules 457(c) and 457(f) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price is the product of (x) $0.72 (the average of the bid and asked prices of Bearing common shares as reported on the OTC Markets on April 3, 2017) times (y) the number of Bearing common shares.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. Bearing Resources Ltd. may not sell the securities offered by this proxy statement/prospectus until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell these securities and Bearing Lithium Corp . (formerly Bearing Resources Ltd.) is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY-SUBJECT TO COMPLETION, DATED ________, 2017

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MERGER PROPOSED - YOUR VOTE IS IMPORTANT
Li3 Energy Inc.

Matias Cousiño 82, Of 806

Santiago de Chile, 8320269

Chile

You are cordially invited to attend a Special Meeting of the stockholders of Li3 Energy Inc., a Nevada corporation (referred to as “Li3,” “we,” “our” or “us”), which we will hold on ______, 2017, at ______, at ______, local time.

As previously announced, Li3 and Bearing Lithium Corp . (formerly Bearing Resources Ltd.) , a corporation organized under the laws of British Columbia, Canada, which we refer to as Bearing, have entered into an Agreement and Plan of Merger, dated as of January 27, 2017, as may be amended from time to time, which we refer to collectively as the merger agreement. Pursuant to the terms of the merger agreement, LI Acquisition Corporation, a wholly owned subsidiary of Bearing, which we refer to as Sub, will merge with and into Li3, with Li3 surviving the merger as a wholly owned subsidiary of Bearing. We refer to the foregoing transaction as the merger.

If the merger is completed, holders of Li3 common stock, par value $0.001 per share, which we refer to as Li3 common stock, will be entitled to receive, in the aggregate, on a pro-rata basis, approximately 16,000,000 Bearing common shares, no par value, which we refer to as Bearing common shares. At the effective time of the merger and after giving effect to the other transactions described in this proxy statement/prospectus, the former stockholders of Li3 will receive Bearing common shares which, together with options and warrants to purchase shares of Li3 common stock that will be converted into options and warrants to purchase Bearing common shares (and will be assumed by Bearing at the effective time of the merger pursuant to the merger agreement), will represent approximately 41.38% of the Bearing common shares on a fully diluted basis after the merger (and without regard to outstanding stock options of Bearing), subject to adjustment as provided in the merger agreement.

At the Special Meeting of Li3 stockholders, Li3 stockholders will be asked to vote on (i) a proposal to approve the merger and adopt the merger agreement, and (ii) a proposal to adjourn the Special Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the merger and adopt the merger agreement. The affirmative vote of the holders of a majority of the voting power outstanding on the record date (assuming a quorum is present in person or by proxy) is required to approve and adopt the merger agreement and approve the merger.

Bearing’s common shares are traded in Canada on the TSX Venture Exchange, or the TSXV, under the symbol “BRZ”. Bearing’s common shares are also traded in the United States on OTCQB under the symbol “BRGRF”, and in Germany on the Frankfurt Stock Exchange under the symbol “B6K1”.

The Li3 board of directors, referred to as the Li3 Board, has determined that the merger, on the terms and subject to the conditions set forth in the merger agreement, is advisable, fair to, and in the best interest of, Li3 and its stockholders. The Li3 Board recommends that Li3 stockholders vote “FOR” the proposal to approve the merger and adopt the merger agreement and “FOR” the proposal to adjourn the Special Meeting, if necessary.

The enclosed proxy statement/prospectus describes the merger agreement, the merger and related transactions and provides specific information concerning the Special Meeting. In addition, you may obtain information about us from documents we file with the Securities and Exchange Commission. You should read the entire proxy statement/prospectus carefully, including the appendices, because it sets forth the details of the merger agreement and other important information related to the merger.

YOUR VOTE IS IMPORTANT. IF YOU DO NOT WISH TO VOTE BY TELEPHONE OR THE INTERNET, PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON. IF YOU ATTEND THE MEETING, YOU MAY CONTINUE TO HAVE YOUR SHARES VOTED AS INSTRUCTED IN THE PROXY OR YOU MAY WITHDRAW YOUR PROXY AT THE MEETING AND VOTE YOUR SHARES IN PERSON.

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On behalf of the Li3 Board, I thank you for your support and appreciate your consideration of this matter.

Sincerely,

/s/ Luis Saenz
Luis Saenz, Chief Executive Officer

You should read this entire proxy statement/prospectus carefully because it contains important information about the merger. In particular, you should read carefully the information under the section entitled “Risk Factors,” beginning on page 36.

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus and the form of the proxy are first being sent to Li3 stockholders on or about ______, 2017.

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PROPOSED MERGER - YOUR VOTE IS IMPORTANT
Matias Cousiño 82, Of 806

Santiago de Chile, 8320269

Chile

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that a Special Meeting of the stockholders of Li3 Energy, Inc., a Nevada corporation (“Li3,” the “Company,” “we,” “our” or “us”), will be held on ______, 2017, at ______, at ______ a.m./p.m., local time, for the following purposes:

1. to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of January 27, 2017, referred as the merger agreement, among Li3, Bearing Lithium Corp. (formerly Bearing Resources Ltd.), referred to as Bearing, and LI Acquisition Corporation, a Nevada corporation, referred to as Sub, and the merger and other transactions contemplated thereby, referred to as the merger, which proposal we refer to as the merger proposal; and

2. to consider and vote upon a proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the merger proposal, which proposal we refer to as the adjournment proposal.

The holders of record of Li3 common stock at the close of business on, 2017, which we refer to as the record date, are entitled to notice of and to vote at the Special Meeting or at any adjournment thereof.

The Li3 board of directors, referred to as the Li3 Board, has determined that the merger, on the terms and subject to the conditions set forth in the merger agreement, is advisable, fair to, and in the best interest of, Li3 and its stockholders. The Li3 Board recommends that Li3 stockholders vote “FOR” the proposal to approve the merger and adopt the merger agreement, and “FOR” the proposal to adjourn the Special Meeting, if necessary.

Your vote is important. Whether or not you expect to attend the Special Meeting, please sign and return the enclosed proxy card promptly in the envelope provided or promptly submit your proxy by telephone or over the Internet following the instructions on the proxy card. You may revoke your proxy and vote in person at the Special Meeting if you desire. All stockholders of Li3 as of the record date are cordially invited to attend the Special Meeting.

By Order of the Board of Directors,

/s/ Luis Saenz
Luis Saenz
Chief Executive Officer

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ADDITIONAL INFORMATION

This proxy statement/prospectus includes important business and financial information about Li3 Energy Inc., referred to as “Li3,” “we,” “our” or “us,” and Bearing Lithium Corp. (formerly Bearing Resources Ltd .), referred to as “Bearing”, unless otherwise specified, from documents that are not included in or delivered with this proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain a copy of the registration statement of which this proxy statement/prospectus forms a part, including the documents filed as exhibits to such registration statement, by requesting them in writing or by telephone from the appropriate company at the following addresses:

Bearing Lithium Corp. c/o Macdonald Tuskey 409 - 221 W. Esplanade North Vancouver, BC Canada V7M 3J3 Attention: William MacDonald, Esq. Tel: (604) 973-0588	Li3 Energy Inc. Matias Cousiño 82, Oficina 806 Santiago, Chile Attn: Luiz Saenz Telephone: +(56) 2-2206 5252

If you would like to request documents, please do so by ______, 2017, in order to receive them before the Special Meeting of Li3 stockholders. For a more detailed description of the information incorporated by reference in the proxy statement/prospectus and how you may obtain it, see “Where You Can Find More Information” beginning on page 154 of this proxy statement/prospectus.

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This proxy statement/prospectus, which forms part of a registration statement on Form F-4 (Registration No. 333-[-]) filed with the Securities and Exchange Commission, or the SEC, by Bearing, constitutes a prospectus under the Securities Act of 1933, as amended, which we refer to as the Securities Act, with respect to the Bearing common shares to be issued to Li3 stockholders in connection with the merger. This proxy statement/prospectus also constitutes a proxy statement for Li3 under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. It also constitutes a notice of meeting with respect to the Special Meeting of Li3 stockholders.

You should rely only on the information contained in this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in this proxy statement/prospectus. This proxy statement/prospectus is dated ______, 2017, and you should assume that the information contained in this proxy statement/prospectus is accurate only as of such date.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Information contained in this proxy statement/prospectus regarding Bearing has been provided by Bearing, and information contained in this proxy statement/prospectus regarding Li3 has been provided by Li3.

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Current Properties	138
Recent Transactions	139
Competitive Overview	140
Government Regulation	140
Legal Proceedings	140

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers briefly address some commonly asked questions regarding the Special Meeting, the merger agreement and the merger. These questions and answers may not address all of the questions that may be important to you. Please refer to the more detailed information contained elsewhere in this proxy statement/prospectus, the appendices to this proxy statement/prospectus and the other documents we refer to in this proxy statement/prospectus.

Q:	Why am I receiving this proxy statement/prospectus, and why am I being asked to vote on the merger proposal?

A:

Bearing, Sub and Li3 have agreed to consummate the merger under the terms of the merger agreement that is described in this proxy statement/prospectus. A copy of the merger agreement is attached to this proxy statement/prospectus as Annex A and incorporated herein by this reference.

In order to complete the merger, Li3’s stockholders must vote to approve the merger and the merger agreement, as required by Chapter 92A, Section 120 of the Nevada Revised Statutes, which we refer to as the NRS. Li3 is holding a Special Meeting of its stockholders to obtain this vote. You are receiving this proxy statement/prospectus in connection with the solicitation of proxies to be voted at the Special Meeting or at any adjournments or postponements thereof.

You should carefully read this proxy statement/prospectus, including its annexes and the other documents we refer to in this proxy statement/prospectus, because they contain important information about the merger, the merger agreement and the Special Meeting. The enclosed voting materials allow you to vote your shares without attending the Special Meeting. Your vote is very important. We encourage you to vote as soon as possible.

Q:	What am I being asked to vote on?

A:

You are being asked to vote upon (i) a proposal to approve and adopt the merger agreement and approve the merger, (ii) a proposal to adjourn the Special Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Special Meeting to approve and adopt the merger agreement and approve the merger.

The Merger and Related Transactions

Q:	Why are Bearing and Li3 proposing to effect the merger?

A:

Bearing and Li3 expect that the merger will create a corporation with international reach, and the consolidated resources and expertise necessary to advance the Maricunga lithium brine project (the “Maricunga Project”).. For Bearing, Li3 provides an interest in the Maricunga Project, and extensive operational experience and expertise in Chile, and Latin America, generally. For Li3, Bearing provides access to financial expertise, and to the extensive financing opportunities available for mineral exploration companies in Canadian capital markets. Both Bearing and Li3 expect the merger to result in further diversification of their respective portfolios. Bearing and Li3 expect to leverage their respective companies’ significant knowledge relating to mineral exploration, development, and project financing. For a more complete description of the reasons for the merger, see “The Merger-Li3’s Reasons for the Merger and the Recommendation of the Li3 Board,” beginning on page 59 of this proxy statement/prospectus.

Q:	How will Li3’s stockholders be affected by the merger?

A:

Following the merger, Li3’s stockholders will become shareholders of Bearing. We anticipate that, following the merger, Li3’s stockholders will beneficially own approximately 41.38% of the issued and outstanding Bearing common shares, on a fully diluted basis before giving effect to the issuance of equity incentive awards to be granted at the effective time of the merger.

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Q:	As a Li3 stockholder, what will I receive in the merger?

A:

At the effective time of the merger, each share of issued and outstanding Li3 common stock (excluding shares cancelled pursuant to the merger agreement) shall cease to be outstanding and shall be exchanged for the right to receive Bearing common shares in the ratio of 0.0318199179110951 Bearing common shares for each share of Li3 common stock, which is referred to in this proxy statement/prospectus as the exchange ratio. No fractional shares will be issued in connection with the merger. In the event that a Li3’s stockholder’s holdings of Bearing common shares resulting from the merger would result in the issuance of a fractional share, the number of Bearing common shares to be received by such holder will be rounded down to the nearest whole share. Please see “Summary-Treatment of Li3 Capital Stock in the Merger” on page 21 of this proxy statement/prospectus and “The Agreement and Plan of Merger-Merger Consideration” on page 66 of this proxy statement/prospectus.

Q:	What will the holders of Li3 options and warrants receive in the merger?

A:

At the effective time of the merger, each outstanding option or warrant to purchase a share of Li3 common stock, whether vested or unvested or exercisable or unexercisable, and so long as such option or warrant has not, prior to the effective time of the merger, been exercised, cancelled, terminated or expired, will be deemed to constitute an option or warrant to purchase, on the same terms and conditions, a number of Bearing common shares (rounded down to the nearest whole share) equal to the product of (i) the number of shares of Li3 common stock subject to such option or warrant multiplied by (ii) the exchange ratio of .0318199179110951 at an exercise price per share computed by dividing the per share exercise price under each such option or warrant by the exchange ratio and rounding up to the nearest cent. Please see “Summary-Treatment of Li3 Warrants and Stock Options in the merger” on page 21 of this proxy statement/prospectus and “The Agreement and Plan of Merger- Warrants and Stock Options” on page 67 of this proxy statement/prospectus.

Q:	Is the exchange ratio subject to adjustment based on changes in the prices of Bearing common shares or Li3 common stock? Can it be adjusted for any other reason?

A:

The exchange ratio is not subject to adjustment based on changes in the prices of Bearing common shares or Li3 common stock. The exchange ratio is fixed, and no adjustments to the exchange ratio will be made based on changes in the price of either Bearing common shares or Li3 common stock prior to the completion of the merger. As a result of any such changes in stock price, the aggregate market value of the Bearing common shares that a Li3 stockholder is entitled to receive at the time that the merger is completed could vary significantly from the value of such shares on the date of this proxy statement/prospectus, the date of the Li3 Special Meeting or the date on which such Li3 stockholder actually receives its Bearing common shares.

If prior to consummation of the merger, the outstanding Bearing common shares or shares of Li3 common stock or preferred stock have been changed into, or exchanged for, a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, reorganization, recapitalization, split, combination, contribution or exchange of shares, the exchange ratio and any adjustments or payments to be made pursuant to the merger agreement that are based on the number of Bearing common shares or shares of Li3 common stock or preferred stock will be correspondingly adjusted to provide the holders of Li3 common stock, Li3 options and Li3 warrants the same economic effect as contemplated by the merger agreement prior to such event.

Q:	How will I receive the per share merger consideration to which I am entitled?

A:

After receiving the proper documentation from you, following the effective time, the exchange agent will forward to you the Bearing common shares to which you are entitled. You will be restricted from selling your securities for 4 months from the effective date of the merger. More information on the documentation you are required to deliver to the exchange agent may be found under the caption “The Merger-Exchange of Li3 Stock Certificates Following the Merger” beginning on page 65 of this proxy statement/prospectus.

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Q:	Are there any risks that I should consider in deciding whether to vote for the proposal to approve and adopt the merger agreement and approve the merger?

A:	Yes. You should read and carefully consider the risk factors set forth in the section entitled “Risk Factors” beginning on page 36 of this proxy statement/prospectus.

Q:	Do any of Li3’s directors or officers have interests in the merger that may differ from or be in addition to my interests as a stockholder?

A:

Yes. In conjunction with the merger, certain executive officers and directors of Li3 will receive employment with Bearing and equity incentive awards. Please see the section of this proxy statement/prospectus titled “Interests of Certain Executive Officers and Directors in the Merger.”

Q:	What are the conditions to completion of the merger?

A:

In addition to approval and adoption of the merger agreement by Li3 stockholders, as described above, completion of the merger depends upon a number of conditions being satisfied or, to the extent permitted by applicable law, waived, including (i) approval of the issuance of the merger consideration to Li3’s securities holders; (ii) the absence of any legal restraints or prohibitions on the consummation of the merger, (iii) the effectiveness of the registration statement on Form F-4 of which this proxy statement/prospectus is a part; and (iv) conditional approval from the TSXV. Please see the section entitled “The Agreement and Plan of Merger-Conditions to the Completion of the Merger” beginning on page 79 of this proxy statement/prospectus.

Q:	Is Li3 prohibited from soliciting other Offers?

A:

The merger agreement contains detailed provisions pursuant to which Li3 is not permitted to solicit, initiate or knowingly encourage or otherwise take any action to facilitate from any third party a competing proposal to acquire the assets of, equity interest in, or business of Li3 and its subsidiaries, taken as a whole, any of which we refer to as a company acquisition proposal. Please see “The Agreement and Plan of Merger-Restrictions on Solicitation” and “The Agreement and Plan of Merger-Recommendation of Li3’s and Bearing’s Respective Boards of Directors”, beginning on page 78 of this proxy statement/prospectus.

Q:	Will the merger agreement and the transactions contemplated thereby be taxable to me as a Li3 stockholder?

A:

The merger is intended to be non-taxable to our stockholders, provided it qualifies as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, referred to as the Code, and Section 367(a) of the Code does not cause the recognition of gain. See “Material U.S. Federal Income Tax Consequences of the Merger” on page 82 of this proxy statement/prospectus.

Q:	When do Bearing and Li3 expect to complete the merger?

A:

Bearing and Li3 are working to complete the merger as quickly as practicable. However, we cannot predict the exact timing of the completion of the merger because it is subject to certain conditions. See “The Agreement and Plan of Merger-Conditions to Completion of the Merger” on page 79 of this proxy statement/prospectus. We hope to complete the merger by ____________, 2017.

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Q:	Who will be Bearing’s directors and executive officers following the merger?

A:

Following the merger, it is anticipated that the Bearing Board of Directors, referred to as the Bearing Board, and its management, will be composed of the following individuals mutually designated by Bearing and Li3 pursuant to the merger agreement:

Title
Jeremy Poirier	President, Chief Executive Officer, Director
Patrick Cussen	Director
Amar Balaggan	Independent Director
Kirk Shaw	Independent Director
Ann Fehr	Chief Financial Officer, Corporate Secretary
Luis Saenz	President, South American Operations
Benjamin Asuncion	Vice-President, Business Development

Prior to completion of the merger, Bearing and Li3 intend to designate an additional independent director.

For more information about the directors and executive officers following the merger and related corporate governance matters, see “Bearing Management Following the Merger” on page 97 of this proxy statement/prospectus.

Q:	What will happen to Li3 if, for any reason, the merger does not close?

A:

If the merger is not approved by Li3 stockholders, or if the merger is not completed for any other reason, there will be no exchange of Li3 common stock for Bearing common shares, and Li3 will not become a wholly owned subsidiary of Bearing. Instead, Li3 will continue to be independently owned by its stockholders and will remain as a public company and its common stock will continue to be registered under the Exchange Act. If the merger agreement is terminated by mutual agreement, or for reasons outside the control of the parties, then each Bearing and Li3 will be responsible for their own expenses incurred in relation to the transaction. If the merger agreement is terminated by reason of a party’s failure to fulfill an obligation, then that party will be responsible for its own expenses, and may be responsible for the expenses of the other party. Currently, Li3 has nominal cash on hand, and Bearing is advancing funds to Li3 on an as-needed basis to satisfy Li3’s expenses incurred in relation to the merger agreement, among other expenses. If the merger agreement is terminated, any funds advanced by Bearing to Li3 will become payable on demand. Additionally, if the merger does not close, then the Li3 Board will, among other things, continue to evaluate and review Li3’s business operations, properties and capitalization, make such changes as are deemed appropriate, and continue to seek to identify strategic alternatives intended to enhance stockholder value. However, if the merger is not completed, Li3 does not anticipate that it will have sufficient working capital to maintain its operations or to fulfill its public disclosure obligations without additional financing.

Q:	Will I be entitled to dissenter’s rights or appraisal rights as a result of the merger agreement and the merger?

A:	Yes. Because Li3’s common stock is not listed on a national securities exchange Li3 stockholders will have appraisal rights and rights of dissenters with respect to the merger.

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Q:	Should I send in my share certificates now?

A:

No, please do NOT return your share certificate(s) with your proxy. If the proposal to approve and adopt the merger agreement and approve the merger is approved by Li3 stockholders and the merger is completed, then you will be sent a letter of transmittal as promptly as reasonably practicable after the completion of the merger describing how you may exchange your shares of Li3 common stock for Bearing common shares. If your shares of Li3 common stock are held in “street name” through a bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your “street name” shares of Li3 common stock in exchange for Bearing common shares.

The Special Meeting

Q:	When and where is the Special Meeting?

A:	The Special Meeting will be held on ______, 2017, at ______, at______a.m./p.m., local time.

Q:	Who may attend the Special Meeting?

A:	All Li3 stockholders who owned shares of Li3 common stock at the close of business on March 3, 2017, the record date for the Special Meeting, may attend.

Q.

Why am I being asked to approve adjourning the Special Meeting to a later date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the merger proposal?

A:

We are asking you to vote on a proposal to adjourn the Special Meeting, if necessary or appropriate, in order to allow for the solicitation of additional proxies if there are insufficient votes at the time of the Special Meeting to approve the merger proposal or if necessary to achieve a quorum. If the proposal to adjourn the Special Meeting is not approved and there are insufficient votes at the time of the Special Meeting to approve the merger proposal or achieve a quorum, we may be required to incur additional time and expense in order to hold an effective stockholder meeting for the merger proposal to be considered and approved.

Q:	Who may vote at the Special Meeting?

A.

Only holders of record of Li3 common stock as of the close of business on the record date may vote at the Special Meeting. As of the record date, Li3 had 538,705,378 outstanding shares of Li3’s common stock entitled to vote at the Special Meeting.

Q:	How many votes do I have?

A:	Each Li3 stockholder is entitled to one vote for each share of Li3 common stock held of record as of the close of business on the record date.

Q:	How does the Li3 Board recommend that I vote?

A:	The Li3 Board unanimously recommends that you vote “FOR” each of the proposals presented in this proxy statement/prospectus.

Q:	Who is soliciting my proxy?

A:	Your proxy is being solicited by the Li3 Board.

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Q:	If a stockholder gives a proxy, how are the shares of Li3 common stock voted?

A:

Regardless of the method by which you choose to vote, the individuals named on the enclosed proxy card will vote your shares of Li3 common stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of Li3 common stock should be voted for or against, or abstain from voting on, all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” the proposal to approve and adopt the merger agreement and approve the merger and “FOR” the proposal to adjourn the Special Meeting, if necessary.

Q:	Will my shares be voted if I do not provide my proxy?

A:

Under stock market rules currently in effect, brokerage firms and nominees have the authority to vote their customers’ unvoted shares on certain “routine” matters if the customers have not furnished voting instructions within a specified period prior to the Special Meeting. However, the merger proposal is not considered a “routine” matter, therefore brokerage firms and nominees will not be able to vote the shares of customers from whom they have not received voting instructions. If you hold your shares directly in your own name, they will not be counted as shares present for the purposes of determining the presence of a quorum or be voted if you do not provide a proxy or attend the Special Meeting and vote the shares yourself.

Q:	What vote is required to approve the proposals?

A:

The affirmative vote of the holders of a majority of the voting power outstanding on the record date (assuming a quorum is present in person or by proxy) is required for approval of the merger proposal. If you vote to abstain, or if you fail to vote or fail to instruct your bank, broker, custodian or other record holder how to vote, it will have the same effect as voting “AGAINST” this proposal.

The adjournment proposal must be approved by a majority of the votes cast at the Special Meeting (assuming a quorum is present in person or by proxy). If you fail to vote or to instruct your bank, broker, custodian or other record holder how to vote, it will have no effect on the voting outcome of this proposal. If you abstain, it will have the effect of a vote “AGAINST” the proposal.

Q:	How will Li3’s directors and executive officers vote on the merger proposal?

A:

Our directors and executive officers have informed us that, as of the date of this proxy statement/prospectus, they intend to vote all of their shares of Li3 common stock and all of the shares of Li3 common stock over which they have voting control in favor of the merger proposal, and the adjournment proposal. As of March 3, 2017, the record date for the Special Meeting, our directors and executive officers owned, in the aggregate, 76,471,072 shares of Li3 common stock, or collectively, approximately 15.21% of the outstanding shares of Li3 common stock.

Q:	What is a “quorum”?

A:

Under our bylaws, the holders of a majority of the outstanding shares of Li3 stock entitled to vote constitutes a “quorum” at a meeting of stockholders for the transaction of any business. If a quorum is not present at the Special Meeting, Li3 expects that the Special Meeting will be adjourned or postponed to solicit additional proxies. In general, shares of Li3 common stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the Special Meeting for purposes of determining a quorum, including shares represented by proxies marked “ABSTAIN” or not marked at all. In addition, a “broker non-vote,” as described below, is counted in determining whether a quorum is present.

16

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

If your shares of Li3 common stock are registered directly in your name with the transfer agent of Li3, then you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to vote, or to grant a proxy for your vote directly to Li3 or to a third party to vote, at the Special Meeting.

If your shares are held by a bank, brokerage firm or other nominee, you are considered the beneficial owner of shares held in “street name,” and your bank, brokerage firm or other nominee is considered the stockholder of record with respect to those shares. Your bank, brokerage firm or other nominee will send you, as the beneficial owner, a package describing the procedure for voting your shares. You should follow the instructions provided by them to vote your shares. You are invited to attend the Special Meeting; however, you may not vote these shares in person at the Special Meeting unless you obtain a “legal proxy” from your bank, brokerage firm or other nominee that holds your shares, giving you the right to vote the shares at the Special Meeting.

Q:	What are broker non-votes and what is their effect?

A:

Broker non-votes occur when shares held by a broker are not voted with respect to a proposal because (i) the broker has not received voting instructions from the beneficial owner of the shares and (ii) the broker lacks the authority to vote the shares at the broker’s discretion. Broker non-votes will be counted as shares present and entitled to vote for the purposes of determining the presence of a quorum on each of the proposals to be voted on at the Special Meeting and will have the effect of a vote AGAINST the merger proposal, but they will not be counted as votes FOR or AGAINST the other proposals.

Q:	If my shares are held in “street name” by my broker, can my broker vote my shares for me?

A:

Yes, but, as described above, your broker will be permitted to vote your shares only if you instruct your broker how to vote. You should follow the procedures provided to you by your broker regarding how to instruct your broker to vote your shares.

Q:	What does it mean if I get more than one proxy card?

A:

If your shares are registered in multiple accounts with one or more brokers and/or our transfer agent, you will receive more than one proxy card. If you are submitting your proxy by completing and returning your proxy card, please complete and return each of the proxy cards you receive to ensure that all of your shares are voted.

Q:	What should I do now?

A:

After carefully reading and considering the information contained in this proxy statement/prospectus, including the appendices, we encourage you to vote by proxy as soon as possible, whether or not you plan to attend the Special Meeting. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed by you via the Internet or telephone. You may specify whether your shares should be voted “FOR,” “AGAINST” or “ABSTAIN” with respect to each of the proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Li3 Board’s recommendations, as noted above. Voting by proxy will not affect your right to attend the Special Meeting.

If your shares are registered directly in your name through our stock transfer agent, or you have stock certificates registered in your name, you may vote as follows:

•

Voting by Telephone. You may vote by calling the toll-free telephone number and following the instructions printed on your proxy card. The deadline for voting by telephone is ______, 2017, at 11:59 p.m. Eastern Time. If you vote by telephone, you do not need to return your proxy card.

•

Voting on the Internet. You may vote on the Internet by accessing the website www._________________ and following the instructions printed on your proxy card. The deadline for voting on the Internet is ______, 2017, at 11:59 p.m. Eastern Time. If you vote on the Internet, you do not need to return your proxy card.

17

•

Voting by Proxy Card. You may vote by completing, signing and returning your proxy card by mail. To vote in this manner, please mark, date and sign the enclosed proxy card and return it by mail in the accompanying postage-prepaid envelope. You should mail your signed proxy card as promptly as possible so that your shares will be voted at the Special Meeting.

•

Voting in Person. Even if you have voted by one of the methods described above, you may still attend the Special Meeting and vote your shares in person. If you do attend and vote your shares in person at the Special Meeting after having voted by any of the methods described above, only your last vote will be counted. However, attendance at the Special Meeting alone will not result in a revocation of any previously submitted proxy cards.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive voting instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Special Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Special Meeting in order to vote.

Q:	If I have given a proxy, may I subsequently change my vote?

A:	Yes. If you give us your proxy, you may change or revoke it at any time before the Special Meeting. You may change or revoke your proxy in any one of the following ways:

•	by re-voting by Internet or telephone;

•

by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above; provided that it is received prior to the deadline date of the Special Meeting;

•	by notifying our Secretary in writing at • before the Special Meeting that you have revoked your proxy; or

•

by attending the Special Meeting in person and voting in person in accordance with the instructions above. Attending the meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request revocation by notifying the Inspector of Elections at the Special Meeting.

Your most recent vote, whether by telephone, Internet, proxy card or in person at the Special Meeting, is the one that will be counted.

If you have instructed a broker or other nominee to vote your shares, you must follow the procedures provided by your broker or nominee to subsequently change those voting instructions.

Q.	After the Special Meeting, how can I determine whether the merger proposal was approved by Li3’s stockholders?

A.

Promptly after the Special Meeting, Li3 will issue a press release announcing whether the merger proposal has been approved by Li3’s stockholders. In addition, within four business days following the Special Meeting, Li3 will file a Current Report on Form 8-K with the SEC to report the results of the voting on the proposals presented to our stockholders at the Special Meeting.

Q.	Who is paying for the solicitation of proxies?

A:

Li3 will bear the cost of solicitation of proxies by us. In addition to soliciting stockholders by mail, Li3 directors, officers and employees, without additional remuneration, may solicit proxies in person or by telephone or by means of electronic communication. Li3 will not pay these individuals for their solicitation activities but will reimburse them for their reasonable out-of-pocket expenses. Brokers and other custodians, nominees and fiduciaries will be requested to forward proxy-soliciting material to the owners of stock held in their names, and Li3 will reimburse such brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our directors, officers and employees may also be made of some stockholders in person or by mail, telephone or other means of electronic communication following the original solicitation. In addition, we may retain the services of a proxy solicitor to assist in the solicitation of proxies. If we determine that the services of a proxy solicitor are necessary, we anticipate that we will pay the proxy solicitor compensation for its services and will reimburse it for its approved out-of-pocket expenses.

18

Q:	Who can help answer my questions?

A:

If you have questions about the Special Meeting or the merger after reading this proxy statement/prospectus, you should contact us at the following address or phone number: Li3 Energy Inc., info@li3energy.com, Attn: Investor Relations, •.

SUMMARY

This summary discusses selected information contained in this proxy statement/prospectus, including with respect to the merger agreement, the merger and the other transactions and agreements contemplated in connection with the merger. You should carefully read this entire proxy statement/prospectus, its annexes and the documents referred to in this proxy statement/prospectus, as this summary may not contain all of the information that may be important to you. Certain items in this summary include page references directing you to a more complete description of that topic in this proxy statement/prospectus.

Special Meeting of Stockholders

A Special Meeting of Li3’s stockholders will be held on ______, 2017, at ______, at ______local time, for the following purposes:

1. to consider and vote upon a proposal to approve and adopt the merger agreement and the merger and other transactions contemplated thereby, which proposal we refer to as the “merger proposal”; and

2. to consider and vote upon a proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the merger proposal, which proposal we refer to as the adjournment proposal.

Record Date and Voting Power. You are entitled to vote at the Special Meeting if you held shares of Li3 common stock at the close of business on March 3, 2017, the record date for the Special Meeting. Holders of Li3 common stock will have one vote at the Special Meeting for each share of Li3 common stock owned at the close of business on the record date. As of the record date, a total of 538,705,378 shares of Li3 common stock are entitled to be voted at the Special Meeting.

Vote Required to Approve the Merger Proposal. The affirmative vote of the holders of a majority of the voting power outstanding on the record date (assuming a quorum is present in person or by proxy) is required for approval of the merger proposal. If you vote to abstain, or if you fail to vote or fail to instruct your bank, broker, custodian or other record holder how to vote, it will have the same effect as voting AGAINST this proposal.

Voting Agreements. As a condition of the merger agreement, Li3 agreed to use commercially reasonable efforts to cause certain stockholders of Li3, who hold in the aggregate 59.3% of Li3 ’s common shares, to enter into voting agreements with Bearing prior to the Special Meeting. Pursuant to the voting agreements, among other things, each such stockholder shall agree to vote (or cause to be voted) all shares of Li3 common stock owned, indirectly or directly, whether beneficially or of record, by it in favor of the merger proposal. As at the date of this registration statement Li3 shareholders holding 2 8 % in the aggregate have entered into voting agreements , including all officers and directors of Li3 . (See “The Special Meeting-Voting and Support Agreements” at page 56).

Percentage of Outstanding Shares Entitled to Vote Held by Directors, Executive Officers and Their Affiliates. The number of shares of Li3 common stock held by Li3’s directors, executive officers and their affiliates is 76,471,072, representing 15.208% of the number of shares of Li3 common stock issued and outstanding on the record date. None of Bearing’s directors, executive officers or affiliates hold Li3 common stock.

Vote Required to Approve the Adjournment Proposal. The adjournment proposal must be approved by a majority of the votes cast at the Special Meeting (assuming a quorum is present in person or by proxy). If you fail to vote or to instruct your bank, broker, custodian or other record holder how to vote, it will have no effect on the voting outcome of these proposals. If you abstain, it will have the effect of a vote “AGAINST” the proposal.

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Risk Factors (Page 36)

In evaluating the proposals set forth in this proxy statement/prospectus, you should carefully read this proxy statement/prospectus, including the annexes, and especially consider the factors discussed in the section entitled “Risk Factors” on page 27.

Parties to the Merger (Page 58)

Li3 Energy Inc., a Nevada corporation, is an exploration company in the lithium and potassium mining sector, based in South America. Li3’s common stock is currently quoted on the OTCQB. Li3 aims to acquire and develop a unique portfolio of lithium and potassium brine projects in the Americas. Li3 has been focused on further exploring, developing and commercializing its interest in the Maricunga Project, located in the northeast section of the Salar de Maricunga in Region III of Atacama in northern Chile, as well as increasing its portfolio of projects. Li3 is headquartered in Santiago, Chile. See “The Parties to the Merger-Li3 Energy Inc.” on page 58 and “Li3’s Business,” beginning on page 108. Li3’s principal executive office is located at:

Matias Cousiño 82, Oficina 806

Santiago, Chile

Telephone: +(56) 2-2206 5252

Bearing Lithium Corp. (formerly Bearing Resources Ltd. ), headquartered in Vancouver, British Columbia, Canada, is a corporation organized under the laws of British Columbia, Canada. Bearing has been focused on exploration for precious and base metals in North America, and on the evalution and acquisition of mineral property interest, and namely lithium exploration interest. See “The Parties to the Merger-Bearing Lithium Cor p.” on page 58 and “Bearing’s Business” beginning on page 128. Bearing’s principal executive office is located at:

1400-1111 W Georgia St.

Vancouver, BC

Canada V6E 4G2

Telephone: 1 604 262 8835 ex101

LI Acquisition Corporation, referred to as Sub, is a Nevada corporation and is a wholly owned subsidiary of Bearing that was formed solely for the purpose of entering into the merger agreement and completing the merger. Upon the consummation of the merger, Sub will be merged with and into Li3 and will cease to exist. See “The Parties to the Merger-LI Acquisition Corporation” on page 58. The contact information for Sub is:

c/o Bearing Lithium Corp.

409 - 221 W. Esplanade

North Vancouver BC

Canada V7M 3J3

Telephone: 1 604 262 8835 ex101

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The Agreement and Plan of Merger (Page 66)

Bearing, Sub and Li3 agreed to consummate a merger under the terms of the merger agreement that is described in this proxy statement/prospectus. Pursuant to the merger agreement, Sub will merge with and into Li3, with Li3 surviving the merger and continuing as a wholly owned subsidiary of Bearing. At the effective time of the merger, the stockholders of Li3 will become entitled to receive Bearing common shares which, together with options and warrants to purchase shares of Li3 common stock that will be converted into options or warrants to purchase Bearing common shares (and will be assumed by Bearing at the effective time of the merger pursuant to the terms of the merger agreement), will represent approximately 41.38% of the Bearing common shares on a fully diluted basis after the merger.

A copy of the merger agreement is attached as Annex A to this proxy statement/prospectus. We encourage you to carefully read the merger agreement in its entirety because it is the legal document governing the merger.

Completion of the Merger (Page 59)

Unless the merger agreement is terminated prior to such time, the closing of the merger will occur on the earlier of the third business day following the satisfaction or waiver of all of the conditions set forth in the merger agreement or such other date as the parties may mutually agree. As of the date of this proxy statement/prospectus, the parties expect to complete the merger prior to December 31, 2017.

Reasons for the Merger and Recommendation of the Li3 Board (Page 59)

In the course of reaching its decision to approve the merger agreement and the transactions contemplated thereby, including the merger, the Li3 Board considered a number of factors. The Li3 Board has approved and adopted the merger agreement and the transactions contemplated thereby, including the merger, and recommended approval and adoption of the merger agreement by Li3’s stockholders, which we refer to as the Li3 board recommendation. Similarly, the Bearing Board has determined that the merger is fair to and in the best interests of Bearing and its shareholders and has declared it advisable to enter into the merger agreement and consummate the transactions contemplated thereby, including the merger, which we refer to as the Bearing board recommendation.

A detailed discussion of the background of, and reasons for, the merger are described in “The Merger- Background of the Merger” and “Li3’s Reasons for the Merger and the Recommendation of the Li3 Board,” beginning on page 59.

Merger Consideration-Treatment of Li3 Capital Stock in the Merger (Page 66)

There are currently issued and outstanding 538,705,378 issued and outstanding shares of Li3 Common Stock. At the effective time of the merger, each share of issued and outstanding Li3 common stock shall cease to be outstanding and shall be exchanged for the right to receive Bearing common shares in the ratio of 0.029700835 Bearing common shares for each share of Li3 common stock, which is referred to in this proxy statement/prospectus as the exchange ratio. No fractional shares will be issued in connection with the merger. In the event that a Li3’s stockholder’s holdings of Bearing common shares resulting from the merger would result in the issuance of a fractional share, the number of Bearing common shares to be received by such holder will be rounded down to the nearest whole share. From and after the effective time of the merger, all shares of Li3’s common stock will no longer be outstanding and will automatically be cancelled and retired, and each holder of a certificate or book-entry share will cease to have any rights with respect thereto, except the right to receive Bearing common shares. These newly issued shares, together with the options and warrants to purchase shares of Li3 common stock that will be converted into options or warrants to purchase Bearing common shares (and will be assumed by Bearing at the effective time of the merger), will represent approximately 41.38% of the Bearing common shares on a fully diluted basis after the effective time of the merger.

Treatment of Li3 Warrants and Stock Options in the Merger (Page 67)

At the effective time of the merger, each outstanding option or warrant to purchase a share of Li3 common stock, whether vested or unvested or exercisable or unexercisable, and so long as such option or warrant has not, prior to the effective time of the merger, been exercised, cancelled, terminated or expired, will be deemed to constitute an option or warrant to purchase, on the same terms and conditions, a number of Bearing common shares (rounded down to the nearest whole share) equal to the product of (i) the number of shares of Li3 common stock subject to such option or warrant multiplied by (ii) the exchange ratio of 0.029700835 at an exercise price per share computed by dividing the per share exercise price under each such option or warrant by the exchange ratio and rounding up to the nearest cent.

Conditions to the Completion of the Merger (Page 79)

As more fully described in this proxy statement/prospectus and as fully set forth in the merger agreement attached as Annex A to this proxy statement/prospectus, the completion of the merger depends upon a number of conditions being satisfied or, to the extent permitted by applicable law, waived, including, among other things, (i) adoption of the merger agreement by Li3’s stockholders, (ii) approval of the issuance of the merger consideration to Li3’s securities holders, adoption of a new equity incentive plan by Bearing’s shareholders (iii) the absence of any legal restraints or prohibitions on the consummation of the merger, (iv) the effectiveness of the registration statement on Form F-4 of which this proxy statement/prospectus is a part, and (v) conditional approval from the TSXV.

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Restrictions on Solicitation (Page 77)

Pursuant to the merger agreement, neither Li3 nor Bearing is permitted to solicit, initiate or knowingly encourage or otherwise take any action to facilitate from any third party a competing proposal to acquire the assets of, equity interest in, or business of Li3 and its subsidiaries, taken as a whole, or Bearing and its subsidiaries, taken as a whole, any of which we refer to as a company acquisition proposal.

In addition, except as permitted pursuant to the merger agreement as set forth below, neither Li3 nor Bearing is permitted to:

•

conduct or engage in any discussions or negotiations with, or disclose any non-public information relating to it or any of its subsidiaries to, or knowingly assist, participate in, facilitate or encourage any effort by, any third party that is seeking to make, or has made, any company acquisition proposal;

•	endorse or recommend any company acquisition proposal;

•

enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other similar contract (in each case, whether or not binding) relating to any company acquisition proposal; or

•	grant any waiver, amendment or release under any standstill or confidentiality agreement or any anti-takeover laws or otherwise fail to enforce any of the foregoing.

Termination of the Merger Agreement (Page 80)

Generally and except as specified below, the merger agreement may be terminated and the merger may be abandoned at any time prior to the completion of the merger, including after the required approval of the Li3 stockholders or the Bearing shareholders (if required):

•	without further action by the parties, if the merger has not been consummated on or prior to December 31, 2017;

•	by mutual written consent of Bearing and Li3, by action of their respective boards of directors;

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•	by either Li3 or Bearing if:

•

a court of competent jurisdiction or other governmental entity (including but not limited to the TSXV) issues a final and non-appealable order, or has taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting or making illegal the transactions contemplated by the merger agreement, provided that the party seeking to terminate the merger agreement for such reason must have first used its reasonable best efforts to resist, remove or resolve such restraint or prohibition as required by the merger agreement and provided further that such termination right will not be available to a party whose material breach of any provision of the merger agreement results in the imposition of such order, decree or ruling or the failure of such order, decree or ruling to be resisted, resolved or lifted;

•	the required approval by Li3’s stockholders of the merger agreement, the merger and the other transactions contemplated by the merger agreement has not been obtained at the Li3 stockholder meeting;

•	the required approval of Bearing shareholders has not been obtained at the Bearing shareholder meeting, if required; or

•	by Bearing if:

•

Li3 has breached or failed to perform in any respect any of its representations, warranties, covenants or agreements contained in the merger agreement, and such breach or failure to perform (A) is not cured by Li3 within 30 days following written notice by Bearing of such breach or failure to perform and (B) would result in a failure of any condition of Bearing or Sub to consummate the merger; provided, that such termination right will not be available if either Bearing or Sub is in material breach of any of its representations, warranties, covenants or agreements under the merger agreement that would result in the failure of any conditions to the obligations of Li3 to consummate the merger;

•	the Li3 Board fails to include the Li3 board recommendation in this proxy statement/prospectus, or the Li3 Board shall have changed its recommendation not to support the merger;

•	all of the conditions to the obligations of Li3 to complete the merger have been satisfied or waived by Li3 and Li3 fails to complete the closing within three business days.

•	by Li3 if:

•

Bearing or Sub has breached or failed to perform in any respect any of its representations, warranties, covenants or agreements contained in the merger agreement, and such breach or failure to perform (A) is not cured by Bearing or Sub within 30 days following written notice by Li3 of such breach or failure to perform and (B) would result in a failure of any condition of Li3 to consummate the merger; provided, that such termination right will not be available if Li3 is in material breach of any of its representations, warranties, covenants or agreements under the merger agreement that would result in the failure of any conditions to the obligations of Bearing or Sub to consummate the merger;

•

the Bearing Board fails to include the Bearing board recommendation in a proxy statement, to the Bearing Shareholders (if required), or Board shall have changed its recommendation not to support the merger;

•

all of the conditions to the obligations of Bearing and Sub to complete the merger have been satisfied or waived by Bearing or Sub and Bearing and Sub fail to complete the closing within three business days.

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Merger Expenses (Page 82)

Pursuant to the merger agreement, Bearing and Li3 have agreed that they will each generally bear their own expenses under the merger agreement. However, if Bearing terminates the merger agreement due to an uncured breach by Li3, as described above, or if Li3 terminates the merger agreement due to an uncured breach by Bearing, as described above, then the non-terminating party may be responsible to pay to the terminating party an amount equal to the terminating party’s actual expenses incurred in connection with the merger agreement and the transactions contemplated thereby. Currently, Li3 has nominal cash on hand, and Bearing is advancing funds to Li3 on an as-needed basis to satisfy Li3’s expenses incurred in relation to the merger agreement, among other expenses. If the merger agreement is terminated, any funds advanced by Bearing to Li3 will become payable on demand.

Interests of Certain Persons in the Merger (Page 63)

In considering the recommendation of the Li3 Board with respect to the merger, you should be aware that certain of Li3’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of Li3’s stockholders generally. These interests include, but are not limited to, the grant of equity awards consisting of Bearing common shares that are expected to be provided to the directors and the executive officers upon consummation of the merger.

Accounting Treatment of the Merger (Page 63)

We expect the merger will be accounted for using the acquisition method of accounting under international financial reporting standards, with Bearing considered the acquirer of Li3.

Regulatory Clearances Required for the Merger (Page 64)

Bearing and Li3 have each agreed to take certain actions in order to obtain regulatory clearance required to consummate the merger. Bearing and Li3 intend to make all required filings under the Securities Act and the Exchange Act in connection with the merger as well as all filings required by the TSXV relating to the listing of Bearing’s common shares to be issued in the merger. It is a condition to the completion of the merger that the TSXV has conditionally approved the listing of Bearing’s common shares to be issued pursuant to the merger agreement on the TSXV. Final approval of the TSXV will be subject to the satisfaction of certain customary filing requirements of the TSXV, and may be subject to receipt of Bearing shareholder approval.

Material U.S. Federal Income Tax Consequences of the Merger (Page 82)

The merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Code, with no recognition of gain or loss to the holders of Li3 common stock (other than with respect to any holder of Li3 common stock that would be a “five-percent transferee shareholder” of Bearing (within the meaning of U.S. Treasury Regulations Section 1.367(a)-3(c)(5)(ii)) following the merger and that does not enter into a five-year gain recognition agreement in the form provided in U.S. Treasury Regulations Section 1.367(a)-8(c)). Li3, Bearing and Sub adopted the merger agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. Li3, Bearing and Sub have agreed, for U.S. federal income tax purposes, to report the merger as reorganization within the meaning of Section 368 of the Code.

This intended treatment is not free from doubt, as there are significant factual and legal uncertainties concerning such treatment. For additional information, see “Material U.S. Federal Income Tax Consequences” beginning on page 82 of this proxy statement/prospectus.

Tax matters are very complicated, and the tax consequences of the merger to each holder of Li3 common stock may depend on such holder’s particular facts and circumstances. Holders of Li3 common stock are urged to consult their tax advisors to understand fully the tax consequences to them of the merger.

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Material Canadian Federal Income Tax Consequences of the Merger (Page 93)

A Canadian Holder who disposes of his, her or its Li3 common stock and receives Bearing common shares pursuant to the merger agreement will generally realize a capital gain (or capital loss) equal to the amount by which the fair market value of the Li3 common stock, determined at the time of the merger, exceeds (or is exceeded by) the adjusted cost base, referred to as ACB, of the Canadian Holder’s Li3 common stock determined immediately before the merger and reasonable costs of disposition.

A Non-Canadian Holder will not be subject to tax under the Tax Act on any capital gain realized on a disposition of Li3 common stock pursuant to the merger, or on a subsequent disposition of Bearing common shares acquired on the merger, unless the relevant share

•	is “taxable Canadian property”, and

•	is not “treaty-protected property” (as those terms are defined in the Tax Act) of the Non-Canadian Holder,

at the time of the disposition.

See “Material Canadian Federal Income Tax Consequences of the Merger” on page 93.

Dissenters’ Rights of Appraisal (Page 64)

Under the NRS, Li3 stockholders will have dissenters’ and appraisal rights with respect to the merger.

Comparison of the Rights of Bearing Shareholders and Li3 Stockholders (Page 143)

As a result of the merger, holders of Li3 common stock will become holders of Bearing common shares, and their rights will be governed by British Columbia law (instead of the NRS) and Bearing’s notice of articles (instead of Li3’s certificate of incorporation and bylaws). Following the merger, former Li3 stockholders will have different rights as Bearing shareholders than they did as Li3 stockholders. For a summary of the material differences between the rights of Li3 stockholders and Bearing shareholders, see “Comparison of Rights of Bearing Shareholders and Li3 Stockholders” beginning on page 143 of this proxy statement/prospectus.

Bearing’s Board of Directors and Management following the Merger (Page 97)

Following the merger, it is anticipated that the Bearing Board of Directors, and its management, will be composed of the following individuals:

Title
Jeremy Poirier	President, Chief Executive Officer, Director
Patrick Cussen	Director
Amar Balaggan	Independent Director
Kirk Shaw	Independent Director
Ann Fehr	Chief Financial Officer, Corporate Secretary
Luis Saenz	President, South American Operations
Benjamin Asuncion	Vice-President, Business Development

Prior to completion of the merger, Bearing and Li3 intend to designate an additional independent director, and may designate a fifth director.

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SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF BEARING

The following tables summarize Bearing’s financial data as of and for the fiscal years ended October 31, 2016, 2015, and 2014 and as of and for the three months ended January 31, 2017 and 2016. The statement of income data for the three months ended January 31, 2017 and 2016 and the balance sheet data as of January 31, 2017, which were prepared in accordance with International Financial Reporting Standards, as adopted by the International Accounting Standards Board, or IFRS, have been derived from Bearing’s unaudited financial statements and related notes, which are included elsewhere in this proxy statement/prospectus. The statements of income data for the fiscal years ended October 31, 2016, 2015, and 2014, and the balance sheet data as of October 31, 2016, 2015, and 2014, which were prepared in accordance with IFRS, have been derived from Bearing’s audited financial statements and related notes, which are included elsewhere in this proxy statement/prospectus. Historical results are not indicative of the results that should be expected in the future.

Historical Exchange Rates

Bearing’s operating currency in the Canadian Dollar, and the consolidated financial information of Bearing contained in this prospectus are prepared in Canadian Dollars. The below tables detail the exchange rates between the Canadian Dollar and U.S. Dollar for the periods indicated:

Period	Average Exchange Rate (CAD to USD)
March 31, 2017	$0.751408	(1)
Three Months Ended December 31, 2016	$0.749775	(2)
Year Ended October 30, 2016	$0.830464583	(2)
Year Ended October 30, 2015	$0.980912333	(2)
Year Ended October 30, 2014	$0.917641916	(2)
Year Ended October 30, 2013	$0.805488583	(2)
Year Ended October 30, 2012	$0.75418425	(2)

(1)	Daily Average Price
(2)	Calculated using the average of the exchange rates (daily average) on the last day of each month during the period.

	Exchange Rate (CAD to USD)
Period	High	Low
March 2017	$0.75070	$0.73932
February 2017	$0.76775	$0.75839
January 2017	$0.76663	$0.74361
December 2016	$0.74361	$0.73651
November 2016	$0.75256	$0.73805
October 2016	$0.76281	$0.76281

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Balance Sheet Data:

(Expressed in Canadian dollars)

	January 31, 2017 (unaudited) (CA$)	October 31, 2016 (CA$)	October 31, 2015 (CA$)	October 31, 2014 (CA$)
Cash	2,516,943	1,856,756	573,816	728,975
Accounts receivable	15,654	18,032	4,790	4,819
Prepaid expense	28,339	24,337	-	-
Investments	712,851	600,001	1	7,201
Current Assets	3,273,787	2,499,126	578,607	740,995

Reclamation bonds and deposits	21,993	21,993	21,942	21,867
Mineral property interests	4	4	248,329	593,386
Total Assets	3,295,784	2,521,123	848,878	1,356,248

Current Liabilities	142,973	45,779	22,419	17,491

Working Capital	3,130,814	2,453,347	556,188	723,504

Common shares	10,475,766	9,677,738	8,677,789	8,677,789
Contributed surplus	6,423,453	5,770,948	5,023,092	5,023,092
Accumulated and other income	-	-	3,267	5,286
Deficit	(13,746,408)	(12,973,342)	(12,877,689)	(12,367,410)
Shareholders’ Equity	3,152,811	2,475,344	826,459	1,338,757
Total Liabilities and Shareholders’ Equity	3,295,784	2,521,123	848,878	1,356,248

Statement of Income Data:

(Expressed in Canadian dollars)

	Three Months Ended January 31,		Year Ended October 31,
	2017 (unaudited) (CA$)	2016 (unaudited) (CA$)	2016 (CA$)	2015 (CA$)	2014 (CA$)
Total Revenue	-	-	-	-	-
Operating expenses	846,016	22,190	445,137	178,050	238,501
Exploration Related costs	-	6,376	22,442	346,702	17,551
Other income (expense)	72,950	5,523	371,926	14,473	-
Net loss	773,066	23,043	95,653	510,279	256,052
Total Comprehensive loss	773,066	23,353	98,920	512,298	255,277
Basic and diluted loss per common share	0.04	0.00	0.01	0.08	0.01
Weighted average number of shares outstanding	20,363,716	6,472,412	6,801,179	6,472,412	25,889,648

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SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF Li3

The following tables summarize Li3’s financial data as of and for the fiscal years ended June 30, 2016, 2015, and 2014 and as of and for the three and nine months ended March 31, 2017 and 2016. The statement of income data for the three and nine months ended March 31, 2017 and 2016 and the balance sheet data as of December 30, 2016, which were prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP, have been derived from Li3’s unaudited interim financial statements and related notes, which are included elsewhere in this proxy statement/prospectus. The statements of income data for the fiscal years ended June 30, 2016, 2015, and 2014, and the balance sheet data as of June 30, 2016, 2015, and 2014 which were prepared in accordance with U.S. GAAP, have been derived from Li3’s audited financial statements and related notes, which are included elsewhere in this proxy statement/prospectus. Historical results are not indicative of the results that should be expected in the future.

Balance Sheet Data:

(Expressed in U.S. dollars)

	March 31, 2017 (unaudited) (US$)	Year Ended June 30, 2016 (US$)	Year Ended June 30, 2015 (US$)	Year Ended June 30, 2014 (US$)
Cash	1,631	382,054	6,217	38,490
Prepaid expenses and advances	68,043	9,169	51,760	35,781
Receivable from MSB for sale of controlling interest in Minera Li	-	-	997,796	-
Current Assets	69,674	391,223	1,055,773	74,271
Receivable from MSB for sale of controlling interest in Minera Li	-	-	-	994,017
Equity investment in Minera Li	6,160,771	6,779,337	7,336,375	7,572,425
Property and equipment, net	-	-	-	322
Total Assets	6,230,445	7,170,560	8,392,148	8,641,035

Current Liabilities	1,971,233	1,280,437	1,937,240	2,091,793
Total Liabilities	1,971,233	1,735,338	2,137,240	4,038,783
Working Deficit	(1,901,559)	(889,214)	(881,467)	(2,017,522)

Common stock subject to rescission	3,041	3,041	3,041	3,041
Common stock	502,829	495,153	477,120	435,006
Additional paid-in capital	72,697,881	72,511,626	71,808,625	70,610,958
Accumulated deficit	(68,944,539)	(67,574,598)	(66,033,878)	(66,446,753)
Shareholders’ Equity	4,256,171	5,432,181	6,251,867	4,599,211
Total Liabilities and Shareholders’ Equity	6,230,445	7,170,560	8,392,148	8,641,035

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Statement of Income Data:

(Expressed in U.S. dollars)

	Three Months Ended March 31,		Nine Months Ended March 31,		Year Ended June 30,
	2017 (unaudited) (US$)	2016 (unaudited) (US$)	2017 (unaudited) (US$)	2016 (unaudited) (US$)	2016 (US$)	2015 (US$)	2014 (US$)

Total Revenue	-	-	-	-	-	-	-
Loss from Minera Li equity investment	(546,629)	(186,996)	(618,566)	(562,228)	(557,038)	(236,050)	(106,589)
General and administrative expenses	(182,906)	(161,195)	(528,318)	(532,193)	(839,446)	(1,390,428)	(2,012,850)
Loss on settlement of related party payables	(55,796)	-	(55,796)	-	-	-	-
Total Operating Expenses	(785,331)	(348,191)	(1,202,680)	(1,094,421)	(1,396,484)	(1,626,478)	(7,295,295)
Other income (expense)	(119,898)	(47,951)	(167,261)	(153,188)	(144,236)	(2,039,353)	865,760
Net Income (Loss)	(905,229)	(396,142)	(1,369,941)	(1,274,609)	(1,540,720)	412,875	(6,429,565)
Basic and diluted income (loss) per common share	(0.00)	(0.00)	(0.00)	(0.00)	(0.00)	(0.00)	(0.01)
Weighted average number of shares outstanding	501,401,032	485,672,173	498,769,424	482,983,853	484,766,399	447,583,953	414,294,512

COMPARATIVE PER SHARE MARKET PRICE DATA AND DIVIDEND INFORMATION

Comparative Per Share Market Price Information

The following table shows the closing prices of Bearing common shares as reported by the TSXV and by OTCQB, and Li3 common stock as reported by OTCQB on January 30, 2017, the last trading day before the announcement of the merger agreement, and May 18, 2017, the last practicable day before the filing of this proxy statement/prospectus with the SEC. This table also shows the equivalent value of the consideration per share of Li3 common stock, which was calculated by multiplying the closing price of Bearing common shares as reported by OTCQB as of the specified date multiplied by the exchange ratio of 0.0318199179110951.

	Bearing Common Shares		Li3 Common Stock	Equivalent Value of Merger Consideration per Li3 Share
	OTCQB (US$)	TSX (CA$)	OTCQB ( US$)	OTCQB (US$)

January 31, 2017	$0.70	$0.85	$0.02	$0.022
May 18, 2017	$0.60	$0.88	$0.02	$0.019

Comparative Stock Prices and Dividends

Bearing’s common shares are traded in Canada on the TSXV under the symbol “BRZ” and in the United States on the OTCQB under the symbol “BRGRF.” Bearing’s common shares are also traded in Germany on the Frankfurt Stock Exchange under the symbol “B6K1”.

The bid quotations reported reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

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Li3’s common stock is traded on the OTCQB Capital Market under the symbol “LIEG.”

For the periods indicated, the following tables set forth the high and low bid prices of Bearing’s common shares, as reported by the TSXV and the OTCQB, and the high and low sales prices of Li3’s common stock, as reported by the OTCQB. The prices shown for Bearing common shares, as reported by the TSXV, are shown in Canadian dollars. The prices shown for Bearing common shares, as reported by the OTCQB, are shown in U.S. dollars. Neither Bearing nor Li3 has declared or paid dividends on its common shares and common stock, respectively, and neither Bearing nor Li3 anticipates paying any cash dividends in the foreseeable future.

BEARING COMMON SHARES

Period:	Bearing/TSXV (Canadian Dollars)		Bearing/OTCQB (U.S. Dollars)		Li3/OTCQB (U.S. Dollars)
Annual	High	Low	High	Low	High	Low
2016	0.41	0.00	n/a	n/a	0.03	0.00
2015	0.07	0.02	n/a	n/a	0.04	0.01
2014	0.09	0.03	n/a	n/a	0.06	0.01
2013	0.17	0.03	n/a	n/a	0.06	0.01
2012	0.50	0.08	n/a	n/a	0.15	0.04

Last Six Months
May (through May 1 8 , 2017)	0.95	0.81	0.68	0.60	0.02	0.02
April	0.96	0.81	0.72	0.60	0.03	0.02
March	1.25	1.14	0.93	0.87	0.04	0.02
February	1.83	0.87	1.41	0.71	0.06	0.02
January	1.00	0.55	0.70	0.00	0.03	0.01
December	0.65	0.47	0.37	0.00	0.02	0.01
November	0.55	0.39	0.33	0.33	0.02	0.01

The Bearing common shares began trading on the TSXV on June 10, 2011. The Bearing common shares were first quoted on the OTCQB on November 10, 2016.

For the quarterly period:	Bearing/TSXV (Canadian Dollars)		Bearing/OTCQB (U.S. Dollars)
	High	Low	High		Low
2017
First Quarter	$1.83	0.55		$1.51	0.00
Second Quarter	1.83	0.88		1.41	0.69
Third Quarter (through May 18, 2017)	0.96	0.81		1.41	0.37

2016
First Quarter	$0.03	$0.00	$	n/a	n/a
Second Quarter	0.03	0.00		n/a	n/a
Third Quarter	0.23	0.04		n/a	n/a
Fourth Quarter	0.65	0.17		0.37	0.00

2015
First Quarter	$0.04	0.02	$	n/a	n/a
Second Quarter	0.05	0.02		n/a	n/a
Third Quarter	0.03	0.03		n/a	n/a
Fourth Quarter	0.03	0.03		n/a	n/a

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Li3 COMMON STOCK

	Li3/OTCQB (U.S. Dollars)
For the quarterly period:	High	Low

2017
First Quarter	$0.03	$0.01
Second Quarter	0.06	0.02
Third Quarter	0.05	0.01
Fourth Quarter (through May 1 8 , 2017)	0.03	0.02
2016
First Quarter	$0.04	0.02
Second Quarter	0.03	0.01
Third Quarter	0.03	0.01
Fourth Quarter	0.03	0.01

2015
First Quarter	$0.02	$0.01
Second Quarter	0.02	0.01
Third Quarter	0.02	0.01
Fourth Quarter	0.04	0.01

The last reported sale price of Bearing’s common shares on May 18, 2017 on the TSXV was CA$0.88, and on the OTCQB was US$0.02. The last reported sale price of Li3’s common stock on May 18, 2017 on OTCQB was US$0.02.

As of May 18, 2017, there were 23 registered holders of Bearing common shares. As of May 18, 2017, there were approximately 200 holders of record of Li3 common stock.

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SELECTED UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following selected unaudited pro forma condensed consolidated financial data was prepared as an acquisition of Li3's assets and liabilities by Bearing under IFRS, with Bearing being the accounting and legal acquirer. The following information should be read in conjunction with the respective audited consolidated financial statements of Bearing for the year ended October 31, 2016 and Li3 for the year ended June 30, 2016, including the respective notes thereto, and the respective unaudited consolidated financial statements of Bearing and Li3, which are included elsewhere in this proxy statement/prospectus. See “Unaudited Pro Forma Condensed Consolidated Financial Statements” on page 106 of this proxy statement/prospectus.

Pro Forma Balance Sheet Data:

(Unaudited - Expressed in Canadian dollars)

(IFRS)

	Li3 Energy, Inc. (unaudited)	Bearing Lithium Corp. (audited)	Pro forma Adjustments	Pro Forma Consolidated Balance
As of	December 31, 2016	January 31, 2017		January 31, 2017
Current Assets	$195,498	$3,273,787	$(336,360)	$3,132,925
Non-Current Assets	9,006,026	21,997	8,736,595	17,764,618
Total Assets	$9,201,524	$3,295,784	$8,400,235	$20,897,543
Current Liabilities	$1,987,475	$142,973	$(965,395)	$1,165,053
Non-Current Liabilities	610,796	-	-	610,796
Total Liabilities	2,598,271	142,973	(965,395)	1,775,849
Total Shareholders' Equity	6,599,170	3,152,811	9,396,713	19,121,694
Total Liabilities And Shareholders' Equity	$9,201,524	$3,295,784	$8,400,235	$20,897,543

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Statement of Loss and Comprehensive Loss Data:

(Unaudited - Expressed in Canadian. dollars)

(IFRS)

	Li3 Energy, Inc. (unaudited)	Bearing Lithium Corp. (audited)	Pro Forma Adjustments	Pro Forma Consolidated Balance
	For the Year Ended September 30, 2016	For the year Ended October 31, 2016		For the Year Ended October 31, 2016
Total Expenses	$(1,598,671)	$(467,579)	$-	$(2,066,250)
Total Other Income (Expenses)	(157,126)	371,926	104,418	319,218
Net Loss	$(1,755,797)	$(95,653)	$104,418	$(1,747,032)
Comprehensive Loss	$(1,755,797)	$(98,920)	$104,418	$(1,750,299)
Net loss per share - basic and diluted	$(0.00)	$(0.01)	$-	$(0.04)

Pro forma number of shares outstanding - Basic and diluted				41,586,688

COMPARATIVE HISTORICAL PER SHARE DATA

The following tables set forth certain historical, pro forma and pro forma equivalent per share financial information for Bearing common shares and shares of Li3 common stock.

The following information should be read in conjunction with (i) the audited and unaudited consolidated financial statements of Bearing that are included in this proxy statement/prospectus, (ii) the audited and unaudited consolidated financial statements of Li3 that are included in this proxy statement/prospectus and (iii) the financial information contained in the “Unaudited Pro Forma Condensed Consolidated Financial Statements,” sections of this proxy statement/prospectus. The unaudited pro forma information below is presented for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been completed as of the periods presented, nor is it necessarily indicative of the future operating results or financial position of the combined company. In addition, the unaudited pro forma information does not purport to indicate balance sheet data or results of operations data as of any future date or for any future period.

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Bearing

Historical per share data (IFRS)

(Expressed in Canadian Dollars)

	As of and for the Year Ended October 31, 2016	As of and for the Three Months Ended January 31, 2017
Net (loss) per share - basic and diluted	$(95,653)	$(773,066)
Weighted average shares	6,801,179	20,363,716
Basic and diluted loss per share	$(0.01)	$(0.04)

Net assets	$2,475,344	$3,152,811
Cash dividends declared per share	-	-
Book value	2,475,344	3,152,811
Common shares outstanding	18,472,412	21,387,412
Book value per share	$0.13	$0.15

Li3

Historical per share data (U.S. GAAP)

(Expressed in US Dollars)

	As of and for the Year Ended June 30, 2016	As of and for the Six Months Ended December 31, 2016
Net loss per share - basic and diluted	$(1,540,720	$(464,712
Weighted average shares	484,766,399	497,475,268
Basic and diluted loss per share	$(0.00)	$(0.00)

Net assets	$5,432,181	$5,059,559
Cash dividends declared per share	-	-
Book value	5,432,181	5,059,559
Common shares outstanding	495,153,347	500,121,178
Book value per share	$0.01	$0.01

Combined Bearing and Li3

Pro forma combined per share data (IFRS)

(Expressed in Canadian Dollars)

	Li3 Energy Inc. As of and for the Six Months Ended December 31, 2016	Bearing Lithium Corp. As of and for the Three Months Ended January 31, 2017	Adjusted Pro Forma Consolidated Balance January 31, 2017
Net loss per share - basic and diluted	$(0.00)	$(0.04)	$(0.04)
Book value per share	$0.01	$0.15	$0.16
Cash dividends declared per share	-	-	-

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains forward-looking statements, as that herein is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities Exchange Act of 1934 and may be forward-looking information as defined under applicable Canadian securities legislation (collectively referred to as forward-looking statements).

These forward-looking statements are often identified by the words “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “predict,” “hope,” “project,” “seek,” “would,” “could,” “potential,” “continue,” “ongoing,” “upside,” “increases,” “potential,” and the negative of these terms or other comparable or similar terminology or expressions. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Although each of Bearing and Li3 believes its forward-looking statements are reasonable, they are subject to important risks and uncertainties. Those include, without limitation:

With respect to the operations of Bearing and Li3:

•	general economic conditions and conditions affecting the industries in which Bearing and Li3 operate;

•	the commercial success of mineral properties under development by Bearing and/or Li3;

•	Bearing’s ability to successfully integrate Li3’s operations and employees with Bearing’s existing business; and

With respect to the merger:

•	expectations regarding whether the merger will be consummated, including whether conditions to the consummation of the merger will be satisfied;

•	expected synergies and other benefits, including financial and strategic benefits, to the combined company, the current Li3 stockholders and the current Bearing shareholders of the merger;

•	expectations for other economic, business, and/or competitive factors;

•	difficulties related to the integration of Li3 and Bearing operations;

•	the ability of the combined company to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners; and

•

other adverse events, changes in applicable laws or regulations, competition from other mineral exploration companies, any or all of which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements.

These forward-looking statements may be affected by risks and uncertainties in the respective businesses of Li3 and Bearing and market conditions, including that the assumptions upon which the forward-looking statements in this proxy statement/prospectus are based may be incorrect in whole or in part. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosure contained in this proxy statement/prospectus under the section captioned “Risk Factors.” Both Bearing and Li3 wish to caution readers that certain important factors may have affected and could in the future affect their actual results and could cause their actual results for subsequent periods to differ materially from those expressed in or implied by any forward-looking statement made by or on behalf of Bearing or Li3, including that the merger may not be consummated on the timeline anticipated by Bearing and Li3 or at all. The forward-looking information is made as of the date hereof and, except as required by law, neither Bearing nor Li3 undertakes any obligation to update forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus.

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RISK FACTORS

In addition to the other information included in this proxy statement/prospectus, including the matters addressed in the summary section of the proxy statement/prospectus under the heading “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the following risk factors before deciding how to vote on the merger. In addition to the risks set forth below, new risks may emerge from time to time, and it is not possible to predict all risk factors, nor can Bearing or Li3 assess the impact of all factors on the merger and the combined company following the merger or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in or implied by any forward-looking statements. If any of the risks described below or in the documents included in this proxy statement/prospectus actually materialize, the businesses, financial condition, results of operations, prospects or stock prices of Bearing, Li3 and/or the combined company could be materially and adversely affected. See “Where You Can Find More Information” beginning on page 154 of this proxy statement/prospectus.

Risk Factors Related to the Merger

The exchange ratio is fixed and will not be adjusted in the event of any change in either Li3’s stock price or Bearing’s stock price.

In the merger, each outstanding share of Li3 common stock (except for Li3 common stock issued and outstanding immediately prior to the effective time that is owned or held in treasury by Li3 or owned by Bearing, Sub or any other direct or indirect subsidiary of Bearing, or any shares owned or held by any direct or indirect subsidiary of Li3) by virtue of the merger and without any action on the part of the parties to the merger agreement or the holders of shares of Li3 common stock, will be converted into the right to receive 0.0318199179110951 validly issued, fully paid and non-assessable common shares of Bearing. This exchange ratio is fixed in the merger agreement and will not be adjusted for changes in the market price of either Li3 common stock or Bearing common shares. Changes in the price of Bearing common shares prior to completion of the merger will affect the market value that Li3 stockholders will receive on the date of the merger. Share price changes may result from a variety of factors (many of which are beyond Bearing’s or Li3’s control), including the following:

•	changes in Li3’s and Bearing’s respective businesses, operations and prospects, or the market assessments thereof;

•	market assessments of the likelihood that the merger will be completed; and

•	general market and economic conditions and other factors generally affecting the price of Bearing’s common shares.

The price of Bearing common shares at the closing of the merger may vary from the price on the date the merger agreement was executed, the date of this proxy statement/prospectus and the date of the Special Meeting. As a result, the market value of the merger consideration will also vary. For example, based on the range of closing prices of Bearing common shares during the period from January 30, 2017, which was the last trading day before the public announcement of the execution of the merger agreement, through March 31, 2017, which was the last trading day before the date of this proxy statement/prospectus, the exchange ratio represented a market value ranging from a low of US$0.0204 to a high of US$0.025 for each share of Li3 common stock.

Subject to the satisfaction of the conditions to the merger described elsewhere in this proxy statement/prospectus, the merger will be completed and the Bearing common shares distributed after the date of the Special Meeting; therefore, you will not know, at the time of the Special Meeting, the market value of the Bearing common shares that Li3 stockholders will receive upon completion of the merger.

If the price of Bearing common shares increases between the time of the Special Meeting and the time at which the Bearing common shares are distributed to Li3 stockholders following completion of the merger, Li3 stockholders will receive Bearing common shares that have a market value that is greater than the market value of such shares at the time of the Special Meeting. If the price of Bearing common shares decreases between the time of the Special Meeting and the time at which the Bearing common shares are distributed to Li3 stockholders following completion of the merger, Li3 stockholders will receive Bearing common shares that have a market value that is less than the market value of such shares at the time of the Special Meeting. Therefore, because the exchange ratio is fixed, stockholders of Li3 will not have certainty at the time of the Special Meeting of the market value of the consideration actually received in the merger.

36

Neither the Bearing Board nor the Li3 Board has obtained a fairness opinion regarding the terms of the merger, which may adversely impact their assessments of the merger and recommendations to their shareholders.

In transactions such as the merger, the board of directors of a participating company may (but is not required to) obtain a fairness opinion from an independent financial advisor to assist in its evaluation of the transaction. A fairness opinion involves a comprehensive review of a transaction from a financial point of view, including asset valuation, pricing, terms, conditions, and consideration received, in the context of the market for similar companies. The advisor then opines whether the transaction is fair to the shareholders, including the minority shareholders. Although the Bearing Board and the Li3 Board believe that they are acting in the best interest of their respective shareholders, neither board has obtained a fairness opinion with respect to the merger. Therefore, the Bearing Board and the Li3 Board may not possess sufficient market information, or impartial and objective professional analysis, to accurately assess the fairness of the transaction, or ensure that the terms, conditions, or consideration of the transaction are fair, reasonable, or in the best interest of the shareholders. In assessing the recommendation of their respective boards of directors, the Bearing shareholders and Li3 must keep in mind that such recommendations may be the result of insufficient market knowledge, analysis, or inherent bias.

Failure to complete the merger could negatively impact the stock prices and the future business and financial results of Li3.

If the merger is not completed, the ongoing business of Li3 may be adversely affected. In addition, Li3 has already incurred significant transaction expenses in connection with the merger. The foregoing risks, or other risks arising in connection with the failure of the merger, including the diversion of management attention from conducting the business of Li3 and pursuing other opportunities during the pendency of the merger, may have an adverse effect on the business, operations, financial results and stock price of Li3. In addition, Li3 could be subject to litigation related to any failure to consummate the merger transaction or any related action that could be brought to enforce Li3’s obligation under the merger agreement.

The merger agreement contains provisions that will discourage a potential competing acquirer of Li3.

The merger agreement contains “no shop” provisions, and does not contain “superior proposal” that will restrict Li3’s ability to solicit, encourage, facilitate or discuss competing third-party proposals to acquire shares or assets of Li3.

These provisions will discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of Li3 from considering or proposing that acquisition, even if it were prepared to pay consideration with a higher per share cash or market value than the market value proposed to be received or realized in the merger.

If the merger agreement is terminated and Li3 determines to seek another business combination, it may not be able to negotiate a transaction with another party on terms comparable to, or better than, the terms of the merger agreement.

Lawsuits may be filed against Li3, Bearing, Sub and/or the board of directors of either company challenging the merger, and an adverse judgment in any such lawsuit may prevent the merger from becoming effective or from becoming effective within the expected timeframe.

Complaints challenging the merger may be filed against Li3, Bearing, Sub and/or the board of directors of either company in connection with the merger in an effort to enjoin the proposed merger or seek monetary relief from Li3, Bearing or Sub. An unfavorable resolution of any such litigation surrounding the proposed merger could delay or prevent the consummation of the merger. In addition, the cost of defending the litigation, even if resolved favorably to Li3 and Bearing, could be substantial. Such litigation could also substantially divert the attention of the management of Li3 and Bearing and their resources in general. There can also be no assurance that Li3, Bearing or Sub would prevail in their defense of any such lawsuits, even in an event where any such company believes that the claims made in the lawsuits are without merit and defends the claims vigorously.

37

One of the conditions to the closing of the merger is that no statute, rule, regulation, executive order, decree or ruling, shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other entity of competent jurisdiction shall be in effect which would have the effect of making the merger illegal or otherwise prohibiting consummation of the merger. Therefore, if the plaintiffs in any lawsuit that may be filed secure injunctive relief or other relief prohibiting, delaying or otherwise adversely affecting the ability of Li3, Bearing and Sub to complete the merger, then such injunctive or other relief may prevent the merger from becoming effective within the expected timeframe or at all.

The exercise of dissent and appraisal rights by Li3 shareholders may adversely impact the combined company.

Pursuant to the Dissenters Rights Provisions of Nevada corporate law, if the merger is completed, former Li3 stockholders who did not vote in favor of the merger may elect to have the combined company purchase their shares for a cash price that is equal to the “fair value” of such shares, as determined in a judicial proceeding. The fair value means the value of such shares immediately before the effectuation of the merger, excluding any appreciation or depreciation in anticipation of the merger, unless exclusion of any appreciation or depreciation would be inequitable. If sufficient Li3 shareholders elect to have Li3 purchase their shares, the liability resulting from the fair value of those shares will adversely impact the financial condition of the combined company, cause significant volatility in the price of the combined company’s common shares, or materially impair the ability of the combined company to execute its plan of operation.

Li3 stockholders who become Bearing shareholders in the merger will be prohibited from selling their Bearing common shares for a period of 4 months from the effective date of the merger.

In accordance with Canadian securities legislation, if the merger is completed, the securities issued in consideration of the merger will bear a restrictive legend substantially as follows:

“Unless permitted under securities legislation, the holder of this security must not trade the security before [insert the date that is 4 months and a day after the distribution date]”

Therefore, even if Li3 stockholders hold unrestricted shares of Li3 prior to the merger, those who become Bearing shareholders as a result of the merger will not be able to trade the securities received by them in consideration of the merger before the date that is 4 months and a day after the effective date of the merger. This restriction will apply to all shareholders receiving Bearing Shares in the merger , whether resident in Canada or outside Canada . Therefore, although the Bearing S hares are expected to be traded on the OTCQB after merger, and will not bear a restrictive legend in accordance with the Securities Act of 1933, no s hareholder receiving Bearing Shares in the merger may trade those shares in any jurisdiction until the expiration of the 4 month hold period mandated by Canadian securities legislation, including any shareholder resident in the United States .

If the merger does not qualify as a reorganization under Section 368(a) of the Code or is otherwise taxable to U.S. holders of Li3 common stock, then such holders may be required to pay substantial U.S. federal income taxes.

The receipt by U.S. holders (as defined in the section entitled “Material U.S. Federal Income Tax Consequences” beginning on page 82) of Bearing common shares pursuant to the merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes. In general, assuming the merger is so treated, it is expected that U.S. holders of Li3 common stock should not be subject to U.S. federal income taxation on the exchange of Li3 common stock for Bearing common shares in the merger. However, it is not a condition to the closing of the merger that the merger qualify for such treatment for U.S. tax purposes, and none of the parties to the merger intends to request a ruling from the Internal Revenue Service, referred to as the IRS, regarding the U.S. federal income tax consequences of the merger. Consequently there is no guarantee that the IRS will treat the merger in the manner described above. If the IRS successfully challenges the treatment of the merger, adverse U.S. federal income tax consequences may result.

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In particular, Section 367(a) of the Code and the applicable U.S. Treasury regulations promulgated thereunder provide that when a U.S. shareholder exchanges stock in a U.S. corporation for stock in a non-U.S. corporation in a transaction that would otherwise qualify as a “reorganization” within the meaning of Section 368(a) of the Code, the U.S. shareholder is required to recognize gain, but not loss, realized on such exchange unless certain requirements are met, including that the fair market value of the foreign acquiring corporation equals or exceeds that of the domestic target corporation at the time of the transaction. The determination of fair market value for purposes of Section 367(a) of the Code is complex and, with respect to the merger, subject to factual and legal uncertainties, and therefore no assurance can be given that the IRS will not challenge the conclusions reflected in the opinions rendered by tax counsel with respect to the merger or that a court would not sustain such a challenge. Furthermore, fluctuations in the value of Li3 and Bearing stock between the time of the execution of the merger agreement and the effective time may affect this determination. See “Material U.S. Federal Income Tax Consequences-Taxation under Section 367(a) of the Code” beginning on page 82 of this proxy statement/prospectus. If at the effective time the fair market value of Li3 were found to exceed that of Bearing for purposes of Section 367(a) of the Code, or other requirements under Section 367(a) of the Code are not met, a U.S. holder of Li3 common stock would recognize gain (but not loss) based on the amount such U.S. holder realizes in the merger, calculated separately for each block of Li3 common stock held by such U.S. Holder.

In addition, the IRS has announced an intention to issue regulations effective prior to the anticipated date of the merger whereby, for purposes of determining the value of Li3, certain “non-ordinary course distributions” made by Li3 during the 36 months preceding the merger will be added back to the value of Li3 for purposes of this requirement. As defined by the IRS, the “non-ordinary course distributions” paid by Li3 will generally be equal to the excess of all distributions, including dividends and stock repurchases (as applicable), made during a taxable year by Li3 with respect to the Li3 common stock 110% of the average of such distributions during the 36 month-period immediately preceding such taxable year. The amount of any such excess would then increase the value of Li3 for purposes of the fair market value determination under Section 367(a) of the Code. Regulations addressing the specific method for determining the amount that would be added back for this purpose have not been issued.

The IRS may not agree that Bearing (or the combined company) should be treated as a foreign corporation for U.S. federal tax purposes, and Bearing may be required to pay substantial U.S. federal income taxes.

Although Bearing is incorporated in Canada, the IRS may assert that it should be treated as a U.S. corporation for U.S. federal tax purposes pursuant to Section 7874 of the Code. For U.S. federal tax purposes, a corporation generally is classified as either a U.S. corporation or a foreign corporation by reference to the jurisdiction of its organization or incorporation. Because Bearing is a Canadian incorporated entity, it would generally be classified as a foreign corporation under these rules. However, Section 7874 of the Code provides an exception under which a foreign incorporated entity may, in certain circumstances, be treated as a U.S. corporation for U.S. federal tax purposes.

Under Section 7874 of the Code, a corporation created or organized outside the United States (i.e., a foreign corporation) will nevertheless be treated as a U.S. corporation for U.S. federal tax purposes when (i) the foreign corporation directly or indirectly acquires substantially all of the assets held directly or indirectly by a U.S. corporation (including the indirect acquisition of assets of the U.S. corporation by acquiring all the outstanding shares of the U.S. corporation), (ii) the shareholders of the acquired U.S. corporation hold at least 80% (by either vote or value) of the shares of the foreign acquiring corporation after the acquisition by reason of holding shares in the U.S. acquired corporation (including the receipt of the foreign corporation’s shares in exchange for the U.S. corporation’s shares), and (iii) the foreign corporation’s “expanded affiliated group” does not have substantial business activities in the foreign corporation’s country of organization or incorporation relative to such expanded affiliated group’s worldwide activities. For purposes of Section 7874 of the Code, in general, “expanded affiliated group,” which we refer to as an EAG, means a foreign corporation and all subsidiaries in which the foreign corporation, directly or indirectly, owns more than 50% of the shares by vote and value.

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Although Bearing and its EAG may not have substantial business activities in Canada within the meaning of the relevant provisions of Section 7874, immediately after the merger effective time, the Li3 stockholders are expected to own less than 80% of Bearing common shares (by both vote and value) by reason of their ownership of shares of Li3 common stock taking into account the computational rules discussed below, many of which are uncertain. However, fluctuations in the value of Li3 and Bearing stock between the time of the execution of the merger agreement and the effective time, along with certain other factors, may affect the percentage of the Bearing common shares deemed held by former holders of Li3 common stock by reason of being former holders of Li3 common stock solely for purposes of the calculation under Section 7874, which we refer to as the Section 7874 Percentage. Under Section 7874 and Treasury and IRS rules, the Section 7874 Percentage may vary from the actual percentage of stock received in the Li3 merger by former holders of Li3 common stock. The Section 7874 Percentage is also affected by relatively new and untested Treasury and IRS rules and guidance on certain factors including the determination of the relative fair market values of Li3 and Bearing at the effective times, such that there are significant factual and legal uncertainties concerning the determination of the Section 7874 Percentage for this purpose.

In addition, the IRS has announced an intention to issue regulations effective prior to the anticipated date of the merger whereby, for purposes of determining the value of Li3, certain “non-ordinary course distributions” made by Li3 during the 36 months preceding the merger will be added back to the value of Li3 for purposes of Section 7874 of the Code. As defined by the IRS, the “non-ordinary course distributions” paid by Li3 will generally be equal to the excess of all distributions, including dividends and stock repurchases, made during a taxable year by Li3 with respect to the Li3 common stock over 110% of the average of such distributions during the 36 month-period immediately preceding such taxable year. The amount of any such excess would then increase the value of Li3 for purposes of the Section 7874 Percentage and the applicable U.S. Treasury Regulations promulgated thereunder. Regulations addressing the specific method for determining the amount that would be added back for this purpose have not been issued.

After applying Section 7874 of the Code and the IRS rules described above, the Li3 stockholders are still expected to receive less than 80% (by both vote and value) of the shares in Bearing by reason of their ownership of Li3 common stock. As a result, Bearing is expected to be treated as a foreign corporation for U.S. federal tax purposes under Section 7874 of the Code, and the remainder of this disclosure assumes such treatment. However, the IRS may disagree with the calculation of the Section 7874 Percentage.

Although the holders of Li3 common stock are expected to receive less than 60% (by both vote and value) of the Bearing common shares, if f the Section 7874 Percentage were determined to be at least 60% (but less than 80%), several limitations could apply to Li3. For example, Li3 would be prohibited from using its net operating losses, foreign tax credits or other tax attributes to offset the income or gain recognized by reason of the transfer of property to a foreign related person during the 10-year period following the merger or any income received or accrued during such period by reason of a license of any property by Li3 to a foreign related person. Moreover, in such case, Section 4985 of the Code and rules related thereto would impose an excise tax on the value of certain Li3 stock compensation held directly or indirectly by certain “disqualified individuals” (including officers and directors of Li3), but only if gain is otherwise recognized by Li3 stockholders as a result of the merger.

Bearing’s status (or the status of the combined company) as a foreign corporation for U.S. federal income tax purposes could be affected by a change in law.

It is expected that, under current law, the combined company should be treated as a foreign corporation for U.S. federal income tax purposes following the mergers. However, changes to the inversion rules in Section 7874 of the Code or the U.S. Treasury Regulations or IRS guidance promulgated thereunder could adversely affect Bearing’s status as a foreign corporation for U.S. federal tax purposes, and any such changes could have prospective or retroactive application to Bearing.

If Bearing (or the combined company) were to be treated as a U.S. corporation for U.S. federal income tax purposes, it could be subject to materially greater U.S. tax liability than currently contemplated as a non-U.S. corporation. Specifically, if Bearing were to be treated as a U.S. corporation for U.S. federal income tax purposes, Bearing would be subject to U.S. corporate income tax on its worldwide income, and the income of its non-U.S. subsidiaries would be subject to U.S. tax when repatriated or when deemed recognized under the U.S. federal income tax rules for controlled foreign subsidiaries. Moreover, in such a case, a non-U.S. holder of Bearing common shares would be subject to U.S. withholding tax on the gross amount of any dividends paid by Bearing to such shareholder.

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In addition, recent legislative proposals and IRS guidance have aimed to expand the scope of U.S. corporate tax residence, including by reducing the Section 7874 Percentage threshold or by determining a corporation’s U.S. corporate tax residence based on the location of the management and control of the corporation and its affiliates. Any such changes to Section 7874 or other such legislation, if passed and if applicable to Bearing, could have a significant adverse effect on Bearing’s financial results.

Bearing (or the combined company) may be treated as a “passive foreign investment company.”

Bearing would be a “passive foreign investment company”, referred to as a PFIC, for U.S. federal income tax purposes with respect to a U.S. holder if for any taxable year in which such U.S. holder held Bearing common shares, after the application of applicable “look-through rules” (i) 75% or more of Bearing’s gross income for the taxable year consists of “passive income,” or (ii) at least 50% of its assets for the taxable year (averaged over the year and determined based upon value) produce or are held for the production of “passive income.” U.S. persons who own shares of a PFIC are subject to an adverse U.S. federal income tax regime with respect to the income derived by the PFIC, the dividends they receive from the PFIC, and the gain, if any, they derive from the sale or other disposition of their shares in the PFIC. These adverse consequences include, without limitation, having gains realized on the sale of Bearing common shares classified as ordinary income, rather than as favorably-taxed long-term capital gain income, the loss of the preferential rate applicable to dividends received on Bearing common shares by individuals who are U.S. holders, and having interest charges apply to distributions by Bearing and the proceeds of share sales, whether or not Bearing continues to be characterized as a PFIC.

While it is expected, based on Bearing’s current business plan and financial expectations, that Bearing’s common shares will not be classified as stock of a PFIC for U.S. federal income tax purposes upon closing of the merger, this conclusion is a factual determination made annually and thus is not certain and may be subject to change. Moreover, Bearing may become a PFIC in future taxable years if there were to be changes in Bearing’s assets, income or operations. In addition, because the determination of whether a foreign corporation is a PFIC is primarily factual and because there is little administrative or judicial authority on which to rely to make a determination, the IRS may take the position that Bearing is a PFIC. See “Material U.S. Federal Income Tax Consequences-Material U.S. Federal Income Tax Consequences to U.S. Holders of Owning Bearing Common Shares-Passive Foreign Investment Company Rules” for a further discussion.

Future changes to U.S. and foreign tax laws or to the interpretation of these laws by the governmental authorities could adversely affect Bearing (or the combined company) and its subsidiaries.

The U.S. Congress, the Organization for Economic Co-operation and Development and other government agencies in jurisdictions where Bearing and its affiliates do business have had an extended focus on issues related to the taxation of multinational corporations. One example is in the area of “base erosion and profit shifting,” where profits are claimed to be earned for tax purposes in low-tax jurisdictions, or payments are made between affiliates from a jurisdiction with high tax rates to a jurisdiction with lower tax rates. Thus, the tax laws in the United States, Canada and other countries in which Bearing and its affiliates do business could change on a prospective or retroactive basis, and any such changes could adversely affect Bearing and its affiliates (including Li3 and its affiliates after the merger). Furthermore, the interpretation and application of domestic or international laws made by Bearing and its affiliates could differ from that of the relevant governmental authority, which could result in administrative or judicial procedures, actions or sanctions, which could be material.

The rights of Li3 stockholders who become Bearing shareholders in the merger will be governed by the Business Corporations Act (British Columbia), referred to as the BCA, and the Bearing articles of incorporation, referred to as Bearing’s articles, and the British Columbia Securities Act.

Li3 stockholders who receive Bearing common shares in the merger will become Bearing shareholders. Bearing is incorporated under the laws of British Columbia and, accordingly, the rights of Bearing shareholders are governed by the BCA and the Bearing articles. Li3 is incorporated under the laws of the State of Nevada and, accordingly, the rights of Li3 stockholders are currently governed by the NRS, Li3’s certificate of incorporation, as amended, referred to as Li3’s certificate of incorporation, and Li3’s restated bylaws, referred to as Li3’s bylaws. Upon completion of the merger, the rights of the former Li3 stockholders will be governed by the BCA and by Bearing’s articles. There are material differences between the current rights of Li3 stockholders, as compared to the rights they will have as Bearing shareholders.

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These material differences may include, but are not limited to, the following:

•	Bearing has only one class of authorized shares, common shares, and Bearing is authorized to issue an unlimited number of common shares;

•

As the Bearing common shares will be issued pursuant to an exemption from the prospectus requirements of the British Columbia Securities Act, such shares will have a restricted or hold period applicable to all shareholders (including all Canadian and non-Canadian shareholders) for a period of four months following the closing of the merger;

•	Dividends paid by Bearing to a person who is a non-resident of Canada for the purposes of the Income Tax Act (Canada) will generally be subject to Canadian withholding tax;

•	Li3 board members are elected pursuant to a plurality vote; however, pursuant to the TSX Company Manual, Bearing adopted a majority voting policy on August 28, 2015, which provides that at a meeting for an election where the number of nominees for directors is not greater than the number of directors to be elected, each director must be elected by the vote of a majority of votes of the shares, represented in person or by proxy, at such meeting;

•

Under Article 14, Section 14.10 of Bearing’s articles, shareholders of Bearing may remove any director before the expiration of his or her term of office by a special resolution of shareholders, whereas, under Li3’s bylaws, stockholders may remove a director only for cause;

•

Under Li3’s certificate of incorporation, special meetings of Li3’s stockholders may be called by the board of directors or by any officer instructed by the board of directors to call the meeting or by stockholders owning not less than 75% of the voting stock of the corporation, whereas Bearing’s articles permit the board of directors to call a meeting of shareholders, and the BCA permits shareholders who hold in the aggregate at least 5% of issued Bearing common shares that carry the right to vote at general meetings to requisition a meeting of shareholders.

•

At each meeting of Li3 stockholders, except where otherwise provided by the NRS, the holders of a majority in voting power of the outstanding shares of Li3 stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum, whereas, under Bearing’s articles, the quorum for the transaction of business at a meeting of shareholders is two shareholders or one or more proxyholders representing two members or one member and one proxyholder representing another member;

•

Li3’s certificate of incorporation provides that the power to make, alter, or repeal the bylaws, and to adopt any new bylaw, is vested in the board of directors; however, British Columbia companies, such as Bearing, do not have bylaws. The equivalent document is a company’s articles. Pursuant to the BCA and Article 9 of Bearing’s articles, alteration of Bearing’s articles generally requires an ordinary or special resolution of shareholders;

•

Although Li3 stockholders are entitled to remedies for violation of a director’s fiduciary duties under Nevada common law, the NRS does not provide for an oppression remedy. Under the BCA, however, a court may make any order, whether interim or final, to rectify matters that are oppressive or unfairly prejudicial to, or that unfairly disregard the interests of, any beneficial owner of a share of the corporation or any person whom the court considers to be an appropriate person.

For more information, see “Comparison of the Rights of Bearing Shareholders and Li3 Stockholders” beginning on page 143 of this proxy statement/prospectus.

Risk Factors Relating to the business of the Combined Company

In this section, “Risk Factors Relating to the Combined Company and the Combined Company’s Common Shares Following the Merger”, the term “combined company” refers to the combined businesses of Bearing and Li3 following the merger.

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The failure to successfully integrate the businesses of Li3 and Bearing would adversely affect the combined company’s future results.

The combined company’s ability to successfully integrate the operations of Bearing and Li3 will depend, in part, on the combined company’s ability to realize anticipated benefits and synergies from the merger. If the combined company is not able to achieve these objectives within a reasonable time frame, or at all, the anticipated benefits and synergies of the merger may not be realized fully, or at all, or may take longer to realize than expected, and the value of the combined company’s common shares may be adversely affected. In addition, the integration of the respective businesses of Bearing and Li3 will be a time-consuming and expensive process. Proper planning and effective and timely implementation will be critical to avoid any significant disruption to the combined company’s operations. The integration process could result in the loss of key employees, the disruption of its ongoing business or the identification of inconsistencies in standards, controls, procedures and policies that adversely affect its ability to maintain relationships with customers, suppliers, distributors, creditors, lessors, clinical trial investigators or managers or to achieve the anticipated benefits of the merger. Delays encountered in the integration process could have a material adverse effect on the combined company’s revenues, expenses, operating results and financial condition, including the value of its common shares.

Risks in integrating the operations of Bearing and Li3 in order to realize the anticipated benefits and synergies of the merger include, among other factors, the combined company’s ability to effectively:

•	coordinate standards, compliance programs, additional regulatory filings, controls, procedures and policies, business cultures and compensation structures;

•	integrate and harmonize financial reporting and information technology systems of the two companies;

•	integrate and manage operations;

•	transition all facilities to a compatible information technology and financial reporting and controls environment;

•	manage inefficiencies associated with integrating the operations of the companies in different countries and jurisdictions;

•	identify and eliminate redundant or underperforming personnel, operations and assets;

•	manage the diversion of management’s attention from business matters to integration issues;

•	control additional costs and expenses in connection with, and as a result of, the merger;

•	conduct successful clinical development programs for key strategic products and achieve regulatory approval for those products in major geographic areas;

•	define and develop successful commercial strategies for key strategic products in major geographic areas;

•	raise capital through equity or debt financing on attractive terms to support the development and commercialization of key strategic projects.

In addition, the actual integration may result in additional and unforeseen expenses, and the anticipated benefits of the integration plan may not be realized. Actual synergies, if achieved at all, may be lower than the companies expect and may take longer to achieve than anticipated. If the combined company is not able to adequately address these challenges, it may be unable to successfully integrate the operations of the businesses of Bearing and Li3, or to realize the anticipated benefits and synergies of the merger. The anticipated benefits and synergies assume a successful integration and are based on various assumptions, which are inherently uncertain. Even if integration is successful, anticipated benefits and synergies may not be as expected.

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The combined company’s future results will suffer if the combined company does not effectively manage its expanded operations.

As a result of the merger, the combined company will become a larger company than either Li3 or Bearing on a stand-alone basis prior to the merger, and the combined company’s business will become more complex. There can be no assurance that the combined company will effectively manage the increased complexity without experiencing operating inefficiencies or control deficiencies. The combined company’s failure to successfully manage itself could have a material adverse effect on its business, financial condition, results of operations and growth prospects.

The market price of the combined company’s common stock after the merger may be affected by factors different from those currently affecting the shares of Li3 or Bearing.

Upon completion of the merger, holders of Li3 common stock will become holders of Bearing common shares. The business of Li3 differs from that of Bearing in important respects and, accordingly, the results of operations of the combined company and the market price of the combined company’s common shares following the merger may be affected by factors different from those currently affecting the independent results of operations of Li3 and Bearing. See “Risks Relating to Bearing’s Business and Stock Ownership in Bearing”, below.

The combined company’s actual financial performance may differ materially from the pro forma financial information included in this proxy statement/prospectus.

The assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may adversely affect the combined company’s financial condition or results of operations following the completion of the merger and related transactions. Any potential decline in the combined company’s financial condition or results of operations may cause significant volatility in the price of the combined company’s common shares.

The combined company is expected to incur substantial expenses related to the integration of Li3 and Bearing.

The combined company is expected to incur substantial expenses in connection with the merger and the integration of Li3 and Bearing. There is a large number of processes, policies, procedures, and operations that must be integrated, including accounting and finance, corporate records, securities compliance, payroll, and mineral exploration and development activities. Both Li3 and Bearing have incurred significant transaction expenses in connection with the drafting and negotiation of the merger agreement and pursuing the transactions contemplated thereby, including the merger. In addition, the on-going operation of locations in Chile, Canada and in the U.S. could result in inefficiencies, creating additional expenses for the combined company. While Li3 and Bearing have assumed that a certain level of expenses will be incurred, there are many factors beyond their control that could affect the total amount or the timing of the integration expenses. Moreover, many of the expenses that will be incurred are, by their nature, difficult to estimate accurately. These integration expenses could result in the combined company reporting significant increases in operating and net losses.

Bearing is, and the combined company immediately following the merger is expected to remain, a “foreign private issuer” under the Exchange Act, and the combined company’s disclosure and reporting requirements are different than those of a U.S. domestic reporting company, such as Li3 prior to the merger.

Bearing is considered a “foreign private issuer” under the Exchange Act and the rules of the SEC promulgated thereunder and expects that, immediately following completion of the merger, the combined company will maintain such status. As a result, the combined company will be subject to the reporting requirements under the Exchange Act applicable to foreign private issuers, meaning that, among other things, the combined company will be required to file its annual report Form 20-F with the SEC within four months of its fiscal year end. In addition, the combined company must furnish to the SEC reports on Form 6-K regarding certain information required to be publicly disclosed by the combined company in Canada or filed with, and made public by, the TSXV or regarding information distributed or required to be distributed by the combined company to its shareholders.

Additionally, Bearing is not, and the combined company immediately following the merger will not be, required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies (such as Li3 prior to the merger) whose securities are registered under the Exchange Act. The combined company will not be required to file financial statements prepared in accordance with U.S. generally accepted accounting principles and will not be required to comply with Regulation FD, which addresses certain restrictions on the selective disclosure of material non-public information. Also, the combined company’s officers, directors and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of the combined company’s common shares. If the combined company loses its status as a foreign private issuer, it will no longer be exempt from such rules and, among other things, will be required to file periodic reports and financial statements as if it were a company incorporated in the United States.

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The combined company is expected have international operations, which will subject it to risks inherent with operations outside of the United States.

The combined company will have international operations and it may seek to obtain market clearances in foreign markets that it deems to generate significant opportunities. However, even with the cooperation of a commercialization partner, conducting mineral exploration in foreign countries involves inherent risks, including, but not limited to: difficulties in staffing, funding and managing foreign operations; different and unexpected changes in regulatory requirements; export restrictions; tariffs and other trade barriers; different reimbursement systems; economic weaknesses or political instability in particular foreign economies and markets; compliance with tax, employment, immigration and labor laws for employees living or travelling abroad; supply chain and raw materials management; difficulties in protecting, acquiring, enforcing and litigating mineral exploration rights; fluctuations in currency exchange rates; and potentially adverse tax consequences.

If the combined company were to experience any of the difficulties listed above, or any other difficulties, its international development activities and its overall financial condition may suffer and cause the combined company to reduce or discontinue its international development and registration efforts.

Because the primary assets and operations of the combined company will be located in Canada and Chile, you may have difficulty enforcing any civil liabilities against the combined company under U.S. federal or state securities laws.

With the exception of Bearing’s Fish Lake Valley property, which is located in Nevada and in the process of being acquired, all of the combined company’s assets are anticipated to be located in Chile or Canada. In addition, the directors and officers of the combined company will be non-residents of the United States, and all or a substantial portion of the assets of these non-residents will be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon these non-residents, or to enforce against them judgments obtained in United States courts, including judgments based upon the civil liability provisions of the securities laws of the United States or any state.

Numerous Canadian provinces have enacted legislation implementing treaties or agreements between Canada and the United States (or certain U.S. states) respecting the reciprocal enforcement of judgments, and although Chilean law will accommodate the enforcement of foreign judgements in certain circumstances where reciprocity exists between the foreign jurisdiction and Chile, there is considerable uncertainty as to whether courts of Canada or Chile would enforce:

•	Judgments of United States courts obtained against us or these non-residents based on the civil liability provisions of the securities laws of the United States or any state; or

•	In original actions brought in Canada or the United States, liabilities against the combined company or non-residents predicated upon the securities laws of the United States or any state.

Enforcement of a foreign judgment in Canada or Chile also may be limited or otherwise affected by public policy, applicable bankruptcy, insolvency, liquidation, arrangement, moratorium or similar laws relating to or affecting creditors' rights generally, and will be subject to statutory limitations of time within which proceedings may be brought.

Business interruptions could limit the combined company’s ability to operate its business.

The combined company’s operations as well as those of its collaborators on which it depends are vulnerable to damage or interruption from computer viruses, human error, natural disasters, electrical and telecommunication failures, international acts of terror and similar events. The combined company may not establish a formal disaster recovery plan and its back-up operations and its business interruption insurance may not be adequate to compensate the combined company for losses it may suffer. A significant business interruption could result in losses or damages incurred by the combined company and require it to cease or curtail its operations.

The public market for Li3 common stock and Bearing common shares has been, and may continue to be, volatile. This may affect the ability of the combined company’s investors to sell their shares as well as the price at which they sell their shares.

Due to the volatility of the market for Li3 common stock and Bearing common shares, the market price for the shares of the combined company may be volatile and significantly affected by factors such as variations in quarterly and yearly operating results, general trends in the mineral exploration industry, or changes in state or federal regulations affecting the combined company and its industry. Furthermore, in recent years the stock market has experienced extreme price and volume fluctuations that are unrelated or disproportionate to the operating performance of the affected companies. Such broad market fluctuations may adversely affect the market price of the shares of the combined company. In addition, as the Bearing common shares will be issued pursuant to an exemption from the prospectus requirements of the British Columbia Securities Act, such shares will have a restricted or hold period for a period of four months following the closing of the merger.

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Neither Bearing nor Li3 has paid dividends in the past and it is not expected that the combined company will pay dividends to its shareholders in the foreseeable future.

It is expected that the combined company will reinvest all of its earnings, to the extent it has earnings, in order to market its products and to cover operating costs and to otherwise become and remain competitive. It is expected that the combined company will not pay any cash dividends with respect to its securities in the foreseeable future. There can be no assurance that the combined company would, at any time, generate sufficient surplus cash that would be available for distribution to its shareholders as a dividend. Therefore, shareholders of the combined company should not expect to receive cash dividends.

Risks Factors Related to Mineral Exploration and Development by Li3 or the Combined Company

Each Bearing and Li3 is engaged in the business of mineral exploration and development. If the merger is completed, the combined company will adopt the mineral exploration and development operations of Bearing and Li3.Except where otherwise noted, the following risk factors relate to the mineral exploration and development activities of Li3 or, if the merger is completed, to the combined company resulting from the merger, as applicable:

Bearing’s and Li3’s mineral properties are in the exploration stage. There is no assurance that either Li3 or the combined company can establish the existence of any mineral resource on any of its properties in commercially exploitable quantities. Until Li3 or the combined company can establish the existence of any mineral resources on their properties, they cannot earn any revenues from operations and if they do not do so, they will lose all of the funds that they expend on exploration. If Li3 or the combined company fail to discover any mineral resource in a commercially exploitable quantity, their businesses could fail.

Despite exploration work on their mineral properties, Bearing and Li3 have not established that their properties contain mineral reserves, and there cannot be any assurance that mineral reserves will be established. If Li3 or the combined company fail to establish mineral reserves on their properties, their businesses could fail.

A mineral reserve is defined by the Securities and Exchange Commission in its Industry Guide 7 (which can be viewed over the Internet at http://www.sec.gov/about/forms/industryguides.pdf) as that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. The probability of an individual prospect ever having a “reserve” that meets the requirements of the Securities and Exchange Commission’s Industry Guide 7 is extremely remote; in all probability Bearing’s or Li3’s mineral resource properties do not contain any “reserve” and any funds that Li3 or the combined company spend on exploration will probably be lost.

Even if Li3 or the combined company do eventually discover a mineral reserve on one or more of their properties, there can be no assurance that they will be able to develop those properties into producing mines and extract those resources. Both mineral exploration and development involve a high degree of risk and few properties which are explored are ultimately developed into producing mines.

The commercial viability of an established mineral deposit will depend on a number of factors including, by way of example, the size, grade and other attributes of the mineral deposit, the proximity of the resource to infrastructure such as a smelter, roads and a point for shipping, government regulation and market prices. Most of these factors will be beyond Li3’s or the combined company’s control, and any of them could increase costs and make extraction of any identified mineral resource unprofitable.

Mineral operations are subject to applicable law and government regulation. Even if Li3 or the combined company discover a mineral resource in a commercially exploitable quantity, these laws and regulations could restrict or prohibit the exploitation of that mineral resource. If Li3 or the combined company cannot exploit any mineral resource that they might discover on their properties, their businesses may fail.

Both mineral exploration and extraction require permits from various foreign, federal, state, provincial and local governmental authorities and are governed by laws and regulations, including those with respect to prospecting, mine development, mineral production, transport, export, taxation, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. There can be no assurance that Li3 or the combined company will be able to obtain or maintain any of the permits required for the continued exploration of their mineral properties or for the construction and operation of a mine on their properties at economically viable costs. If Li3 or the combined company cannot accomplish these objectives, their businesses could fail.

Bearing and Li3 believe that they are in compliance with all material laws and regulations that currently apply to their activities but there can be no assurance that they can continue to remain in compliance. Current laws and regulations could be amended and Bearing or Li3 may not be able to comply with those amended laws. Further, there can be no assurance that Li3 or the combined company will be able to obtain or maintain all permits necessary for their future operations, or that Li3 or the combined company will be able to obtain them on reasonable terms. To the extent such approvals are required and are not obtained, Li3 or the combined company may be delayed or prohibited from proceeding with planned exploration or development of their mineral properties.

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If Li3 or the combined company establish the existence of a mineral resource on any of their properties in a commercially exploitable quantity, they will require additional capital in order to develop the property into a producing mine. If it cannot raise this additional capital, it will not be able to exploit the resource, and their business could fail.

If Li3 or the combined company discover mineral resources in commercially exploitable quantities on any of their properties, they will be required to expend substantial sums of money to establish the extent of the resource, develop processes to extract it and develop extraction and processing facilities and infrastructure. Although Li3 or the combined company may derive substantial benefits from the discovery of a major deposit, there can be no assurance that such a resource will be large enough to justify commercial operations, nor can there be any assurance that Li3 or the combined company will be able to raise the funds required for development on a timely basis. If Li3 or the combined company cannot raise the necessary capital or complete the necessary facilities and infrastructure, their businesses may fail.

Mineral exploration and development is subject to extraordinary operating risks. Bearing or Li3 do not currently insure against these risks. In the event of a cave-in or similar occurrence, Li3’s or the combined company’s liability may exceed their resources, which would have an adverse impact on their businesses.

Mineral exploration, development and production involves many risks which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Li3’s or the combined company’s operations will be subject to all the hazards and risks inherent in the exploration for mineral resources and, if Li3 or the combined company discovers a mineral resource in commercially exploitable quantity, their operations could be subject to all of the hazards and risks inherent in the development and production of resources, including liability for pollution, cave-ins or similar hazards against which their cannot insure, or against which they may elect not to insure. Any such event could result in work stoppages and damage to property, including damage to the environment. Bearing or Li3 do not currently maintain any insurance coverage against these operating hazards and it is not anticipated that the combined company will maintain such insurance coverage. The payment of any liabilities that arise from any such occurrence would have a material adverse impact on Li3 or the combined company.

Mineral prices are subject to dramatic and unpredictable fluctuations.

Bearing or Li3 expect to derive revenues, if any, either from the sale of their mineral resource properties or from the extraction and sale of lithium and/or associated byproducts. The price of those commodities has fluctuated widely in recent years, and is affected by numerous factors beyond Bearing’s or Li3’s control, including international, economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates, global or regional consumptive patterns, speculative activities and increased production due to new extraction developments and improved extraction and production methods. The effect of these factors on the price of base and precious metals, and therefore the economic viability of any of Bearing’s or Li3’s exploration properties and projects, cannot accurately be predicted.

Title to properties in which Li3 or Bearing retain an ownership interest may be challenged, impugned or revoked or be subject to undetected defects, which may result in the loss of all or a portion of Li3’s or the combined company’s rights or interests.

Although Bearing and Li3 have each exercised customary due diligence with respect to determining title to their respective properties, there can be no assurance that their rights or interests will not be challenged, impugned or revoked. Their properties may be subject to prior unregistered agreements or transfers or indigenous land claims and title may be affected by undetected defects. If a title defect exists, it is possible that they may lose all or a portion of their interest in the applicable property(ies). Until any competing rights or interest to their properties have been determined, there is no assurance as to the validity of their rights or interest to any properties. In addition, they may be unable to operate their properties as permitted, or to enforce their rights with respect to their properties, and the title to their mineral properties (which shall be held by the combined company is the merger is completed) may also be impacted by state action.

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The mining industry is highly competitive and there is no assurance that Li3 or the combined company will continue to be successful in acquiring mineral claims. If Li3 or the combined company cannot continue to acquire properties to explore for mineral resources, they may be required to reduce or cease operations.

The mineral exploration, development, and production industry is largely un-integrated. Bearing or Li3 compete with other exploration companies looking for mineral resource properties. While Bearing or Li3 compete with other exploration companies in the effort to locate and acquire mineral resource properties, Bearing or Li3 will not compete with them for the removal or sales of mineral products from their properties if Li3 or the combined company should eventually discover the presence of them in quantities sufficient to make production economically feasible. Readily available markets exist worldwide for the sale of mineral products. Therefore, Li3 or the combined company will likely be able to sell any mineral products that they identify and produce.

In identifying and acquiring mineral resource properties, Bearing or Li3 compete with many companies possessing greater financial resources and technical facilities. This competition could adversely affect the combined company’s or Li3’s abilities to acquire suitable prospects for exploration in the future. Accordingly, there can be no assurance that Li3 or the combined company will acquire any interest in additional mineral resource properties that might yield reserves or result in commercial mining operations.

Li3’s Mineral operations are subject to applicable Chilean law and government regulation, which could restrict or prohibit the exploitation of any mineral resources which Li3 may discover on its Chilean properties.

Both mineral exploration and extraction in Chile require obtaining mining concessions as well as permits from various foreign, federal, state, provincial and local governmental authorities, as the case may be, and are governed by laws and regulations, including those with respect to prospecting, mine development, mineral production, transport, export, taxation, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. There can be no assurance that Li3 or the Combined Company will be able to obtain or maintain any of the mining rights and permits required for the continued exploration of mineral properties or for the construction and operation of a mine on its properties (especially but not limited to extracting lithium) nor that they will be able to obtain or maintain any of such rights and permits at economically viable costs.

The Chilean Organic Constitutional Law on Mining Concessions , and the Chilean Mining Code provide that lithium may not be granted in a mining concession initiated after January 1, 1979. As a result, only mining exploitation concessions initiated before January 1, 1979 are authorized for the exploitation of lithium. For all other cases, the Mining Code expressly provides that the exploration or exploitation of “non-concessible” substances (including lithium) can be performed only directly by the State of Chile, or its companies, or by means of administrative concessions or special operation contracts ( known as Special Lithium Operations Contracts ) fulfilling the requirements and conditions set forth by the President of Chile for each case. Additionally, Law 16,319, which created the Chilean Nuclear Energy Commission ( NEC), provides in its article 8 that, for reasons of national interest, any act or contract in connection with lithium will require the previous authorization of NEC (or have NEC as a party thereto). Once any such authorization is granted to an applicant, NEC is not authorized to amend it or terminate it, nor the applicant to assign it, for reasons other than those set forth in the resolution granting it. The Chilean government is currently reviewing this law to allow private companies to exploit lithium.

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Because the constitution process of the Cocina Mining Concessions was initiated in 1937, Minera Li, as the owner of the Cocina Mining Concessions, is authorized to exploit lithium in the area covered by the Cocina Mining Concessions. However, because the constitution process of the SLM Litio 1-6 mining concessions was initiated in 2000, the Maricunga Companies are not authorized to exploit lithium in the area covered by such concessions, unless they also obtain a Special Lithium Operations Contract authorizing such exploitation. At the date of this report there is no assurance that the Chilean Government will begin another Special Lithium Operations Contract application process . If the Maricunga C ompanies are not successful in obtaining a Special Lithium Operations Contract for the SLM Litio 1-6 mining concessions, we will be prohibited from extracting lithium from those concessions (although we may extract potash from the concessions) , which will have an adverse effect on our plan of operations and potential profitability.

Li3’s option on the Alfredo Property has expired, and it may have a continuing obligation in the event that it develops future iodine nitrate properties in Chile.

On August 3, 2010, Li3 signed an agreement to acquire Alfredo Holdings, Ltd. which held an option to acquire six mining concessions in Pozo Almonte, Chile. Li3 allowed the option to expire because Li3 determined that the project was not economically viable. Pursuant to an amendment to Li3’s agreement with the Alfredo Sellers, if and when certain milestones are achieved with respect to any future Li3 Energy iodine nitrate project in Chile, Li3 must make additional payments to the Alfredo Sellers in an aggregate amount of up to $5.5 million. There can be no assurance that financing sufficient to make such payments will be available to Li3 or to the Combined Company when needed. Li3 is not currently planning to explore, exploit or develop any iodine nitrate project in Chile.

Li3 will require additional capital in order to finance the development of the Maricunga Project into a producing mine. If Li3 is unable to finance its approximately 17.7 % share of development expenses for the project once permits are obtained, its ownership interest in the project will be diluted.

On July 20, 2016, Minera Salar Blanco S.A (MSB) entered into an agreement in principle with Lithium Power International Limited (“LPI”), an Australian company, regarding a joint venture to explore and develop the Maricunga Project in accordance with a term sheet dated July 14, 2016. On August 30, 2016, Li3 entered into an agreement with MSB, pursuant to which, Li3 and MSB, as the current shareholders of Minera Li, agreed to proceed with the transactions contemplated by the term sheet (the “Transaction”), resulting in a restructuring of the parties respective positions in the Maricunga project.

As part of the Transaction, Mineral Li and MSB agreed to contribute their Maricunga lithium brine assets to a new joint venture (the “Maricunga JV”) and LPI agreed to contribute $27.5 million in cash to the Maricunga JV to cover exploration and development costs for the next 2.5 years until the completion of a definitive feasibility study in late 2018. Following the completion of the Transaction, Li3 will own a direct 17.67% equity interest of the Maricunga JV, with LPI and MSB owning 50.0% and 32.33%, respectively. Li3 will be entitled to appoint one director of the Maricunga JV (so long as it holds at least 10% of the equity interests of the joint venture), with LPI and MSB holding three and two director seats, respectively.  The ownership interest of parties in the Maricunga JV are outlined in the following figure :

Pursuant to the Shareholders Agreement, LPI has agreed to provide funding for Li3’s share of the development of the Maricunga Project until construction per mits are in place. To continue developing the property from the permit stage into a producing mine, Li3 will need to fund its 17.7 % share of the development costs or risk dilution of its 17.7 % ownership interest. Li3 currently does not have any contracts or firm commitments for additional financing. There can be no assurance that additional financing will be available in amounts or on terms acceptable to Li3, (or to the Combined Company) in order to prevent dilution of its ownership interest.

Newer battery and/or fuel cell technologies could decrease demand for lithium over time, which could significantly Li3’s prospects and future revenues.

Many materials and technologies are being researched and developed with the goal of making batteries lighter, more efficient, faster charging and less expensive. Some of these technologies could be successful and could impact demand for lithium batteries in personal electronics, electric and hybrid vehicles and other applications. Advances in nanotechnology, in particular, offer the prospect of significantly better batteries in the future. For example, researchers at Stanford University have recently demonstrated ultra-lightweight, bendable batteries and super capacitors made from paper coated with ink made of carbon nanotubes and silver nanowires; the material charges and discharges very quickly, making it potentially useful in hybrid and electric vehicles, which need rapid power for acceleration and would benefit from quicker charging than is available with current technologies. Li3 cannot predict which new technologies may ultimately prove to be commercially viable and on what time horizon. While lithium battery technology is currently among the best available for electronics, vehicles and other applications, commercialized battery technologies that offer superior weight, capacity, charging time and/or cost could significantly adversely affect the demand for lithium in the future and thus could significantly adversely impact Li3’s (or the Combined Company’s) prospects and future revenues.

Lithium and potash prices are subject to unpredictable fluctuations, making it difficult to predict the economic viability of the exploration properties and projects in which Li3 retains an ownership interest.

Li3 may derive revenues, if any, from income or loss from its equity investment in Minera Li or from the sale of its equity interest in Minera Li. Minera Li will derive its revenues, if any, either from the extraction and sale of lithium and potash, as well as other potentially economic salts produced from the lithium salar brines, or from the sale of its mineral resource properties. The price of these commodities may fluctuate widely, and is affected by numerous factors beyond Li3’s control, including international, economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates, global or regional consumptive patterns, speculative activities, increased production due to new extraction developments and improved extraction and production methods and technological changes in the markets for the end products. The effect of these factors on the price of these minerals, and therefore the economic viability of any of Minera Li´s exploration properties and projects, cannot accurately be predicted.

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Compliance with environmental and other government regulations could be costly and could negatively impact development and exploitation of the Maricunga Project, and adversely affect Li3’s operating results.

The Maricunga Project requires, as a condition precedent for commencing any extracting activity, the submission of an environmental impact study for approval by the Chilean environmental authorities. The process to obtain the approval of an environmental impact study includes, among other things, the opinion and approval of all relevant environmental authorities having jurisdiction over the project. Once the environmental impact study is approved, no sectional environmental permit can be denied. The developer of the Maricunga Project also needs to obtain all non-environmental permits necessary to carry out exploration and exploitation mining activities in the area. The environmental impact assessment system regulated in law 19 300 considers the inclusion of the mitigation measures to protect the habitat of vulnerable animals in the area which should be included by Li3 in the environmental impact study or statement, as applicable. There is no guarantee that the requite environmental and non-environmental approvals to commence production at the Maricunga Project will be obtained, or, if obtained, that the environmental mitigation requirements or other conditions of such approval will allow for economic production, either of which would adversely affect Li3’s operating results.

Li3 may be unable to amend the salt mining claims that it is seeking to acquire for the purposes of lithium extraction.

Li3’s business plan includes acquisition, exploration and development of lithium and potassium brine properties. However, Li3 may pursue this goal by acquiring salt-mining claims and/or options or other interests in salt-mining claims or other types of claims, which Li3 intends to seek to have amended to permit lithium extraction. There can be no assurance that Li3 will be successful in amending any such claims in a timely or profitable, if at all.

Li3 may not be able to acquire additional mineral properties.

Li3’s most significant asset is our 49% ownership interest in Minera Li (pending its dissolution under the terms of the Maricunga JV ), which owns 36.05% of  the Maricunga Project. If Li3 loses, abandons or otherwise dispose of its interest in Minera Li, there is no assurance that Li3 will be able to acquire any additional mineral properties of merit.

MSB, which holds the controlling interest in Minera Li, may decide that it does not wish to continue with the development of Minera Li´s assets.

If MSB decides that it does not wish to continue with the development of Minera Li´s assets, Li3 may be unable to execute its business plan for developing the Maricunga Project, which could significantly adversely impact Li3’s prospects and future revenues.

Risk Factors Relating to the Businesses of Li3 or the Combined Company, and to Stock Ownership in Li3 or the Combined Company.

Except where otherwise noted, the following risk factors relate to the businesses of, and stock ownership in, each Bearing and Li3, and to the combined companies of Bearing and Li3, as applicable.

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Each Bearing and Li3 has a history of losses and they may never achieve or sustain profitability.

Each Bearing and Li3 has incurred substantial losses since its inception, and they may not achieve profitability in the foreseeable future, if at all. For the period from inception (January 31, 2011) to January 31, 2017, Bearing incurred an accumulated deficit of approximately $13,746,408. For the period from June 24, 2005 (inception) to March 31, 2016, Li3 incurred an accumulated deficit of approximately $68,944,539. As at January 31, 2017, assuming completion of the merger, the combined company would have a consolidated accumulated deficit of $67,811,644. Even if Li3 or the combined company succeed in developing and commercializing one or more of their mineral projects, the expect to incur substantial net losses and negative cash flows for the foreseeable future due in part to increasing exploration and development expenses. As a result, Li3 or the combined will need to generate significant revenues in order to achieve and maintain profitability. Li3 or the combined company may not be able to generate these revenues or achieve profitability in the future. Even if they achieve profitability, Li3 or the combined company may not be able to sustain or increase profitability.

If Li3 or the combined company fail to obtain the capital necessary to fund their operations, they will be unable to continue or complete their exploration plans.

Li3 or the combined company will need to continue to seek capital from time to time to continue the exploration and development of their mineral property interest, and to acquire and develop other mineral properties. Li3 or the combined company believe that they will need to raise substantial additional capital to fund their continuing operations, and the development and, if recommended, commercialization of their mineral properties. Li3’s or the combined company’s businesses or operations may change in a manner that could consume available funds more rapidly than anticipated and substantial additional funding may be required to maintain operations, fund exploration activities, evaluate, acquire or develop new properties, acquire complementary businesses or technologies, or otherwise respond to competitive pressures and opportunities, such as a change in the regulatory environment, or a change in the commodities industry. If Li3 or the combined company cannot raise adequate funds to satisfy its capital requirements, they will have to delay, scale-back or eliminate their exploration activities or future operations. They may also be required to obtain funds through arrangements with collaborators, which arrangements may require Li3 or the combined company to relinquish rights to certain properties that they otherwise would not consider relinquishing, including rights to future mineral production. Li3 or the combined company may further have to license their properties to others. This could result in sharing revenues which they might otherwise retain for themselves. Any of these actions may harm Bearing’s or Li3’s businesses, financial condition and results of operations.

The amount of capital Li3 or the combined company may need depends on many factors, including the progress, timing and scope of their exploration programs, the time and cost necessary to obtain regulatory approvals; their ability to enter into and maintain collaborative relationships; and their partners’ commitment of time and resources to the development and commercialization of their mineral property interests.

Li3 or the combined company have limited access to the capital markets, and, even if they can raise additional funding, they may be required to do so on terms that are dilutive to their stockholders.

Li3 or the combined company have limited access to the capital markets to raise capital. The capital markets have been unpredictable in the recent past for other mineral exploration companies, and unprofitable companies such as Li3 or the combined company. In addition, it is generally difficult for early exploration-stage companies to raise capital. The amount of capital that a company such as Li3 or the combined company is able to raise often depends on variables that are beyond their control. As a result, Li3 or the combined company may not be able to secure financing on terms attractive to them, or at all. If Li3 or the combined company is able to consummate a financing arrangement, the amount raised may not be sufficient to meet their future needs. If adequate funds are not available on acceptable terms, or at all, Li3’s or the combined company’s businesses, results of operations, financial conditions, and their continued viability will be materially adversely affected.

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Trading on the OTC Markets may be volatile and sporadic, which could depress the market price of Li3’s or the combined company’s common stock and make it difficult for its stockholders to resell their shares.

Li3’s common stock is traded on the OTCQB service operated by OTC Markets Group Inc. under the symbol “LIEG.” On November 10, 2016 Bearing’s common stock also became quoted on the OTCQB under the symbol “BRGRF”. Trading in stock quoted on the OTCQB is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with a company’s operations or business prospects. This volatility could depress the market price of Li3’s or the combined company’s common stock for reasons unrelated to operating performance. Moreover, the OTCQB is not a stock exchange, and trading of securities on the OTCQB is often more sporadic than the trading of securities listed on a quotation system like NASDAQ or a stock exchange like Amex. Accordingly, shareholders may have difficulty reselling any of their shares.

Bearing’s and Li3’s stocks are a penny stocks. Trading of the combined company’s or Li3’s stocks may be restricted by the Securities and Exchange Commission’s penny stock regulations and FINRA’s sales practice requirements, which may limit a stockholder’s ability to buy and sell Bearing stock or Li3 Stock.

Bearing’s stock and Li3’s stock are a penny stocks. The Securities and Exchange Commission (“SEC”) has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Bearing and Li3 securities are covered (and the combined company’s securities will be covered) by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade securities of Li3 or the combined company. Bearing and Li3 believe that the penny stock rules discourage investor interest in, and limit the marketability of, their common stock.

In addition to the “penny stock” rules promulgated by the SEC, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA’s requirements make it more difficult for broker-dealers to recommend that their customers buy Li3’s or the combined company’s common stock, which may limit your ability to buy and sell Li3’s or the combined company’s stock in the United States.

Bearing’s or Li3’s officers or directors may have conflicts of interest, which may decrease the effectiveness of their management or boards of directors.

Li3’s directors or officers, and the director or officers of the combined company, may serve as directors or officers of other companies or have significant shareholdings in other resource companies and, to the extent that such other companies may participate in ventures in which the combined company or Li3 may participate, the directors of the combined company or Li3 may have conflicts of interest in negotiating and concluding terms respecting the extent of such participation. While both companies currently have certain shared director and officers, ther e are no other specific current conflicts of interest. In the event that such a conflict of interest arises at a meeting of the combined company’s or Li3’s directors, a director who has such a conflict will abstain from voting for or against the approval of such participation or such terms. In accordance with the laws of British Columbia, where Bearing is (and the combined company will be) 1, or the laws of Nevada, where Li3 is incorporated, the directors of Bearing and Li3 are required to act honestly, in good faith and in the best interests of their respective companies. In determining whether or not the combined or Li3 will participate in a particular work program and the interest therein to be acquired by them, the directors will primarily consider the degree of risk to which the combined company or Li3 may be exposed and their financial position at that time.

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Compliance with U.S. securities laws, including the Sarbanes-Oxley Act, and Canadian securities laws, will be costly and time-consuming.

Li3 is a reporting company under U.S. securities laws and is obliged to comply with the provisions of applicable U.S. laws and regulations, including the Securities Act of 1933 (the “Securities Act”), the Exchange Act, and the Sarbanes-Oxley Act of 2002 and the related rules of the SEC, and the rules and regulations of the relevant U.S. market, in each case, as amended from time to time. Similarly, Bearing is a reporting company under Canadian securities laws, and is obliged to comply with the provisions of applicable Canadian laws and regulations, including national and provincial securities regulations, and the policies of the TSXV. The combined company will therefore be subject to both US and Canadian securities laws and reporting requirements (until such time as the combined company ceases to be a reporting company in the United States, which is uncertain). Preparing and filing annual and quarterly reports and other information with the SEC, applicable provincial securities regulators, and the TSXV, furnishing audited reports to stockholders and other compliance with these rules and regulations will involve a material increase in regulatory, legal and accounting expenses, and the attention of management, and there can be no assurance that we will be able to comply with the applicable regulations in a timely manner, if at all.

Neither Li3 nor the combined company anticipates dividends to be paid on their common stock, and investors may lose the entire amount of their investment.

Cash dividends have never been declared or paid on Li3’s common stock, and neither Li3 (with respect to its common stock) nor Bearing and Li3 (with respect to the common stock of the combined company) anticipate such a declaration or payment for the foreseeable future. Each Li3 and the Bearing expect to use future earnings, if any, to fund business growth. Therefore, stockholders will not receive any funds absent a sale of their shares. Li3 cannot assure stockholders of a positive return on their investment when they sell their Li3 shares, nor can Li3 assure that stockholders will not lose the entire amount of their investment in Li3. Similarly, Li3 and Bearing cannot assure stockholders of a positive return on their investment if the agree to receive common shares of Bearing in the merger. Stockholders in the combined company may lose the entire amount of their investment in the combined company.

If securities analysts do not initiate coverage or continue to cover the common stock of Li3 or the combined company, or to publish unfavorable research or reports about Li3 or the combined company, this may have a negative impact on the market price of Li3’s or the combined company’s common stock.

The trading market for the common stock of Li3 or the combined company may be affected by, among other things, the research and reports that securities analysts publish about the respective businesses of Li3 or the combined company. Li3 does not, and the combined company will not, have any control over these analysts. There is no guarantee that securities analysts will cover the common stock of either Li3 or the combined company. If securities analysts do not cover the common stock of Li3 or, if the merger is completed, the combined company, the lack of research coverage may adversely affect the market price of the applicable stock. If the stock is covered by securities analysts, and becomes the subject of an unfavorable report, the stock price and trading volume would likely decline. If one or more of these analysts ceases to cover us or fails to publish regular reports on the stock, then Li3 or the combined company (as applicable) could lose visibility in the financial markets, which could cause their stock price or trading volume to decline.

State Blue Sky registration - potential limitations on resale of the shares.

The holders of the shares of Li3’s or the combined company’s common stock, and persons who desire to purchase the shares in any trading market that might develop in the future, should be aware that there may be significant state law restrictions upon the ability of investors to resell the securities. Accordingly, investors should consider the secondary market for the securities to be a limited one. The combined company’s management may seek coverage and publication of information regarding us in an accepted publication which permits a “manuals exemption.” This manuals exemption permits a security to be sold by shareholders in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by that state. The listing entry must contain (i) the names of issuers, officers, and directors, (ii) an issuer’s balance sheet, and (iii) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. The principal accepted manuals are those published by Standard and Poor’s, and Mergent, Inc. Many states expressly recognize these manuals. A smaller number of states declare that they recognize securities manuals, but do not specify the recognized manuals. Among others, the following states do not have any provisions and, therefore, do not expressly recognize the manuals exemption: Alabama, California, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont, and Wisconsin. Importantly, there is no guarantee that the management of the combined company will take the steps necessary to obtain a manuals exemption, or that a manuals exemption will be available to the combined company.

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Stockholders of Li3 or of the combined company may experience dilution of their ownership interests because of the future issuance of additional shares.

In the future, either Li3 or the combined company may issue authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of their then current stockholders. Li3 is currently authorized to issue an aggregate of 1,000,000,000 shares of capital stock consisting of 990,000,000 shares of common stock and 10,000,000 shares of preferred stock with preferences and rights to be determined by Li3’s Board of Directors. As of March 31, 2017, there are 502,829,707 shares of Li3 common stock and no shares of Li3 preferred stock outstanding. There are 1,550,000 shares of our common stock reserved for issuance under Li3’s 2009 Equity Incentive Plan (the “2009 Plan”), of which Li3 has 333,333 nonqualified stock options outstanding. Li3 also has share purchase warrants outstanding exercisable for the purchase of 2,380, 950 common shares, and has committed to grant Restricted Stock Units with respect to an aggregate of 600,000 shares. However, Li3 does not currently have enough shares authorized for issuance under its 2009 Plan to satisfy all of these obligations. Meanwhile, Bearing is, and the combined company will be, authorized to issue an unlimited number of common shares.

Any future issuance of equity or equity-backed securities may dilute then-current stockholders’ ownership percentages and could also result in a decrease in the fair market value of the equity securities, because the assets would be owned by a larger pool of outstanding equity. As described above, either Li3 or (if the merger is completed) the combined company may need to raise additional capital through public or private offerings of their common or preferred stock or other securities that are convertible into or exercisable for common or preferred stock. They may also issue such securities in connection with hiring or retaining employees and consultants (including stock options issued under equity incentive plans), as payment to providers of goods and services, in connection with future acquisitions or for other business purposes. The Board of Directors of Li3 or the combined company may at any time authorize the issuance of additional common or preferred stock without common stockholder approval, subject only to the total number of authorized common and (in the case of Li3) preferred shares set forth in their certificate of incorporation. The terms of equity securities issued by Li3 or the combined company in future transactions may be more favorable to new investors, and may include dividend and/or liquidation preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect. Also, the future issuance of any such additional shares of common or preferred stock or other securities may create downward pressure on the trading price of the common stock. There can be no assurance that any such future issuances will not be at a price (or exercise prices) below the price at which shares of the common stock are then traded.

Li3 may obtain additional capital through the issuance of preferred stock, which may limit your rights as a holder of our common stock.

Without any stockholder vote or action, Li3’s Board of Directors may designate and approve for issuance shares of our preferred stock. The terms of any preferred stock may include priority claims to assets and dividends and special voting rights which could limit the rights of the holders of Li3’s common stock. The designation and issuance of preferred stock favorable to current management or stockholders of Li3 could make any possible takeover of us or the removal of Li3’s management more difficult. The combined company will not be authorized to issued any shares of preferred stock unless such authorization is sought and obtained by a special majority (66.66% or more) of the then current shareholders of Bearing or the combined company.

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THE SPECIAL MEETING

General

This proxy statement/prospectus is being furnished to Li3 stockholders in connection with the solicitation of proxies by the Li3 Board to be used at the Special Meeting. This proxy statement/prospectus is first being mailed to Li3 stockholders on or about ______, 2017.

Date, Time and Place

The Special Meeting will be held at on _____________, 2017, at _____________, at _____________ , local time.

Purpose of Special Meeting

At the Special Meeting, Li3 stockholders will be asked to consider and vote upon:

•	a proposal to approve and adopt the merger agreement and the merger and other transactions contemplated thereby, which proposal we refer to as the merger proposal; and

•

a proposal to adjourn the Special Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Special Meeting to approve and adopt the merger agreement and approve the merger, which we refer to as the adjournment proposal.

Recommendation of the Li3 Board

The Li3 Board unanimously recommends that you vote “FOR” each of the proposals presented in this proxy statement/prospectus.

Record Date; Shares Entitled to Vote

The holders of record of Li3 common stock and, subject to certain limitations at the close of business on the record date are entitled to notice of and to vote at the Special Meeting or at any adjournment thereof.

Voting by Holders of Common Stock

Each holder of Li3 common stock is entitled to one vote for each share of Li3 common stock held of record as of the close of business on the record date. A total of 538,705,378 shares of Li3 common stock are entitled to be voted at the Special Meeting.

Voting Rights of Li3’s Directors and Executive Officers

As of the date of this proxy statement/prospectus, Li3’s directors and executive officers intend to vote all of their shares of Li3 common stock and all of the shares of Li3 common stock over which they have voting control in favor of the merger proposal, and the adjournment proposal. As of the record date for the Special Meeting, Li3’s directors and executive officers beneficially owned, in the aggregate, 82,436,798 shares of Li3 common stock, or collectively approximately 15% of the outstanding shares of Li3 common stock.

Quorum; Broker Non-Votes

Under Li3’s bylaws, the holders of a majority of the outstanding shares of Li3 stock entitled to vote constitutes a “quorum” at a meeting of stockholders for the transaction of any business. If a quorum is not present at the Special Meeting, Li3 expects that the Special Meeting will be adjourned or postponed to solicit additional proxies. In general, shares of Li3 common stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the Special Meeting for purposes of determining a quorum, including shares represented by proxies marked “ABSTAIN” or not marked at all. In addition, a “broker non-vote,” is counted in determining whether a quorum is present. Broker non-votes occur when shares held by a broker are not voted with respect to a proposal because (i) the broker has not received voting instructions from the beneficial owner of the shares and (ii) the broker lacks the authority to vote the shares at the broker’s discretion.

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Voting Agreements

As a condition of the merger agreement, Li3 agreed to use commercially reasonable efforts to cause certain stockholders of Li3 to enter into voting agreements with Bearing prior to the Special Meeting. Although such voting agreements have not been entered into, pursuant to the voting agreements, among other things, each such stockholder shall agree to vote (or cause to be voted) all shares of Li3 common stock owned, indirectly or directly, whether beneficially or of record, by it in favor of the merger proposal.

Required Vote

Merger Proposal: The affirmative vote of the holders of a majority of the voting power outstanding on the record date (assuming a quorum is present in person or by proxy) is required for approval of the merger proposal. If you vote to abstain, or if you fail to vote or fail to instruct your bank, broker, custodian or other record holder how to vote, it will have the same effect as voting AGAINST this proposal.

Adjournment Proposal: The adjournment proposal must be approved by a majority of the votes cast at the Special Meeting (assuming a quorum is present in person or by proxy). If you fail to vote or to instruct your bank, broker, custodian or other record holder how to vote, it will have no effect on the voting outcome of this proposal. If you abstain, it will have the effect of a vote AGAINST the proposal.

How to Vote Your Shares

After carefully reading and considering the information contained in this proxy statement/prospectus, including the appendices, we encourage you to vote by proxy as soon as possible, whether or not you plan to attend the Special Meeting. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed by you via the Internet or telephone. You may specify whether your shares should be voted “FOR,” “AGAINST” or “ABSTAIN” with respect to each of the proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Li3 Board’s recommendations, as noted above. Voting by proxy will not affect your right to attend the Special Meeting. If your shares are registered directly in your name through our stock transfer agent, or you have stock certificates registered in your name, you may vote as follows:

Voting by Telephone. You may vote by calling the toll-free telephone number and following the instructions printed on your proxy card. The deadline for voting by telephone is _____________, 2017, at 11:59 p.m. Eastern Time. If you vote by telephone, you do not need to return your proxy card.

Voting on the Internet. You may vote on the Internet by accessing the website www.________________ and following the instructions printed on your proxy card. The deadline for voting on the Internet is _____________, 2017, at 11:59 p.m. Eastern Time. If you vote on the Internet, you do not need to return your proxy card.

Voting by Proxy Card. You may vote by completing, signing and returning your proxy card by mail. To vote in this manner, please mark, date and sign the enclosed proxy card and return it by mail in the accompanying postage-prepaid envelope. You should mail your signed proxy card as promptly as possible so that your shares will be voted at the Special Meeting.

Voting in Person. Even if you have voted by one of the methods described above, you may still attend the Special Meeting and vote your shares in person. If you do attend and vote your shares in person at the Special Meeting after having voted by any of the methods described above, only your last vote will be counted. However, attendance at the Special Meeting alone will not result in a revocation of any previously submitted proxy cards.

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If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive voting instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Special Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Special Meeting in order to vote.

Revocation of Proxies

If you give us your proxy, you may change or revoke it at any time before the Special Meeting. You may change or revoke your proxy in any one of the following ways:

•	by re-voting by Internet or telephone;

•	by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above; provided that it is received prior to the date of the Special Meeting;

•	by notifying our Secretary in writing at • before the Special Meeting that you have revoked your proxy; or

•

by attending the Special Meeting in person and voting in person in accordance with the instructions above. Attending the meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it by notifying the Inspector of Elections at the Special Meeting.

Your most recent vote, whether by telephone, Internet, proxy card or in person at the Special Meeting, is the one that will be counted.

If you have instructed a broker or other nominee to vote your shares, you must follow the procedures provided by your broker or nominee to change those instructions.

PROPOSAL ONE - THE MERGER

This section of the proxy statement/prospectus describes the material terms of the proposed merger and the merger agreement. This section may not contain all of the information that is important to you. You should carefully read this entire proxy statement/prospectus, including the full text of the merger agreement, which is attached as Annex A and incorporated by reference into this proxy statement/prospectus. The merger agreement contains information, representations and warranties of the parties as of specific dates, and has not been updated to reflect developments occurring after the date of the merger agreement. Furthermore, pursuant to the terms of the merger agreement, the information, representations and warranties contained in the merger agreement are qualified in their entirety by certain information filed prior to the date of the merger agreement by Li3 with the SEC, or by Bearing with the Canadian Securities Administrators, as well as by confidential disclosure schedules that Li3 and Bearing delivered to each other in connection with the execution of the merger agreement. As a result, the merger agreement may omit certain information required to make the statements therein not misleading to someone unfamiliar with Bearing or Li3. For the foregoing reasons, the statements contained in the merger agreement must be read in the context of, and are qualified by, the information set forth elsewhere in this proxy statement/prospectus.

Notwithstanding the foregoing cautionary language, each of Bearing and Li3 acknowledges that it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this proxy statement/prospectus not misleading.

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The Parties to the Merger

Li3 Energy Inc.

Li3 Energy Inc., a Nevada corporation, is an exploration company in the lithium and potassium mining sector, based in South America. Li3’s common stock is currently quoted on the OTCQB. Li3 aims to acquire and develop a unique portfolio of lithium and potassium brine projects in the Americas. Li3 is focused on further exploring, developing and commercializing our 17.67 % interest in the Maricunga Project, located in the northeast section of the Salar de Maricunga in Region III of Atacama in northern Chile, as well as increasing its portfolio of projects.. Li3 is headquartered in Santiago, Chile.

Please see “Li3’s Business,” beginning on page 108 of this proxy statement/prospectus.

Bearing Lithium Corp.

Bearing was incorporated on January 13, 2011 as 0900353 B.C. LTD, a wholly owned subsidiary of Valley High Ventures Ltd. (“Valley High”). On March 25, 2011, Levon Resources Ltd. (“Levon”) acquired Valley High, the predecessor corporation to Bearing, by way of a court-approved plan of arrangement (the “Arrangement”), at which time Bearing began operating as a standalone entity. Bearing shares commenced trading on the TSX Venture Exchange on June 10, 2011 under the symbol BRZ.V. Effective May 11, 2017 , Bearing changed its name to Bearing Lithium Corp.

On September 23, 2016 Commander Resources Ltd. (“Commander”) acquired all of Bearing’s mineral assets in Mexico and Canada with the exception of four 100% owned properties (HY-Jay, VBA, VM and Big), all in the Yukon,, in exchange for 12 million common shares of Commander and a cash payment of $15,000.

Effective August 22, 2016, Bearing consolidated its issued and outstanding common shares and stock options on the basis of one post-consolidation common share for every four pre-consolidation common shares. As a result of the share consolidations, the number of shares and options presented in the MD&A and condensed consolidated interim financial statements and the exercise price for each option, the calculated weighted average number of common shares issued and outstanding for the purpose of loss per share calculation are based on the post consolidation shares for all years presented.

See “Bearing’s Business” on page 128 of this proxy statement/prospectus.

LI Acquisition Corporation

LI Acquisition Corporation, or Sub, is a Nevada corporation and is a wholly owned subsidiary of Bearing that was formed solely for the purpose of entering into the merger agreement and completing the merger. Upon the consummation of the merger, Sub will be merged with and into Li3 and will cease to exist.

Background of the Merger

Both the Li3 Board and the Bearing Board have regularly reviewed their respective companies’ results of operations and competitive positions, as well as their strategic respective alternatives. From time to time, both the Li3 Board and the Bearing Board have evaluated potential strategic transactions, including business combinations, such as the merger, that could potentially benefit their respective companies.

Initial discussion between Li3’s and Bearing’s respective management, consisting of Jeremy Poirier and Luis Saenz, commenced in the fall of 2016, and Li3 and Bearing Ltd., entered into a confidential, non-binding Letter of Intent on November 23, 2016 with respect to the potential acquisition by Bearing of Li3’s subsidiary, Minera Li Energy SpA. Following the execution of the Letter of Intent, Bearing’s and Li3’s respective legal advisors began mutual due diligence efforts and discussions with a view to structuring the proposed acquisition of Minera Li Energy SpA. Although no particular transaction or strategic alliance was initially contemplated by the parties, these discussions and due diligence efforts led to the evaluation of potential synergies between Li3 and Bearing.

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Thereafter, Bearing , represented by Jeremy Poirier, and its legal advisors, MacDonald Tuskey, and Li3, represented by Luis Saenz and Patrick Cussen, and its legal advisors at the time, Ellenoff Grossman & Schole LLP held discussions regarding the basic terms upon which a transaction between the two companies could be completed. Following those discussion, the November 23, 2016 Letter of Intent was replaced by a binding Letter of Intent between the parties on December 9, 2016, pursuant to which Li3 agreed to sell its 49% equity interest in Minera Li Energy S.p.A., which represents a 17.7% interest in Minera Salar Blanco S.A., in exchange for 16,000,000 common shares of Bearing and Bearing’s assumption of up to $2.2 million of the debts and liabilities of the Company. Upon further consideration and investigation at the time, the direct acquisition of Mineral Li Energy S.p.A. would not be feasible due to the consents that would have to be obtained f ro m third parties, specifically the other shareholders/joint venture participants. As a consequence, thereafter, the parties commenced the negotiation of a definitive agreement for the acquisition of Li3 itsel f by way of merger as o p p o sed the acquisition of Minera Li Energy S.p.A., and continued mutual due diligence, which continued until the execution of the merger agreement on January 27, 2017.

On January 5, 2017, MacDonald Tuskey circulated to Bearing’s and Li3’s respective business (Messrs. Cussen and Saenz in rega r ds tio Li3 and Mr. Poirier in regards to Bearing) and legal teams an initial draft of the merger agreement. The parties subsequently exchanged approximately three iterative drafts of the merger agreement during the approximately three week period following the initial draft, with each such draft followed by discussion and negotiation among the parties with respect to the specific terms thereof. During this period the material terms did not change, being the amount of the share consideration payable and the amount of the Li3 debts to be assumed and settled. The main points of discussion dur i ng th is period in the drafts circulated were in re gards to non-solic it ation issues, shareholder approval and dissent requirements, superior proposal terms and mater i al adverse effect determinations.

On January 24, 2017, the Li3 Board held a meeting at which all members were in attendance telephonically. At this meeting, the Li3 Board discussed the merger agreement, and discussed with its legal advisors the Li3 Board’s fiduciary duties under Nevada law and the fairness of the merger, from a financial perspective, to Li3’s stockholders. Following such presentations and ensuing discussions the Li3 Board unanimously adopted a resolution approving the merger agreement and declaring it advisable. During all times relevant to the consideration of a potential collaboration or transaction between Bearing and Li3, in between scheduled meetings of the Li3 Board, Mr. Saenz provided the Li3 Board with regular updates on the status of such collaboration or transaction.

Messrs. Cussen and Saenz did not participate in any negotiations on behalf of Bearing in any capacity. They solely represented Li3 in this regard. Their addition as directors and officers of Bearing is conditional upon the successful completion of the me rger and if not successful they will be resigning from all positions with Bearing.

Also on January 24, 2017, the Bearing Board held a meeting at which all members were in attendance telephonically. At this meeting, the Bearing Board discussed the material terms and conditions of the merger agreement. Following such presentations and ensuing discussions the Bearing Board unanimously adopted a resolution approving the merger agreement.

On January 27, 2017, Bearing and Li3 executed the merger agreement, following which Li3 and Bearing issued press releases, announcing the transaction, and filed applicable disclosure documents with the SEC and the Canadian Securities Administrators.

Li3’s Reasons for the Merger and the Recommendation of the Li3 Board

At a meeting of the Li3 Board held on January 24, 2017, following questions from and discussions among the directors regarding the merger, the directors unanimously determined that it was fair to and in the best interests of Li3 and its stockholders to enter into the merger agreement, substantially in the form presented to the Li3 Board, and to consummate the merger and the other transactions contemplated thereby, and the directors unanimously approved and adopted the merger agreement, substantially in the form presented, the merger and the other transactions contemplated thereby. The Li3 Board recommends that the Li3 stockholders vote “FOR” the approval and adoption of the merger agreement and the approval of the merger.

In evaluating the merger agreement and the transactions contemplated thereby, the Li3 Board consulted with Li3’s senior management and legal counsel, reviewed a significant amount of information and considered a number of factors, including, among others, the following (not in any order of importance):

•	Li3’s estimated near- and long-term operations and performance on an independent, stand-alone basis;

•	the substantial additional financing that would be needed to achieve the desired performance and the risk that such additional financing may not be obtained on terms favorable to Li3 or at all;

•	the competitive industry in which Li3 operates, including the fact that many competitors have greater resources, financial and otherwise, than Li3;

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•

historical and current information concerning Bearing’s business and management; its financial performance, condition, and prospects as presented by Bearing to the Li3 Board, management team, and advisors, and results of a due diligence investigation of Bearing conducted by Li3’s management and advisors;

•

the process undertaken to explore strategic alternatives available to Li3 to maximize stockholder value and the review and assessment of the possible outcomes of such alternatives, including the possibility of remaining independent, combinations with other merger partners, the possibility of being acquired, and the possibility of equity or debt being issued in public or private offerings;

•	the number of Bearing common shares to be issued to Li3’s stockholders pursuant to the merger agreement;

•

the fact that the merger consideration on the date of the meeting represented a premium of 32% over the closing price per share of the Li3 common stock on January 24, 2017 based on the value of a Bearing common share (although the price of Bearing common shares will continue to fluctuate);

•	the fact that the merger consideration will be in the form of registered and transferable Bearing common shares, which are expected to be tradeable on the TSXV;

•	the fact that the combination of Li3 with Bearing will allow existing Li3 stockholders the opportunity to participate in the growth of the combined company;

•

the Li3 Board’s consideration of potential alternative transactions and its view, in consultation with its legal and financial advisors, that it was not probable that any alternative transaction reasonably available to Li3 within a reasonable timeframe would generate value to Li3 stockholders in excess of the value from the merger with Bearing, and that the merger agreement provided sufficient flexibility for the Li3 Board to change its recommendation and for Li3 stockholders to vote against the merger in the case of a superior proposal, or otherwise;

•

the Li3 Board’s belief that the terms of the merger agreement, including the parties’ respective representations, warranties and covenants, and the conditions to the parties’ respective obligations, are reasonable;

•

the fact that Patrick Cussen, one of Li3’s directors will be a member of the combined company’s board of directors following completion of the merger and that Luis Saenz, the CEO and a Director of Li3, will become the President of South American Operations of the combined company, and the possibility that other key executives or directors of Li3 will become part of the management team of the combined company following completion of the merger;

•

the fact that the deal protections set forth in the merger agreement do not preclude a third party from making an acquisition proposal that is superior to the terms of the merger with Bearing, that Li3 may, subject to the requirements of the merger agreement, provide information to and participate in discussions with qualifying unsolicited third-party proposals and that, in the event of such a superior proposal, the Li3 Board may, subject to the terms and conditions of the merger agreement, change its recommendation in favor of the proposal to adopt and approve the merger agreement with Bearing, and that the amount of and triggering conditions for the termination fee are reasonable under the circumstances; and

•	the fact that the fixed exchange ratio provides certainty to Li3 stockholders as to their approximate aggregate pro forma percentage ownership of the combined company.

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Although this discussion of the information and factors considered by the Li3 Board includes substantially all of the material factors it considered, it is not intended to be exhaustive and may not include all of the factors considered by the Li3 Board. The Li3 Board did not find it useful and did not attempt to quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination that the merger agreement and the transactions contemplated thereby, including the merger, are fair to, advisable, and in the best interests of Li3 and its stockholders. The Li3 Board based its determination on the totality of the information presented to and factors considered by it. In addition, individual members of the Li3 Board may have given differing weights to different factors.

The Li3 Board also carefully considered and discussed a number of risks, uncertainties and other countervailing factors in its deliberations regarding entering into the merger agreement and consummating the merger, including, among others, the following:

•

the risks and substantial costs, including public company costs, and the difficulty of obtaining additional financing on terms favorable to Li3 or at all to cover such costs of Li3 remaining a stand-alone publicly-traded company, instead of entering into a transaction with Bearing;

•	the uncertainty of the trading price of Li3 common stock after announcing the merger and the bidding price of Bearing common shares after closing the merger;

•	the possibility that the anticipated benefits of the merger may not be realized or may be lower than expected;

•	the effect of the public announcement of the merger on Li3’s operations, stock price, customers, and employees;

•	the disruption that may be caused by failure to complete the merger;

•	the substantial fees and expenses incurred by Li3 in connection with the merger, which will be incurred whether or not the merger is completed; and

•	other risks described in the “Risk Factors” and “Cautionary Statements Regarding Forward-Looking Statements” sections of this proxy statement/prospectus.

The Li3 Board believes that, overall, the potential benefits to Li3 stockholders of the merger agreement and the transactions contemplated thereby, including the merger, outweigh the risks and uncertainties.

Bearing’s Reasons for the Merger and the Recommendation of the Bearing Board

In evaluating the merger and the merger agreement, the Bearing Board consulted with Bearing’s management and its legal advisors. In reaching its decision to approve the merger and enter into the merger agreement, the Bearing Board considered a number of factors, including the following factors, which the Bearing Board viewed as generally supporting its decision to approve the merger and the merger agreement.

•

The belief that the combination of Bearing’s and Li3’s respective businesses should result in significant strategic benefits to the combined company, which would benefit Bearing and its shareholders, including access to diversified exploration interests, professional resources, and financing opportunities.

•

The Bearing Board’s and management’s analyses and understanding of the business, operations, financial performance and condition, strategy and future prospects of Li3, as well as economic and market conditions and trends in the markets in which Li3 operates.

•	The belief that the seasoned management team at Li3 will bring valuable market intelligence to the combined operations of Li3 and Bearing.

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•	The belief that the merger will enable Bearing to benefit from Li3’s mineral exploration rights and existing contractual relationships.

•

The financial fairness of the exchange ratio to Bearing, as well as the fact that the exchange ratio is fixed and will not be adjusted for fluctuations in the market price of Bearing common shares or Li3 common stock.

•

The fact that senior executive officers of Li3 who have an in-depth knowledge of Li3, its business and who were responsible for overseeing Li3’s growth and development efforts, will continue in senior executive roles after the merger.

•	The structure of the merger and the terms and conditions of the merger agreement, including without limitation, the following:

•	the probability that the conditions to the merger will be satisfied; and

•	the provisions of the merger agreement that eliminate the ability of Li3 to solicit and respond to offers for alternative transactions.

The Bearing Board weighed the factors described above, which the Bearing Board viewed generally as supporting the decision to approve the merger and merger agreement, against a number of other factors identified in its deliberations that weighed negatively against the merger, including without limitation, the following:

•

the fact that the Bearing common shares to be issued in the merger together with the options and warrants to purchase shares of Li3 common stock that will be converted into options or warrants to purchase Bearing common shares (and will be assumed by Bearing at the effective time of the merger), will represent approximately 43% of the Bearing common shares on a fully diluted basis after the effective time of the merger, causing Bearing’s shareholders as of immediately prior to completion of the merger to experience immediate and significant dilution in their equity interests and voting power of Bearing upon completion of the merger;

•

the amount of time required to complete the merger, the possibility that the merger may not be completed, and the potential adverse consequences to Bearing if the merger is not completed, including the potential adverse effect on the reputation of Bearing;

•

the possible negative effect of the public announcement of the merger on the market price of Bearing common shares and the possible volatility in Bearing common shares that may occur during the pendency of the merger;

•	the possibility that the anticipated benefits of the merger may not be realized within the expected time period, or at all, or that they may be less significant than expected;

•	the risk that sales of substantial amounts of Bearing common shares immediately after the closing of the merger could adversely affect the market price for Bearing’s common shares;

•	the risk of stockholder lawsuits that may be filed against Bearing, Li3 or their respective boards of directors connection with the merger agreement;

•

the risk of diverting the attention of Bearing’s senior management from other strategic priorities to implement the merger and make arrangements for integration of each company’s operations and infrastructure following the merger;

•

the potential impact of the restrictions under the merger agreement on Bearing’s ability to take certain actions during the period prior to the completion of the merger (which may delay or prevent Bearing from undertaking business opportunities that may arise pending completion of the merger);

•	the fees and expenses associated with completing the merger; and

•	the risks described in the section titled “Risk Factors” beginning on page 36 of this proxy statement/prospectus.

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The factors set forth above do not represent an exhaustive list of the factors given consideration by the Bearing Board. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the Bearing Board did not find it useful, and did not attempt, to quantify, rank or otherwise assign any relative or specific weights to the factors that it considered in reaching its determination to approve the merger agreement and the transactions contemplated by the merger agreement, including the merger. In addition, individual members of the Bearing Board may have given differing weights to differing factors. The Bearing Board conducted an overall analysis of the factors described above as well as other factors, including through discussions with, and inquiry of, Bearing management and outside legal and financial advisors regarding certain of the matters above.

For the reasons set forth above, the Bearing Board determined that the issuance of shares of Bearing common shares to Li3’s stockholders in connection with the merger is fair to and in the best interests of Bearing and its shareholders. This explanation of Bearing’s reasons for the merger and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors described under “Cautionary Statement Regarding Forward-Looking Statements” on page 35 of this proxy statement/prospectus.

Accounting Treatment of the Merger

We expect that the merger will be accounted for using the acquisition method of accounting under IFRS, with Bearing considered the acquirer of Li3. Bearing will record all identifiable tangible and intangible assets acquired and liabilities assumed from Li3 at their respective fair values at the acquisition settlement date, which represents the date that Bearing will obtain control of Li3. If the purchase price exceeds the net fair value of such assets and liabilities, the difference will be recorded as goodwill. However, if the net fair value of such assets and liabilities exceeds the purchase price, the difference will be recorded within the results of operations of Bearing as a bargain purchase gain.

The financial condition and results of operations of Bearing following the completion of the merger will include Li3’s, but will not be restated retroactively to include the historical financial condition or results of operations of Li3. The earnings of Bearing following completion of the merger will reflect acquisition accounting adjustments, which include but are not limited to, the effect of changes in the carrying value of assets recognized and liabilities assumed on depreciation expense, amortization expense and interest expense. All tangible and intangible assets, which are subject to amortization, will be tested for impairment whenever impairment indicators arise. If, in the future, Bearing determines that tangible or intangible assets (including any potential resulting goodwill) are impaired, Bearing would record an impairment charge at that time.

Ownership of Bearing After the Merger

Immediately following the merger, current Bearing shareholders will own approximately 58.62% of the issued and outstanding Bearing common shares and current holders of Li3 common stock immediately prior to the merger will own approximately 41.38% of the issued and outstanding Bearing common shares on a fully diluted basis.

Interests of Certain Persons in the Merger

In considering the recommendation of the Li3 Board with respect to the merger, you should be aware that some of Li3’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of Li3 stockholders generally. For example, Patrick Cussen, the Chairman of the board of directors of Li3, also serves as a director of Bearing. Luis Saenz, the Chief Executive Officer and director of Li3, also serves as the President of South American Operations of Bearing. Each Messrs. Cussen and Saenz have a vested interest in the completion of the merger which may or may not be aligned with the interests of the Li3 stockholders.

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Regulatory Clearances Required for the Merger

Bearing and Li3 have each agreed to take certain actions in order to obtain regulatory clearance required to consummate the merger. The only material regulating approval required will be TSXV approval as described below.

Conditional TSXV Approval

It is a condition to the completion of the merger that the TSXV has conditionally approved the listing of Bearing’s common shares to be issued pursuant to the merger agreement on the TSXV, with final approval of the TSXV being subject to receipt of Bearing shareholder approval, if required, and satisfaction of certain customary filing requirements of the TSXV.

Delisting of Li3 Common Stock

Upon completion of the merger, shares of Li3 common stock currently listed on the OTC Markets electronic quotation system will cease to be listed on the OTC Markets and will subsequently be deregistered under the Exchange Act.

Dissenters’ Rights of Appraisal

Pursuant to the NRS §§ 78.3793, 92A.300 - 92A.500 (inclusive) (the “Dissenters Rights Provisions”) Li3 stockholders who do not wish to accept the Bearing Shares in consideration for their Li3 Stock, will have the right under Nevada law to seek an appraisal of the fair cash value of their Li3 Stock, exclusive of any element of value arising from the accomplishment or expectation of the merger.

In the context of the merger, the Dissenters’ Rights Provisions provides that the former stockholders may elect to have Li3 purchase the Shares held by the former stockholders for a cash price that is equal to the “fair value” of such Shares, as determined in a judicial proceeding in accordance with the Dissenters’ Rights Provisions. The fair value of the Shares of any former stockholder means the value of such Shares immediately before the effectuation of the merger, excluding any appreciation or depreciation in anticipation of the merger, unless exclusion of any appreciation or depreciation would be inequitable.

A copy of the Dissenters’ Rights Provisions is attached as Annex C hereto. If you wish to exercise your dissenters’ rights or preserve the right to do so, you should carefully review Annex C hereto. IF YOU FAIL TO COMPLY WITH THE PROCEDURES SPECIFIED IN THE DISSENTERS’ RIGHTS PROVISIONS IN A TIMELY MANNER, YOU MAY LOSE YOUR DISSENTERS’ RIGHTS. BECAUSE OF THE COMPLEXITY OF THOSE PROCEDURES, YOU SHOULD SEEK THE ADVICE OF COUNSEL IF YOU ARE CONSIDERING EXERCISING YOUR DISSENTERS’ RIGHTS. Former stockholders who perfect their dissenters’ rights by complying with the procedures set forth in the Dissenters’ Rights Provisions will have the fair value of their Shares determined by a Nevada state district court and will be entitled to receive a cash payment equal to such fair value. Any such judicial determination of the fair value of shares could be based upon any valuation method or combination of methods the court deems appropriate. The value so determined could be more or less than the merger price to be paid in connection with the merger. In addition, former stockholders who invoke dissenters’ rights may be entitled to receive payment of a fair rate of interest from the effective time of the merger on the amount determined to be the fair value of their shares. If you do NOT plan to seek an appraisal of all of your shares, please execute (or, if you are not the record holder of such shares, to arrange for such record holder or such holder’s duly authorized representative to execute) and mail postage paid the enclosed Letter of Transmittal to the Paying Agent at the address set forth in the Letter of Transmittal. You should note that surrendering to Li3 certificates for your shares will constitute a waiver of your appraisal rights under the NRS.

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The Combined Company’s Board of Directors and Management Following the Merger

Following the merger, it is anticipated that the Board of Directors and management of the Combined Company will be composed of the following individuals mutually designated by Bearing and Li3 pursuant to the merger agreement:

Title
Jeremy Poirier	President, Chief Executive Officer, Director
Patrick Cussen	Director
Amar Balaggan	Independent Director
Kirk Shaw	Independent Director
Ann Fehr	Chief Financial Officer, Corporate Secretary
Luis Saenz	President, South American Operations
Benjamin Asuncion	Vice-President, Business Development

Prior to completion of the merger, Bearing and Li3 intend to designate an additional independent director, and may designate a fifth director.

For more information about the members of the board of directors and executive officers following the merger, see the section titled “Bearing Management Following the Merger”.

Governing Documents Following the Merger

At the effective time, Li3’s certificate of incorporation and bylaws will be amended and restated substantially in the forms attached to the merger agreement as Exhibit B and Exhibit C, respectively, which thereafter will be the certificate of incorporation and bylaws of the surviving corporation.

Exchange of Li3 Stock Certificates Following the Merger

Li3 stockholders should not return their certificates with the enclosed proxy card. Stock certificates should be returned with a letter of transmittal that will be sent to Li3’s stockholders following the effective time, validly executed in accordance with the instructions you will receive.

Upon surrender of a duly executed letter of transmittal and a certificate representing Li3 common stock or a book-entry share of Li3 common stock to the exchange agent, the holder of such certificate or book-entry share will be entitled to receive in exchange therefor the merger consideration into which the shares represented by such certificates or book-entry shares have been converted pursuant to the merger agreement. In accordance with Canadian securities legislation, the securities issued in consideration of the merger will bear a restrictive legend substantially as follows:

“Unless permitted under securities legislation, the holder of this security must not trade the security before [insert the date that is 4 months and a day after the distribution date]”

Unless permitted under Canadian securities legislation, stockholders cannot trade the securities received in consideration of the merger before the date that is 4 months and a day after the effective date of the merger. See “Exchange Procedures” beginning on page 68 of this proxy statement/prospectus.

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THE AGREEMENT AND PLAN OF MERGER

The following is a summary of the material provisions of the merger agreement. This summary does not purport to describe all of the terms of the merger agreement and is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus and is incorporated by reference into this proxy statement/prospectus. This summary does not contain all of the information about the merger agreement that is important to you. You should refer to the full text of the merger agreement for details of the transaction and the terms and conditions of the merger agreement.

The merger agreement contains information, representations and warranties of the parties as of specific dates, and has not been updated to reflect developments occurring after the date of the merger agreement. Furthermore, pursuant to the terms of the merger agreement, certain information, representations and warranties contained in the merger agreement are qualified in their entirety by certain information filed prior to the date of the merger agreement by Li3 with the SEC, or filed by Bearing with the Canadian Securities Administrators , as well as by confidential disclosure schedules that Li3 and Bearing delivered to each other in connection with the execution of the merger agreement. As a result, the merger agreement may omit certain information required to make the statements therein not misleading to someone unfamiliar with Bearing or Li3. For the foregoing reasons, the statements contained in the merger agreement must be read in the context of, and are qualified by, the information set forth elsewhere in this proxy statement/prospectus .

Notwithstanding the foregoing cautionary language, each of Bearing and Li3 acknowledges that it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this proxy statement/prospectus not misleading.

Terms of the Merger

The merger agreement provides for the merger of the Sub, a wholly owned subsidiary of Bearing, with and into Li3, in accordance with provisions of the NRS. Li3 will survive the merger and will continue as a wholly owned subsidiary of Bearing, and, as such, is sometimes referred to as the surviving corporation.

Completion of the Merger

Bearing and Li3 will complete the merger no later than the third business day after the satisfaction or waiver of all of the conditions contained in the merger agreement, other than the conditions which by nature are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of such conditions. The conditions to the completion of the merger are described below under “-Conditions to Completion of the Merger” beginning on page 79. The merger will become effective upon the filing of the certificate of merger with the Secretary of State of the State of Nevada or at such later time as may be designated jointly by Bearing and Li3 and specified in such certificate of merger (but in no event more than 90 days after the date of filing the certificate of merger with the Secretary of State of the State of Nevada), which we refer to as the effective time.

Pursuant to the merger agreement, Bearing and Li3 currently expect to complete the merger in the second or third quarter of 2017; however, completion of the merger will be possible only if all conditions to the completion of the merger contained in the merger agreement (described below under “-Conditions to Completion of the Merger”) are satisfied or waived. Therefore, factors outside of either company’s control could delay or prevent the completion of the merger.

Merger Consideration-Treatment of Li3 Capital Stock in the Merger

At the effective time, each share of Li3 common stock issued and outstanding as of the effective time (other than shares of Li3 common stock held by Bearing, Sub, Li3 or any subsidiaries of Bearing or Li3, which will be cancelled and retired at the effective time) will be automatically converted into and exchanged for the right to receive Bearing common shares in the ratio of 0.029700835 Bearing common shares for such share of Li3 common stock, which we refer to as the exchange ratio. From and after the effective time, all such shares of Li3 common stock will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each holder of a certificate or book-entry share representing any such shares of Li3 common stock will cease to have any rights with respect thereto, except the right to receive the merger consideration therefor, without interest thereon.

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If prior to consummation of the merger, the outstanding Bearing common shares or shares of Li3 common stock or preferred stock have been changed into, or exchanged for, a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, reorganization, recapitalization, split, combination, contribution or exchange of shares, the exchange ratio and any adjustments or payments to be made pursuant to the merger agreement that are based on the number of Bearing common shares or shares of Li3 common stock or preferred stock will be correspondingly adjusted to provide the holders of Li3 common stock, Li3 options and Li3 warrants the same economic effect as contemplated by the merger agreement prior to such event.

No fractional Bearing common shares will be issued to Li3 stockholders in connection with the merger. Instead, a Li3 stockholder who would otherwise be entitled to a fractional share (after taking into account all certificates and book-entry shares delivered by such stockholder) will receive a number of Bearing common shares rounded down to the nearest whole Bearing common share. In accordance with Canadian securities legislation, the Bearing common shares issued in consideration of the merger will bear a restrictive legend substantially as follows:

“Unless permitted under securities legislation, the holder of this security must not trade the security before [insert the date that is 4 months and a day after the distribution date]”

Unless permitted under Canadian securities legislation, stockholders cannot trade the Bearing common shares received in consideration of the merger before the date that is 4 months and a day after the effective date of the merger.

Treatment of Li3 Warrants and Stock Options

Warrants

Each warrant to purchase one share of Li3 common stock, referred to as Li3 warrant, that is outstanding immediately prior to the effective time will be converted into and become rights with respect to Bearing common shares, and Bearing will assume each Li3 warrant, in accordance with the terms of the Li3 warrant, except that from and after the effective time, (i) each Li3 warrant assumed by Bearing may be exercised solely for Bearing common shares (or cash, if so provided under the terms of such Li3 warrant), (ii) the number of Bearing common shares subject to such Li3 warrant will be equal to the number of shares of Li3 common stock subject to such Li3 warrant immediately prior to the effective time multiplied by the exchange ratio, rounded down to the nearest whole share, and (iii) the per share exercise price under each such Li3 warrant will be adjusted by dividing the per share exercise price under each such Li3 warrant by the exchange ratio and rounding up to the nearest cent.

Stock Options

At the effective time, each option to purchase shares of Li3 common stock, whether granted pursuant to a Li3 option plan or otherwise, which are collectively referred to as Li3 options, that is outstanding immediately prior to the effective time, whether vested or unvested, will be disposed of and cancelled by Bearing, and the former holders of Li3 options will receive substantially identical options exercisable for Bearing common shares, which are referred to as Bearing options. All terms and conditions of each Bearing option, including the term to expiry and conditions to and manner of exercising, will be the same as the Li3 option for which it was exchanged (subject to applicable law), and will be governed by the terms of the applicable Li3 option plan and/or stock option agreement, and any certificate or option agreement previously evidencing the Li3 option will thereafter be and be deemed to be evidence of the Bearing option, except that from and after the effective time, (i) Bearing and its compensation committee will be substituted for Li3 and the compensation committee of the Li3 Board administering such Li3 option plan, (ii) the Bearing option may be exercised solely for Bearing common shares (or cash, if so provided under the terms of such Li3 option), (iii) the number of Bearing common shares subject to a particular Bearing option will be equal to the number of shares of Li3 common stock subject to the applicable Li3 option immediately prior to the effective time multiplied by the exchange ratio, rounded down to the nearest whole share, subject to automatic downward adjustments applicable to options held by Canadian persons, as described below, and (iv) the per share exercise price under the Bearing option will be adjusted by converting the per share exercise price under the Li3 option to Canadian dollars using the noon spot rate quoted by the Bank of Canada for the day that includes the effective time (or, if no noon spot rate is quoted for that day, the noon spot rate for the closest preceding day for which a noon spot rate is quoted), and dividing the result of that conversion by the exchange ratio and rounding up to the nearest cent, subject to automatic upward adjustment. Each Li3 option that is an “incentive stock option” or a nonqualified stock option held by a U.S. taxpayer will be adjusted as required by Section 424 of the Code and Section 409A of the Code and the Treasury Regulations thereunder, so as not to constitute a modification, extension or renewal of the option, within the meaning of Section 424(h) of the U.S. Internal Revenue Code and the Treasury Regulations under Section 409A of the Code, or otherwise result in negative tax treatment or penalties under Section 424 of the Code or Section 409A of the U.S. Internal Revenue Code.

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Exchange Procedures

The merger agreement provides that, on the closing date of the merger, Bearing will make available to its transfer agent or another exchange agent selected by Bearing and which is reasonably acceptable to Li3, which we refer to as the exchange agent, the Bearing common shares issuable pursuant to the merger agreement. Promptly after the effective time, the surviving corporation will instruct the exchange agent to deliver to each record holder of Li3 certificate or book-entry shares immediately prior to the effective time appropriate transmittal materials and instructions (which must specify that delivery will be effected, and risk of loss and title to such Li3 certificates or book-entry shares will pass, only upon proper delivery of such shares to the exchange agent).

Each holder of shares of Li3 common stock that have been converted will be entitled to receive the merger consideration in respect of any share of Li3 common stock upon (i) surrender to the exchange agent of such Li3 certificate, together with a duly completed and validly executed letter of transmittal, duly endorsed as the exchange agent may require or (ii) receipt of an “agent’s message” by the exchange agent (or such other evidence, if any, of the transfer as the exchange agent may reasonably request) in the case of book-entry shares. In the event of a transfer of ownership of unregistered shares of Li3 common stock represented by Li3 certificates or book-entry shares, the consideration may be issued to a transferee if Li3 certificates representing such shares or book-entry shares are delivered to the exchange agent, accompanied by all documents required to evidence such transfer and by evidence satisfactory to the exchange agent that any applicable stock transfer taxes have been paid. If any Li3 certificate has been lost, stolen, mislaid or destroyed, upon receipt of (i) an affidavit of that fact from the holder claiming such Li3 certificate to be lost, mislaid, stolen or destroyed, (ii) such bond, security or indemnity as Bearing and the exchange agent may reasonably require and (iii) any other documents necessary to evidence and effect the bona fide exchange thereof, the exchange agent will issue to such holder the consideration into which the shares represented by such lost, stolen, mislaid or destroyed Li3 certificate will have been converted. The exchange agent may establish such other reasonable and customary rules in connection with the distribution of the merger consideration, and procedures in connection with its duties as it may deem appropriate. Bearing will pay all charges and expenses. No interest will accrue or be paid to any holder of Li3 common stock.

After the effective time, each holder of shares of Li3 common stock issued and outstanding immediately prior to the effective time who surrenders or transfers the Li3 certificate(s) representing such shares or book-entry shares to the exchange agent together with a duly completed and validly executed letter of transmittal, duly endorsed as the exchange agent may require, will receive Bearing common shares in exchange, as described above, which shares will be in uncertificated book-entry form unless a physical certificate is requested, together with all undelivered dividends or distributions in respect of such shares (without interest thereon). . In accordance with Canadian securities legislation, the Bearing common shares issued in consideration of the merger will bear a restrictive legend substantially as follows:

“Unless permitted under securities legislation, the holder of this security must not trade the security before [insert the date that is 4 months and a day after the distribution date]”

Therefore Li3 stockholders will be unable trade the Bearing common shares received in consideration of the merger before the date that is 4 months and a day after the effective date of the merger.

Each of Bearing, the surviving corporation and the exchange agent will be entitled to deduct and withhold from the merger consideration otherwise payable pursuant to the merger agreement to any holder of shares of Li3 common stock such amounts, if any, as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of any state, local or foreign tax law, unless they have been presented with documentation that eliminates the requirement to withhold, and to request any necessary tax forms, as applicable, or any other proof of exemption from withholding or similar information, from the stockholders of Li3 or other recipient of payments in respect of which such deduction and withholding was made. To the extent that any amounts are so withheld by Bearing, the surviving corporation or the exchange agent, as the case may be, such withheld amounts will be treated for all purposes of the merger agreement as having been paid to the holder of the shares of Li3 common stock in respect of which such deduction and withholding was made by Bearing, the surviving corporation or the exchange agent, as the case may be. Each of Bearing, the surviving corporation and the exchange agent must provide any documentation of such deduction or withholding as reasonably requested by the stockholders of Li3 or other recipient of payments in respect of which such deduction and withholding was made.

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Any portion of the aggregate merger consideration that remains unclaimed by the holders of Li3 common stock for one year after the effective time will be returned to Bearing (together with any dividends or earnings in respect thereof). Any holders of Li3 common stock who have not complied with the procedures above will be entitled to look only to Bearing, and only as a general creditor thereof, for payment of the merger consideration deliverable in respect of each share of Li3 common stock that such holder holds, as determined pursuant to the merger agreement, in each case, without any interest.

None of Bearing, the surviving corporation or the exchange agent will be liable to a holder of Li3 common stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law. Any amounts of consideration remaining unclaimed by holders of shares of Li3 common stock immediately prior to such time when the amounts would otherwise escheat to or become property of any governmental entity will become, to the extent permitted by law, Bearing’s property free and clear of any claims or interest.

If you are a Li3 stockholder, you should not surrender stock certificates or book-entry shares for exchange prior to the completion of the merger. Rather, you should wait to surrender such stock certificates and book-entry shares following the completion of the merger, and then only pursuant to instructions set forth in the letters of transmittal which the exchange agent will be required to mail to Li3 stockholders promptly following the completion of the merger. The exchange agent will deliver shares of Bearing common shares to Li3’s former stockholders only in accordance with the procedures set forth in the letter of transmittal.

Representations and Warranties

The merger agreement contains various representations and warranties made by Li3 to Bearing and Sub, many of which are qualified by concepts of knowledge and materiality and are further modified and limited by confidential disclosure schedules exchanged by Bearing and Li3 and certain filings with the SEC prior to the date of the merger agreement. Such representations and warranties of Li3 relate to, among other things:

•	corporate power, authority and capacity to enter into the merger agreement and the enforceability of the merger agreement;

•	corporate organization and similar corporate matters, including the qualification to do business under applicable law;

•	the absence of certain changes and events since June 30, 2016;

•	the absence of the violation of constituent documents, contracts or any applicable laws as a result of the merger and other transactions contemplated by the merger agreement;

•	third party consents;

•	capitalization of Li3;

•	ownership of subsidiaries;

•	compliance with applicable securities laws and the Sarbanes-Oxley Act of 2002, as amended;

•	certain SEC filings, including certain financial statements contained in such filings;

•	disclosure controls and procedures and internal controls over financial reporting;

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•	the absence of off-balance sheet arrangements;

•	Li3’s financial position as of September 30, 2016;

books and records and minute books;

•	the absence of certain liabilities;

•	taxes;

•	litigation;

•	certain material contracts, including that there exists no violation or breach of such material contracts;

•	possession of and compliance with material permits and other governmental authorizations required for the operation of Li3’s business, including the business of its subsidiaries;

•	environmental matters;

•	status of Li3’s projects;

•	compliance with applicable legal and regulatory requirements;

•	labor and other employment matters;

•	related party transactions;

•	registration rights;

•	restrictions on business activities;

•	the absence of undisclosed brokers’ fees;

•	insurance;

•	the absence of any cease trade or similar order;

•	that neither Li3 nor any of its subsidiaries is registered or required to be registered as an “investment company” under the U.S. Investment Company Act of 1940;

•	certain business practices and anti-bribery laws;

•	employee benefits plans;

•	compliance with applicable healthcare regulations and other healthcare regulatory matters; and

•

the absence of any stockholder rights plan, “poison pill” anti-takeover plan or other similar anti-takeover device and the inapplicability of certain anti-takeover statutes to the transactions contemplated by the merger agreement, including the merger.

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The merger agreement also contains various representations and warranties made by Bearing and Sub to Li3, many of which are qualified by concepts of knowledge and materiality and are further modified and limited by confidential disclosure schedules exchanged by Bearing and Li3 and certain filings with the Canadian Securities Administrators prior to the date of the merger agreement. Such representations and warranties of Bearing and Sub relate to, among other things:

•	corporate power, authority and capacity to enter into the merger agreement and the enforceability of the merger agreement;

•	corporate organization and similar corporate matters, including the qualification to do business under applicable law;

•	the absence of certain changes and events since October 30, 2016;

•	the absence of the violation of constituent documents, contracts or any applicable laws as a result of the merger and other transactions contemplated by the merger agreement;

•	third party consents;

•	capitalization of Bearing;

•	ownership of subsidiaries;

•	compliance with applicable securities laws with regulatory authorities and the TSXv;

•	certain SEC filings, including certain financial statements contained in such filings;

•	disclosure controls and procedures and internal controls over financial reporting;

•	Bearing’s financial position as of October 31, 2016;

•	books and records and minute books;

•	the absence of certain liabilities;

•	taxes;

•	litigation;

•	certain material contracts, including that there exists no violation or breach of such material contracts;

•	possession of and compliance with material permits and other governmental authorizations required for the operation of Bearing’s business including the business of its subsidiaries;

•	environmental matters;

•	intellectual property;

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•	status of Bearing’s mineral projects

•	compliance with applicable legal and regulatory requirements;

•	labor and other employment matters;

•	related party transactions;

•	registrations rights;

•	restrictions on business activities;

•	the absence of undisclosed brokers’ fees;

•	insurance;

•	the absence of any cease trade or similar order;

•	that neither Bearing nor any of its subsidiaries is registered or required to be registered as an “investment company” under the U.S. Investment Company Act of 1940;

•	certain business practices and anti-bribery laws;

•	employee benefits plans;

•	compliance with applicable healthcare regulations and other healthcare regulatory matters; and

•

the absence of any stockholder rights plan, “poison pill” anti-takeover plan or other similar anti-takeover device and the inapplicability of certain anti-takeover statutes to the transactions contemplated by the merger agreement, including the merger.

Certain Covenants of the Parties

Affirmative Covenants

Each of Bearing and Li3 has undertaken customary covenants in the merger agreement relating to the conduct of its business prior to the completion of the merger or the earlier termination of the merger agreement (subject in some cases to exceptions specified in the merger agreement, as required by legal requirements, with the prior written consent of the other company, which consent may not be unreasonably withheld or delayed, or as set forth in the confidential disclosure schedules exchanged by Bearing and Li3).

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In general, Li3 has agreed, among other things, to, and to cause its subsidiaries to:

•	operate its business in the ordinary course consistent with past practice;

•

use its reasonable efforts to preserve intact its business organization and material assets and maintain its rights and franchises and keep available the services of present employees, consultants, independent contractors and executive officers of Li3 and its subsidiaries;

•

notify Bearing promptly after receipt of any material communication (written or oral) between Li3 or any of its subsidiaries, on the one hand, and any healthcare regulatory authority, on the other hand, and before giving any material submission to any healthcare regulatory authority; and

•

take no action that would reasonably be likely to (i) materially adversely affect the ability of any party to obtain any consents required for the transactions contemplated under the merger agreement or (ii) materially adversely affect the ability of any party to perform its covenants and agreements under the merger agreement.

In general, Bearing has agreed, among other things, to, and to cause its subsidiaries to:

•	operate its business in the ordinary course consistent with past practice;

•

use its reasonable efforts to preserve intact its business organization and material assets and maintain its rights and franchises and keep available the services of present employees, consultants, independent contractors and executive officers of Bearing and its subsidiaries;

•

take no action that would reasonably be likely to (i) materially adversely affect the ability of any party to obtain any consents required for the transactions contemplated under the merger agreement or (ii) materially adversely affect the ability of any party to perform its covenants and agreements under the merger agreement.

Negative Covenants

Prior to the effective time or the earlier termination of the merger agreement, each of Li3 and Bearing have agreed, with respect to itself and its subsidiaries not to (except as otherwise contemplated by the merger agreement, as required by legal requirements or with the prior written consent of the other company, which consent may not be unreasonably withheld or delayed), take certain actions specified in the merger agreement (subject in some cases to exceptions specified in the merger agreement or set forth in the confidential disclosure schedules exchanged by Li3 and Bearing).

In general, Li3 has agreed that it will not do or agree or commit to do, or permit any of its subsidiaries to do or agree or commit to do, any of the following:

•	adopt any change to its organizational documents;

•

subject to limited exceptions, incur any debt obligation or other obligation for borrowed money (other than (i) intercompany indebtedness and (ii) trade payables incurred in the ordinary course of business) or impose, or suffer the imposition, on any material asset of Li3 or any of its subsidiaries of any lien or permit any such lien to exist, other than in connection with liens in effect as of the date of the merger agreement;

•

repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under the Li3 option plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of Li3 or any of its subsidiaries;

•

subject to limited exceptions, except for the merger agreement, issue, sell, pledge, encumber, authorize the issuance of, enter into a contract to do any of the foregoing, or otherwise permit to become outstanding, any additional shares of Li3 common stock, preferred stock or warrants or any other capital stock of any subsidiary of Li3;

•

except as otherwise required by any employment agreement or Li3 options agreement to which Li3 is a party as of the date of the merger agreement, accelerate the exercisability of any share of restricted stock, option, warrant or other right to purchase shares of Li3 common stock or any other capital stock of any Li3 subsidiary;

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•	declare, set aside or pay any dividend or distribution payable in cash, stock or property in respect of its capital stock;

•

adjust, split, combine or reclassify any share of its or its subsidiaries’ capital stock or issue or authorize the issuance of any other securities in respect of or in substitution for shares of its capital stock, or sell, lease, mortgage or otherwise dispose of or encumber any of its subsidiaries’ stock or any asset other than in the ordinary course of business;

•

(i) except for purchases of U.S. Treasury securities or U.S. government agency securities, which in either case have maturities of three years or less, purchase any securities or make any material investment, whether by purchase of stock or securities, contributions to capital, asset transfers, loans or advances, or purchase of any assets, in any person other than a wholly owned Li3 subsidiary, or otherwise acquire direct or indirect control over any person or (ii) merge, consolidate or adopt a plan of liquidation;

•

(i) enter into any new line of business or into any new commercial territory outside of the United States or make or agree to make any new capital expenditures, or (ii) dispose of, grant, obtain or permit to lapse any material rights in any intellectual property or dispose of or disclose to any person, except pursuant to confidentiality obligations or requirements of law, other than to representatives of Bearing, any material trade secret;

•

except as required by any plan or contract or as required by law, increase the benefits available to any current of former executive officer or director; increase the base salary, wages, or bonus of any current or former Li3 executive officer or director, except for an increase in bonus of not more than 10% of the target bonus set forth in the employment agreement or established by the Li3 Board or committee for any current employee, executive officer or director in the ordinary course of business; or grant any severance, bonus, termination pay, equity or equity-based awards to any current or former Li3 executive officer or director other than as required by agreement or plan prior to the date of the merger agreement;

•

except as required by law, establish, adopt, amend or terminate any plan or any agreement, program, policy, trust, fund or other arrangement that would be a plan if it were in existence as of the date of the merger agreement;

•

terminate without “cause” any executive officer; forgive or discharge in whole or in part any outstanding loans or advances to any present or former Li3 director, officer, employee, individual consultant or independent contractor;

•

(i) make or change any material tax election, (ii) file any materially amended tax return, (iii) settle any material tax claim or assessment relating to Li3 or its subsidiaries or (iv) surrender any right to claim a refund of material taxes;

•	make any material change in any accounting methods, except as may be required by changes in statutory or regulatory accounting rules or GAAP or regulatory requirements with respect thereto;

•

except to the extent expressly set forth in the merger agreement, take any action that is intended or would reasonably be expected to result in failure of any of the conditions to the consummation of the merger;

•

except in the ordinary course of business, enter into, modify, amend or terminate any material contract or waive, release, compromise or assign any material rights or claims with respect to any material contract;

•	commence, settle or compromise any pending or threatened litigation except with respect to compromises, settlements or agreements in the ordinary course of business;

•	pay, discharge or satisfy any material liabilities, other than the payment, discharge or satisfaction of liabilities in the ordinary course of business consistent with past practice;

•	terminate or allow to lapse, or modify in any material respect, any material insurance policy; or

•

take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or would reasonably be expected to prevent or impede, the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

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In general, Bearing has agreed that it will not do or agree or commit to do, or permit any of its subsidiaries to do or agree or commit to do, any of the following:

•	adopt any change to its organizational documents;

•

subject to limited exceptions, incur any debt obligation or other obligation for borrowed money (other than (i) intercompany indebtedness and (ii) trade payables incurred in the ordinary course of business) or impose, or suffer the imposition, on any material asset of Bearing or any of its subsidiaries of any lien or permit any such lien to exist, other than in connection with liens in effect as of the date of the merger agreement;

•

repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under the Bearing option plan), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of Bearing or any of its subsidiaries;

•

subject to limited exceptions, except for the merger agreement, issue, sell, pledge, encumber, authorize the issuance of, enter into a contract to do any of the foregoing, or otherwise permit to become outstanding, any additional shares of Bearing common shares, preferred stock or warrants or any other capital stock of any subsidiary of Bearing;

•	accelerate the exercisability of any share of restricted stock, option, warrant or other right to purchase shares of Bearing common shares or any other capital stock of any Bearing subsidiary;

•	declare, set aside or pay any dividend or distribution payable in cash, stock or property in respect of its capital stock;

•

adjust, split, combine or reclassify any share of its or its subsidiaries capital stock or issue or authorize the issuance of any other securities in respect of or in substitution for shares of its capital stock, or sell, lease, mortgage or otherwise dispose of or encumber any of its subsidiaries’ stock or any asset other than in the ordinary course of business;

•

(i) purchase any securities or make any material investment, whether by purchase of stock or securities, contributions to capital, asset transfers, loans or advances, or purchase of any assets, in any person other than a wholly owned Bearing subsidiary, or otherwise acquire direct or indirect control over any person or (ii) merge, consolidate or adopt a plan of liquidation;

•

(i) enter into any new line of business or into any new commercial territory outside of the United States or make or agree to make any new capital expenditures, or (ii) dispose of, grant, obtain or permit to lapse any material rights in any intellectual property or dispose of or disclose to any person, except pursuant to confidentiality obligations or requirements of law, other than to representatives of Bearing, any material trade secret;

•

except as required by any plan or contract or as required by law, increase the benefits available to any current of former executive officer or director; increase the base salary, wages, or bonus of any current or former executive officer or director of Bearing or any of its subsidiaries, except for an increase in bonus of not more than 10% of the target bonus set forth in the employment agreement or established by the Bearing Board or any committee for any current employee, executive officer or director in the ordinary course of business; or grant any severance, bonus, termination pay, equity or equity-based awards to any current or former executive officer or director of Bearing or any of its subsidiaries other than as required by agreement or plan prior to the date of the merger agreement;

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•

except as required by law, establish, adopt, amend or terminate any plan or any agreement, program, policy, trust, fund or other arrangement that would be a plan if it were in existence as of the date of the merger agreement;

•

terminate without “cause” any executive officer; forgive or discharge in whole or in part any outstanding loans or advances to any present or former director, officer, employee, individual consultant or independent contractor of Bearing or any of its subsidiaries; or, except for the hiring or engagement of non-officer employees or individual independent contractors who are compensated no more than $200,000 annually each, hire or engage any employee or individual independent contractor of Bearing or any of its subsidiaries;

•

(i) make or change any material tax election, (ii) file any materially amended tax return, (iii) settle any material tax claim or assessment relating to Bearing or its subsidiaries, or (iv) surrender any right to claim a refund of material taxes;

•

make any material change in any accounting methods or policies or systems of internal accounting controls, except as may be required by changes in statutory or regulatory accounting rules or IFRS or regulatory requirements with respect thereto;

•

except to the extent expressly set forth in the merger agreement, take any action that is intended or would reasonably be expected to result in failure of any of the conditions to the consummation of the merger;

•

except in the ordinary course of business, enter into, modify, amend or terminate any material contract or waive, release, compromise or assign any material rights or claims with respect to any material contract;

•

commence, settle or compromise any pending or threatened litigation except with respect to compromises, settlements or agreements in the ordinary course of business that involve only the payment of monetary damages not in excess of $50,000 individually or $100,000 in the aggregate;

•	pay, discharge or satisfy any material liabilities, other than the payment, discharge or satisfaction of liabilities in the ordinary course of business consistent with past practice;

•	terminate or allow to lapse, or modify in any material respect, any material insurance policy; or

•

take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or would reasonably be expected to prevent or impede, the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

Certain Notifications

Li3 and Bearing have agreed to notify one another promptly upon becoming aware of:

•	any notice or other communication from any person or entity alleging that its consent may be required in connection with the transactions contemplated by the merger agreement;

•	any notice or other communication from any governmental entity or regulatory authority in connection with the transactions contemplated by the merger agreement;

•	certain pending, threatened or likely litigation against such party or any of its officers, directors or affiliates;

•	any final, non-appealable decisions from a court, patent office or other regulatory agency rendering any of its registered intellectual property invalid or unenforceable; or

•	any facts or circumstances that would, or would reasonably be expected to, affect in any material respect its use or value of any of its intellectual property.

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Preparation of Proxy Statement/Prospectus and Registration Statement on Form F-4

Pursuant to the merger agreement, Bearing and Li3 have agreed to cooperate in the preparation and filing with the SEC of the registration statement on Form F-4, of which this proxy statement/prospectus forms a part, and to cause such registration statement to be declared effective under the Securities Act as soon after such filing as possible and to cause such registration statement to remain effective for as long as is necessary to consummate the merger and the transactions contemplated by the merger agreement. Bearing and Li3 have also agreed to make all required filings with respect to the merger and the transactions contemplated by the merger agreement under the Securities Act and the Exchange Act, the rules of TSXV, the rules of any stock exchange on which their securities are listed, applicable state securities and “blue sky” laws and the rules and regulations thereunder and any applicable foreign securities laws or with any foreign securities authorities.

Li3 Stockholder Meeting and Bearing Shareholder Meeting

Li3 has agreed to cause the Li3 stockholders’ meeting to be duly called and held as soon as reasonably practicable after the SEC declares the registration statement on Form F-4, of which this proxy statement/prospectus forms a part, effective for the purpose of obtaining the required stockholder vote for the approval of the merger agreement, the merger and the other transactions contemplated by the merger agreement. In connection with such meeting, Li3 will (i) use its reasonable best efforts to obtain the required stockholder vote and (ii) otherwise comply with all legal requirements applicable to such meeting.

It is not anticipated that Bearing will require the approval of its shareholders to complete the merger as contemplated by the merger agreement. However, if required by the TSXV, Bearing will prepare a management information circular, referred to as the Bearing circular, in compliance with applicable securities laws and file and mail the Bearing circular in all jurisdictions in which the same is required to be filed in connection with the special meeting of Bearing’s shareholders to approve, among other things, the issuance of the merger consideration, referred to as the Bearing shareholder approval. If approval of the Bearing shareholders is required by the TSXV, Bearing will use its reasonable best efforts to:

•	file the Bearing circular with all such jurisdictions as soon as reasonable practicable;

•	mail the Bearing circular to its shareholders as promptly as practicable following its filing in all jurisdictions where the same is required; and

•	duly call and hold the Bearing meeting as soon as reasonably practicable after the filing of the Bearing circular in order to obtain Bearing shareholder approval.

Restrictions on Solicitation

Pursuant to the merger agreement, neither Li3 nor Bearing is permitted to solicit, initiate or knowingly encourage or otherwise take any action to facilitate from any third party a competing proposal to acquire the assets of, equity interest in, or business of Li3 and its subsidiaries, taken as a whole, or Bearing and its subsidiaries, taken as a whole, any of which we refer to as a company acquisition proposal.

In addition, except as permitted pursuant to the merger agreement as set forth below, neither Li3 nor Bearing is permitted to:

•

conduct or engage in any discussions or negotiations with, or disclose any non-public information relating to it or any of its subsidiaries to, or knowingly assist, participate in, facilitate or encourage any effort by, any third party that is seeking to make, or has made, any company acquisition proposal;

•	endorse or recommend any company acquisition proposal;

•

enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other similar contract (in each case, whether or not binding) relating to any company acquisition proposal; or

•	grant any waiver, amendment or release under any standstill or confidentiality agreement or any anti-takeover laws or otherwise fail to enforce any of the foregoing.

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Recommendation of Li3’s and Bearing’s Respective Boards of Directors

The Li3 Board has approved and adopted the merger agreement and the transactions contemplated thereby, including the merger, and recommended approval and adoption of the merger agreement by Li3’s stockholders, which we refer to as the Li3 board recommendation. Similarly, the Bearing Board has determined that the merger is fair to and in the best interests of Bearing and its shareholders and has declared it advisable to enter into the merger agreement and consummate the transactions contemplated thereby, including the merger, which we refer to as the Bearing board recommendation.

Pursuant to the merger agreement, if Li3 fails to include the Li3 positive recommendation in the final Proxy Statement/Prospectus or (y) the Li3 Board shall have changed its recommendation to not support the merger agreement and the transaction, then Bearing may terminate the Agreement by giving written notice to Li3.

Efforts to Complete the Merger; Regulatory Approvals

Under the terms of the merger agreement, each of Li3 and Bearing has agreed, and to cause its subsidiaries, to use its reasonable best efforts to take all actions, and to assist and cooperate with the other party in doing all things necessary, proper or advisable to complete the merger in the most expeditious manner practicable, including:

•	preparing and filing as soon as practicable all documentation to effect all necessary undertakings, notices, reports and other filings; and

•

obtaining all regulatory approvals and all other consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any government or regulatory entity or other third party in order to consummate the merger or any of the other transactions contemplated by the merger agreement.

Indemnification and Insurance for Directors and Officers

The merger agreement provides that, for a period of six years commencing at the effective time, Bearing and the surviving corporation must:

•

indemnify and hold harmless against any costs or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any proceeding, and provide advancement of expenses to, each person who is now, or has been at any time prior to the effective time, an officer or director of Bearing or Li3 or who was serving at the request of Bearing or Li3 as an officer or director of another corporation, joint venture or other enterprise, to the fullest extent permitted under applicable law, the Bearing’s organizational documents and Li3’s organizational documents; and

•

honor the provisions regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses contained in such organizational documents immediately prior to the effective time and ensure that the certificate of incorporation and bylaws of the surviving corporation contains provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors, officers, employees and agents of Li3 and its subsidiaries than are presently set forth in Li3’s organizational documents.

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Employee Benefits

Under the terms of the merger agreement, as of the effective time and for at least six months thereafter, Bearing will provide, and cause the surviving corporation to provide, pension, welfare and fringe benefits (other than incentive compensation, equity-based compensation, defined benefit pension benefits and retiree medical benefits) to the employees of Li3 and its subsidiaries which when taken as a whole are substantially similar to the pension, welfare and fringe benefits (other than incentive compensation, equity-based compensation, defined benefit pension benefits and retiree medical benefits) that are provided to such employees pursuant to plans on the date of the merger agreement.

Conditions to Completion of the Merger

The obligations of Li3, Bearing and Sub to effect the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver (other than the required Li3 stockholder vote and Bearing shareholder approval, neither of which may be waived in any circumstance) on or prior to the closing date of the following conditions:

•	Li3 must have obtained the required vote of its stockholders to approve the merger agreement, the merger and the transactions contemplated by the merger agreement;

•	If required, Bearing must have obtained the Bearing shareholder approval;

•

conditional approval of the TSXV to list the Bearing common shares issuable pursuant to the merger agreement on the TSXV, with final approval being subject to Bearing shareholder approval (if required) and to satisfying the customary filing requirements of the TSXV;

•

absence of any statute, rule, regulation, executive order, decree or ruling, or temporary restraining order, preliminary or permanent injunction or other order issued by a court or other U.S. governmental entity of competent jurisdiction in effect, having the effect of making the merger or the other transactions contemplated by the merger agreement illegal or otherwise prohibiting consummation of the merger or the other transactions contemplated by the merger agreement;

•

receipt of all consents, waivers, authorizations and approvals of any governmental entity or any third party required in connection with the execution, delivery and performance of the merger agreement;

•

effectiveness under the Securities Act of the registration statement on Form F-4, of which this proxy statement/prospectus is a part, the absence of a stop order issued by the SEC suspending the effectiveness of such registration statement and the absence of a proceeding seeking a stop order or any similar proceeding with respect to this proxy statement/prospectus initiated or threatened by the SEC;

•

completion of Bearing’s offer to each Li3 stockholder, who is a Canadian resident for purposes of the Canadian Tax Act, to purchase, subject to the required approval of the merger agreement by Li3 stockholders and Bearing shareholders, all of such resident’s shares of Li3 common stock in consideration for that number of Bearing common shares equal to the product of the number of shares of Li3 common stock held by such Canadian resident and the exchange ratio, rounded down to the nearest whole number of Bearing common shares; and

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In addition, the respective obligations of Bearing and Sub to effect the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of the following additional conditions:

•

accuracy in all material respects of Li3’s representations and warranties (without giving effect to any limitation indicated by the words “company material adverse effect,” “in all material respects,” “in any material respect,” “material” or “materially” used with respect to Li3 or any of its subsidiaries, which we refer to as a company materiality qualifier) when made and as of the closing date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which must be accurate in all respects as of such date), other than certain representations and warranties of Li3, which must be accurate in all respects (without giving effect to any company materiality qualifier), when made and as of the closing date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which must be true and correct in all respects as of that date); and

•

Li3 performance and compliance in all material respects with all of its agreements and covenants required by the merger agreement to be performed or complied with by it before completion of the merger.

In addition, the obligations of Li3 to effect the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of the following additional conditions:

•

accuracy in all material respects of Bearing’s and Sub’s representations and warranties (without giving effect to any limitation indicated by the words “Bearing material adverse effect,” “in all material respects,” “in any material respect,” “material” or “materially” used with respect to Bearing, its subsidiaries or Sub, which we refer to as a Bearing materiality qualifier) when made and as of the closing date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of such date), other than certain representations and warranties of Bearing and Sub, which must be accurate in all respects (without giving effect to any Bearing materiality qualifier), when made and as of the closing date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date); and

•

Bearing and Sub will have performed or complied in all material respects with all of its agreements and covenants required by the merger agreement to be performed or complied with by it before completion of the merger.

Termination of the Merger Agreement

Generally and except as specified below, the merger agreement may be terminated and the merger may be abandoned at any time prior to the completion of the merger, including after the required approval of the Li3 stockholders or the Bearing shareholders:

•	by mutual written consent of Bearing and Li3, by action of their respective boards of directors;

•	by either Li3 or Bearing if:

•

the merger has not been consummated on or prior to December 31, 2017, subject to an automatic 60-day extension under certain circumstances, and provided that the failure to have consummated the merger on or prior to such date, as it may be extended, is not primarily due to the failure of the party seeking to terminate to have fulfilled any of its obligations under the merger agreement in breach of the merger agreement;

•

a court of competent jurisdiction or other governmental entity issues a final and non-appealable order, or has taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting or making illegal the transactions contemplated by the merger agreement, provided that the party seeking to terminate the merger agreement for such reason must have first used its reasonable best efforts to resist, remove or resolve such restraint or prohibition as required by the merger agreement and provided further that such termination right will not be available to a party whose material breach of any provision of the merger agreement results in the imposition of such order, decree or ruling or the failure of such order, decree or ruling to be resisted, resolved or lifted;

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•	the required approval by Li3’s stockholders of the merger agreement, the merger and the other transactions contemplated by the merger agreement has not been obtained at the Li3 stockholder meeting; or

•	the approval of Bearing shareholders (if required) has not been obtained;

•	by Bearing if:

•

Li3 has breached or failed to perform in any respect any of its representations, warranties, covenants or agreements contained in the merger agreement, and such breach or failure to perform (A) is not cured by Li3 within 30 days following written notice by Bearing of such breach or failure to perform and (B) would result in a failure of any condition of Bearing or Sub to consummate the merger; provided, that such termination right will not be available if either Bearing or Sub is in material breach of any of its representations, warranties, covenants or agreements under the merger agreement that would result in the failure of any conditions to the obligations of Li3 to consummate the merger;

•

(A) the Li3 Board fails to include the Li3 board recommendation in this proxy statement/prospectus or the Li3 Board shall have made a change of recommendation; or (C) Li3 or the Li3 Board publicly announces its intention to do any of the foregoing;

•	there is a change of recommendation by the Bearing Board after complying with its obligations under the merger agreement with respect to effecting such change; or

•	all of the conditions to the obligations of Li3 to complete the merger have been satisfied or waived by Li3 and Li3 fails to complete the closing within three business days.

•	by Li3 if:

•

Bearing or Sub has breached or failed to perform in any respect any of its representations, warranties, covenants or agreements contained in the merger agreement, and such breach or failure to perform (A) is not cured by Bearing or Sub within 30 days following written notice by Li3 of such breach or failure to perform and (B) would result in a failure of any condition of Li3 to consummate the merger; provided, that such termination right will not be available if Li3 is in material breach of any of its representations, warranties, covenants or agreements under the merger agreement that would result in the failure of any conditions to the obligations of Bearing or Sub to consummate the merger;

•

(A) the Bearing Board fails to include the Bearing board recommendation in the circular to be mailed to Bearing’s shareholders in respect of the special meeting of Bearing’s shareholders to approve, among other things, the issuance of the merger consideration, or the Bearing Board shall have made a change of recommendation; (B) the Bearing Board fails to publicly reaffirm the Bearing board recommendation in the absence of a publicly announced acquisition proposal within two business days after Li3 so requests in writing; (C) Bearing enters into a written agreement with respect to an acquisition agreement; or (D) Bearing or the Bearing Board publicly announces its intention to do any of the foregoing;

•	there is a change of recommendation by the Li3 Board after complying with its obligations under the merger agreement with respect to effecting such change; or

•

all of the conditions to the obligations of Bearing and Sub to complete the merger have been satisfied or waived by Bearing or Sub and Bearing and Sub fail to complete the closing within three business days.

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Merger Expenses

Pursuant to the merger agreement, Bearing and Li3 have agreed that they will each generally bear their own expenses under the merger agreement, provided, that the termination of the merger agreement shall not relieve any party from any liability for any fraud, intentional misrepresentation or intentional and material breach of the merger agreement prior to termination. Currently, Li3 has nominal cash on hand, and Bearing is advancing funds to Li3 on an as-needed basis to satisfy Li3’s expenses incurred in relation to the merger agreement, among other expenses. If the merger agreement is terminated, any funds advanced by Bearing to Li3 will become payable on demand.

Governing Law

The merger agreement is governed by and construed in accordance with the laws of the State of Nevada, except to the extent that mandatory provisions of federal law apply or mandatory principles of law require the application of the NRS.

Amendment

The merger agreement may be amended by the parties, by action taken or authorized by their respective boards of directors, at any time before or after receipt of the required Li3 stockholder vote, but, after any such approval, no amendment may be made which by law requires further approval by such stockholders without such further approval. The merger agreement may not be amended except by an instrument in writing singed on behalf of each of the parties.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

General

The following general discussion sets forth the anticipated material U.S. federal income tax consequences of the merger and the ownership and disposition of Bearing common shares to U.S. holders (as defined below) of Li3 common stock. This discussion is based on the Internal Revenue Code, referred to as the Code, applicable Treasury regulations, judicial authority, administrative rulings, and the Canada-U.S. Tax Treaty, all as of the date of this proxy statement/prospectus, and all of which are subject to change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, referred to as the IRS, with respect to any of the U.S. federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position.

This discussion is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. holder as a result of the merger or as a result of the ownership and disposition of Bearing common shares. This discussion does not take into account the individual facts and circumstances of any particular U.S. holder that may affect the U.S. federal income tax consequences to the U.S. holder, including specific tax consequences to a U.S. holder under an applicable tax treaty, and is not intended to be, and should not be construed as, legal or tax advice with respect to any U.S. holder. In addition, this discussion does not address any U.S. state or local or any non-U.S. tax considerations, any U.S. federal estate, gift, generation skipping or alternative minimum tax considerations, or any U.S. federal tax consequences other than U.S. federal income tax consequences of the merger and the ownership and disposition of Bearing common shares.

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This discussion assumes that the U.S. holders of Li3 common stock hold their Li3 common stock, and, after the effective time, their Bearing common shares, as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address the consequences to U.S. holders subject to special tax rules, such as:

•	banks, financial institutions, underwriters, or insurance companies;

•	real estate investment trusts and regulated investment companies;

•	tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;

•	former citizens or residents of the United States;

•	entities or arrangements that are treated as partnerships for U.S. federal income tax purposes and investors in such partnerships;

•	dealers or traders in securities, commodities, or currencies;

•	grantor trusts;

•	S corporations;

•	U.S. holders subject to the alternative minimum tax;

•	U.S. holders whose “functional currency” is not the U.S. dollar;

•	U.S. holders whose shares of Li3 stock constitute “Section 306 stock” under Section 306 of the Code;

•	U.S. holders who received Li3 common stock, or, after the merger, Bearing common shares, through the exercise of options or otherwise as compensation or through a tax-qualified retirement plan;

•	U.S. holders who own (directly, indirectly, or through attribution) 5% or more by vote or value of the outstanding Li3 common stock, or, after the merger, of the outstanding Bearing common shares; or

•	U.S. holders holding Li3 common stock, or, after the merger, Bearing common shares, as part of a straddle, synthetic security, hedge, conversion transaction, or other integrated investment.

U.S. holders that are subject to special provisions under the Code, including U.S. holders described immediately above, should consult their tax advisors regarding the tax consequences of the merger and the ownership and disposition of Bearing common shares.

As used in this discussion, a “U.S. holder” means a beneficial owner of Li3 common stock or, after the merger, Bearing common shares who is for U.S. federal income tax purposes:

•	A citizen or resident of the United States;

•	A corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or any state or political subdivision thereof;

•

A trust that (A) is subject to the primary jurisdiction of a court within the United States and the control of one or more U.S. persons with respect to all of its substantial decisions, or (B) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person; or

•	An estate that is subject to U.S. federal income tax on its income, regardless of source.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds Li3 common stock or Bearing ordinary shares after the merger, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. A holder that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the merger and the ownership and disposition of Bearing ordinary shares.

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PLEASE CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER AND THE OWNERSHIP AND DISPOSITION OF BEARING COMMON SHARES, INCLUDING, WITHOUT LIMITATION, THE APPLICABLEU.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES TO YOU OF THE MERGER AND THE OWNERSHIP AND DISPOSITION OF BEARING COMMON SHARES.

U.S. Federal Tax Status of Bearing Following the Merger

Generally, for U.S. federal tax purposes, a corporation is considered a tax resident in the place of its organization or incorporation. Because Bearing is a Canadian incorporated entity, it would be classified as a foreign corporation (and, therefore, a non-U.S. tax resident) under these general rules. Section 7874 of the Code, referred to as Section 7874, however, contains rules that can result in a foreign corporation being treated as a U.S. corporation for U.S. federal tax purposes. The application of these rules is complex, and there is little or no guidance on many important aspects of Section 7874.

Under Section 7874, a corporation created or organized outside the United States (i.e., a foreign corporation) will nevertheless be treated as a U.S. corporation for U.S. federal tax purposes (and, therefore, a U.S. tax resident) when (i) the foreign corporation directly or indirectly acquires substantially all of the assets held directly or indirectly by a U.S. corporation (including the indirect acquisition of assets by acquiring all the outstanding shares of the U.S. corporation), (ii) the shareholders of the acquired U.S. corporation hold at least 80% (by either vote or value) of the shares of the foreign acquiring corporation after the acquisition by reason of holding shares in the U.S. acquired corporation (including the receipt of the foreign corporation’s shares in exchange for the U.S. corporation’s shares), and (iii) the foreign corporation’s “expanded affiliated group” does not have substantial business activities in the foreign corporation’s country of organization or incorporation relative to the expanded affiliated group’s worldwide activities. For purposes of Section 7874, “expanded affiliated group” means the foreign corporation and all subsidiaries in which the foreign corporation, directly or indirectly, owns more than 50% of the shares by vote and value.

Pursuant to the merger, Bearing will indirectly acquire all of Li3’s assets through the indirect acquisition of Li3 common stock in the merger. Li3 is a U.S. corporation. As a result, for Bearing to avoid being treated as a U.S. corporation for U.S. federal tax purposes under Section 7874, either (i) the former stockholders of Li3 must own (within the meaning of Section 7874) less than 80% (by both vote and value) of Bearing common shares by reason of holding shares in Li3, which we refer to as the ownership test, or (ii) Bearing must have substantial business activities in Canada after the transactions (taking into account the activities of Bearing’s expanded affiliated group), which we refer to as the substantial business activities test.

Bearing may not be deemed to have substantial business activities in Canada for purposes of Section 7874. However, based on the rules for determining share ownership under Section 7874, the holders of Li3 common stock are expected to receive less than 80% (by both vote and value) of the Bearing common shares by reason of their ownership of shares of Li3 common stock. Accordingly, Bearing is expected to be treated as a foreign corporation for U.S. federal tax purposes under Section 7874, and the remainder of this discussion assumes such treatment. We cannot provide any assurance, however, that the IRS or a court will agree with the conclusion that Bearing will not be treated as a U.S. corporation for U.S. federal income tax purposes. In addition, there have been, and there are expected to be future, legislative proposals to expand the scope of U.S. corporate tax residence, and there could be prospective or retroactive changes to Section 7874 and the Treasury regulations promulgated thereunder, any of which could result in Bearing being treated as a U.S. corporation.

Material U.S. Federal Income Tax Consequences of the Merger to U.S. Holders

In General

The merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes. Dale Matheson Carr-Hilton Labonte LLP, Chartered Professional Accountants, tax advisor to Bearing and Li3, is expected to issue an opinion that (i) the merger should qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and (ii) the merger should not result in gain being recognized by U.S. holders under Section 367(a) of the Code upon the exchange of Li3 common stock for Bearing common shares in the merger (other than by a U.S. holder who is a “five-percent transferee shareholder” within the meaning of the rules under Treasury regulations Section 1.367(a)-3(c) and who does not file the agreement with the IRS as described in Treasury regulations Section 1.367(a)-3(c)(l)(iii)(B)). We are reasonably certain that the conclusions in this opinion are accurate, but they are not free from doubt, as there are significant factual and legal uncertainties concerning these conclusions. For example, one requirement for the merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, is that the fair market value of the foreign acquiring corporation (Bearing) equals or exceeds that of the domestic target corporation (Li3) at the time of the transaction. The determination of fair market value for purposes of Section 367(a) of the Code is complex, taking into account certain special rules for measuring fair market value and, with respect to the merger, subject to factual and legal uncertainties, and therefore no assurance can be given that the IRS will not challenge the conclusions reflected in the opinions rendered by tax accountant with respect to the merger or that a court would not sustain such a challenge.   See, “Risk Factors, Risk factors Related to the Merger”. This opinion will rely on certain assumptions, including assumptions regarding the absence of changes in existing facts and law and the completion of the merger in the manner contemplated by the merger agreement, and covenants and representations made by Bearing and Li3, including those contained in representation letters of Bearing and Li3. If any of those assumptions, covenants, or representations is inaccurate, the opinions may not be relied upon, and the U.S. federal income tax consequences of the merger could differ from those discussed here. In addition, the conclusions in the opinions are not certain, and they are not binding on the IRS or any court, and none of Bearing, Li3, or Sub intends to request a ruling from the IRS regarding the U.S. federal income tax consequences of the merger. Consequently, no assurance can be given that the IRS will not challenge the conclusions reflected in the opinion or will that a court would not sustain such a challenge.

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If the merger qualifies as a reorganization within the meaning of Section 368(a) of the Code, and Section 367(a) of the Code does not apply, then:

•	A U.S. holder of Li3 common stock will not recognize income, gain, or loss upon the U.S. holder’s receipt of Bearing common shares in exchange for the U.S. holder’s Li3 common stock in the merger;

•	The aggregate tax basis of the Bearing common shares received by a U.S. holder in the merger will be the same as the aggregate tax basis of the Li3 common stock surrendered in exchange therefor; and

•	The holding period for Bearing common shares that a U.S. holder receives in the merger will include the holding period of the Li3 common stock surrendered in exchange therefor.

If a U.S. holder acquired different blocks of Li3 common stock at different times and at different prices, the U.S. holder’s tax basis and holding period in the Bearing common shares received will be determined by reference to each block of Li3 common stock surrendered.

If the merger were to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code, then a U.S. holder of Li3 common stock would recognize taxable gain or loss on the merger equal to the difference, if any, between the fair market value of the Bearing common shares received by the U.S. holder in the merger and the U.S. holder’s tax basis in the Li3 common stock surrendered by the U.S. holder in the merger. In general, such gain or loss would be capital gain or loss and would be long-term capital gain or loss if the U.S. holder’s holding period for the U.S. holder’s Li3 common stock at the time of the exchange is greater than one year. Long-term capital gain of non-corporate stockholders is subject to reduced rates of taxation.

Additionally, based on the rules for determining share ownership under Section 7874, the holders of Li3 common stock are expected to receive less than 60% (by both vote and value) of the Bearing common shares by reason of their ownership of shares of Li3 common stock. Accordingly, Li3 is not expected to be subject to the “inversion gain” rules of Section 7874.

Taxation under Section 367(a) of the Code

Section 367(a) of the Code and the applicable U.S. Treasury regulations promulgated thereunder provide that when a U.S. shareholder exchanges stock in a U.S. corporation for stock in a non-U.S. corporation in a transaction that would otherwise qualify as a “reorganization” within the meaning of Section 368(a) of the Code, the U.S. shareholder is required to recognize gain, but not loss, realized on such exchange unless certain requirements are met. Subject to the discussion below, we believe that the merger should satisfy such requirements and should not result in a U.S. holder of Li3 common stock being required to recognize gain because of the application of Section 367(a) of the Code.

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One requirement of Section 367(a) of the Code is that the fair market value of Bearing must equal or exceed that of Li3 at the effective time, taking into account certain special rules for measuring fair market value, which we refer to as the Substantiality Test. For purposes of the Substantiality Test, certain distributions to its shareholders and stock repurchases made by Li3 in the 36 months prior to the Closing Date must be included in the fair market value of Li3. The value of certain acquired passive assets (if any) held by Bearing at the effective time potentially would be excluded from the fair market value of Bearing. Changes in the relative fair market values of Li3 and Bearing could also affect this calculation. The determination of fair market value for this purpose is complex, and may be unknown at the effective time of the registration statement. While the tax opinions referred to above will take into account this complexity in applying the legal rules, they will nevertheless be subject to these factual and legal uncertainties, and therefore no assurance can be given that the IRS will not challenge the conclusions reflected in the opinions or that a court would not sustain such a challenge. None of the parties intend to request a ruling from the IRS regarding the U.S. federal income tax consequences of the merger. Accordingly, it will not be possible to reach a definitive conclusion regarding the fair market values of Bearing and Li3 at the effective time, and no assurance can be given that the IRS will not challenge the conclusions in the opinions or that a court would not sustain such a challenge.

If the IRS were to determine that at the effective time the fair market value of Li3 exceeded that of Bearing or that any other requirement under Section 367(a) for the non-recognition of gain by U.S. holders was not satisfied, then a U.S. holder of Li3 common stock would recognize gain (but not loss) in an amount equal to the excess, if any, of the fair market value as of the closing date of Bearing common shares received in the merger over such holder’s tax basis in the Li3 common stock surrendered by the holder in the merger, as calculated separately for each block of Li3 common stock held by the holder. Any gain so recognized would generally be long-term capital gain if the holder has held the Li3 common stock for more than one year at the time the merger is completed, as determined separately for each block of Li3 common stock held by the holder.

Five Percent Transferee Shareholders

Even if the merger is afforded non-recognition treatment, a U.S. holder who is a five-percent transferee shareholder, as defined in the applicable Treasury regulations under Section 367(a) of the Code, with respect to Bearing after the merger will qualify for non-recognition treatment as described in this proxy statement/prospectus only if the U.S. holder files a “gain recognition agreement,” as defined in the Treasury regulations, with the IRS. Any U.S. holder of Li3 common stock who will be a five-percent transferee shareholder with respect to Bearing after the merger is urged to consult with his, her, or its tax advisor concerning the decision to file a gain recognition agreement and the procedures to be followed in connection with that filing.

Reporting Requirements

A U.S. holder who is required to file a U.S. federal income tax return and who is a “significant holder” that receives Bearing common shares in the merger will be required to attach a statement to the U.S. holder’s U.S. federal income tax return for the taxable year in which the merger is completed that contains the information set forth in Section 1.368-3(b) of the Treasury regulations. The statement attached by the U.S. holder must include the fair market value of, and the U.S. holder’s tax basis in, the Li3 common stock surrendered in the merger. A “significant holder” generally is a holder of Li3 common stock who, immediately before the merger, owned at least 5% by vote or value of the total outstanding stock of Li3.

Material U.S. Federal Income Tax Consequences to U.S. Holders of Owning Bearing Common Shares

The following discussion is subject to the rules described below under the heading “Passive Foreign Investment Company Rules.”

Taxation of Dividends

A U.S. holder that receives a distribution, including a constructive distribution, with respect to Bearing common shares will be required to include the amount of the distribution in gross income as a dividend (without reduction for any foreign income tax withheld from the distribution) to the extent of the current or accumulated “earnings and profits” of Bearing, as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds the current and accumulated “earnings and profits” of Bearing, the distribution will be treated first as a tax-free return of capital to the extent of a U.S. holder’s tax basis in the Bearing common shares, and thereafter as a gain from the sale or exchange of the Bearing common shares (see “Sale or Other Taxable Disposition of Bearing Common Shares,” below). However, Bearing may not maintain the calculations of its earnings and profits in accordance with U.S. federal income tax principles, and each U.S. holder may have to assume that any distribution by Bearing with respect to its common stock will constitute dividend income. Dividends received on Bearing common shares by corporate U.S. holders generally will not be eligible for the “dividends received deduction.”

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Subject to certain significant conditions and limitations, any Canadian taxes paid on or withheld from distributions from Bearing and not refundable to a U.S. holder may be credited against the U.S. holder’s U.S. federal income tax liability or, alternatively, may be deducted from the U.S. holder’s taxable income. The election to deduct, rather than credit, foreign taxes, is made on a year-by-year basis and applies to all foreign taxes paid by a U.S. holder or withheld from a U.S. holder that year. Dividends paid on the Bearing ordinary shares generally will constitute income from sources outside the United States and be categorized as “passive category income” or, in the case of some U.S. holders, as “general category income” for U.S. foreign tax credit purpose. If the dividends are taxed as qualified dividend income (as discussed below), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be subject to certain limitations.

It is possible that Bearing is, or at some future time will be, at least 50% owned by U.S. persons. Dividends paid by a foreign corporation that is at least 50% owned by U.S. persons may be treated as U.S. source income (rather than foreign source passive income) for foreign tax credit purposes to the extent the foreign corporation has more than an insignificant amount of U.S. source income. The effect of this rule may be to treat a portion of any dividends paid by Bearing as U.S. source income, which may limit a U.S. holder’s ability to claim a foreign tax credit with respect to foreign taxes payable or deemed payable in respect of the dividends. The Code permits a U.S. holder entitled to benefits under the Canada-U.S. Income Tax Treaty to elect to treat any Bearing dividends as foreign source income for foreign tax credit purposes if the dividend income is separated from other income items for purposes of calculating the U.S. holder’s foreign tax credit with respect to Canadian taxes withheld, if any, on the distribution of such dividend income. The rules relating to the determination of the foreign tax credit are complex, and U.S. holders should consult their advisors regarding the availability of a foreign tax credit in their particular circumstances.

With respect to certain non-corporate U.S. holders, including individual U.S. holders, dividends will be taxed at the lower capital gains rates (currently, up to 20%) applicable to “qualified dividend income,” provided that (i) Bearing is neither a passive foreign investment company nor treated as such with respect to a U.S. Holder (as discussed below under “-Passive Foreign Investment Company Rules”) for its taxable year in which the dividend is paid and the preceding taxable year, and (ii) certain holding period requirements are met.

“Qualified dividend income” includes dividends received from “qualified foreign corporations”. Subject to certain exceptions, a qualified foreign corporation includes a foreign corporation that is eligible for benefits of a comprehensive income tax treaty with the U.S. that meets certain requirements. As IRS Notice 2011-64 lists the US-Canada Income Tax Convention as satisfying the requirements of this provision, Bearing should meet the definition of a qualified foreign corporation. You should consult your tax advisors regarding the availability of the lower capital gains rate applicable to qualified dividend income for any dividends Bearing pays with respect to the Bearing common shares.

Dividends may be paid in foreign currency. Generally, a U.S. holder should not recognize any foreign currency gain or loss if the foreign currency is converted into U.S. dollars on the date the payment is received. However, any gain or loss resulting from currency exchange fluctuations during the period from the date the U.S. holder includes the dividend payment in income to the date such U.S. holder actually converts the payment into U.S. dollars will be treated as ordinary income or loss. That currency exchange or loss (if any) generally will be income or loss from U.S. sources for foreign tax credit purposes.

The additional 3.8% Medicare surtax (described below) may apply to dividends received by certain U.S. holders who meet certain modified adjusted gross income thresholds.

The dividend rules are complex, and U.S. holders should consult their own tax advisor regarding the application of such rules.

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Sale or Other Taxable Disposition of Bearing Common Shares

A U.S. holder will recognize gain or loss on the sale or other taxable disposition of Bearing common shares in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) the U.S. holder’s tax basis (determined under U.S. federal income tax rules) in the Bearing common shares sold or otherwise disposed of. Any such gain or loss generally will be capital gain or loss, which will be long-term capital gain or loss if, at the time of the sale or other disposition, the Bearing common shares has been held for more than one year. The source of any such gain or loss is generally determined by reference to the residence of the holder, such that it generally will be treated as U.S. source income for foreign tax credit limitation purposes in the case of a sale, exchange, or other taxable disposition by a U.S. holder.

Preferential tax rates (currently, with a maximum rate of 20%) apply to long-term capital gains of a U.S. holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gains of a U.S. holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

The additional 3.8% Medicare surtax (described below) may apply to gains recognized upon the sale, exchange, or other taxable disposition of Bearing common shares by certain U.S. holders who meet certain modified adjusted gross income thresholds.

U.S. holders should consult their own tax advisors regarding the U.S. federal income tax consequences of receiving currency other than U.S. dollars upon the disposition of their Bearing common shares.

Passive Foreign Investment Company Rules

PFIC Status of Bearing

If Bearing were to constitute a “passive foreign investment company” within the meaning of Section 1297 of the Code, referred to as a PFIC, as defined below, for any year during a U.S. holder’s holding period, then potentially adverse rules may affect the U.S. federal income tax consequences to a U.S. holder from the ownership and disposition of Bearing common shares.

Bearing generally will be a PFIC if, for any tax year, (a) 75% or more of the gross income of Bearing is passive income, which we refer to as the income test, or (b) 50% or more of the value of Bearing’s assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of those assets, which we refer to as the asset test. “Passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions.

For purposes of the PFIC income test and asset test described above, if Bearing owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, Bearing will be treated as if it (a) held a proportionate share of the assets of the other corporation and (b) received directly a proportionate share of the income of the other corporation. In addition, for purposes of the PFIC income test and asset test described above, and assuming certain other requirements are met, “passive income” does not include certain interest, dividends, rents, or royalties that are received or accrued by Bearing from certain “related persons,” to the extent those items are properly allocable to the income of the related person that is not passive income.

Based on current business plans and financial expectations, including those resulting from the consummation of the merger, it is expected that Bearing will not be a PFIC immediately after the closing date and for the foreseeable future. The determination of whether any corporation is, or will be, a PFIC for a tax year depends, in part, on the application of complex and fact-sensitive U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether any corporation will be a PFIC for any tax year depends on the assets and income of the corporation over the course of each such tax year and, as a result, cannot be predicted with certainty as of the date of this summary. Accordingly, there can be no assurance that that Bearing will not be a PFIC for 2017 or any subsequent year. Each U.S. holder should consult its own tax advisors regarding the PFIC status of Bearing and any subsidiary of Bearing.

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In any year in which Bearing is classified as a PFIC, a U.S. holder will be required to file an annual report with the IRS containing the information required by Treasury regulations and/or other IRS guidance. In addition to penalties, a failure to satisfy these reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. holders should consult their own tax advisors regarding the requirements of filing these information returns under these rules, including the requirement to file an IRS Form 8621.

Under applicable attribution rules, if Bearing is a PFIC, U.S. holders will generally be deemed to own their proportionate share of Bearing’s direct or indirect equity interest in any company that is also a PFIC, which we refer to as a Subsidiary PFIC, and will generally be subject to U.S. federal income tax on their proportionate share of (a) any “excess distributions,” as described below, on the stock of a Subsidiary PFIC and (b) a disposition or deemed disposition of the stock of a Subsidiary PFIC by Bearing or another Subsidiary PFIC, both as if the U.S. holders directly held the shares of the Subsidiary PFIC. In addition, U.S. holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC or on the sale or disposition of Bearing common shares. Accordingly, U.S. holders should be aware that they could be subject to tax under the PFIC rules even if no distributions are received and no redemptions or other dispositions of Bearing common shares are made.

Default PFIC Rules under Section 1291 of the Code

If Bearing is a PFIC for any tax year during which a U.S. holder owns Bearing common shares, the U.S. federal income tax consequences to the U.S. holder of the ownership and disposition of Bearing common shares will depend on whether and when the U.S. holder makes an election to treat Bearing and each Subsidiary PFIC, if any, as a “qualified electing fund” or “QEF” under Section 1295 of the Code, which we refer to as a QEF Election, or makes a mark-to-market election under Section 1296 of the Code, which we refer to as a Mark-to-Market Election. A U.S. holder that does not make either a QEF Election or a Mark-to-Market Election will be referred to in this summary as a Non-Electing U.S. Holder.

A Non-Electing U.S. Holder will be subject to the rules of Section 1291 of the Code (described below) with respect to (a) any gain recognized on the sale or other taxable disposition of Bearing common shares and (b) any “excess distribution” received on the Bearing common shares. A distribution generally will be classified as an “excess distribution” to the extent that the distribution (together with all other distributions received in the current tax year) exceeds 125% of the average distributions received during the three preceding tax years (or during a U.S. holder’s holding period for the Bearing common shares, if shorter).

Under Section 1291 of the Code, any gain recognized on the sale or other taxable disposition of Bearing common shares (including an indirect disposition of the stock of any Subsidiary PFIC), and any “excess distribution” received on Bearing common shares or with respect to the stock of a Subsidiary PFIC, must be ratably allocated to each day in a Non-Electing U.S. Holder’s holding period for the respective Bearing common shares. The amount of any such gain or excess distribution allocated to the tax year of disposition or distribution of the excess distribution and to years before the entity became a PFIC, if any, would be taxed as ordinary income (and not eligible for certain preferred rates). The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year, and an interest charge would be imposed on the tax liability for each such year, calculated as if the tax liability had been due in each such year.

If Bearing is a PFIC for any tax year during which a Non-Electing U.S. Holder holds Bearing common shares, Bearing will continue to be treated as a PFIC with respect to the Non-Electing U.S. Holder, regardless of whether Bearing ceases to be a PFIC in one or more subsequent tax years. A Non-Electing U.S. Holder may terminate this deemed PFIC status by electing to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above), but not loss, as if the Bearing common shares were sold on the last day of the last tax year for which Bearing was a PFIC.

If a Non-Electing U.S. Holder who is an individual dies while owning Bearing common shares, the Non-Electing U.S. Holder’s successor would be ineligible to receive a step-up in tax basis of such shares.

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QEF Election

A U.S. holder that makes a timely and effective QEF Election for the first tax year in which the holding period of its Bearing common shares begins generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to its Bearing common shares. A U.S. holder that makes a timely and effective QEF Election will be subject to U.S. federal income tax on the U.S. holder’s pro rata share of (a) the net capital gain of Bearing, which will be taxed as long-term capital gain to the U.S. holder, and (b) the ordinary earnings of Bearing, which will be taxed as ordinary income to the U.S. holder. Generally, “net capital gain” is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and “ordinary earnings” are the excess of (a) “earnings and profits” over (b) net capital gain. A U.S. holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which Bearing is a PFIC, regardless of whether such amounts are actually distributed to the U.S. holder by Bearing. However, for any tax year in which Bearing is a PFIC and has no net income or gain, U.S. holders that have made a QEF Election would not have any income inclusions as a result of the QEF Election. If a U.S. holder that made a QEF Election has an income inclusion, the U.S. holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge.

A U.S. holder that makes a timely and effective QEF Election with respect to Bearing generally (a) may receive a tax-free distribution from Bearing to the extent that the distribution represents “earnings and profits” of Bearing that were previously included in income by the U.S. holder because of the QEF Election and (b) will adjust the U.S. holder’s tax basis in the Bearing common shares to reflect the amount included in income or allowed as a tax-free distribution because of the QEF Election. In addition, a U.S. holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of Bearing common shares.

The procedure for making a QEF Election, and the U.S. federal income tax consequences of making a QEF Election, will depend on whether the QEF Election is timely. A QEF Election will be treated as “timely” if the QEF Election is made for the first year in the U.S. holder’s holding period for the Bearing common shares in which Bearing was a PFIC. A U.S. holder may make a timely QEF Election by filing the appropriate QEF Election documents with a timely filed U.S. federal income tax return for such year. If a U.S. holder does not make a timely and effective QEF Election for the first year in the U.S. holder’s holding period for the Bearing common shares, the U.S. holder may still be able to make a timely and effective QEF Election in a subsequent year if the U.S. holder meets certain requirements and makes a “purging” election to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above) as if such Bearing common shares were sold for their fair market value on the day the QEF Election is effective. If a U.S. holder owns PFIC stock indirectly through another PFIC, separate QEF Elections must be made for the PFIC in which the U.S. holder is a direct shareholder and the Subsidiary PFIC in order for the QEF rules to apply to both PFICs.

A QEF Election will apply to the tax year for which the QEF Election is timely made and to all subsequent tax years, unless the QEF Election is invalidated or terminated or the IRS consents to revocation of the QEF Election. If a U.S. holder makes a QEF Election and, in a subsequent tax year, Bearing ceases to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which Bearing is not a PFIC. Accordingly, if Bearing becomes a PFIC in another subsequent tax year, the QEF Election will be effective and the U.S. holder will be subject to the QEF rules described above during any subsequent tax year in which Bearing qualifies as a PFIC.

Bearing will use commercially reasonable efforts to make available to U.S. holders, upon their written request: (a) information as to its status as a PFIC and the PFIC status of any subsidiary in which Bearing owns more than 50% of such subsidiary’s total aggregate voting power, and (b) for each year in which Bearing is a PFIC, the information and documentation that a U.S. holder making a QEF Election with respect to Bearing and any more than 50% owned subsidiary which constitutes a PFIC is reasonably required to obtain for U.S. federal income tax purposes. Bearing may elect to provide such information on its website. Because Bearing may hold 50% or less of the aggregate voting power of one or more Subsidiary PFICs at any time, U.S. holders should be aware that there can be no assurance that Bearing will satisfy record keeping requirements that apply to a QEF, or that Bearing will supply U.S. holders with information that the U.S. holders are required to report under the QEF rules, in the event that a subsidiary of Bearing is a PFIC and a U.S. holder wishes to make a QEF Election with respect to any such Subsidiary PFIC. With respect to Subsidiary PFICs for which Bearing does not obtain the required information, U.S. holders will continue to be subject to the rules discussed above that apply to Non-Electing U.S. Holders with respect to the taxation of gains and excess distributions.

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U.S. holders should consult their own tax advisors regarding the availability of, and procedure for making, a QEF Election with respect to Bearing and any Subsidiary PFIC.

A U.S. holder makes a QEF Election by attaching a completed IRS Form 8621, including a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return. However, if Bearing does not provide the required information with regard to Bearing or any of its Subsidiary PFICs, U.S. holders will not be able to make a QEF Election for the entity and will continue to be subject to the rules discussed above that apply to Non-Electing U.S. Holders with respect to the taxation of gains and excess distributions.

Mark-to-Market Election

A U.S. holder may make a Mark-to-Market Election only if the Bearing common shares are marketable stock. The Bearing common shares generally will be “marketable stock” if the Bearing common shares are regularly traded on (a) a national securities exchange that is registered with the Securities and Exchange Commission, (b) the national market system established pursuant to section 11A of the Securities and Exchange Act of 1934, or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) the foreign exchange has trading volume, listing, financial disclosure, and surveillance requirements, and meets other requirements and the laws of the country in which the foreign exchange is located, together with the rules of the foreign exchange, ensure that such requirements are actually enforced and (ii) the rules of the foreign exchange effectively promote active trading of listed stocks. If such stock is traded on such a qualified exchange or other market, the stock generally will be “regularly traded” for any calendar year during which the stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Bearing common shares are expected to constitute “marketable stock” as long as they remain listed on the TSX Venture Exchange and are regularly traded.

A U.S. holder that makes a Mark-to-Market Election with respect to its Bearing common shares generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such Bearing common shares. However, if a U.S. holder does not make a Mark-to-Market Election beginning in the first tax year of the U.S. holder’s holding period for the Bearing common shares for which Bearing is a PFIC or the U.S. holder has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, the Bearing common shares.

A U.S. holder that makes a Mark-to-Market Election will include in ordinary income, for each tax year in which Bearing is a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the Bearing common shares, as of the close of such tax year over (b) the U.S. holder’s adjusted tax basis in the Bearing common shares. A U.S. holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (a) the U.S. holder’s adjusted tax basis in the Bearing common shares, over (b) the fair market value of the Bearing common shares (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).

A U.S. holder that makes a Mark-to-Market Election generally also will adjust the U.S. holder’s tax basis in the Bearing common shares to reflect the amount included in gross income or allowed as a deduction because of the Mark-to-Market Election. In addition, upon a sale or other taxable disposition of Bearing common shares, a U.S. holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (not to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years). Losses that exceed this limitation are subject to the rules generally applicable to losses provided in the Code and Treasury regulations.

A U.S. holder makes a Mark-to-Market Election by attaching a completed IRS Form 8621 to a timely filed United States federal income tax return. A Mark-to-Market Election applies to the tax year in which the Mark-to-Market Election is made and to each subsequent tax year, unless the Bearing common shares cease to be “marketable stock” or the IRS consents to revocation of the election. Each U.S. holder should consult its own tax advisors regarding the availability of, and procedure for making, a Mark-to-Market Election.

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Although a U.S. holder may be eligible to make a Mark-to-Market Election with respect to the Bearing common shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a U.S. holder is treated as owning, because that stock is not marketable. Hence, the Mark-to-Market Election will not be effective to avoid the application of the default rules of Section 1291 of the Code described above with respect to deemed dispositions of Subsidiary PFIC stock or excess distributions from a Subsidiary PFIC.

Other PFIC Rules

Under Section 1291(f) of the Code, the IRS has issued proposed Treasury regulations that, subject to certain exceptions, would cause a U.S. holder that had not made a timely QEF Election to recognize gain (but not loss) upon certain transfers of Bearing common shares that would otherwise not be subject to U.S. federal income tax (e.g., gifts and exchanges pursuant to corporate reorganizations). However, the specific U.S. federal income tax consequences to a U.S. holder may vary based on the manner in which Bearing common shares are transferred.

Certain additional adverse rules may apply with respect to a U.S. holder if Bearing is a PFIC, regardless of whether the U.S. holder makes a QEF Election. For example, under Section 1298(b)(6) of the Code, a U.S. holder that uses Bearing common shares as security for a loan will, except as may be provided in Treasury regulations, be treated as having made a taxable disposition of the Bearing common shares.

Special rules also apply to the amount of foreign tax credit that a U.S. holder may claim on a distribution from a PFIC. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a U.S. holder should consult with its own tax advisors regarding the availability of the foreign tax credit with respect to distributions by a PFIC. In addition, special rules apply with respect to PFICs under the 3.8% Medicare surtax.

The PFIC rules are complex, and U.S. holders should consult their own tax advisors regarding the PFIC rules and how the PFIC rules may affect the U.S. federal income tax consequences of the ownership and disposition of Bearing common shares.

Medicare Surtax

Individuals, estates. and certain trusts whose income exceeds certain thresholds will be required to pay a 3.8% Medicare surtax on “net investment income” including, among other things, dividends and net gain from disposition of property (other than property held in certain trades or businesses). U.S. holders should consult with their own tax advisors regarding the effect, if any, of this tax on their disposition of Li3 common stock in the merger and their ownership and disposition of Bearing common shares.

Information Reporting and Backup Withholding Tax

In general, information reporting requirements will apply to dividends received by U.S. holders of Bearing common shares and the proceeds received on the disposition of Bearing common shares effected within the United States (and, in certain cases, outside the United States), in each case, other than U.S. holders that are exempt recipients (such as corporations). Backup withholding (currently at a rate of 28%) may apply to such amounts if the U.S. holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent or the U.S. holder’s broker) or is otherwise subject to backup withholding. Backup withholding is not an additional U.S. federal tax. Any amounts withheld under the backup withholding tax rules generally will be allowed as a refund or credit against a U.S. holder’s U.S. federal income tax liability, if any, provided the U.S. holder furnishes required information to the IRS in a timely manner.

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Under U.S. federal income tax law, certain categories of U.S. holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. holders that hold certain specified foreign financial assets in excess of certain thresholds. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person, and any interest in a foreign entity. U.S. holders may be subject to these reporting requirements unless their shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. holders should consult with their own tax advisors regarding the requirements of filing information returns, including, without limitation, the requirement to file an IRS Form 8938.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following is a summary of the principal Canadian federal income tax considerations relating to the merger and the receipt and ownership of Bearing common shares, generally applicable to Li3 stockholders.

This summary is restricted to Li3 stockholders each of whom, at all relevant times for the purposes of the Income Tax Act (Canada), referred to as the Tax Act,

•	deals at arm’s length with Li3 and Bearing;

•	is not affiliated with Li3 or Bearing;

•	holds Li3 common stock, and will hold all Bearing common shares acquired pursuant to the merger, as capital property;

and is not at any relevant time for those purposes:

•	a “financial institution” for the purposes of the “mark-to-market” property rules contained in the Tax Act,

•	a “specified financial institution” as defined in the Tax Act,

•	an entity or partnership an interest in which is a “tax shelter” or “tax shelter investment” as defined in the Tax Act,

•	a taxpayer who reports its “Canadian tax results” (within the meaning of section 261 of the Tax Act) in a currency other than Canadian currency, or

•	a taxpayer that has or will enter into a “derivative forward agreement” as defined in the Tax Act with respect to the Bearing common shares,

(each such stockholder referred to as a Holder). All other Li3 stockholders should consult their own tax advisers with respect to the Canadian federal income tax consequences of the merger applicable to them.

A Holder’s Li3 common stock or Bearing common shares, as applicable, will generally be considered to be capital property of the Holder unless the Holder holds them in the course of carrying on a business of buying and selling securities, or acquired them in one or more transactions considered to be an adventure or concern in the nature of trade. A Holder who is resident in Canada and whose Bearing common shares might not otherwise be capital property may, subject to certain restrictions and limitations in the Tax Act, be entitled to elect irrevocably pursuant to subsection 39(4) of the Tax Act that the Holder’s Bearing common shares, and every other “Canadian security” (as defined in the Tax Act) of the Holder, be capital property. Any Holder who is considering making a subsection 39(4) election should consult the Holder’s Canadian tax advisers before making the election. A subsection 39(4) election will not apply to, or to a disposition of, a Holder’s Li3 common stock.

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This summary is based on the current provisions of the Tax Act and regulations thereunder, all specific proposals to amend the Tax Act and regulations publicly announced by or on behalf of the Minister of Finance (Canada) to the date hereof, referred to as the Proposed Amendments, and the current administrative practices and assessing policies of the Canada Revenue Agency, referred to as the CRA, published to the date hereof. It is assumed that the Proposed Amendments will be enacted as currently proposed and that there will be no other change to the Tax Act, the regulations thereunder, or any administrative practice or assessing policy, although no assurance can be given in these respects. Except for the Proposed Amendments, this summary does not take into account or anticipate any change in law, whether by legislative, governmental, regulatory, or judicial action or decision, or change in the administrative practices or assessing policies of the CRA, and does not take into account any provincial, territorial, or foreign income tax considerations, which may differ from the Canadian federal income tax considerations discussed below.

This summary does not address the Canadian federal income tax consequences of the merger applicable to the exchange of Li3 options for Bearing options or Li3 warrants for Bearing warrants pursuant to the merger. Holders of Li3 options or Li3 warrants should consult their own tax advisers.

Subject to certain exceptions that are not discussed in this summary all amounts relevant to computing a taxpayer’s liability for tax (including dividends, adjusted cost base, and proceeds of disposition) under the Tax Act, must, for the purposes of the Tax Act, be determined in Canadian dollars based on the daily noon rate as quoted by the Bank of Canada for the applicable day or such other rate of exchange that is acceptable to the CRA.

THIS SUMMARY IS OF A GENERAL NATURE, DOES NOT ADDRESS ALL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS, AND IS NOT, AND IS NOT INTENDED TO BE AND SHOULD NOT BE CONSTRUED AS, LEGAL OR TAX ADVICE TO ANY PARTICULAR Li3 STOCKHOLDER. EACH Li3 STOCKHOLDER SHOULD CONSULT HIS, HER OR ITS OWN LEGAL AND TAX ADVISERS WITH RESPECT TO LEGAL AND TAX CONSEQUENCES OF THE MERGER AGREEMENT APPLICABLE TO HIS, HER OR ITS PARTICULAR CIRCUMSTANCES.

Holders Resident in Canada

The following portion of the summary applies solely to Holders each of whom is or is deemed to be resident solely in Canada at all relevant times for the purposes of the Tax Act, each referred to as a Canadian Holder.

Disposition of Li3 common stock and receipt of Bearing common shares pursuant to the merger

A Canadian Holder who disposes of his, her or its Li3 common stock and receives Bearing common shares pursuant to the merger agreement, will generally realize a capital gain (or capital loss) equal to the amount by which the fair market value of the Li3 common stock, determined at the time of the merger exceeds (or is exceeded by) the adjusted cost base, or ACB, of the Canadian Holder’s Li3 common stock determined immediately before the merger and reasonable costs of disposition. Any such capital gain or capital loss will generally be subject to tax or deductible as described below. See “Material Canadian Federal Income Tax Consequences of the Merger - Holders Resident in Canada - Taxation of Capital Gains and Capital Losses”.

The Canadian Holder will acquire the Bearing common shares at a cost equal to the fair market value of those shares at the time of the merger and receipt of those Bearing common shares, which cost will be averaged with the ACB of all other Bearing common shares held by the Canadian Holder immediately before the merger and the receipt of Bearing common shares pursuant to the merger (if any) to determine the ACB of all of the Canadian Holder’s Bearing common shares owned immediately after the merger.

A Canadian Holder will not be eligible to wholly or partly defer recognition of any capital gain that might otherwise arise as a result of the merger and the receipt of the Bearing common shares.

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Dividends on Bearing common shares

A Canadian Holder who is an individual and receives a dividend on his or her Bearing common shares in a taxation year generally will be required to include the amount of the dividend in income for the taxation year, subject to the gross-up and dividend tax credit rules applicable to taxable dividends received from taxable Canadian corporations, including the enhanced gross-up and dividend tax credit rules applicable to any dividend that Bearing designates as an “eligible dividend” in accordance with the Tax Act.

A Canadian Holder that is a corporation and receives or is deemed to receive a dividend on its Bearing common shares in a taxation year generally will be required to include the amount of the dividend in income for the taxation year, and is entitled to deduct an equivalent amount in computing its taxable income. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received by a Canadian Holder that is a corporation as proceeds of disposition rather than a taxable dividend. Canadian Holders that are corporations should consult their own tax advisers in this regard.

A Canadian Holder that is a “private corporation” or “subject corporation” (as those terms are defined in the Tax Act), may be subject to refundable tax under Part IV of the Tax Act equal to 38⅓% of the amount of the dividend to the extent that the dividend is deductible in computing the corporation’s taxable income. This refundable tax generally will be refunded to the corporate Canadian Holder at the rate of C$1.15 for each C$3.00 of taxable dividends that it pays while it is a private corporation.

Disposition of Bearing common shares

A Canadian Holder that disposes or is deemed to dispose of a Bearing common share in a taxation year will generally realize a capital gain (or capital loss) equal to the amount by which the proceeds of disposition for the Bearing common share exceeds (or is exceeded by) the Holder’s ACB of the share determined immediately before the disposition and reasonable costs of disposition. Any such capital gain or capital loss will generally be subject to tax or deductible as described below: see “Material Canadian Federal Income Tax Consequences of the Merger - Holders Resident in Canada - Taxation of Capital Gains and Capital Losses”.

Taxation of Capital Gains and Capital Losses

A Canadian Holder who disposes or is deemed to dispose of one or more shares of Li3 common stock or Bearing common shares in a taxation year, whether pursuant to the merger or otherwise, will generally be required to include one half of any resulting capital gain (a taxable capital gain) in income for the taxation year, and be entitled to deduct one half of any resulting capital loss (an allowable capital loss) from taxable capital gains realized by the Canadian Holder in the taxation year or, to the extent not so deductible, in any of the three preceding taxation years or any subsequent taxation year, subject to the detailed rules regarding the deductibility of allowable capital losses in the Tax Act.

A capital loss realized on the disposition of Li3 common stock or Bearing common shares by a Canadian Holder that is a corporation may, to the extent and under the circumstances set forth in the Tax Act, be reduced by the amount of dividends (if any) that the corporation received or is deemed to have received on the Li3 common stock or Bearing common shares, as applicable (or on another share for which the Li3 common stock or Bearing common shares was substituted or exchanged). Similar rules may apply to Li3 common stock or Bearing common shares owned by a partnership or trust of which a corporation, trust or partnership is a member or beneficiary. Canadian Holders to whom these rules may apply should consult their own advisers.

Additional Refundable Tax on Canadian-Controlled Private Corporations

A Canadian Holder that is a “Canadian-controlled private corporation” (as defined in the Tax Act) may be subject to an additional 10 2/3% refundable tax on certain investment income including taxable capital gains, and dividends or deemed dividends that are not deductible in computing taxable income. This refundable tax generally will be refunded to a corporate Canadian Holder at the rate of C$1.15 for each C$3.00 of taxable dividends that it pays while it is a private corporation.

Minimum Tax

A Canadian Holder who is an individual (including certain trusts) and realizes a capital gain or receives a dividend may thereby be subject to minimum tax under the Tax Act.

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Holders Not Resident in Canada

The following portion of the summary applies solely to certain Holders, referred to as Non-Canadian Holders, each of whom, at all relevant times for the purposes of the Tax Act:

•	is not, and is not deemed to be, resident in Canada,

•	does not use or hold, and is not deemed to use or hold, Li3 common stock or Bearing common shares in connection with carrying on a business in Canada, and

•	is not an insurer that carries on business in Canada and elsewhere.

Disposition of Li3 common stock under the Merger and Subsequent Dispositions of Bearing common shares

A Non-Canadian Holder will not be subject to tax under the Tax Act on any capital gain that it realizes on a disposition of Li3 common stock pursuant to the merger, or on a subsequent disposition of Bearing common shares acquired on the merger, unless the relevant share:

•	is “taxable Canadian property”, and

•	is not “treaty-protected property”

(as those terms are defined in the Tax Act) of the Non-Canadian Holder, at the time of the disposition.

Generally, a Non-Canadian Holder’s Li3 common stock or Bearing common share, as applicable, should not be taxable Canadian property to the Non-Canadian Holder at the time of disposition if at that time it is listed on a designated stock exchange (which currently includes the TSXV) unless, at or at any time in the 60 months preceding, the time of disposition:

•

the Non-Canadian Holder, one or more persons with whom the Non-Canadian Holder with whom the Non-Canadian Holder did not deal at arm’s length for the purposes of the Tax Act, or one or more partnerships in which the Non-Canadian Holder or persons with whom the Non-Canadian Holder did not deal at arm’s length holds a membership interest (either directly or indirectly through one or more partnerships), alone or in any combination, owned 25% or more of the issued shares of any class or series of Li3 or Bearing, as applicable, and

•

the share derived more than 50% of its fair market value directly or indirectly from, or any combination of, real or immovable property situated in Canada, “Canadian resource properties”, “timber resource properties” (as those terms are defined in the Tax Act), or options in respect of, interests in, or for civil law rights in, any such property, whether or not the property exists, or the relevant share was otherwise deemed by a provision of the Tax Act to be taxable Canadian property at the time of disposition.

Generally, a Non-Canadian Holder’s Li3 common stock or Bearing common shares will be treaty-protected property at the time of disposition if, at that time, the terms of a tax treaty between Canada and another country would exempt the Non-Canadian Holder from tax under Part I of the Tax Act on any income or gain from the disposition of the relevant share.

Non-Canadian Holders should consult their own tax advisers regarding whether their Li3 common stock or Bearing common shares are taxable Canadian property or treaty-protected property.

A Non-Canadian Holder who disposes or is deemed to dispose of a share of Li3 common stock or a Bearing common share in a taxation year at a time when the share is taxable Canadian property and is not treaty-protected property generally will be required to file a Canadian tax return and include one half of any resulting taxable capital gain in the Non-Canadian Holder’s taxable income earned in Canada for the taxation year, and entitled to deduct one half of any resulting allowable capital loss from taxable capital gains included in the Non-Canadian Holder’s taxable income earned in Canada for the year or, to the extent not so deductible, in any of the three preceding taxation years or any subsequent taxation year, subject to the detailed rules regarding the deductibility of allowable capital losses in the Tax Act.

Dividends on Bearing common shares

A Non-Canadian Holder to whom a dividend is or is deemed to be paid or credited on the Non-Canadian Holder’s Bearing common shares generally will be subject to Canadian withholding tax equal to 25% of the gross amount of the dividend, or such lower rate as may be provided by an applicable income tax treaty between Canada and another country. The rate of withholding tax under the Canada-U.S. Income Tax Convention (1980), referred to as the U.S. Treaty, applicable to a dividend paid or credited to a Non-Canadian Holder who beneficially owns the dividend and is a resident of the United States under the U.S. Treaty, and entitled to its benefits, generally is 15% (5% if the beneficial owner is a company that is a resident of the United States under the U.S. Treaty, and entitled to its benefits, which owns at least 10 per cent of Bearing’s voting stock).

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BEARING MANAGEMENT FOLLOWING THE MERGER

The following table sets forth the names and ages of the directors and executive officers of Bearing following the merger. The officers are appointed by, and serve at the pleasure of, the Bearing Board.

Name	Age	Title

Jeremy Poirier	31	President, Chief Executive Officer, Director

Patrick Cussen	68	Director

Amar Balaggan	42	Independent Director

Kirk Shaw	61	Independent Director

Ann Fehr	48	Chief Financial Officer, Corporate Secretary

Luis Saenz	46	President, South American Operations

Benjamin Asuncion	35	Vice-President, Business Development

The following is biographical information for the individuals named above.

Jeremy Poirier,

President, Chief Executive Officer, Director

Jeremy Poirier serves as President of Nico Consulting, a management and consulting services company which provides a range of investor awareness and advisory services for both public and private companies since 2004. Mr. Poirier has over 12 years of experience in the capital markets, built a strong network of investor and industry contacts, served on a number of boards, and held senior officer positions at several public and private companies. Through his network and market expertise Mr. Poirier has facilitated capital raising efforts as well as successful asset acquisition and corporate development undertakings. Most recently, Mr. Poirier was a co-founder of Pure Energy Minerals Limited (TSXV:PE) and served as a Director from December 2013 to September 2016, in addition to holding a senior management role. During his tenure with Pure Energy, he reviewed numerous lithium assets and fostered relationships with various partners throughout the supply chain. He also serves as a Member of Advisory Board at Nevada Energy Metals Inc. (TSXV:BFF) since April 2016.

Patrick Cussen,

Director

Patrick Cussen is an industrial civil engineer with 45 years of mining industry experience. He has extensive experience in minerals and mining and specifically in marketing, sales, project exploration, project evaluation and economic assessments. Mr. Cussen is currently the Chairman of the Board of Li3 Energy Inc. (“Li3”). As previously announced, the Company has entered into a binding letter of intent to acquire an interest in the Maricunga Lithium Project in Chile from Li3. Mr. Cussen has served as the Chairman of The Center for Copper and Mining Studies for 15 years, Cesco, a Chilean think tank on mining. Mr. Cussen holds an engineering degree and a Masters of Economics from the University of Chile.

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Amar Balaggan,

Independent Director

Amar Balaggan is a Certified General Accountant (C.G.A., C.P.A.) and holds a Bachelor of Technology degree in Accounting, along with a Diploma in Financial Management, from British Columbia Institute of Technology (BCIT). He was one of the founding members of Odyssey Media Inc. and has been serving as Odyssey Media Inc.'s Corporate Controller since 2009.

Mr. Balaggan has extensive experience in the accounting, finance and industry in general; and has worked as the Corporate Controller at Insight Film Studios Ltd, as the treasurer for a local non-profit, as an tax advisor / accountant at a local Chartered accountant Firm and has also served as the Chief Financial Officer at Sophia Capital Corporation (TSX-V) and Folkstone Capital Corporation (TSX-V). He has been responsible for overseeing the accounting, tax and the external financial reporting, planning and financial analysis for the various Companies over the years.

Kirk Shaw,

Independent Director

Kirk Shaw is currently the head of Odyssey Media Inc. With offices in Vancouver, Los Angeles and Brisbane, he actively finances and produces multimillion dollar movies with stars such as John Cusack and Sharon Stone. His past work in the entertainment industry includes the academy award winning The Hurt Locker, as well as leading Canada's largest independent film and television production company where he produced, financed and delivered over 165 movies, series and documentaries (aggregate revenue exceeding $600 million) for clients such as Sony and NBC Universal.

In addition to the entertainment industry, Mr. Shaw is an active director, officer and investor in exploration companies listed on stock exchanges in Canada; he retains extensive experience with public company disclosure requirements, tax law and business development. His experience includes serving as a Director, President and Chief Executive Officer of Empire Rock Minerals Inc. (TSX-V), and as President, CEO, Secretary & Director of Folkstone Capital Corporation (TSX-V), and Sophia Capital Corporation (TSX-V). He has been an Independent Director of Bearing Resources Ltd. since June 11, 2014. With 30 years top-level public and private corporate financing and operation experience, Kirk Shaw maintains a well-honed business acumen that allows him to identify and capitalize early on new opportunities and emerging trends.

Ann Fehr,

Chief Financial Officer And Corporate Secretary

Ann Fehr, CPA, CGA, is the founder of Fehr & Associates and has several years of senior management and consulting experience. She has worked in management since she received her CGA designation in 1996. During her career she also spent several years providing senior level accounting services to publically traded companies and currently holds CFO positions in several. As such, Ms. Fehr is specially qualified to assist with senior management level problem solving and support the CFO/controller functions of a company. The majority of Ms. Fehr’s senior management and board governance experience is in the real estate and mining industries, as well as through volunteer work. She has also worked extensively with tax and year end accounting.

Luis Saenz

President of South American Operations

Luis Saenz is a finance executive with nearly 25 years of experience in mining finance and metals trading with a focus on Latin America. Mr. Saenz has served as CEO and Director of Li3 Energy since 2009, in addition to serving as a Director of Atico Mining (TSX Venture: ATY) and as Director of Alpha Resource Advisors, a mining finance boutique in Peru. Throughout his career, Mr. Saenz has held senior rolls with Standard Bank of South Africa, Merrill Lynch and Pechiney World Trade. He holds a degree in Economics and International Affairs from Franklin & Marshall College in Lancaster, PA.

Benjamin Asuncion,

Vice President, Business Development

Over the past decade, Benjamin Asuncion has accumulated extensive experience in the capital markets and the natural resources sector. In 2007, Mr. Asuncion joined Haywood Securities Inc., a privately owned Canadian sell side brokerage firm, as a research associate working within the mining space focusing on precious and platinum group metals. During his tenure at Haywood, he has been involved in a number of sectors including oil and gas, technology and telecom, in addition to his core focus on mining. He subsequently advanced to become a sell-side research analyst in 2012 covering companies from exploration through to production in the precious metals and lithium space. Prior to joining Haywood, Mr. Asuncion was involved in the management of an endowment fund at Simon Fraser University (SFU).Mr. Asuncion holds a Bachelor of Business degree from SFU with concentrations in finance, accounting and management science.

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BEARING EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following summary compensation table covers all compensation awarded to, earned by or paid to Jeremy Poirier and Ann Fehr, Bearing’s Chief Executive Officer(s) and Chief Financial Officer(s), respectively, and to Robert Cameron, Bearing’s former President and Chief Executive Officer, and Damian Towns, Bearing’s former Chief Executive Officer and Secretary, during the years ended October 31, 2016, 2015, and 2014. Jeremy Poirier and Ann Fehr are sometimes referred to in this proxy statement/prospectus as Bearing’s “Named Executive Officers”.

Expressed in Canadian Dollars

Name	Year	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Jeremy Poirier, Chief Executive Officer (1)	2016	-	-	-	-	-

	2015	-	-	-	-	-

	2014	-	-	-	-	-

Ann Fehr, Chief Financial Officer (2)	2016	-	-	-	-	-

	2015	-	-	-	-	-

	2014	-	-	-	-	-

Robert Cameron, Former President and Chief Executive Officer	2016	-	-	-	-	-

	2015	35,000	-	-	-	35,000

	2014	70,000	-	1,875	-	71,875

Damian Towns, Former Chief Financial Officer and Corporate Secretary	2016	-	-	-	-	-

	2015	50,000	-	1,875	-	51,875

	2014	50,000	-	-	-	50,000

____________

(1) Jeremy Poirier was appointed as Chief Executive Officer on August 5, 2016.

(2) Ann Fehr was appointed Chief Financial Officer and Corporate Secretary on July 1, 2016.

(3) Robert Cameron served as President and Chief Executive Officer on October 1, 2012 until his resignation on August 5, 2016.

(4) Damian Town served as Chief Financial Officer and Corporate Secretary from July 1, 2011 until his resignation on June 30, 2016

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Director Compensation

The table below details the compensation paid by Bearing to its directors for the year ended October 31, 2016. Bearing did not pay any compensation to its directors in respect of their services to the board of directors during the years ended October 31, 2015 or 2014:

Name	Fees Accrued ($)	Stock Awards ($)	Option Awards ($)	Total ($)
Kirk Shaw	-	-	33,041	33,041
Chris Hasek Watt	-	-	11,014	11,014
Amar Balaggan	-	-	27,535	27,535
Total	-	-	71,590	71,590

Incentive Plan Awards

As at October 31, 2016 the Bearing Named Executive Officers had the following option-based awards or share-based awards outstanding.

	Number of Securities Underlying Unexercised Options		Option Exercise	Option Expiration
Name	Exercisable	Not Exercisable	Price($)	Date

Jeremy Poirier	425,000	-	$0.26	10/24/2021

Ann Fehr	125,000	-	$0.26	10/24/2021

Termination and Change of Control Benefits

There are no contracts, agreements, plans or arrangements that provide for payments to any Named Executive Officer at, following, or in connection with any termination (whether voluntary, involuntary or constructive), resignation, retirement, a change in control of Bearing or its subsidiaries or a change in a Named Executive Officer’s responsibilities.

LI3 EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following summary compensation table covers all compensation awarded to, earned by or paid to Li3’s Chief Executive Officer and Chief Financial Officer, respectively, during the years ended June 30, 2016, 2015, and 2014. These individuals are sometimes referred to in this proxy statement/prospectus as “Li3’s Named Executive Officers”.

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Expressed in US Dollars

	Year			Stock	Option	All Other
Name and Principal	Ended	Salary	Bonus	Awards	Awards	Compensation	Total
Position	June 30,	($)	($)	($)	($)	($)	($)
Luis Francisco Saenz	2016	31,250	-	31,250	-	3,803	66,303
Chief Executive Officer(1)	2015	190,625	-	153,125	-	4,649	348,399
	2014	246,785		3,215		556	250,556

Luis Santillana	2016	28,927	-	18,840	-	6,643	54,410
Chief Financial Officer(2)	2015	141,530	-	80,813	-	4,522	226,865
	2014	182,687		2,313		-	185,000

_______________

(1)	Mr. Saenz was appointed our Chief Executive Officer as of October 19, 2009. Mr. Saenz has an employment agreement with us as described below. We paid Mr. Saenz at the rate of $250,000 per annum from October 19, 2009 until March 31, 2015, $125,000 per annum from April 1, 2015 to June 30, 2015 and $62,500 per annum from July 1, 2015 to June 30, 2016. From June 1, 2014 to March 31, 2015, Mr. Saenz agreed to receive $3,125 of his monthly salary in shares of common stock of the Company in lieu of cash salary. From January 1, 2016 to June 30, 2016, Mr. Saenz agreed to receive his monthly salary in shares of common stock of the Company in lieu of cash salary. The number of shares of common stock issued was calculated based on the average closing price of the Company´s common stock for the thirty-day period prior to, and including, the due date for such salary. Pursuant to the amendment to the employment agreement with Mr. Saenz dated April 8, 2015, the Company issued 8,928,571 shares of common stock to Mr. Saenz valued at $125,000. The Company paid $3,803 and $4,649, respectively, for Mr. Saenz’s medical insurance during fiscal years 2016 and 2015.

(2)	Mr. Santillana served as our Vice President of Finance from March 1, 2012 until June 30, 2012, when he was appointed Chief Financial Officer. Mr. Santillana has an employment agreement with us as described below. We have paid Mr. Santillana at the rate of $185,000 per annum from his commencement until March 31, 2015, $92,500 per annum from April 1, 2015 to June 30, 2015 and $47,767 from July 1, 2015 to June 30, 2016. From June 1, 2014 to March 31, 2015, Mr. Santillana agreed to receive $2,313 of his monthly salary in shares of common stock of the company in lieu of cash salary. From January 1, 2016 to June 30, 2016, Mr. Santillana agreed to receive his monthly salary in shares of common stock of the Company in lieu of cash salary. The number of shares of common stock issued was calculated based on the average closing price of the Company´s common stock for the thirty-day period prior to, and including, the due date for such salary. Pursuant to the amendment to the employment agreement with Mr. Santillana dated April 8, 2015, the Company issued 4,285,715 shares of common stock to Mr. Saenz valued at $60,000. The Company paid $6,643 and $4,522, respectively, for Mr. Santillana’s medical insurance during fiscal years 2016 and 2015.

Outstanding Equity Awards

There were no equity awards granted to Li3’s Named Executive Officers that were outstanding on March 31, 2017.

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Employment Contracts and Termination of Employment and Change-in-Control Arrangements

Li3 has an employment agreement with each of its Chief Executive Officer and our Chief Financial Officer.

Employment Agreement with Luis Saenz

Li3 entered into an Employment Services Agreement (the “CEO Employment Agreement”) with its Chief Executive Officer (CEO), Luis Saenz, effective as of August 24, 2011. Under the CEO Employment Agreement, the base salary of Mr. Saenz was to be determined by the Board of Directors. The CEO Employment Agreement had an initial term of one year and was automatically renewed for successive one-year terms unless either party delivered timely notice of its intention not to renew. The Li3 Board of Directors also had sole discretion to pay Mr. Saenz an annual bonus at such time and in such amount as it so determined. Li3 granted Mr. Saenz 700,000 restricted stock units under our 2009 Equity Incentive Plan, which vested in three equal instalments on each of January 15, 2012, 2013 and 2014.

On April 8, 2015, Li3 entered into Amendment No. 1 (the “Saenz Amendment 1”) to the CEO Employment Agreement with its CEO. Pursuant to the Saenz Amendment 1, the CEO´s employment term would terminate on December 31, 2015 unless the parties agreed in writing to extend the term prior to that date. On March 4, 2016, the company entered into Amendment No. 2 (the “Saenz Amendment 2”) to the CEO Employment Agreement with its CEO whereby the term of the CEO’s employment was extended to March 31, 2016 and thereafter would terminate unless renewed at the sole discretion of the Chairman of the Board. The Saenz Amendment 2 provides that commencing January 1, 2016, the base salary of the CEO will be paid in shares of common stock of the company. The CEO’s employment has been subsequently extended to September 30, 2016.

The CEO was paid a base salary of $10,416 per month for the period April 1, 2015 to June 30, 2015 (reduced from $20,833 per month) and $5,208 per month for the period from July 1, 2015 to June 30, 2016. The Saenz Amendment 1 also provides additional compensation upon certain change of control events and such provision was subsequently deleted in Saenz Amendment 2. In consideration of the Saenz Amendment 1, the company issued the CEO 8,928,571 shares of common stock of the company valued at $125,000 and recorded as stock compensation expense within general and administrative expenses in the consolidated statements of operations.

Potential Payment Upon Termination

It is anticipated that Mr. Saenz will remain an employee of the Combined Company if the merger is completed.

Mr. Saenz’s employment by us remains “at-will” and terminable at any time for any reason or for no reason. If Mr. Saenz’s employment is terminated by us without Cause, we must continue to pay him any base salary at the rate then in effect for a period of 18 months. If we terminate Mr. Saenz’s employment without Cause, or in connection with a Change of Control (as defined in the CEO Employment Agreement), or if Mr. Saenz terminates the CEO Employment Agreement for Good Reason, or in the event of a termination of employment due to a permanent disability, we will continue to pay him any base salary at the rate then in effect until the termination date.

For the duration of the employment period and, unless we terminate Mr. Saenz’s employment without Cause, for the period until the termination date, Mr. Saenz has agreed not to directly or indirectly compete with any business engaged in by us or proposed to be engaged in by us during the period of his employment anywhere within the countries in which we are then operating.

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Employment Services Agreement with Luis Santillana

Li3 is a party to an Employment Services Agreement with Mr. Santillana, dated as of December 1, 2011, amended as of April 10, 2012 (the “CFO Employment Agreement”). Under the CFO Employment Agreement, Mr. Santillana was appointed as Li3’s Chief Financial Officer (“CFO”), and it paid Mr. Santillana an annual base salary of $185,000. The CFO Employment Agreement had an initial term of one year and was automatically renewed for successive one-year terms unless either party delivered timely notice of its intention not to renew. Pursuant to the CFO Employment Agreement, Li3 may also pay Mr. Santillana an annual bonus of up to 50% of his base salary, at such time and in such amount as may be determined by its Board of Directors in its sole discretion. We granted Mr. Santillana 250,000 restricted stock units under our 2009 Equity Incentive Plan, which vested in three equal instalments on each of March 1, 2013, 2014 and 2015. Li3 also granted Mr. Santillana an option under our 2009 Equity Incentive Plan to purchase an aggregate of 250,000 shares of our common stock, exercisable for a term of five years at an exercise price of $0.40 per share, which vested in its entirety on September 1, 2013.

On April 8, 2015, the company entered into Amendment No. 1 (the “Santillana Amendment 1”) to the CFO Employment Agreement with its CFO, dated as of December 1, 2011 (as amended on April 10, 2012). Pursuant to the Santillana Amendment 1, the CFO´s term would terminate on December 31, 2015 unless the parties agreed in writing to extend the term prior to that date. On March 4, 2016, the company entered into Amendment No. 2 (the “Santillana Amendment 2”) to the CFO Employment Agreement with its CFO whereby the term of the CFO’s employment was extended to March 31, 2016 and thereafter would terminate unless renewed at the sole discretion of the Chairman of the Board. The Santillana Amendment 2 states that commencing January 1, 2016, the base salary of the CFO will be paid in shares of common stock of the Company. The CFO’s employment has been subsequently extended to September 30, 2016.

The CFO was paid a base salary of $7,708 per month for the period April 1, 2015 to June 30, 2015 (reduced from $15,417 per month) and a base salary of $3,980 per month for the period from July 1, 2015 to June 30, 2016. The Santillana Amendment 1 also provides additional compensation upon certain change of control events and such provision was subsequently deleted in Santillana Amendment 2. In consideration of the Santillana Amendment 1, the Company issued the CFO 4,285,715 shares of common stock of the company valued at $60,000 and recorded as stock compensation expense within general and administrative expenses in the consolidated statements of operations.

Payment Upon Potential Termination

Mr. Santillana’s employment by us is “at-will” and terminable at any time for any reason or for no reason. If Mr. Santillana’s employment is terminated by us without Cause or in connection with a Change of Control, such as the merger, or if he terminates the CFO Employment Agreement for Good Reason (as defined in the CFO Employment Agreement), his options will expire nine months after such termination. If we terminate Mr. Santillana’s employment without Cause, or in connection with a Change of Control, such as the merger, or if Mr. Santillana terminates his employment for Good Reason, or in the event of a termination of employment due to a permanent disability, we will continue to pay Mr. Santillana his base salary at the rate then in effect for until the termination date.

For the duration of the employment period and, unless we terminate Mr. Santillana’s employment without Cause, for the period until the termination date, Mr. Santillana has agreed not to directly or indirectly compete with any business engaged in by us or proposed to be engaged in by us during the period of his employment anywhere within the countries in which we are then operating.

The foregoing is a summary of the principal terms of the CEO Employment Agreement and the CFO Employment Agreement and Amendments to these agreements. The summary is qualified in its entirety by the detailed provisions of the actual agreements, which are filed as exhibits to this Annual Report and are incorporated herein by reference.

Director Compensation

The following Director Compensation Table sets forth information concerning compensation for services rendered by Li3’s independent directors for the year ended June 30, 2016. The amounts represented in the “Option Awards” column reflects the stock compensation expense recorded by Li3 and does not necessarily equate to the income that will ultimately be realized by the director for such awards. Except as set forth in the table below, none of our directors received compensation during the fiscal year ended June 30, 2016 for services provided as a director, except reimbursement of ordinary and reasonable expenses incurred in exercising their responsibilities and duties as a director.

103

Name	Fees Accrued ($)	Stock Awards ($)	Option Awards ($)	Total ($)
Patrick Cussen	$-	$48,000	$-	$48,000
Patricio A. Campos	-	18,000	-	18,000
David G. Wahl	-	18,000	-	18,000
Gi-Chen Eom	10,859	-	-	10,859
Eduardo G. de Aguirre	2,641	4,500	-	7,141
Harvey McKenzie	-	9,701	-	17,201
Uong Chon	978	-	-	978
Total	$14,478	$98,201	$-	$112,679

Director Compensation Program

Li3’s director compensation program consists of cash and equity-based compensation. The equity component of Li3’s director compensation program is designed to build an ownership stake in Li3 while conveying an incentive to directors relative to the returns recognized by our stockholders.

All directors are reimbursed for ordinary and reasonable expenses incurred in exercising their responsibilities in accordance with Li3’s travel and entertainment expense reimbursement policy.

On May 2, 2012, our Board adopted a plan of compensation for its non-employee directors’ services to the Company, pursuant to which each current and former non-employee director shall be paid cash (the “Cash Director Compensation”) at the greatest of the following annual rates that applies to such director during the relevant time periods: $64,000 for the Chairman of the Board; $40,000 for the Audit Committee Chairman; $34,000 for the Chairman of any other standing Board committee; and $24,000 for directors who do not chair any committees. On February 4, 2015, our Board resolved to reduce the compensation due to each director by 25% from March 1, 2015, such that the annual rates became: $48,000 for the Chairman of the Board; $30,000 for the Audit Committee Chairman; $25,500 for the Chairman of any other standing Board committee; and $18,000 for directors who do not chair any committees. The Cash Director Compensation shall be deemed to begin to accrue retroactively for each non-employee director on the later of such director’s initiation of substantial involvement with the Board, as determined in good faith by the Chief Executive Officer, and July 1, 2011 (each such director’s “Compensation Start Date”). The increased rates of Cash Director Compensation for the Chairman of the Board and Committee Chairmen shall only apply to the period of time that the relevant director served in such capacity.

During the year ended June 30 2016, Li3 issued an aggregate of 7,677,716 shares of common stock as consideration in lieu of $116,534 in accrued Director Compensation, of which $28,500 related to fees accrued during the year ended June 30, 2015.

Other than the Li3 Energy Inc. 2009 Equity Incentive Plan, the non-employee directors are not eligible to participate in Li3’s employee benefits plans.

Equity Compensation Plan Information

On October 19, 2009, Li3 Board of Directors adopted, and stockholders approved, the 2009 Equity Incentive Plan (the “2009 Plan”), which reserved a total of 5,000,000 shares of our common stock for issuance under the 2009 Plan (3,450,000 shares of which have been issued and the restrictions thereon lapsed). If an incentive award granted under the 2009 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2009 Plan.

104

In addition, the number of shares of Common Stock subject to the 2009 Plan, any number of shares subject to any numerical limit in the 2009 Plan, and the number of shares and terms of any incentive award are expected to be adjusted in the event of any change in our outstanding common stock by reason of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.

Administration

It is expected that the Compensation Committee of our Board of Directors, or the Board of Directors in the absence of such a committee, will administer the 2009 Plan. Subject to the terms of the 2009 Plan, the Compensation Committee would have complete authority and discretion to determine the terms of awards under the 2009 Plan.

Grants

The 2009 Plan authorizes the grant to participants of nonqualified stock options, incentive stock options, restricted stock awards, restricted stock units, performance grants intended to comply with Section 162(m) of the Internal Revenue Code (as amended, the “Code”) and stock appreciation rights, as described below:

•

Options granted under the 2009 Plan entitle the grantee, upon exercise, to purchase a specified number of shares from us at a specified exercise price per share. The exercise price for shares of our common stock covered by an option cannot be less than the fair market value of the common stock on the date of grant unless agreed to otherwise at the time of the grant.

•

Restricted stock awards and restricted stock units may be awarded on terms and conditions established by the compensation committee, which may include performance conditions for restricted stock awards and the lapse of restrictions on the achievement of one or more performance goals for restricted stock units.

•

The compensation committee may make performance grants, each of which will contain performance goals for the award, including the performance criteria, the target and maximum amounts payable, and other terms and conditions.

•

The 2009 Plan authorizes the granting of stock awards. The compensation committee will establish the number of shares of our common stock to be awarded and the terms applicable to each award, including performance restrictions.

•

Stock appreciation rights (“SARs”) entitle the participant to receive a distribution in an amount not to exceed the number of shares of our common stock subject to the portion of the SAR exercised multiplied by the difference between the market price of a share of common stock on the date of exercise of the SAR and the market price of a share of common stock on the date of grant of the SAR.

Duration, Amendment and Termination

The Board has the power to amend, suspend or terminate the 2009 Plan without stockholder approval or ratification at any time or from time to time. No change may be made that increases the total number of shares of our common stock reserved for issuance pursuant to incentive awards or reduces the minimum exercise price for options or exchange of options for other incentive awards, unless such change is authorized by our stockholders within one year. Unless sooner terminated, the 2009 Plan would terminate ten years after its adoption.

Grants to Officers and Directors

The Board granted 700,000 restricted stock units to Mr. Saenz under the 2009 Plan. All of the restricted stock units have vested and been issued as follows: 233,334 shares issued on January 15, 2012, 233,333 shares issued on January 15, 2013 and 233,333 shares issued on January 15, 2014.

105

Pursuant to an Employment Agreement, we granted Mr. Santillana 250,000 restricted stock units under the 2009 Plan, all of which have vested and been issued as follows: 83,334 shares issued on March 1, 2013, 83,333 shares issued on March 1, 2014 and 83,333 shares issued on March 1, 2015. We also granted Mr. Santillana an option under the 2009 Plan to purchase an aggregate of 250,000 shares of our common stock, exercisable for a term of five years at an exercise price of $0.40 per share, which option has vested. The stock options expired unexerc i sed on March 1, 2017.

On May 2, 2012, the Board determined to grant to each of its non-employee directors other than the Chairman of the Board 100,000 Restricted Stock Units under the 2009 Plan, which were to vest in three equal instalments on each of the first three anniversaries of such director’s Compensation Start Date. The Board also determined to grant to the Chairman of the Board 300,000 Restricted Stock Units under the 2009 Plan, which were to vest in three equal instalments on each of the first three anniversaries of his becoming Chairman of the Board. However, such restricted stock units have not yet been granted, as we do not have sufficient shares authorized at this time for issuance pursuant to awards under our 2009 Plan to accommodate all of such restricted stock units.

BEARING’S COMMON SHARES

Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding Bearing common shares are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the Bearing Board from time to time may determine. Holders of Bearing common shares are also entitled to one vote for each share held on all matters submitted to a vote of Bearing shareholders. Bearing common shares are not entitled to preemptive rights and are not subject to conversion or redemption. Upon liquidation, dissolution or winding-up of Bearing, the assets legally available for distribution to Bearing shareholders would be distributed ratably among the holders of Bearing common shares and any participating preferred stock outstanding at that time after payment of liquidation preferences, if any, on any outstanding preferred stock and payment of other claims of creditors. Each outstanding share of Bearing common shares is, and all shares of Bearing common shares currently outstanding are, fully paid and nonassessable.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma condensed consolidated financial statements, referred to as the pro forma financial statements, of Bearing and Li3 have been prepared to illustrate the effect of the merger. Under the terms of the merger agreement, each outstanding share of Li3 common stock at the effective time will be exchanged for 0.0318037415913317 Bearing common shares. We expect the merger will be accounted for as an acquisition of the assets and liabilities of Li3 under IFRS, with Bearing being the accounting and legal acquirer.

The unaudited pro forma condensed consolidated balance sheet, referred to as the pro forma balance sheet, as of October 31, 2016, is based on the individual historical unaudited consolidated balance sheets of Bearing and Li3 after giving effect to the merger as if it had occurred on October 31, 2016.

The unaudited pro forma consolidated statement of loss and comprehensive loss for the year ended October 31, 2016 is the result of combining the audited statement of loss and comprehensive loss of Bearing for the year ended October 31, 2016, with the unaudited statement of operations of Li3 for year ended September 30, 2016 after giving effect to the merger as if it had occurred on November 1, 2015. The unaudited statement of operations of Li3 for the year ended September 30, 2016 was created by combining the unaudited interim statement of operations of Li3 for the three month period ended September 30, 2016 with the audited statement of operations for the year ended June 30, 2016 and deducting the unaudited interim statement of operations for the three month period ended September 30, 2015.

The unaudited pro forma consolidated statement of loss and comprehensive loss for the three month period ended January 31, 2017 is the result of combining the unaudited statement of loss and comprehensive loss for Bearing for the three month period ended January 31, 2017 with the unaudited interim statement of operations of Li3 for three month period ended December 31, 2016 after giving effect to the merger as if it had occurred on November 1, 2016.

The historical consolidated financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are (i) directly attributable to the merger, (ii) factually supportable and (iii) with respect to the pro forma statements of operations, are expected to have a continuing impact on the results of operations.

The pro forma financial statements and adjustments have been prepared based upon currently available information and certain assumptions, which are described in the accompanying notes thereto. Given that the acquisition method of accounting is dependent upon certain valuations and other analyses that have yet to be completed, the assumptions, estimates and adjustments reflected in the pro forma financial statements are preliminary and subject to change. The determination of the final acquisition accounting and actual results may differ materially from the assumptions, estimates and adjustments reflected in the pro forma financial statements. Furthermore, the accompanying pro forma financial statements do not reflect the financial impact of any expected costs savings, synergies, integration costs or non-recurring activities as well as one-time transaction costs that may be realized or incurred in subsequent reporting periods.

The pro forma financial statements are provided for information purposes only and are not intended to represent, or be indicative of, future anticipated financial results or the results that would have occurred had the merger been consummated on the dates indicated. The pro forma financial statements and notes thereto should be read in conjunction with: (i) the historical audited and unaudited consolidated financial statements and related notes of Bearing, which are included in this proxy statement/prospectus, and (ii) the historical audited and unaudited consolidated financial statements and related notes of Li3, which are included in this proxy statement/prospectus.

106

Bearing Lithium Corp .

(formerly Bearing Lithium Corp.)

Unaudited Pro Forma Condensed Consolidated Financial Statements

(Expressed in US dollars)

As at and for the Year Ended October 31, 2016

107

Bearing Lithium Corp. (formerly Bearing Resources Ltd.) Pro Forma Consolidated Statement of Financial Position (Unaudited - Expressed in Canadian dollars)

BEARING LITHIUM CORP.

Pro Forma Consolidated Financial Statements

Unaudited - (Expressed in Canadian dollars)

F-1

Bearing Lithium Corp. (formerly Bearing Resources Ltd.) Pro Forma Consolidated Statement of Financial Position (Unaudited - Expressed in Canadian dollars)

	Li3 Energy, Inc. (unaudited)	Bearing Lithium Corp. (unaudited)				Pro Forma Consolidated Balance
As at	December 31, 2016	January 31, 2017	Pro forma Adjustments	Notes		January 31, 2017

ASSETS
CURRENT ASSETS
Cash	$70,211	$2,516,943	$(336,360)	4	(i),	$2,250,794
Accounts receivable	-	15,654	-			15,654
Prepaid expense	125,287	28,339	-			153,626
Investment in marketable securities	-	712,851	-			712,851
	195,498	3,273,787	(336,360)			3,132,925
NON-CURENT ASSETS
Reclamation bond	-	21,993	-			21,993
Mineral property interests	-	4				4
Equity investment in Minera Li	9,006,026	-	8,736,595	4	(i)	17,742,621
	9,006,026	21,997	8,736,595			17,764,618

TOTAL ASSETS	$9,201,524	$3,295,784	$8,400,235			$20,897,543

LIABILITIES
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$974,930	$90,123	$100,000	4	(i)	$1,165,053
Deposit	-	52,850	(52,850)	4	(iii)	-
Common stock payable	317,788	-	(317,788)	4	(i)	-
Convertible notes payable	694,757	-	(694,757)	4	(i)	-
	1,987,475	142,973	(965,395)			1,165,053
NON-CURRENT LIABILITIES
Long term notes payable	610,796	-	-			610,796
TOTAL LIABILITIES	2,598,271	142,973	(965,395)			1,775,849

Common stock subject to rescission	4,083	-	(4,083)			-

SHAREHOLDERS' EQUITY
Share capital (Note 5)	671,512	10,475,766	14,630,835	4	(i)	25,778,113
Obligation to issue shares	-	-	181,117	4	(i)	181,117
Contributed surplus	-	6,423,453	432,569	4	(i)	6,856,022
Additional paid in capital	96,978,352	-	(96,978,352)	4	(i)	-
Deficit	(91,050,694)	(13,746,408)	91,103,544	4	(i)(iii)	(13,693,558)
TOTAL SHAREHOLDERS' EQUITY	6,599,170	3,152,811	9,369,713			19,121,694

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$9,201,524	$3,295,784	$8,400,235			$20,897,543

F-2

Bearing Lithium Corp. (formerly Bearing Resources Ltd.) Pro Forma Consolidated Statement of Loss and Comprehensive Loss (Unaudited - Expressed in Canadian dollars)

	Li3 Energy, Inc.	Bearing Lithium Corp.			Pro Forma Consolidated balance
	Year ended September 30, 2016	Year ended October 31, 2016	Pro Forma Adjustments	Notes	Year ended October 31, 2016

EXPLORATION COST
Expenditures	$-	$22,442	$-		$22,442

EXPENSES
Office, general and admin	1,056,983	169,791	-		1,226,774
Share-based payment expense	-	275,346	-		275,346
Loss from Minera Li equity investment	541,688	-	-		541,688
	1,598,671	445,137	-		2,043,808
TOTAL EXPENSES	(1,598,671)	(467,579)	-		(2,066,250)

OTHER INCOME (EXPENSES)
Change in fair value of derivative liability instruments	(5,872)	-	-		(5,872)
Gain on disposal of Mexican subsidiaries	-	488,129	-		488,129
Recovery on exploration and evaluation assets	-	-	62,850	4(iii)	62,850
Foreign exchange gain	(5,930)	3,652	-		(2,278)
Interest income	-	145	-		145
Interest expense	(145,324)	-	41,568	4(ii)	(103,756)
Unrealized loss on investment	-	(120,000)	-		(120,000)
TOTAL OTHER INCOME	(157,126)	371,926	104,418		319,218

NET LOSS	$(1,755,797)	$(95,653)	$(104,418)		$(1,747,032)

Foreign currency translation	-	(3,267)	-		(3,267)
COMPREHENSIVE LOSS	$(1,755,797)	$(98,920)	$(104,418)		$(1,750,299)
Loss per share - Basic and diluted					$(0.04)
Pro forma number of shares outstanding - Basic and diluted					41,586,688

F-3

Bearing Lithium Corp. Pro Forma Consolidated Statement of Loss and Comprehensive Loss (Unaudited - Expressed in Canadian dollars)

	Li3 Energy, Inc.	Bearing Lithium Corp.			Pro Forma Consolidated balance
	Three Month Period Ended December 31, 2016	Three Month Period Ended January 31, 2017	Pro Forma Adjustments	Notes	Three Month Period Ended January 31, 2017

EXPENSES
Office and general	$169,018	$483,305	$-		$652,323
Share-based payment expense	-	362,711	-		362,711
Loss from Minera Li equity investment	9,095	-	-		9,095
TOTAL EXPENSES	(178,113)	(846,016)	-		(1,024,129)

OTHER INCOME (EXPENSES)
Gain on debt extinguishment	266,824	-	-		266,824
Recovery on exploration and evaluation assets	-	10,000	52,850	4(iii)	62,850
Foreign exchange gain	57	6,868	-		725
Interest income	-	2,282	-		2,282
Interest expense	(38,333)	-	25,331	4(ii)	(13,002)
Unrealized loss on investment	-	60,000	-		60,000
TOTAL OTHER INCOME	228,548	72,950	78,181		379,679

NET AND COMPREHENSIVE LOSS	$50,435	$(773,066)	$78,181		$(644,450)
Loss per share - Basic and diluted					$(0.02)
Pro forma number of shares outstanding - Basic and diluted					41,586,688

F-4

Bearing Lithium Corp. (formerly Bearing Resources Ltd.) Notes to the Pro Forma Consolidated Financial Statements (Unaudited - Expressed in Canadian dollars)

1	BASIS OF PRESENTATION

The unaudited pro forma consolidated financial statements of Bearing Lithium Corp. (formerly Bearing Resources Ltd.) (“Bearing”), have been prepared by management after giving effect to a proposed Merger between Li3 Energy, Inc. (“Li3”), Bearing, and a newly formed wholly owned subsidiary of Bearing, LI Acquisition Corporation (“Sub”).

On January 27, 2017, Li3 and Bearing entered into an agreement and plan of merger (the “Merger Agreement”) under which Bearing has agreed to acquire Li3. Pursuant to the Merger Agreement, Sub will merge with and into Li3 (the “Merger”), with Li3 surviving the Merger as a wholly owned subsidiary of Bearing. At the effective time of the Merger, each share of Li3 common stock will be converted into the right to receive common shares of Bearing based upon an aggregate of 16,000,000 Bearing common shares issuable for the Li3 common stock.

As a result, the 16,000,000 common shares of Bearing that Li3’s stockholders will receive will represent approximately 43% of the issued and outstanding shares and voting power of the combined company after giving effect to the Merger. Holders of options, warrants and restricted stock units to purchase Li3’s common stock will receive options, warrants and restricted stock units to purchase common shares of Bearing in exchange for their Li3 options, warrants and restricted stock units, as adjusted based on the exchange ratio of Li3’s common stock to Bearing common stock in the Merger, but otherwise on the same terms and conditions as in the original options and warrants of the Li3.

The unaudited pro forma consolidated statement of financial position is the result of combining the unaudited interim statement of financial position of Bearing as at January 31, 2017 and the unaudited interim statement of financial position of Li3 as at December 31, 2016.

The unaudited pro forma consolidated statement of loss and comprehensive loss for the year ended October 31, 2016 is the result of combining the audited statement of loss and comprehensive loss of Bearing for the year ended October 31, 2016, with the unaudited statement of operations of Li3 for year ended September 30, 2016. The unaudited statement of operations of Li3 for the year ended September 30, 2016 was created by combining the unaudited interim statement of operations of Li3 for the three month period ended September 30, 2016 with the audited statement of operations for the year ended June 30, 2016 and deducting the unaudited interim statement of operations for the three month period ended September 30, 2015.

The unaudited pro forma consolidated statement of loss and comprehensive loss for the three month period ended January 31, 2017 is the result of combining the unaudited statement of loss and comprehensive loss for Bearing for the three month period ended January 31, 2017 with the unaudited interim statement of operations of Li3 for three month period ended December 31, 2016.

It is the opinion of Bearing’s management that the pro forma consolidated statement of financial position as at January 31, 2017, and the pro forma consolidated statement of loss and comprehensive loss for all periods presented include all adjustments necessary for the fair presentation, in all material respects, of the transactions and assumptions described in Notes 3 and 4 and the results of the combined operations in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”), applied on a basis consistent with Bearing’s accounting policies.

The pro forma consolidated financial statements for the period intend to reflect the financial position had the proposed transaction occurred as at January 31, 2017, and the financial performance of the merged company had the proposed transactions occurred at the beginning of the year ended October 31, 2016 or the three month period ended January 31, 2017. However, these pro forma financial statements are not necessarily indicative of the financial position or financial performance, which would have resulted if the transactions had actually occurred at the beginning of the year ended October 31, 2016, and been in effect for the periods presented.

The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and the notes thereto of Bearing and Li3. Unless otherwise noted, the pro forma consolidated financial statements and accompanying notes are presented in Canadian dollars.

F-5

Bearing Lithium Corp. (formerly Bearing Resources Ltd.) Notes to the Pro Forma Consolidated Financial Statements (Unaudited - Expressed in Canadian dollars)

1	BASIS OF PRESENTATION (CONTINUED)

For the purposes of these pro forma consolidated financial statements, Li3 balances were translated from US dollars into Canadian dollars as follows: assets, liabilities and equity - at the closing rate at the date of the statement of financial position (December 31, 2016 - 1.34); income and expenses - at the average rate for the period (year ended September 30, 2016 - 1.33; and three months ended December 31, 2016 - 1.33).

The financial statements of Li3 Energy have been converted from their presentation in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and the rules of the SEC to be in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”), applied on a basis consistent with Bearing’s accounting policies. Refer to note 6 for discussion of differences between US GAAP and IFRS.

2	SIGNIFICANT ACCOUNTING POLICIES

These pro forma consolidated financial Statements have been prepared on the basis of accounting policies and methods of computation consistent with those applied in Bearing’s audited annual financial statement for the fiscal year ended October 31, 2016.

3	MERGER

The Merger will result in the following:

i)	Sub will merge with Li3, with Li3 surviving the merger as a wholly owned subsidiary of Bearing;

ii)	Each common share of Li3 will be converted into the right to receive common shares of the Bearing for an aggregate of 16,000,000 shares. As a result, Li3 shareholders will receive approximately 43% of the Bearing’s issued common shares.

iii)	Holders of options and warrants to purchase the Li3’s common stock will receive options and warrants to purchase common shares of Bearing in exchange for their Li3 options and warrants, as adjusted based on the exchange ratio of the Li3’s common stock to Bearing common stock in the Merger.

iv)	Holders of restricted stock units of Li3 will receive restricted stock units of Bearing in exchange for their Li3 restricted stock units, as adjusted based on the exchange ratio of Li3’s common stock to Bearing common stock in the Merger.

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Bearing Lithium Corp. (formerly Bearing Resources Ltd.) Notes to the Pro Forma Consolidated Financial Statements (Unaudited - Expressed in Canadian dollars)

4	PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

These unaudited pro forma consolidated financial statements have been prepared assuming the following transactions and assumptions:

i)	The Merger is being accounted for as an acquisition of the net assets of Li3 rather than as a business combination on the basis that management has determined that Li3 does not have the inputs and processes capable of producing outputs that are necessary to meet the definition of a business as defined by IFRS 3. The cost of the acquisition was determined based on the fair value of the consideration paid plus transaction costs that were directly attributable to the Merger as follows:

Fair value of 16,000,000 common shares of Bearing issuable to shareholders of Li3[1]	$14,080,000
Fair value of replacement restricted stock units of Bearing issuable[2]	16,892
Fair value of consideration paid to settle Li3 convertible notes[3]:
Cash	277,806
Common shares	1,222,347
Warrants	415,677
Cash paid to settle legal fees	58,554
Potential common shares issuable[4]	181,117
Acquisition related costs accrued[5]	100,000
Total cost of acquisition	$16,352,393

[1]The fair value of the 16,000,000 common shares of Bearing issuable to the shareholders of Li3 was determined based on the market value of Bearing’s common shares as at May 10 , 2017 which was $0.88 per share.

[2]Pursuant to the Merger Agreement, Bearing will issue replacement warrants, options and restricted stock units to the holders of the equivalent instruments in Li3. The instruments issued by Bearing will have the same terms except that the quantity and exercise price will be adjust to reflect the same share exchange ratio used to determine the 16,000,000 common share of Bearing issuable to the shareholders of Li3 (the “Exchange Ratio”). As a result, Bearing will issue 18,662 options, 76,171 warrants and 19,195 restricted stock units. The fair value of the options and warrants issuable was determined to be nominal. The fair value of the restricted stock units was determined based on the market value of Bearing’s common shares as at May 10, 2017 which was $0.88 per share.

[3]Prior to entering into the Merger Agreement, Bearing entered into settlement agreements (the “Settlement Agreements”) with the holders of the convertible notes of Li3 with a principal balance owing of USD 525,000. The Settlement Agreements are subject to the closing of the Merger. Pursuant to the Settlement Agreements, Bearing will repay the principal amount due, all accrued interest plus a 22% bonus (the “Bonus Payment”). In addition, Bearing will pay the legal expenses of the convertible note holders’ up to a maximum of USD15,000 and pay USD30,000 to cover the convertible note holders’ representative. Principal plus the pro-rata Bonus Payment and accrued interest in the amount of $555,612 (USD 427,000) will be settled with the issuance of units at a deemed price of $0.40 per unit. Each unit will be comprised of one common share and one-half warrant. Each whole warrant will entitle the holder to acquire an additional common share at a price of $0.80 per share for one year following the close of the proposed transaction. Accordingly, approximately 1,389,030 shares and 694,515 warrants of Bearing will be issued. The fair value of the common shares was based on the market value of Bearing’s common shares as at January 31, 2017 which was $0.90 per share. The fair value of the warrants was calculated using the Black-Scholes Option Pricing Model with the following assumptions: stock price $0.90, exercise price $0.80, term of 1 year, volatility of 192.111%, dividend yield of 0% and a risk-free interest rate of 0.63%.

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Bearing Lithium Corp. (formerly Bearing Resources Ltd.) Notes to the Pro Forma Consolidated Financial Statements (Unaudited - Expressed in Canadian dollars)

4	PRO FORMA ASSUMPTIONS AND ADJUSTMENTS (CONTINUED)

4As at the date of the Merger, Li3 had potential common stock issuable of $317,788 relating to the potential obligation to issue 6,433,263 common shares arising during its financial year ended June 30, 2013. The cost of the acquisition includes the potential number of Bearing common shares that may be issuable to settle this obligation. The number of Bearing shares issuable was determined using the Exchange Ratio to be 205,815 common shares which were measured at the market value of Bearing’s common shares as at May 10, 2017 which was $0.88 per share.

[5]Estimated legal and other professional fees to complete the Merger of $100,000 have been accrued and included in the cost of the acquisition.

The cost of the acquisition was allocated first to the monetary assets and liabilities with the excess allocated to Li3’s 49% interest in Minera Li Energy SpA (“Minera Li”). Minera Li’s primary asset is a lithium and potassium exploration project located in the northeast section of the Salar de Maricunga in Region III of Atacama in northern Chile. A summary of the allocation of the cost of the acquisition is as follows:

Cash	$70,211
Prepaid expenses	125,287
Investment in Minera Li	17,742,621
Accounts payable	(974,930)
Long-term notes payable	(610,796)
Total	$16,352,393

Historical equity balances of Li3 have been reversed to reflect the acquisition of the assets and liabilities.

ii)	As a consequence of Bearing settling the Li3 convertible notes, there is a reduction to interest expense for the year ended September 30, 2016 of $41,568 and for three month period ended December 31, 2016 of $25,331.

iii)	On January 3, 2017, the Bearing entered into a property purchase agreement with Golden Predator Mining Corp. (“Golden”), pursuant to which Golden has agreed to purchase all of Bearing’s interest in certain mineral claims in the Yukon Territory. As at January 31, 2017, Bearing had received an initial payment of $10,000 cash and 35,000 common shares of Golden. These shares are refundable in the event that the Merger does not close. At January 31, 2017, the deposit received of $52,850 consists of the fair value of the Golden shares as at January 31, 2017. The pro forma financial statements recognize this deposit as a recovery on exploration and evaluation asset as on closing the shares become non-refundable.

iv)	The common stock subject to rescission relates to common shares of Li3 that could be refunded in the event that certain subscribers of shares during the year ended June 30, 2013 exercised their rescission rights. Pursuant to the Merger, all shares with recision rights will be cancelled and as such, the balance was eliminated.

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Bearing Lithium Corp. (formerly Bearing Resources Ltd.) Notes to the Pro Forma Consolidated Financial Statements (Unaudited - Expressed in Canadian dollars)

5	PRO FORMA SHARE CAPITAL

Share capital in the unaudited consolidated pro forma financial statements is comprised of the following. Authorized Unlimited common shares without par value

	Shares issued and outstanding	Share capital
Bearing common shares as at January 31, 2017	21,387,412	$10,475,766
Shares issued to holders of common stock of Li3	16,000,000	14,080,000
Shares issued to settle Li3 convertible notes	1,389,031	1,222,347
Pro forma consolidated share capital	38,776,443	$25,778,113

6	US GAAP TO IFRS RECONCILIATION

For purposes of this pro forma, the financial statements of Li3 have been presented in accordance with IFRS. The following differences in accounting treatment impacted the presentation, deficit and net income of the consolidated pro forma financial statements.

During May 2016, the Li3 issued unsecured convertible promissory notes to various individuals for aggregate proceeds of USD525,000, bearing an interest rate of 10% per annum, due 12 months from the date of issuance and convertible at a price of USD0.0125 per share. Under US GAAP, if the conversion feature of a conventional convertible debt provides for a rate of conversion that is below market value at issuance, this feature is characterized as a beneficial conversion feature (“BCF”). Li3 assessed the embedded conversion feature and determined that the intrinsic value of the beneficial conversion feature at inception exceeded the face value of this note and accordingly recorded a BCF of $395,200. The BCF was recorded by Li3 as a debt discount. The discount was being amortized by Li3 to interest expense, over the life of the debt. IFRS does not have a concept of BCF.

Under IFRS, convertible instruments with a conversion feature that exchanges a fixed amount of cash for a fixed number of shares, the proceeds area allocated between the liability and equity components of the instrument. The liability component is recognized at the fair value calculated by discounting the cash flows associated with the liability, using the market rate for similar debt with no conversion right. The equity component is allocated the residual amount. Management used a discount rate of 15% to discount the future cash flows associated with the liability. This resulted in USD22,826 being allocated to equity on issuance rather than USD395,200 under US GAAP.

The following presents the impact in Li3’s statement of financial position as at December 31, 2016, and the impact on Li3’s net loss for the twelve-month period ended September 30, 2016 and the three months ended January 31, 2017 had the convertible notes been accounted for in accordance with IFRS since inception:

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Bearing Lithium Corp. (formerly Bearing Resources Ltd.) Notes to the Pro Forma Consolidated Financial Statements (Unaudited - Expressed in Canadian dollars)

6	US GAAP TO IFRS RECONCILIATION (CONTINUED)

Statement of financial position as at December 31, 2016:

	As reported under US GAAP	Adjustment	IFRS
	USD	USD	USD
Accrued interest	723,679	2,418	726,097
Convertible notes payable	375,143	142,290	517,433
Contributed surplus	72,598,748	(372,374)	72,226,374
Deficit	(68,039,310)	227,666	(67,811,644)

Statement of operations for the year ended September 30, 2016:

	As reported under US GAAP	Adjustment	IFRS
	USD	USD	USD

Interest expense	180,974	(133,909)	47,065
Net loss	(1,198,013)	133,909	(1,064,104)

Statement of operations for the three month period ended December 31, 2016:

	As reported under US GAAP	Adjustment	IFRS
	USD	USD	USD

Interest expense	122,591	(93,858)	28,733
Net income (loss)	(56,054)	93,858	37,804

There were no further impacts on Li3’s assets, liabilities or net income (loss) for the financial statements presented as a result of conversion from US GAAP to IFRS.

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PROPOSAL TWO - ADJOURNMENT OF THE SPECIAL MEETING

Li3 stockholders are being asked to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the adoption of the merger agreement if there are insufficient votes at the time of such adjournment to approve such proposal.

If, at the Special Meeting, there are an insufficient number of shares of Li3 common stock present in person or represented by proxy and voting in favor of the adoption of the merger agreement, Li3 may move to adjourn the Special Meeting in order to enable the Li3 Board to solicit additional proxies for approval of such proposal.

Li3 is asking its stockholders to authorize the holder of any proxy solicited by the Li3 Board to vote in favor of granting discretionary authority to the proxy holders, and each of them individually, to adjourn the Special Meeting to another time and place for the purpose of soliciting additional proxies. If the Li3 stockholders approve this proposal, Li3 could adjourn the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from Li3 stockholders who have previously voted. If the adjournment is for more than 30 days or, if after the adjournment, a new record date is fixed for the adjourned meeting, a new notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the adjourned meeting.

The adjournment proposal must be approved by a majority of the votes cast at the Special Meeting (assuming a quorum is present in person or by proxy). If you fail to vote or to instruct your bank, broker, custodian or other record holder how to vote, it will have no effect on the voting outcome of this proposal.

The Li3 Board unanimously recommends that Li3 stockholders vote “FOR” the adjournment proposal.

LI3’S BUSINESS

Corporate Summary

Li3 Energy, Inc., (“Li3” “Li3 Energy”, “the Company” “we,” “our” or “us”) was incorporated under the laws of the state of Nevada on June 24, 2005. Li3 is an exploration company in the lithium and potassium mining sector, based in South America. Our common stock is currently quoted on the OTCQB. We aim to acquire and develop a unique portfolio of lithium and potassium brine projects in the Americas. We are focused on further exploring, developing and commercializing our interest in the Maricunga Project (as defined below), located in the northeast section of the Salar de Maricunga in Region III of Atacama in northern Chile, as well as increasing our portfolio of projects.

The “Maricunga Project” refers to a lithium and potassium exploration project consisting of two adjacent properties covering an aggregate of 1,888 hectares: a 60% interest in Sociedades Legales Mineras Litio 1 a 6 de la Sierra Hoyada de Maricunga (“SLM Litio 1-6”), and a 100% interest in a group of exploitation mining concessions named Cocina 19 through 27 (the “Cocina Mining Concessions”). To the best of our knowledge, the Maricunga Project is the only advanced exploration stage lithium and potassium project within the Salar de Maricunga, the second largest lithium-bearing salt brine deposit in Chile. We plan to continue exploring other synergistic opportunities to further augment and strengthen this property and our land portfolio throughout the region. We are seeking to be a low cost producer of lithium, potash and other mineral products.

Our goals are to: a) advance our portfolio of projects to the feasibility study stage; b) support the global implementation of clean and green energy initiatives; c) meet growing lithium market demands; and d) become a mid-tier, low cost secondary supplier of lithium, potassium, and other strategic minerals, serving global clients in the energy, fertilizer and specialty chemical industries.

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All of our mineral rights in the Maricunga Project are currently held by Minera Li Energy SpA (“Minera Li”), of which the Company holds a 49% ownership interest. The controlling interest in Minera Li (51%) is held by a private Chilean company, Minera Salar Blanco SpA (“MSB”, previously BBL SpA). Pursuant to our Shareholders Agreement with MSB, MSB has agreed to provide funding for our share of the development of the Maricunga Project until construction permits are in place.

On July 20, 2016, MSB entered into an agreement in principle with Lithium Power International Limited (“LPI”), an Australian company, regarding a joint venture to explore and develop the Maricunga Project in accordance with a term sheet dated July 14, 2016. On August 30, 2016, Li3 entered into an agreement with MSB, pursuant to which, Li3 and MSB, as the current shareholders of Minera Li, agreed to proceed with the transactions contemplated by the term sheet (the “Transaction”), resulting in a restructuring of the parties respective positions in the Maricunga project.

As part of the Transaction, Mineral Li and MSB agreed to contribute their Maricunga lithium brine assets to a new joint venture (the “Maricunga JV”) and LPI agreed to contribute $27.5 million in cash to the Maricunga JV to cover exploration and development costs for the next 2.5 years until the completion of a definitive feasibility study in late 2018. Following the completion of the Transaction, Li3 will own a direct 17.67% equity interest of the Maricunga JV, with LPI and MSB owning 50.0% and 32.33%, respectively. Li3 will be entitled to appoint one director of the Maricunga JV (so long as it holds at least 10% of the equity interests of the joint venture), with LPI and MSB holding three and two director seats, respectively.   The ownership interest of parties in the Maricunga JV are outlined in the following graphic:

On September 7, 2016, the Maricunga JV entity, Minera Salar Blanco SA (“MSB SA”), a Chilean company, was incorporated and Minera Li has transferred all of its Maricunga Project assets to MSB SA as consideration for 36.05% of the shares in MSB SA. MSB also transferred its 36% interest in SLM Litio 1-6, resulting in MSB SA owning 96% of SLM Litio 1-6 and 100% of the Cocina Mining concessions. The remaining 4% interest in SLM Litio 1-6 is held by private individuals in Chile. MSB and LPI also contributed several adjacent properties owned by them to MSB SA, which are also included in the Maricunga Project. MSB and LPI currently hold 13.95% and 50%, respectively, of the shares in MSB SA. Following the planned dissolution of Minera Li, Li3 will receive 49% share of Minera Li’s shares in MSB SA (being 17.67%), with MSB receiving 51%.

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Permitting and Regulation of the Maricunga Project Concessions

When the 1983 Chilean Mining Code was introduced lithium was considered a strategic metal, because of its potential application to power generation by nuclear fusion. Therefore the Mining Code established that lithium is "non-concessible", which means that no mining concessions can be granted for exploring or exploiting lithium, except in certain cases that are stated in the Code.

More specifically, the Mining Code and the Organic Constitutional Law on Mining Concessions provide that lithium may not be granted in a mining concession initiated after January 1, 1979. As a result, only mining exploitation concessions initiated before January 1, 1979 are authorized for the exploitation of lithium. For all other cases, the Mining Code establishes the reserve of lithium to Chile and expressly provides that the exploration or exploitation of “non-concessible” substances (including lithium) can be performed only directly by the State of Chile, or its companies, or by means of administrative concessions or special operation contracts, fulfilling the requirements and conditions set forth by the President of Chile for each case.

Additionally, Law 16,319, which created the Chilean Nuclear Energy Commission (the “NEC”), provides in its Article 8 that, for reasons of national interest, any act or contract in connection with lithium will require the previous authorization of NEC (or have NEC as a party thereto). Once any such authorization is granted to an applicant, NEC is not authorized to amend it or terminate it, nor the applicant to assign it, for reasons other than those set forth in the resolution granting it.

As a result of the above provisions, the Maricunga JV is currently only authorised to exploit lithium from the Cocina Mining Concessions but not from the SLM Litio 1-6 concessions. Because the constitution process of the Cocina Mining Concessions was initiated in 1937, lithium exploitation is authorized in the area covered by the Cocina Mining Concessions. However, because the constitution process of SLM Litio 1-6 was initiated in 2000, lithium exploitation is not authorized in the area covered by such concessions. All other minerals on the SLM Litio 1-6 property are concessible, assuming all requisite permits are obtained.

Legislative and Regulatory Developments Relevant to the SLM Litio 1-6 Concession

In June 2012, the Ministry of Mining established its first ever auction for the award of lithium production quotas and licenses (Special Lithium Operations Contracts, or “CEOL”) which would permit the exploitation of an aggregate of 100,000 tons of lithium metal (approximately 530,000 tons of lithium carbonate equivalent) over a 20 year period, subject to a 7% royalty. In September 2012, our Company formed a consortium consisting of Li3, POSCO, Daewoo International Corp, and Mitsui & Co. (the “Consortium”) for the purpose of participating in such CEOL auction. As required under the rules established by the Ministry of Mining, the Consortium submitted its bid for the CEOLs and in September 2012, the Company was informed that the Consortium’s bid was not the winning bid.

The Chilean government subsequently decided to invalidate the CEOL process due to an administrative error, as well as rescinding the CEOL Basis, which defined the regulations of the CEOL process. The Company submitted several appeals to the Chilean government requesting it to reconsider the invalidation and award the CEOL to the second highest bidder - the Consortium. The appeals have been rejected by the Chilean government.

More recently, in June 2014, Chile´s President and Minister of Mining signed a decree for the establishment of the National Lithium Commission, with the objective of recommending a new state policy for the exploitation of lithium and promotion and development of new projects in Chile. In January 2015, the National Lithium Commission issued its report and, as a result, the Chilean government is to consider working alongside companies from the private sector to develop the country's lithium reserves, increase production and secure the long-term sustainability of Chile's lithium industry. Since then, the Chilean government has continued to announce upcoming changes to the legislation in favor of advancing new lithium projects. We believe this is a positive step forward in the continued efforts of seeking a permit to exploit lithium from SLM Litio 1-6. Minera Li continues to seek a permit for SLM Litio 1-6, however, if no permit for lithium exploitation is acquired, the Maricunga JV plans to develop and exploit potassium from this property.

For a detailed discussion of Mining Regulation in Chile, please refer to the below heading “Regulation of Mining in Chile ”.

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Other Recent Developments

Through our strategic partner, POSCO Canada, Ltd. (“POSCAN”), a wholly-owned subsidiary of POSCO (NYSE: PKX), we have been evaluating the use of advanced process technologies that may further improve upon the economics and shorten the commercial production timeline of the Maricunga Project, of which we retained a 17 .67 % interest. These technologies have been evaluated by POSCO in a pilot test facility, proving effective when measured against the conventional lithium and potassium commercialization process.

According to the signumBOX Performance Index published in August 2016, SLM Litio 1-6 is ranked as the seventh best undeveloped lithium project in the world out of 22 other salar brine properties, subject to obtaining lithium exploitation permits. SLM Litio 1-6 is the highest ranked undeveloped lithium brine project in Chile and after Atacama, the Salar de Maricunga has the second highest quality deposit of lithium in Chile.

Since May 2011, our key activities were as follows:

☐	Completed acquisition of 60% Controlling Interest in SLM Litio1-6, which established the Maricunga Project.

☐	Entered into a strategic partnership with POSCAN, which established, among other things, an $18 million Exploration and Development program for SLM Litio 1-6.

☐	Completed $8 million funding tranche with POSCAN and launched $8 million Phase One Exploration Plan on SLM Litio 1-6.

☐	Issued a technical report validating our lithium and potash exploration campaign at SLM Litio 1-6 and recommending the project to advance to the feasibility study stage.

☐	Completed a $10 million funding tranche from POSCAN.

☐	Formed a consortium (Li3 Energy, POSCO, Mitsui, Daewoo) to bid on auction for lithium exploitation permit on SLM Litio 1-6.

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☐	Participated in a government auction for a lithium exploitation permit (CEOL) for SLM Litio 1-6, for which we were unsuccessful. The CEOL process was subsequently cancelled by the Chilean government.

☐	Received approval of the environmental impact declaration for SLM Litio 1-6.

☐	Acquired the Cocina Mining Concessions for a purchase price of $6.3 million. The Cocina Mining Concessions do not require a special permit to exploit lithium.

During January 2014, the Company executed an agreement with MSB pursuant to which MSB acquired 51% of Minera Li, with Li3 retaining 49% ownership. In September 2016, the Maricunga JV was established and Minera Li has transferred all of its Maricunga Project assets to the Maricunga JV entity, MSB SA, as consideration for 36.05% of the shares in MSB SA, providing Li3 with a 17.67% interest in the Maricunga Project.

During the year ended June 30, 2016, work was undertaken on a preliminary work program for the Maricunga Project to expand the work performed on SLM Litio 1-6 to include additional studies of the Cocina Mining Concessions and the extent of the whole salar. The works undertaken included preparation of a new exploration plan and relevant approvals, preparation and permitting of a new environmental impact declaration, geophysical surveys, initiation of baseline monitoring programs and pumping test program on existing production wells. The results of the testing are expected during the last quarter of 2016. Additionally, a new exploration program is expected to commence before the end of 2016.

We believe that if the Maricunga JV is successful in advancing the Maricunga Project through the exploration and feasibility study stage, obtains the necessary Chilean government approvals/licenses, closes and acquires additional land acreage to support further development of the Maricunga Project, achieves a definitive feasibility study, and raises the necessary capital, the Maricunga JV could begin commercial production and generate revenues within the next 5-7 years. However, there can be no assurance that Maricunga JV will achieve these stated objectives.

We are led by a management team with extensive exploration, mining, minerals, finance and commercialization expertise, and a Board of Directors who have advised, led and operated numerous mining entities. They are supported by an experienced technical team, many of whom have worked on other junior lithium projects. Our management team is closely involved in advising on the development of the Maricunga Project.

We have never generated revenues from operations and currently do not expect to generate any such revenues in the near term.

Strategic Plan

Our objective is to become an integrated chemical company through the strategic acquisition and development of lithium and potassium assets, as well as other assets that have by-product synergies. Part of our strategic plan is to ensure Minera Li explores and develops the existing Maricunga Project while we simultaneously identify other synergistic opportunities with new projects with production potential that could also be advanced in an accelerated manner. Our goal is to become a company with valuable lithium, potassium and other industrial minerals properties. Our primary objective is to become a low cost lithium and potash producer utilizing improved technologies for the extraction of lithium and potash from brines.

Some of the actions we have taken in striving to achieve our objective are as follows:

Advancement of the Existing Maricunga Project

Along with our Maricunga JV partners, we are fully committed to advancing the Maricunga Project . , LPI will contribute $27.5 million in cash to the Maricunga JV to cover exploration and development costs for the next 2.5 years until the completion of a definitive feasibility study in late 2018.

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The Company continues to pursue joint venture opportunities within the Salar de Maricunga and MSB has also acquired options to buy additional mining properties with the Salar in order to consolidate its property holdings within the Salar de Maricunga. We continue to negotiate with the Chilean government regarding permitting for exploitation of lithium and have taken part in the discussions with the National Lithium Commission for a joint effort between the state and private companies to develop a lithium project within Chile.

In March 2013, POSCO announced that it had developed a chemical lithium extraction technology that reduces recovery time from around 12 months to less than a few days. Testing of this technology performed by POSCO on brine extracted from the SLM Litio 1-6 concessions of the Maricunga Project, showed that it increases the lithium recovery rate from a maximum of 50% using traditional evaporation ponds to more than 80%, and the lithium carbonate produced is more than 99.9% pure. The Maricunga JV plans to assess the use of this technology to gain efficiencies in exploiting lithium from the Maricunga Project, however there currently are not any agreements in place with POSCO regarding the use of this technology.

In January 2015, initial test results from POSCO´s demonstration plant located in the Cauchari-Olaroz salar in Argentina , in which Li3 has no interest, indicated that the direct lithium extraction process achieved or exceeded all performance targets and that the lithium products subsequently processed were of very high quality. During a one month period, over 20 tonnes of lithium phosphate was produced from the demonstration plant and subsequently exported to POSCO’s facility in Pohang, Korea where it was further processed into battery grade lithium carbonate and lithium hydroxide.

Identifying other opportunities with new projects

The current market environment is showing attractive valuations for advanced lithium projects, and due to our execution of the Maricunga Project and our regional/market knowledge, we believe that we are uniquely positioned to identify and execute certain new opportunities. We have been actively reviewing opportunities with low-cost, high quality deposits in an advanced exploration stage that are located mainly in Chile, Argentina and North America.

Strategic Partners

MSB

MSB is a Chilean private company which was formed in 2013 to explore and develop the Maricunga Salar. It is controlled by Chilean businessman Martin Borda, who is involved in a wide range of industries including the automotive, aquaculture and food sectors.

On January 27, 2014, the Company entered into a sale agreement with MSB, pursuant to which MSB acquired from the Company eleven of its sixty shares of Minera Li (the “Share Purchase”) for a cash payment of $1,500,000. In connection with the Share Purchase, Minera Li held a shareholders’ meeting, pursuant to which Minera Li issued forty additional shares to MSB in exchange for a cash payment of $5,500,000 (together with the Share Purchase, the “MSB Transaction”). As a result of the MSB Transaction, MSB became the majority shareholder of Minera Li holding 51% ownership, with the Company retaining a 49% interest.

Concurrent with the execution of the MSB Transaction, the Company and MSB also entered into a Shareholders Agreement regarding their joint ownership of Minera Li (the “Shareholders Agreement”). Under the Shareholders Agreement, MSB agreed to pay $1,000,000 (the “Additional Payment”) to the Company upon the earlier of (i) its completion of certain project milestones relating to the permitting and development of the Maricunga Project, and (ii) January 27, 2016.

MSB agreed to finance the Company’s exploration and development expenses until the Maricunga Project reaches full permitting and is ready for construction, by providing loans due 24 months from receipt at an interest rate of 12% per annum and secured by the Company’s ownership interest in Minera Li. Specific limits for these loans were to be negotiated in good faith between MSB and the Company. As of June 30, 2016, the Company has not received any such loans.

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MSB also provided the Company with a credit facility of $1,800,000 for working capital, pursuant to which $1,220,000 were provided to the Company by MSB. The loans were due for repayment 18 months from each drawdown date at an interest rate of 8.5%, and the Company pledged 13 of its shares in Minera Li as security for the loans.

On January 19, 2016, the Company entered into an additional agreement with MSB whereby the Company and MSB agreed to offset the $1,000,000 Additional Payment MSB previously agreed to provide to the Company against $1,000,000 of the Company’s notes payable to MSB and $134,901 of accrued interest owed to MSB was rolled into the Company’s existing note payable. In addition, MSB loaned an additional $100,000 to the Company and MSB waived the 13 shares in Minera Li which were pledged by the Company to MSB as security for its notes payable. The resulting $454,901 loan payable is due on January 18, 2018, bears interest at 8.5% per annum, and is secured by 5 of the Company’s shares in Minera Li.

In accordance with the Shareholders Agreement, the board of directors of Minera Li consists of three representatives from MSB and two representatives from Li3, including Li3´s Chairman and CEO. Although financial control of Minera Li lies with MSB, MSB is reliant on Li3´s expertise in the mining and lithium sectors. As such, the technical team previously responsible for the Maricunga Project remains deeply involved in its current development plans and continues to be supervised by Li3´s management and board participants.

POSCO / POSCAN

POSCO (with its subsidiaries) is a diversified company, with operations in energy, chemicals and materials and is one of the largest steel manufacturers in the world. It is publicly-listed on the NYSE and POSCO’s management possesses executive leadership, a world renowned Global Research and Development Center (RIST), a vast knowledge of lithium and other strategic minerals, and a vision to transform the methodology in how lithium is commercialized. We believe that POSCO demonstrates a unique ability to apply both intellectual and financial capital, and that a strategic partnership with POSCO would enable the Company to begin to execute its strategic plan.

On August 24, 2011, we entered into a Securities Purchase Agreement (the “SPA”) and an Investor Rights Agreement (the “IRA” and, together with the SPA, the “POSCAN Agreements”) with POSCAN pursuant to which POSCAN acquired 100,595,238 units of the Company for approximately $18 million, with each unit consisting of one share of common stock and one three-year warrant, each warrant enabling the holder to purchase one share of the Company’s common stock at an exercise price of $0.21 per share. Li3 also agreed to issue POSCAN a two-year warrant to purchase 5,000,000 shares of common stock at an exercise price of $0.15 per share (together with the warrants underlying the units, the POSCAN Warrants). All POSCAN Warrants have expired unexercised and, as of the date of this filing, shares of the Company’s common stock held by POSCAN represent 20.3% of our common stock currently issued and outstanding.

The IRA provides that Li3 will appoint a director nominated by POSCAN to our board of directors, and will continue to nominate a POSCAN-designee at each annual meeting for as long as POSCAN owns not less than 10% of the issued and outstanding shares of common stock. Mr. Gi-Chen Eom is currently the POSCAN-designee on the Company’s board of directors.

In March 2013, POSCO announced that it had successfully completed testing of its proprietary, patented Direct Lithium Extraction Process. This process addresses the current economics and inefficiencies in the lithium market by significantly improving lithium recovery yields and shortening the time to commercial production. According to POSCO, this process includes the following benefits:

•	Significantly reduces the use of evaporation ponds, thereby reducing capital requirements, time to market, required land footprint, and variability of production rates and quality;

•	Lowers processing times (from an average of 12 months under traditional methods to under 8 hours), thereby reducing working capital requirements and time to market; and

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•	Higher lithium recoveries (increase from 40-50% under traditional methods to 70-80%), thereby enabling faster and greater recovery of lithium from the same brine resource.

In January 2015, initial test results from POSCO´s demonstration plant located in the Cauchari-Olaroz salar in Argentina (in which Li3 has no interest) indicated that the Direct Lithium Extraction Process achieved or exceeded all performance targets and that the lithium products subsequently processed were of very high quality. During a one month period, over 20 tonnes of lithium phosphate was produced from the demonstration plant and subsequently exported to POSCO’s facility in Pohang, Korea where it was further processed into battery grade lithium carbonate and lithium hydroxide.

There can be no assurance that any agreement will be reached with POSCAN with respect to a pilot plant, a commercial plant, any further investment by POSCAN, any purchase by POSCAN of our production, or otherwise.

Project Overview

Maricunga Project

As of June 30, 2016, we retained a 49% interest in the Maricunga Project. As at the date of this registration statement, our interest has been reduced to 17.67% as a result of the Maricunga JV with Lithium Power International Limited. The Maricunga Project consists of approximately 1,888 hectares, and is located in the northeast section of the Salar de Maricunga, the second largest lithium-bearing salt brine deposit in Chile. It consists of Minera Li´s 60% controlling interest in SLM Litio 1-6 (1,438 hectares - highlighted in blue on the map below) and the Cocina Mining Concessions (450 hectares - highlighted in green on the map below).

Location

The Salar de Maricunga is located in Region III (Atacama region) of northern Chile at an elevation of approximately 3,750m. It is classified as a mixed type of salar of the Na-Cl-Ca/SO4 system. It is located about 180km to the north-east of Copiapo, the capital of the Atacama region, via “Carreteradel Inca” highway. As the properties are both undeveloped, at this stage there is no source of power or material plant and equipment located on the properties. Local infrastructure at the Salar de Maricunga includes National Highway 31 and an electrical power line running parallel to the highway.

Figure -Salar de Maricunga Location

The area of each mining concession is:

(a)	Litio 1- 1/29 - 130 hectares.
(b)	Litio 2- 1/29 - 143 hectares.
(c)	Litio 3- 1/58 - 286 hectares.
(d)	Litio 4- 1/60 - 297 hectares.
(e)	Litio 5- 1/60 - 300 hectares.
(f)	Litio 6- 1/60 - 282 hectares.
(g)	Cocina 19-27 - 450 hectares.

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SLM Litio 1-6

On May 20, 2011, Minera Li acquired 60% of SLM Litio 1-6, comprising six exploitation mining concessions granted by the Chilean government, each held by one of a group of six private companies (the “Maricunga Companies”) as follows:

1.	Sociedades Legales Mineras Litio 1 de la Sierra Hoyada de Maricunga

2.	Sociedades Legales Mineras Litio 2 de la Sierra Hoyada de Maricunga

3.	Sociedades Legales Mineras Litio 3 de la Sierra Hoyada de Maricunga

4.	Sociedades Legales Mineras Litio 4 de la Sierra Hoyada de Maricunga

5.	Sociedades Legales Mineras Litio 5 de la Sierra Hoyada de Maricunga

6.	Sociedades Legales Mineras Litio 6 de la Sierra Hoyada de Maricunga

The purchase price was $6,370,000 in cash, including amounts paid to agents, and 127,500,000 restricted shares of our common stock. Each mining concession grants the owner the right to explore and commercially develop any mineral deposits located at SLM Litio 1-6, with the exception of lithium. SLM Litio 1-6 were constituted subsequent to the 1979 Lithium Exploitation Restrictions. Consequently, under the current Chilean state policy, their holder is not authorized to exploit lithium in the area covered by those concessions. In June 2014, Chile´s President and Minister of Mining signed a decree for the establishment of the National Lithium Commission, with the objective of recommending a new state policy for the exploitation of lithium and promotion and development of new projects in Chile. In January 2015, the National Lithium Commission issued its report and, as a result, the Chilean government is to consider working alongside private companies in the lithium sector to develop the country's lithium reserves, increase production and secure the long term sustainability of Chile's lithium industry.

SLM Litio 1-6 are not subject to royalties or other agreements. However, Minera Li must pay annual licenses in March of each year, aggregating approximately $15,000 per year for exploration and exploitation concessions.

Cocina Mining Concessions

On April 16, 2013, Minera Li acquired the Cocina Mining Concessions for $6.6 million. The Cocina Mining Concessions were constituted prior to the 1979 Lithium Exploitation Restrictions. Consequently, their holder has a constitutionally protected ownership right to exploit lithium in the area covered by those concessions. All requisite permits must be obtained prior to receipt of authorization for exploitation. Refer to the section ” Lithium Exploitation Permitting in Chile ” below for more details about the rights to exploit lithium in Chile.

Geology

The Maricunga basin compri ses a large drainage basin with an area of approximating 2,200 km 2 . It is structurally controlled to the west by mountains which have been raised by inverse faults that expose a basement sequence ranging in age from Upper Paleozoic to Lower Tertiary. To th e southeast, the basin limit coincides with the Chilean-Argentine frontier, which is defined by a line of volcanic complexes with elevations up to 6,749 m (Nevada Tres Cruces) and a range of ages between 26 Ma and 6 Ma. Some of the volcanic complexes are a ssociated with the characteristically auriferous mineralization of the Maricunga Belt. The eastern limit of the basin is marked by the Cordillera Claudio Gay, a North-South trending mountain chain resting on a basement of Middle to Upper Paleozoic rocks an d exposing deformed volcanoclastic sequences of Upper Oligocene to Lower Miocene rocks which represent remnants of the volcanic arc preserved on the margins of the Maricunga basin.

The Salar de Maricunga is located in the northern part of the Maricunga bas in and covers some 140 km2. The Salar is surrounded by alluvial deposits on the north, east and south, and by volcanic deposits on the west. Salar de Maricunga is classified as a mixed type salar of the Na-Cl-Ca/SO4 system. The brines from Maricunga are so lutions saturated in sodium chloride with total dissolved solids (TDS) of 26% (316 g/L) as an average, although in most areas exceeding 27%. The average density is 1.200 g/cm3. The lithium content in the brine typically exceeds 1,200 mg/L. The other compon ents present in these brines, which constitute an aqueous complex system and exist also in other natural brines in Argentina, Bolivia and Chile are the following: K, Li, Mg, Ca, SO4, HCO3 and B, which below pH 7 exists predominantly as un-dissociated H3BO3 . Interesting values of strontium (mean of 290 mg/L) also have been detected by ICP analysis in the Maricunga brine.

The Salar itself is in-filled with alternating sequences of evaporates and clastic sediments. The salar exhibits a typical halo structure for a semi-mature salar with clastic sediments on the periphery, transitioning to a halite nucleus. As is typical for such mixed-type salars, clastic sediments underlie and interbed with the halite. Results of drilling carried out on the SLM Litio 1-6 tene ments indicate the presence of an upper mixed halite sequence that consists of highly fractured-to-massive halite beds and halite mixed with clay and silt-sized sediments with a combined thickness from 3 m to 66 m. This upper zone is underlain by a sequenc e of silt and clays that are inter-bedded with coarser grained sands, gravels, conglomerates, and volcanic ashes.

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Exploration Work Performed

In December 2011, we effected a timely completion of the $8 million Phase One of our Exploration and Development Program, on the SLM Litio 1-6 concessions. We reported the initial results from brine samples taken during the sonic and reverse circulation well drilling program that was initiated in October 2011.

Exploration work conducted on the property in 2011 consisted of the following:

•	23 line km of seismic tomography survey to define basin lithology/stratigraphy and basin geometry;

•	Six test trenches to 3 m depth to conduct 24-hour shallow pumping tests

The objectives of the 2011 drilling campaign were to carry out drilling on a specified grid to allow the estimation of measured “in-situ” brine resources over the SLM Litio 1-6 concessions in the Salar de Maricunga. The drilling method selected was based on the need to allow for the collection of continuous core from which “undisturbed” samples at specified depth intervals could be prepared for laboratory porosity analyses and for the collection of depth-representative brine samples at specified depth intervals without possibility of contamination by drilling fluids.

Six sonic boreholes were completed to a depth of 150 m. Undisturbed samples were collected from the sonic core at three meter intervals for porosity analyses (318 samples). Brine samples were collected during the sonic drilling at three meter intervals for chemistry analyses (431 primary main samples and 192 QA/QC samples). All sonic boreholes were completed as observation wells on completion of drilling.

A total of 915 m of exploration RC drilling was carried out for the collection of chip samples for geologic logging, brine samples for chemistry analyses and airlift data to assess relative aquifer permeability. The RC boreholes were completed as observation wells for use during future pumping tests. Two test production wells were installed to a total depth of 150 m each for future pumping trials.

A seismic tomography survey was carried out (23-line km) to help define basin lithology and basin geometry. Six test trenches were completed to a depth of 3 m to carry out shallow pumping trials. 24-hour pumping tests were carried out in each trench.

Evaporation test work was initiated on the Maricunga brine at the University of Antofagasta to evaluate the suitability of conventional brine processing techniques. Test work was also initiated by Li3’s strategic partners to evaluate the application of proprietary technology on the recovery of lithium. This test work continue d throughout 2012 and 2013.

The assay results from the 2011 exploration program were as follows:

In May 2012, we reported the completion of a technical report on SLM Litio 1-6 prepared by Donald H. Hains, Principal of Hains Technology and Associates. The technical report demonstrates that SLM Litio 1-6 has high grades of lithium and potassium and recommended the project to advance to the feasibility study stage. The report included the following conclusions and recommendations:

-	Results of airlift testing and pumping tests on test trenches indicate that future brine production can be achieved through a combination of production wells and open trenches.

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-	The analyses of brine chemistry indicate that the brine is amenable to lithium and potash recovery through conventional technology.

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It is believed that through the application of proprietary technology developed by Li3’s strategic partners, lithium recovery from the brine can be significantly enhanced and may range from 45 percent to more than 70 percent.

-	It is the recommendation of the authors that a full feasibility study be completed for the Project.

In March 2013, we received approval of the environmental impact declaration for SLM Litio 1-6 from the Chilean Environmental Authority.

Exploration work conducted across the SLm Litio 1-6 and Cocina mining concession and the larger salar de Maricunga area in 2015 consisted of:

•	6 AMT lines (75 km) with stations spaced between 200 m and 250 m apart;
•	5 TEM lines;
•	the establishment of a program of sampling and monitoring points across the salar; and
•	long term pump testing at Pumping Wells P 1 and P2 on the Litio 1-6 tenement.

Exploration work conducted in 2016 consisted of a long-term pumping test on pumping well P4 on the Cocina tenement. Drilling and sampling activity was undertaken in 2016 across the Maricunga property

During the year ended June 30, 2016, work was undertaken on a preliminary work program for the Maricunga Project to expand the work performed on SLM Litio 1-6 to include additional studies of the Cocina Mining Concessions and the whole salar. The works undertaken included preparation of a new exploration plan and relevant approvals, preparation and permitting of a new environmental impact declaration, geophysical surveys, initiation of baseline monitoring programs and pumping test program on existing production wells.

On July 20, 2016, MSB entered into a binding and exclusive agreement with Lithium Power International Limited (“LPI”), an Australian company, regarding a joint venture to explore and develop the Maricunga Project in accordance with a term sheet dated July 14, 2016. On August 30, 2016, the Company entered into an agreement with MSB, pursuant to which, the Company and MSB, as the current shareholders of Minera Li, unanimously agreed to approve the transactions contemplated by the term sheet (the “Transaction”).

As part of the Transaction, Mineral Li and MSB agreed to contribute their Maricunga lithium brine assets to a new joint venture (the “Maricunga JV”) and LPI agreed to contribute $27.5 million in cash to the Maricunga JV to cover exploration and development costs for the next 2.5 years until the completion of a definitive feasibility study in late 2018. Following the completion of the Transaction, Li3 will own a direct 17.67% equity interest of the Maricunga JV, with LPI and MSB owning 50.0% and 32.33%, respectively. Li3 will be entitled to appoint one director of the Maricunga JV (so long as it holds at least 10% of the equity interests of the joint venture), with LPI and MSB holding three and two director seats, respectively.  The ownership interest of parties in the Maricunga JV are outlined in the following graphic:

On September 7, 2016, the Maricunga JV entity, Minera Salar Blanco SA (“MSB SA”), a Chilean company, was incorporated and Minera Li has transferred all of its Maricunga Project assets to MSB SA as consideration for 36.05% of the shares in MSB SA. MSB also transferred its 36% interest in SLM Litio 1-6, resulting in MSB SA owning 96% of SLM Litio 1-6 and 100% of the Cocina Mining concessions. The remaining 4% interest in SLM Litio 1-6 is held by private individuals in Chile. MSB and LPI also contributed several adjacent properties owned by them to MSB SA, which are also included in the Maricunga Project. LPI and MSB currently hold 13.95% and 50%, respectively, of the shares in MSB SA. Following the planned dissolution of Minera Li, Li3 will receive 49% share of Minera Li’s shares in MSB SA (being 17.67%), with MSB receiving 51%.

During the  nine months ended  March 31, 2017, work was undertaken on a preliminary work program for the Maricunga Project to expand the work performed on SLM Litio 1-6 to include additional studies of the Cocina Mining Concessions. Phase 1 of the exploration plan commenced in September 2016 and includes the drilling of 16 diamond drill holes and 2 pumping wells within the Cocina Mining Concessions, the development of a pilot plant engineering report and the completion of a NI 43-101 technical report, aimed at further expanding the existing lithium resource for the properties acquired since the original estimate. 10 trial evaporation ponds have been constructed on site to measure the precipitation of salts, the evolution of brine and evaporation rates over the next 12 months as part of the lithium processing evaluation. Further to this, a weather station has also been constructed on site, in order to monitor temperature, wind rainfall, and solar radiation over the development period.

On February 1, 2017, LPI announced that drilling at the Maricunga Project had been completed with results being collated for the upcoming resource estimate anticipated in the first half of 2017. The results from all drill holes confirm the existence of extremely high lithium grades within the Maricunga Project.

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Maricunga Project Quality Assurance Program

Sampling and sample preparation protocols for the Sonic Drilling and Reverse Circulation (RC) Drilling Programs were developed by Don Hains, P.Geo, Frits Reidel, CPG, and Pedro Pavlovic, Chem Eng. All protocols were implemented at the start-up of the drilling programs in October 2011 under the supervision of Frits Reidel, CPG and included extensive day to day training and supervision of Li3 field staff and experienced MWH hydrogeologists and field technicians. Frits Reidel, CPG was present throughout the drilling program on regular intervals to review the day to day execution of these protocols.

A full QA/QC program for monitoring accuracy, precision and potential contamination of the entire brine sampling and analytical process was implemented. Accuracy, the closeness of measurements to the “true” or accepted value, was monitored by the insertion of standards, or reference samples, and by check analysis at an independent (or umpire) laboratory.

Precision of the sampling and analytical program, which is the ability to consistently reproduce a measurement in similar conditions, was monitored by submitting blind field duplicates to the primary laboratory. Contamination, the transference of material from one sample to another, was measured by inserting blank samples into the sample stream at site. Blanks were barren samples on which the presence of the main elements undergoing analysis has been confirmed to be below the detection limit.

Approximately 31% of the 623 samples submitted for chemical analysis were quality control samples. The QA/QC procedures adopted for the Maricunga Project are discussed below, and included the following:

Three standards (A, B and C), or reference samples, were inserted at a frequency of 1 in 15 samples (1/3 of each type of standard, randomly inserted). The specially prepared samples were submitted to five laboratories as a Round Robin (each analyzing five 1-L sub-samples from each type of standard) to establish an accepted mean and standard deviations for the analytical variables.

The University of Antofagasta made an internal check on overall analytical accuracy for the primary constituents of the brine by using ion balance. This calculation was checked and also the ratio of measured to calculated TDS was added as another procedure for checking the correctness of analyses.

Duplicate samples at a frequency of 1 in 10 samples in the analysis chain were submitted to the University of Antofagasta as unique samples (blind duplicates) to monitor precision;

Stable blank samples (distilled water) were inserted at a frequency of 1 in 30 samples to measure cross contamination;

Duplicates at a frequency of 1 in 10 samples, and including blind control samples (a total of 70 samples), were submitted to the secondary laboratory (Alex Stewart in Mendoza) as check samples (external duplicates).

Plan of Exploration For Maricunga Project

The following table outlines the exploration timetable, pending exploration phases and the corresponding budgets for the Maricunga project. The exploration program will be funded by L PI for the next $15 million required, pursuant to their obligation to provide funding in that remaining amount in order to earn their 50% interest in the project.

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Regulation of Mining in Chile

Regulatory Framework

The regulatory framework governing the exploration and extraction of mineral resources in Chile consists of the following key legislation:

•	The Political Constitution of the Republic of Chile, which provides the legal basis for mining legislation, as it expressly stipulates that ownership of a mining concession is protected by the constitutional guarantee related to property rights.

•	The Organic Constitutional Law on Mining Concessions, which describes in general terms what mining concessions are, their duration and expiration, and the rights and obligations of titleholders.

•	The Chilean Mining Code, which addresses topics covered in the Organic Constitutional Law on Mining Concessions in more detail, and sets out:

•	the procedure for obtaining exploration and exploitation concessions;

•	how such concessions are protected; and

•	the regime governing contracts related to mining operations.

•	The rules that complement those of the Mining Code, the Mining Code Regulations, which explain the different requirements needed to exercise the rights and comply with the duties stated in the Code, and detail the phases of each procedure.

•	The Mining Safety Regulation contained in Supreme Decree No 132/2004, whose objective is to protect the life and physical integrity of those who work in and are related to the mining industry, as well as to protect facilities and infrastructure that allow mining operations and their continuance.

The Regulation on the System of Environmental Impact Assessment and some provisions of the Water Code, Health Code and Labour Code are also applicable to mining operations.

 Regulatory Authorities

The main authority responsible for the regulation of mining activities in Chile is the National Geology and Mining Service (Servicio Nacional de Geología y Minería), which serves as an adviser to the Ministry of Mining on geology and mining issues. Some of its duties are to keep a record of mining concessions granted and to supervise compliance with the Mining Code Regulations, among others. Other public entities involved in the regulation of mining operations include the Environmental Assessment Service and the Superintendence of Environmental Affairs.

Ownership of Mining Concessions

The state has absolute, exclusive and inalienable rights over all mines, which cannot be taken away by prescription or lapse of time (Mining Code). This is regardless of any claim by natural or legal persons over lands within which mines are located. However, a person (natural and/or legal) can obtain exploration and exploitation mining concessions, regardless of who owns the land.

This means that there is an absolute distinction between the ownership of surface land and ownership of the mining concession granted within the same piece of land. As a result, the land owner and the mining concession owner can co-exist if they are different persons. Mining law stipulates that land ownership is subject to the obligations and limitations established by law to facilitate mining exploration and exploitation as well as mineral processing via, for example, mining easements.

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Chilean Mining Leases, Licenses and Concessions

As in most jurisdictions, a mining concession in Chile is a right against all persons, which is different to and independent from the ownership of the surface land, even if both rights belong to the same person, and as such is enforceable against the state and all persons (Article 2, Mining Code). Mining law also prescribes that surface property is subject to the obligations and limitations established by law to facilitate mining exploration, exploitation and mineral processing.

Chilean mining legislation allows two types of mining concessions:

•	Exploration concession. This type of concession grants its holder the exclusive right to investigate and prospect the existence of all mineral substances for which concessions can be granted.

•	Exploitation concession. This type of concession grants its holder an exclusive right to:

•	freely explore and exploit the concession, having previously obtained the corresponding permits and complied with all legal and regulatory obligations, and;

•	become the owner of all the mineral substances extracted from land within the limits of the exploitation concession.

In general, both types of mining concession can be subject to any type of contract, such as a mortgage, lease agreement or purchase and sale agreement.

Exploration concessions last for two years from the date of grant, although they can be renewed for another two years. Exploitation concessions do not expire, provided that the right holder pays applicable annual taxes. If the holder fails to pay these taxes, the concession is auctioned off.

Concession Fees

An application fee must be paid after the filing of a request for a mining concession, and its amount depends on whether it is an exploration or an exploitation concession, as well as on the area it covers (measured in hectares).

The payment unit is calculated on 1/100 of a Monthly Tax Unit (MTU), a Chilean inflation-linked currency (1 MTU is about US$80), and the rate is applied through a progressive tax system.

For instance, the application fee for an exploration concession of over 3,000 hectares is 4/100 MTU per hectare, while the application fee for an exploitation concession of over 600 hectares is 5/100 per hectare.

In addition, after the mining concession is granted, the titleholder must pay an annual licen s e fee of 1/50 MTU per hectare for an exploration concession and 1/10 MTU per hectare for an exploitation concession. However, if the mining exploitation concession relates to non-metallic substances, the amount payable is 1/30 MTU per hectare.

Concession holders are not liable to third parties for non-payment of their licen s e fee.

Concession Restrictions

The general principle under Chilean mining law is that all metallic and non-metallic substances can be the object of a mining concession, in whatever form they may be naturally found. However, there are certain mineral substances that are reserved only to the owner of the surface land, such as surface clays. Concessions cannot be granted in relation to hydrocarbons (either liquids or gases), lithium, underwater deposits and mineral deposits of any kind located wholly or partially within areas defined by law as relevant for national security.

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The Mining Law prohibits the overlap of mining concessions owned by different titleholders. It sets out different mechanisms and procedures to protect the preference of the first applicant and annul or cancel mining concessions requested or granted after that.

Finally, there are some legal restrictions regarding foreign ownership of lands located in border areas. However, Chile has signed a Mining Integration and Complementation Treaty with the Republic of Argentina.

How are leases, licenses or concessions awarded?

Mining concessions are granted by a judicial resolution issued at a non-contentious proceeding.

Applications for exploitation and exploration concessions begin with a request filed by any person interested in undertaking a mining activity before the court in whose jurisdiction the concession will be located, providing the exact geographical location of the area to be explored or exploited. Requests must be registered in the Registry of Mining and published in the Mining Gazette, and the applicant must then pay the application fees. After this, the file is sent to the National Geology and Mining Service for it to issue a report either in favour or against the grant of the mining concession. If the report is favourable, the court grants the concession by a final judgement that must also be registered in the Registry of Mining and published in the Mining Gazette.

If the above procedure is not complied with, the concession may be subject to cancellation at the request of any third parties who notice omissions or illegalities in the procedure.

Environmental Protection Requirements

Generally, the environmental protection measures that mining companies must adopt depend on the environmental components that may be affected by the mine's operation, such as water resources that might be polluted by mining waste, or communities settled nearby that could be affected in any way by the operations. Prior to exploration or exploitation of any concession, we must prepare and present an impact study to the environmental evaluation service (Servicio de Evaluacion Ambiental or “SEA”), which, after a detailed process of review and revision, may issue a resolution of environmental qualification (Resolucion de Calificacion Ambiental or “RCA”). This document is required for any mining project.

With regards to mining waste, the most important issues are the location and construction of the waste dump and the functioning and maintenance of tailings dams.

The Health Code requires the prior approval of the National Health Service for the construction of a waste-treatment plant of any kind. The Mining Safety Regulation requires that the stability of waste dump projects be guaranteed and that the highest safety measures are adhered to with regards to their construction and expansion. Such projects must be reviewed and approved by the National Mining and Geology Service.

There is a specific regulation on the construction and operation of tailings dams, Supreme Decree No 248/2007, which establishes procedures for the approval of tailings dams projects and requirements for their design, construction, operation and closing that guarantee the safety of people and assets.

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Health and safety requirements

All health and safety regulations related to mining activity are contained in the Mining Safety Regulations, although there are some provisions of the Labour Code and Health Code that are also binding, as well as specific regulations in other Chilean legislation, such as that relating to tailings dams (see Question 6).

Some of the most important regulations on health and safety matters concern:

•	The obligation to train workers to operate heavy machinery and work in high altitude conditions.
•	The need for proper signage at work sites.
•	The need for proper facilities and evacuation procedures.
•	The need for an adequate system for the treatment and disposal of all types of waste.

Foreign ownership restrictions

Chilean legislation does not restrict foreign investment and ownership of mining concessions in any way. On the contrary, foreign investment is encouraged and welcomed.

Under the Foreign Investment Statute (Decree Law No 600) and Chapter XIV of the Foreign Exchange Regulations of the Chilean Central Bank, a foreign investor and the Chilean state must sign a foreign investment contract that sets out the parties' rights and obligations. The investor's obligations include bringing the investment capital into the country within a specified amount of time and in a previously determined form. The state guarantees that the investor will not be discriminated against in economic matters, among others.

Taxes and Royalties

Apart from the application fees and annual licence fees that interest holders must pay, Chilean taxation law recognises three types of miners, which are subject to different tax regimes:

•	Small artisanal miners pay a single tax that is calculated on gross sales, with rates of 1%, 2% or 4% of copper's international price. For mineral products without copper, gold or silver content the rate is 2%.
•	Medium level miners are subject to a presumed income tax regime under which taxes are paid on the basis of gross annual sales. Depending on the average price of a copper pound (referential payment unit determined by the Chilean Copper Commission), the tax base/presumed income of a copper miner can be 4%, 6%, 10%, 15% or 20% of gross annual sales. The tax rate is 20% of such presumed income.
•	Major miners pay taxes on their effective income, at the rate of 20%.

In addition, interest holders must pay a royalty calculated on the basis of production and sales levels. For instance, copper mining producers whose sales are less than 12,000 metric tons of copper per year are exempt from payment of the royalty, while mining producers whose sales levels are between 12,000 and 50,000 metric tons of copper per year pay between 0.5% and 4.5% of their operational taxable income.

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Import and Export Duties

All income derived from the importation and exportation of mineral resources is included in the general tax regime. There are no additional taxes or specific regulations regarding the import and export of mineral resources.

Provisions Specific to Lithium Deposits and to the business of Li3

When the 1983 Chilean Mining Code was introduced lithium was considered a strategic metal, because of its potential application to power generation by nuclear fusion. Therefore the Mining Code established that lithium is "non-concessible", which means that no mining concessions can be granted for exploring or exploiting lithium, except in certain cases that are stated in the Code.

More specifically, the Mining Code and the Organic Constitutional Law on Mining Concessions provide that lithium may not be granted in a mining concession initiated after January 1, 1979. As a result, only mining exploitation concessions initiated before January 1, 1979 are authorized for the exploitation of lithium. For all other cases, the Mining Code establishes the reserve of lithium to Chile and expressly provides that the exploration or exploitation of “non-concessible” substances (including lithium) can be performed only directly by the State of Chile, or its companies, or by means of administrative concessions or special operation contracts, fulfilling the requirements and conditions set forth by the President of Chile for each case.

As the constitution process of the Cocina Mining Concessions was initiated in 1937, lithium exploitation is authorized in the area covered by the Cocina Mining Concessions. However, as the constitution process of SLM Litio 1-6 was initiated in 2000, lithium exploitation is not authorized in the area covered by such concessions. All other minerals on the property are concessible assuming all requisite permits are obtained.

Additionally, Law 16,319, which created the Chilean Nuclear Energy Commission (the “NEC”), provides in its Article 8 that, for reasons of national interest, any act or contract in connection with lithium will require the previous authorization of NEC (or have NEC as a party thereto). Once any such authorization is granted to an applicant, NEC is not authorized to amend it or terminate it, nor the applicant to assign it, for reasons other than those set forth in the resolution granting it.

While the current plan for the Maricunga Project is to exploit lithium and potash from both SLM Litio 1-6 and the Cocina Mining Concessions, if no permit for lithium exploitation is obtained for SLM Litio 1-6, the Maricunga JV plans to produce lithium carbonate and potash from the Cocina Mining Concessions in conjunction with producing potash only from SLM Litio 1-6.

The majority of the past and current technical work performed on the project is applicable to the production of lithium and/or potassium. Potassium exploitation does not require special permits and it is exploitable via regular mining concessions, according to the CMC. Initial estimations suggest that a potash project may be economically feasible. However, there can be no assurance that the Maricunga JV will be able to obtain the permits necessary to exploit any minerals that it discovers in a timely manner, or at all.

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Competition

We are a junior mineral resource exploration company that competes with other mineral resource exploration companies for financing, personnel and equipment and for the acquisition of mineral properties. Many of the mineral resource exploration companies with whom we compete have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on acquisitions of mineral properties of merit, on exploration of their mineral properties and on development of their mineral properties and on exploration and development. This competition could result in competitors having mineral properties of greater quality and interest to prospective investors who may finance additional exploration and/or development. This competition could adversely impact on our ability to finance further exploration and to achieve the financing necessary for us to develop our mineral properties. Our competition includes companies such as Pure Energy Minerals and Lithium Americas.

Compliance with Government Regulation

We are committed to complying with and are, to our knowledge, in compliance with, all governmental and environmental regulations applicable to our company and our properties. Permits from a variety of regulatory authorities are required for many aspects of mine operation and reclamation. We cannot predict the extent to which these requirements will affect our company or our properties if we identify the existence of minerals in commercially exploitable quantities. In addition, future legislation and regulation could cause additional expense, capital expenditure, restrictions and delays in the exploration of our properties.

Employees

At March 31, 2017, we had two full-time employees, consisting of our Chief Executive Officer and Chief Financial Officer, and one contract employee. In addition, we have engaged several advisors and consultants.

We engage contractors from time to time to consult with us on specific corporate affairs or to perform specific tasks in connection with our exploration programs.

Subsidiaries

We currently have three wholly owned subsidiaries:

1.	Li3 Energy Peru SRL, a private limited company organized under the laws of Peru;

2.	Alfredo Holdings, Ltd., an exempted limited company incorporated under the laws of the Cayman Islands;

3.	Li3 Energy Copiapó, SA, a Chilean corporation which is a subsidiary of Alfredo Holdings, Ltd.; and

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On October 22, 2014, Li3 sold 60% of its shares in Noto Energy SA (“Noto”, an Argentinean corporation and a previously 100% owned subsidiary) to its CEO for proceeds of $4,245.

Li3 currently retain s 49% ownership of Minera Li (previously a 100% owned subsidiary) , pending its dissolution pursuant to the terms of the Maricunga JV.

Intellectual Property

We do not own, either legally or beneficially, any patent or trademark nor any material intellectual license, and are not dependent on any such rights. We have trademarked Li3 Energy, its logo and registered the domain name www.li3energy.com. We consider many of our lithium mining site evaluation, exploration and development techniques to be proprietary, and periodically evaluate whether to seek protection for any such techniques.

Legal Proceedings

Li3 is from time to time involved in various lawsuits, legal proceedings, or claims that arise in the ordinary course of business. Li3 does not believe any such legal proceedings or claims will have, individually or in the aggregate, a material adverse effect on Li3’s business, liquidity, results of operations, or financial position. Litigation, however, is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm Li3’s business.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
LI3’S FINANCIAL CONDITION AND RESULTS OF OPERATIONS

In this Management’s Discussion and Analysis of Li3’s Financial Condition and Results of Operation, “we”, “our”, “us” or the “Company” refer to Li3 and its consolidated subsidiaries.

The following discussion should be read in conjunction with our consolidated audited financial statements and the related notes that appear elsewhere in this annual report. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed below and elsewhere in this annual report, particularly in the section entitled “Risk Factors” beginning on page 36 of this annual report.

Our consolidated audited financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Plan of Operations and Cash Requirements

Cash Requirements

Li3’scurrent operational focus is to conduct exploration activities on the Maricunga property and to consummate the proposed merger with Bearing. Li3 expect s to review other potential exploration projects from time to time as they are presented. As of March 31, 2017, Li3 had a working capital deficit of $1,901,559. As of May 10, 2017, we had only nominal cash on hand.

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Over the next twelve months we expect to expend funds as follows:

Estimated Net Expenditures During the Twelve Months beginning April 2017

		Estimated
	US$	Completion
Payments of Convertible Notes (including interest)	577,500	May 2017
MSB Loan Payment (including interest)	532,234	January 2018
Salaries and Wages	109,024	Paid monthly
Directors Fees	84,000	Paid quarterly
Legal Fees	60,000	Paid monthly
Audit Fees	60,000	Paid quarterly
Professional Fees	56,000	Paid quarterly
Filing fees	15,750	Paid quarterly
Other General and Administrative	25,000	Paid monthly
Total	1,519,508

We have suffered recurring losses from operations. The long term continuation of our business is dependent upon obtaining further financing, a successful program of exploration and/or development, and, finally, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

Based on our current cash position, we will require approximately $1,519,508 to satisfy our contractual obligations, fulfill our public reporting requirements, sustain our operations and execute our business plan. There are no assurances that we will be able to obtain further funds required for our continued operations. As noted herein, we are pursuing the merger with Bearing to meet our immediate and long-term financial requirements and to preserve value for our shareholders. We do not have any other prospective arrangements to satisfy our working capital needs other than the proposed merger. If we do not consummate the merger with Bearing, we do not anticipate that we will be able to fulfill our contractual obligations, sustain any operations, or fulfill our basic public reporting requirements during the 12 months beginning  April 1, 2017. Furthermore, there can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will be unable to conduct our operations as planned, and we will not be able to meet our other obligations as they become due. In such event, we will be forced to scale down or perhaps even cease our operations.

Results of Operations

Three Months Ended March 31, 2017 Compared with Three Months Ended March 31, 2016

Revenues

We had no revenues during the three months ended March 31, 2017 and 2016.

Loss from Minera Li equity investment

During the three months ended March 31, 2017, we incurred a loss from equity method investments of $546,629 compared to a loss of $186,996 for the three months ended March 31, 2016. This reflects our share of the losses incurred by Minera Li for each period. The variation in loss between each of the periods is mainly due to variances in exploration activity, and therefore expenses, incurred by Minera Li on the Maricunga Project during each of the respective periods.

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General and administrative expenses

Our general and administrative expenses for the three months ended March 31, 2017 and 2016 consisted of the following:

	Three Months Ended	Three Months Ended
	March 31, 2017	March 31, 2016	Increase (Decrease)
Rent	$237	$216	$21
Communications	1,800	1,350	450
Travel expenses	-	4,527	(4,527)
Legal fees	57,782	56,939	843
Accounting & finance fees	21,684	14,559	7,125
Audit fees	17,500	7,970	9,530
Other professional fees	28,851	25,547	3,304
Marketing & investor relations	701	469	232
Directors fees	21,000	25,500	(4,500)
Bank fees	646	1,178	(532)
Salaries & wages	32,705	29,409	3,296
Stock-based compensation	-	(6,469)	6,469
	$182,906	$161,195	$21,711

We incurred general and administrative expenses of $182,906 for the three months ended March 31, 2017 compared to general and administrative expenses of $161,195 for the three months ended March 31, 2016, a $21,711 increase. The increase in general and administrative expenses is mainly a result of:

•

An increase in accounting and finance fees of $7,125, mainly due to an increase in fees for preparation of the corporate income tax return and Form 5472 for the year ending June 30, 2016 of $5,520 and timing of fees for review of XBRL on the current Form 10-Q of $1,500;

•	An increase in audit fees of $9,530, mainly due to the timing of fees received from the auditors of $7,000 and one-off fees for review of the Bearing Form 4 of $2,250; and

•

An increase in other professional fees of $3,304, mainly due to an increase in directors and officer insurance of $6,959 and filing fees of $917, partially offset by a decrease in notary expenses on agreements with MSB SpA incurred during the three months ended March 31, 2016 of $4,019.

Loss on settlement of related party payables

The loss on settlement of related party payables of $55,796, recorded during the three months ended March 31, 2017 was a result of the difference between the fair value of the common stock on the measurement date and the fees accrued by the Company, related to stock issued in lieu of directors’ fees.

Other income (expense)

Other expense for the three months ended March 31, 2017 and 2016 was $119,898 and $47,951, respectively. The other expense for the three months ended March 31, 2017 mainly consists of interest expense of $119,926 whereas the other expense for the three months ended March 31, 2016 consisted of a change in fair value of derivative liability instruments of $20,146 and interest expense of $27,918.

During the three months ended March 31, 2016, we recorded a loss of $20,146 due to the change in fair value of derivative liability - warrant instruments. All of our remaining warrant instruments expired unexercised during the year ended June 30, 2016, and therefore, there was no activity for derivative liabilities during the three months ended March 31, 2017 .

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Net interest expense amounted to $119,926 and $27,918 during the three months ended March 31, 2017 and 2016, respectively. The increase was mainly due to amortization of the beneficial conversion feature on convertible debt of $97,447 recorded during the three months ended March 31, 2017.

Nine Months Ended March 31, 2017 Compared with Nine Months Ended March 31, 2016

Revenues

We had no revenues during the nine months ended March 31, 2017 and 2016.

Loss from Minera Li equity investment

During the nine months ended March 31, 2017, we incurred a loss from equity method investments of $618,566 compared to a loss of $562,228 for the nine months ended March 31, 2016. This reflects our share of the losses incurred by Minera Li for each period. The variation in loss between each of the periods is mainly due to variances in exploration activity, and therefore expenses, incurred by Minera Li on the Maricunga Project during each of the respective periods.

General and administrative expenses

Our general and administrative expenses for the nine months ended March 31, 2017 and 2016 consisted of the following:

	Nine Months Ended	Nine Months Ended
	March 31, 2017	March 31, 2016	Increase (Decrease)
Rent	$725	$(1,461)	$2,186
Office expenses	-	899	(899)
Communications	5,243	4,224	1,019
Travel expenses	14,859	7,992	6,867
Legal fees	178,006	139,486	38,520
Accounting & finance fees	45,425	42,998	2,427
Audit fees	33,500	24,000	9,500
Other professional fees	83,800	96,310	(12,510)
Marketing & investor relations	5,861	1,814	4,047
Directors fees	63,310	87,178	(23,868)
Bank fees	2,808	2,489	319
Salaries & wages	94,781	104,793	(10,012)
Stock-based compensation	-	26,707	(26,707)
Other	-	(5,236)	5,236
	$528,318	$532,193	$(3,875)

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We incurred general and administrative expenses of $528,318 for the nine months ended March 31, 2017 compared to general and administrative expenses of $532,193 for the nine months ended March 31, 2016, a $3,875 decrease. The decrease in general and administrative expenses is mainly a result of:

•

A decrease in other professional fees of $12,510, mainly due to the reversal of $30,200 of over-accrued directors and officers insurance for prior periods and additional costs incurred during the nine months ended March 31, 2016 for transfer agent fees on funding documents of $10,381 and fees for patents on concessions of $6,375. These decreases have been partially offset by an additional $31,420 incurred during the nine months ended March 31, 2017 for services provided in relation to an economic opinion on the Minera Li properties;

•	A decrease in directors’ fees of $23,868 due to the resignation of three directors;

•	A decrease in salaries and wages of $10,012 due to the closure of the Chile and Peru offices;

•	A decrease in stock-based compensation of $26,707, mainly due to for stock issued in lieu of directors’ fees in prior period;

•	An increase in other expense of $5,236 due to income recorded for the nine months ended March 31, 2016 for the sale of office furniture;

•	An increase in legal fees of $38,520 for services provided on dealings with MSB SpA and LPI during the period;

•	An increase in audit fees of $9,500, mainly due to the timing of fees received from the auditors of $7,000 and one-off fees for review of the Bearing F-4 of $2,250; and

•	An increase in travel expenses $6,867 due to additional travel by the CEO for discussions on potential transactions.

Loss on settlement of related party payables

The loss on settlement of related party payables of $55,796, recorded during the nine months ended March 31, 2017 was a result of the difference between the fair value of the common stock on the measurement date and the fees accrued by the Company, related to stock issued in lieu of directors’ fees.

Other income (expense)

Other expense for the nine months ended March 31, 2017 and 2016 was $167,261 and $153,188, respectively. The increase is mainly due to an increase in interest expense recorded during the nine months ended March 31, 2017 of $281,370, partially offset by a gain on debt extinguishment of $200,000 recorded during the nine months ended March 31, 2017 and a change in fair value of derivative liability instruments of $75,824 recorded during the nine months ended March 31, 2016.

The gain on debt extinguishment recorded during the nine months ended March 31, 2017 was a result of the termination of the non-binding letter of intent with Wealth in November 2016 pursuant to which the Company’s obligation to repay the notes payable to Wealth of $200,000 was also terminated.

During the nine months ended March 31, 2016, we recorded a loss of $75,824 due to the change in fair value of derivative liability instruments. All of the Company’s remaining instruments expired unexercised during the year ended June 30, 2016, and therefore, there was no activity for derivative liability instruments during the nine months ended March 31, 2017.

Net interest expense amounted to $365,111 and $83,741 during the nine months ended March 31, 2017 and 2016, respectively. The increase is mainly due to amortization of the beneficial conversion feature on convertible debt of $296,671 recorded during the nine months ended March 31, 2017.

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Fiscal Year Ended June 30, 2016 Compared with Fiscal Year Ended June 30, 2015

Revenues

We had no revenues during the years ended June 30, 2016 and 2015.

Operating Expenses

Loss from Minera Li equity method investment

We incurred losses from equity method investments of $557,038 and $236,050 during the years ended June 30, 2016 and 2015, reflecting our share of the losses incurred by Minera Li during the respective years. The increase in loss during the year ended June 30, 2016, is mainly due to an increase in exploration activity, and therefore expenses, incurred by Minera Li on the Maricunga Project during 2016.

General and administrative expenses

Our general and administrative expenses for the years ended June 30, 2016 and 2015 consisted of the following:

	June 30, 2016	June 30, 2015	Increase (Decrease)
Rent	$(439)	$30,804	$(31,243)
Office expenses	909	6,089	(5,180)
Communications	5,658	17,266	(11,608)
Travel expenses	28,725	81,662	(52,937)
Legal fees	189,244	175,908	13,336
Accounting & finance fees	58,407	69,829	(11,422)
Audit fees	47,300	58,355	(11,055)
Other professional fees	171,159	156,207	14,952
Marketing & investor relations	2,349	76,043	(73,694)
Directors fees	112,678	196,458	(83,780)
Bank fees	3,586	6,245	(2,659)
Salaries & wages	135,703	445,822	(310,119)
Stock-based compensation	84,171	232,843	(148,672)
Depreciation & amortization	-	322	(322)
Penalties	-	(160,000)	160,000
Other	(4)	(3,425)	3,421
	$839,446	$1,390,428	$(550,982)

We incurred total general and administrative expenses of $839,446 for the year ended June 30, 2016 compared to $1,390,428 for the year ended June 30, 2015, a $550,982 decrease. The reduction in general and administrative expenses is mainly a result of:

☐	A decrease in travel expenses of $52,937 due to various non-recurring travel incurred in the prior period in relation to potential transactions with third parties;

☐	A decrease in marketing and investor relations of $73,694 due to the termination of the contract with marketing agents in order to reduce costs;

☐	A decrease in directors’ fees of $83,780 following a 25% reduction of fees payable to directors in order to reduce costs and the resignation of two directors;

☐

A decrease in salaries & wages of $310,119 mainly due to a reduction in the salary paid to the CEO ($157,096) and the CFO ($112,456) from April 2015 in order to preserve cash, the termination of staff in Peru and Chile due to closure of offices ($24,739) and a one-time settlement paid to a former employee in the prior period ($14,000); and

☐

A decrease in stock-based compensation of $148,672, mainly due to non-recurring costs incurred in the prior year including shares issued to the CEO and CFO in April 2015 pursuant to amendments to their employment agreements, valued at $185,000.

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During the year ended June 30, 2016, the Company has continued its efforts to reduce its cost of operations to reflect the nature of its current business. The main area of cost savings has been the reduction of the salaries paid to our CEO and CFO.

Other Income (Expense)

Gain on debt extinguishment

We recognized gains on debt extinguishment of $51,656 and $333,769 for the years ended June 30, 2016 and 2015, respectively. During the year ended June 30, 2016, a gain on debt extinguishment of $51,656 was recognized as the fair value of the embedded derivative and unamortized debt discount on repayment of the 2015 Convertible Notes. The gain recorded during the year ended June 30, 2015 was in relation to the write-off of loans from Milestone of $95,000, accrued interest of $49,169, and the write-off of certain accrued liabilities.

Change in fair value of derivative liability

During the year ended June 30, 2016, we recorded a loss of $53,811 on the change in fair value of derivative liability, compared to a gain of $1,844,967 during the year ended June 30, 2015. The change in fair value of our derivative liability has no impact on our cash flows from operations and was primarily a result of the decrease in our stock price during each of the years.

Gain on foreign currency transactions

During the years ended June 30, 2016 and 2015, gain on foreign currency transactions amounted to $4,160 and $1,532, respectively, and such activity was related to our operations in Chile and Peru.

Interest expense

During the years ended June 30, 2016 and 2015, interest expense was $146,241 and $140,915, respectively.

Net Income (Loss)

Net loss for the year ended June 30, 2016 was $1,540,720 compared to net income of $412,875 for the year ended June 30, 2015. The variance in net income (loss) is primarily due to: a gain on change in fair value of derivative liability instruments of $1,844,967 for the year ended June 30, 2015 compared to a loss of $53,811 during the year ended June 30, 2016, an increase in loss from Minera Li equity investment of $316,757, and a reduction in gain on debt extinguishment of $282,113, partially offset by a decrease in general and administrative expenses of $550,982.

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Liquidity, Capital Resources and Financial Condition

Working Capital

	March 31, 2017 (unaudited) ($)	Year Ended June 30, 2016 ($)	Year Ended June 30, 2015 ($)

Current Assets	69,674	391,223	1,055,773
Current Liabilities	1,971,233	1,280,437	1,937,240
Working Capital (Deficit)	(1,901,559)	(889,214)	(881,467)

Cash Flows

	Nine Months Ended March 31,		Year Ended June 30,
	2017 (unaudited) (US$)	2016 (unaudited) (US$)	2016 (US$)	2015 (US$)
	-	-	-	-
Net cash used in operating activities	(430,423)	(214,110)	(459,163)	(1,012,273)
Net cash provided by investing activities	-	-	-	-
Net cash provided by financing activities	50,000	217,500	835,000	980,000
Net increase (decrease) in cash during the period	(380,423)	(3,390)	375,837	(32,273)

We are primarily engaged in exploration and acquisition of new properties and do not generate income from operations currently. As of March 31, 2017, our only source of liquidity had been debt and equity financing.

Our total current liabilities as of June 30, 2016 were $1,280,437 compared to total current liabilities of $1,937,240 as of June 30, 2015. The decrease during the current year resulted from our January 19, 2016 agreement with our partner, MSB whereby MSB agreed to offset a $1,000,000 long term payment due pursuant to a note payable. The resulting savings were offset by increases in short-term liabilities pursuant to notes payable.

As of March 31, 2017, Li3 had current liabilities of $1,971,233, current assets of $69,674, and a resulting working capital deficit of $1,901,559.

Li3 does not currently have sufficient capital to maintain its basic operations for the next 12 months.

Although the c ompany continues to seek investment in certain other mining properties, any such properties that we may acquire will require exploration and development that could take years to complete before such properties begin to generate revenues. There can be no assurances that we will be successful in acquiring such properties or that if we do complete acquisitions, properties acquired will be successfully developed to the revenue producing stage. If we are not successful in our proposed mining operations, our business, results of operations, liquidity and financial condition will suffer materially.

Various factors outside of our control, including the price of lithium, potassium nitrate and other minerals, overall market and economic conditions, the volatility in equity markets may limit our ability to raise the capital needed to execute our plan of operations. These or other factors could adversely affect our ability to raise additional capital. As a result of an inability to raise additional capital, our short-term or long-term liquidity and our ability to execute our plan of operations could be significantly impaired.

Operating Activities

Net cash used in operating activities was $430 ,423 for the nine- month period ended December 31, 2017, compared with net cash used in operating activities of $214,110 during the same period in 2016. The increase in cash used in operating activities during the most recent period resulted primarily from an increased loss from our equity investment in Minera Li, a loss on settlement of related party payables, and a significant increase in amortization of convertible debt discount .

Net cash used in operating activities was $459,163 for the year ended June 30, 2016 compared with net cash used in operating activities of $1,012,273 during the same period in 2015. The decrease in cash used in operating activities during the most recent fiscal year resulted primarily from the timing of funding received resulting in a reduction in payments made against accounts payable and accrual balances during the year ended June 30, 2016 compared to the year ended June 30, 2015.

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Investing Activities

We have not used any cash in investing activities during the year ended June 30, 2016 or June 30, 2015, or during the subsequent period ended March 31, 2017.

Financing Activities

Net cash provided by financing activities was $50,000 for the nine months ended March 31, 2017 compared to $52 ,500 in cash provided by financing activities during the same period in 2016.

Net cash provided by financing activities was $835,000 for the year ended June 30, 2016 compared to $980,000 provided by financing activities during the same period in 2015. During fiscal 2015, proceeds from financing activities consisted entirely of proceeds from notes payable issued to MSB, whereas net cash provided by financing activities during fiscal 2016 consisted primarily of proceeds from the issuance of convertible debt, supplemented by various notes payable.

Shares for Debt Settlement

In addition to utilizing our capital to acquire properties and pay other corporate costs, we periodically issue shares of our common stock as consideration in lieu of cash to conserve our cash and meet our obligations. We likely will continue to issue common stock for these purposes where feasible, if we determine that it is in our economic best interests. During the year ended June 30, 2016, we issued 18,033,821 shares of our common stock for the settlement of $290,562 relating to certain outstanding liabilities (of which $51,581 were outstanding at June 30, 2015).

Common Stock Subject to Rescission

On March 19, 2012, the Securities and Exchange Commission declared effective a registration statement that we had filed to cover the resale of shares previously issued and sold (or to be issued upon the exercise of warrants). On March 1, 2013, we filed a post-effective amendment for that registration statement that included our audited financial statements as of and for the year ended June 30, 2012 as had been filed on our Annual Report on Form 10-K for the year ended June 30, 2012 (the “2012 Annual Report”). We believe that the filing of the post-effective amendment fulfilled our obligation to update the registration with current financial information pursuant to Section 10(a)(3) of the Act. However, there were approximately three months when our registration statement contained financial information that was not current. During that period, 65,000 shares were sold pursuant to that prospectus in open market transactions which may have violated Section 5 of the Securities Act of 1933, as amended, and, as a result, the purchasers of those shares may have rescission rights or claims for damages. Accordingly, we have reduced shareholders’ equity at June 30, 2016  and as at March 31, 2017 by $3,041, the total amount that we would have to refund if all the purchasers of those shares exercised their rescission right.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

We prepare our consolidated financial statements in accordance with accounting principles generally accepted in the United States ("U.S. GAAP"). U.S. GAAP represents a comprehensive set of accounting and disclosure rules and requirements. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions, however, in the past the estimates and assumptions have been materially accurate and have not required any significant changes. Should we experience significant changes in the estimates or assumptions that would cause a material change to the amounts used in the preparation of our financial statements, material quantitative information will be made available to investors as soon as it is reasonably available.

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We believe the following critical accounting policies, among others, affect our more significant judgments and estimates used in the preparation of our consolidated financial statements:

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management has made significant estimates related to the fair value of shares issued for mineral acquisitions; the fair value of derivative liabilities; stock-based payments; and contingencies.

Impairment of Long Lived Assets

Long-lived assets, including mineral rights, are reviewed for impairment when circumstances indicate the carrying value of an asset may not be recoverable. We account for asset impairment in accordance with ASC 360, Property Plant and Equipment. Long-lived assets such as property, plant and equipment, mineral properties and purchased intangible assets subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment is considered to exist if the total estimated future cash flow on an undiscounted basis is less than the carrying amount of the related assets. An impairment loss is measured and recorded based on the estimated fair value of the long-lived asset.

Share-Based Payments

The Company estimates the fair value of each stock option award at the grant date by using the Black-Scholes option pricing model and common shares based on the last quoted market price of the Company’s common stock on the date of the share grant. The fair value determined represents the cost for the award and is recognized over the vesting period during which an employee is required to provide service in exchange for the award. As share-based compensation expense is recognized based on awards ultimately expected to vest, the Company reduces the expense for estimated forfeitures based on historical forfeiture rates. Previously recognized compensation costs may be adjusted to reflect the actual forfeiture rate for the entire award at the end of the vesting period. Excess tax benefits, if any, are recognized as an addition to paid-in capital.

Fair Value Measurements

As defined in FASB ASC Topic No. 820 - 10, fair value is the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC Topic No. 820 - 10 requires disclosure that establishes a framework for measuring fair value and expands disclosure about fair value measurements.

As required by FASB ASC Topic No. 820 - 10, financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels.

Certain Relationships and Related Transactions

In February 2013, Li3 entered into an agreement (the “Celta Agreement”) with Celta Consultores Limitada (“Celta”), for Celta to provide consulting services with the objective of the Company entering into a joint venture agreement with a third party. Li3’s Chairman, Mr. Cussen, is the President of Celta.

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On July 8, 2013, the Celta Agreement was amended, providing for Li3 to remunerate Celta as follows:

-	Five days after the signing of a memorandum of understanding for a potential joint venture, Celta shall receive 2,000,000 shares of Li3’scommon stock, and

-	Five days after the signing of a joint venture agreement, Celta shall receive 1,000,000 shares of the Li3’s common stock.

On May 11, 2016, Li3 agreed to issue 1,000,000 share if its common stock to Celta for consulting services provided by Celta pursuant to the Celta Agreement. Li3’s stock price on the grant date was $0.0189, and $18,900 has been recorded as stock compensation expense in in the Consolidated Statements of Operations for the year ended June 30, 2016 in relation to the settlement.

At March 31, 2017, MSB SpA owned 51% of Minera Li with the Company retaining a 49% ownership interest. MSB SpA is a private Chilean corporation with an objective to advance a business in the production of lithium. MSB SpA is controlled by a Chilean entrepreneur.

As of June 30, 2015, the Company had received a total of $1,220,000 of loans from MSB SpA (of which $980,000 was received during the year ended June 30, 2015), bearing interest of 8.5% per annum and due within 18 months from the date of receipt. On January 19, 2016, the Company entered into an additional agreement with MSB SpA whereby the Company and MSB SpA agreed to offset the $1,000,000 Additional Payment MSB SpA previously agreed to provide to the Company against $1,000,000 of the Company’s notes payable to MSB SpA and $134,901 of accrued interest owed to MSB SpA was rolled into the Company’s existing note payable. In addition, MSB SpA loaned an additional $100,000 to the Company and MSB SpA waived the 13 shares in Minera Li which were pledged by the Company to MSB SpA as security for its notes payable. The resulting $454,901 loan payable and accrued interest is due on January 18, 2018, bears interest at 8.5% per annum, and is secured by 5 of the Company’s shares in Minera Li.

The total interest accrued on the loans from MSB SpA as of March 31, 2017 and June 30, 2016, was $46,294 and $17,268, respectively. For the nine months ended March 31, 2017 and 2016, $29,026 and $50,870, respectively, of interest expense was recognized in the Company’s consolidated statements of operations.

On July 20, 2016, MSB SpA entered into an agreement with Lithium Power International Limited (“LPI”), an Australian company, regarding a joint venture to explore and develop the Maricunga Project in accordance with a term sheet dated July 14, 2016. On August 30, 2016, the Company entered into an agreement with MSB SpA, pursuant to which, the Company and MSB SpA, as the current shareholders of Minera Li, unanimously agreed to approve the transactions contemplated by the term sheet (the “Transaction”).

As part of the Transaction, Mineral Li and MSB SpA agreed to contribute their Maricunga lithium brine assets to a new joint venture (the “Maricunga JV”) and LPI agreed to contribute $27.5 million in cash to the Maricunga JV to cover exploration and development costs for the next 2.5 years until the completion of a definitive feasibility study in late 2018. Following the completion of the Transaction, the Company will own a direct 17.67% equity interest of the Maricunga JV, with LPI and MSB SpA owning 50.0% and 32.33%, respectively. The Company will be entitled to appoint one director of the Maricunga JV (so long as it holds at least 10% of the equity interests of the joint venture), with LPI and MSB SpA holding three and two director seats, respectively.

On September 7, 2016, the Maricunga JV entity, Minera Salar Blanco SA (“MSB SA”), a Chilean company, was incorporated and Minera Li has transferred all of its Maricunga Project assets to MSB SA as consideration for 36.05% of the shares in MSB SA. MSB SpA nd LPI currently hold 13.95% and 50%, respectively, of the shares in MSB SA. Following the planned dissolution of Minera Li, Li3 will receive 49% share of Minera Li’s shares in MSB SA (being 17.67%), with MSB SpA receiving 51%.

Except as disclosed above, there have been no transactions or proposed transactions in which the amount involved exceeds $120,000 since July 1, 2015 or are currently being proposed in which any of Li3’s officers, directors, principal stockholders, or any of their respective relatives, associates or affiliates, has, had or will have any direct or material indirect interest.

BEARING’S BUSINESS

In this section of this proxy statement/prospectus, the terms “we”, “our”, “us” or the “Company” refer to Bearing and its consolidated subsidiaries.

Corporate Structure

Bearing was incorporated on January 13, 2011 as 0900353 B.C. LTD, a wholly owned subsidiary of Valley High Ventures Ltd. (“Valley High”). On March 25, 2011, Levon Resources Ltd. (“Levon”) acquired Valley High, the predecessor corporation to Bearing, by way of a court-approved plan of arrangement (the “Arrangement”), at which time Bearing began operating as a standalone entity. Bearing shares commenced trading on the TSX Venture Exchange on June 10, 2011 under the symbol BRZ.V.

Description of the Business

Bearing is a Canadian based company which has been focused on exploration for precious and base metals in North America. On March 14, 2016 it terminated a proposed corporate reorganization (the “Reorganization”) that would have changed the company’s business from mineral exploration into a film, television and digital media company. The Reorganization would have included the reverse takeover of Bearing by Odyssey Media Inc. (“Odyssey”) and the concurrent disposition of Bearing’s mineral properties in exchange for shares of Commander Resources Inc. (“Commander”).

On September 23, 2016 Commander Resources Ltd. (“Commander”) acquired all of Bearing’s mineral assets in Mexico and Canada with the exception of four 100% owned properties (HY-Jay, VBA, VM and Big), all in the Yukon, in exchange for 12 million common shares of Commander and a cash payment of $15,000.

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Effective August 22, 2016, Bearing consolidated its issued and outstanding common shares and stock options on the basis of one post-consolidation common share for every four pre-consolidation common shares. As a result of the share consolidations, the number of shares and options presented in the MD&A and condensed consolidated interim financial statements and the exercise price for each option, the calculated weighted average number of common shares issued and outstanding for the purpose of loss per share calculation are based on the post consolidation shares for all years presented.

Recent Developments

Subsequent to October 31, 2016, Bearing issued 1,410,245 common shares pursuant to the exercise of 1,410,245 warrants for proceeds of $352,561.

Subsequent to October 31, 2016, Bearing granted:

•	125,000 stock options at an exercise price of $0.50 per option,
•	125,000 stock options at an exercise price of $0.55 per option,
•	225,000 stock options at an exercise price of $0.58 per option
•	50,000 stock options at an exercise price of $0.59 per option, and
•	125,000 stock options at an exercise price of $0.62 per option.

Each option entitles the holder to acquire one common share of Bearing for a period of five years from the grant date.

On November 15, 2016, Bearing issued 50,000 common shares pursuant to the exercise of stock options at $0.20 per share for proceeds of $10,000.

On December 12, 2016, Bearing closed the first tranche of a non-brokered private placement and raised $1,096,000 by issuing 2,740,000 units. Each unit consisted of one common share and one-half share purchase warrant. Each whole warrant entitles the holder to acquire an additional share of Bearing for a period of one year from the date of issuance at an exercise price of $0.80 per warrant.

On December 16, 2016, Bearing closed a second tranche of the private placement. An additional 125,000 units at a price of $0.40 per unit for total gross proceeds of $50,000 was raised.

In total, Bearing raised an aggregate 2,865,000 units under both tranches of the private placement for gross proceeds of $1,146,000. A total of 147,000 finder’s warrants were issued. These finder’s warrants had the same terms as the warrants issued as part of the units.

On November 23, 2016, Bearing entered into a letter of intent (the “LOI”) pursuant to which Bearing was granted the exclusive right to negotiate the acquisition of Li3 Energy Inc. (“Li3”) for a period of 30 days. Under the terms of the LOI, the anticipated compensation to be paid by Bearing would be the issuance of 16,000,000 common shares and the assumption of the all of the debts and liabilities of Li3, in an aggregate amount not to exceed $1.7 million. On December 7 2016, Bearing announced it had entered agreements with holders of convertible notes of Li3. Pursuant to such agreements, on closing of the acquisition of Li3, Bearing agreed to repay the outstanding US$525,000 owed to the noteholders plus accrued interest in addition to a 22% bonus payment (collectively, the “Outstanding Debt”). Bearing also agreed to cover the noteholders legal expenses up to US$15,000. Approximately US$350,000 of the Outstanding Debt would be settled by the issuance of units of the Company to be issued at a price of $0.40 each. Each unit will be comprised of one common share and one-half warrant. Each whole warrant will entitle the holder to acquire an additional common share for one year following the close of the proposed transaction.

On January 3, 2017, Bearing entered into a property purchase agreement with Golden Predator Mining Corp. (“Golden”), pursuant to which Golden has agreed to purchase all of Bearing’s interest in certain mineral claims in the Yukon Territory known as the HY Jay, VM, VBA and Big properties. As partial consideration for the purchase agreement, Golden will pay to Bearing an aggregate fee of $275,000, payable over 48 months from the execution date of the purchase agreement. In addition, Golden will issue shares according to the following schedule:

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-	35,000 common shares on date of execution (Issued January, 2017);
-	50,000 common shares 8 months after date of execution; and
-	Common shares equal to $600,000 on the 20 month, 32 month and 48 month anniversary of the execution date.

Under the terms of the purchase agreement, Golden will also grant to Bearing a 2% net smelter royalty (“NSR”) on certain claims and a 1% NSR on the remaining claims. Golden has the right to re-purchase 50% of the NSR for $1,000,000 at any time.

On January 27, 2017, the Company entered into an agreement and plan of merger with Li3. Pursuant to the agreement, a newly-formed wholly owned subsidiary of the Company will merge with Li3, with Li3 surviving the merger as a wholly owned subsidiary of the Company. At the effective time of the merger, each common share of Li3 will be converted into the right to receive common shares of the Company for an aggregate of 16,000,000 shares. As a result Li3 shareholders will receive approximately 43% of the Company’s issued common shares. Option and warrant holders of Li3 will also receive the right to receive options and warrants of the Company on a one to one basis.

On February 7, 2017, Bearing entered into an asset purchase agreement to acquire a 100% interest in 81 lode claims (the “Fish Lake Claims”) located in Esmeralda Country, Nevada. Under the terms of the Purchase Agreement, Octagon Holdings Corp., the vendor of the Fish Lake Claims, will receive US$60,000 and 1,400,000 common shares of Bearing. The common shares will be subject to a statutory four month hold period. The Fish Lake Claims consist of 81 lode claims coverin g 1,620 acres in the north-eastern corner of Fish Lake Valley, situated in central-western Nevada. The claims lie on tuffaceous sedimentary rocks of the Esmeralda Formation which are considered to be prospective for lithium, boron and potassium mineralization. Completion of the Acquisition remains subject to the approval of the TSX Venture Exchange. Bearing has no foreseeable plans to conduct exploration of the Fish Lake Claims following completion of the merger with Li3 .

Current Properties  and Interests

Bearing currently retains 4 mineral properties, all in the Yukon, Canada. The Yukon properties include the, HY Jay, VM, VBA and Big properties. These properties have been written down to $1 each. A fifth property, the Fish Lake Claims (described above), located in Esmeralda Country, Nevada, is in the process of being acquired. Bearing has no foreseeable plans to conduct exploration of the Fish Lake Claims or its Yukon properties following completion of the merger with Li3.

HY Jay Property

Bearing has a 100% interest in the HY and Jay claims, subject to a 2% NSR on a portion of the Hy claims. Work to date on the HY-Jay property by Bearing and previous owners has outlined three areas of anomalous gold in rock and soil at the Zig Zag, East Ridge and West zones. The East Ridge and West zones are highlighted by 0.9-kilometre- and 1.4-kilometre-long gold and arsenic soil geochemical anomalies. Of 298 rock Grab samples collected from the property 26 returned values greater than 1 gram per tonne grab sample 73723 collected in 1997 from the West zone returned 144.1 g/t gold (Bearing news releases of Nov. 24, 2011, and Dec. 12, 2011). The 2011 discovery of the Zig Zag gold zone returned significant gold assays from grab samples of quartz-arsenopyrite vein material collected from a large field of metasediment and phyllite subcrop and float boulders. Grab samples are selective by nature and are unlikely to represent average grades of sampling on the entire property.

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Subsequent to year end Golden Predator Mining Corp. (“Golden Predator”) has entered into a mineral property purchase agreement with Bearing pursuant to which Golden Predator agreed to purchase all of Bearing's  undivided interest in the property for total cash payments in the amount of $275,000, payable over a 48-month period from the execution date of the agreement. In addition, Golden Predator will issue a combined total of 35,000 common shares to Bearing upon TSX Venture Exchange approval, and a further 50,000 common shares on the date that is eight months from the execution date. Golden Predator has also agreed to issue up to $600,000 worth of common shares to Bearing on the dates that are 20 months, 32 months and 48 months from the execution date, at a price per share equal to the 21-day volume-weighted average price as at the date of issuance, subject to a floor price equal to the minimum price permitted under the TSX-V policies. The transaction is subject to completion of the Li3 transaction.

Bearing will retain a 2-per-cent net smelter return royalty on certain of the claims and a 1-per-cent net smelter returns royalty on the remaining claims. Golden Predator may repurchase 50 per cent of the NSR, at any time, for the purchase price of $1-million. Completion of the acquisition and the obligation to make any payments other than the initial cash payment and share issuance are conditional upon completion by Bearing of its transaction with Li3 Energy Inc.

Flume Property

In May 2013, Ryan Gold Corp (“RGC”) terminated its option on the Flume property, after undertaking over $1.5 million in expenditures (including a nine diamond drill hole (2,307m) program in November 2012). The results included the highlight hole F12-006 which included 2m of 5.76 g/t Au. For full details of the drill results, reference should be made to RGC’s news release dated November 6, 2012. In December 2014, Bearing excised its underlying option to acquire the Flume property, the final payment was waived subject to an additional 0.5% NSR on the property. The Flume property is now subject to a 2.5% NSR.

Recent Transactions

Bearing Properties sold during the year ended October 31, 2016

On June 23, 2016, Commander Resources Ltd. (“Commander”) and Bearing along with Bearing’s wholly-owned subsidiary BRZ Mex Holdings Ltd. (“BRZM”) executed an Asset Purchase Agreement (the “Agreement”) wherein Commander acquired 100% of the issued and outstanding shares of BRZM which included BRZM’s wholly-owned subsidiary, Minera BRG SA de CV., (“Minera BRG”). BRZM and its subsidiary together hold a 100% interest of four exploration stage properties in Canada and Mexico: October Dome (BC), Mt. Polley (BC), Flume (Yukon) and Pedro (Durango, Mexico). In addition, three royalty interests were also acquired. One of these royalties includes a production-defined royalty on a portion of the Boundary Zone deposit at the Mt. Polley Mine in BC owned by Imperial Metals Corporation.

On September 23, 2016, the transaction in connection with the Agreement was completed. As consideration, the Company received 12,000,000 common shares of Commander and $15,000.

Pending mineral property sale transaction during the three months ended January 31, 2017

On January 3, 2017, the Company entered into a property purchase agreement with Golden Predator Mining Corp. (“Golden”), pursuant to which Golden has agreed to purchase all of the Company’s interest in certain mineral claims in the Yukon Territory. As partial consideration for the purchase agreement, Golden will pay to the Company an aggregate fee of $275,000, payable over 48 months from the execution date of the purchase agreement. In addition, Golden will issue shares according to the following schedule:

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(i)	35,000 common shares on date of execution (issued)
(ii)	50,000 common shares 8 months after date of execution; and
(iii)	Common shares equal to $600,000 on the 20 month, 32 month and 48 month anniversary of the execution date.

Under the terms of the purchase agreement, Golden will also grant to the Company a 2% net smelter royalty (“NSR”) on certain claims and a 1% NSR on the remaining claims. Golden has the right to re-purchase 50% of the NSR for $1,000,000 at any time.

During the three months ended January 31, 2017, the Company received $10,000 (non-refundable) and 35,000 common shares, measured at a fair value of $0.62. The non-refundable cash payment has been recognized as a recovery on exploration and evaluation asset. Upon completion of the Li3 transaction [Note 10], the shares received will become non-refundable and will be recognized as a recovery on exploration and evaluation asset.

Competitive Overview

The success of Bearing will be largely dependent upon the performance of its key officers, consultants and employees. Locating mineral deposits depends on a number of factors, not the least of which is the technical skill of the exploration personnel involved. Failure to retain key individuals or to attract or retain additional key individuals with necessary skills could have a materially adverse impact upon Bearing’s success.

The mining industry is intensely competitive in all of its phases, and Bearing competes with many companies possessing greater financial resources and technical facilities than itself with respect to the discovery and acquisition of interests in mineral properties, the recruitment and retention of qualified employees and other persons to carry out its mineral exploration activities. Competition in the mining industry could adversely affect Bearing’s prospects for mineral exploration in the future.

Government Regulation

Bearing’s mining and exploration activities are subject to both domestic and foreign laws and regulations governing prospecting, development, production, taxes, labor standards, occupational health, mine safety, waste disposal, toxic substances, the environment and other matters. Although Bearing believes that all exploration activities are currently carried out in accordance with all applicable rules and regulations, no assurance can be given that new rules and regulations will not be enacted or that existing rules and regulations will not be applied in a manner which could limit or curtail production or development. Amendments to current laws and regulations governing Bearing’s operations and activities, or more stringent implementation thereof, could have a substantial adverse impact on Bearing.

Bearing’s operations will require licenses and permits from various governmental authorities to carry out exploration and development at its projects. There can be no assurance that Bearing will be able to obtain the necessary licenses and permits on acceptable terms, in a timely manner or at all. Any failure to comply with permits and applicable laws and regulations, even if inadvertent, could result in the interruption or closure of operations or material fines, penalties or other liabilities.

Legal Proceedings

Bearing is from time to time involved in various lawsuits, legal proceedings, or claims that arise in the ordinary course of business. Bearing does not believe any such legal proceedings or claims will have, individually or in the aggregate, a material adverse effect on Bearing’s business, liquidity, results of operations, or financial position. Litigation, however, is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm Bearing’s business.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
BEARING’S FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of Bearing’s results of operations should be read together with Bearing’s audited consolidated financial statements for the year ended October 31, 2016 and Bearing’s unaudited consolidated financial statements for the three months ended January 31, 2017 and the related notes, which appear elsewhere in this proxy statement/prospectus. Bearing’s financial statements have been prepared in accordance with IFRS, as issued by the IASB, and are expressed in Canadian dollars. The following discussion contains forward-looking statements that reflect Bearing’s current plans, estimates and beliefs and involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 35. Bearing’s actual results may differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include those discussed below and elsewhere in this proxy statement/prospectus, including in the section entitled “Risk Factors” starting on page 36.

Bearing intends the discussion of Bearing’s financial condition and results of operations that follows to provide information that will assist in understanding Bearing’s financial statements, the changes in certain key items in those financial statements from period-to-period and the primary factors that accounted for those changes, as well as how certain accounting principles, policies and estimates affect Bearing’s financial statements. That discussion should be read in conjunction with Bearing’s financial statements and the related notes that appear elsewhere in this proxy statement/prospectus.

In this Management’s Discussion and Analysis of Bearing’s Financial Condition and Results of Operation, “we”, “our”, “us” or the “Company” refer to Bearing and its consolidated subsidiaries.

Plan of Operations and Cash Requirements

Exploration related expenditures by Bearing over the last eight quarters were limited as Bearing has elected to reduce its exploration activities in an effort to preserve its cash and maintain its treasury.

Currently, Bearing is working to close the proposed merger with Li3. Completion of the merger will enable it to acquire an interest in the advanced-stage Maricunga project located in Chile, which represents one of the highest-grade lithium brine development opportunities in the Americas. When the transaction completes, Bearing plans to focus on working with its partners to advance the pre-production lithium project in Chile. Bearing has no foreseeable plans to conduct exploration of the Fish Lake Claims or its Yukon properties following completion of the merger with Li3.

Bearing may need additional funding in the near future through either equity or debt financing to acquire new projects and further develop its remaining portfolio. Many factors influence Bearing’s ability to raise funds, including the health of the capital market, the climate for mineral exploration investment and Bearing’s track record. Actual funding requirements may vary from those planned due to a number of factors, including the funding of new projects. Management is approaching all identifiable sources of equity capital, but there is no guarantee that Bearing will be able to secure additional financings in the future at terms that are favorable.

In the event that the merger is completed, we estimate that we will require approximately cash of $200,000 to sustain our current operations during the 12 months beginning March 1, 2017, as outlined in the following table:

CA$
Audit, filing and legal fees	80,000
Consulting and labour	65,000
Office	12,850
Exploration	200,0000
Contigency	42,150
Total	400,000

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As of January 31, 2017, we had cash on hand of $2 ,516,943

Liquidity and Capital Resources

	January 31, 2017 (unaudited) (CA$)	Year Ended October 31, 2016 (CA$)	Year Ended October 31, 2015 (CA$)

Current Assets	3,273,787	2,499,126	578,607
Current Liabilities	142,973	45,779	22,419
Working Deficit	3,130,814	2,453,347	556,188

Working Capital

The Company’s consolidated financial statements for the year ended October 31, 2016 and for the period ended January 31,2017, have been prepared on a going concern basis, which assumes that the Company will continue in operation in the foreseeable future and will be able to realize its assets and settle its liabilities in the normal course of business.

At October 31, 2016, the Company had a working capital of $2,453,347 (October 31, 2015 - $556,188). The Company had a deficit of $12,973,342 as at October 31, 2016 (October 31, 2015 - $12,877,689).

At January 31, 2017, the Company had a working capital of $3,130,814 (October 31, 2016- $2,453,347). The Company had a deficit of $13,746,408 as at January 31, 2017 (October 31, 2016 - $12,973,342).

Cash Flows

	Three Months Ended January 31,		Year Ended October 31,
	2016	2015	2016	2015
	(unaudited) (CA$)	(unaudited) (CA$)	(audited) (CA$)	(audited) (CA$)
	-	-	-	-
Net cash provided by (used in) operating activities	(442,035)	(19,812)	(204,519)	(169,403)
Net cash provided by investing activities	-	-	15,000	5,630
Net cash provided by financing activities	1,102,222	-	1,472,459	-
Net increase (decrease) in cash during period	660,187	(14,634)	1,282,940	(155,159)

Cash outflow for the year ended October 31, 2016 from operating activities was $204,519 (2015: $169,403) principally comprised of public company regulatory related costs, office costs and administrative labour. Costs are lower than the previous year as a result of continuing cost reduction initiatives. There were $1,472,459 cash inflows from financing activities during fiscal 2016 (2015: $ nil ). The Company believes it has sufficient cash and cash equivalents to maintain its current portfolio of exploration properties and meet its’ working capital requirements for the next twelve months.

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For the three months ended January 31, 2017, cash outflow for the year from operating activities was $442,035 (2016 - $19,812) principally comprised of consulting fees, audit and legal fees, management fees, public company regulatory related costs and office costs. Costs are higher than the previous year as a result of increased operating activities, property sales and the Li3 transaction. There were $1,102,222 cash inflows from financing activities (2016 - $nil). The Company believes it has sufficient cash to maintain its current portfolio of exploration properties and meet its’ working capital requirements for the next twelve months.

Bonds and reclamation deposits relate to the Mt Polley and October Dome properties. The Yukon mineral properties (JAY, HY, BIG/VBA and VM properties) have been written down to $1 each.

Commitments

Bearing provided Levon with an indemnification in respect of the tax payable on disposition of Bearing Lithium Corp., in the event that the fair market value of the assets transferred exceeds the tax pools available to Valley High upon acquisition.

RESULTS OF OPERATIONS AND SELECT FINANCIAL DATA

As at	January 31, 2016 (CA$) (unaudited)	October 31, 2016 (CA$) (audited)	October 31, 2015 (CA$) (audited)
Cash	2,516,943	1,856,756	573,816
Accounts receivable	15,654	18,032	4,790
Prepaid expense	28,339	24,337	-
Investments	712,851	600,001	1
Reclamation bonds and deposits	21,993	21,993	21,942
Mineral property interests	4	4	248,329
Total Assets	3,295,784	2,521,123	848,878

Accounts payable and accrued liabilities	142,973	45,779	22,419

Common shares	10,475,766	9,677,738	8,677,789
Contributed surplus	6,423,453	5,770,948	5,023,092
Accumulated other comprehensive income	-	-	3,267
Deficit	(13,746,408)	(12,973,342)	(12,877,689)
Shareholders’ Equity	3,152,811	2,475,344	826,459
Total Liabilities and Shareholders’ Equity	3,295,784	2,521,123	848,878

For the period ended	January 31, 2016 (CA$) (unaudited)	January 31, 2016 (CA$) (unaudited)	October 31, 2016 (CA$) (audited)	October 31, 2015 (CA$) (audited)
Total Revenue	-	-	-	-
Operating expenses	846,016	22,190	445,137	178,050
Exploration Related costs	-	6,376	22,442	346,702
Other income (expense)	72,950	5,523	371,926	14,473
Net loss	773,066	23,043	95,653	510,279
Total Comprehensive loss	773,066	23,353	98,920	512,298
Basic and diluted loss per common share	0.04	0.00	0.01	0.08

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For three months ended January 31, 2017 compared to three months ended January 31, 2016

During the three months ended January 31, 2017, the Company incurred a net loss of $773,066 (2016 - $23,043). The higher loss in the three months ended January 31, 2017 was primarily related to increased operational activities related to the Company seeking new mineral property assets, completing an equity financing, entering into a mineral property asset sale agreement and working towards completion of the Li3 transaction.

Consulting and management fees increased by $278,551; professional fees increased by $27,982; travel and office expense increased by $56,797; regulator and filing increased by $17,111; and investor communications increased by $25,878. These increases were all related to the described transactions above.

The company also recognized a one-time non-cash share based payment expense of $362,711 pursuant to the issuance of 650,000 options where no similar issuance occurred during the same period last year.

During the three months ended January 31, 2017, the company realized a recovery on the sale of exploration and evaluation assets of $10,000 (2016 - $nil), and recorded a unrealized gain on marketable securities of $60,000 (2016 - $nil), as the Company has no such asset sales or marketable securities in the comparative period.

For the year ended October 31, 2016 compared to the year ended October 31, 2016.

The Company incurred total comprehensive loss of $98,920, during the year ended October 31, 2016, a decrease of $413,378, as compared to the total comprehensive loss of $512,298 for the year ended October 31, 2015. The increase in comprehensive loss attributable to shareholders of the Company for the year ended October 30, 2016 was mainly impacted by the following factors:

During the year ended October 31, 2016, the Company recognized a $488,129 gain related to the disposition of the Company’s Mexican subsidiaries.

Share based payment expense of $275,346 in the year ended October 31, 2016 is compared to $nil for the year ended October 31, 2015. There were no stock options issued during the prior year ended October 31, 2015.

Audit, filing and legal fees increased by $32,579, to $89,026 for the year ended October 31, 2016, from $56,447 for the year ended October 31, 2015, due to the increased legal activities related to the annual general meeting, property sales, property investigation and an overall increase in business activity.

During the year ended October 31, 2016, the Company recognized a $120,000 fair value loss on its investment which are held for trading. During the year the Company received 12,000,000 common shares of Commander Resources Ltd. as compensation for mineral properties sold. The fair value of these shares at the time of sale was $720,000 whereas the fair value of these shares at October 31, 2016 was $600,000. This change in fair value resulted in the unrealized loss on investments.

The realized loss on disposition of shares of $1,570 in the year ended October 31, 2105 is compared to $nil for the year ended October 31, 2016. There were no share sales during the year ended October 31, 2015.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company considers the Jeremy Poirier, CEO, Robert Cameron, former CEO, Ann Fehr, CFO and Damian Towns, former CFO to be key management personnel.

	Year ended October 31, 2016	Year ended October 31, 2015
Consulting and labor	$52,392	$86,285
Share-based payment expense	220,277	-
Total key management personnel	$272,669	$86,285

As at October 31, 2016, Bearing included in accounts payable and accrued liabilities is $2,730 (2015 - $nil) owing to Fehr & Associates, a company controlled by Ann Fehr for accrued consulting and professional fees and expense reimbursements during the year ended October 31, 2016.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

PROPOSED TRANSACTIONS

Other than the merger, the company does not currently have any proposed transactions approved by the Board of Directors. All current transactions are fully disclosed in the consolidated financial statements for the year ended October 31, 2016.

Significant Accounting Policies

Estimates, risks and uncertainties

The preparation of these consolidated financial statements requires management to make certain estimates, judgments and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and reported amounts of expenses during the reporting period. Actual outcomes could differ from these estimates. These consolidated financial statements include estimates which, by their nature, are uncertain. The impacts of such estimates are pervasive throughout the consolidated financial statements, and may require accounting adjustments based on future occurrences. Revisions to accounting estimates are recognized in the period in which the estimate is revised and future periods if the revision affects both current and future periods. These estimates are based on historical experience, current and future economic conditions and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

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Significant Judgments

The following are critical judgments that management has made in the process of applying accounting policies and that have the most significant effect on the amounts recognized in the consolidated financial statements:

-	Management is required to assess the functional currency of the Company. In concluding that the Canadian dollar is the functional currency of the Company, management considered the currency that mainly influences the operating expenditures in the jurisdiction in which the Company operates.

-	Although the Company has taken steps to verify title to mineral properties in which it has an interest, these procedures do not guarantee the Company’s title. Such properties may be subject to prior agreements or transfer and title may be affected by undetected defects.

-	The Company determined that the transfer of the shares of BRZM represented a loss of control of the subsidiary resulting in the de-recognition of the assets and liabilities of BRZM from the consolidated financial statements.

Estimation Uncertainty

The following are key assumptions concerning the future and other key sources of estimation uncertainty that have a significant risk of resulting in a material adjustment to the carrying amount of assets and liabilities within the current and next fiscal financial years:

-	Judgment is required in determining whether deferred tax assets are recognized in the statement of financial position. Deferred tax assets, including those arising from unutilized tax losses, require management to assess the likelihood that the Company will generate taxable earnings in future periods, in order to utilize recognized deferred tax assets. Estimates of future taxable income are based on forecast cash flows from operations and the application of existing tax laws in each jurisdiction. To the extent that future cash flows and taxable income differ significantly from estimates, the ability of the Company to realize the net deferred tax assets recorded at the date of the statement of financial position could be impacted

Additionally, future changes in tax laws in the jurisdictions in which the Company operates could limit the ability of the Company to obtain tax deductions in future periods.

The Company has not recorded any deferred tax assets.

-	Management uses the Black-Scholes Option Pricing Model for valuation of share based compensation and brokers’ warrants, which requires the input of subjective assumptions including expected price volatility, risk-free interest rates and forfeiture rates. Changes in the input assumptions can materially affect the fair value estimate and the Company’s results of operations and equity reserves.

Exploration and evaluation costs

Exploration and evaluation costs include costs to acquire rights to explore, geological studies, exploratory drilling and sampling and directly attributable administrative costs.

Exploration and evaluation costs relating to non-specific projects or properties or those incurred before the Company has obtained legal rights to explore an area are expensed in the period incurred. Property acquisition costs are capitalized. Exploration and evaluation costs, other than property acquisition costs, are recognized as mineral property interests on the statement of financial position when management has established that a resource exists and that the costs can be economically recovered. Once the technical feasibility and commercial viability of the extraction of resources from a particular mineral property has been determined, exploration and evaluation assets are reclassified to mine properties within property, plant and equipment.

146

Proceeds from the sale of properties or cash proceeds received from option payments are recorded as a reduction of the related mineral property interest.

Foreign currency translation

The functional currency of the Company and each of its subsidiaries is the currency of the primary economic environment in which they operate. The consolidated financial statements are presented in Canadian dollars, which is also the Company’s functional currency. The Company’s Mexican subsidiaries had a Mexican peso functional currency. Transactions in other than an entity’s functional currency are recorded at exchange rates prevailing on the dates of the transactions.

The consolidated financial statements of subsidiaries that have a functional currency other than the Canadian dollar were translated into Canadian dollars as follows: assets and liabilities - at the closing rate at the date of the statement of financial position, and income and expenses - at the average rate for the period. All resulting changes are recognized in other comprehensive income as foreign currency translation adjustments.

Property, plant and equipment

Property, plant and equipment including office furniture and fixtures are recorded at cost less accumulated depreciation. Depreciation is calculated over the estimated useful lives of the assets. Office furniture and fixtures are depreciated on a declining balance basis at a rate of 45%.

Asset impairment

The Company performs impairment tests on mineral properties, when events or circumstances occur which indicate the assets may not be recoverable. Impairment assessments are carried out on project by project basis with each project representing a single cash generating unit.

When impairment indicators are identified, an impairment loss is recognized for any amount by which the asset’s carrying value exceeds its recoverable amount. The recoverable amount is the higher of the asset’s fair value less costs to sell and value in use.

Income taxes

Deferred income tax is recognized using the liability method on temporary differences arising between the tax and accounting bases of assets and liabilities as well as for the benefit of losses available to be carried forward to future years. Deferred income tax is not accounted for if it arises from the initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction does not affect either accounting nor taxable profit or loss. Deferred income tax is determined using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred income tax assets are recognized only to the extent that it is probable that future profit will be available against which such assets can be utilized.

Valuation of equity units

The Company has adopted a pro-rata method for the measurement of shares and warrants issued as units in financing arrangements. The pro-rata method requires the gross proceeds and the related share issuance costs be allocated to the common shares and the warrants based on the relative fair value of each component.

The fair value of the common shares is based on the closing price on the closing date of the transaction using the Black-Scholes option pricing model. The fair value attributed to the warrants is recorded as contributed surplus. If the warrants are exercised, the value attributable to the warrants is transferred to share capital.

147

Loss per share

Loss per share is calculated using the weighted average number of shares outstanding during the period. Diluted loss per share is calculated using the treasury stock method whereby all in the money options and warrants are assumed to have been exercised at the beginning of the year and the proceeds from the exercise are assumed to have been used to purchase common shares at the average market price during the period. In periods of loss basic and diluted loss per share are the same, as the effect of the exercise of outstanding options and warrants is anti-dilutive.

Financial Instruments

a) Cash and cash equivalents

Cash and cash equivalents comprise cash at banks, cash on hand and other short-term investments with initial maturities of less than three months. Cash and cash equivalents are classified as loans and receivables.

b) Accounts receivable, reclamation bonds and deposits

Accounts receivable are classified as loans and receivables and are initially recorded at their carrying amount which approximates fair value. Subsequent measurement of receivables is at amortized cost. Reclamation bonds and deposits are also classified as loans and receivables.

c) Investments

Investments in public company shares are held for trading and measured at fair value on the balance sheet. Gains or losses are recognized in the Statement of loss.

d) Accounts payable

Accounts payable and accrued liabilities are classified as other financial liabilities and are measured at amortized cost using the effective interest rate method.

New Accounting Standards Not Yet Effective

At the date of the approval of the consolidated financial statements, a number of standards and interpretations were in issue but not yet effective. The Company considers that these new standards and interpretations are either not applicable or are not expected to have a significant impact on the Company’s consolidated financial statements.

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OUTSTANDING SECURITIES OF BEARING AND LI3

As of March 31, 2017, Bearing had an aggregate of 24,197,657 common shares issued and outstanding, and 12,316,255 shares of common stock reserved and issuable upon exercise of the warrants, and 2,100,000 shares of common stock reserved for issuance pursuant to outstanding options.

As of March 31, 2017, Li3 had an aggregate of 502,829,707 shares of common stock issued and outstanding, and 2,380,950 shares of common stock reserved and issuable upon exercise of the warrants, and 333,333 shares of common stock reserved for issuance pursuant to outstanding options. Furthermore, Li3 has committed to grant Restricted Stock Units with respect to an aggregate of 600,000 shares pursuant to its 2009 Equity Incentive Plan; however, Li3 does not currently have enough shares authorized for issuance under our 2009 Plan to satisfy all of these obligations.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership has been determined in accordance with the rules of the SEC. Beneficial ownership percentages set forth in the tables below are based on 502,829,707 shares of Li3 common stock outstanding on March 31, 2017. Except as indicated by footnote and subject to community property laws, where applicable, to our knowledge the persons named in the tables below have sole voting and investment power with respect to all shares of Li3 common stock or Bearing common shares, as applicable, that are shown as beneficially owned by them. In computing the number of shares owned by a person and the percentage ownership of that person, any such shares subject to options and warrants held by that person that were exercisable as of March 31, 2017 or that will become exercisable within 60 days thereafter are deemed outstanding for purposes of that person’s percentage ownership but not deemed outstanding for purposes of computing the percentage ownership of any other person.

The following security ownership information is set forth as of March 31, 2017 with respect to (i) each stockholder known by Li3 to be a beneficial owner of more than 5% of Li3 common stock, (ii) each of the current directors of Li3, (iii) each of the named executive officers of Li3 and (iv) all current directors and executive officers as a group (5 persons). Other than as set forth below, we are not aware of any other stockholder who may be deemed to be a beneficial owner of more than 5% of Li3 common stock. Unless otherwise indicated, the address of each beneficial owner of Li3 common stock is c/o Li3 Energy Inc., Matias Cousiño 82, Of. 806, Santiago de Chile, Chile.

149

	Number
	of Shares Beneficial	Percentage Of Shares
Name and Address of Beneficial Owner	Owned	Owned

Luis Francisco Saenz	21,519,539	4.3%
Luis Santillana	8,276,269	1.6%
Patrick Cussen	17,553,105	3.5%
Patricio A. Campos	24,211,628	4.8%
David G. Wahl	4,910,531	1

All directors and executive officers as a group (5 persons)	76,471,072	15.2%

POSCO Canada Ltd. (2)
650 W. Georgia St., Suite 2350
Vancouver, British Columbia
V6B 4N9
Canada	100,595,238	20.1%

Calcata Sociedad Anónima S.A. (3)
San Antonio N°19, Of. 1601
Santiago, Santiago
Chile	51,041,666	10.2%

_________

*       Indicates less than one percent.

(1)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act and is generally determined by voting power and/or investment power with respect to securities. Unless otherwise noted, the shares of common stock listed above are owned as of March 31, 2017 and are owned of record by each individual named as the beneficial owner and such individual has sole voting and dispositive power with respect to the shares of common stock owned by each of them.
(2)	Jong Ho Kim has voting and dispositive control over securities held by POSCO Canada Ltd.
(3)	Eugenio José Bernales Matta has voting and dispositive control over securities held by Calcata Sociedad Anónima S.A.

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COMPARISON OF THE RIGHTS OF BEARING SHAREHOLDERS AND
LI3 STOCKHOLDERS

Bearing is incorporated under the laws of British Columbia and, accordingly, the rights of Bearing shareholders are governed by the Business Corporations Act (British Columbia), referred to as the BCA, and the Bearing articles of incorporation, referred to as Bearing’s articles. Li3 is incorporated under the laws of the State of Nevada and, accordingly, the rights of Li3 stockholders are currently governed by the NRS, Li3’s certificate of incorporation, as amended, referred to herein as Li3’s certificate of incorporation, and Li3’s restated bylaws, referred to herein as Li3’s bylaws. Upon completion of the merger, the rights of the former Li3 stockholders and the Bearing shareholders will be governed by the BCA and by Bearing’s articles.

The table below summarizes material differences between the rights of Bearing shareholders and those of Li3 stockholders pursuant to the BCA, the NRS and their respective constitutive documents as they are currently in effect. While Li3 and Bearing believe that the summary table includes the material differences between the rights of their respective stockholders prior to the merger, this summary does not include a complete description of all the differences between the rights of Bearing’s shareholders and those of Li3’s stockholders, nor does it include a complete description of the specific rights of the respective stockholders discussed. The inclusion of differences in the rights of these stockholders in the table is not intended to indicate that all of the differences should necessarily be considered material by you or that other differences that you may consider equally important do not exist. This summary does not reflect any of the rules of the TSXV that may apply to Li3 or Bearing in connection with the merger or otherwise.

Each of Bearing and Li3 urge you to carefully read this entire proxy statement/prospectus, the relevant provisions of the BCA and the NRS, and the other documents to which Bearing and Li3 refer in this proxy statement/prospectus for a more complete understanding of the differences between being a shareholder of Bearing and being stockholder of Li3. Bearing’s articles, as currently in effect, are attached as Exhibit 3.1 to the registration statement on Form F-4 of which this proxy statement/prospectus is a part. Li3 has filed with the SEC its certificate of incorporation and bylaws referenced in this summary and will send copies of these documents to you, free of charge, upon your request. See the section titled “Where You Can Find More Information” beginning on page 154 of this proxy statement/prospectus.

	Li3	Bearing

Outstanding Capital Stock

Li3 has one class of stock outstanding: common stock. Holders of Li3 common stock are entitled to all of the respective rights and obligations provided to them under Nevada law and Li3’s certificate of incorporation and bylaws.

As of the record date, Li3 had 502,829,707 shares of common stock outstanding.

Bearing has one class of stock outstanding, common shares. Holders of Bearing’s common shares are entitled to all of the respective rights and obligations provided to shareholders under the BCA and Bearing’s articles.

As of the record date, Bearing had 24,197,657 common shares outstanding.

Authorized Capital Stock

Li3 is authorized to issue 100,000,000 shares of capital stock divided into two classes consisting of 990,000,000 shares of common stock, par value $0.001, and 10,000,000 shares of preferred stock, par value $0.001. Holders of tLi3 Preferred Stock are entitled to all of the respective rights and obligations provided to them under Li3’s certificate of incorporation, including any Certificate of Designation of Rights and Limitations of Preferred Stock. There is no Certificate of Designation as at the date of this Prospectus.

Bearing is authorized to issue an unlimited number of common shares with no par value.

Designations of Preferred Stock

The Li3 Board has authority to establish and designate series of preferred stock, and to fix the number of shares included in each such series and the variations in the relative rights, preferences and limitations as between series in accordance with the Certificate of Designation.

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	Li3	Bearing

Voting Rights	The NRS provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.

Bearing’s articles provides that every shareholder entitled to vote on a matter has one vote per share entitled to vote on that matter.

Matters put to shareholders must be passed by either ordinary resolution or special resolution.

An “ordinary resolution” is a resolution passed by a simple majority of the votes cast by the shareholders who voted in respect of the resolution or signed by all shareholders entitled to vote on the resolution.

A “special resolution” is a resolution passed by not less than two-thirds of the votes cast by the shareholders who voted in respect of the resolution or signed by all shareholders entitled to vote on the resolution.

Dividend Rights

Under the NRS, subject to any preferential rights of preferred stock, Li3 may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which declared and for the preceding fiscal year. The NRS also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Under Bearing’s articles, dividends may be declared at the discretion of the Bearing Board. The BCA provides that Bearing may declare or pay dividends unless there are reasonable grounds for believing that (a) Bearing is insolvent, or (b) the payment of the dividend would render Bearing insolvent.

Dividends paid by Bearing to a person who is a non-resident of Canada for the purposes of the Income Tax Act (Canada) will generally be subject to Canadian withholding tax. See “Material Canadian Federal Income Tax Consequences of the Merger - Holders Not Resident in Canada - Dividends on Bearing Common Shares”.

Number of Directors

The Li3 amended and restated certificate of incorporation provides that the number of directors shall be fixed by the bylaws. Section 1 of Li3’s bylaws state that the number of directors shall be not less than one nor more than 15, fixed from time to time by a majority of the total number of directors. The Li3 Board is currently composed of five directors.

The BCA and Bearing’s articles provide that the board of directors must have at least three directors. The Bearing Board is currently composed of four directors.

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	Li3	Bearing

Election of Directors	Section 2 of Li3’s bylaws provides that directors will be elected by a majority of votes. There is no cumulative voting with respect to the election of directors.

Pursuant to its articles, Bearing has a majority voting policy which provides that at a meeting for the uncontested election of directors, which is an election where the number of nominees for directors is not greater than the number of directors to be elected, each director must be elected by the vote of a majority of votes of the shares, represented in person or by proxy, at such meeting.

Removal of Directors

Article II, Section 3 of Li3’s bylaws provides that, , any director may be removed from office at any time by the affirmative vote of the holders of at least 2/3rds of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

Under Bearing’s articles, shareholders of Bearing may remove any director before the expiration of his or her term of office by a special resolution of shareholders. Any director may also be removed from office before the expiration of his or her term of office by the directors if the director is convicted of an indictable offense or if the director ceases to be qualified to act as a director, and does not promptly resign.

Filling of Vacancies on the Board of Directors

Article II, Section 3 of Li3’s bylaws provides that between annual meetings of stockholders or special meetings of stockholders called for the election of directors, any vacancy in the board of directors may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

Bearing’s articles provides that any casual vacancy in the board of directors may be filled by the directors. Part 14, Article 14.7 of Bearing’s articles provides that if Bearing has no directors or fewer directors in office than the number set pursuant to Bearing’s articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies.

Ability to Call Special Meetings of Stockholders

Article I, Section 1 provides that special meetings of Li3’s stockholders may be called by the board of directors, or by the President or Secretary officer instructed by the board of directors to call the meeting or by stockholders owning not less than a majority of the voting stock of the corporation.

Part 10, Article 10.3 of Bearing’s articles permits the board of directors to call a meeting of shareholders. The BCA also permits shareholders who hold in aggregate at least 5% of issued Bearing shares that carry the right to vote at general meetings to requisition a meeting of shareholders.

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	Li3	Bearing

Notice of Annual and Special Meetings of Stockholders

Li3’s bylaws require notice of any meeting of stockholders to be given not less than 10 nor more than 60 days before the date of the meeting. Meetings may be held within or without the State of Nevada. The board of directors may fix a record date, which may not precede the date upon which the resolution fixing the record date is adopted, and which record date may not be more than 60 nor less than 10 days before the date of the meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders will be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

Bearing’s articles require notice of the date, time and location of a meeting of Bearing shareholders to be given not less than 21 days prior to the meeting to each shareholder entitled to vote at the meeting. Part 10, Article 10.4 of Bearing’s articles provides that the directors may call a meeting of shareholders to be held anywhere in Canada or the United States. Under Part 10, Article 10.5 the directors may fix in advance a date as the record date for the determination of shareholders entitled to receive notice of a meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the BCA, by more than four months. Further, the record date must not precede the date of the meeting by fewer than 21 days. If no record date is set, the record date is 5:00 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

Pursuant to National Instrument 54-101-Communication with Beneficial Owners of Securities of a Reporting Issuer, a reporting issuer that is required to give notice of a meeting to the registered holders of any of its securities shall fix a record date for the notice of the meeting, which shall be no fewer than 30 days and no more than 60 days before the meeting date.

Quorum Requirements

At each meeting of Li3 stockholders, except where otherwise provided by the NRS, the holders of a majority in voting power of the outstanding shares of Li3 stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum.

Pursuant to Part 11, Article 11.3 of Bearing’s articles, subject to the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is two shareholders who are, or who represent by proxy, shareholders who, in te aggregate, hold at least 5% of the issued shares entitled to be voted at the meeting.

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	Li3	Bearing

Stockholder Action by Written Consent

Article I, Section 7 of Li3’s bylaws provides that any action required to be taken, or any action which may be taken, at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Under the BCA, generally, shareholder action without a meeting may only be taken by consent resolution of shareholders wherein a written resolution is consented to by all shareholders in writing who would be entitled to vote on the resolution. Part 10, Article 10.2 of Bearing’s articles mirrors this requirement for the annual general meeting. For a public company such as Bearing, this effectively means that all actions requiring shareholder approval must be taken at a duly convened shareholders’ meeting.

Advance Notice Requirements for Director Nominations and Other Proposals by Stockholders	[PLEASE ADVISE]

Under the BCA, shareholder proposals may be made by registered or beneficial owners of shares entitled to vote at general meetings of shareholders who have been the registered or beneficial owner of such shares for an uninterrupted period of at least two years before the date of signing of the proposal, and who together in the aggregate constitute at least 1% of the issued shares that carry on the right to vote at general meetings or have a fair market value of shares in excess of CA$2,000. Those registered or beneficial holders must, alongside the proposal, submit and sign a declaration providing the requisite information under the BCA. To be a valid proposal, the proposal must be submitted at least three months before the anniversary of the previous year’s annual reference date.

In addition to the proposals made pursuant to the BCA, under Article 10, Section 10.9 of Bearing’s articles, a Bearing shareholder who, at the close of business on the date of the giving of notice of a shareholder meeting and on the record date for notice of such meeting, is entered in the securities register as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting may make a nomination for election to the Bearing Board, provided that such a nominating shareholder complies with the notice procedures set forth in Section 10.9.

In the case of an annual meeting of shareholders, under Section 10.9, the nominating shareholder’s notice must be received by the secretary of Bearing not less than 30 days or more than 65 days prior to the date of the annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, the nominating shareholder’s notice must be so received not later than the close of business on the 10th day following the day of such public announcement.

155

	Li3	Bearing

In the case of a special meeting of shareholders (which is not also an annual meeting) called for the purpose of electing directors, under Section 10.9, the nominating shareholder’s notice must be received not later than the close of business on the 15th day following the day on which public announcement of the date of the special meeting is first made.

Amendments to the Certificate of Incorporation

The NRS generally provides that amendments to the certificate of incorporation must be approved by the Li3 Board and then adopted by the vote of a majority of the outstanding voting power entitled to vote thereon, unless the certificate of incorporation requires a greater vote.

Pursuant to the BCA, alteration of a notice of articles generally requires authorization by either court order or by special resolution of shareholders. Under Article 9 of Bearing’s articles, certain alterations such as changes to a company name can be authorized by director’s resolution. It should be noted that specific alterations such as those of a nature affecting a particular class or series in a manner that would prejudice or interfere with the rights of those in question will entitle the affected class or series to vote on the alteration, whether or not it otherwise carries the right to vote.

Amendments to Bylaws

Article Seventh of Li3’s certificate of incorporation provides that the power to make, alter, or repeal the bylaws, and to adopt any new bylaw, is vested in the board of directors. The Board of Directors, by a majority vote at any meeting, may amend the bylaws, including bylaws adopted by the stockholders, but the stockholders may from time to time specify particular provisions of the bylaws, which shall not be amended by the board of directors.

British Columbia companies do not have bylaws. The equivalent document is a company’s articles. Pursuant to the BCA and Part 9 of Bearing’s articles, alteration of Bearing’s articles generally requires an ordinary or special resolution of shareholders.

156

	Li3	Bearing

Anti-Takeover Statutes

Li3 is governed by Section 203 of the NRS. In general, Section 203 prohibits a publicly-held Nevada corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 203, a “business combination” is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder and, subject to certain exceptions, an “interested stockholder” is a person who, together with his, her or its affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation’s voting stock.

The BCA does not contain a comparable provision with respect to business combinations. Under the BCA, if within four months after an acquisition offer is submitted, the holders of not less than 9/10 of the shares of any class (other than the shares already held by the acquirer) to which the acquisition offer relates, accept the acquisition offer, the offeror is entitled to acquire the shares held by shareholders who did not accept the acquisition offer. Under the BCA, an acquisition offer for more than one class of shares is deemed to be a separate offer for shares of each class of shares.

Rules or policies of certain Canadian securities regulatory authorities including Multilateral Instrument 61-101-Protection of Minority Security Holders in Special Transactions (“MI 61-101”) of the Canadian Securities Administrators contains requirements in connection with “related party transactions.” A related party transaction means, generally, any transaction by which an issuer, directly or indirectly: (i) acquires, sells, leases or transfers an asset; (ii) acquires or issues securities; (iii) assumes or becomes subject to a liability; or (iv) borrows money or lends money from or to, as the case may be, a related party by any means in any one or any combination of transactions. “Related party” (as defined in MI 61-101) includes (i) directors and senior officers of the issuer, (ii) holders of voting securities of the issuer carrying more than 10% of the voting rights attached to all the issuer’s outstanding voting securities, and (iii) holders of a sufficient number of any securities of the issuer to materially affect control of the issuer.

MI 61-101 provides that, in connection with a “related party transaction” (in addition to any other required shareholder approval), a corporation is required, subject to the availability of certain exceptions, to: (i) provide specific disclosure in the proxy circular sent to security holders in connection with a related party transaction where a meeting is required; (ii) obtain a formal valuation of the subject matter of the related party transaction and any non-cash consideration offered in connection therewith and provide a summary thereof in the proxy circular; and (iii) obtain the approval of a majority of the votes cast by shareholders other than the related party involved in the transaction.

157

	Li3	Bearing

Mergers, Consolidations and Other Transactions

Unless the certificate of incorporation of the surviving corporation provides otherwise, Nevada law does not require a stockholder vote of the surviving corporation in a merger if: (1) the share exchange agreement does not amend the existing certificate of incorporation, (2) each share of stock of the surviving corporation outstanding immediately before the transaction is an identical outstanding share after the merger, and (3) either (a) no shares of common stock of the surviving corporation (and no shares, securities, or obligations convertible into such stock) are to be issued in the merger, or (b) the shares of common stock of the surviving corporation to be issued or delivered in the merger (upon conversion of any other shares, securities, or obligations to be issued or delivered in the merger) do not exceed 20% of the shares of common stock of the surviving corporation outstanding immediately prior to the transaction. Otherwise, mergers, consolidations or conversions must be submitted to the stockholders of each constituent corporation at an annual or special meeting for the purpose of acting on the agreement and a majority of the outstanding stock of the corporation entitled to vote thereon must be voted for the adoption of the agreement.

Neither Li3’s certificate of incorporation nor Li3’s bylaws provide for different voting procedures for business combinations.

Under the BCA, certain corporate actions are required to be approved by special resolution. These include the following: (1) amalgamations (other than with certain affiliated corporations); (2) continuances; (3) sales, leases or exchanges of all, or substantially all, the property of a corporation other than in the ordinary course of business; (4) reductions of paid-up capital for any purpose; and (5) other actions such as liquidations or arrangements.

In certain specified cases where share rights or special rights may be prejudiced or interfered with, a special resolution of shareholders to approve the corporate action in question affecting the share rights or special rights, is also required to be approved separately by the holders of a class or series of shares, including a class or series of shares not otherwise carrying voting rights.

In specified extraordinary corporate actions, such as approval of plans of arrangements and amalgamations, all shares have a vote whether or not they generally vote and, in certain cases, have separate class votes.

158

	Li3	Bearing

Preemptive Rights of Stockholders	None	None

Directors’ and Officers’ Liability and Indemnification

Article VII of Li3’s certificate of incorporation provides that, to the fullest extent that the NRS permits the limitation or elimination of the liability of directors, no director of Li3 shall be personally liable to Li3 or its stockholders for monetary damages for breach of fiduciary duty as a director. Notwithstanding the foregoing, a director shall be liable to the extent provided by applicable law: (1) for any breach of the directors’ duty of loyalty to Li3 or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the NRS; or (4) for any transaction from which the director derived any improper personal benefit.

Article VII of Li3’s certificate of incorporation provides that Li3 shall, to the fullest extent permitted by Section 145 of the NRS, indemnify any and all persons whom it has power to indemnify under Section 145 from and against any and all of the expenses, liabilities or other matters referred to in or covered by that section. Li3 must also advance expenses to the fullest extent permitted by Section 145. The right to indemnification and advancement of expenses continues as to a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person. The indemnification and advancement of expenses provided for in Li3’s certificate of incorporation shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under Li3’s bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Li3’s bylaws include indemnification provisions at Article VII for any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee, trustee, agent or fiduciary of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, trustee, agent, fiduciary, or in any other capacity, while serving as a director, officer, employee, agent, trustee or fiduciary of another corporation shall be indemnified and held harmless by the corporation to the fullest extent authorized by the General Corporation Law, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitees in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee, trustee, agent, fiduciary or in any other capacity, and shall inure to the benefit of the indemnitee’s heirs, executors and administrators;

Under the BCA, Bearing may indemnify an eligible party such as a director or officer, a former director or officer or a person who acts or acted at the corporation’s request as a director or officer or an individual acting in a similar capacity of another entity against all judgments, penalties or fines awarded or imposed in, or an amount paid in settlement of, a proceeding in which the eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of such eligible party having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation, to which such party is or may be liable.

Article 21, Section 21.2 of Bearing’s articles requires Bearing, subject to the BCA, to indemnify a director, former director or alternate director and his or her heirs and legal representatives against all eligible penalties to which such person is or may be liable and after the disposition of an eligible proceeding pay the expenses actually and reasonably incurred by such person in respect of that proceeding.

Pursuant to Article 21, Section 21.3, Bearing may indemnify any other person subject to the restrictions of the BCA.

Prior to the final disposition, Bearing may pay, as they are incurred, the expenses actually and reasonably incurred by an eligible party, or the heirs and personal or other legal representatives in respect of that proceeding, if Bearing first receives from such person a written undertaking that if the indemnification is ultimately determined to be prohibited pursuant to the BCA, such person will repay the amounts advanced.

Indemnification under the BCA is prohibited if any of the following circumstances apply: (1) if the indemnity or payment is made under an earlier agreement and at the time the agreement to indemnify or pay expenses was made the company was prohibited from doing so under its memorandum or articles; (2) if the indemnity or payment is made otherwise than under an earlier agreement and at the time the indemnity or payment is made, the company is prohibited from doing so under its memorandum or articles; (3) if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation; or (4) in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

Additionally, if an eligible proceeding is brought against an eligible party, or the heirs and personal or other legal representatives in respect of that proceeding, by or on behalf of Bearing or an associated corporation, Bearing must not indemnify that person for any penalties such person is or may be liable for and Bearing must not pay the expenses of that person in respect of the proceeding.

159

	Li3	Bearing

Stockholder Rights Agreement	Li3 does not have a stockholder rights plan as a part of its certificate of incorporation, bylaws or by separate agreement.	Bearing does not have a shareholder rights plan as a part of its certificate of incorporation or by separate agreement.

Oppression Remedy

The NRS does not provide for a remedy similar to the oppression remedy under the BCA; however, stockholders are entitled to remedies for violation of a director’s fiduciary duties under Nevada common law.

The BCA provides an oppression remedy that enables a court to make any order, whether interim or final, to rectify matters that are oppressive or unfairly prejudicial to, or that unfairly disregard the interests of, any beneficial owner of a share of the corporation or any person whom the court considers to be an appropriate person.

Inspection of Corporate Records

The NRS provides any stockholder with the right to inspect Li3’s stock ledger, stockholder lists and other books and records for a purpose reasonably related to the person’s interest as a stockholder. Any Li3 director also has the right to inspect Li3’s stock ledger, stockholder lists and other books and records for a purpose reasonably related to the director’s position as a director.

A complete list of the stockholders entitled to vote at a stockholders meeting must be available for stockholder inspection at least 10 days before the meeting.

Under the BCA, directors of Bearing have the right to examine all of the corporate records. Shareholders have the right to examine certain corporate records such as shareholder minutes of meetings and shareholder resolutions during the usual business hours of Bearing.

Upon the receipt of an affidavit by an applicant that identifies the applicant and states that the applicant agrees to certain restrictions to the use of the information, under the BCA, Bearing is required to provide a list of its shareholders, setting out the names, number of shares owned and addresses of Bearing’s registered shareholders.

160

HOUSEHOLDING OF SPECIAL MEETING MATERIALS

SEC rules allow us or your broker to send a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If your household received a single set of proxy materials, but you would prefer to receive your own copy, please contact us at the following address or phone number: Li3 Energy Inc., info@li3energy.com, Attn: Investor Relations, If you do not wish to participate in “householding” and would like to receive your own set of proxy materials in future years, or if you share an address with another Li3 stockholder and together both of you would like to receive only a single set of proxy materials, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

LEGAL MATTERS

The legality of the Bearing common shares offered by this proxy statement/prospectus and certain other Canadian and U.S. legal matters will be passed upon for Bearing by Macdonald Tuskey. Macdonald Tuskey will also issue an opinion to Bearing concerning certain U.S. legal matters.

EXPERTS

Bearing

The consolidated financial statements of Bearing Ltd. as of October 31, 2016 and 2015 and the related consolidated statements of profit or loss and other comprehensive income and changes in equity and cash flows for each of the two years ended October 31, 2016 and 2015 have been audited by Dale Matheson Carr Hilton Labonte, LLP, as set forth in their report thereon and included therein. Such consolidated financial statements are contained in this proxy statement/prospectus in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Li3

GBH CPAs, PC, independent registered public accounting firm, has audited Li3’s consolidated financial statements included in its Annual Report on Form 10-K for the years ended June 30, 2016 and 2015, as set forth in their report, which is included in this proxy statement/prospectus. Li3’s consolidated financial statements are included in reliance on GBH CPAs, PC’s report, given on its authority as experts in accounting and auditing.

FUTURE STOCKHOLDER PROPOSALS

None

161

WHERE YOU CAN FIND MORE INFORMATION

Bearing has filed with the SEC a registration statement under the Securities Act, of which this proxy statement/prospectus forms a part, which registers the Bearing common shares to be issued to Li3 stockholders in connection with the merger. The registration statement, including the attached exhibits and schedules, contains additional relevant information about Bearing and its common shares.

Li3 files annual, quarterly and current reports, proxy statements and other information with the SEC. Bearing is a “foreign private issuer” and, under the rules adopted under the Exchange Act, is exempt from certain of the requirements of the Exchange Act, including the proxy and information provisions of Section 14 of the Exchange Act and the reporting and liability provisions applicable to officers, directors and significant shareholders under Section 16 of the Exchange Act.

You may read and copy the information filed with or furnished to the SEC by Li3 or Bearing at the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like Li3 and Bearing, that file electronically with the SEC. The address of the site is www.sec.gov. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates, or from commercial document retrieval services. The reports and other information filed by Li3 with the SEC are also available at Li3’s website at www.Li3vaccines.com. Bearing also files reports, statements and other information with the applicable Canadian securities regulatory authorities. Bearing’s filings are electronically available to the public from the Canadian System for Electronic Document Analysis and Retrieval, or SEDAR, the Canadian equivalent of the SEC’s EDGAR system, at www.sedar.com. The web addresses of the SEC, SEDAR, Bearing and Li3 have been included as inactive textual references only. Information on those web sites is not part of this proxy statement/prospectus.

Neither Bearing nor Li3 has authorized anyone to give any information or make any representation about the merger or the respective companies that is different from, or in addition to, that contained in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date.

162

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Bearing Lithium Corp. (formerly Bearing Resources Ltd.)

Unaudited Condensed Consolidated Financial Statements for the Three Months Ended January 31, 2017 and 2016	Attachment A

Audited Consolidated Financial Statements for the years ended October 31, 2016 and 2015	Attachment B

Li3 Energy, Inc.

Unaudited Consolidated Financial Statements for the Three and Nine Months Ended March 31, 2017 and 2016	Attachment C

Audited Consolidated Financial Statements for the Years Ended June 30, 2016 and June 30, 2015	Attachment D

163

Attachment A

Bearing Lithium Corp.

(formerly Bearing Resources Ltd.)

Condensed Consolidated Interim Financial Statements

For the Three Months Ended January 31, 2017

(Unaudited - Expressed in Canadian dollars)

A-1

Bearing Lithium Corp. (formerly Bearing Resources Ltd.) Condensed Consolidated Interim Statement of Financial Position (Unaudited - Expressed in Canadian dollars)

As at	Note	January 31, 2016 $	October 31, 2016 $

ASSETS
Current assets
Cash		2,516,943	1,856,756
Accounts receivable		15,654	18,032
Prepaid expense		28,339	24,337
Investment in marketable securities	3	712,851	600,001
		3,273,787	2,499,126
Non-current assets
Reclamation bond		21,993	21,993
Exploration and evaluation assets	4	4	4
		3,295,784	2,521,123

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Current liabilities
Accounts payable and accrued liabilities		90,123	45,779
Deposits received	5	52,850	-
		142,973	45,779
SHAREHOLDERS’ EQUITY
Common shares	8	10,475,766	9,677,738
Contributed surplus	8	6,423,453	5,770,948
Deficit		(13,746,408)	(12,973,342)
Total shareholders’ equity		3,152,811	2,475,344
Total liabilities and shareholders’ equity		3,295,784	2,521,123

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

Commitment (Note 9)

Subsequent Events (Note 10)

These consolidated financial statements were approved for issuance by the Board of Directors on March 15, 2017 and signed on its behalf by:

/s/ Kirk Shaw	/s/ Jeremy Poirier
Director	Director

A-2

Bearing Lithium Corp. (formerly Bearing Resources Ltd.) Condensed Consolidated Interim Statement of Loss and Comprehensive Loss For the three months ended January 31,

(Unaudited - Expressed in Canadian dollars)

		2017	2016
	Note	$	$

Exploration costs
Expenditures		-	6,376

Operating expenses
Consulting	6	276,764	11,303
Investor communications		5,628	-
Management		36,700	-
Office and general		13,775	3,760
Professional fees		89,096	6,318
Regulatory and filing		14,560	809
Share-based payment expense	7	362,711	-
Travel		46,782	-
		(846,016)	(22,190)
Other income
Foreign exchange gain		668	5,488
Interest income		2,282	35
Recovery on exploration and evaluation asset	5	10,000	-
Unrealized gain on investment	4	60,000	-
		72,950	5,523

Net loss for the period		(773,066)	(23,043)

Other comprehensive expense
Items that may be reclassified subsequently to loss for the period
Foreign currency translation adjustment		-	(310)

Comprehensive loss		(773,066)	(23,353)

Basic and diluted loss per common share		(0.04)	(0.00)

Weighted average number of common shares outstanding		20,363,716	6,472,412

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

A-3

Bearing Lithium Corp. (formerly Bearing Resources Ltd.) Condensed Consolidated Interim Statement of Shareholders’ Equity For the three months ended January 31, 2017 and 2016

(Unaudited - Expressed in Canadian dollars)

	Common Shares		Contributed			Shareholders’
	No. of shares	Amount	Surplus	AOCI	Deficit	equity
	#	$	$	$	$	$
Balance, October 31, 2015	6,472,412	8,677,789	5,023,092	3,267	(12,877,689)	826,459

Comprehensive loss for the period				(310)	(23,043)	(23,353)
Balance, January 31, 2016	6,472,412	8,677,789	5,023,092	2,957	(12,900,732)	803,106
Issued for cash pursuant to private placement	12,000,000	1,104,000	456,000	-	-	1,560,000
Share issuance costs	-	(87,541)	-	-	-	(87,541)
Finders warrants	-	(16,510)	16,510	-	-	-
Share-based payment expense	-	-	275,346	-	-	275,346
Disposition of Mexican subsidiaries	-	-	-	(2,957)	-	(2,957)
Net loss for the period	-	-	-	-	(72,610)	(72,610)
Balance, October 31, 2016	18,472,412	9,677,738	5,770,948	-	(12,973,342)	2,475,344
Issued for cash pursuant to private placement [note 7]	2,865,000	888,433	257,567	-	-	1,146,000
Share issuance costs [note 7]	-	(68,178)	-	-	-	(68,178)
Finders warrants [note 7]	-	(42,617)	42,617	-	-	-
Share-based payment expense [note 7]	-	-	362,711	-	-	362,711
Options exercised [note 7]	50,000	20,390	(10,390)	-	-	10,000
Net loss for the period	-	-	-	-	(773,066)	(773,066)
Balance, January 31, 2017	21,387,412	10,475,766	6,423,453	-	(13,746,408)	3,152,811

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

A-4

Bearing Lithium Corp. (formerly Bearing Resources Ltd.) Statements of Cash Flow For the three months ended January 31, 2017 and 2016

(Unaudited - Expressed in Canadian dollars)

	2017	2016
	$	$
OPERATING ACTIVITIES
Net loss for the period	(773,066)	(23,043)
Add items not affecting cash:
Share-based payment expense	362,711	-
Unrealized gain on investment	(60,000)	-
Unrealized foreign exchange	-	(5,488)
Changes in non-cash working capital items relating to operations:
Accounts receivable	2,378	2,721
Prepaid expenses and other	(4,002)	-
Accounts payable and accrued liabilities	29,944	5,998
Cash used in operating activities	(442,035)	(19,812)

FINANCING ACTIVITIES
Issuance of common shares	1,092,222	-
Proceeds from options exercised	10,000	-
Cash provided by financing activities	1,102,222	-

Effect of exchange rate changes on cash	-	5,178

Increase (decrease) in cash	660,187	(14,634)
Cash, beginning of the period	1,856,756	573,816
Cash, end of the period	2,516,943	559,182

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

A-5

Bearing Lithium Corp. (formerly Bearing Resources Ltd.)

Notes to the Condensed Consolidated Interim Financial Statements

For the three months ended January 31, 2017 and 2016

(Unaudited - Expressed in Canadian Dollars)

1.	NATURE OF OPERATIONS

Business Description

Bearing Lithium Corp. (formerly Bearing Resources Ltd.) (the “Company”) is engaged in the exploration and development of mineral properties. The Company’s registered office is 2600-1066 West Hastings Street, Vancouver, British Columbia, Canada.

On September 23, 2016, the Company completed a transaction with Commander Resources Ltd. (“Commander”) whereby Bearing transferred certain of its Canadian mineral property interests to its wholly owned subsidiaries, BRZ Mex Holdings Ltd. (“BRZM”) and Minera BRG SA de CV (“Mexican subsidiaries”). Subsequent to the transfer of the mineral property interests, Bearing transferred its shareholdings in the Mexican subsidiaries to Commander in exchange for 12,000,000 common shares of Commander and payment of $15,000 (“Commander Agreement”)(note 4).

2.	BASIS OF PREPARATION

Statement of compliance

These condensed consolidated interim financial statements, including comparatives have been prepared using accounting policies consistent with International Financial Reporting Standards (“IFRS”) applicable to the preparation of interim financial statements, including International Accounting Standards (“IAS”) 34 - Interim Financial Reporting. The accounting policies followed in these condensed consolidated interim financial statements are consistent with those of the previous financial year.

The condensed consolidated interim financial statements of the Company for the three months ended January 31, 2017, were reviewed by the Audit Committee and approved and authorized for issue by the Board of Directors on March 15, 2017. These condensed consolidated interim financial statements do not contain disclosures required under IFRS and should be read in conjunction with the Company’s annual consolidated financial statements and the notes thereto for the year ended October 31, 2016.

3.	INVESTMENT IN MARKETABLE SECURITIES

	Number of	January 31,	October 31,
	shares	2017	2016
Commander Resources Ltd.
Fair value at inception	12,000,000	$720,000	$720,000
Unrealized loss		(60,000)	(120,000)

Fair value, end of the period		660,000	600,000

Golden Predator Mining Corp.
Fair value at agreement date [note 5]	35,000	$21,700	$-
Unrealized gain		31,150	-

		52,850	-
Patriot Minefinders Inc.
Fair value, end of the period	1,200,000	1	1
		$712,851	$600,001

A-6

Bearing Lithium Corp. (formerly Bearing Resources Ltd.)

Notes to the Condensed Consolidated Interim Financial Statements

For the three months ended January 31, 2017 and 2016

(Unaudited - Expressed in Canadian Dollars)

4.	MINERAL PROPERTY INTERESTS

	October Dome	Mt Polley	Yukon	Total

Balance, October 31, 2015	$210,000	$13,325	$25,004	$248,329
Disposition of mineral property interests in connection with the Commander Agreement [note 1]	(210,000)	(13,325)	(25,000)	(248,325)

Balance, October 31, 2016 and January 31, 2017	$-	$-	$4	$4

5.	DEPOSITS RECEVIED

On January 3, 2017, the Company entered into a property purchase agreement with Golden Predator Mining Corp.(“Golden”), pursuant to which Golden has agreed to purchase all of the Company’s interest in certain mineral claims in the Yukon Territory. As partial consideration for the purchase agreement, Golden will pay to the Company an aggregate fee of $275,000, payable over 48 months from the execution date of the purchase agreement. In addition, Golden will issue shares according to the following schedule:

(iv)	35,000 common shares on date of execution (issued)
(v)	50,000 common shares 8 months after date of execution; and
(vi)	Common shares equal to $600,000 on the 20 month, 32 month and 48 month anniversary of the execution date.

Under the terms of the purchase agreement, Golden will also grant to the Company a 2% net smelter royalty (“NSR”) on certain claims and a 1% NSR on the remaining claims. Golden has the right to re-purchase 50% of the NSR for $1,000,000 at any time.

During the three months ended January 31, 2017, the Company received $10,000 (non-refundable) and 35,000 common shares, measured at a fair value of $0.62. The non-refundable cash payment has been recognized as a recovery on exploration and evaluation asset. Upon completion of the Li3 transaction [Note 9], the shares received will become non-refundable and will be recognized as a recovery on exploration and evaluation asset.

6.	RELATED PARTY DISCLOSURE

Key management personnel include those persons having authority and responsibility for planning, directing and controlling the activities of the Company as a whole. The Company has determined that key management personnel consist of executive and non-executive members of the Company’s Board of Directors and corporate officers.

Remuneration attributed to key management personnel can be summarized as follows:

	Three months ended January 31,
	2017	2016

Consulting	$1,750	$9,239
Management	32,200	-
	$33,950	$9,239

As at January 31, 2017, included in accounts payable and accrued liabilities is $50 (2016 - $2,730) owing to related parties for accrued management, consulting and expense reimbursements.

A-7

Bearing Lithium Corp. (formerly Bearing Resources Ltd.)

Notes to the Condensed Consolidated Interim Financial Statements

For the three months ended January 31, 2017 and 2016

(Unaudited - Expressed in Canadian Dollars)

7.	SHARE CAPITAL

Common shares

During the 3 months ended January 31, 2017, the company issues 2,865,000 units for gross proceeds of $1,146,000. Each unit consisted of one common share and one-half share purchase warrant. Each whole warrant entitles the holder to acquire an additional share of the Company for a period of one year from the date of issuance at an exercise price of $0.80 per warrant. Total proceeds were allocated based on the proportionate fair value of the common share and the warrant, with $257,567 of the proceeds allocated to the warrant and $888,433 allocated to the common share.

In conjunction with the financing, the Company paid aggregate finder’s fees of $68,178 and issued 147,000 broker’s warrants having a fair value of $42,617 and having the same terms as the warrants issued as units pursuant to this private placement.

On November 15, 2016, the Company issued 50,000 common shares pursuant to the exercise of stock options at $0.20 per share for proceeds of $10,000. Previously recognized grant date fair value of $10,390 was reclassified from contributed surplus to common shares.

Warrants

Warrant transactions and the number of warrants outstanding are summarized below:

	Number	Weighted Average Exercise Price
Balance, October 31, 2016	12,147,000	$0.25
Private placement of equity units	1,432,500	0.80
Brokers’ warrants issued as finders’ fees	147,000	0.80
Balance, January 31, 2017	13,726,500	$0.31

	Number	Exercise Price
Date of Expiry
October 21, 2017	12,147,000	$0.25
December 12, 2017	1,517,000	0.80
December 16, 2017	62,500	0.80
Total warrants issued and exercisable	13,726,500

The fair value of the broker warrants of $42,617 issued in connection with the private placement were calculated using the Black-Scholes Option Pricing Model with the following assumptions: stock price $0.50, exercise price $0.80, term of 1 year, volatility of 191.53%, dividend yield of 0% and a risk-free interest rate of 0.62.

As of January 31, 2017, the weighted average remaining life for outstanding warrants was 0.74 years.

A-8

Bearing Lithium Corp. (formerly Bearing Resources Ltd.)

Notes to the Condensed Consolidated Interim Financial Statements

For the three months ended January 31, 2017 and 2016

(Unaudited - Expressed in Canadian Dollars)

7.	SHARE CAPITAL (CONTINUED)

Options

The Company has a stock option plan (the “Plan”) that permits the grant of share purchase options up to 10% of the issued and outstanding common shares of the Company to directors, officers, key employees and consultants. Terms and pricing of options are determined at the date of grant in accordance with the Plan.

Stock option transactions and the number of stock options outstanding are summarized below:

	Number	Weighted Average Exercise Price $
Balance, October 31, 2015	325,000	0.36
Forfeited	(25,000)	0.20
Expired	(125,000)	0.60
Granted	1,325,000	0.26
Balance, October 31, 2016	1,500,000	0.25
Granted	650,000	0.54
Exercised	(50,000)	0.20
Balance, January 31, 2017	2,100,000	0.34

Date of Expiry	Exercise Price	Number of Options Issued and Exercisable
August 1, 2019	$0.20	125,000
October 24, 2021	$0.26	1,325,000
December 2, 2021	$0.50	125,000
January 4, 2022	$0.50	125,000
January 5, 2022	$0.55	125,000
January 6, 2022	$0.58	225,000
January 9, 2022	$0.59	50,000
Balance, January 31, 2017		2,100,000

As of January 31, 2017, the weighted average remaining life for outstanding options was 4.66 years.

During the three months ended January 31, 2017, the Company recorded share-based payments of $362,711 (2016 - $nil) for options granted during the period that were measured using the Black-Scholes Option Pricing Model with the following weighted-average assumptions:

	2017	2016

Share price	0.59	-
Exercise price	0.54	-
Expected life	5 years	-
Annualized volatility	169.14%	-
Expected dividend yield	0%	-
Risk-free interest rate	1.08%	-
Fair value per option	$0.56	-

A-9

Bearing Lithium Corp. (formerly Bearing Resources Ltd.)

Notes to the Condensed Consolidated Interim Financial Statements

For the three months ended January 31, 2017 and 2016

(Unaudited - Expressed in Canadian Dollars)

8.	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

Fair value

The fair value of the Company’s financial instruments is approximated by their carrying value due to their short-term nature.

IFRS 13 establishes a fair value hierarchy for financial instruments measured at fair value that reflects the significance of inputs used in making fair value measurements as follows:

Level 1 - quoted prices in active markets for identical assets or liabilities;

Level 2 - inputs other than quoted prices included in Level 1 that are observable for the asset or liabilities, either directly (i.e. as prices) or indirectly (i.e. from derived prices); and

Level 3 - inputs for the asset or liability that are not based upon observable market data.

The fair value of cash and marketable securities (with the exception of shares in Patriot Minefinders Inc.) are based on Level 1 inputs. The Company’s investment in the shares of Patriot Minefinders Inc. are classified as a level 3 financial instrument. There are no level 2 financial instruments.

9.	COMMITMENT

On January 27, 2017, the Company entered into an agreement and plan of merger with Li3. Pursuant to the agreement, a newly-formed wholly owned subsidiary of the Company will merge with Li3, with Li3 surviving the merger as a wholly owned subsidiary of the Company. At the effective time of the merger, each common share of Li3 will be converted into the right to receive common shares of the Company for an aggregate of 16,000,000 shares. As a result Li3 shareholders will receive approximately 43% of the Company’s issued common shares. Option and warrant holders of Li3 will also receive the right to receive options and warrants of the Company on a one to one basis.

In connection with the agreement with Li3, the Company has agreed to repay the principal of $525,000 of convertible debt owed by Li3 plus a 22% interest bonus. In addition, the Company agreed to pay the legal expenses of the convertible note holders’ up to a maximum of USD$15,000 and pay USD$30,000 to cover the convertible debt holders’ representative. Approximately USD$350,000 of the outstanding debt and interest will be settled with the issuance of units at a price of $0.40 each. Each unit will be comprised of one common share and one-half warrant. Each whole warrant will entitle the holder to acquire an additional common share for one year following the close of the proposed transaction.

10.	SUBSEQUENT EVENTS

[a] On February 7, 2017, the Company entered into an asset purchase agreement to acquire a 100% interest in 81 lode claims located in Esmeralda County, Nevada. To complete the purchase, the Company will pay US $60,000 in cash and issue 1,400,000 common shares of the Company.

[b] Subsequent to January 31, 2017, the Company issued 1,410,245 common shares pursuant to the exercise of 1,410,245 warrants for proceeds of $352,561.

A-10

Attachment B

Bearing Lithium Corp.

(formerly Bearing Resources Ltd.)

Consolidated Financial Statements

For the Years Ended October 31, 2016 and 2015

(Expressed in Canadian dollars)

B-1

INDEPENDENT AUDITOR’S REPORT

To the Shareholders of Bearing Lithium Corp.,

We have audited the accompanying financial statements of Bearing Lithium Corp. (formerly Bearing Resources Ltd .)., which comprise the consolidated statements of financial position as at October 31, 2016 and 2015, and the consolidated statements of loss and comprehensive loss, shareholders’ equity and cash flows for the years then ended, and a summary of significant accounting policies and other explanatory information.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with Canadian generally accepted auditing standards and the stand ards of the Pubic Co mpany Accounting O versight Board (United States). Those standards require that we comply with ethical requirements and plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained in our audits is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Bearing Lithium Corp. (formerly Bearing Resources Ltd.) as at October 31, 2016 and 2015, and its financial performance and its cash flows for the years then ended in accordance with International Financial Reporting Standards.

DALE MATHESON CARR-HILTON LABONTE LLP

CHARTERED PROFESSIONAL ACCOUNTANTS

Vancouver, Canada

March 29, 2017

B-2

Bearing Lithium Corp. (formerly Bearing Resources Ltd.) Consolidated Statement of Financial Position As at October 31, 2016 and 2015

(Expressed in Canadian dollars)

	Note	2016 $	2015 $

ASSETS
Current assets
Cash		1,856,756	573,816
Accounts receivable		18,032	4,790
Prepaid expense		24,337	-
Investment in marketable securities	5	600,001	1
		2,499,126	578,607
Non-current assets
Reclamation bond		21,993	21,942
Mineral property interests	6	4	248,329
		2,521,123	848,878

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	7	45,779	22,419

SHAREHOLDERS’ EQUITY
Common shares	8	9,677,738	8,677,789
Contributed surplus	8	5,770,948	5,023,092
Accumulated other comprehensive income		-	3,267
Deficit		(12,973,342)	(12,877,689)
Total shareholders’ equity		2,475,344	826,459
Total liabilities and shareholders’ equity		2,521,123	848,878

The accompanying notes are an integral part of these consolidated financial statements.

Subsequent Events [Note 12]

These financial statements were approved for issuance by the Board of Directors on March 29, 2017 and signed on its behalf by:

/s/ Kirk Shaw	/s/ Jeremy Poirier
Director	Director

B-3

Bearing Lithium Corp. (formerly Bearing Resources Ltd.) Consolidated Statement of Loss and Comprehensive Loss For the years ended October 31, 2016 and 2015

(Expressed in Canadian dollars)

		2016	2015
	Note	$	$

Exploration costs
Expenditures		22,442	1,645
Write -downs of mineral property interests	6	-	345,057
		22,442	346,702
Operating expenses
Audit, filing and legal fees		89,026	56,447
Consulting and labour	7	65,159	98,530
Office		12,832	20,960
Other costs		2,774	2,113
Share-based payment expense	8	275,346	-
		(467,579)	(524,752)
Other income (expense)
Gain on disposition of Mexican subsidiaries	4	488,129	-
Foreign exchange gain		3,652	10,633
Interest income		145	5,410
Loss on disposal of shares		-	(1,570)
Unrealized loss on investment	5	(120,000)	-
		371,926	14,473

Net loss for the year		(95,653)	(510,279)

Other comprehensive expense
Items that may be reclassified subsequently to loss for the year
Foreign currency translation adjustment		-	(2,019)
Reclassification of foreign currency translation adjustment		(3,267)	-

Comprehensive loss		(98,920)	(512,298)

Basic and diluted loss per common share		0.01	0.08

Weighted average number of common shares outstanding		6,801,179	6,472,412

The accompanying notes are an integral part of these consolidated financial statements.

B-4

Bearing Lithium Corp. (formerly Bearing Resources Ltd.) Consolidated Statement of Shareholders’ Equity For the year ended October 31, 2016 and 2015

(Expressed in Canadian dollars)

	Common Shares		Contributed			Shareholders’
	No. of shares	Amount	Surplus	AOCI	Deficit	equity
	#	$	$	$	$	$
Balance, October 31, 2014	6,472,412	8,677,789	5,023,092	5,286	(12,367,410)	1,338,757

Foreign currency translation adjustment	-	-	-	(2,019)	-	(2,019)
Net loss for the year	-	-	-	-	(510,279)	(510,279)
Balance, October 31, 2015	6,472,412	8,677,789	5,023,092	3,267	(12,877,689)	826,459
Issued for cash pursuant to private placement [note 8]	12,000,000	1,104,000	456,000	-	-	1,560,000
Share issuance costs [note 8]	-	(87,541)	-	-	-	(87,541)
Finders warrants [note 8]	-	(16,510)	16,510	-	-	-
Share-based payment expense [note 8]	-	-	275,346	-	-	275,346
Disposition of Mexican subsidiaries [note 4]	-	-	-	(3,267)	-	(3,267)
Net loss for the year	-	-	-	-	(95,653)	(95,653)
Balance, October 31, 2016	18,472,412	9,677,738	5,770,948	-	(12,973,342)	2,475,344

The accompanying notes are an integral part of these consolidated financial statements.

B-5

Bearing Lithium Corp. (formerly Bearing Resources Ltd.) Statements of Cash Flow For the years ended October 31, 2016 and 2015

(Expressed in Canadian dollars)

	2016	2015
	$	$
OPERATING ACTIVITIES
Net loss for the year	(95,653)	(510,279)
Add items not affecting cash:
Gain on disposition of Mexican subsidiaries	(488,129)	-
Share-based payment expense	275,346	-
Unrealized loss on investment	120,000	-
Unrealized foreign exchange	(3,267)	-
Accrued interest income	(51)	-
Loss on disposal of shares	-	1,570
Mineral property write-downs	-	345,057
Unrealized foreign exchange (gain)	-	(10,633)
Changes in non-cash working capital items relating to operations:
Accounts receivable	(11,788)	(46)
Prepaid expenses and other	(24,337)	-
Accounts payable and accrued liabilities	23,360	4,928
Cash used in operating activities	(204,519)	(169,403)

INVESTING ACTIVITIES
Proceeds from disposition of subsidiaries	15,000	-
Proceeds of investment disposition	-	5,630
Cash provided by investing activities	15,000	5,630

FINANCING ACTIVITIES
Issuance of common shares, net of issuance costs	1,472,459	-
Cash provided by financing activities	1,472,459	-

Effect of exchange rate changes on cash and cash equivalents	-	8,614

Increase (decrease) in cash and cash equivalents	1,282,940	(155,159)
Cash and cash equivalents, beginning of the year	573,816	728,975
Cash and cash equivalents, end of the year	1,856,756	573,816

The accompanying notes are an integral part of these consolidated financial statements.

B-6

Bearing Lithium Corp. (formerly Bearing Resources Ltd.) Notes to the Consolidated Financial Statements For the years ended October 31, 2016 and 2015 (Expressed in Canadian Dollars)

1.	NATURE OF OPERATIONS

Business Description

Bearing Lithium Corp. (formerly Bearing Resources Ltd.) (the “Company” or “Bearing”) is engaged in the exploration and development of mineral properties. The Company’s registered office is 2600-1066 West Hastings Street, Vancouver, British Columbia, Canada.

On September 23, 2016, the Company completed a transaction with Commander Resources Ltd. (“Commander”) whereby Bearing transferred certain of its Canadian mineral property interests to its wholly owned subsidiaries, BRZ Mex Holdings Ltd. (“BRZM”) and Minera BRG SA de CV (“Mexican subsidiaries”). Subsequent to the transfer of the mineral property interests, Bearing transferred its shareholdings in the Mexican subsidiaries to Commander in exchange for 12,000,000 common shares of Commander and payment of $15,000 (“Commander Agreement”) (note 4).

2.	BASIS OF PREPARATION

Statement of compliance

These consolidated financial statements, including comparatives have been prepared using accounting policies consistent with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and interpretations issued by the International Financial Reporting Interpretations Committee (“IFRIC”).

The consolidated financial statements of the Company for the year ended October 31, 2016 were reviewed by the Audit Committee and approved and authorized for issue by the Board of Directors on March 29, 2017.

Basis of measurement

These consolidated financial statements have been prepared on a historical cost basis, except for the revaluation of certain financial assets and financial liabilities to fair value.

These consolidated financial statements included the accounts of the Company and its Mexican subsidiaries for the year ended October 31, 2015 and up to the disposition of both subsidiaries on September 23, 2016. All intercompany transactions, balances, income and expenses have been eliminated on consolidation.

The Company controls an investee if the Company has:

(i)	power over the investee;
(ii)	exposure, or rights, to variable returns from its involvement with the investee; and
(iii)	the ability to use its power over the investee to affect its returns.

B-7

Bearing Lithium Corp. (formerly Bearing Resources Ltd.) Notes to the Consolidated Financial Statements For the years ended October 31, 2016 and 2015 (Expressed in Canadian Dollars)

2.	BASIS OF PREPARATION (CONTINUED)

Basis of measurement (continued)

When the Company has less than a majority of the voting or similar rights of an investee, the Company considers all relevant facts and circumstances in assessing whether it has power over an investee, including but not limited to:

(i)	the contractual arrangement with the other vote holders of the investee;
(ii)	rights arising from other contractual arrangements; and
(iii)	the Company’s potential voting rights.

The Company re-assesses whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control. Consolidation of a subsidiary begins when the Company obtains control over the subsidiary and ceases when the Company loses control of the subsidiary. Assets, liabilities, income and expenses of a subsidiary acquired or disposed of during the year are included in loss and comprehensive loss from the date that the Company gains control until the date that the Company ceases to control the subsidiary.

Critical accounting judgments, estimates and assumptions

The preparation of these consolidated financial statements requires management to make certain estimates, judgments and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and reported amounts of expenses during the reporting period. Actual outcomes could differ from these estimates. These consolidated financial statements include estimates which, by their nature, are uncertain. The impacts of such estimates are pervasive throughout the consolidated financial statements, and may require accounting adjustments based on future occurrences. Revisions to accounting estimates are recognized in the period in which the estimate is revised and future periods if the revision affects both current and future periods. These estimates are based on historical experience, current and future economic conditions and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

Significant Judgments

The following are critical judgments that management has made in the process of applying accounting policies and that have the most significant effect on the amounts recognized in the consolidated financial statements:

i.	Management is required to assess the functional currency of the Company. In concluding that the Canadian dollar is the functional currency of the Company, management considered the currency that mainly influences the operating expenditures in the jurisdiction in which the Company operates.

ii.	Although the Company has taken steps to verify title to mineral properties in which it has an interest, these procedures do not guarantee the Company’s title. Such properties may be subject to prior agreements or transfer and title may be affected by undetected defects.

iii.	The Company determined that the transfer of the shares of BRZM represented a loss of control of the subsidiary resulting in the de-recognition of the assets and liabilities of BRZM from the consolidated financial statements.

B-8

Bearing Lithium Corp. (formerly Bearing Resources Ltd.)

Notes to the Consolidated Financial Statements

For the years ended October 31, 2016 and 2015

(Expressed in Canadian Dollars)

2.	BASIS OF PREPARATION (CONTINUED)

Critical accounting judgments, estimates and assumptions (continued)

Estimation Uncertainty

The following are key assumptions concerning the future and other key sources of estimation uncertainty that have a significant risk of resulting in a material adjustment to the carrying amount of assets and liabilities within the current and next fiscal financial years:

-	Judgment is required in determining whether deferred tax assets are recognized in the statement of financial position. Deferred tax assets, including those arising from unutilized tax losses, require management to assess the likelihood that the Company will generate taxable earnings in future periods, in order to utilize recognized deferred tax assets. Estimates of future taxable income are based on forecast cash flows from operations and the application of existing tax laws in each jurisdiction. To the extent that future cash flows and taxable income differ significantly from estimates, the ability of the Company to realize the net deferred tax assets recorded at the date of the statement of financial position could be impacted

Additionally, future changes in tax laws in the jurisdictions in which the Company operates could limit the ability of the Company to obtain tax deductions in future periods.

The Company has not recorded any deferred tax assets.

-	Management uses the Black-Scholes Option Pricing Model for valuation of share based compensation and brokers’ warrants, which requires the input of subjective assumptions including expected price volatility, risk-free interest rates and forfeiture rates. Changes in the input assumptions can materially affect the fair value estimate and the Company’s results of operations and equity reserves.

3.	SIGNIFICANT ACCOUNTING POLICIES

Foreign currency translation

The functional currency of the Company and each of its subsidiaries is the currency of the primary economic environment in which they operate. The consolidated financial statements are presented in Canadian dollars, which is also the Company’s functional currency. The Company’s Mexican subsidiaries had a Mexican peso functional currency. Transactions in other than an entity’s functional currency are recorded at exchange rates prevailing on the dates of the transactions.

The consolidated financial statements of subsidiaries that have a functional currency other than the Canadian dollar were translated into Canadian dollars as follows: assets and liabilities - at the closing rate at the date of the statement of financial position, and income and expenses - at the average rate for the period. All resulting changes are recognized in other comprehensive income as foreign currency translation adjustments.

B-9

Bearing Lithium Corp. (formerly Bearing Resources Ltd.) Notes to the Consolidated Financial Statements For the years ended October 31, 2016 and 2015 (Expressed in Canadian Dollars)

3.	SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Exploration and evaluation costs

Exploration and evaluation costs include costs to acquire rights to explore, geological studies, exploratory drilling and sampling and directly attributable administrative costs.

Exploration and evaluation costs relating to non-specific projects or properties or those incurred before the Company has obtained legal rights to explore an area are expensed in the period incurred. Property acquisition costs are capitalized. Exploration and evaluation costs, other than property acquisition costs, are recognized as mineral property interests on the statement of financial position when management has established that a resource exists and that the costs can be economically recovered. Once the technical feasibility and commercial viability of the extraction of resources from a particular mineral property has been determined, exploration and evaluation assets are reclassified to mine properties within property, plant and equipment.

Proceeds from the sale of properties or cash proceeds received from option payments are recorded as a reduction of the related mineral property interest.

Asset impairment

The Company performs impairment tests on mineral properties, when events or circumstances occur which indicate the assets may not be recoverable. Impairment assessments are carried out on project by project basis with each project representing a single cash generating unit.

When impairment indicators are identified, an impairment loss is recognized for any amount by which the asset’s carrying value exceeds its recoverable amount. The recoverable amount is the higher of the asset’s fair value less costs to sell and value in use.

Income taxes

Deferred income tax is recognized using the liability method on temporary differences arising between the tax and accounting bases of assets and liabilities as well as for the benefit of losses available to be carried forward to future years. Deferred income tax is not accounted for if it arises from the initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction does not affect either accounting nor taxable profit or loss. Deferred income tax is determined using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred income tax assets are recognized only to the extent that it is probable that future profit will be available against which such assets can be utilized.

B-10

Bearing Lithium Corp. (formerly Bearing Resources Ltd.) Notes to the Consolidated Financial Statements For the years ended October 31, 2016 and 2015 (Expressed in Canadian Dollars)

3.	SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Valuation of equity units

The Company has adopted a pro-rata method for the measurement of shares and warrants issued as units in financing arrangements. The pro-rata method requires the gross proceeds and the related share issuance costs be allocated to the common shares and the warrants based on the relative fair value of each component.

The fair value of the common shares is based on the closing price on the closing date of the transaction using the Black-Scholes Option Pricing Model. The fair value attributed to the warrants is recorded as contributed surplus. If the warrants are exercised, the value attributable to the warrants is transferred to share capital.

Loss per share

Loss per share is calculated using the weighted average number of shares outstanding during the period. Diluted loss per share is calculated using the treasury stock method whereby all in the money options and warrants are assumed to have been exercised at the beginning of the year and the proceeds from the exercise are assumed to have been used to purchase common shares at the average market price during the period. In periods of loss basic and diluted loss per share are the same, as the effect of the exercise of outstanding options and warrants is anti-dilutive.

Financial Instruments

Financial Assets

Financial assets are classified into one of the following categories based on the purpose for which the asset was acquired. All transactions related to financial instruments are recorded on a trade date basis. The Company's accounting policy for each category is as follows:

Loans and Receivables

These assets are non-derivative financial assets resulting from the delivery of cash or other assets by a lender to a borrower in return for a promise to repay on a specified date or dates, or on demand. They are initially recognized at fair value plus transaction costs that are directly attributable to their acquisition or issue and subsequently carried at amortized cost, using the effective interest rate method, less any impairment losses. Amortized cost is calculated taking into account any discount or premium on acquisition and includes fees that are an integral part of the effective interest rate and transaction costs. Gains and losses are recognized in profit or loss when the loans and receivables are derecognized or impaired, as well as through the amortization process.

B-11

Bearing Lithium Corp. (formerly Bearing Resources Ltd.) Notes to the Consolidated Financial Statements For the years ended October 31, 2016 and 2015 (Expressed in Canadian Dollars)

3.	SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Financial Instruments (continued)

Available-For-Sale Financial Assets

Non-derivative financial assets that do not meet the definition of loans and receivables are classified as available-for-sale and comprise principally the Company's strategic investments in entities not qualifying as subsidiaries or associates. Available-for-sale investments are carried at fair value with changes in fair value recognized in other comprehensive loss/income. Where there is a significant or prolonged decline in the fair value of an available-for-sale financial asset (which constitutes objective evidence of impairment), the full amount of the impairment, including any amount previously recognized in other comprehensive loss/income, is recognized in profit or loss. If there is no quoted market price in an active market and fair value cannot be readily determined, available-for-sale investments are carried at cost. On sale or impairment, the cumulative amount recognized in other comprehensive loss/income is reclassified from accumulated other comprehensive loss/income to profit or loss.

Held-For-Trading Financial Assets

Financial assets held-for-trading are designated upon initial recognition as at fair value through profit or loss. Financial assets held-for-trading are classified as fair value through profit and loss if they are acquired for the purpose of selling or repurchasing in the near term. Financial assets held-for-trading includes derivative financial instruments acquired or entered into that are not designated as hedging instruments in hedge relationships as defined by IAS 39, Financial Instruments: Recognition and Measurement (“IAS 39”). Included in this class are investments in marketable securities of other public companies not qualifying as subsidiaries or associates. Related realized and unrealized gains and losses are included in profit or loss.

Impairment on Financial Assets

At each reporting date the Company assesses whether there is any objective evidence that a financial asset or a group of financial assets is impaired. A financial asset or group of financial assets is deemed to be impaired, if, and only if, there is objective evidence of impairment as a result of one or more events that has occurred after the initial recognition of the asset and that event has an impact on the estimated future cash flows of the financial asset or the group of financial assets.

Financial Liabilities

Financial liabilities are classified as either fair value through profit or loss or other financial liabilities, based on the purpose for which the liability was incurred, and are initially recognized at fair value net of any transaction costs directly attributable to the issuance of the instrument. Other financial liabilities comprise trade payables and accrued liabilities and are subsequently carried at amortized cost using the effective interest rate method. This ensures that any interest expense over the period to repayment is at a constant rate on the balance of the liability carried in the statement of financial position. Interest expense in this context includes initial transaction costs and premiums payable on redemption, as well as any interest or coupon payable while the liability is outstanding. Trade and other payables represent liabilities for goods and services provided to the Company prior to the end of the year which are unpaid.

B-12

Bearing Lithium Corp. (formerly Bearing Resources Ltd.)

Notes to the Consolidated Financial Statements

For the years ended October 31, 2016 and 2015

(Expressed in Canadian Dollars)

3.	SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

New Accounting Standards and Interpretations

At the date of the approval of the consolidated financial statements, a number of standards and interpretations were in issue but not yet effective. The Company considers that these new standards and interpretations are either not applicable or are not expected to have a significant impact on the Company’s consolidated financial statements.

4.	DISPOSITION OF BRZ MEX HOLDINGS LTD. AND MINERA BRG SA de CV

On September 23, 2016, the Company completed a transaction with Commander (“the Commander Agreement”) whereby Bearing transferred certain of its Canadian mineral property interests to its wholly owned subsidiary, BRZ Mex Holdings Ltd. (“BRZM”). Subsequent to the transfer of the mineral property interests, Bearing transferred its shareholdings in BRZM to Commander in exchange for 12,000,000 common shares of Commander and a cash payment of $15,000.

The Company determined that the Commander Agreement represented a loss of control of its Mexican subsidiaries. In accordance with the guidance of IFRS 10, the Company derecognized the carrying value of the assets and liabilities of the Mexican subsidiaries on the effective date of the Commander Agreement and concurrently recognized the fair value of the consideration received from Commander as well as reclassifying the prior amounts recorded in respect of foreign currency translation adjustments from Accumulated Other Comprehensive Income (“AOCI”) to the statement of loss and comprehensive loss. The loss on the disposition and de-recognition of the Mexican subsidiaries is summarized as follows:

October 31, 2016

De-recognition of subsidiary assets and liabilities

Mineral properties
October Dome	$(25,000)
Flume	(13,325)
Mt. Polley	(210,000)
Net working capital of Mexican subsidiaries	(4,183)
(252,508)
Reclassification of foreign currency balances recorded in AOCI	3,267
(249,241)
Consideration received:
Commander shares recorded at fair value on inception[note 5]	720,000
Cash	15,000
Price adjustment receivable	2,370
Gain on disposition of Mexican subsidiaries	$488,129

B-13

Bearing Lithium Corp. (formerly Bearing Resources Ltd.)

Notes to the Consolidated Financial Statements

For the years ended October 31, 2016 and 2015

(Expressed in Canadian Dollars)

5.	INVESTMENT IN MARKETABLE SECURITIES

	Number of shares	October 31, 2016	October 31, 2015

Commander Resources Ltd.

Fair value at inception [note 4]	12,000,000	$720,000	$-
Unrealized loss		(120,000)	-

Fair value, end of the year		600,000	-

Patriot Minefinders Inc.

Fair value, end of the year	1,200,000	1	1
		$600,001	$1

In connection with the Company’s disposition of the Mexican subsidiaries on September 23, 2016, the Company received 12,000,000 shares of Commander. These shares are designated as securities held for trading measured at fair value.

During the year ended October 31, 2013, the Company received 1,200,000 shares of Patriot Minefinders by way of a finder’s fee. There is no active market for these shares and therefore, the Company has recorded these shares at a nominal fair value of $1.

6.	MINERAL PROPERTY INTERESTS

	October Dome	Mt Polley	Yukon	Total
Balance, October 31, 2014	$555,057	$13,325	$25,004	593,386
Write-down of mineral property interest	(345,057)	-	-	(345,057)

Balance, October 31, 2015	210,000	13,325	25,004	248,329
Disposition of mineral property interests in connection with the Commander Agreement [note 4]	(210,000)	(13,325)	(25,000)	(248,325)

Balance, October 31, 2016	$-	$-	$4	$4

October Dome

The October Dome gold property is located northwest of Likely, British Columbia, Canada. A portion of the property is subject to a 2% Net Smelter Royalty (“NSR”), with each 0.5% purchasable for $500,000. A further portion is subject to a 1.5% NSR royalty. In April 2015, the Company wrote down its interest in October Dome by an amount of $345,057. During the year ended October 31, 2016, this property was included in the disposition of the Mexican subsidiaries.

B-14

Bearing Lithium Corp. (formerly Bearing Resources Ltd.) Notes to the Consolidated Financial Statements For the years ended October 31, 2016 and 2015 (Expressed in Canadian Dollars)

6.	MINERAL PROPERTY INTERESTS (CONTINUED)

Mt Polley

The Mt. Polley copper-gold properties are located adjacent to Imperial Metals Corporation’s (“Imperial”) Mt. Polley open-pit copper gold mine, northeast of Williams Lake, British Columbia, Canada. The Company has a 90% interest in a portion of the Lloyd claims and a 100% interest in the remaining Lloyd claims, subject to a 1.5% NSR royalty. The Company also has a 100% interest in the Nordik, Buc, and Calm claims subject to a 2% NSR royalty. The NSR royalty on each claim group with the exception of the Buc claims can be purchased for $500,000 for each one-half percent.

The Mt. Polley properties previously included an additional area adjacent to Imperial’s Boundary Zone that was sold to Imperial over which the Company retained a royalty interest. The royalty is $2.50 per tonne for the first 400,000 tonnes of material milled and $1.25 per tonne for all tonnes milled in excess of 400,000 tonnes. The royalty in excess of 400,000 tonnes can be reduced to $0.62 per tonne for a payment of $1,000,000. The Company is entitled to 90% of the aforementioned royalties. During the year ended October 31, 2016, this property was included in the disposition of the Mexican subsidiaries.

Yukon

In the Yukon, the Company’s portfolio includes the Flume (subject to a 2.5% NSR), HY (subject to a 2% NSR), Jay, VM, VBA and Big properties. It also has royalties on properties owned by Aben Resources Ltd. (a 2% NSR on the VF property) and Precipitate Gold Corporation (a 2% NSR on the Jay East Property). In July 2013, the Company wrote down acquisition costs on its Yukon properties (excluding Flume). During the year ended October 31, 2016, the Flume property was included in the disposition of the Mexican subsidiaries.

7.	RELATED PARTY DISCLOSURE

Key management personnel include those persons having authority and responsibility for planning, directing and controlling the activities of the Company as a whole. The Company has determined that key management personnel consist of executive and non-executive members of the Company’s Board of Directors and corporate officers.

Remuneration attributed to key management personnel can be summarized as follows:

	Year ended October 31,
	2016	2015

Consulting and labour	$52,392	$86,285
Share based compensation	220,277	-
	$272,669	$86,285

As at October 31, 2016, included in accounts payable and accrued liabilities is $2,730 (2015 - $nil) owing to related parties for accrued management, consulting fees, professional fees and expense reimbursements.

B-15

Bearing Lithium Corp. (formerly Bearing Resources Ltd.)

Notes to the Consolidated Financial Statements

For the years ended October 31, 2016 and 2015

(Expressed in Canadian Dollars)

8.	SHARE CAPITAL

Common shares

On October 21, 2016, the Company completed a non-brokered private placement and issued in aggregate 12,000,000 units at a price of $0.13 per unit for gross proceeds of $1,560,000. Each unit consists of one common share and one share purchase warrant. Each warrant entitles the holder to acquire an additional share of the Company for a period of one year from the date of issuance at an exercise price of $0.25 per share. In conjunction with the financing, the Company paid aggregate finder’s fees of $87,541 and issued 147,000 broker’s warrants having a fair value of $16,510 and having the same terms as the warrants issued as units pursuant to this private placement.

Common share purchase warrants

Common share purchase warrant transactions and the number of common share purchase warrants outstanding are summarized below:

	Number	Weighted Average Exercise Price
Balance, October 31, 2014	-	$-
Issued	-	-
Balance, October 31, 2015	-	$-
Issued	-	-
Private placement of equity units	12,000,000	0.25
Brokers’ warrants issued as finders’ fees	147,000	0.25
Balance, October 31, 2016	12,147,000	$0.25

	Number	Exercise Price
Date of Expiry
October 21, 2017	12,147,000	$0.25

The gross proceeds of $1,560,000 received from the private placement of 12,000,000 units completed on October 21, 2016 were allocated between the shares and warrants included in the units on a relative fair value basis; the balance of the proceeds were allocated as: common shares - $1,104,000; warrants - $456,000.

The fair value of the broker warrants of $16,510 issued in connection with the private placement were calculated using the Black-Scholes Option Pricing Model with the following assumptions: stock price $0.27, exercise price $0.25, term of 1 year, volatility of 102%, dividend yield of 0% and a risk free interest rate of 0.54.

B-16

Bearing Lithium Corp. (formerly Bearing Resources Ltd.) Notes to the Consolidated Financial Statements For the years ended October 31, 2016 and 2015 (Expressed in Canadian Dollars)

8.	SHARE CAPITAL (CONTINUED)

Common share purchase options

The Company has a stock option plan (the “Plan”) that permits the grant of share purchase options up to 10% of the issued and outstanding common shares of the Company to directors, officers, key employees and consultants. Terms and pricing of options are determined at the date of grant in accordance with the Plan.

Stock option transactions and the number of stock options outstanding are summarized below:

	Number	Weighted Average Exercise Price $
Balance, October 31, 2014	325,000	0.36
Forfeited	-	-
Expired	-	-
Granted	-	-
Balance, October 31, 2015	325,000	0.36
Forfeited	(25,000)	0.20
Expired	(125,000)	0.60
Granted	1,325,000	0.26
Balance, October 31, 2016	1,500,000	0.25

Date of Expiry	Exercise Price	Number of Options Outstanding	Number of Options Exercisable
August 1, 2019	$0.20	175,000	175,000
October 24, 2021	$0.26	1,325,000	1,325,000
Balance, October 31, 2016		1,500,000	1,500,000

As of October 31, 2016, the weighted average remaining life for outstanding options was 4.72 years.

During the year ended October 31, 2016, the Company recorded share-based payments of $275,346 (2015 - $nil) that were measured using the Black-Scholes Option Pricing Model with the following weighted-average assumptions:

	2016	2015

Share price	0.26	-
Exercise price	0.26	-
Expected life	5 years	-
Annualized volatility	114%	-
Expected dividend yield	0%	-
Risk-free interest rate	0.66%	-
Fair value per option	$0.21	-

B-17

Bearing Lithium Corp. (formerly Bearing Resources Ltd.)

Notes to the Consolidated Financial Statements

For the years ended October 31, 2016 and 2015

(Expressed in Canadian Dollars)

9.	CAPITAL DISCLOSURES

The Company’s objectives when managing capital are to ensure its ability to continue as a going concern in order to pursue the acquisition and development of mineral property interest. The Board of Directors does not establish quantitative return on capital criteria for management but rather relies on the expertise of the Company’s management to sustain future development of the business.

The Company is largely dependent upon external financings to fund activities. In order to carry out planned acquisition and development and pay for administrative costs, the Company will spend its existing working and raise additional funds as needed. The Company will continue to assess new properties and seek to acquire an interest in additional properties if it feels there is sufficient geologic or economic potential and if it has adequate financing resources to do so.

Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable.

There were no changes to the Company’s approach to capital management during the year ended October 31, 2016. The Company is not subject to externally imposed capital restrictions.

10.	INCOME TAXES

	October 31, 2016	October 31, 2015

Net loss for the year	$(95,563)	$(510,279)
Statutory tax rate	26%	26%

Expected income tax recovery	(25,000)	(132,000)
Permanent differences	71,000	6,000
Disposition of Mexican subsidiaries	538,000	-
Mineral property interests	651,000	-
Share issue costs	23,000	-
Effect of true-up of prior year provision	(430,000)	-
Other	(44,000)	-
Change in unrecognized tax assets	(784,000)	126,000
	$-	$-

B-18

Bearing Lithium Corp. (formerly Bearing Resources Ltd.) Notes to the Consolidated Financial Statements For the years ended October 31, 2016 and 2015 (Expressed in Canadian Dollars)

10.	INCOME TAXES (CONTINUED)

The significant components of the Company’s unrecognized deferred income tax asset are as follows:

	October 31, 2016	October 31, 2015

Share issuance costs	$18,000	$-
Mineral property interests	-	585,000
Marketable securities	16,000	-
Capital losses	138,000	-
Non-capital losses	732,000	1,104,000
Property and equipment	1,000	-
	905,000	1,689,000
Unrecognized deferred tax assets	(905,000)	(1,689,000)
	$-	$-

The Company has incurred non-capital losses of approximately $2,712,000 that may be carried forward and used to reduce taxable income. These losses will expire commencing in 2031.

11.	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

Fair value

The fair value of the Company’s financial instruments is approximated by their carrying value due to their short-term nature.

IFRS 13 establishes a fair value hierarchy for financial instruments measured at fair value that reflects the significance of inputs used in making fair value measurements as follows:

Level 1 - quoted prices in active markets for identical assets or liabilities;

Level 2 - inputs other than quoted prices included in Level 1 that are observable for the asset or liabilities, either directly (i.e. as prices) or indirectly (i.e. from derived prices); and

Level 3 - inputs for the asset or liability that are not based upon observable market data.

The fair value of cash and marketable securities is based on Level 1 inputs. There are no level 2 or 3 financial instruments.

Credit risk

Financial instruments that potentially subject the Company to credit risk consist of cash and cash equivalents and accounts receivable. The Company deposits cash and cash equivalents with high credit quality financial institutions as determined by rating agencies. Accounts receivable are primarily from governments.

Liquidity risk

Liquidity risk is the risk that an entity will encounter difficulty in meeting obligations associated with its financial liabilities. The Company is reliant upon equity issuances as its sole source of cash. The Company manages liquidity risk by trying to maintain an adequate level of cash and cash equivalents to meet its ongoing obligations. The Company continuously reviews its actual expenditures and forecast cash flows and matches the maturity dates of its cash equivalents to capital and operating needs.

B-19

Bearing Lithium Corp. (formerly Bearing Resources Ltd.) Notes to the Consolidated Financial Statements For the years ended October 31, 2016 and 2015 (Expressed in Canadian Dollars)

11.	FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (CONTINUED)

Market risk

[i] Interest rate risk

The Company is exposed to interest rate risk on its cash and cash equivalents held at October 31, 2016. A 100 basis point (1%) increase or decrease in the interest rate in 2016 would have resulted in approximately a $3,257 change in the Company’s reported loss for the year ended October 31, 2016 based on its closing balance during the fiscal year.

[ii] Currency risk

As at October 31, 2016, the Company incurs expenses in Canadian dollars, Mexican pesos and United States dollars. The Company therefore has exposure to United States dollars as the functional currencies of the Company and its Mexican subsidiaries are Canadian dollars and Mexican pesos respectively. Both of these exposures are immaterial.

[iii] Price Risk

The Company is exposed to price risk with respect to commodity and equity prices. Equity price risk is defined as the potential adverse impact on the Company’s earnings due to movements in individual equity prices or general movements in the level of the stock market. Commodity price risk is defined as the potential adverse impact on earnings and economic value due to commodity price movements and volatilities.

12.	SUBSEQUENT EVENTS

[a]	On November 15, 2016, the Company issued 50,000 common shares pursuant to the exercise of stock options at $0.20 per share for proceeds of $10,000.

[b]	On December 12, 2016, the Company closed the first tranche of a non-brokered private placement and raised $1,096,000 by issuing 2,740,000 units. Each unit consisted of one common share and one-half share purchase warrant. Each whole warrant entitles the holder to acquire an additional share of the Company for a period of one year from the date of issuance at an exercise price of $0.80 per warrant.

On December 16, 2016, the Company closed a second tranche of the private placement. An additional 125,000 units at a price of $0.40 per unit for total gross proceeds of $50,000 was raised.

In total the Company raised an aggregate 2,865,000 units under both tranches of the private placement for gross proceeds of $1,146,000. A total of 147,000 finder’s warrants were issued. These finder’s warrants had the same terms as the warrants issued as part of the units.

B-20

Bearing Lithium Corp. (formerly Bearing Resources Ltd.) Notes to the Consolidated Financial Statements For the years ended October 31, 2016 and 2015 (Expressed in Canadian Dollars)

12.	SUBSEQUENT EVENTS (CONTINUED)

[c]	On January 3, 2017, the Company entered into a property purchase agreement with Golden Predator Mining Corp. (“Golden”), pursuant to which Golden has agreed to purchase all of the Company’s interest in certain mineral claims in the Yukon Territory. As partial consideration for the purchase agreement, Golden will pay to the Company an aggregate fee of $275,000, payable over 48 months from the execution date of the purchase agreement. In addition, Golden will issue shares according to the following schedule:

(vii)	35,000 common shares on date of execution (Issued January, 2017) ;
(viii)	50,000 common shares 8 months after date of execution; and
(ix)	Common shares equal to $600,000 on the 20 month, 32 month and 48 month anniversary of the execution date.

Under the terms of the purchase agreement, Golden will also grant to the Company a 2% net smelter royalty (“NSR”) on certain claims and a 1% NSR on the remaining claims. Golden has the right to re-purchase 50% of the NSR for $1,000,000 at any time.

[d]	Pursuant to the initial non-binding LOI with Li3 Energy Inc. (“Li3”) dated November 23, 2016, the Company agreed to repay the principal of $525,000 of convertible debt held by Li3 plus a 22% interest bonus. In addition, the Company agreed to pay the legal expenses of the convertible note holders’ up to a maximum of USD$15,000 and pay USD$30,000 to cover the convertible debt holders’ representative. Approximately USD$350,000 of the outstanding debt and interest will be settled with the issuance of units at a price of $0.40 each. Each unit will be comprised of one common share and one-half warrant. Each whole warrant will entitle the holder to acquire an additional common share for one year following the close of the proposed transaction.

On January 27, 2017, the Company entered into an agreement and plan of merger with Li3. Pursuant to the agreement, a newly-formed wholly owned subsidiary of the Company will merge with Li3, with Li3 surviving the merger as a wholly owned subsidiary of the Company. At the effective time of the merger, each common share of Li3 will be converted into the right to receive common shares of the Company for an aggregate of 16,000,000 shares. As a result Li3 shareholders will receive approximately 43% of the Company’s issued common shares. Option and warrant holders of Li3 will also receive the right to receive options and warrants of the Company on a one to one basis.

[e]	On February 7, 2017, the Company entered into an asset purchase agreement to acquire a 100% interest in 81 lode claims located in Esmeralda County, Nevada. To complete the purchase, the Company will pay US $60,000 in cash and issue 1,400,000 common shares of the Company.

[f]	Subsequent to October 31, 2016, the Company issued 1,410,245 common shares pursuant to the exercise of 1,410,245 warrants for proceeds of $352,561.

[g]	Subsequent to October 31, 2016, the Company granted:

•	125,000 stock options at an exercise price of $0.50 per option,
•	125,000 stock options at an exercise price of $0.55 per option,
•	225,000 stock options at an exercise price of $0.58 per option,
•	50,000 stock options at an exercise price of $0.59 per option, and
•	125,000 stock options at an exercise price of $0.62 per option.

Each option entitles the holder to acquire one common share of the Company for a period of five years from the grant date.

B-21

Attachment C

Unaudited Consolidated Financial Statements for the Three and Nine Months Ended March 31, 2017

Li3 Energy Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

C-1

LI3 ENERGY, INC.

Consolidated Balance Sheets

	March 31, 2017 (unaudited)	June 30, 2016
Assets
Current assets:
Cash	$1,631	$382,054
Prepaid expenses and advances	68,043	9,169
Total current assets	69,674	391,223
Equity investment in Minera Li	6,160,771	6,779,337
Total assets	$6,230,445	$7,170,560

Liabilities & Stockholders’ Equity
Current liabilities:
Accounts payable	$399,353	$360,979
Accrued expenses	357,711	306,861
Common stock payable	236,678	236,678
Notes payable	50,000	200,000
Convertible notes payable, net of discount of $52,411 and $349,081 respectively	472,590	175,919
Notes payable to MSB SpA	454,901	-
Total current liabilities	1,971,233	1,280,437
Long-term notes payable to MSB SpA	-	454,901
Total liabilities	1,971,233	1,735,338

Commitments and contingencies

Common stock subject to rescission, 65,000 shares issued and outstanding	3,041	3,041

Stockholders’ Equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.001 par value, 990,000,000 shares authorized; 502,829,707 and 495,153,347 shares issued and outstanding, respectively	502,829	495,153
Additional paid-in capital	72,697,881	72,511,626
Accumulated deficit	(68,944,539)	(67,574,598)
Total stockholders' equity	4,256,171	5,432,181
Total liabilities and stockholders’ equity	$6,230,445	$7,170,560

See accompanying notes to unaudited consolidated financial statements.

C-2

LI3 ENERGY, INC.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2016	2017	2016
Operating expenses:
Loss from Minera Li equity investment	$(546,629)	$(186,996)	$(618,566)	$(562,228)
General and administrative expenses	(182,906)	(161,195)	(528,318)	(532,193)
Loss on settlement of related party payables	(55,796)	-	(55,796)	-
Total operating expenses	(785,331)	(348,191)	(1,202,680)	(1,094,421)

Other income (expense):
Gain on debt extinguishment	-	-	200,000	-
Change in fair value of derivative liability instruments	-	(20,146)	-	(75,824)
Gain (loss) on foreign currency transactions	28	113	(2,150)	6,377
Interest expense, net	(119,926)	(27,918)	(365,111)	(83,741)
Total other expense	(119,898)	(47,951)	(167,261)	(153,188)

Net loss	$(905,229)	$(396,142)	$(1,369,941)	$(1,247,609)

Net loss per common share - basic	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Net loss per common share - diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average number of common shares outstanding - basic	501,401,032	485,672,173	498,769,424	482,983,853
Weighted average number of common shares outstanding - diluted	501,401,032	485,672,173	498,769,424	482,983,853

See accompanying notes to unaudited consolidated financial statements.

C-3

LI3 ENERGY, INC.

Consolidated Statements of Changes in Stockholders’ Equity

From July 1, 2015 through March 31, 2017

(Unaudited)

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Par Value	Capital	Deficit	Equity

Balance, June 30, 2015	477,119,526	$477,120	$71,808,625	$(66,033,878)	$6,251,867

Stock-based compensation:
Amortization of stock-based compensation	-	-	176	-	176

Stock issued to settle liabilities:
Stock issued to directors and employees	12,213,936	12,213	213,975	-	226,188
Stock issued to third parties	5,819,885	5,820	93,650	-	99,470

Beneficial conversion feature related to convertible notes payable	-	-	395,200	-	395,200

Net loss	-	-	-	(1,540,720)	(1,540,720)

Balance, June 30, 2016	495,153,347	$495,153	$72,511,626	$(67,574,598)	$5,432,181

Stock issued to settle liabilities:
Stock issued to directors and employees	7,676,360	7,676	186,255	-	193,931

Net loss	-	-	-	(1,369,941)	(1,369,941)

Balance, March 31, 2017	502,829,707	$502,829	$72,697,881	$(68,944,539)	$4,256,171

See accompanying notes to unaudited consolidated financial statements.

C-4

LI3 ENERGY, INC.

Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended	Nine Months Ended
	March 31, 2017	March 31, 2016
Cash flows from operating activities
Net loss	$(1,369,941	$(1,247,609)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss from Minera Li equity investment	618,566	562,228
Stock-based compensation	-	45,408
Loss on settlement of related party payables	55,796	-
Gain on debt extinguishment	(200,000	-
Change in fair value of derivative liability instruments	-	75,824
Loss (gain) on foreign currency transactions	2,150	(6,377)
Amortization of convertible debt discount	296,671	19,167
Changes in operating assets and liabilities:
Decrease (increase) in prepaid expenses and advances	(58,874	34,017
Accretion of interest income on MSB SpA receivable	-	(2,204)
Increase in accounts payable	36,224	90,309
Increase in accrued expenses	188,985	215,127
Net cash used in operating activities	(430,423	(214,110)

Cash flows from financing activities
Proceeds from notes payable - directors	-	40,000
Payment on notes payable - directors	-	(25,000)
Proceeds from notes payable	50,000	52,500
Proceeds from convertible notes payable	-	50,000
Proceeds from notes payable to MSB SpA	-	100,000
Net cash provided by financing activities	50,000	217,500

Net decrease in cash	(380,423	3,390

Cash at beginning of the period	382,054	6,217

Cash at end of the period	$1,631	$9,607

Supplemental disclosure of cash flow information:
Cash paid for:
Income taxes	$-	$-
Interest	$-	$-

Non-cash financing transactions:
Original debt discount	$-	$5,000
Debt discount due to derivative conversion feature on convertible notes	$-	$52,500
Settlement of accrued liabilities through issuance of stock	$138,135	$97,000
Settlement of notes payable to directors through issuance of stock	$-	$15,226

See accompanying notes to unaudited consolidated financial statements.

C-5

LI3 ENERGY, INC.

Notes to Consolidated Financial Statements

For the three months ended March 31, 2017

(Unaudited)

NOTE 1. NATURE OF BUSINESS AND BASIS OF PRESENTATION

Li3 Energy, Inc. (“Li3 Energy” or the “Company”) was incorporated under the laws of the State of Nevada on June 24, 2005. In 2009, the Company established its business focus and strategy toward identifying and pursuing business opportunities in lithium and industrial minerals mining in the Americas.

We aim to acquire and develop a unique portfolio of lithium and potassium brine projects in the Americas. We are focused on further exploring, developing and commercializing our interest in the Maricunga Project (as defined below), located in the northeast section of the Salar de Maricunga in Region III of Atacama in northern Chile, as well as increasing our portfolio of projects, with the goal of becoming a company with valuable lithium, potassium, nitrates and other industrial minerals properties.

The Company’s three wholly owned subsidiaries include: Li3 Energy Peru SRL (“Li3 Peru”), a subsidiary formed in Peru to explore mining opportunities in Peru and in South America; Alfredo Holdings, Ltd. (“Alfredo”), an exempted limited company incorporated under the laws of the Cayman Islands; and Li3 Energy Copiapó, SA (“Li3 Copiapó”), a Chilean corporation, which is a subsidiary of Alfredo.

Since October 22, 2014, the Company holds 40% of the shares in Noto Energy SA (“Noto”, an Argentinean corporation and a previously 100% owned subsidiary).

On January 27, 2014, the Company entered into a transaction with a third party, Minera Salar Blanco SpA (“MSB SpA”, previously BBL SpA), subsequent to which MSB SpA became the majority holder of Minera Li Energy SpA (“Minera Li”), holding 51% of the ownership interest. The Company retains a 49% ownership of Minera Li. Minera Li held 60% ownership of Sociedades Legales Mineras Litio1 a 6 de la Sierra Hoyada de Maricunga (“SLM Litio 1-6”), a group of six private companies (the “Maricunga Companies”), and the Cocina Mining Concessions (together with SLM Litio 1-6, the “Maricunga Project”). However, Minera Li has transferred all of its Maricunga Project assets to Minera Salar Blanco SA (“MSB SA”) as consideration for 36.05% of the shares in MSB SA.

We have generated no revenues to date and do not anticipate generating any revenues in the near term. Our activities have been limited to capital formation, organization, acquisition of interests in mining properties and limited exploration on the Maricunga Project, of which we currently hold a minority interest. The Company’s operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to locate exploitable quantities of mineral resources or operate on a profitable basis, or we may fail to secure additional funding to support our operations.

The accompanying unaudited interim consolidated financial statements of Li3 Energy have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the SEC, and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s latest Annual Report on Form 10-K filed with the SEC. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year ended June 30, 2016, as reported in the Form 10-K, have been omitted.

C-6

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Li3 Peru, Alfredo and Li3 Copiapó. As a result of the Company disposing of its controlling interest in Minera Li on January 27, 2014, the Company deconsolidated Minera Li from its consolidated financial statements and now accounts for its remaining 49% investment in Minera Li under the equity method. On October 22, 2014, the Company sold 60% of its shares in Noto Energy SA and now accounts for its remaining 40% investment under the equity method. All intercompany amounts have been eliminated in consolidation. All intercompany amounts have been eliminated in consolidation.

b. Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at March 31, 2017 and June 30, 2016. The Company has not experienced any losses on its deposits of cash and cash equivalents.

c. Investment in Minera Li

As of January 27, 2014, the Company’s investment in Minera Li is accounted for under the equity method in accordance with ASC 323 - Equity Investments and Joint Ventures. Under the equity method, the carrying value of the investment is adjusted for the Company’s share of Minera Li earnings and losses, as well as any capital contributions to and distributions from associates. Distributions in excess of equity method earnings are recognized as a return of investment and recorded as investing cash inflows in the accompanying consolidated statements of cash flows. We classify operating income and losses as well as gains and impairments related to our equity investees as a component of operating income or loss, as the Company’s equity investees is an extension of our core business.

We evaluate equity investments for impairment whenever events or changes in circumstances indicate that the carrying value of the investment may have experienced an ‘‘other-than-temporary’’ decline in value. If such conditions exist, we compare the estimated fair value of the investment to its carrying value to determine if an impairment is indicated and determines whether the impairment is ‘‘other-than-temporary’’ based on an assessment of all relevant factors, including consideration of our intent and ability to retain the investment.

d. Income Taxes

A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and for net operating loss carry-forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

For financial statement purposes, we recognize the impact of an uncertain income tax position on the income tax return at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained.

The Company recognizes interest related to income tax matters in income tax expense and penalties related to income tax matters in general and administrative expenses. The Company did not have any uncertain income tax positions or accrued interest included in our consolidated balance sheets at March 31, 2017 or June 30, 2016, and did not recognize any interest in its consolidated statements of operations during the nine months ended March 31, 2017 or 2016.

C-7

e. Fair Value Measurements

As defined in FASB ASC Topic No. 820 - 10, fair value is the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC Topic No. 820 - 10 requires disclosure that establishes a framework for measuring fair value and expands disclosure about fair value measurements. The statement requires fair value measurements be classified and disclosed in one of the following categories:

Level 1:

Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities. The Company considers active markets as those in which transactions for the assets or liabilities occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability. This category includes those derivative instruments that the Company values using observable market data. Substantially all of these inputs are observable in the marketplace throughout the term of the derivative instruments, can be derived from observable data, or supported by observable levels at which transactions are executed in the marketplace.

Level 3:

Measured based on prices or valuation models that require inputs that are both significant to the fair value measurement and less observable from objective sources (i.e. supported by little or no market activity). The Company’s valuation models are primarily industry standard models. Level 3 instruments include derivative warrant instruments. The Company does not have sufficient corroborating evidence to support classifying these assets and liabilities as Level 1 or Level 2.

Financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels. The fair value of the Company’s derivative liabilities are estimated using a modified lattice valuation model.

f. Beneficial Conversion Feature

If the conversion features of conventional convertible debt provide for a rate of conversion that is below market value at issuance, this feature is characterized as a beneficial conversion feature (“BCF”). A BCF is recorded by the Company as a debt discount. In those circumstances, the convertible debt is recorded net of the discount related to the BCF, and the Company amortizes the discount to interest expense, over the life of the debt.

g. Earnings (Loss) per Share

Basic net earnings per share amounts are computed by dividing the net income available to Li3 Energy, Inc. shareholders by the weighted average number of common shares outstanding over the reporting period. In periods in which the Company reports a net loss, dilutive securities are excluded from the calculation of diluted earnings per share as the effect would be anti-dilutive.

C-8

For the three and nine months ended March 31, 2017 and 2016, the following convertible debt, stock options and warrants to purchase shares of common stock were excluded from the computation of diluted net income or loss per share, as the inclusion of such shares would be anti-dilutive:

	Three Months Ended March 31,
	2017	2016
Stock options	333,333	916,666
Restricted stock units	600,000	800,000
Convertible debt	-	5,808,081
Stock warrants	2,380,950	3,955,950
	3,314,283	11,480,697

	Nine Months Ended March 31,
	2017	2016
Stock options	333,333	916,666
Restricted stock units	600,000	800,000
Convertible debt	-	5,808,081
Stock warrants	2,380,950	3,955,950
	3,314,283	11,480,697

h. Foreign Currency

The Company has determined that the functional currency of the parent company and each of its foreign subsidiaries is U.S. Dollars. Foreign currency transaction gains and losses are included in the statement of operations as other income (expense).

i. Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management has made significant estimates related to the fair value of its mineral assets; the fair value of derivative liabilities; stock-based payments; and contingencies.

j. Recent Accounting Pronouncements

There were various accounting standards and interpretations issued recently, none of which are expected to a have a material impact on the Company´s consolidated financial position, operations or cash flows.

k. Subsequent Events

The Company evaluated material events occurring between March 31, 2017 and through the date when the consolidated financial statements were available to be issued for disclosure consideration.

C-9

NOTE 3. GOING CONCERN

As of March 31, 2017, the Company had no source of current revenue, a cash balance on hand of $1,631 and negative working capital of $1,901,559.

The Company’s current negative working capital position is not sufficient to maintain its basic operations for at least the next 12 months.

In the course of its development activities, the Company has sustained and continues to sustain losses. The Company cannot predict if and when the Company may generate profits. In the event we identify commercial reserves of lithium or other minerals, we will require substantial additional capital to develop those reserves and certain governmental permits to exploit such resources. The Company expects to finance its future operations primarily through future equity or debt financing. However, there exists substantial doubt about the Company’s ability to continue as a going concern because there is no assurance that it will be able to obtain such capital, through equity or debt financing, or any combination thereof, on satisfactory terms or at all. Additionally, no assurance can be given that any such financing, if obtained, will be adequate to meet the Company’s ultimate capital needs and to support its growth. If adequate capital cannot be obtained on a timely basis and on satisfactory terms, then the Company’s operations would be materially negatively impacted.

The Company’s ability to complete additional offerings is dependent on the state of the debt and/or equity markets at the time of any proposed offering, and such market’s reception of the Company and the offering terms. In addition, the Company’s ability to complete an offering may be dependent on the status of its exploration activities, which cannot be predicted. There is no assurance that capital in any form would be available to the Company, and if available, on terms and conditions that are acceptable.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on its ability to obtain the necessary rights to exploit its mineral rights; meet its financial and operational obligations, to obtain additional financing as may be required until such time as it can generate sources of recurring revenues and to ultimately attain profitability. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 4. INVESTMENT IN MINERA LI

The Company’s equity investment at March 31, 2017 and June 30, 2016 relates to its 49% investment in Minera Li. The activity of the investment for the nine months ended March 31, 2017 and 2016 is as follows:

	March 31, 2017	March 31, 2016
Opening balance - July 1, 2016 and 2015	$6,779,337	$7,336,375
Less: Equity in loss of Minera Li	(618,566)	(562,228)
Closing balance - March 31, 2017 and 2016	$6,160,771	$6,774,147

Summarized Financial Information of Minera Li

Set out below is the summarized financial information of Minera Li, which is accounted for using the equity method. The information reflects the amounts presented in the financial statements of Minera Li adjusted for differences in accounting policies between the Company and Minera Li. Our share of income and losses from our equity method investment in Minera Li is included in loss from Minera Li equity investment in the consolidated statements of operations.

C-10

Summarized Balance Sheets

	March 31, 2017	June 30, 2016
Current assets	$3,285	$47,973
Non-current assets	14,296,505	17,383,067
Total assets	$14,299,790	$17,431,040

Current liabilities	$1,185	$1,870,056
Equity	14,298,605	15,560,984
Total liabilities and equity	$14,299,790	$17,431,040

Summarized Statements of Operations

	Nine Months Ended	Nine Months Ended
	March 31, 2017	March 31, 2016
Revenue	$-	$-
Operating expenses:
Exploration expenses	(368,516)	(902,849)
Loss from equity investments	(783,921)	-
General & administrative expenses	(109,942)	(244,555)
Total operating expenses	(1,262,379)	(1,147,404)
Net loss	$(1,262,379)	$(1,147,404)

	Three Months Ended	Three Months Ended
	March 31, 2017	March 31, 2016
Revenue	$-	$-
Operating expenses:
Exploration expenses	(317,737)	(300,950)
Loss from equity investments	(783,921)	-
General & administrative expenses	(13,910)	(80,675)
Total operating expenses	(1,115,568)	(381,625)
Net loss	$(1,115,568)	$(381,625)

Subsequent to the period, on July 20, 2016, Minera Li entered into an agreement with Lithium Power International Limited (“LPI”) regarding a joint venture to explore and develop the Maricunga Project pursuant to which Minera Li and its shareholders agreed to contribute the Maricunga Project to a new joint venture with LPI in consideration for a cash contribution of $27,000,000. On September 7, 2016, the new Maricunga JV entity, Minera Salar Blanco SA (“MSB SA”), a Chilean company, was incorporated and Minera Li has transferred all of its Maricunga Project assets to MSB SA in consideration for 36.05% of the shares in MSB SA. Following completion of the transaction, Minera Li will be dissolved and Li3 will own a direct 17.67% equity interest in the MSB SA. LPI and Minera Salar Blanco Spa will respectively own a 50% and a 32.23% interest in MSB SA. The Company will account for its 17.67% interest in MSB SA using the equity method.

C-11

NOTE 5. RELATED PARTY TRANSACTIONS

MSB SpA

At March 31, 2017, MSB SpA owned 51% of Minera Li with the Company retaining a 49% ownership interest. MSB SpA is a private Chilean corporation with an objective to advance a business in the production of lithium. MSB SpA is controlled by a Chilean entrepreneur.

As of June 30, 2015, the Company had received a total of $1,220,000 of loans from MSB SpA (of which $980,000 was received during the year ended June 30, 2015), bearing interest of 8.5% per annum and due within 18 months from the date of receipt. On January 19, 2016, the Company entered into an additional agreement with MSB SpA whereby the Company and MSB SpA agreed to offset the $1,000,000 Additional Payment MSB SpA previously agreed to provide to the Company against $1,000,000 of the Company’s notes payable to MSB SpA and $134,901 of accrued interest owed to MSB SpA was rolled into the Company’s existing note payable. In addition, MSB SpA loaned an additional $100,000 to the Company and MSB SpA waived the 13 shares in Minera Li which were pledged by the Company to MSB SpA as security for its notes payable. The resulting $454,901 loan payable and accrued interest is due on January 18, 2018, bears interest at 8.5% per annum, and is secured by 5 of the Company’s shares in Minera Li.

The total interest accrued on the loans from MSB SpA as of March 31, 2017 and June 30, 2016, was $46,294 and $17,268, respectively. For the nine months ended March 31, 2017 and 2016, $29,026 and $50,870, respectively, of interest expense was recognized in the Company’s consolidated statements of operations.

On July 20, 2016, MSB SpA entered into an agreement with Lithium Power International Limited (“LPI”), an Australian company, regarding a joint venture to explore and develop the Maricunga Project in accordance with a term sheet dated July 14, 2016. On August 30, 2016, the Company entered into an agreement with MSB SpA, pursuant to which, the Company and MSB SpA, as the current shareholders of Minera Li, unanimously agreed to approve the transactions contemplated by the term sheet (the “Transaction”).

As part of the Transaction, Mineral Li and MSB SpA agreed to contribute their Maricunga lithium brine assets to a new joint venture (the “Maricunga JV”) and LPI agreed to contribute $27.5 million in cash to the Maricunga JV to cover exploration and development costs for the next 2.5 years until the completion of a definitive feasibility study in late 2018. Following the completion of the Transaction, the Company will own a direct 17.67% equity interest of the Maricunga JV, with LPI and MSB SpA owning 50.0% and 32.33%, respectively. The Company will be entitled to appoint one director of the Maricunga JV (so long as it holds at least 10% of the equity interests of the joint venture), with LPI and MSB SpA holding three and two director seats, respectively.

On September 7, 2016, the Maricunga JV entity, Minera Salar Blanco SA (“MSB SA”), a Chilean company, was incorporated and Minera Li has transferred all of its Maricunga Project assets to MSB SA as consideration for 36.05% of the shares in MSB SA. MSB SpA and LPI currently hold 13.95% and 50%, respectively, of the shares in MSB SA. Following the planned dissolution of Minera Li, Li3 will receive 49% share of Minera Li’s shares in MSB SA (being 17.67%), with MSB SpA receiving 51%.

NOTE 6. NOTES PAYABLE

On January 29, 2016, the Company executed a non-binding letter of intent (“Wealth LOI”) with Wealth Minerals Ltd ("Wealth") for a transaction between the companies and on signing the Wealth LOI, the Company received a payment of $50,000 from Wealth which was recorded as notes payable in the consolidated balance sheet. On March 22, 2016, the parties extended the Wealth LOI for an additional 60 days and on April 29, 2016, the Company received a further payment of $150,000 from Wealth, also recorded as notes payable in the consolidated balance sheet.

On November 15, 2016, the Company entered into an agreement with Wealth pursuant to which the Wealth LOI was terminated and the Company’s obligation to repay the notes payable to Wealth of $200,000 was also terminated. The Company subsequently reversed the notes payable from Wealth in its consolidated balance sheet, recording a gain on debt settlement of $200,000 in its consolidated statements of operations during the six months ended March 31, 2017.

NOTE 7. CONVERTIBLE NOTES PAYABLE

During May 2016, the Company issued unsecured convertible promissory notes to various individuals for aggregate proceeds of $525,000, bearing an interest rate of 10% per annum, due 12 months from the date of issuance and convertible at a price of $0.0125 per share. The Company assessed the embedded conversion feature and determined that the intrinsic value of the beneficial conversion feature at inception exceeded the face value of this note and accordingly recorded a beneficial conversion feature of $395,200. Such beneficial conversion feature was accounted for as a debt discount, which is amortized to interest expense over the life of the note. During the nine months ended March 31, 2017 the Company recorded amortization of debt discount and interest expense of $296 ,671 and $39,411, respectively, on these convertible notes. Total unamortized debt discount and interest accrued on the loans as of March 31, 2017, was $52 ,411 and $45,623, respectively. Total unamortized debt discount and interest accrued on the loans as of June 30, 2016, was $349,081 and $6,212, respectively.

C-12

NOTE 8. DERIVATIVE LIABILITIES

Warrants

The Company determined that certain warrants that the Company issued contained provisions that protected holders from future issuances of the Company’s common stock at prices below such warrants’ respective exercise prices and these provisions could have resulted in modification of the warrants exercise price based on a variable that was not an input to the fair value of a “fixed-for-fixed” option as defined under FASB ASC Topic No. 815 - 40. As of March 31, 2017 and June 30, 2016, all derivative warrant instruments had expired.

Activity for derivative warrant instruments during the nine months ended March 31, 2016 was as follows:

		Decrease in
		fair value of
	Balance at	derivative	Balance at
	June 30,	liability	March 31,
	2015	instruments	2016
Lender warrants	$3,799	$(3,799)	$-
Warrants for advisory services and arranger warrants	241	(241)	-
	$4,040	$(4,040)	$-

There were no warrants exercised during the nine months ended March 31, 2016.

The following is a summary of the assumptions used in the modified lattice valuation model as of March 31, 2016:

Valuation as of March 31, 2016
Common stock issuable upon exercise of warrants	3,955,950
Market value of common stock on measurement date (1)	$0.02
Adjusted exercise price	$0.20-$0.23
Risk free interest rate (2)	0.39%
Warrant lives in years	0.1-1.4
Expected volatility (3)	143%
Expected dividend yields (4)	None
Assumed stock offerings per year over next two years (5)	1
Probability of stock offering in any year over next two years (6)	100%
Range of percentage of existing shares offered (7)	14%
Offering price range (8)	$0.03

______________

(1)	The market value of common stock is the stock price at the close of trading on the date of issuance or at period-end, as applicable.
(2)	The risk-free interest rate was determined by management using the 0.5-year Treasury Bill as of the respective offering or measurement date.
(3)	The historical trading volatility was determined by the Company’s trading history.
(4)	Management determined the dividend yield to be -0-% based upon its expectation that it will not pay dividends for the foreseeable future.
(5)	Management estimates the Company will have at least one stock offering in the next year.
(6)	Management estimates that the probability of a stock offering is 100% during the next year.
(7)	Management estimates that the range of percentages of existing shares offered in each stock offering will be 14% of the shares outstanding.
(8)	Represents the estimated offering price range in future offerings as determined by management.

C-13

Embedded Derivative Instruments

On December 8, 2015, the Company issued $57,500 of promissory notes to third parties for cash proceeds of $52,500 (the “2015 Convertible Notes”), convertible at a price equal to 55% of the lowest daily trading prices of the Company’s common stock for the last 25 trading days prior to conversion, and bearing interest at 10% per annum. The notes were due and payable on December 8, 2016, but were repaid in May 2016 for a total of $86,317 including accrued interest of $2,417 and prepayment penalty of $26,401.

The Company determined that the 2015 Convertible Notes contained an embedded derivative instrument as the conversion price was based on a variable that was not an input to the fair value of a “fixed-for-fixed” option as defined under FASB ASC Topic No. 815 - 40. The fair value of the derivatives was recognized as a derivative instrument at issuance and measured at fair value at each reporting period. The Company repaid the 2015 convertible notes during the year ended June 30, 2016.

The following is a summary of the assumptions used in the modified lattice valuation model as of December 8, 2015 and March 31, 2016, respectively:

	Valuation as of
	December 8, 2015	March 31, 2016
Common stock issuable upon conversion of debt	5,227,273	6,575,186
Market value of common stock on measurement date (1)	$0.025	$0.02
Adjusted exercise price	$0.011	$0.020
Risk free interest rate (2)	0.15%	0.39%
Life in years	1.0	0.7
Expected volatility (3)	156%	143%
Expected dividend yields (4)	None	None
Assumed stock offerings per year over next two years (5)	1	1
Probability of stock offering in any year over next two years (6)	100%	100%
Range of percentage of existing shares offered (7)	14%	15%-20
Offering price range (8)	$0.03	$0.03-$0.04

___________

(1)	The market value of common stock is the stock price at the close of trading on the date of issuance or at period-end, as applicable.
(2)	The risk-free interest rate was determined by management using the 1-year Treasury Bill as of the respective offering or measurement date.
(3)	The historical trading volatility was determined by the Company’s trading history.
(4)	Management determined the dividend yield to be -0-% based upon its expectation that it will not pay dividends for the foreseeable future.
(5)	Management estimates the Company will have at least one stock offering in the next year.
(6)	Management estimates that the probability of a stock offering is 100% during the next year.
(7)	Management estimates that the range of percentages of existing shares offered in each stock offering will be 14% of the shares outstanding.
(8)	Represents the estimated offering price range in future offerings as determined by management.

C-14

Activity for embedded derivative instruments during the nine months ended March 31, 2016 was as follows:

		Initial valuation	Increase
		of embedded	in
		derivative	fair value of
	Balance at	instruments	derivative	Balance at
	June 30,	issued during	liability	March 31,
	2015	the period	instruments	2016
Convertible Notes	$-	$52,500	$79,864	$132,364
	$-	$52,500	$79,864	$132,364

NOTE 9. STOCKHOLDERS’ EQUITY

On October 6, 2016, the Company issued 4,967,831 shares of common stock to officers and directors in lieu of accrued directors’ fees of $42,000 and salaries of $50,090. The Company recorded a credit to additional paid-in capital of $18,070 for the difference between the fair value of the common stock on the measurement dates and the fees accrued by the Company.

On February 16, 2017, the Company issued 2,708,529 shares of common stock to officers and directors in lieu of accrued directors’ fees of $21,000 and salaries of $25,045. The Company recorded a loss on settlement of related party payables of $55,796 for the difference between the fair value of the common stock on the measurement date and the fees accrued by the Company.

Stock Option Awards

There were no stock options issued during the nine months ended March 31, 2017. A summary of stock option activity is presented in the table below:

			Weighted-
		Weighted-	average
		average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
	Shares	Price	Term (years)	Value
Outstanding at June 30, 2016	916,666	$0.23	0.6	$-
Granted	-	-	-	-
Exercised	-	-	-	-
Expired/Forfeited	(583,333)	-	-	-
Outstanding at March 31, 2017	333,333	$0.16	0.4	$-
Exercisable at March 31, 2017	333,333	$0.16	0.4	$-

NOTE 10. FAIR VALUE MEASUREMENTS

The following table sets forth a reconciliation of changes in the fair value of financial liabilities classified as level 3 in the fair value hierarchy:

	Significant Unobservable Inputs (Level 3)
	Nine Months Ended March 31,
	2017	2016
Beginning balance as of June 30	$-	$4,040
Change in fair value	-	49,380
Additions	-	-
Balance as of September 30	$-	$53,420
Change in fair value	-	6,298
Additions	-	52,500
Balance as of December 31	$-	$112,218
Change in fair value	-	20,146
Additions	-	-
Ending balance as of March 31	$-	$132,364
Change in unrealized gains (losses) included in earnings for the three months ended March 31, 2017 and 2016	$-	$(20,146
Change in unrealized gains (losses) included in earnings for the nine months ended March 31, 2017 and 2016	$-	$(75,824

C-15

NOTE 11. COMMITMENTS AND CONTINGENCIES

On January 27, 2017, the Company and Bearing Resources Ltd., a company incorporated under the laws of British Columbia (“Bearing”), entered into an agreement and plan of merger under which Bearing has agreed to acquire Li3. Pursuant to the agreement, a newly formed wholly owned subsidiary of Bearing, LI Acquisition Corporation, will merge with and into Li3 (the “Merger”), with Li3 surviving the Merger as a wholly owned subsidiary of Bearing. At the effective time of the Merger, each share of Li3 common stock will be converted into the right to receive common shares of Bearing based upon an aggregate of 16,000,000 Bearing common shares issuable for the Company’s common stock.

As a result, the 16,000,000 common shares of Bearing that the Company’s stockholders will receive will represent approximately 43% of the issued and outstanding shares and voting power of the combined company after giving effect to the Merger. Holders of options and warrants to purchase the Company’s common stock will receive options and warrants to purchase common shares of Bearing in exchange for their Li3 options and warrants, as adjusted based on the exchange ratio of the Company’s common stock to Bearing common stock in the Merger, but otherwise on the same terms and conditions as in the original options and warrants of the Company.

The Merger is subject to customary closing conditions, including the approval of the TSX Venture Exchange and of the Company’s shareholders and, if required, of Bearing.

As the Company has only nominal cash on hand, Bearing is advancing funds to Li3 on an as-needed basis to satisfy the Company’s expenses incurred in relation to the merger agreement, among other expenses. If the merger agreement is terminated, any funds advanced by Bearing to Li3 will become payable on demand. As of March 31, 2017, Bearing had advanced $50,000 to the Company, recorded as notes payable in the consolidated balance sheets.

NOTE 12. SUBSEQUENT EVENTS

On May 9, 2017, the Company agreed to issue an aggregate of 14,203,080 shares of common stock to officers and directors for services (9,597,718 shares) and reimbursement of expenses (573,104 shares), and to creditors in settlement of professional services (4,032,258 shares).

C-16

Attachment D

Li3 Energy Inc.

Audited Consolidated Financial Statements for the Fiscal Years Ended June 30, 2016 and June 30, 2015

D-1

Report of Independent Registered Public Accounting Firm

To the Board of Directors

Li3 Energy, Inc.

Santiago de Chile, Chile

We have audited the accompanying consolidated balance sheets of Li3 Energy, Inc. as of June 30, 2016 and 2015, and the related consolidated statements of operations, changes in equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of Li3 Energy, Inc.’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Li3 Energy, Inc., as of June 30, 2016 and 2015, and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has no source of recurring revenue; negative working capital and cash flows; and has suffered recurring losses from operations; which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas

October 7, 2016

D-2

LI3 ENERGY, INC.

Consolidated Balance Sheets

	June 30, 2016	June 30, 2015
Assets
Current assets:
Cash	$382,054	$6,217
Prepaid expenses and advances	9,169	51,760
Receivable from MSB for sale of controlling interest in Minera Li	-	997,796
Total current assets	391,223	1,055,773
Equity investment in Minera Li	6,779,337	7,336,375
Total non-current assets	6,779,337	7,336,375
Total assets	$7,170,560	$8,392,148

Liabilities & Stockholders´ Equity
Current liabilities:
Accounts payable	$360,979	$358,045
Accrued expenses	306,861	278,477
Common stock payable	236,678	276,678
Notes payable	200,000	-
Convertible notes payable, net of discount of $349,081 and $0, respectively	175,919	-
Current portion of long-term notes payable to MSB	-	1,020,000
Derivative liabilities	-	4,040
Total current liabilities	1,280,437	1,937,240
Long-term notes payable to MSB	454,901	200,000
Total non-current liabilities	454,901	200,000
Total liabilities	1,735,338	2,137,240

Commitments and contingencies

Common stock subject to rescission, 65,000 shares issued and outstanding	3,041	3,041

Equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.001 par value, 990,000,000 shares authorized; 495,153,347 and 477,119,526 shares issued and outstanding, respectively	495,153	477,120
Additional paid-in capital	72,511,626	71,808,625
Accumulated deficit	(67,574,598)	(66,033,878)
Total stockholders' equity	5,432,181	6,251,867
Total liabilities and stockholders´ equity	$7,170,560	$8,392,148

See accompanying notes to the consolidated financial statements.

D-3

LI3 ENERGY, INC.

Consolidated Statements of Operations

	Year Ended	Year Ended
	June 30, 2016	June 30, 2015
Operating expenses:
Loss from Minera Li equity investment	(557,038)	(236,050)
General and administrative expenses	(839,446)	(1,390,428)
Total operating expenses	(1,396,484)	(1,626,478)

Other income (expense):
Gain on debt extinguishment	51,656	333,769
Change in fair value of derivative liability instruments	(53,811)	1,844,967
Gain on foreign currency transactions	4,160	1,532
Interest expense	(146,241)	(140,915)
Total other income (expense)	(144,236)	2,039,353

Net income (loss)	$(1,540,720)	$412,875

Net income (loss) per common share - basic	$(0.00)	$0.00
Net income (loss) per common share - diluted	$(0.00)	$0.00

Weighted average number of common shares outstanding - basic	484,766,399	447,583,953
Weighted average number of common shares outstanding - diluted	484,766,399	448,383,953

See accompanying notes to the consolidated financial statements.

D-4

Li3 ENERGY, INC.

Consolidated Statements of Changes in Stockholders´ Equity

From July 1, 2014 through June 30, 2016

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders
	Shares	Par Value	Capital	Deficit	Equity

Balance, June 30, 2014	435,006,181	$435,006	$70,610,958	$(66,446,753)	$4,599,211

Stock-based compensation:
Amortization of stock-based compensation	-	-	7,843	-	7,843

Stock issued to settle liabilities:
Stock issued to directors and employees	27,143,285	27,144	396,356	-	423,500
Stock issued in settlement of registration rights penalties	14,970,060	14,970	793,468	-	808,438

Net income	-	-	-	412,875	412,875

Balance, June 30, 2015	477,119,526	$477,120	$71,808,625	$(66,033,878)	$6,251,867

Stock-based compensation:
Amortization of stock-based compensation	-	-	176	-	176

Stock issued to settle liabilities:
Stock issued to directors and employees	12,213,936	12,213	213,975	-	226,188
Stock issued to third parties	5,819,885	5,820	93,650	-	99,470

Beneficial conversion feature related to convertible notes payable			395,200		395,200

Net loss	-	-	-	(1,540,720)	(1,540,720)

Balance, June 30, 2016	495,153,347	$495,153	$72,511,626	$(67,574,598)	$5,432,181

See accompanying notes to the consolidated financial statements.

D-5

Li3 ENERGY, INC.

Consolidated Statements of Cash Flows

	Year Ended	Year Ended
	June 30, 2016	June 30, 2015
Cash flows from operating activities
Net income (loss)	$(1,540,720)	$412,875
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	-	322
Amortization of convertible debt discount	71,325	-
Loss from Minera Li equity investment	557,038	236,050
Gain on sale of Noto Energy	-	(4,245)
Stock-based compensation	84,171	232,843
Gain on debt and liabilities extinguishment	(51,656)	(333,769)
Change in fair value of derivative liabilities	53,811	(1,844,967)
Gain on foreign currency transactions	(4,160)	(1,532)
Changes in operating assets and liabilities:
(Increase) decrease in prepaid expenses and advances	43,302	(12,090)
Accretion of interest income on MSB receivable	(2,204)	(3,779)
Increase in accounts payable	20,577	120,280
Increase in accrued expenses	309,353	185,739
Net cash used in operating activities	(459,163)	(1,012,273)

Cash flows from financing activities
Proceeds from notes payable - Directors	40,000	-
Payments on notes payable - Directors	(25,000)	-
Proceeds from convertible debts	577,500	-
Payments on convertible debt	(57,500)	-
Proceeds from note payable	200,000	-
Proceeds from notes payable - MSB	100,000	980,000
Net cash provided by financing activities	835,000	980,000

Net (decrease) increase in cash	375,837	(32,273)

Cash at beginning of the year	6,217	38,490

Cash at end of the year	$382,054	$6,217

Supplemental disclosure of cash flow information:
Cash paid for:
Income taxes	$-	$-
Interest	$2,417	$2,652

Non-cash financing transactions:
Original issue discount	$5,000	$-
Derivative debt discount on conversion feature on convertible notes	$52,500	$-
Beneficial conversion feature related to convertible notes	$395,200	$-
Settlement of accrued liabilities through issuance of stock	$226,437	$238,499
Settlement of director notes payables and accrued interest through issuance of stock	$15,226	$-
Settlement of MSB note receivable and MSB note payable	$1,000,000	$-
Reclassification of interest owed to MSB to note payable	$134,901	$-
Issuance of common stock to shareholders due to registration rights penalty settlement	$-	$808,438

See accompanying notes to the consolidated financial statements.

D-6

Li3 ENERGY, INC.

Notes to Consolidated Financial Statements

For the Years Ended June 30, 2016 and 2015

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Li3 Energy, Inc. (“Li3 Energy” or the “Company”) was incorporated under the laws of the State of Nevada on June 24, 2005. In 2009, the Company established its business focus and strategy toward identifying and pursuing business opportunities in lithium and industrial minerals mining in the Americas.

Part of our strategic plan is to ensure that Minera Li (of which the Company owns a non-controlling interest) explores and develops the existing Maricunga Project in Chile while simultaneously identifying other synergistic opportunities with new projects with production potential that could also be advanced in an accelerated manner, with the goal of becoming a company with valuable lithium, potassium, nitrates and other industrial minerals properties.

The Company’s three wholly owned subsidiaries include: Li3 Energy Peru SRL (“Li3 Peru”), a subsidiary formed in Peru to explore mining opportunities in Peru and in South America; Alfredo Holdings, Ltd. (“Alfredo”), an exempted limited company incorporated under the laws of the Cayman Islands; and Li3 Energy Copiapó, SA (“Li3 Copiapó”), a Chilean corporation, which is a subsidiary of Alfredo.

Since October 22, 2014, the Company holds 40% of the shares in Noto Energy SA (“Noto”, an Argentinean corporation and a previously 100% owned subsidiary).

On January 27, 2014, the Company entered into a transaction with a third party, Minera Salar Blanco SpA (“MSB”, previously BBL SpA), subsequent to which MSB became the majority holder of Minera Li, holding 51% of the ownership interest. The Company retains a 49% ownership of Minera Li. Minera Li holds 60% ownership of Sociedades Legales Mineras Litio1 a 6 de la Sierra Hoyada de Maricunga (“SLM Litio 1-6”), a group of six private companies (the “Maricunga Companies”), and the Cocina Mining Concessions (together with SLM Litio 1-6, the “Maricunga Project”).

We have generated no revenues to date and do not anticipate generating any revenues in the near term. Our activities have been limited to capital formation, organization, acquisition of interests in mining properties and limited exploration on the Maricunga Project, of which we currently hold a minority interest. The Company´s operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to locate exploitable quantities of mineral resources or operate on a profitable basis, or we may fail to secure additional funding to support our operations.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Li3 Peru, Alfredo and Li3 Copiapó. As a result of the Company disposing of its controlling interest in Minera Li on January 27, 2014, the Company deconsolidated Minera Li from its consolidated financial statements and now accounts for its remaining 49% investment in Minera Li under the equity method. On October 22, 2014, the Company sold 60% of its shares in Noto Energy SA and now accounts for its remaining 40% investment under the equity method. All intercompany amounts have been eliminated in consolidation. All intercompany amounts have been eliminated in consolidation.

b. Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at June 30, 2016 and 2015. The Company has not experienced any losses on its deposits of cash and cash equivalents.

D-7

c. Investment in Minera Li

As of January 27, 2014, the Company’s investment in Minera Li is accounted for under the equity method in accordance with ASC 323 -Equity Investments and Joint Ventures. Under the equity method, the carrying value of the investment is adjusted for the Company’s share of Minera Li earnings and losses, as well as any capital contributions to and distributions from associates. Distributions in excess of equity method earnings are recognized as a return of investment and recorded as investing cash inflows in the accompanying consolidated statements of cash flows. We classify operating income and losses as well as gains and impairments related to our equity investees as a component of operating income or loss, as the Company’s equity investees is an extension of our core business.

We evaluate equity investments for impairment whenever events or changes in circumstances indicate that the carrying value of the investment may have experienced an ‘‘other-than-temporary’’ decline in value. If such conditions exist, we compare the estimated fair value of the investment to its carrying value to determine if an impairment is indicated and determines whether the impairment is ‘‘other-than-temporary’’ based on an assessment of all relevant factors, including consideration of our intent and ability to retain the investment.

d. Income Taxes

A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and for net operating loss carry-forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

For financial statement purposes, we recognize the impact of an uncertain income tax position on the income tax return at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained.

The Company recognizes interest related to income tax matters in income tax expense and penalties related to income tax matters in general and administrative expenses. The Company did not have any uncertain income tax positions or accrued interest included in our consolidated balance sheets at June 30, 2016, or 2015, and did not recognize any interest in its consolidated statements of operations during the years ended June 30, 2016 or 2015. During the year ended June 30, 2015, the Company reversed accrued penalties related to income tax matters of $160,000 and this reversal is recorded in general and administrative expenses in the consolidated statement of operations.

e. Fair Value Measurements

As defined in FASB ASC Topic No. 820 - 10, fair value is the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC Topic No. 820 - 10 requires disclosure that establishes a framework for measuring fair value and expands disclosure about fair value measurements. The statement requires fair value measurements be classified and disclosed in one of the following categories:

Level 1:

Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities. The Company considers active markets as those in which transactions for the assets or liabilities occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability. This category includes those derivative instruments that the Company values using observable market data. Substantially all of these inputs are observable in the marketplace throughout the term of the derivative instruments, can be derived from observable data, or supported by observable levels at which transactions are executed in the marketplace.

Level 3:

Measured based on prices or valuation models that require inputs that are both significant to the fair value measurement and less observable from objective sources (i.e. supported by little or no market activity). The Company’s valuation models are primarily industry standard models. Level 3 instruments include derivative warrant instruments. The Company does not have sufficient corroborating evidence to support classifying these assets and liabilities as Level 1 or Level 2.

D-8

As required by FASB ASC Topic No. 820 - 10, financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels. The fair value of the Company’s derivative liabilities are estimated using a modified lattice valuation model.

f. Beneficial Conversion Feature

If the conversion features of conventional convertible debt provides for a rate of conversion that is below market value at issuance, this feature is characterized as a beneficial conversion feature (“BCF”). A BCF is recorded by the Company as a debt discount. In those circumstances, the convertible debt is recorded net of the discount related to the BCF, and the Company amortizes the discount to interest expense, over the life of the debt.

g. Earnings (Loss) per Share

Basic net earnings per share amounts are computed by dividing the net income available to Li3 Energy, Inc. shareholders by the weighted average number of common shares outstanding over the reporting period. In periods in which the Company reports a net loss, dilutive securities are excluded from the calculation of diluted earnings per share as the effect would be anti-dilutive.

For the years ended June 30, 2016 and 2015, the following convertible debt, stock options and warrants to purchase shares of common stock were excluded from the computation of diluted net income or loss per share, as the inclusion of such shares would be anti-dilutive:

	Year Ended
	June 30, 2016	June 30, 2015
Stock options	916,666	1,250,000
Restricted stock units	600,000	-
Stock warrants	2,380,950	89,125,976
	3,897,616	90,375,976

h. Foreign Currency

The Company has determined that the functional currency of the parent company and each of its foreign subsidiaries is U.S. Dollars.

Foreign currency transaction gains and losses are included in the statement of operations as other income (expense).

i. Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management has made significant estimates related to the fair value of its mineral assets; the fair value of derivative liabilities; stock-based payments; and contingencies.

D-9

j. Recent Accounting Pronouncements

There were various accounting standards and interpretations issued recently, none of which are expected to a have a material impact on the Company´s consolidated financial position, operations or cash flows.

k. Subsequent Events

The Company evaluated material events occurring between the end of our fiscal year, June 30, 2016, and through the date when the consolidated financial statements were available to be issued for disclosure consideration.

NOTE 3. GOING CONCERN

As of June 30, 2016, the Company had no source of current revenue, a cash balance on hand of $382,054 and negative working capital of $889,214.

The Company’s current negative working capital position is not sufficient to maintain its basic operations for at least the next 12 months.

In the course of its development activities, the Company has sustained and continues to sustain losses. The Company cannot predict if and when the Company may generate profits. In the event we identify commercial reserves of lithium or other minerals, we will require substantial additional capital to develop those reserves and certain governmental permits to exploit such resources. The Company expects to finance its future operations primarily through future equity or debt financing. However, there exists substantial doubt about the Company’s ability to continue as a going concern because there is no assurance that it will be able to obtain such capital, through equity or debt financing, or any combination thereof, on satisfactory terms or at all. Additionally, no assurance can be given that any such financing, if obtained, will be adequate to meet the Company’s ultimate capital needs and to support its growth. If adequate capital cannot be obtained on a timely basis and on satisfactory terms, then the Company’s operations would be materially negatively impacted.

The Company’s ability to complete additional offerings is dependent on the state of the debt and/or equity markets at the time of any proposed offering, and such market’s reception of the Company and the offering terms. In addition, the Company’s ability to complete an offering may be dependent on the status of its exploration activities, which cannot be predicted. There is no assurance that capital in any form would be available to the Company, and if available, on terms and conditions that are acceptable.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on its ability to obtain the necessary rights to exploit its mineral rights; meet its financial and operational obligations, to obtain additional financing as may be required until such time as it can generate sources of recurring revenues and to ultimately attain profitability. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 4. INVESTMENT IN MINERA LI

The Company´s equity investment at June 30, 2016 and 2015 relates to its 49% investment in Minera Li. The investment in Minera Li was consolidated prior to January 27, 2014. The activity of the investment for the period from July 1, 2014 to June 30, 2016 is as follows:

Balance, July 1, 2014	$7,572,425
Less: Equity in loss of Minera Li	(236,050)
Balance, June 30, 2015	7,336,375
Less: Equity in loss of Minera Li	(557,038)
Balance, June 30, 2016	$6,779,337

D-10

Summarized Financial Information of Minera Li

Set out below is the summarized financial information of Minera Li, which is accounted for using the equity method. The information reflects the amounts presented in the financial statements of Minera Li adjusted for differences in accounting policies between the Company and Minera Li. Our share of income and losses from our equity method investment in Minera Li is included in loss from Minera Li equity investment in the consolidated statements of operations.

Summarized Balance Sheets

	June 30, 2016	June 30, 2015
Current assets	$47,973	$122,106
Non-current assets	17,383,067	17,062,020
Total assets	$17,431,040	$17,184,126

Current liabilities	$1,870,056	$486,329
Equity	15,560,984	16,697,797
Total liabilities and equity	$17,431,040	$17,184,126

Summarized Statements of Operations

	Year ended	Year ended
	June 30, 2016	June 30, 2015
Revenue	$-	$-
Operating expenses:
Exploration expenses	(753,521)	(22,302)
General & administrative expenses	(383,292)	(459,432)
Total operating expenses	(1,136,813)	(481,734)
Net loss	$(1,136,813)	$(481,734)

NOTE 5. RELATED PARTY TRANSACTIONS

MSB

As of June 30, 2016, MSB owned 51% of Minera Li with Li3 retaining a 49% ownership interest. MSB is a private Chilean corporation with an objective to advance a business in the production of lithium. MSB is controlled by a Chilean entrepreneur.

As of June 30, 2015, the Company had received a total of $1,220,000 of loans from MSB (of which $980,000 was received during the year ending June 30, 2015), bearing interest of 8.5% per annum and due within 18 months from the date of receipt. On January 19, 2016, the Company entered into an additional agreement with MSB whereby the Company and MSB agreed to offset the $1,000,000 Additional Payment MSB previously agreed to provide to the Company against $1,000,000 of the Company’s notes payable to MSB and $134,901 of accrued interest owed to MSB was rolled into the Company’s existing note payable. In addition, MSB loaned an additional $100,000 to the Company and MSB waived the 13 shares in Minera Li which were pledged by the Company to MSB as security for its notes payable. The resulting $454,901 loan payable and accrued interest is due on January 18, 2018, bears interest at 8.5% per annum, and is secured by 5 of the Company’s shares in Minera Li.

The total interest accrued on the loans from MSB as of June 30, 2016 and 2015 was $17,268 (with $134,901 of accrued interest to January 19, 2016 rolled into the note payable) and $79,355, respectively. For the years ended June 30, 2016 and 2015, $74,305 and $78,307, respectively, of interest expense was recognized in our consolidated statements of operations.

D-11

On January 19, 2016, the Company entered into an amendment to the Shareholders Agreement with MSB, pursuant to which the total number of directors of Minera Li was reduced from 7 to 5 and the parties agreed to allow MSB, in its capacity as majority shareholder and principal of Minera Li, to lead and carry out negotiations with a third party to decide and execute individually on matters that previously required a special quorum under the initial Shareholders Agreement. The amendments to the Shareholders Agreement were approved at an extraordinary shareholders meeting of Minera Li.

Notes Payable to Directors

On July 31, 2015, the Company issued an unsecured promissory note to Mr. Luis Saenz, the CEO of the Company, bearing an interest rate of 3% per annum, for cash proceeds of $7,500, and due on January 31, 2016. Also on July 31, 2015, the Company issued an unsecured promissory note to Mr. Patrick Cussen, the Company’s Chairman of the Board, bearing an interest rate of 3% per annum, for cash proceeds of $7,500, and due on January 31, 2016. On March 8, 2016, the Company issued 667,807 shares of its common stock to each of Mr. Saenz and Mr. Cussen in repayment of the principal and accrued interest of $226.

On November 4, 2015, the Company issued unsecured non-interest-bearing promissory notes to each of Mr. Patrick Cussen and Mr. Patricio Campos in the amounts of $10,000 and $15,000, respectively. The promissory notes were repaid on February 9, 2016.

NOTE 6. NOTES PAYABLE

On January 29, 2016, the Company executed a non-binding letter of intent (“LOI”) with Wealth Minerals Ltd ("Wealth") for a transaction between the companies and on signing the LOI, the Company received a payment of $50,000 from Wealth which was recorded as notes payable in the consolidated balance sheet. On March 22, 2016, the parties extended the LOI for an additional 60 days and on April 29, 2016, the Company received a further payment of $150,000 from Wealth, also recorded as notes payable in the consolidated balance sheet.

If the transaction is completed, the payments from Wealth will remain a non-interest bearing shareholder loan. If the transaction is terminated by Li3, the Company is required to repay the amounts within 30 days. If the transaction is terminated by Wealth, the payments will be converted into common shares of Li3 at a price equal to the greater of $0.02 per share or the 10-day volume weighted average price of the common shares of Li3 as quoted on the OTCBB.

NOTE 7. CONVERTIBLE NOTES PAYABLE

2015 Convertible Notes

On December 8, 2015, the Company issued $57,500 of promissory notes to third parties for cash proceeds of $52,500 (the “2015 Convertible Notes”), convertible at a price equal to 55% of the lowest daily trading prices of the Company’s common stock for the last 25 trading days prior to conversion, and bearing interest at 10% per annum. The notes were due and payable on December 8, 2016, however were repaid in May 2016 for a total of $86,317 including accrued interest of $2,417 and prepayment penalty amount of $26,401.

The Company determined that the convertible notes contained embedded derivative instruments as the conversion prices were based on a variable that was not an input to the fair value of a “fixed-for-fixed” option as defined under FASB ASC Topic No. 815 - 40. The fair values of the convertible notes were recognized as derivative instruments at issuance and measured at fair value at each reporting period. The Company determined that the fair value of the derivatives was $131,884 at the issuance date. As the proceeds from the debt at issuance was $52,500, an initial loss of $79,384 was recognized and recorded to change in fair value of derivative liabilities during the year ended June 30, 2016 and a $52,500 debt discount was recorded.

D-12

The Company determined the fair values of the embedded derivatives on the grant dates using the modified lattice valuation model with the following assumptions: stock price on the measurement date of $0.025 per share, term of 1 year, expected volatility of 156%, and a discount rate of 0.15%.

Upon repayment of the convertible notes, the Company reclassified the fair value of the embedded conversion feature derivative liability to gain on debt extinguishment in its consolidated statement of operations and fully amortized the unamortized debt discount of $32,294.

Upon repayment of the convertible notes payable, the Company recorded a gain on debt extinguishment of $51,656 as follows:

Gain on debt extinguishment

June 30, 2016
Prepayment penalty	$26,401
Derivative gain	(110,351)
Amortization of debt discount	32,294
Gain on debt extinguishment	$(51,656)

2016 Convertible Notes

During May, 2016, the Company issued unsecured convertible promissory notes to various individuals for aggregate proceeds of $525,000, bearing an interest rate of 10% per annum, due 12 months from the date of issuance and convertible at a price of $0.0125 per share. The Company assessed the embedded conversion feature and determined that the intrinsic value of the beneficial conversion feature at inception exceeded the face value of this note and accordingly recorded at beneficial conversion feature of $395,200. Such beneficial conversion feature was accounted for as a debt discount, which is amortized to interest expense over the life of the note. During the year ended June 30, 2016, the Company recorded amortization of debt discount and interest expense of $46,119 and $6,212, respectively, on these convertible notes. Total unamortized debt discount and interest accrued on the loans as of June 30, 2016 was $349,081 and $6,212, respectively.

NOTE 8. DERIVATIVE LIABILITIES

Warrants

The Company determined that certain warrants that the Company issued contained provisions that protected holders from future issuances of the Company’s common stock at prices below such warrants’ respective exercise prices and these provisions could have resulted in modification of the warrants exercise price based on a variable that was not an input to the fair value of a “fixed-for-fixed” option as defined under FASB ASC Topic No. 815 - 40. As at June 30, 2016, all derivative warrant instruments had expired.

Activity for derivative warrant instruments during the years ended June 30, 2015 and 2016 was as follows:

		Decrease in		Decrease in
	Balance at	fair value of	Balance at	fair value of	Balance at
	June 30,	derivative	June 30,	derivative	June 30,
	2014	liabilities	2015	liabilities	2016
2009 Unit Offering warrants	$1,499	$(1,499)	$-	$-	$-
First 2010 Unit Offering warrants	305,483	(305,483)	-	-	-
Second 2010 Unit Offering warrants	46,224	(46,224)	-	-	-
Third 2010 Unit Offering warrants	108,685	(108,685)	-	-	-
Incentive warrants	110,027	(110,027)	-	-	-
2011 Unit Offering warrants	-	-	-	-	-
Lender warrants	41,372	(37,573)	3,799	(3,799)	-
Warrants for advisory services and arranger warrants	2,111	(1,870)	241	(241)	-
POSCAN warrants	1,233,606	(1,233,606)	-	-	-
	$1,849,007	$(1,844,967)	$4,040	$(4,040)	$-

D-13

The following is a summary of the assumptions used in the modified lattice valuation model as of June 30, 2015.

Valuation as of
June 30,
2015
Common stock issuable upon exercise of warrants	89,125,976
Market value of common stock on measurement date (1)	$0.011
Adjusted exercise price	$0.04-$0.25
Risk free interest rate (2)	0.11%-0.28%
Warrant lives in years	0.0-2.1
Expected volatility (3)	131%-175%
Expected dividend yields (4)	None
Assumed stock offerings per year over next five years (5)	1

Probability of stock offering in any year over five years (6)	100%
Range of percentage of existing shares offered (7)	21%

Offering price (8)	$0.02

_________

(1)	The market value of common stock is the stock price at the close of trading at year-end, as applicable.
(2)	The risk-free interest rate was determined by management using the 0.5 or 1-year Treasury Bill as of the respective offering or measurement date.
(3)	The historical trading volatility was determined by the Company’s trading history.
(4)	Management determined the dividend yield to be -0-% based upon its expectation that it will not pay dividends for the foreseeable future.
(5)	Management estimates the Company will have at least one stock offering per year over the next five years.
(6)	Management has determined that the probability of a stock offering is 100% during the next year.
(7)	Management estimates that the percentage of existing shares offered in a stock offering will be between 21% of the shares outstanding.
(8)	Represents the estimated offering price in future offerings as determined by management.

Embedded Derivative Instruments

The Company determined that the 2015 Convertible Notes contained an embedded derivative instrument as the conversion price was based on a variable that was not an input to the fair value of a “fixed-for-fixed” option as defined under FASB ASC Topic No. 815 - 40. The fair value of the derivatives was recognized as a derivative instrument at issuance and measured at fair value at each reporting period. The Company repaid the 2015 convertible notes during the year ended June 30, 2016.

D-14

The following is a summary of the assumptions used in the modified lattice valuation model as of the issuance date of December 8, 2015:

December 8, 2015
Common stock issuable upon conversion of debt	5,227,273
Market value of common stock on measurement date (1)	$0.025
Adjusted exercise price	$0.011
Risk free interest rate (2)	0.15%
Life in years	1.0
Expected volatility (3)	156%
Expected dividend yields (4)	None
Assumed stock offerings per year over next two years (5)	1
Probability of stock offering in any year over next two years (6)	100%
Range of percentage of existing shares offered (7)	14%
Offering price range (8)	$0.03

__________

(1)	The market value of common stock is the stock price at the close of trading on the date of issuance or at period-end, as applicable.
(2)	The risk-free interest rate was determined by management using the 1 year Treasury Bill as of the respective offering or measurement date.
(3)	The historical trading volatility was determined by the Company’s trading history.
(4)	Management determined the dividend yield to be -0-% based upon its expectation that it will not pay dividends for the foreseeable future.
(5)	Management estimates the Company will have at least one stock offering in the next year.
(6)	Management estimates that the probability of a stock offering is 100% during the next year.
(7)	Management estimates that the range of percentages of existing shares offered in each stock offering will be 14% of the shares outstanding.
(8)	Represents the estimated offering price range in future offerings as determined by management.

Activity for embedded derivative instruments during the year ended June 30, 2016 was as follows:

		Initial valuation
		of embedded		Fair value of
		derivative	Increase in	derivative
	Balance at	instruments	fair value of	liabilities	Balance at
	June 30,	issued during	derivative	on repayment	June 30,
	2015	the period	liabilities	of debt	2016
Convertible Notes	$-	$52,500	$57,851	$(110,351)	$-

	$-	$52,500	$57,851	$(110,351)	$-

D-15

NOTE 9. STOCKHOLDERS’ EQUITY

Common Stock Issued to Satisfy Obligations and Issued for Services

Year Ended June 30, 2016

During the year ended June 30, 2016, the Company issued 5,819,885 shares of common stock to satisfy $96,160 of obligations owed to third parties. The shares were issued to satisfy liabilities owed to third parties. In connection with the issuance of these shares, the Company recorded stock-based compensation of $3,310 for the difference between the grant date fair value of the common stock issued and the obligations which were owed to third parties.

During the year ended June 30, 2016, the Company issued 12,213,936 shares of common stock to satisfy $194,402 of obligations. The shares were issued to satisfy various liabilities owed to related parties, including the CEO, CFO and directors of the Company. In connection with the issuance of these shares, the Company recorded stock-based compensation of $31,786 for the difference between the grant date fair value of the common stock issued and the obligations which were owed to the related parties.

Year Ended June 30, 2015

During the year ended June 30, 2015, the Company issued 14,970,060 shares of common stock to satisfy in full $808,438 of registration rights penalties owed to certain investors.

During the year ended June 30, 2015, the Company issued 13,928,999 shares of common stock as consideration to satisfy $238,499 of obligations. The shares were issued to satisfy liabilities owed to related parties, including the CEO, CFO and directors of the Company.

On April 9, 2015, in consideration of employment agreements with the Company’s CEO and CFO, the Company issued in aggregate 13,214,286 shares of common stock of the Company to its CEO and CFO with a grant date fair value of $185,000.

Restricted Stock Units

The Company committed to grant restricted stock units with respect to an aggregate of 600,000 shares to members of its Board of Directors, with such restricted stock units to vest over a period of three years starting from the later of July 1, 2011 and the initial date of the applicable director’s substantial involvement with the Board’s activities. However, the Company does not currently have enough shares authorized for issuance under our 2009 Plan to satisfy all of these obligations. The Company recorded compensation expense of $176 and $5,361 during the years ended June 30, 2016 and 2015, respectively, in relation to the restricted stock units to be granted to its directors.

Stock Option Awards

There were no stock options issued during the years ended June 30, 2016 and 2015. A summary of stock option activity is presented in the table below:

			Weighted-average
		Weighted-average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
	Shares	Price	Term (years)	Value
Outstanding at June 30, 2014	1,450,000	$0.22	2.03	$-
Expired/Forfeited	(200,000)	-	-	-
Outstanding at June 30, 2015	1,250,000	$0.21	1.2	$-
Expired/Forfeited	(333,334)	-	-	-
Outstanding at June 30, 2016	916,666	$0.23	0.6	$-
Exercisable at June 30, 2016	916,666	$0.23	0.6	$-

As of June 30, 2016, all of the stock options have vested. On August 11, 2016, a further 333,334 stock options expired unexercised.

D-16

Warrants

Summary information regarding common stock warrants outstanding is as follows:

		Weighted- average
	Number of	Exercise
	Warrants	Price
Outstanding at June 30, 2014	155,635,919	$0.17
Additional shares issuable upon exercise of warrants as a result of adjustments pursuant to anti-dilution provisions	1,988,605	n/a
Expired	(68,498,548)	-
Outstanding at June 30, 2015	89,125,976	$0.15
Additional shares issuable upon exercise of warrants as a result of adjustments pursuant to anti-dilution provisions	242,053	n/a
Expired	(86,987,079)	-
Outstanding at June 30, 2016	2,380,950	$0.21

Warrants outstanding as of June 30, 2016 are as follows:

		Outstanding		Exercisable
	Exercise	number	Remaining	number
Issuance Date	price	of shares	life	of shares
August 17, 2012	$0.21	2,380,950	1.1 years	2,380,950
		2,380,950		2,380,950

The warrants outstanding at June 30, 2016 had no intrinsic value.

NOTE 10. FAIR VALUE MEASUREMENTS

The following table sets forth, by level within the fair value hierarchy, the Company’s derivative liabilities that were accounted for at fair value on a recurring basis:

Quoted Prices
	In Active	Significant
	Markets for	Other	Significant
	Identical	Observable	Unobservable	Total
	Assets	Inputs	Inputs	Carrying
Description	(Level 1)	(Level 2)	(Level 3)	Value
As of June 30, 2016	$-	$-	$-	$-
As of June 30, 2015	$-	$-	$4,040	$4,040

D-17

The following table sets forth a reconciliation of changes in the fair value of financial liabilities classified as level 3 in the fair value hierarchy:

	Significant Unobservable Inputs (Level 3)
	Years Ended June 30,
	2016	2015
Beginning balance	$4,040	$1,849,007
Change in fair value	53,811	(1,844,967)
Additions	52,500	-
Fair value of embedded derivative liability reclassified to gain on debt extinguishment upon repayment of debt	(110,351)	-
Ending balance	$-	$4,040
Change in unrealized loss (gain) included in earnings	$53,811	$(1,844,967)

NOTE 11. INCOME TAXES

The Company files a U.S. federal income tax return. The Company’s foreign subsidiaries file income tax returns in their jurisdictions.

The components of the consolidated taxable net loss are as follows for the years ended June 30, 2016 and 2015:

	2016	2015
U.S.	$(1,381,558)	$(1,530,766)
Foreign	(159,162)	(333,718)
Total	$(1,540,720)	$(1,864,484)

The components of the Company’s deferred tax assets at June 30, 2016 and 2015 are as follows:

	2016	2015
Deferred tax assets:
Net operating loss carry-forwards	$7,210,370	$7,003,166
Stock-based compensation	195,306	166,747
Impairment of mineral rights	2,205,049	2,205,049
Loss contingency	-	-
Equity method loss	304,451	116,497
Differences in cost base of equity method investment	(621,598)	(621,598)
Valuation allowance	(9,293,578)	(8,869,861)
Net deferred tax assets	$-	$-

The following table provides reconciliation between income taxes computed at the federal statutory rate and our provision for income taxes for the years ended June 30, 2016 and 2015:

	2016	2015
Federal income taxes at 34%	$(502,434)	$183,655
Change in fair value of derivative liability - warrant instruments	18,296	(627,289)
Meals and entertainment	57	781
Non-deductible interest	36,054	-
Amortization of discount	24,250	-
Restricted stock units	60	2,667
Income tax penalty	-	(54,400)
Foreign currency transaction exchange gain	-	(163)
Change in valuation allowance	423,717	494,749
Provision for income taxes	$-	$-

D-18

Unless previously utilized, $16,328,657 of federal tax loss carry-forwards will begin to expire in 2031 and $11,523,004 foreign loss can be carried forward indefinitely. Federal tax laws limit the time during which the net operating loss carry-forwards may be applied against future taxes, and if the Company fails to generate taxable income prior to the expiration dates it may not be able to fully utilize the net operating loss carry-forwards to reduce future income taxes. As the Company has had cumulative losses and there is no assurance of future taxable income, valuation allowances have been recorded to fully offset the deferred tax asset at June 30, 2016 and 2015.

NOTE 12. COMMITMENTS AND CONTINGENCIES

Employment Services Agreements

On April 8, 2015, the Company entered into Amendment No. 1 (the “Saenz Amendment 1”) to the Employment Agreement with its CEO (the “CEO Employment Agreement”). Pursuant to the Saenz Amendment 1, the CEO´s employment term would terminate on December 31, 2015 unless the parties agreed in writing to extend the term prior to that date. On March 4, 2016, the Company entered into Amendment No. 2 (the “Saenz Amendment 2”) to the CEO Employment Agreement with its CEO whereby the term of the CEO’s employment was extended to March 31, 2016 and thereafter would terminate unless renewed at the sole discretion of the Chairman of the Board. The Saenz Amendment 2 provides that commencing January 1, 2016, the base salary of the CEO will be paid in shares of common stock of the Company. The CEO’s employment has been subsequently extended to September 30, 2016.

The CEO was paid a base salary of $10,416 per month for the period April 1, 2015 to June 30, 2015 (reduced from $20,833 per month) and $5,208 per month for the period from July 1, 2015 to June 30, 2016. The Saenz Amendment 1 also provides additional compensation upon certain change of control events and such provision was subsequently deleted in Saenz Amendment 2. In consideration of the Saenz Amendment 1, the Company issued the CEO 8,928,571 shares of common stock of the Company valued at $125,000 and recorded as stock compensation expense within general and administrative expenses in the consolidated statements of operations.

Mr. Saenz’s employment by us remains “at-will” and terminable at any time for any reason or for no reason. If Mr. Saenz’s employment is terminated by us without Cause, we must continue to pay him any base salary at the rate then in effect for a period of 18 months. If we terminate Mr. Saenz’s employment without Cause, or in connection with a Change of Control (as defined in the CEO Employment Agreement), or if Mr. Saenz terminates the CEO Employment Agreement for Good Reason, or in the event of a termination of employment due to a permanent disability, we will continue to pay him any base salary at the rate then in effect until the termination date.

On April 8, 2015, the Company entered into Amendment No. 1 (the “Santillana Amendment 1”) to the Employment Agreement with its CFO (the “CFO Employment Agreement”), dated as of December 1, 2011 (as amended on April 10, 2012). Pursuant to the Santillana Amendment 1, the CFO´s term would terminate on December 31, 2015 unless the parties agreed in writing to extend the term prior to that date. On March 4, 2016, the Company entered into Amendment No. 2 (the “Santillana Amendment 2”) to the CFO Employment Agreement with its CFO whereby the term of the CFO’s employment was extended to March 31, 2016 and thereafter would terminate unless renewed at the sole discretion of the Chairman of the Board. The Santillana Amendment 2 states that commencing January 1, 2016, the base salary of the CFO will be paid in shares of common stock of the Company. The CFO’s employment has been subsequently extended to September 30, 2016.

D-19

The CFO was paid a base salary of $7,708 per month for the period April 1, 2015 to June 30, 2015 (reduced from $15,417 per month) and a base salary of $3,980 per month for the period from July 1, 2015 to June 30, 2016. The Santillana Amendment 1 also provides additional compensation upon certain change of control events and such provision was subsequently deleted in Santillana Amendment 2. In consideration of the Santillana Amendment 1, the Company issued the CFO 4,285,715 shares of common stock of the Company valued at $60,000 and recorded as stock compensation expense within general and administrative expenses in the consolidated statements of operations.

Mr. Santillana’s employment by us is “at-will” and terminable at any time for any reason or for no reason. If Mr. Santillana’s employment is terminated by us without Cause or in connection with a Change of Control (as such terms are defined in the CFO Employment Agreement) or if he terminates the CFO Employment Agreement for Good Reason (as defined in the CFO Employment Agreement), his options will expire nine months after such termination. If we terminate Mr. Santillana’s employment without Cause, or in connection with a Change of Control, or if Mr. Santillana terminates his employment for Good Reason, or in the event of a termination of employment due to a permanent disability, we will continue to pay Mr. Santillana his base salary at the rate then in effect for until the termination date.

NOTE 13. SUBSEQUENT EVENTS

On July 20, 2016, MSB entered into an agreement with Lithium Power International Limited (“LPI”), an Australian company, regarding a joint venture to explore and develop the Maricunga Project in accordance with a term sheet dated July 14, 2016. On August 30, 2016, the Company entered into an agreement with MSB, pursuant to which, the Company and MSB, as the current shareholders of Minera Li, unanimously agreed to approve the transactions contemplated by the term sheet (the “Transaction”).

As part of the Transaction, Mineral Li and MSB will contribute their Maricunga lithium brine assets to a new joint venture (the “Maricunga JV”) and LPI will contribute $27.5 million in cash to the Maricunga JV to cover exploration and development costs for the next 2.5 years until the completion of a definitive feasibility study in late 2018. Following the completion of the Transaction, the Company will own a direct 17.67% equity interest of the Maricunga JV, with LPI and MSB owning 50.0% and 32.34%, respectively. The Company will be entitled to appoint one director of the Maricunga JV (so long as it holds at least 10% of the equity interests of the joint venture), with LPI and MSB holding three and two director seats, respectively.

On September 1, 2016, LPI announced that it had satisfactorily completed the legal and technical due diligence regarding the Maricunga JV.

D-20

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Under the Business Corporations Act, which we refer to as BCA, Bearing may indemnify an eligible party such as a director or officer, a former director or officer or a person who acts or acted at Bearing’s request as a director or officer or an individual acting in a similar capacity of another entity against all judgments, penalties or fines awarded or imposed in, or an amount paid in settlement of, a proceeding in which the eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of such eligible party having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, Bearing or an associated corporation, to which such party is or may be liable.

Part 20, Section 20.2 of Bearing’s articles requires Bearing, subject to the BCA, to indemnify a director, former director or alternate director and his or her heirs and legal representatives against all eligible penalties to which such person is or may be liable and after the disposition of an eligible proceeding pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Pursuant to Part 20, Section 20.3, Bearing may indemnify any other person subject to the restrictions of the BCA.

Prior to the final disposition, Bearing may pay, as they are incurred, the expenses actually and reasonably incurred by an eligible party, or the heirs and personal or other legal representatives in respect of that proceeding, if Bearing first receives from such person a written undertaking that if the indemnification is ultimately determined to be prohibited pursuant to the BCA, such person will repay the amounts advanced.

Indemnification under the BCA is prohibited if any of the following circumstances apply: (1) the indemnity or payment is made under an earlier agreement and at the time the agreement to indemnify or pay expenses was made the company was prohibited from doing so under its memorandum or articles; (2) the indemnity or payment is made otherwise than under an earlier agreement and at the time the indemnity or payment is made, the company is prohibited from doing so under its memorandum or articles; (3) in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation; or (4) in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

Additionally, if an eligible proceeding is brought against an eligible party, or the heirs and personal or other legal representatives in respect of that proceeding, by or on behalf of Bearing or an associated corporation, Bearing must not indemnify that person for any penalties such person is or may be liable for and Bearing must not pay the expenses of that person in respect of the proceeding.] Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling Bearing pursuant to the foregoing provisions, Bearing has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

164

Item 21. Exhibits and Financial Statement Schedules

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 27, 2017 (attached as Annex A to the proxy statement/prospectus which forms part of this registration statement).(1)

3.1	Articles

5.1	Opinion of Macdonald Tuskey *

8.1	Tax Opinion of Dale Matheson Carr-Hilton Labonte LLP Chartered Professional Acountants (attached as Annex B to the proxy statement/prospectus which forms part of this registration statement).

10.1	Form of Li3 Voting and Support Agreement

10.2	Asset Purchase Agreement (Fish Lake Property) dated February 6, 2016 between Bearing Resources Ltd. and Octagon Holdings Corp.

10.3	Mineral Property Purchase Agreement (HY-JAY Properties) dated December 23, 2016 between Bearing Resources Ltd. and Golden Predator Mining Corp.

10.4

Amendment to Agreement between Minera Salar Blanco S.p.A. and Li3 Energy, Inc., dated October 5, 2016. (incorporated by reference to exhibit 10.1 of the Current Report of Form 8-K of Li3 Energy filed on October 11, 2016)

10.5

Letter of Intent between Li3 Energy, Inc. and Bearing Resources Ltd., dated December 9, 2016 (incorporate by reference to exhibit 10.3 of the Quarterly Report on Form 10-Q of Li3 Energy filed on December 31, 2016

10.6

Agreement by and between Minera Salar Blanco S.p.A. and Li3 Energy, Inc., dated August 30, 2016 (incorporated by reference to exhibits 10.1 of the Current Report on Form 8-K of Li3 Energy filed on September 12, 2016)

10.7 *

Investment Agreement dated September 12, 2016 by and among Minera Salar Blanco S.p.A, Minera Salar Blanco S.A., Minera Li Energy SpA, Lithium Power Investiones Chile SpA, and Lithium Power International Limited.

10.8 *	Shareholders Agreement dated January 13, 2017 by and among Minera Salar Blanco S.p.A, Minera Salar Blanco S.A., Minera Li Energy SpA, Lithium Power Inves t iones Chile SpA, and Minera Li Energy SpA

21.1	Subsidiary List of Bearing Lithium Corp. (formerly Bearing Resources Ltd.) - None

23.1	Consent of MacDonald Tuskey (Included in Exhibit 5.1)

23.2	Consent of Dale Matheson Carr-Hilton Labonte LLP Chartered Professional Accountants (Included in Exhibit 8.1)

23.3*	Consent of Dale Matheson Carr-Hilton Labonte LLP Chartered Professional Accountants, Independent Registered Public Accounting Firm

23.4*	Consent of GBH CPAs, PC, Independent Registered Public Accounting Firm

99.1**	Form of Li3 Energy, Inc. Proxy Card

99.2 *	Dissenters’ Rights Provisions (Nevada) (attached as Annex C to the proxy statement/prospectus which forms part of this registration statement).

(1) The schedules and exhibits to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Bearing will furnish copies of any such schedules and exhibits to the U.S. Securities and Exchange Commission upon request.

* Filed Herewith

** To be filed by amendment

165

Item 22. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

•	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

•

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

•

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

•	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

•	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

•

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

•	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

166

(b) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(c) The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e) The undersigned registrant hereby undertakes (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

167

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia on May 24 , 2017.

BEARING LITHIUM CORP.

By:	/s/ Jeremy Poirier
Name:	Jeremy Poirier
Title:	Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Ann Fehr
Name:	Ann Fehr
Title:	Chief Financial Officer
(Principal Accounting Officer, Principal Financial Officer)

BE IT KNOWN BY THESE PRESENTS: That each person whose name is signed hereto has made, constituted and appointed, and does hereby make, constitute and appoint Jeremy Poirier and Ann Fehr, and each of them, his or her true and lawful attorneys-in-fact, for him or her and in his or her name, place and stead to affix his or her signature as director or officer or both, as the case may be, of the registrant, to any and all registration statements and amendments thereto (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, and to file with the Securities and Exchange Commission, granting unto each such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, as fully as he or she might or could do if personally present, hereby ratifying and confirming all that each such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on May 24 , 2017.

Signature	Title

/s/ Jeremy Poirier	Director and Chief Executive Officer
Jeremy Poirier

/s/ Patrick Cussen	Director
Patrick Cussen

/s/ Amar Balaggan	Director
Amar Ballagan

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative in the United States of the registrant in the United States, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Palm Springs, California, on May 24 , 2017.

AUTHORIZED U.S. REPRESENTATIVE

By:	/s/ Arthur Poirier
Name:	Arthur Poirier
Title:	Authorized Representative

168

Annex A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

BEARING RESOURCES LTD.,

LI ACQUISITION CORPORATION

AND

Li3 ENERGY, INC.

Dated as of January 27, 2017

A-1

Article 1 Transactions and Terms of Merger		A-7
1.1	Merger	A-7
1.2	Time and Place of Closing	A-7
1.3	Effective Time	A-7
1.4	Charter and Bylaws	A-7
1.5	Directors and Officers	A-8
1.6	Conversion of Shares	A-8
1.7	Anti-Dilution Provisions	A-9
1.8	Warrants, Stock Options and Restricted Stock Units	A-9
1.9	Exchange Procedures	A-10
1.10	Rights of Former Company Shareholders	A-12
1.11	Tax Consequences	A-12

Article 2 Representations and Warranties of the Company		A-13
2.1	Authority Relative to this Agreement	A-13
2.2	Organization and Qualification; Subsidiaries	A-13
2.3	No Material Change	A-13
2.4	No Violations	A-14
2.5	Consents	A-14
2.6	Capitalization	A-15
2.7	Ownership of Subsidiaries	A-16
2.8	Company SEC Documents; Financial Statements	A-16
2.9	Books and Records	A-18
2.10	Minute Books	A-18
2.11	No Undisclosed Liabilities	A-18
2.12	Taxes	A-18
2.13	Litigation	A-19
2.14	Material Contracts	A-20
2.15	Permits	A-20
2.16	Expropriation	A-20
2.17	Rights of Other Persons	A-20
2.18	Environmental Matters	A-21
2.19	Intellectual Property	A-21
2.20	Status of the Company Mineral Properties	A-21

A-2

2.21	Compliance with Laws	A-22
2.22	Employment Matters	A-22
2.23	Related Party Transactions	A-23
2.24	Registration Rights	A-24
2.25	Brokers	A-24
2.26	Insurance	A-24
2.27	No Cease Trade	A-24
2.28	Securities Laws	A-24
2.29	Certain Business Practices	A-24
2.30	Employee Benefits Plans	A-24
2.31	Anti-Takeover Provisions	A-25
2.32	No Other Representations and Warranties	A-25
2.33	Survival of Representations and Warranties	A-25

Article 3 Representations and Warranties of Bearing and Sub		A-25
3.1	Authority Relative to this Agreement	A-25
3.2	Organization and Qualification; Subsidiaries	A-26
3.3	No Material Change	A-26
3.4	No Violations	A-26
3.5	Consents	A-27
3.6	Capitalization; Merger Consideration	A-27
3.7	Ownership of Subsidiaries	A-27
3.8	Reporting Status; Securities Laws Matters and Financial Statements	A-28
3.9	Books and Records	A-29
3.10	Minute Books	A-29
3.11	No Undisclosed Liabilities	A-30
3.12	Taxes	A-30
3.13	Litigation	A-31
3.14	Material Contracts	A-31
3.15	Permits	A-32
3.16	Expropriation	A-32
3.17	Rights of Other Persons	A-32
3.18	Environmental Matters	A-32
3.19	Intellectual Property	A-33
3.20	Status of Bearing Mineral Properties	A-33
3.21	Compliance with Laws	A-34
3.22	Employment Matters	A-34
3.23	Related Party Transactions	A-35
3.24	Registration Rights	A-36
3.25	Restrictions on Business Activities	A-36
3.26	Brokers	A-36
3.27	Insurance	A-36
3.28	No Cease Trade	A-36
3.29	United States Securities Laws	A-36
3.30	Certain Business Practices	A-36
3.31	Anti-Takeover Provisions	A-36
3.32	Ownership and Operations of Sub	A-37
3.33	No Other Representations and Warranties	A-37
3.34	Survival of Representations and Warranties	A-37

A-3

Article 4 Conduct of Business Pending Consummation		A-37
4.1	Affirmative Covenants of the Company	A-37
4.2	Negative Covenants of the Company	A-37
4.3	Affirmative Covenants of Bearing	A-40
4.4	Negative Covenants of Bearing	A-40
4.5	Notification of Certain Matters	A-41
4.6	No Control of Other Party’s Business; Other Actions	A-42
4.7	Preparation of Proxy Statement/Prospectus and Registration Statement; Company Stockholders’ Meeting	A-42
4.8	Bearing Shareholders Approval	A-44
4.9	No Solicitation	A-44
4.10	Access to Information	A-44
4.11	Consents; Reasonable Best Efforts	A-45
4.12	Filing with State Office	A-46
4.13	Directors’ and Officers’ Indemnification and Insurance	A-46
4.14	Press Releases	A-47
4.15	Takeover Laws; Charter Provisions; No Rights Plan	A-47
4.16	Employee Benefits and Contracts	A-47
4.17	Shareholder Litigation	A-47
4.18	OTCQB; Post-Closing SEC Reports	A-48
4.19	FIRPTA Company Certificate	A-48
4.20	Reserved	A-48
4.21	Governance Matters	A-48
4.22	SEC Reports	A-48
4.23	TSX-V Reports	A-48
4.24	Confidentiality	A-48
4.25	Voting and Support Agreement	A-49
4.26	Bearing Board of Directors	A-49
4.27	Disclosure Schedule Updates	A-49

Article 5 Conditions Precedent
5.1	Conditions to Obligations of Each Party	A-50
5.2	Conditions to Obligations of Bearing and Sub	A-51
5.3	Conditions to Obligations of the Company	A-52

Article 6 Termination		A-53
6.1	Termination	A-53
6.2	Effect of Termination	A-55
6.3	Expenses	A-55

Article 7 Miscellaneous		A-55
7.1	Definitions	A-55
7.2	Non-Survival of Representations, Warranties and Agreements	A-64
7.3	Disclosure Schedules	A-65
7.4	Governing Law; Jurisdiction	A-65
7.5	WAIVER OF JURY TRIAL	A-65
7.6	Severability; Construction	A-65
7.7	Specific Performance	A-66
7.8	Entire Agreement	A-66
7.9	Amendments	A-66
7.10	Extension; Waivers	A-66

A-4

7.11	Parties in Interest	A-66
7.12	Assignment	A-67
7.13	Notices	A-67
7.14	Counterparts	A-68
7.15	Captions; Articles and Sections	A-68
7.16	Interpretations	A-68

Exhibits:

Exhibit A	Form of Articles of Merger	A-70
Exhibit B	Form of Voting and Support Agreement	A-78
Exhibit C-1	Company Mineral Properties	A-86
Exhibit C-2	Bearing Mineral Properties	A-87

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AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of January 27, 2017, by and among BEARING RESOURCES LTD., a corporation organized under the laws of British Columbia, Canada (“Bearing”); LI ACQUISITION CORPORATION, a Nevada corporation (“Sub”), and Li3 ENERGY INC., a Nevada corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Section 7.1.

Recitals

WHEREAS, the board of directors of the Company (the “Company Board”) has determined that a merger of the Company and Sub, on the terms and subject to the conditions set forth herein, is fair to, and in the best interests of the Company and its stockholders, and declared it advisable to enter into this Agreement with Bearing and Sub and consummate the transactions described herein;

WHEREAS, the board of directors of Bearing (the “Bearing Board”) and the board of directors of Sub have determined that a merger of the Company and Sub, on the terms and subject to the conditions set forth herein, is fair to, and in the best interests of Bearing and Sub, respectively, and their respective stockholders, and declared it advisable, to enter into this Agreement and consummate the transactions described herein;

WHEREAS, the Company Board has (a) approved and adopted this Agreement and the transactions contemplated hereby, including the Merger, and (b) recommended approval and adoption of this Agreement by the stockholders of the Company (the “Company Board Recommendation”);

WHEREAS, the Bearing Board, has (a) approved and adopted this Agreement and the transactions contemplated hereby, including the Merger, and (b) if required shall recommended approval of this Agreement and the transactions contemplated hereby by the stockholders of Bearing (the “Bearing Board Recommendation”);

WHEREAS, the board of directors and sole stockholder of Sub, has approved and adopted this Agreement and the transactions contemplated hereby, including the Merger;

WHEREAS, it is the intention of the Parties to this Agreement that the Merger for U.S. federal income tax purposes shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the “Code”), and this Agreement is intended to be, and is hereby adopted as, a plan of reorganization within the meaning of Section 368(a) of the Code; and

WHEREAS, at the Effective Time, Sub shall merge with and into the Company, with the Company surviving such merger, and the outstanding shares of Company Common Stock shall be converted into the right to receive Bearing Common Shares (except as provided herein) and, upon the terms and subject to the conditions of this Agreement, the Company shall continue to conduct its business and operations as a wholly owned subsidiary of Bearing.

NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the Parties hereby agree as follows:

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ARTICLE 1

TRANSACTIONS AND TERMS OF MERGER; CANADIAN OFFER

1.1 Merger. On the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Sub shall be merged with and into the Company in accordance with the provisions of the general corporation law of the State of Nevada contained in the Nevada Revised Statutes, as amended, (the “NRS”) and with the effects provided in the NRS (the “Merger”). At the Effective Time, the separate existence of Sub shall cease and the Company shall continue as the Surviving Corporation in the Merger and shall be a wholly owned Subsidiary of Bearing and shall continue to be governed by the Laws of the State of Nevada. From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers, immunities, purposes and franchises, both public and private, of each of the Company and Sub, all real property and personal property, tangible and intangible, of every kind and description, belonging to each of the Company and Sub shall be vested in the Surviving Corporation without further act or deed, and the title to any real estate, or any interest therein, vested in each of the Company and Sub shall not revert or be in any way impaired by reason of such Merger, the Surviving Corporation shall be liable for all the obligations and liabilities of each of the Company and Sub and any claim existing or action or proceeding pending by or against each of the Company and Sub may be enforced as if such Merger had not taken place, and neither the rights of creditors nor any liens upon, or security interests in, the property of each the Company and Sub shall be impaired by such merger or consolidation.

1.2 Time and Place of Closing. The closing of the transactions contemplated hereby (the “Closing”) will take place at 9:00 a.m., Pacific Time, or such other time as the Parties, acting through their authorized officers, may mutually agree, on a date to be specified by the parties hereto, but no later than the third (3rd) Business Day following the satisfaction or waiver of the conditions (excluding the conditions that, by their nature, cannot be satisfied until the Closing, but subject to the satisfaction or waiver of those conditions at Closing) set forth in Article 5, unless this Agreement has been theretofore terminated pursuant to its terms or unless another time or date is agreed to in writing by the Parties. The Closing shall be held at the offices of Macdonald Tuskey Corporate and Securities Lawyers, 409 - 221 W. Esplanade, North Vancouver BC V7M 3J3 (or pursuant to the electronic or other remote exchange of documents and closing deliverables required by this Agreement), unless another place is agreed to in writing by the Parties. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

1.3 Effective Time. Concurrently with the Closing, the Company, Bearing and Sub shall cause a Articles of Merger relating to the Merger substantially in the form attached hereto as Exhibit A (the “Articles of Merger”) to be duly executed and filed with the office of the Nevada Secretary of State as provided under the NRS. The Merger shall become effective on the date and time at which the Articles of Merger has been properly filed with the Nevada Secretary of State or at such later date and time as is agreed between the Parties and specified in the Articles of Merger, but in no event more than ninety (90) days after the date of filing the Articles of Merger with the Nevada Secretary of State, and such date and time is hereinafter referred to as the “Effective Time.” The Merger shall have the effects set forth in this Agreement and the NRS.

1.4 Charter and Bylaws. At the Effective Time, the Articles of Incorporation and bylaws of the Company shall be amended and restated in accordance with the NRS in a form and substance reasonably acceptable to the Company and Bearing, respectively, which thereafter shall be the Articles of Incorporation and bylaws of the Surviving Corporation.

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1.5 Directors and Officers. The directors of Sub in office immediately prior to the Effective Time (together with such additional persons as may be appointed or elected to become directors of the Surviving Corporation effective as of the Effective Time), shall be those persons set forth on Schedule 1.5 and shall be the directors of the Surviving Corporation at and as of the Effective Time and shall serve in such capacity until the earlier of their resignation or removal or until their successors are duly elected and qualified in accordance with the applicable provisions of the Articles of Incorporation and bylaws of the Surviving Corporation and the NRS. The officers of Sub shall be those persons set forth on Schedule 1.5 at and as of the Effective Time and shall serve in such capacity until the earlier of their resignation or removal or until their successors are duly elected and qualified in accordance with the applicable provisions of the Articles of Incorporation and bylaws of the Surviving Corporation and the NRS.

1.6 Conversion of Shares. Subject to the terms and conditions of this Agreement, including, but not limited to, the provisions of this Article 1, at the Effective Time, by virtue of the Merger and without any action on the part of Bearing, the Company, Sub or any holder of Company Common Stock:

(a) Conversion of Sub Common Stock. Each share of Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation (the “Converted Shares”). Except as set forth in Section 1.6(d), the Converted Shares shall constitute the only outstanding shares of capital stock of the Surviving Corporation at the Effective Time. From and after the Effective Time, all certificates representing shares of Sub Common Stock shall be deemed for all purposes to represent the Converted Shares until the board of directors of the Surviving Corporation issues new certificates in respect of such shares.

(b) Shares Held by the Company or Bearing. Each of the shares of Company Common Stock held by any Company Entity (including shares of Company Common Stock or held in treasury by the Company) or by any Bearing Entity shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

(c) Conversion of Company Common Stock. Each share of Company Common Stock (excluding shares cancelled pursuant to Section 1.6(b)) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive Bearing Common Shares in the ratio (the “Exchange Ratio”) based upon 16,000,000 Bearing Common Shares for all shares of Company Common Stock (subject to Section 1.7, the “Merger Consideration”). From and after the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate (a “Company Certificate”) or book-entry share (a “Book-Entry Share”) representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor, without interest thereon, upon the surrender of such Company Certificate or Book- Entry Share in accordance with Section 1.9.

(d) Issuance of Shares by the Surviving Corporation. As consideration for Bearing issuing the Merger Consideration pursuant to this Section 1.6, the Surviving Corporation shall issue to Bearing a number of fully paid and nonassessable shares of common stock, par value $0.001 per share, of the Surviving Corporation equal to the number of Bearing Common Shares issued as Merger Consideration. The fair market value of the Merger Consideration will be equal to the number of such shares of common stock of the Surviving Corporation issued to Bearing pursuant to this Section 1.6(d).

(e) Fractional Shares. In no event shall any holder of Company Common Stock be entitled to a fractional Bearing Common Share. Notwithstanding any other provision of this Agreement, where the aggregate number of Bearing Common Shares to be issued to a holder of shares of Company Common Stock pursuant to the Merger would result in a fraction of a Bearing Common Share (after taking into account all Company Certificates and Book-Entry Shares delivered by such holder), the number of Bearing Common Shares to be received by such holder of Company Common Stock shall be rounded to the nearest whole Bearing Common Share.

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1.7 Anti-Dilution Provisions. If, between the date of this Agreement and the Effective Time, the outstanding Bearing Common Shares or shares of Company Common Stock shall have been changed into, or exchanged for, a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, reorganization, recapitalization, split, combination, contribution or exchange of shares, the Merger Consideration and any adjustments or payments which are based on the number of Bearing Common Shares or shares of Company Common Stock, shall be correspondingly adjusted to provide the holders of Company Common Stock, Company Warrants, Company Options, Company Restricted Stock Units and other awards under the Company Equity Compensation Plan, the same economic effect as contemplated by this Agreement prior to such event; provided, that with respect to Company Options and other awards made under the Company Equity Compensation Plan, any such adjustments shall be made only to the extent required under the applicable Company Equity Compensation Plan.

1.8 Warrants, Stock Options and Restricted Stock Units.

(a) Each warrant to purchase one share of Company Common Stock granted by the Company (the “Company Warrants”) that is outstanding immediately prior to the Effective Time, whether exercisable or not exercisable at such time, shall be converted into and become rights with respect to Bearing Common Shares, and Bearing shall assume each Company Warrant, in accordance with the terms of the Company Warrant, except that from and after the Effective Time, (i) each Company Warrant assumed by Bearing may be exercised solely for Bearing Common Shares (or cash, if so provided under the terms of such Company Warrant), (ii) the number of Bearing Common Shares subject to such Company Warrant shall be equal to the number of shares of Company Common Stock subject to such Company Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole share, and (iii) the per share exercise price under each such Company Warrant shall be adjusted by dividing the per share exercise price under each such Company Warrant by the Exchange Ratio and rounding up to the nearest cent. Each of Company and Bearing shall adopt any and all resolutions and take any and all necessary steps to effectuate the foregoing provisions of this Section 1.8(a) and reserve for issuance a sufficient number of Bearing Common Shares for delivery upon exercise of Company Warrants assumed by it in accordance with this Section 1.8(a).

(b) At the Effective Time, each option and restricted stock unit to purchase shares of Company Common Stock granted by the Company, whether granted pursuant to a Company Equity Compensation Plan or otherwise (collectively, including all such options or restricted stock units granted under any Company Equity Compensation Plan, the “Company Options” and the “Company Restricted Stock Units”, respectively) that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall be disposed of to, and cancelled by, Bearing, and the former holders of Company Options or Company Restricted Stock Units shall receive as the sole consideration therefor substantially identical options or restricted stock units, as applicable, with respect to Bearing Common Shares (“Bearing Options” and “Bearing Restricted Stock Units”, respectively). All terms and conditions of each Bearing Option and Bearing Restricted Stock Unit, including the term to expiry, conditions to and manner of exercising, will be the same as the Company Option or Company Restricted Stock Unit for which it was exchanged (subject to applicable Law), and shall be governed by the terms of the applicable Company Equity Compensation Plan and/or stock option agreement, and any certificate or option agreement previously evidencing the Company Equity Compensation Plan shall thereafter be and be deemed to be evidence of the Bearing Option or Bearing Restricted Stock Unit, as applicable, except that from and after the Effective Time, (i) Bearing and its compensation committee shall be substituted for the Company and the compensation committee of the Company Board (including, if applicable, the Company Board) administering such Company Equity Compensation Plan, (ii) the Bearing Option or Bearing Restricted Stock Unit, as applicable, may be exercised solely for Bearing Common Shares (or cash, if so provided under the terms of any such Company Restricted Stock Unit), (iii) the number of Bearing Common Shares subject to a particular Bearing Option or Bearing Restricted Stock Unit shall be equal to the number of shares of Company Common Stock subject to the applicable Company Option or Company Restricted Stock Unit (as applicable) immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole share, subject to automatic downward adjustment in accordance with Section 1.7, and (iv) the per share exercise price under the Bearing Option and Bearing Restricted Stock Unit shall be adjusted by converting the per share exercise price under the Company Option and Company Restricted Stock Unit (as applicable) to Canadian dollars using the noon spot rate quoted by the Bank of Canada (the “Noon Spot Rate”) for the day that includes the Effective Time (or, if no Noon Spot Rate is quoted for that day, the Noon Spot Rate for the closest preceding day for which a Noon Spot Rate is quoted), and dividing the result of that conversion by the Exchange Ratio and rounding up to the nearest cent, subject to automatic upward adjustment in accordance with Section 1.7. In addition, notwithstanding the provisions of clauses (iii) and (iv) of the second sentence of this Section 1.8(b), each Company Option that is an “incentive stock option” or a nonqualified stock option held by a U.S. taxpayer shall be adjusted as required by Section 424 of the Code and Section 409A of the Code and the Treasury Regulations thereunder, so as not to constitute a modification, extension or renewal of the option, within the meaning of Section 424(h) of the Code and the Treasury Regulations under Section 409A of the Code, or otherwise result in negative Tax treatment or penalties under Section 424 of the Code or Section 409A of the Code. Each of the Company and Bearing shall adopt any and all resolutions and take all necessary steps to effectuate the foregoing provisions of this Section 1.8(b).

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(c) As soon as practicable after the Effective Time, Bearing shall deliver to the participants in each Company Equity Compensation Plan an appropriate notice setting forth such participant’s rights pursuant thereto and the grants subject to such Company Equity Compensation Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 1.8(b) after giving effect to the Merger), and Bearing shall comply with the terms of each Company Equity Compensation Plan to ensure, to the extent required by, and subject to the provisions of, such Company Equity Compensation Plan, that Company Options that qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time and Company Options that qualified for exemption from application of Section 409A of the Code prior to the Effective Time continue to remain so exempt. At or prior to the Effective Time, Bearing shall take all corporate action necessary to reserve for issuance a sufficient number of Bearing Common Shares for delivery upon exercise of Company Options and Company Restricted Stock Units assumed by it in accordance with this Section 1.8.

1.9 Exchange Procedures.

(a) On the Closing Date, Bearing shall make available to Bearing’s transfer agent or another exchange agent selected by Bearing and which is reasonably acceptable to the Company (the “Exchange Agent”), for exchange in accordance with this Section 1.9, the Bearing Common Shares issuable pursuant to this Agreement. Promptly after the Effective Time, the Surviving Corporation shall instruct the Exchange Agent to mail (or in the case of the Depository Trust Company on behalf of “Street” holders, deliver) to each holder of record of a Company Certificate or Book-Entry Shares immediately prior to the Effective Time, appropriate transmittal materials and instructions in a form to be agreed upon by Bearing and the Company prior to the Closing (a “Letter of Transmittal”). The Letter of Transmittal shall specify that delivery shall be effected, and risk of loss and title to such Company Certificates or Book-Entry Shares shall pass, only upon proper delivery of such Company Certificates or Book-Entry Shares to the Exchange Agent. Each holder of shares of Company Common Stock that have been converted into the right to receive Merger Consideration shall be entitled to receive the Merger Consideration in respect of any share of Company Common Stock represented by a Company Certificate or any Book-Entry Share upon (i) surrender to the Exchange Agent of such Company Certificate, together with a duly completed and validly executed Letter of Transmittal and duly endorsed as the Exchange Agent may require or (ii) receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of the transfer as the Exchange Agent may reasonably request) in the case of book-entry of Book-Entry Shares. In the event of a transfer of ownership of shares of Company Common Stock represented by Company Certificates or Book-Entry Shares that are not registered in the transfer records of the Company, the consideration provided in Section 1.6 may be issued to a transferee if the Company Certificates representing such shares or Book-Entry Shares are delivered to the Exchange Agent, accompanied by all documents required to evidence such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer Taxes have been paid. If any Company Certificate shall have been lost, stolen, mislaid or destroyed, upon receipt of (i) an affidavit of that fact from the holder claiming such Company Certificate to be lost, mislaid, stolen or destroyed, (ii) such bond, security or indemnity as Bearing and the Exchange Agent may reasonably require, and (iii) any other documents necessary to evidence and effect the bona fide exchange thereof, the Exchange Agent shall issue to such holder the consideration into which the shares represented by such lost, stolen, mislaid or destroyed Company Certificate shall have been converted and such Company Certificate will be deemed to have been delivered hereunder. The Exchange Agent may establish such other reasonable and customary rules and procedures in connection with its duties as it may deem appropriate. Bearing shall pay all charges and expenses, including those of the Exchange Agent, in connection with the distribution of the consideration provided in Section 1.6. No interest will accrue or be paid to any holder of Company Common Stock.

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(b) After the Effective Time, each holder of shares of Company Common Stock (other than shares to be canceled pursuant to Section 1.6(b)) issued and outstanding immediately prior to the Effective Time shall surrender or transfer the Company Certificate or Company Certificates representing such shares or Book-Entry Shares to the Exchange Agent together with a duly completed and validly executed Letter of Transmittal, duly endorsed as the Exchange Agent may require, and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 1.6 in one or more Bearing Common Shares, which shall be in uncertificated book entry form unless a physical certificate is requested, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 1.7. Bearing shall not be obligated to deliver the Merger Consideration to which any former holder of Company Common Stock is entitled as a result of the Merger until such holder surrenders or transfers such holder’s Company Certificate or Company Certificates or Book-Entry Shares for exchange as provided in this Section 1.9.

(c) Each of Bearing, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts, if any, as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of any state, local, or foreign Tax Law, unless they have been presented with documentation that eliminates the requirement to withhold, and to request any necessary Tax forms, as applicable, or any other proof of exemption from withholding or similar information, from the shareholders of the Company or other recipient of payments in respect of which such deduction and withholding was made. To the extent that any amounts are so withheld by Bearing, the Surviving Corporation or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Bearing, the Surviving Corporation or the Exchange Agent, as the case may be. Each of Bearing, the Surviving Corporation and the Exchange Agent shall provide any documentation of such deduction or withholding as reasonably requested by the shareholders of the Company or other recipient of payments in respect of which such deduction and withholding was made.

(d) Any portion of the aggregate Merger Consideration that remains unclaimed by the holders of Company Common Stock for two years after the Effective Time shall be returned to Bearing (together with any dividends or earnings in respect thereof). Any holders of Company Common Stock who have not theretofore complied with this Article 1 shall thereafter be entitled to look only to Bearing, and only as a general creditor thereof, for payment of the Merger Consideration deliverable in respect of each share of Company Common Stock such holder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

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(e) Any other provision of this Agreement notwithstanding, none of Bearing, the Surviving Corporation or the Exchange Agent shall be liable to a holder of Company Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any amounts of consideration remaining unclaimed by holders of shares of Company Common Stock immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by Law, the property of Bearing free and clear of any claims or interest of any Person previously entitled thereto.

(f) If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes or intent of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Sub, the directors and officers of Bearing and the Surviving Corporation shall have the authority to take all such lawful and necessary action.

1.10 Rights of Former Company Shareholders. At the Effective Time, the stock transfer books of the Company shall be closed as to holders of Company Common Stock immediately prior to the Effective Time, and no transfer of Company Common Stock by any such holder shall thereafter be made or recognized. If, after the Effective Time, Company Certificates and Book-Entry Shares representing shares of Company Common Stock are presented to the Surviving Corporation for transfer, they shall be canceled and exchanged for the Merger Consideration as provided in this Article 1. Until surrendered for exchange in accordance with the provisions of Section 1.9, each Company Certificate theretofore representing shares of Company Common Stock and each Book-Entry Share (other than shares to be canceled pursuant to Section 1.6(b)) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Section 1.6 in exchange therefor, subject, however, to the Surviving Corporation’s obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by the Company in respect of such shares of Company Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. To the extent permitted by Law, former shareholders of record of the Company shall be entitled to vote after the Effective Time at any meeting of Bearing shareholders the number of whole Bearing Common Shares into which their respective shares of Company Common Stock are converted, regardless of whether such holders have exchanged their Company Certificates or Book-Entry Shares for Bearing Common Shares in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by Bearing on the Bearing Common Shares, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of Bearing Common Shares issuable pursuant to this Agreement, no dividend or other distribution payable to the holders of record of Bearing Common Shares as of any time subsequent to the Effective Time shall be delivered to the holder of any Company Certificates or Book-Entry Shares until such holder surrenders such Company Certificates or Book-Entry Shares for exchange as provided in Section 1.9. However, upon surrender of such Company Certificates or Book-Entry Shares, both the Bearing Common Shares (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to each share represented by such Company Certificates or Book-Entry Shares.

1.11 Tax Consequences. The Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Code. The Parties hereby adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. Each of the Parties shall, for U.S. federal income tax purposes, report the Merger as a reorganization within the meaning of Section 368 of the Code. The Parties hereby agree that, to the maximum extent permitted by applicable Tax Laws, the value of the Merger Consideration for all tax purposes shall be determined using the value of the Bearing Common Shares as of December 9, 2016.

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ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Bearing and Sub that, except as disclosed in the Company Disclosure Schedule or as disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016 (including the exhibits thereto), as amended, or in any Company SEC Document filed subsequent to such Form 10-K but prior to the date of this Agreement, but without giving effect to any amendment to any such Company SEC Document filed on or after the date of this Agreement and excluding any disclosures set forth in any section entitled “risk factors” or constituting “forward-looking statements” or any other statements that are similarly cautionary, predictive or forward-looking in nature, except, in each case, other than historical information contained therein:

2.1. Authority Relative to this Agreement. The Company has all necessary corporate power, authority and capacity to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder have been duly authorized by its board of directors and no other corporate proceedings, other than obtaining the Required Company Vote, on its part are necessary to authorize this Agreement or the Merger that have not been taken. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to the qualification that such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting rights of creditors and that equitable remedies, including specific performance, are discretionary and may not be ordered.

2.2. Organization and Qualification; Subsidiaries. Each of the Company and the Company Subsidiaries is a corporation, limited liability company or joint stock company, as applicable, duly incorporated, amalgamated, continued or created and validly existing under the applicable Laws of its jurisdiction of incorporation, continuance or creation and has all necessary corporate or legal power and capacity to own its property and assets as now owned and to carry on its business as it is now being conducted. Each of the Company and the Company Subsidiaries is duly registered, licensed or otherwise authorized and qualified to do business and each is in good standing in each jurisdiction in which the character of its properties, owned, leased, licensed or otherwise held, or the nature of its activities makes such qualification necessary, except where the failure to be so registered or in good standing or to have such Permits would not have a Company Material Adverse Effect.

2.3. No Material Change. Since June 30, 2016 (the “Company Balance Sheet Date”) through the date of this Agreement:

(a) Each of the Company and the Company Subsidiaries has conducted its business only in the ordinary and regular course of business;

(b) There has not occurred any event that constituted or with the passage of time would constitute a Company Material Adverse Effect;

(c) The Company has not effected or passed any resolution to approve a split, consolidation or reclassification of any of the outstanding Company Common Stock;

(d) The Company has not effected any material change in its accounting methods, principles or practices;

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(e) There has been no dividend or distribution of any kind declared, paid or made by the Company on any of the Company Common Stock; and

(f) Other than in the ordinary and regular course of business consistent with past practice, there has not been any incurrence, assumption or guarantee by the Company or the Company Subsidiaries of any debt for borrowed money, any creation or assumption by the Company, or the Company Subsidiaries of any Lien or any making by the Company of any loan, advance or capital contribution to or investment in any other Person.

2.4. No Violations. Neither the authorization, execution and delivery of this Agreement by the Company nor the completion of the transactions contemplated by the Agreement or the Merger, nor the performance of its obligations thereunder, nor compliance by the Company with any of the provisions hereof will:

(a) Result in a violation or breach of, constitute a default (or an event which, with notice or lapse of time or both, would become a default), require any consent or approval to be obtained or notice to be given under, or give rise to any third party right of termination, cancellation, suspension, acceleration, penalty or payment obligation or right to purchase or sale under, any provision of: (i) the articles of incorporation, by-laws or other constituting documents of the Company or any of the Company Subsidiaries, (ii) assuming receipt of the consents set forth in Section 2.4 of the Company Disclosure Schedule, any Permit or Company Material Contract to which the Company or any Company Subsidiary is a party or to which any of them, or any of their respective properties or assets, may be subject or by which the Company or any of the Company Subsidiaries is bound, or (iii) assuming that the Required Company Vote is obtained, any Law, regulation, order, judgment or decree applicable to the Company or any of the Company Subsidiaries or any of their respective properties or assets, except for any deviations from the foregoing clauses (ii) and (iii), that would not reasonably be expected to have a Company Material Adverse Effect.

(b) Give rise to any rights of first refusal or trigger any change in control provisions, rights of first offer or first refusal or any similar provisions or any restrictions or limitations under any note, bond, mortgage, indenture, Company Material Contract, license, franchise or Permit to which any the Company or any of the Company Subsidiaries is a party, except as would not reasonably be expected to have a Company Material Adverse Effect;

(c) Give rise to any termination or acceleration of indebtedness, or cause any third party indebtedness to come due before its stated maturity or cause any available credit to cease to be available, except as would not reasonably be expected to have a Company Material Adverse Effect; or

(d) Result in the imposition of any Lien upon any of the property or assets of the Company or any of the Company Subsidiaries or restrict, hinder, impair or limit the ability of either the Company or any of the Company Subsidiaries to conduct its business as and where it is now being conducted which would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

2.5. Consents. Except as set forth in Section 2.5 of the Company Disclosure Schedule, no consents, approvals and notices are required from any third party under any Company Material Contracts in order for the Company or any of the Company Subsidiaries to proceed with the execution and delivery of this Agreement and the completion of the transactions contemplated by this Agreement and the Merger.

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2.6. Capitalization.

(a) The authorized capital of the Company consists of 990,000,000 shares of Company Common Stock and 10,000,000 shares of undesignated Company Preferred Stock. At the close of business on January 25, 2017, (i) 500,121,178 shares of Company Common Stock were issued and outstanding, (ii) 583,333 shares of Company Common Stock were reserved for issuance pursuant to outstanding Company Options, (iii) 2,380,950 shares of Company Common Stock were reserved for issuance pursuant to outstanding Company Warrants, and (iv) no shares of Company Common Stock were reserved for issuance pursuant to outstanding Company Restricted Stock Units. All outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Section 2.6(a) of the Company Disclosure Schedule sets forth a true, complete and correct list, as of the close of business on January 25, 2017, of all Company Options, Company Warrants, and Company Restricted Stock Units, the number of shares of Company Common Stock subject thereto, the grant dates, expiration dates and the exercise or base prices. With respect to the Company Options and Company Restricted Stock Units, (i) each grant of a Company Option and Company Restricted Stock Unit was duly authorized no later than the date on which the grant of such Company Option or Company Restricted Stock Unit was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the Board, or a committee thereof, (ii) each such grant was made in accordance with the terms of the applicable Company Equity Compensation Plan, the Exchange Act and all other applicable Law, (iii) the per share exercise price of each Company Option and Company Restricted Stock Unit was not less than the fair market value of a share of Company Common Stock on the applicable Grant Date, and (iv) each such grant was properly accounted for in all material respects in accordance with GAAP in the financial statements (including the related notes) of the Company.

(b) Except as set forth in Section 2.6(b) of the Company Disclosure Schedule, and except for the Company Options, the Company Warrants, and the Company Restricted Stock Units, there are on the date hereof no outstanding (i) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities or ownership interests in the Company, (ii) options, warrants, rights or other agreements or commitments requiring the Company to issue, or other obligations of the Company to issue, any capital stock, voting securities or other ownership interests in (or securities convertible into or exchangeable for capital stock or voting securities or other ownership interests in) the Company (or, in each case, the economic equivalent thereof), (iii) obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock, voting securities or other ownership interests in the Company (the items in clauses (i), (ii) and (iii), together with the capital stock of the Company, being referred to collectively as “Company Securities”), or (iv) obligations by the Company or any Company Subsidiary to make any payments based on the price or value of the shares of Company Common Stock. Other than pursuant to the Company Option Plan, there are no outstanding obligations of the Company or any Company Subsidiary to purchase, redeem or otherwise acquire any Company Securities. There are no voting trusts or other agreements or understandings to which the Company or any Company Subsidiary is a party with respect to the voting of capital stock of the Company. All outstanding securities of the Company have been offered and issued in compliance in all material respects with all applicable Securities Laws and any applicable U.S. state securities and “blue sky” laws.

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2.7. Ownership of Subsidiaries. Section 2.7(a) of the Company Disclosure Schedule lists, as of the date hereof, the Company Subsidiaries (including jurisdiction of formation), and indicates the amount of the outstanding capital stock of, or other equity interests in the Company Subsidiaries, directly or indirectly, owned by the Company. The issued and outstanding shares of capital stock of, or other equity interests in, the Company Subsidiaries, to the extent applicable, have been validly issued and are fully paid and non-assessable and are owned directly or indirectly by the Company free and clear of all Liens, and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or similar interests. There are on the date hereof no outstanding (i) securities of any Company Subsidiaries convertible into or exchangeable for shares of capital stock or voting securities or ownership interests in any Company Subsidiary, (ii) options, warrants, rights or other agreements or commitments requiring the Company or any Company Subsidiary to issue, or other obligations of the Company or any Company Subsidiary to issue, any capital stock, voting securities or other ownership interests in (or securities convertible into or exchangeable for capital stock or voting securities or other ownership interests in) any Company Subsidiary (or, in each case, the economic equivalent thereof), (iii) obligations of the Company or any Company Subsidiary to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock, voting securities or other ownership interests in any Company Subsidiary or (iv) obligations by the Company or any Company Subsidiary to make any payments based on the price or value of the capital stock or any other equity interest in any Company Subsidiary. As of the Closing, and except as set forth in Section 2.7(b) of the Company Disclosure Schedule, the Company does not own, directly or indirectly any capital stock of, or other voting securities or equity or similar interests in, any corporation, partnership, joint venture, association, limited liability company or other entity or Person.

2.8. Company SEC Documents; Financial Statements.

(a) Except as set forth on Section 2.8 of the Company Disclosure Schedules, since October 31, 2015, the Company has timely filed with or furnished to the SEC all Company SEC Documents. As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Company SEC Documents), the Company SEC Documents complied in all material respects with the applicable requirements of the applicable Securities Laws and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations of the SEC thereunder, applicable to such Company SEC Documents and none of the Company SEC Documents as of such respective dates (or, if amended prior to the date of this Agreement, the date of the filing of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, (i) there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to the Company SEC Documents and (ii) to the Knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation. No Company Subsidiary is required to file periodic reports with the SEC pursuant to the Exchange Act.

(b) As of their respective dates of filing with the SEC, the consolidated financial statements of the Company and the Company Subsidiaries as and for the fiscal years ended June 30, 2016 and June 30, 2015 (including the notes thereto) and the unaudited consolidated financial statements as at and for the three months ended September 30, 2016 (the “Company Financial Statements”) (i) complied as to form in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC and Regulation S-X), (ii) have been prepared in accordance with GAAP applied on a consistent basis for the periods presented (except (A) as may be indicated in the notes thereto or (B) as permitted by Regulation S-X) and (iii) present fairly, in all material respects, the consolidated financial position of the Company and the Company Subsidiaries, and the results of their operations and cash flows, as of the dates and for the periods shown, in conformity with GAAP.

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(c) The Company and the Company Subsidiaries have implemented and maintain a system of internal control over financial reporting (as required by Rule 13a-15(a) under the Exchange Act) that is reasonably designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements in accordance with GAAP for external purposes and includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements, and such system of internal control over financial reporting is reasonably effective. The Company’s management has completed an assessment of the effectiveness of the Company’s internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended June 30, 2016 and the description of such assessment set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016 is accurate in all material respects. The Company has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(d) of the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time frames specified by the SEC’s rules and forms (and such disclosure controls and procedures are effective), and has disclosed, based on its most recent evaluation of its system of internal control over financial reporting prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the Company Board (i) any significant deficiencies and material weaknesses known to it in the design or operation of its internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that would reasonably be expected to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud known to it, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(d) Neither the Company nor the Company Subsidiaries nor, to the Knowledge of the Company, any director, officer, employee, contractor, subcontractor or agent of the Company or the Company Subsidiaries has discharged, demoted or suspended an employee of the Company or the Company Subsidiaries in the terms and conditions of employment because of any lawful act of such employee described in Section 806 of the Sarbanes-Oxley Act.

(e) Since July 1, 2015, each of the principal executive officer of the Company and the principal financial officer of the Company has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, in each case, with respect to the Company SEC Documents, and the statements contained in such certifications were complete, correct and accurate in all material respects on the date such certifications were made. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(f) Neither the Company nor any of the Company Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Company or any Company Subsidiary, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand), or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any Company Subsidiary in the Company SEC Documents.

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2.9. Books and Records. The financial books, records and accounts of the Company and the Company Subsidiaries have been maintained in all material respects in accordance with applicable Laws and GAAP on a basis consistent with prior years.

2.10. Minute Books. The corporate minute books of the Company and the Company Subsidiaries contain minutes of substantially all meetings and resolutions of its board of directors and committees of such boards of directors or managers, as applicable, other than those portions of minutes of meetings reflecting discussions of the Merger, and shareholders or members, as applicable, held according to applicable Laws and are complete and accurate in all material respects.

2.11. No Undisclosed Liabilities. Neither the Company nor any of the Company Subsidiaries has any material Liabilities of a type that if known would be required to be reflected in a balance sheet prepared in accordance with GAAP or in the footnotes thereto, including those arising under any Law and those arising under any Contract or Lease, except for Liabilities (i) fully disclosed or reflected or reserved against on the balance sheet of the Company and the Company Subsidiaries as of the Company Balance Sheet Date (including the notes thereto) included in the Filed Company SEC Documents, (ii) incurred after the Company Balance Sheet Date in the ordinary course of business consistent with past practice and that have not had or would not reasonably be expected to have a Company Material Adverse Effect, (iii) disclosed in Section 2.11 of the Company Disclosure Schedule or (iv) as contemplated by this Agreement or otherwise in connection with the Merger and the other transactions contemplated hereby.

2.12. Taxes. Except as set forth in Section 2.12 of the Company Disclosure Schedule:

(a) The Company has filed or caused or will cause to be filed all Returns required to be filed by applicable Law on or before the Effective Date. All such Returns are correct and complete in all material respects. The Company has timely paid all material Taxes (whether or not reflected on any Tax Return) that are due and payable by the Company, including all installments on account of taxes for the current year that are due and payable by the Company whether or not assessed (or reassessed) by the appropriate Governmental Entity, and has, as applicable, timely remitted such Taxes to the appropriate Governmental Entity under applicable Law. The Company and its subsidiaries have no liability for unpaid Taxes that, in the aggregate, would be expected to have a Company Material Adverse Effect. There are no liens for Taxes upon any of the assets or properties of the Company or its subsidiaries except Liens for current Taxes not yet due and payable.

(b) There is no material dispute or claim, including any audit, investigation or examination by any Governmental Entity, actual, pending or, to the Knowledge of the Company, threatened, concerning any Tax Liability of the Company, no written notice of such an audit, investigation, examination, material dispute or claim has been received by the Company.

(c) The Company has not requested, or entered into any agreement or other arrangement, or executed any waiver providing for, any extension of time within which:

(i) to file any Return (which has not since been filed) in respect of any Taxes for which the Company is or may be liable;

(ii) to file any elections, designations or similar filings relating to Taxes (which have not since been filed) for which the Company is or may be liable;

(iii) the Company is required to pay or remit any Taxes or amounts on account of Taxes (which have not since been paid or remitted); or

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(iv) any Governmental Entity may assess or collect Taxes for which the Company is liable.

(d) All material amounts that are or were required to be collected (including, without limitation, all sales, use, value added and other Taxes) or withheld by the Company, or with respect to Taxes of the Company, have been duly collected or withheld, and all such material amounts that are required to be remitted to any Governmental Entity have been duly remitted on a timely basis to the appropriate Governmental Entity.

(e) The Company has not acquired property or services from, or disposed of property or provided services to, any Person with whom it does not deal at arm’s length for an amount that is other than the fair market value of such property or services.

(f) To the Company’s Knowledge, no claim has ever been made by any Governmental Entity in a jurisdiction where the Company does not file Returns that the Company is or may be subject to Taxes or is required to file Returns in that jurisdiction.

(g) There are no rulings or closing agreements relating to the Company which could affect the Company’s liability for Taxes for any taxable period after the Effective Date. The Company has not requested an advance tax ruling from the IRS or comparable rulings from other taxing authorities.

(h) The Company has maintained and continues to maintain in all material respects at its principal place of business all records and books of account required to be maintained under applicable Tax Laws.

(i) The Company is not party to or bound by any Tax allocation, Tax sharing agreement or Tax indemnity obligation in favor of any Person or similar agreement in favor of any Person with respect to Taxes (including any advance pricing agreement or other similar agreement relating to Taxes with any Governmental Entity), and the Company does not have any liability for Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, withholding agent or collection agent, by contract or otherwise (excluding customary indemnification provisions relating to taxes in commercial contracts, the principal purpose of which is no tax sharing).

(j) The Company will not be required to include in a tax period ending after the Effective Date any amount of net taxable income (after taking into account deductions claimed for such a period that relate to a prior period) attributable to income that accrued, or that was required to be reported for financial accounting purposes in a prior taxable period but that was not included in taxable income for that or another prior tax period.

(k) Neither the Company nor any Affiliate thereof has taken or agreed to take any action, or failed to take any action, which action or failure to act is reasonably likely to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(l) For purposes of this Section 2.12, the term “Company” shall mean the Company, together with the Company Subsidiaries.

2.13. Litigation. Except as set forth in Section 2.13 of the Company Disclosure Schedule, as of the date of this Agreement there are no material claims, actions, suits, grievances, complaints, investigations or proceedings pending or, to the Knowledge of the Company, threatened affecting the Company or any of the Company Subsidiaries or affecting any of their respective material property or assets or Intellectual Property (as hereinafter defined) at law or in equity before or by any Governmental Entity. Neither the Company nor any of the Company Subsidiaries nor any of their respective assets or properties is subject to any outstanding material judgment, order, writ, injunction or decree.

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2.14. Material Contracts. With respect to the Company Material Contracts:

(a) Section 2.14(a) of the Company Disclosure Schedule includes a complete and accurate list of all Company Material Contracts, other than those which are exhibits to the SEC Documents, to which each of the Company and any of the Company Subsidiaries is bound, and that are currently in force and the Company and any of the Company Subsidiaries have made available to the Company for inspection true and complete copies of all such Company Material Contracts, other than those which are exhibits to the SEC Documents.

(b) Except as set forth on Section 2.14(b) of the Company Disclosure Schedule, all of the Company Material Contracts are in full force and effect, and the Company or a Company Subsidiary, as applicable, is entitled to all rights and benefits thereunder in accordance with the terms thereof. The Company and the Company Subsidiaries have not waived any material rights under any Company Material Contract and no material default or breach exists in respect thereof on the part of the Company or the Company Subsidiaries or, to the Knowledge of the Company or any of the Company Subsidiaries, on the part of any other party thereto, and no event has occurred which, after the giving of notice or the lapse of time or both, would constitute such a default or breach or trigger a right of termination of any of such Company Material Contracts.

(c) All of the Company Material Contracts are valid and binding obligations of the Company or a Company Subsidiary, as applicable, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency and other laws affecting the enforcement of creditors’ rights generally and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction.

(d) As at the date hereof, the Company has not received written notice that any party to a Company Material Contract intends to cancel, terminate or otherwise modify or not renew such Company Material Contract, and to the Knowledge of the Company, no such action has been threatened.

(e) Except as set forth in Section 2.14(e) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries are a party to any Company Material Contract that contains any non-competition obligation or otherwise restricts in any way the business of the Company or any of the Company Subsidiaries.

2.15. Permits. Each of the Company and the Company Subsidiaries has obtained and is in compliance with all Permits required by applicable Laws, necessary to conduct its current business as now being conducted, other than where a failure to obtain or be in compliance with such Permits would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

2.16. Expropriation. No part of the property or assets of the Company or any of the Company Subsidiaries has been taken, condemned or expropriated by any Governmental Entity nor has any written notice or proceeding in respect thereof been given or commenced.

2.17. Rights of Other Persons. Except as set forth in Section 2.17 of the Company Disclosure Schedule, no Person has any right of first refusal or option to purchase or any other right of participation in any of the material properties or assets owned by the Company or any of the Company Subsidiaries, or any part thereof, except as disclosed in the Company’s financial statements included in the Company SEC Documents.

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2.18. Environmental Matters.

(a) The Company and the Company Subsidiaries have carried on their respective businesses and operations in compliance in all material respects with all applicable Environmental Laws and all terms and conditions of all Environmental Permits;

(b) Neither the Company nor any of the Company Subsidiaries has received any written order, request or notice from any Person alleging a material violation of any Environmental Law; and

(c) Neither the Company nor any of the Company Subsidiaries (i) is a party to any litigation or administrative proceeding, or to their Knowledge is any litigation or administrative proceeding threatened against it or its property or assets, which in either case (A) asserts or alleges that it violated any Environmental Laws, (B) asserts or alleges that it is required to clean up, remove or take remedial or other response action due to the Release of any Hazardous Substances, or (C) asserts or alleges that it is required to pay all or a portion of the cost of any past, present or future cleanup, removal or remedial or other response action which arises out of or is related to the Release of any Hazardous Substances, (ii) is not subject to any judgment, decree, order or citation related to or arising out of applicable Environmental Law and has not been named or listed as a potentially responsible party by any Governmental Entity in a matter arising under any Environmental Laws and (iii) is involved in remediation operations and does not know of any facts, circumstances or conditions, including any Release of Hazardous Substance, that, in the case of each of the foregoing clauses (i), (ii) and (iii) would reasonably be expected to result in a Company Material Adverse Effect.

2.19. Intellectual Property.

(a) Neither the Company nor any Company Subsidiary owns any Registered IP other than the Registered IP identified in Section 2.19(a) of the Company Disclosure Schedule.

(b) To the Knowledge of the Company, the conduct of the business of the Company and the Company Subsidiaries as previously conducted or as currently conducted including, without limitation, the lithium mining site evaluation, exploration and development techniques employed by the Company, does not and has not infringed (directly, contributorily, by inducement or otherwise), misappropriated or otherwise violated any valid Intellectual Property of any other Person.

(c) No written notice of infringement, misappropriation or similar claim or Legal Proceeding involving infringement or misappropriation of any Intellectual Property of any other Person is or has been pending and served or, to the Knowledge of the Company, is pending and not served or threatened against any the Company and the Company Subsidiaries;

(d) To the Knowledge of the Company, all the Company IP that is material to the business of the Company and the Company Subsidiaries is valid, subsisting and enforceable;

(e) Except as set forth in Section 2.19(e) of the Company Disclosure Schedule, none of the Company and the Company Subsidiaries have transferred title to, or granted any exclusive license, or granted an option to acquire title or an exclusive license, with respect to, any material Company IP;

(f) To the Knowledge of the Company, no Person has infringed, misappropriated or otherwise violated, and no Person is infringing, misappropriating or otherwise violating, any the Company IP.

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(g) Section 2.19(g) of the Company Disclosure Schedule lists all proceedings or actions known to the Company before any court or tribunal (including the United States Patent and Trademark Office or equivalent authority anywhere in the world) related to any the Company IP. To the Knowledge of the Company, none of the Company IP is the subject of any outstanding decree, order, judgment, settlement agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by the Company and the Company Subsidiaries, or that may affect the validity, use or enforceability of such the Company IP.

2.20. Status of the Company Mineral Properties. Except as set forth on Section 2.20 of the Company Disclosure Schedules, upon the Closing, the Company shall own 17.67% of the issued and outstanding equity interests in the Minera Salar Blanco S.A., free and clear of all Liens other than those imposed by the shareholders’ agreement for Minera Salar Blanco S.A. between the Company and Minera Salar Blanco SpA, Lithium Power Inversiones Chile SpA and Lithium Power International Limited (the “MSB Shareholders Agreement”), those imposed by the Organizational Documents of Minera Salar Blanco S.A., and those imposed by applicable Law. Except as set forth in Exhibit C-1 or in Section 2.20 of the Company Disclosure Schedule, to the Knowledge of the Company:

(i) subject to the paramount interest of the jurisdictions in which the Company Mineral Properties are located, Minera Salar Blanco S.A controls the full undivided possessory title to the Company Mineral Properties, free and clear of all Liens;

(ii) there have been no material adverse regulatory actions taken (nor threatened in writing) by any Governmental Entity with respect to any Company Mineral Properties; and

(iii) the mineral claims comprising the Company Mineral Properties and the mineral agreements in respect thereof have been duly and validly located, granted, entered into and recorded, as the case may be, pursuant to the laws of the jurisdiction in which the each property is situated, and are in each case in good standing with respect to all filings, fees, rentals, taxes, assessments, work commitments and other obligations and conditions on the date hereof, except in each case under this clause (iii) as has not had or would not reasonably be expected to have a Company Material Adverse Effect.

2.21. Compliance with Laws. The Company and each of the Company Subsidiaries have complied with and are not in violation of any applicable Laws, other than non-compliance or violations which would not, individually or in the aggregate, have a Company Material Adverse Effect and, as of the date of this Agreement, have not received written notice alleging any violation of applicable Law in any material respect by any Company Entity.

2.22. Employment Matters.

(a) Except as set forth in Section 2.22(a) of the Company Disclosure Schedule, none of the execution of this Agreement, the Transactions, the Merger or any other transaction contemplated hereby or any termination of employment or service in connection therewith or subsequent thereto, will individually or together with the occurrence of some other event, (i) result in any unfunded payment (including unfunded severance, unemployment compensation, golden parachute, bonus, the redemption of any accrued entitlements or otherwise) becoming due to any Person, (ii) materially increase or otherwise enhance any benefits otherwise payable by any of the Company Entities, (iii) result in the acceleration of the time of payment or vesting of any such benefits, (iv) increase the amount of compensation due to any Person, or (v) result in the forgiveness in whole or in part of any outstanding loans made by any of the Company Entities to any Person.

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(b) The Company and the Company Subsidiaries are in compliance in all material respects with all Law respecting employment, discrimination in employment, fair employment practices, equal employment, terms and conditions of employment, meal and rest periods, leaves of absence, employee privacy, worker classification (including the proper classification of workers as independent contractors and consultants), wages (including overtime payments), pay-slips, compensation and hours of work, and occupational safety and health and employment practices.

(c) Neither the Company nor any Company Subsidiary has misclassified: (i) any Person as an independent contractor rather than as an employee, (ii) any employee leased from another employer, (iii) any employee currently or formerly classified as exempt from overtime wages or (iv) any payment or benefit that may be reclassified as part of their determining salary for any purpose, including for calculating any social contributions.

(d) Section 2.22(d) of the Company Disclosure Schedule sets forth a complete list of all employees and consultants of the Company and each Company Subsidiary, together with their respective titles, salaries and bonus (whether monetary or otherwise), and a list of the directors and the terms of their compensation. Other than set forth in Section 2.22(d) of the Company Disclosure Schedule, no such employee is on long-term disability leave, extended absence or workers’ compensation leave.

(e) The Company and the Company Subsidiaries have paid in full to all of their respective employees and independent contractors all compensation due and payable to such employees and contractors.

(f) Other than set forth in Section 2.22(f) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is:

(i) a party to any written or oral agreement, arrangement, plan, obligation, policy or understanding providing for severance or termination payments to any director or officer of the Company or any Company Subsidiary;

(ii) a party to any collective bargaining agreement or multiemployer plan nor, to the Knowledge of the Company, subject to any application for certification or threatened or apparent union- organizing campaigns for employees not covered under a collective bargaining agreement nor are there any current, or to the Knowledge of the Company, pending or threatened strikes or lockouts at the Company or any Company Subsidiary; and

(h) Except as set forth in Section 2.22(h) of the Company Disclosure Schedule, the Company and the Company Subsidiaries have not been, and are not subject to any present or future obligation or liability under, any pension plan, deferred compensation plan, retirement income plan, stock option or stock purchase plan, profit sharing plan, bonus plan, employee benefit plan or policy, employee group insurance plan, program policy or practice, formal or informal, with respect to their respective employees.

2.23. Related Party Transactions. Except as set forth in Section 2.23 of the Company Disclosure Schedule, there are no Contracts or other transactions currently in place between the Company or any of the Company subsidiaries, on the one hand, and: (i) any officer or director of the Company or any of the Company Subsidiaries; (ii) any holder of record or, to the Knowledge of the Company, beneficial owner of 10% or more of the Company Common Shares or of any security convertible into, or exercisable for the purchase of, the Company Common Shares; and (iii) any affiliate or associate of any such, officer, director, holder of record or beneficial owner, on the other hand.

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2.24. Registration Rights. No Person has any right to compel the Company or any Company Subsidiary to register or otherwise qualify any capital stock of the Company or such Company Subsidiary or any other securities of the Company or such Company Subsidiary for public sale or distribution.

2.25. Brokers. Except as disclosed by the Company on Section 2.25 of the Company Disclosure Schedule, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company, and the aggregate amount of such fees that may become payable in respect of all such arrangements is set forth on Section 2.25 to the Company Disclosure Schedule.

2.26. Insurance. As of the date hereof, the Company and each Company Subsidiary has such policies of insurance as are listed in Section 2.26 of the Company Disclosure Schedule. All insurance maintained by the Company and the Company Subsidiaries is in full force and effect and is in amounts and in respect of such risks as are normal and usual for companies of similar size operating in the industry and in the location in which the Company operates.

2.27. No Cease Trade. Neither the Company nor any Company Subsidiary is subject to any cease trade or similar order of any applicable Regulatory Authority with respect to the trading of Company securities and, to the Knowledge of the Company, as of the date of this Agreement, no investigation or other proceedings involving the Company or any Company Subsidiary which may operate to prevent or restrict trading of any securities of the Company are currently in progress or pending before any applicable Regulatory Authority.

2.28. Securities Laws. Neither the Company nor any Company Subsidiary is registered, or is required to be registered as, an “investment company” under the United States Investment Company Act of 1940, as amended. Neither the Company nor any Company Subsidiary is a “reporting issuer” within the meaning of the Securities Laws of any province or territory of Canada.

2.29. Certain Business Practices. To the Knowledge of the Company, none of the Company, any of the Company Subsidiaries nor any director, officer, agent or employee of the Company or any of the Company Subsidiaries (in their capacities as such) has:

(a) used or agreed to use funds for contributions, gifts, entertainment or other purposes relating to political activity in violation of Law; or

(b) made or agreed to make any payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns in violation of Law.

2.30. Employee Benefits Plans. Except as set forth in Section 2.30 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has, whether on behalf of any employee, officer, director, consultant, stockholder or other individual service provider of the Company or any Company Subsidiary (in each case, whether current, former or retired) or their dependents, spouses, or beneficiaries, established, maintained, sponsored, contributed to, or undertaken to contribute too, any employee benefit plans” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including multiemployer plans within the meaning of Section 3(37) of ERISA, each a “Multiemployer Plan”)), whether or not subject to ERISA, or any other bonus, profit sharing, compensation, pension, severance, savings, deferred compensation, fringe benefit, insurance, welfare, post- retirement health or welfare benefit, health, life, stock option, stock purchase, restricted stock, tuition refund, service award, company car, scholarship, relocation, disability, accident, sick pay, sick leave, accrued leave, vacation, holiday, termination, unemployment, individual employment, consulting, executive compensation, incentive, commission, payroll practices, retention, change in control, non- competition, or other plan, agreement, policy, trust fund, or arrangement (whether written or unwritten, insured or self-insured), under which the Company or any ERISA Affiliate has or may have any Liability, contingent or otherwise, other than legally mandated benefit plans or arrangements.

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2.31. Anti-Takeover Provisions. There is no shareholder rights plan, “poison pill” anti-takeover plan or other similar device in effect to which Company is a party or otherwise bound.

2.32. No Other Representations and Warranties. Except for the representations and warranties of the Company contained in this Agreement, neither the Company, nor any of its Representatives, nor any other Person on behalf of the Company, makes any express or implied representation or warranty to any other party, at law or in equity, in respect of the Company, its operations, business, assets, liabilities, capitalization, condition or prospects or the Ancillary Documents or the transactions contemplated by this Agreement or the Ancillary Documents, and the Company hereby disclaims any such representation or warranty.

2.33. Survival of Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall not survive the completion of the Merger and shall expire and be terminated on the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with its terms. Any investigation by Bearing and its Representatives shall not mitigate, diminish or affect the representations and warranties of the Company pursuant to this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF BEARING AND SUB

Bearing and Sub represent and warrant to the Company that, except as disclosed in the Bearing Disclosure Schedule or as disclosed in the Company’s Form 51-102F2 dated February 11, 2016 or any Bearing TSX-V Document or document filed on the Canadian Securities Administrators’ System for Electronic Document Analysis and Retrieval (“SEDAR”) filed subsequent to such Form 51-102F2 (collectively the “Bearing Public Disclosure Documents”), but prior to the date of this Agreement, and without giving effect to any amendment to any such Bearing TSX-V Document filed on or after the date of this Agreement and excluding any disclosures set forth in any section entitled “risk factors” or constituting “forward-looking statements” or any other statements that are similarly cautionary, predictive or forward- looking in nature, except, in each case, other than historical information contained therein:

3.1. Authority Relative to this Agreement. Each of Bearing and Sub has all necessary corporate power, authority and capacity to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by each of Bearing and Sub and the performance by each of its obligations hereunder have been duly authorized by its board of directors and no other corporate proceedings on its part, other than, if necessary, obtaining the Bearing Shareholder Approval, are necessary to authorize this Agreement or the Merger that have not been taken. Other than as may be required by the TSX-V pursuant to a notice provided by the TSX-V after the date of this Agreement, the Bearing Shareholder Approval will not be required. This Agreement has been duly executed and delivered by each of Bearing and Sub and constitutes a legal, valid and binding obligation of Bearing and Sub, enforceable against each of them in accordance with its terms, subject to the qualification that such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting rights of creditors and that equitable remedies, including specific performance, are discretionary and may not be ordered.

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3.2. Organization and Qualification; Subsidiaries. Each of Bearing, the Bearing Subsidiaries and Sub is a corporation or limited liability company, as applicable duly incorporated, amalgamated, continued or created and validly existing under the applicable Laws of its jurisdiction of incorporation, continuance or creation and has all necessary corporate or legal power and capacity to own its property and assets as now owned and to carry on its business as it is now being conducted. Each of Bearing, the Bearing Subsidiaries and Sub is duly registered, licensed or otherwise authorized and qualified to do business and each is in good standing in each jurisdiction in which the character of its properties, owned, leased, licensed or otherwise held, or the nature of its activities makes such qualification necessary, except where the failure to be so registered or in good standing or to have such Permits would not have a Bearing Material Adverse Effect.

3.3. No Material Change. Since October 31, 2015 (the “Bearing Balance Sheet Date”) through the date of this Agreement:

(a) Each of Bearing, the Bearing Subsidiaries and Sub has conducted its business only in the ordinary and regular course of business;

(b) There has not occurred any event that constituted or with the passage of time would constitute a Bearing Material Adverse Effect;

(c) Except as set forth in Section 3.3(c) of the Bearing Disclosure Schedule, neither Bearing nor any Bearing Subsidiary has effected or passed any resolution to approve a split, consolidation or reclassification of any of the outstanding Bearing Common Stock;

(d) Bearing has not effected any material change in its accounting methods, principles or practices;

(e) There has been no dividend or distribution of any kind declared, paid or made by Bearing on any Bearing Common Shares;

(f) The business and property of Bearing, the Bearing Subsidiaries and Sub conform in all material respects to the description thereof contained in the documents made available to Company in the electronic data room established by Bearing and there has not been any acquisition or sale by Bearing or any of the Bearing Subsidiaries or Sub of any material property or assets; and

(g) Other than in the ordinary and regular course of business consistent with past practice, there has not been any incurrence, assumption or guarantee by Bearing, any of the Bearing Subsidiaries or Sub of any debt for borrowed money, any creation or assumption by Bearing, any of the Bearing Subsidiaries or Sub of any Lien or any making by Bearing of any loan, advance or capital contribution to or investment in any other Person.

3.4. No Violations. Neither the authorization, execution and delivery of this Agreement by Bearing or Sub, nor the completion of the transactions contemplated by the Agreement or the Merger, nor the performance of its obligations thereunder, nor compliance by Bearing or Sub with any of the provisions hereof will:

(a) Result in a violation or breach of, constitute a default (or an event which, with notice or lapse of time or both, would become a default), require any consent or approval to be obtained or notice to be given under, or give rise to any third party right of termination, cancellation, suspension, acceleration, penalty or payment obligation or right to purchase or sale under, any provision of: (i) the articles of incorporation, by-laws or other organizational documents of Bearing, any of the Bearing Subsidiaries or Sub, (ii) any Permit or Bearing Material Contract to which Bearing, any Bearing Subsidiaries or Sub is a party or to which any of them, or any of their respective properties or assets, may be subject or by which Bearing, any of the Bearing Subsidiaries or Sub is bound, or (iii) assuming that the Bearing Shareholder Approval, if necessary, and TSX-V Approval are obtained, any Law, regulation, order, judgment or decree applicable to Bearing, any of the Bearing Subsidiaries or Sub or any of their respective properties or assets.

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(b) Give rise to any rights of first refusal or trigger any change in control provisions, rights of first offer or first refusal or any similar provisions or any restrictions or limitations under any note, bond, mortgage, indenture, Bearing Material Contract, license, franchise or Permit to which any Bearing, any of the Bearing Subsidiaries or Sub is a party;

(c) Give rise to any termination or acceleration of indebtedness, or cause any third party indebtedness to come due before its stated maturity or cause any available credit to cease to be available; or

(d) Result in the imposition of any Lien upon any of the property or assets of Bearing, any of the Bearing Subsidiaries or Sub or restrict, hinder, impair or limit the ability of either Bearing, any of the Bearing Subsidiaries or Sub to conduct its business as and where it is now being conducted which would, individually or in the aggregate, reasonably be expected to have a Bearing Material Adverse Effect.

3.5. Consents. No consents, approvals and notices are required from any third party under any Bearing Material Contract in order for Bearing, any of the Bearing Subsidiaries or Sub to proceed with the execution and delivery of this Agreement and the completion of the transactions contemplated by this Agreement and the Merger.

3.6. Capitalization; Merger Consideration. The authorized share capital of Bearing consists of an unlimited number of Bearing Common Shares. As of the close of business on the date hereof, 21,387,418 Bearing Common Shares were issued and outstanding, and except as noted in Section 3.6 of the Bearing Disclosure Schedule, there are no other options, warrants, conversion privileges or other rights, shareholder rights plans, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) of any character whatsoever requiring or which may require the issuance, sale or transfer by Bearing of any securities of Bearing (including Bearing Common Shares), or any Bearing Subsidiaries, or any securities or obligations convertible into, or exchangeable or exercisable for, or otherwise evidencing a right or obligation to acquire, any securities of Bearing (including Bearing Common Shares) or any Bearing Subsidiaries. All outstanding shares of Bearing capital stock have been duly authorized and validly issued, are fully paid and non-assessable. When issued by Bearing to the holders of Company Common Stock, Company Options, Company Warrants and/or Company Restricted Stock Units in accordance with the terms of this Agreement, the Merger Consideration and all other securities of Bearing issued to any such Persons pursuant to this Agreement, will be validly and duly issued free and clear of all Liens except those imposed by applicable Securities Laws.

3.7. Ownership of Subsidiaries. Section 3.7 of the Bearing Disclosure Schedule lists, as of the date hereof, the Bearing Subsidiaries (including jurisdiction of formation). All of the outstanding capital stock of, or other equity interests in, the Bearing Subsidiaries is, directly or indirectly, owned by Bearing. All the issued and outstanding shares of capital stock of, or other equity interests in, the Bearing Subsidiaries, have been validly issued and are fully paid and non-assessable and are owned directly or indirectly by Bearing free and clear of all Liens, and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or similar interests. There are on the date hereof no outstanding (i) securities of any Bearing Subsidiaries convertible into or exchangeable for shares of capital stock or voting securities or ownership interests in any Bearing Subsidiary, (ii) options, warrants, rights or other agreements or commitments requiring Bearing or any Bearing Subsidiary to issue, or other obligations of Bearing or any Bearing Subsidiary to issue, any capital stock, voting securities or other ownership interests in (or securities convertible into or exchangeable for capital stock or voting securities or other ownership interests in) any Bearing Subsidiary (or, in each case, the economic equivalent thereof), (iii) obligations of Bearing or any Bearing Subsidiary to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock, voting securities or other ownership interests in any Bearing Subsidiary or (iv) obligations by Bearing or any Bearing Subsidiary to make any payments based on the price or value of the capital stock or any other equity interest in any Bearing Subsidiary. Except as set forth in Section 3.7 of the Bearing Disclosure Schedule, Bearing does not own, directly or indirectly any capital stock of, or other voting securities or equity or similar interests in, any corporation, partnership, joint venture, association, limited liability company or other entity or Person.

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3.8. Reporting Status; Securities Laws Matters and Financial Statements.

(a) Bearing is a “reporting issuer” and not on the list of reporting issuers in default under applicable Canadian provincial Securities Laws in the Provinces of British Columbia and Alberta. The Bearing Common Shares are listed on, and Bearing is in compliance with the rules and policies of the TSX-V. As of the date hereof, Bearing is not subject to regulation by any other stock exchange. No delisting, suspension of trading in or cease trading order with respect to any securities of Bearing and, to the Knowledge of Bearing, no inquiry or investigation (formal or informal) of any Regulatory Authority (including, for purposes of this paragraph, any similar authority in the United States) or the TSX-V is in effect or ongoing or, to the Knowledge of Bearing, expected to be implemented or undertaken.

(b) Bearing has timely filed all documents required to be filed by it in accordance with applicable Securities Laws with the Regulatory Authorities and the TSX-V. All such documents and information comprising the Bearing Public Disclosure Record, as of their respective dates (or, if amended, as of the date of such amendment), (1) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and (2) complied in all material respects with the requirements of applicable Securities Laws, and any amendments to the Bearing Public Disclosure Record required to be made have been filed on a timely basis with the applicable Regulatory Authorities and the TSX-V. Bearing has not filed any confidential material change report with any applicable Regulatory Authorities or the TSX-V that at the date of this Agreement remains confidential.

(c) Bearing’s audited consolidated financial statements as at and for the fiscal years ended October 31, 2015 and 2014 (including the notes thereto) and Bearing’s unaudited consolidated financial statements as at and for the nine months ended July 31, 2016, each as included in the Bearing Public Disclosure Record (collectively, the “Bearing Financial Statements”), were prepared in accordance with IFRS consistently applied (except (i) as otherwise indicated in such financial statements and the notes thereto or, in the case of audited statements, in the related report of Bearing’s independent auditors, or (ii) in the case of unaudited interim statements, are subject to normal period-end adjustments (none of which are material, individually or in the aggregate) and may omit notes which are not required by applicable Laws in the unaudited statements) and present fairly in all material respects the consolidated financial condition, results of operations, changes in financial position of Bearing and its subsidiaries as of the dates thereof and for the periods indicated therein (subject, in the case of any unaudited interim financial statements, to normal period-end adjustments, none of which are material, individually or in the aggregate) in accordance with IFRS and reflect reserves required by IFRS in respect of all material contingent liabilities, if any, of Bearing and the Bearing Subsidiaries on a consolidated basis. There has been no material change in Bearing’s accounting policies, except as described in the notes to the Bearing Financial Statements, since October 31, 2015.

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(d) The management of Bearing has established and maintained a system of disclosure controls and procedures designed to provide reasonable assurance that information required to be disclosed by Bearing in its annual filings, interim filings or other reports filed or submitted by it under the applicable Laws imposed by Governmental Entities is recorded, processed, summarized and reported within the time periods specified in such Laws imposed by such Governmental Entities. Such disclosure controls and procedures include controls and procedures designed to ensure that information required to be disclosed by Bearing in its annual filings, interim filings or other reports filed or submitted under the applicable Laws imposed by Governmental Entities is accumulated and communicated to Bearing’s management, including its chief executive officer and chief financial officer (or persons performing similar functions), as appropriate to allow timely decisions regarding required disclosure.

(e) Bearing maintains internal control over financial reporting. Such internal control over financial reporting is effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS and includes policies and procedures that: (A) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of Bearing and its Subsidiaries; (B) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with IFRS, and that receipts and expenditures of Bearing and its Subsidiaries are being made only with the requisite authorizations of management and directors of Bearing or its Subsidiaries, as applicable; and (C) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of Bearing or its Subsidiaries that would reasonably be expected to have a material effect on Bearing’s financial statements. To the knowledge of Bearing, as of the date of this Agreement: (x) there are no material weaknesses in the design and implementation or maintenance of internal controls over financial reporting of Bearing that are reasonably likely to adversely affect the ability of Bearing to record, process, summarize and report financial information; and (y) there is no fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of Bearing.

(f) Since October 31, 2015, neither Bearing nor any of its Subsidiaries nor, to Bearing’s knowledge, any Representative of Bearing or any of its Subsidiaries has received or otherwise had or obtained knowledge of any written complaint, allegation, assertion, or claim regarding the accounting or auditing practices, procedures, methodologies or methods of Bearing or any of its Subsidiaries or their respective internal accounting controls, including any written complaint, allegation, assertion, or claim that Bearing or any of its Subsidiaries has engaged in questionable accounting or auditing practices, which has not been resolved to the satisfaction of the audit committee of Bearing Board.

3.9. Books and Records. The financial books, records and accounts of Bearing and its Subsidiaries: (i) have been maintained in all material respects in accordance with applicable Laws and IFRS on a basis consistent with prior years; (ii) are stated in reasonable detail and accurately and fairly reflect the transactions, acquisitions and dispositions of the assets of Bearing and the Bearing Subsidiaries in all material respects; and (iii) accurately and fairly reflect in all material respects the basis for Bearing Financial Statements.

3.10. Minute Books. The corporate minute books of Bearing and the Bearing Subsidiaries contain minutes of substantially all meetings and resolutions of its board of directors and committees of such boards of directors or managers, as applicable, other than those portions of minutes of meetings reflecting discussions of the Merger, and shareholders or members, as applicable, held according to applicable Laws and are complete and accurate in all material respects.

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3.11. No Undisclosed Liabilities. Neither Bearing nor any of the Bearing Subsidiaries has any Liabilities, including those arising under any Law and those arising under any Contract, except for Liabilities (i) fully disclosed or reflected or reserved against on the balance sheet of Bearing and the Bearing Subsidiaries as of the Balance Sheet Date (including the notes thereto) included in the Bearing TSX-V Documents, (ii) incurred after the Balance Sheet Date in the ordinary course of business consistent with past practice and that have not had or would not reasonably be expected to have a Bearing Material Adverse Effect, (iii) disclosed in Section 3.11 of the Bearing Disclosure Schedule or (iv) as contemplated by this Agreement or otherwise in connection with the Merger and the other transactions contemplated hereby.

3.12. Taxes. Except as set forth in Section 3.12 of the Bearing Disclosure Schedule:

(a) Bearing has filed or caused or will cause to be filed all Returns required to be filed by applicable Law on or before the Effective Date. All such Returns are correct and complete in all material respects. Bearing has timely paid all material Taxes that are due and payable by Bearing, including all installments on account of taxes for the current year that are due and payable by Bearing whether or not assessed (or reassessed) by the appropriate Governmental Entity, and has, as applicable, timely remitted such Taxes to the appropriate Governmental Entity under applicable Law. Bearing and its subsidiaries have no liability for unpaid Taxes that, in the aggregate, would be expected to have a Bearing Material Adverse Effect on Bearing. There are no liens for Taxes upon any of the assets or properties of Bearing or its subsidiaries except Liens for current Taxes not yet due and payable.

(b) There is no material dispute or claim, including any audit, investigation or examination by any Governmental Entity, actual, pending or, to the Knowledge of Bearing, threatened, concerning any Tax Liability of Bearing, no written notice of such an audit, investigation, examination, material dispute or claim has been received by Bearing.

(c) Bearing has not requested, or entered into any agreement or other arrangement, or executed any waiver providing for, any extension of time within which:

(i) to file any Return (which has not since been filed) in respect of any Taxes for which Bearing is or may be liable;

(ii) to file any elections, designations or similar filings relating to Taxes (which have not since been filed) for which Bearing is or may be liable;

(iii) Bearing is required to pay or remit any Taxes or amounts on account of Taxes (which have not since been paid or remitted); or

(iv) any Governmental Entity may assess or collect Taxes for which Bearing is liable.

(d) All material amounts that are or were required to be collected (including, without limitation, all sales, use, value added and other Taxes) or withheld by Bearing, or with respect to Taxes of Bearing, have been duly collected or withheld, and all such material amounts that are required to be remitted to any Governmental Entity have been duly remitted on a timely basis to the appropriate Governmental Entity.

(e) Bearing has not acquired property or services from, or disposed of property or provided services to, any Person with whom it does not deal at Arm’s Length for an amount that is other than the fair market value of such property or services.

(f) To Bearing’s Knowledge, no claim has ever been made by any Governmental Entity in a jurisdiction where Bearing does not file Returns that Bearing is or may be subject to Taxes or is required to file Returns in that jurisdiction.

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(g) There are no rulings or closing agreements relating to Bearing which could affect Bearing’s liability for Taxes for any taxable period after the Effective Date. Bearing has not requested an advance tax ruling from the Canada Revenue Agency or comparable rulings from other taxing authorities.

(h) Bearing has maintained and continues to maintain in all material respects at its principal place of business all records and books of account required to be maintained under applicable Tax Laws.

(i) Bearing is not party to or bound by any tax sharing agreement or tax indemnity obligation in favor of any Person or similar agreement in favor of any Person with respect to Taxes (including any advance pricing agreement or other similar agreement relating to Taxes with any Governmental Entity).

(j) Bearing will not be required to include in a tax period ending after the Effective Date any amount of net taxable income (after taking into account deductions claimed for such a period that relate to a prior period) attributable to income that accrued, or that was required to be reported for financial accounting purposes in a prior taxable period but that was not included in taxable income for that or another prior tax period.

(k) Neither Bearing nor any Affiliate thereof has taken or agreed to take any action, or failed to take any action, which action or failure to act is reasonably likely to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(l) For purposes of this Section 3.12, the term “Bearing” shall mean Bearing, together with the Bearing Subsidiaries.

3.13. Litigation. Except as set forth in Section 3.13 of the Bearing Disclosure Schedule, there are no material claims, actions, suits, grievances, complaints, investigations or proceedings pending or, to the Knowledge of Bearing, threatened affecting Bearing or any Bearing Subsidiaries or affecting any of their respective material property or assets or Intellectual Property at law or in equity before or by any Governmental Entity. Neither Bearing nor any Bearing Subsidiaries nor any of their respective assets or properties is subject to any outstanding material judgment, order, writ, injunction or decree.

3.14. Material Contracts. With respect to the Bearing Material Contracts:

(a) Section 3.14 (a) of the Bearing Disclosure Schedule includes a complete and accurate list of all Bearing Material Contracts to which each of Bearing and any of the Bearing Subsidiaries is bound, and that are currently in force and Bearing and any of the Bearing Subsidiaries have made available to the Company for inspection true and complete copies of all such Bearing Material Contracts.

(b) Except as set forth in Section 3.14(b) of the Bearing Disclosure Schedule, all of the Bearing Material Contracts are in full force and effect, and Bearing or a Bearing Subsidiary, as applicable, is entitled to all rights and benefits thereunder in accordance with the terms thereof. Bearing and any of the Bearing Subsidiaries have not waived any material rights under any Bearing Material Contract and no material default or breach exists in respect thereof on the part of Bearing or any of the Bearing Subsidiaries or, to the Knowledge of Bearing or any of the Bearing Subsidiaries, on the part of any other party thereto, and no event has occurred which, after the giving of notice or the lapse of time or both, would constitute such a default or breach or trigger a right of termination of any of such Bearing Material Contracts.

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(c) All of the Bearing Material Contracts are valid and binding obligations of Bearing or a Bearing Subsidiary, as applicable, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency and other laws affecting the enforcement of creditors’ rights generally and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction.

(d) As at the date hereof, Bearing has not received written notice that any party to a Bearing Material Contract intends to cancel, terminate or otherwise modify or not renew such Material Contract, and to the Knowledge of Bearing, no such action has been threatened.

(e) Except as set forth in Section 3.14(e) of the Bearing Disclosure Schedule, neither Bearing nor any of the Bearing Subsidiaries are a party to any Bearing Material Contract that contains any non-competition obligation or otherwise restricts in any way the business of Bearing or any of the Bearing Subsidiaries.

3.15. Permits. Each of Bearing and the Bearing Subsidiaries has obtained and is in compliance with all Permits required by applicable Laws, necessary to conduct its current business as now being conducted, other than where a failure to obtain or be in compliance with such Permits would not, individually or in the aggregate, reasonably be expected to have a Bearing Material Adverse Effect.

3.16. Expropriation. No part of the property or assets of Bearing or any of the Bearing Subsidiaries has been taken, condemned or expropriated by any Governmental Entity nor has any written notice or proceeding in respect thereof been given or commenced nor does Bearing know of any intent or proposal to give such notice or commence any such proceedings.

3.17. Rights of Other Persons. No Person has any right of first refusal or option to purchase or any other right of participation in any of the material properties or assets owned by Bearing or any of the Bearing Subsidiaries, or any part thereof, except as disclosed in the Bearing Financial Statements.

3.18. Environmental Matters.

(a) Bearing and the Bearing Subsidiaries have carried on their respective businesses and operations in compliance in all material respects with all applicable Environmental Laws and all terms and conditions of all Environmental Permits;

(b) Neither Bearing nor any of the Bearing Subsidiaries has received any written order, request or notice from any Person alleging a material violation of any Environmental Law; and

(c) Neither Bearing nor any of the Bearing Subsidiaries (i) is a party to any litigation or administrative proceeding, or, to their Knowledge, is any litigation or administrative proceeding threatened against it or its property or assets, which in either case (A) asserts or alleges that it violated any Environmental Laws, (B) asserts or alleges that it is required to clean up, remove or take remedial or other response action due to the Release of any Hazardous Substances, or (C) asserts or alleges that it is required to pay all or a portion of the cost of any past, present or future cleanup, removal or remedial or other response action which arises out of or is related to the Release of any Hazardous Substances, (ii) is not subject to any judgment, decree, order or citation related to or arising out of applicable Environmental Law and has not been named or listed as a potentially responsible party by any Governmental Entity in a matter arising under any Environmental Laws and (iii) is involved in remediation operations and does not know of any facts, circumstances or conditions, including any Release of Hazardous Substance, that, in the case of each of the foregoing clauses (i), (ii) and (iii) would reasonably be expected to result in a Bearing Material Adverse Effect.

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3.19. Intellectual Property.

(a) Neither Bearing nor any Bearing Subsidiary owns any Registered IP other than the Registered IP identified in Section 3.19(a) of the Bearing Disclosure Schedule;

(b) To the Knowledge of Bearing, the conduct of the business of the Bearing and the Bearing Subsidiaries as previously conducted or as currently conducted including, without limitation, mining site evaluation, exploration and development techniques employed by the Company, does not and has not infringed (directly, contributorily, by inducement or otherwise), misappropriated or otherwise violated any valid Intellectual Property of any other Person;

(c) No written notice of infringement, misappropriation or similar claim or Legal Proceeding involving infringement or misappropriation of any Intellectual Property of any other Person is or has been pending and served or, to the Knowledge of Bearing, is pending and not served or threatened against Bearing and the Bearing Subsidiaries;

(d) To the Knowledge of Bearing, all Bearing IP that is material to the business of the Company and the Company Subsidiaries is valid, subsisting and enforceable;

(e) Except as set forth in Section 3.19(e) of the Bearing Disclosure Schedule, none of Bearing or any of the Bearing Subsidiaries have transferred title to, or granted any exclusive license, or granted an option to acquire title or an exclusive license, with respect to, any material Bearing IP;

(f) To the Knowledge of Bearing, no Person has infringed, misappropriated or otherwise violated, and no Person is infringing, misappropriating or otherwise violating, any the Bearing IP.

(g) Section 3.19(g) of the Bearing Disclosure Schedule lists all proceedings or actions known to Bearing before any court or tribunal (including the United States Patent and Trademark Office or equivalent authority anywhere in the world) related to any the Bearing IP. To the Knowledge of Bearing, none of the Bearing IP is the subject of any outstanding decree, order, judgment, settlement agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Bearing and the Bearing Subsidiaries, or that may affect the validity, use or enforceability of such the Bearing IP.

3.20. Status of Bearing Mineral Properties.

(a) Except as set forth in Exhibit C-2 or in Section 3.20 of the Bearing Disclosure Schedule:

(i) subject to the paramount interest of the jurisdictions in which the Bearing Mineral Properties are located, the Bearing or the Bearing Subsidiaries control the full undivided possessory title to the Bearing Mineral Properties, free and clear of all liens and encumbrances.

(ii) the Bearing and the Bearing Subsidiaries have all applicable Permits and approvals to carry on business in each of the jurisdictions set forth in Exhibit C-2;

(iii) there have been no adverse regulatory actions taken (nor, to the Knowledge of the Bearing, threatened in writing) by any Governmental Entity with respect to any Bearing Mineral Properties;

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(iv) the mineral claims comprising the Bearing Mineral Properties and the mineral agreements in respect thereof have been, to the best knowledge and belief of the Bearing and the Bearing Subsidiaries, after due inquiry, duly and validly located, granted, entered into and recorded, as the case may be, pursuant to the laws of the jurisdiction in which the each property is situate and are in each case in good standing with respect to all filings, fees, rentals, taxes, assessments, work commitments and other obligations and conditions on the date hereof and until the dates set opposite the respective names thereof in Exhibit E-2 hereto; and

(v) there are neither any adverse claims or challenges against, or to the ownership or title to, any of the mineral claims, rights or title comprising Bearing Mineral Properties or to the validity or enforceability of any of the mineral agreements in respect thereof, to the best knowledge and belief of the Bearing and the Bearing Subsidiaries, after due inquiry, is there any basis therefor, and there are no outstanding agreements, options or other rights and interests to acquire or purchase the Bearing Mineral Properties or any portion thereof or any interest therein, and no person has any royalty or other interest whatsoever in the production from any of the mineral claims comprising the Bearing Mineral Properties.

3.21. Compliance with Laws. Bearing and each of the Bearing Subsidiaries have complied with and are not in violation of any applicable Laws, other than non-compliance or violations which would not, individually or in the aggregate, have a Bearing Material Adverse Effect and have not received any written notices or other correspondence from any Governmental Entity regarding any circumstances that have existed or currently exist which would lead to a loss, suspension or a refusal to issue, any material license, permit, authorization, approval, registration or consent of a Governmental Entity relating to its activities which would reasonably be expected to restrict, curtail, limit or adversely affect the ability of Bearing or any of the Bearing Subsidiaries to operate its business in a manner which would have a Bearing Material Adverse Effect.

3.22. Employment Matters.

(a) None of the execution of this Agreement, the Transactions and Terms of Merger or any other transaction contemplated hereby or any termination of employment or service in connection therewith or subsequent thereto, will individually or together with the occurrence of some other event, (i) result in any unfunded payment (including unfunded severance, unemployment compensation, golden parachute, bonus, the redemption of any accrued entitlements or otherwise) becoming due to any Person, (ii) materially increase or otherwise enhance any benefits otherwise payable by any of the Bearing Entities, (iii) result in the acceleration of the time of payment or vesting of any such benefits, (iv) increase the amount of compensation due to any Person, or (v) result in the forgiveness in whole or in part of any outstanding loans made by any of the Bearing Entities to any Person.

(b) Other than set forth in Section 3.22 of the Bearing Disclosure Schedule, Bearing and the Bearing Subsidiaries are in compliance in all material respects with all Law respecting employment, discrimination in employment, fair employment practices, equal employment, terms and conditions of employment, meal and rest periods, leaves of absence, employee privacy, worker classification (including the proper classification of workers as independent contractors and consultants), wages (including overtime payments), pay-slips, compensation and hours of work, and occupational safety and health and employment practices, and is not engaged in any unfair labor practice.

(c) Bearing and the Bearing Subsidiaries have paid in full to all of their respective employees and independent contractors all compensation due and payable to such employees and contractors.

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(d) Neither Bearing nor any Bearing Subsidiary has misclassified: (i) any Person as an independent contractor rather than as an employee, (ii) any employee leased from another employer, (iii) any employee currently or formerly classified as exempt from overtime wages or (iv) any payment or benefit that may be reclassified as part of their determining salary for any purpose, including for calculating any social contributions.

(e) Neither Bearing nor any Bearing Subsidiary is a party to any collective bargaining contract, collective labor Contract or other contract or arrangement with a labor union, trade union or other organization or body involving any of its employees. Neither Bearing nor any Bearing Subsidiary has received a written demand for recognition from any collective bargaining representative with respect to any of its employees, and, to the Knowledge of Bearing there are no labor organizations purporting to represent or seeking to represent any employees of Bearing or any Bearing Subsidiary.

(f) Section 3.22 of the Bearing Disclosure Schedule sets forth a complete list of all employees and consultants of Bearing and of the Bearing Subsidiaries, together with their titles, salaries and bonus (whether monetary or otherwise) and any other remuneration, and a list of the directors and the terms of their compensation. Other than set forth in Section 3.22 of the Bearing Disclosure Schedule, no such employee is on long-term disability leave, extended absence or workers’ compensation leave. Except as set forth in Section 3.22 of Bearing Disclosure Schedule, all contractors can be terminated on notice of thirty days or less to the contractor.

(g) Other than set forth in Section 3.22 of the Bearing Disclosure Schedule, neither Bearing nor any Bearing Subsidiary is:

(i) a party to any written or oral agreement, arrangement, plan, obligation, policy or understanding providing for severance or termination payments to, or any employment or consulting agreement with, any director or officer of Bearing or any Bearing Subsidiary;

(ii) a party to any collective bargaining agreement or multiemployer plan nor, to the Knowledge of Bearing, subject to any application for certification or threatened or apparent union- organizing campaigns for employees not covered under a collective bargaining agreement nor are there any current, or to the Knowledge of Bearing, pending or threatened strikes or lockouts at Bearing or any Bearing Subsidiary; and

(iii) subject to any claim for wrongful dismissal, constructive dismissal or any other tort claim, actual or, to the Knowledge of Bearing, threatened, or any litigation, actual or, to the Knowledge of Bearing, threatened, relating to its or the Bearing Subsidiaries’ employees or independent contractors (including any termination of such individuals).

(h) Except as set forth in Section 3.22(h), of the Bearing Disclosure Schedule, Bearing and the Bearing Subsidiaries have not, and are not subject to any present or future obligation or liability under, any pension plan, deferred compensation plan, retirement income plan, stock option or stock purchase plan, profit sharing plan, bonus plan, employee benefit plan or policy, employee group insurance plan, program policy or practice, formal or informal, with respect to their respective employees.

3.23. Related Party Transactions. Except as set forth in Section 3.23 of the Bearing Disclosure Schedule, there are no Contracts or other transactions currently in place between Bearing or any of the Bearing Subsidiaries, on the one hand, and: (i) any officer or director of Bearing or any of the Bearing Subsidiaries; (ii) any holder of record or, to the Knowledge of Bearing, beneficial owner of 10% or more of the Bearing Common Shares; and (iii) any affiliate or associate of any such, officer, director, holder of record or beneficial owner, on the other hand.

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3.24. Registration Rights. No Person has any right to compel Bearing or any Bearing Subsidiary to register or otherwise qualify any capital stock of Bearing or such Bearing Subsidiary or any other securities of Bearing or any of its subsidiaries for public sale or distribution.

3.25. Restrictions on Business Activities. There is no arbitral award, judgment, injunction, constitutional ruling, order or decree binding upon Bearing or any of the Bearing Subsidiaries that has or could reasonably be expected to have the effect of prohibiting, restricting, or impairing any business practice of any of them, any acquisition or disposition of property by any of them, or the conduct of the business by any of them as currently conducted, which could reasonably be expected to have a Bearing Material Adverse Effect.

3.26. Brokers. Except as disclosed by Bearing on Schedule 3.26 of the Bearing Disclosure Schedule, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Bearing, and the aggregate amount of such fees that may become payable in respect of all such arrangements is set forth in Section 3.26 to the Bearing Disclosure Schedule

3.27. Insurance. As of the date hereof, Bearing and each Bearing Subsidiary has such policies of insurance as are listed in Section 3.27 of the Bearing Disclosure Schedule. All insurance maintained by Bearing and the Bearing Subsidiaries is in full force and effect and is in amounts and in respect of such risks as are normal and usual for companies of similar size operating in the industry and in the location in which the applicable Bearing Entities operate.

3.28. No Cease Trade. Neither Bearing nor any Bearing Subsidiary is subject to any cease trade or other order of any applicable Regulatory Authority and, to the Knowledge of Bearing, no investigation or other proceedings involving Bearing or any Bearing Subsidiary which may operate to prevent or restrict trading of any securities of Bearing are currently in progress or pending before any applicable Regulatory Authority.

3.29. United States Securities Laws. Bearing is not registered, and is not required to be registered as, an “investment company” under the United States Investment Company Act of 1940, as amended.

3.30. Certain Business Practices. To the Knowledge of Bearing, none of Bearing, any of the Bearing Subsidiaries nor any director, officer, agent or employee of Bearing or any of the Bearing Subsidiaries (in their capacities as such) has:

(a) used or agreed to use funds for contributions, gifts, entertainment or other purposes relating to political activity in violation of Law; or

(b) made or agreed to make any payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns in violation of Law.

3.31. Anti-Takeover Provisions. There is no shareholder rights plan, “poison pill” anti-takeover plan or other similar device in effect to which Bearing is a party or otherwise bound. Bearing has taken all actions necessary to render inapplicable to this Agreement and the transactions contemplated hereby, including the Merger, and inapplicable to Bearing, Sub and Bearing’s capital stock in connection with this Agreement and the transactions contemplated hereby, including the Merger, any and all “fair price,” “moratorium,” “control share acquisition,” “business combination” and other similar Laws of Canada or any applicable province or other jurisdiction (collectively, the “Anti-takeover Laws”), and no such Anti-takeover Laws apply or will apply to this Agreement and the transactions contemplated hereby, including the Merger.

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3.32. Ownership and Operations of Sub. Bearing, directly or indirectly, owns all of the outstanding capital stock of Sub. Sub was formed solely for the purpose of engaging in the Merger and the transactions contemplated hereby and has engaged in no other business activities or conducted any other operations other than those relating to the Merger and the transactions contemplated hereby and has no assets or Liabilities (other than immaterial Liabilities incurred in connection with its formation). The authorized capital stock of Sub consists of 100 shares of common stock, par value $0.01 per share.

3.33. No Other Representations and Warranties. Except for the representations and warranties of Bearing and Sub contained in this Agreement, neither Bearing nor Sub, nor any of its Representatives, nor any other Person on behalf of Bearing or Sub, makes any express or implied representation or warranty to any other party, at law or in equity, in respect of Bearing or Sub, their respective operations, business, assets, liabilities, capitalization, condition or prospects or the Ancillary Documents or the transactions contemplated by this Agreement or the Ancillary Documents, and each of Bearing and Sub hereby disclaims any such representation or warranty.

3.34. Survival of Representations and Warranties. The representations and warranties of Bearing and the Sub contained in this Agreement shall not survive the completion of the Merger and shall expire and be terminated on the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with its terms. Any investigation by the Company and its Representatives shall not mitigate, diminish or affect the representations and warranties of Bearing or Sub pursuant to this Agreement.

ARTICLE 4

CONDUCT OF BUSINESS PENDING CONSUMMATION

4.1 Affirmative Covenants of the Company. From the date of this Agreement until the earlier of the Effective Time, or the termination of this Agreement in accordance with Section 6.1, except as contemplated or permitted by this Agreement, as set forth on the Company Disclosure Schedule, as required by applicable Law, or unless the prior written consent of Bearing shall have been obtained (which shall not be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause each Company Subsidiary to: (a) operate its business in the ordinary course consistent with past practice; (b) use its commercially reasonable efforts to preserve intact its business organization and material assets and maintain its rights and franchises and keep available the services of present employees, consultants, independent contractors and executive officers of the Company and the Company Subsidiaries; and (c) take no action that would reasonably be likely to (i) materially adversely affect the ability of the Company to obtain any Consents required for the transactions contemplated hereby or (ii) materially adversely affect the ability of the Company to perform its covenants and agreements under this Agreement.

4.2 Negative Covenants of the Company.

From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with Section 6.1, unless the prior written consent of Bearing shall have been obtained (which consent shall not be unreasonably withheld, conditioned or delayed), except as set forth in Section 4.2 of the Company Disclosure Schedule, except as otherwise expressly contemplated herein, and except as required by applicable Law, the Company covenants and agrees that it will not do or agree or commit to do, or permit any of the Company Subsidiaries to do or agree or commit to do, any of the following:

(a) amend the Organizational Documents of any Company Entity;

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(b) incur any debt obligation or other obligation for borrowed money (other than (i) indebtedness of one wholly owned Company Entity to another wholly owned Company Entity and (ii) trade payables incurred in the ordinary course of business) or impose, or suffer the imposition, on any material asset of any Company Entity of any Lien or permit any such Lien to exist (other than in connection with Liens in effect as of the date hereof that are disclosed in the Company Disclosure Schedule) in each case in an amount greater than $50,000 (individually or in the aggregate);

(c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges or repurchases in the ordinary course under the Company Equity Compensation Plans or upon the exercise or conversion of outstanding securities or rights), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Company Entity;

(d) (i) except for this Agreement, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Company Common Stock, Company Options, Company Restricted Stock Units, or Company Warrants or any other capital stock of any Company Entity, or any stock appreciation rights, or any option, warrant, or other Equity Right other than the issuance of Company Common Stock upon exercise or fulfillment of the Company Options, Company Warrants, or Company Restricted Stock Units which, in each case, are outstanding on the date hereof, or which are granted in the ordinary course under the Company Equity Compensation Plan; (ii) except as required pursuant to any employment agreement or Company Equity Compensation Plan agreement to which the Company is a party as of the date hereof (each of which is listed identified in Section 4.2(d) of the Company Disclosure Schedule), accelerate the exercisability of any share of restricted stock, option, warrant or other right to purchase shares of Company Common Stock or any other capital stock of any Company Entity or (iii) declare, set aside or pay any dividend or distribution payable in cash, stock or property in respect of the capital stock of any Company Entity (other than any dividend or distribution payable by any Company Subsidiary to another Company Subsidiary or to the Company);

(e) adjust, split, combine or reclassify any capital stock of any Company Entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Company Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber with a Lien (i) any shares of capital stock of any Company Subsidiary (unless any such shares of stock are sold or otherwise transferred to another wholly owned Company Entity) or (ii) any asset having a book value in excess of $50,000 other than in the ordinary course of business consistent with past practice;

(f) (i) purchase any securities or make any material investment, whether by purchase of stock or securities, contributions to capital, asset transfers, loans or advances, or purchase of any assets, in any Person other than a wholly owned Company Subsidiary, or otherwise acquire direct or indirect control over any Person or (ii) merge, consolidate or adopt a plan of liquidation;

(g) (i) enter into any new line of business or into any new commercial undertaking or make or agree to make any new capital expenditures that, in the aggregate, are in excess of $50,000 or (ii) dispose of, grant, obtain or permit to lapse any material rights in any Intellectual Property or dispose of or disclose to any Person, except pursuant to confidentiality obligations or requirements of Law, other than to Representatives of Bearing, any material Trade Secret;

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(h) except as required by the terms of any Plan or Contract (as in effect on the date hereof) or pursuant to requirements of Law, (A) increase the benefits available to any current or former executive officer or director; (B) increase the base salary, wages or bonus opportunity of any current or former executive officer or director of the Company, except for an increase in bonus of not more than ten percent (10%) of the target bonus set forth in any employment agreement or established by the Company Board or any committee thereof for any current employee, executive officer or director in the ordinary course of business consistent with past practice; or (C) grant any severance, bonus, termination pay, equity or equity- based awards to any current or former executive officer or director of the Company other than as required by any employment agreement or pursuant to any Plan established prior to the date of this Agreement; (ii) establish, adopt, amend or terminate any plan, agreement, program, policy, trust, fund or other arrangement that would be a Plan if it were in existence as of the date of this Agreement, or any Plan, except as required to comply with requirements of Law; (iii) terminate without “cause” any executive officer; (iv) except for the hiring or engagement of non-officer employees or individual independent contractors who have aggregate annual compensation that is not in excess of $200,000 each, hire or engage any employee or individual independent contractor of the Company; or (v) forgive or discharge in whole or in part any outstanding loans or advances to any present or former director, officer, employee, individual consultant or independent contractor of the Company;

(i) (i) make or change any material Tax election, (ii) file any materially amended Tax Return, (iii) settle any material Tax claim or assessment relating to the Company Entities, or (iv) surrender any right to claim a refund of material Taxes;

(j) make any material change in any accounting methods or policies or systems of internal accounting controls, except as may be required by changes in statutory or regulatory accounting rules or GAAP or regulatory requirements with respect thereto;

(k) take any action that is intended or would reasonably be expected to result in any of the conditions to the Merger set forth in Article 5 not being satisfied;

(l) except in the ordinary course of business, enter into, modify, amend or terminate any Company Material Contract or waive, release, compromise or assign any material rights or claims with respect to any Company Material Contract;

(m) commence, settle or compromise any pending or threatened Litigation except with respect to compromises, settlements or agreements in the ordinary course of business that involve only the payment of monetary damages by the Company not in excess of $50,000 individually or $100,000 in the aggregate, provided that the foregoing shall not prohibit or otherwise limit the Company from settling any pending or threatened Litigation solely with insurance proceeds;

(n) pay, discharge or satisfy any material Liabilities, other than the payment, discharge or satisfaction of Liabilities in the ordinary course of business consistent with past practice;

(o) terminate or allow to lapse, or modify in any material respect, any material insurance policy;

(p) take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or would reasonably be expected to prevent or impede, the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code; or

(q) agree or commit to do any of the foregoing.

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4.3 Affirmative Covenants of Bearing. From the date of this Agreement until the earlier of the Effective Time, or the termination of this Agreement in accordance with Section 6.1, except as contemplated or permitted by this Agreement, as set forth on the Bearing Disclosure Schedule, as required by applicable Law, or unless the prior written consent of the Company shall have been obtained (which shall not be unreasonably withheld, conditioned or delayed), Bearing shall, and shall cause each Bearing Subsidiary to: (a) operate its business in the ordinary course consistent with past practice; (b) use its reasonable efforts to preserve intact its business organization and material assets and maintain its rights and franchises and keep available the services of present employees, consultants, independent contractors and executive officers of Bearing and the Bearing Subsidiaries; and (c) take no action that would reasonably be likely to (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

4.4 Negative Covenants of Bearing. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with Section 6.1, unless the prior written consent of the Company shall have been obtained (which consent shall not be unreasonably withheld, conditioned or delayed), except as set forth in Section 4.4 of the Bearing Disclosure Schedule, except as otherwise expressly contemplated herein, and except as required by applicable Law, Bearing covenants and agrees that it will not do or agree or commit to do, or permit any of the Bearing Subsidiaries to do or agree or commit to do, any of the following:

(a) amend the Organizational Documents of any Bearing Entity;

(b) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under any equity compensation plan of Bearing or any Bearing Entity in effect prior to the date of this Agreement), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Bearing Entity;

(c) adjust, split, combine or reclassify any capital stock of any Bearing Entity or issue or authorize the issuance of any other securities in respect of or in substitution for Bearing Common Shares, or sell, lease, mortgage or otherwise dispose of or otherwise encumber (i) any shares of capital stock of any Bearing Subsidiary (unless any such shares of stock are sold or otherwise transferred to another wholly owned Bearing Entity) or (ii) any asset having a book value in excess of $150,000 other than in the ordinary course of business consistent with past practice;

(f) adopt a plan of liquidation;

(g) (i) enter into any new line of business or into any new commercial territory outside of the United States or Canada or make or agree to make any new capital expenditures that, in the aggregate, are in excess of $150,000 or (ii) dispose of, grant, obtain or permit to lapse any material rights in any Intellectual Property or dispose of or disclose to any Person, except pursuant to confidentiality obligations or requirements of Law, other than to Representatives of the Company, any material Trade Secret;

(h) (i) except as required by the terms of any Plan or Contract (as in effect on the date hereof) or pursuant to requirements of Law, (A) increase the benefits available to any current or former executive officer or director; (B) increase the base salary, wages or bonus opportunity of any current or former executive officer or director of any Bearing Entity, except for an increase in bonus of not more than ten percent (10%) of the target bonus set forth in any employment agreement or established by the board of directors or any committee thereof for any current employee, executive officer or director in the ordinary course of business consistent with past practice; or (C) grant any severance, bonus, termination pay, equity or equity-based awards to any current or former executive officer or director of any Bearing Entity other than as required by any employment agreement or pursuant to any Plan established prior to the date of this Agreement; (ii) establish, adopt, amend or terminate any plan, agreement, program, policy, trust, fund or other arrangement that would be a Plan if it were in existence as of the date of this Agreement, or any Plan, except as required to comply with requirements of Law; (iii) terminate without “cause” any executive officer; (iv) except for the hiring or engagement of non-officer employees or individual independent contractors who have aggregate annual compensation that is not in excess of $200,000, hire or engage any employee or individual independent contractor of any Bearing Entity; or (v) forgive or discharge in whole or in part any outstanding loans or advances to any present or former director, officer, employee, individual consultant or independent contractor of any Bearing Entity;

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(i) (i) make or change any material Tax election, (ii) file any materially amended Tax Return, (iii) settle any material Tax claim or assessment relating to the Bearing Entities, or (iv) surrender any right to claim a refund of material Taxes;

(j) make any material change in any accounting methods or policies or systems of internal accounting controls, except as may be required by changes in statutory or regulatory accounting rules or IFRS or regulatory requirements with respect thereto;

(k) take any action that is intended or would reasonably be expected to result in any of the conditions to the Merger set forth in Article 5 not being satisfied;

(l) except in the ordinary course of business, enter into, modify, amend or terminate any Bearing Material Contract or waive, release, compromise or assign any material rights or claims with respect to any Bearing Material Contract;

(m) commence, settle or compromise any pending or threatened Litigation except with respect to compromises, settlements or agreements in the ordinary course of business that involve only the payment of monetary damages not in excess of $50,000 individually or $100,000 in the aggregate;

(n) pay, discharge or satisfy any material Liabilities, other than the payment, discharge or satisfaction of Liabilities in the ordinary course of business consistent with past practice;

(o) terminate or allow to lapse, or modify in any material respect, any material insurance policy;

(p) take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or would reasonably be expected to prevent or impede, the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code; or

(q) agree or commit to do any of the foregoing.

4.5 Notification of Certain Matters.

(a) Each Party agrees to promptly notify the other Parties upon becoming aware of (i) any notice or other communication from any Person alleging that the consent of such Person may be required in connection with the transactions contemplated by this Agreement, (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement, and (iii) any Litigation instituted or threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable possibility of an unfavorable outcome) against such Party or any its directors, officers or Affiliates, including by any stockholder of such Party, before any Governmental Entity, relating to or involving or otherwise affecting such Party or any of its Subsidiaries, which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to this Agreement or relating to this Agreement or the transactions contemplated hereby, or seeking damages or discovery in connection with such transactions. The other Parties shall have the right to be consulted with respect to the defense of any such Litigation; provided, that subject to Section 4.17, the Party against whom the Litigation has been instituted or threatened shall retain the sole right and complete discretion to determine its own course of conduct with respect to any such Litigation.

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(b) Each Party agrees to promptly notify the other Parties upon becoming aware of (i) any facts or circumstances which could result in a decision from a court, patent office or other regulatory agency rendering any of such Party’s Intellectual Property invalid or unenforceable or (ii) any facts or circumstances, that would, or would reasonably be expected to, affect the validity or enforceability of any of such Party’s Intellectual Property or impair or constitute a Lien on such Party’s ability to transfer any of such Party’s Intellectual Property.

4.6 No Control of Other Party’s Business; Other Actions. Nothing contained in this Agreement is intended to give either party the right to control or direct any of the other Party’s operations prior to the Effective Time. Prior to the Effective Time, each Party shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective business, assets and operations.

4.7 Preparation of Proxy Statement/Prospectus and Registration Statement; Company Stockholders’ Meeting.

(a) As promptly as practicable after the execution of this Agreement, Bearing and the Company shall cooperate in preparing, and the Company shall file with the SEC, the Proxy Statement (when included in the Registration Statement as a prospectus, including any amendments or supplements, the “Proxy Statement/Prospectus”), as applicable, and Bearing shall prepare, together with the Company, and file with the SEC, the Registration Statement. Each of Bearing and the Company shall also prepare and file with the SEC any other document, schedule or statement required to be filed by such Party (a “Required Filing”). Each of Bearing and the Company shall promptly provide to the other such information concerning its business affairs and financial statements as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Proxy Statement/Prospectus, Registration Statement and any Required Filing pursuant to this Section 4.7, or in any amendments or supplements thereto, and shall cause its counsel and auditors to cooperate with the other’s counsel and auditors in the preparation of the Proxy Statement/Prospectus, Registration Statement and any Required Filing. Bearing and the Company shall use their reasonable best efforts to cause the Registration Statement to become effective under the Securities Act as soon after such filing as practicable and to keep the Registration Statement effective as long as is necessary to consummate the Merger and the transactions contemplated hereby. The Company shall use its reasonable best efforts to cause the Proxy Statement/Prospectus, as applicable, to be mailed to its shareholders as promptly as practicable after the Registration Statement becomes effective. The Parties shall promptly provide copies, consult with each other and cooperate in the preparation of written responses with respect to any written comments received from the SEC with respect to the Proxy Statement/Prospectus, the Registration Statement or any Required Filing and promptly advise one another of any oral comments received from the SEC. The Registration Statement, the Proxy Statement/Prospectus and any Required Filing shall, at the time of the Company Stockholders’ Meeting (if any, as necessary) comply as to form in all material respects with the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder. If necessary, the Company shall retain a proxy solicitor on terms reasonably acceptable to Bearing in connection with the solicitation of the Required Company Vote.

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(b) Bearing and the Company shall make all required filings with respect to the Merger and the transactions contemplated hereby under all applicable Securities Laws, including without limitation the Securities Act and the Exchange Act, with respect to Bearing the rules of the TSX-V, the rules of any stock exchange on which Bearing’s securities or the Company’s securities, as applicable, are listed, applicable state and Canadian provincial securities and “blue sky” Laws and any applicable foreign securities Laws or with any foreign securities authorities. Each Party will advise the other, promptly (but in any event within one (1) Business Day) after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Bearing Common Shares issuable in connection with the Merger for offering or sale in any jurisdiction, any request by the SEC for amendment of the Proxy Statement/Prospectus, the Registration Statement or any Required Filing or comments thereon and responses thereto or requests by the SEC for additional information. No amendment or supplement to the Proxy Statement/Prospectus, the Registration Statement or any Required Filing shall be filed without the approval of both Bearing and the Company, which approval shall not be unreasonably withheld, conditioned or delayed; provided, that with respect to documents filed by a Party which are incorporated by reference in the Proxy Statement/Prospectus, the Registration Statement or any Required Filing, this right of approval shall apply only with respect to information relating to the other Parties or its business, financial condition or results of operation. If at any time prior to the Effective Time, any information relating to Bearing, Sub or the Company, or any of their respective Affiliates, officers or directors, should be discovered by Bearing or the Company that should be set forth in an amendment or supplement to the Proxy Statement/Prospectus, the Registration Statement or any Required Filing, as applicable, so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly (but in any event within one (1) Business Day) notify the other Parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the shareholders of the Company.

(c) If necessary, the Company shall cause the Company Stockholders’ Meeting to be duly called and held as soon as reasonably practicable after the SEC declares the Registration Statement effective for the purpose of obtaining the Required Company Vote. If necessary, in connection with such meeting, the Company will (i) use its reasonable best efforts to obtain the Required Company Vote and (ii) otherwise comply with all legal requirements applicable to such meeting.

(d) Each Party shall use its reasonable best efforts to ensure that the information supplied or to be supplied by such Party specifically for inclusion or incorporation in the Registration Statement, at the time the Registration Statement is declared effective by the SEC, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. Each Party shall use its reasonable best efforts to ensure that the information supplied or to be supplied by such Party to the Company specifically for inclusion in the Proxy Statement/Prospectus, as applicable, on the date such document is first mailed to the stockholders of the Company, at the time of the Company Stockholders’ Meeting (if applicable) and at the Effective Time, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Party shall use its reasonable best efforts to ensure that the information supplied or to be supplied by such Party specifically for inclusion or incorporation in any Required Filing, at the time any such Required Filing is filed with the SEC, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(e) The Company and Bearing shall cooperate with each other and each shall use (and shall cause their respective Subsidiaries to use) reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things necessary, proper or advisable on its part under this Agreement in connection with the Merger and the other transactions contemplated hereby as soon as practicable, including, without limitation, preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings, and all other Consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained.

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4.8 Bearing Shareholders Approval. If required, Bearing shall as soon as reasonably practicable obtain the Bearing Shareholder Approval. In connection with such approval, Bearing will (i) use its reasonable best efforts to obtain the Bearing Shareholder Approval and (ii) otherwise comply with all legal requirements applicable to such meeting.

4.9 No Solicitation.

(a) From the date of this Agreement, neither the Company nor any of its directors or officers shall directly or indirectly, solicit offers from, or in any manner knowingly encourage, any proposal relating to any merger, business combination or acquisition regarding the Company (including a sale of a majority of the outstanding equity interests of the Company or a sale of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole) until the earlier of: (i) December 31, 2017, or such other date as the parties agree to; or (ii) the Closing or the date this Agreement is terminated in accordance with its terms.

(b) From the date of this Agreement, neither Bearing nor any of its directors or officers shall directly or indirectly, solicit offers from, or in any manner knowingly encourage, any proposal relating to any merger, business combination, acquisition, sale or other transaction regarding Bearing or its Subsidiaries which would reasonably be expected, individually or in the aggregate, to materially delay, impair or prohibit the timely occurrence of the Closing or the performance by Bearing of its obligations hereunder, until the earlier of: (i) December 31, 2017, or such other date as the parties agree to; or (ii) the Closing or the date this Agreement is terminated in accordance with its terms.

4.10 Access to Information.

(a) Upon reasonable notice, each Party shall (and shall cause its subsidiaries to) afford to the other Parties and their respective Representatives reasonable access during normal business hours, during the period prior to the Effective Time, to all its officers, employees, properties, offices, plants and other facilities and to all books and records, including financial statements, other financial data and monthly financial statements within the time such statements are customarily prepared, and, during such period, each Party shall (and shall cause its Subsidiaries to) furnish promptly to the other Party and its Representatives, consistent with its legal obligations, all other information concerning its business, properties and personnel as such Person may reasonably request. Each Party shall maintain the electronic data room assembled and made available to the other Parties prior to the date hereof until the Effective Time, and shall not revoke the other Parties’ or their respective Representatives’ access thereto or delete any materials therefrom prior to the Effective Time without the other Parties’ prior consent (such consent not to be unreasonably withheld, conditioned or delayed).

(b) Each Party hereto will hold any such information that is non-public in confidence to the extent required by, and in accordance with, Section 4.24. No investigation by any Party shall diminish, obviate or prevent any Party’s reliance upon any of the representations, warranties, covenants or agreements of the Company contained in this Agreement.

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4.11 Consents; Reasonable Best Efforts.

(a) The Company and Bearing shall cooperate with each other and each shall use (and shall cause their respective Subsidiaries to use) reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated hereby as soon as practicable, including, without limitation, preparing and filing as soon as practicable all documentation to effect all necessary undertakings, notices, reports and other filings and to obtain as soon as practicable all Governmental Approvals, and all other Consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any Governmental Entity or other third party in order to consummate the Merger or any of the other transactions contemplated hereby, including with or from any works council, labor union or similar entity or governing body. Notwithstanding the immediately preceding sentence or anything to the contrary in this Agreement, no Party shall be required to sell, hold separate, divest, or otherwise dispose of any of its assets, or agree to conduct its business in a particular manner, in order to resolve any objections or suits (or threatened suits) that may be asserted by a Governmental Entity or other third party with respect to the Merger or the other transactions contemplated hereby as violative of any Antitrust Law. Subject to applicable Laws relating to the exchange of information and the preservation of any applicable attorney-client privilege, work-product doctrine, self-audit privilege or other similar privilege (collectively, “Legal Privilege”), Bearing and the Company shall use reasonable best efforts to collaborate in reviewing and commenting on in advance, and to consult the other on, information relating to Bearing or the Company, as the case may be, and any of their respective Subsidiaries, that appears in (i) any filing made with, (ii) written materials submitted to, or (iii) oral statements made to, any Governmental Entity or other third party in connection with the Merger and the other transactions contemplated hereby. In connection with such collaboration, each of Bearing and the Company shall act reasonably and as promptly as practicable. Bearing and the Company will communicate with any governmental antitrust authority in respect of the transactions contemplated by this Agreement (other than communications that are not material or relate only to administrative matters) only after having consulted with the other’s advisors in advance and having taken into account any reasonable comments and requests of the other Party and its advisors. Where permitted by the governmental antitrust authority, Bearing and the Company will allow the other’s advisers to attend all meetings with any governmental antitrust authority or participate in any telephone calls or other such communications (other than meetings, telephone calls or communications that are not material or relate only to administrative matters).

(b) Subject to applicable Laws and the preservation of any applicable Legal Privilege, Bearing and the Company each shall, upon request by the other, use reasonable best efforts to cooperate in obtaining, and furnish the other with all information concerning itself, the Subsidiaries, directors, officers, shareholders and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement/Prospectus, the Registration Statement, any Required Filing or any other statements, filings, Governmental Approvals, notices or applications made by or on behalf of the Company, Bearing or any of their respective Subsidiaries to any Governmental Entity or other third party in connection with the Merger and the other transactions contemplated hereby.

(c) Subject to any confidentiality obligations and the preservation of any Legal Privilege, Bearing and the Company each shall use reasonable best efforts to keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Bearing or the Company, as the case may be, or any of their respective Subsidiaries, from any Governmental Entity or other third party with respect to the Merger and the other transactions contemplated hereby.

(d) Subject to the provisions of Section 4.24, in the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or private party challenging any transaction contemplated by this Agreement, or any other agreement contemplated hereby, each of Bearing, Sub and the Company shall cooperate with each other and use reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement.

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4.12 Filing with State Office. Upon the terms and subject to the conditions of this Agreement, Sub and the Company shall execute and file the Articles of Merger with the office of the Secretary of State of the State of Nevada in connection with the Closing.

4.13 Directors’ and Officers’ Indemnification and Insurance.

(a) For purposes of this Section 4.13, (i) “Indemnified Person” shall mean any person who is now, or has been at any time prior to the Effective Time, an officer or director of the Company or who was serving at the request of the Company as an officer or director of another corporation, joint venture or other enterprise, and (ii) “Proceeding” shall mean any claim, action, suit, proceeding or investigation, whether or not such claim, proceeding or investigation results in a formal civil or criminal litigation or regulatory action.

(b) From and after the Effective Time, Bearing and the Surviving Corporation shall (i) indemnify and hold harmless against any costs or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Proceeding, and provide advancement of expenses to, all Indemnified Persons to the fullest extent permitted under applicable Law, the Bearing Organizational Documents and the Company Organizational Documents, and (ii) honor the provisions regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses contained in the Company Organizational Documents immediately prior to the Effective Time and the Bearing Organizational Documents and ensure that the Articles of Incorporation and bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors, officers, employees and agents of the Company and the Company Subsidiaries than are presently set forth in the Company Organizational Documents. Any right of indemnification of an Indemnified Person pursuant to this Section 4.13(b) shall not be amended, repealed or otherwise modified at any time until six (6) years from the Effective Time in a manner that would adversely affect the rights of such Indemnified Person as provided herein except as required by applicable Law. Without limiting the foregoing, in any case in which approval by Bearing or the Surviving Corporation is required to effectuate any indemnification or advancement of expenses, Bearing or the Surviving Corporation, as applicable, shall direct, at the election of the Indemnified Person, that the determination of any such approval shall be made by independent counsel mutually agreed upon between Bearing and the Indemnified Person.

(c) Subject to applicable Law, the rights of any Indemnified Person under this Section 4.13 shall be in addition to any other rights such Indemnified Person may have under the Articles of Incorporation or bylaws of Bearing, the Surviving Corporation or any of the Company Subsidiaries or Bearing Subsidiaries under the NRS or otherwise. The provisions of this Section 4.13 shall survive the consummation of the Merger for a period of six (6) years and are expressly intended to benefit each of the Indemnified Persons and their respective heirs and personal representatives; provided, that in the event that any claim or claims for indemnification set forth in Section 4.13 are asserted or made within such six (6) year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims.

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4.14 Press Releases. The initial press release concerning the Agreement and the Merger shall be a joint release and, thereafter, so long as this Agreement is in effect, none of Bearing, Sub or the Company will disseminate any press release or other public disclosure materially related to this Agreement, the Merger or any other transaction contemplated hereby, without the prior consent of the other Parties hereto; provided, that nothing in this Section 4.14 shall be deemed to prohibit any Party from making any disclosure that its outside legal counsel deems required by Law or the rules or regulations of any applicable securities exchange or Governmental Entity to which the relevant Party is subject or submits, wherever situated, in which case the Party required to make the release or announcement shall use its reasonable best efforts to allow each other Party reasonable time to comment on such release or announcement in advance of such issuance provided, further, that each of Bearing and the Company may make any public statement in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements are not inconsistent with previous press releases, public disclosures or public statements made jointly by Bearing and the Company and do not reveal material, non-public information regarding the other Parties.

4.15 Takeover Laws; Charter Provisions; No Rights Plan.

(a) Each party shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the such party’s Organizational Documents or restrict or impair the ability of any other party to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of the Company that may be directly or indirectly acquired or controlled by such other party.

(b) From the date hereof through the earlier of termination of this Agreement and the Effective Time, the no party will not adopt, approve or agree to adopt, a rights plan, “poison-pill” or other similar agreement or arrangement or any anti-takeover provision in such party’s Organizational Documents that is, or at the Effective Time shall be, applicable to the such party, the capital stock of such party, the Merger or the other transactions contemplated by this Agreement.

4.16 Employee Benefits and Contracts. As of the Effective Time (and for at least six months thereafter), Bearing shall provide, and cause the Surviving Corporation to provide, pension, welfare and fringe benefits (other than incentive compensation, equity-based compensation, defined benefit pension benefits and retiree medical benefits) to the employees of the Company and the Company Subsidiaries which when taken as a whole are substantially similar to the pension, welfare and fringe benefits (other than incentive compensation, equity-based compensation, defined benefit pension benefits and retiree medical benefits) that are provided to such employees pursuant to Plans on the date of this Agreement. Nothing herein shall require Bearing to continue any particular Plan or benefit or prevent Bearing from terminating (or causing the termination of) the employment of any employee of the Company or any Company Subsidiary at any time after the Closing Date for any reason (or no reason). The provisions of this Section 4.16 are for the sole benefit of the parties to this Agreement and nothing herein, express or implied, is intended or shall be construed to constitute an amendment to any Plan or create any right or cause of action in or on behalf of any Person (including, for the avoidance of doubt, any current or former employees, officers, directors or consultants of the Company or any of the Company Subsidiaries), other than the parties hereto; provided that the directors of Bearing who are appointed by the Company, acting by majority of such directors, can separately and enforce and cause Bearing to comply with this Section.

4.17 Shareholder Litigation. Each of the Company and Bearing shall keep the other Parties hereto informed of, and cooperate with such Parties in connection with, any shareholder litigation or claim against such Party and/or its directors or officers relating to the Merger or the other transactions contemplated by this Agreement; provided, that, notwithstanding any contrary provision herein, no settlement in connection with such shareholder litigation shall be agreed to by the Company without Bearing’s prior written consent (not to be unreasonably withheld, delayed or conditioned), and no settlement in connection with such shareholder litigation shall be agreed to by Bearing without the Company’s prior written consent.

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4.18 OTCQB; Post-Closing SEC Reports. Prior to the Effective Time, the Company shall cooperate with Bearing and use reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the OTCQB to enable the removal by the Surviving Corporation of the Company Common Stock from the OTCQB, if applicable, and the deregistration of the Company Common Stock under the Exchange Act, in each case, promptly after the Effective Time (the “Delisting”). If the Surviving Corporation is reasonably likely to be required to file any reports pursuant to the Exchange Act prior to the Delisting, the Company will deliver to Bearing at least three (3) Business Days prior to the Closing a substantially final draft of any such reports reasonably likely to be required to be prior to the Delisting (“Post-Closing SEC Reports”). The Post-Closing SEC Reports provided by the Company pursuant to this Section 4.18 will (i) not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (ii) comply in all material respects with the provisions of applicable Laws.

4.19 FIRPTA Company Certificate. Prior to the Effective Time, the Company shall execute and deliver to Bearing and Sub a certificate (in a form reasonably acceptable to Bearing and Sub) conforming to the requirements of Treasury Regulations Sections 1.1445-2(c)(3) and 1.897-2(h), as well as any other documentation reasonably requested by Bearing to establish that shares of capital stock of the Company do not constitute “United States real property interests” under Section 897(c) of the Code.

4.20 Reserved

4.21 Governance Matters. The Company and Bearing shall take all reasonable action to cause, effective at the Effective Time, the resignations of all such directors and officers of the Company, Bearing and the Subsidiaries as shall not be continuing as such as contemplated by this Agreement following the Effective Time.

4.22 SEC Reports. During the period prior to the Effective Time, the Company shall continue to timely file or furnish all forms, reports, statements, schedules and other materials with the SEC required to be filed or furnished pursuant to the Exchange Act or other federal or applicable foreign securities Laws.

4.23 TSX-V Reports. During the period prior to the Effective Time, Bearing shall continue to timely file or furnish all forms, reports, statements, schedules and other materials with the CSA required to be filed or furnished pursuant to the British Columbia Securities Act, Canadian securities Laws or other applicable foreign securities Laws.

4.24 Confidentiality. From the date of this Agreement until the earlier of the Effective Time, or the termination of this Agreement in accordance with Section 6.1, and, in the event that this Agreement is terminated in accordance with Section 6.1, for a period of two (2) years after such termination:

(a) The Company hereby agrees that it shall, and shall cause its Representatives to: (i) treat and hold in strict confidence any Bearing Confidential Information, and will not use for any purpose (except in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, performing their obligations hereunder or thereunder, enforcing their rights hereunder or thereunder, or in furtherance of their authorized duties on behalf of Bearing or its Subsidiaries), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any Bearing Confidential Information without Bearing’s prior written consent; and (ii) in the event that during the restricted period under this Section 4.24, the Company or any of its Representatives becomes legally compelled (including by requirements of applicable Securities Laws) to disclose any Bearing Confidential Information, (A) provide Bearing with prompt written notice of such requirement so that Bearing or an Affiliate thereof may seek a protective Order or other remedy or waive compliance with this Section 4.24, and (B) in the event that such protective Order or other remedy is not obtained, or Bearing waives compliance with this Section 4.24, furnish only that portion of such Bearing Confidential Information which is legally required to be provided as advised in writing by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Bearing Confidential Information. In the event that this Agreement is terminated, the Company shall, and shall cause its Representatives to, promptly deliver to Bearing any and all copies (in whatever form or medium) of Bearing Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon.

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(b) Bearing hereby agrees that it shall, and shall cause its Representatives to: (i) treat and hold in strict confidence any Company Confidential Information, and will not use for any purpose (except in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, performing their obligations hereunder or thereunder, enforcing their rights hereunder or thereunder, or in furtherance of their authorized duties on behalf of the Company or its Subsidiaries), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any Company Confidential Information without the Company’s prior written consent; and (ii) in the event that during the restricted period under this Section 4.24, Bearing or any of its Representatives becomes legally compelled (including by requirements of applicable Securities Laws) to disclose any Company Confidential Information, (A) provide the Company with prompt written notice of such requirement so that the Company or an Affiliate thereof may seek a protective Order or other remedy or waive compliance with this Section 4.24, and (B) in the event that such protective Order or other remedy is not obtained, or the Company waives compliance with this Section 4.24, furnish only that portion of such Company Confidential Information which is legally required to be provided as advised in writing by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Company Confidential Information. In the event that this Agreement is terminated, Bearing shall, and shall cause its Representatives to, promptly deliver to the Company any and all copies (in whatever form or medium) of Company Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon.

4.25 Voting and Support Agreement.

(c) Until the Company Stockholders’ Meeting, the Company shall use its commercially reasonable efforts to cause those Persons identified on Schedule 4.25(a) to enter into a voting and support agreement, which shall be substantially in the form of Exhibit B (the “Voting and Support Agreement”) with respect to Persons holding Company Common Stock which, in each case, among other things, sets forth such Persons’ respective agreements to vote in favor of, as applicable, the Merger, the election of the persons identified on Schedule 4.26 to the Bearing Board and the other transactions contemplated hereby.

(d) If it is determined that the Bearing Shareholder Approval is required, then from the date of such determination until the meeting of Bearing stockholders to obtain such Bearing Shareholder Approval, Bearing shall use its commercially reasonable efforts to cause shareholders to enter into a voting and support agreement, in form and substance substantially similar to the Voting and Support Agreement, which, among other things, sets forth such stockholder’s agreements to vote in favor of the matters for the Bearing Shareholder Approval.

4.26 Bearing Board of Directors. Bearing and the Bearing Board shall take such action as required such that, effective as of the Effective Time, the Bearing Board shall comprise a total of five members, each of whom is identified on Schedule 4.26 and each of whom shall hold office as a director of Bearing until the next annual meeting of Bearing and until such person’s successor is duly qualified and elected.

4.27 Disclosure Schedule Updates. Prior to the Effective Time, the Company will have the right, but not the duty, to update the Company Disclosure Schedules, and Bearing will have the right, but not the duty, to update the Bearing Disclosure Schedules, in each case by providing notice to the other in accordance with the terms of this Agreement, to add disclosures with respect to actions taken by or on behalf of such Party or its Subsidiaries after the date of this Agreement that are either (i) expressly contemplated by the terms of this Agreement or (ii) in the ordinary course of business and expressly permitted under the terms of this Agreement, including entering into new Company Material Contracts or Bearing Material Contracts, as applicable. Any such update, so long as it is provided at least two (2) Business Days prior to the Closing and otherwise fulfills the requirements of this Section 4.27 will be deemed to cure any inaccuracy or breach as of the Closing Date with respect to such matters, except to the extent that such matters would constitute, individually or in the aggregate, a Material Adverse Effect with respect to the disclosing Party.

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ARTICLE 5

CONDITIONS PRECEDENT

5.1 Conditions to Obligations of Each Party.

The obligations of the Company, Bearing and Sub to effect the Merger and the other transactions contemplated hereby are subject to the satisfaction or waiver (other than the Required Company Vote and Bearing Shareholder Approval, neither of which may be waived in any circumstance) on or prior to the Closing Date of the following conditions:

(a) Company Shareholder Approval. The Company shall have obtained the Required Company Vote in connection with the approval and adoption of this Agreement, the Merger and the other transactions contemplated by this Agreement.

(b) Bearing Shareholder Approval. Solely to the extent required, Bearing shall have obtained the Bearing Shareholder Approval.

(c) TSX-V Approval. TSX-V Approval shall have been obtained.

(d) No Injunctions or Restraints, Illegality. No statute, rule, regulation, executive order, decree or ruling, shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other U.S. Governmental Entity of competent jurisdiction shall be in effect, having the effect of making the Merger or the other transactions contemplated hereby illegal or otherwise prohibiting consummation of the Merger or the other transactions contemplated hereby; provided, that the provisions of this Section 5.1(d) shall not be available to any Party whose failure to fulfill its obligations pursuant to Section 4.11 shall have been the cause of, or shall have resulted in, such order or injunction.

(e) Consents and Approvals. All consents, waivers, authorizations and approvals of any Governmental Entity or any third party required in connection with the execution, delivery and performance of this Agreement and the other transactions contemplated hereby set forth on Section 5.1(e) of the Company Disclosure Schedule and Section 5.1(e) of the Bearing Disclosure Schedule shall have been duly obtained and shall be in full force and effect on the Closing Date.

(f) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Proxy Statement/Prospectus shall have been initiated or threatened by the SEC.

(g) Dissolution of Minera Li Energy SpA. Prior to the Closing, Minera Li Energy SpA shall have been dissolved and its assets distributed to its equity holders such that the Company has become a direct owner of its share of Minera Li Energy SpA’s interests in Minera Salar Blanco S.A.

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(h) Minera Salar Blanco Shareholders Agreement. Prior to the Closing, the MSB Shareholders Agreement shall have been executed and become effective between the Company, Minera Salar Blanco SpA, Lithium Power Inversiones Chile SpA and Lithium Power International Limited.

(i) Appointment to the Board. The members of the Bearing Board shall have been elected or appointed to the Bearing Board as of the Closing consistent with the requirements of Section 4.26.

5.2 Conditions to Obligations of Bearing and Sub.

The obligations of Bearing and Sub to effect the Merger and the other transactions contemplated hereby are subject to the satisfaction, or waiver by Bearing, on or prior to the Closing Date, of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Company set forth in Article 2 of this Agreement shall be true and correct (without giving effect to any limitation indicated by the words “Company Material Adverse Effect,” “in all material respects,” “in any material respect,” “material” or “materially” used with respect to the Company or a Company Subsidiary (each, a “Company Materiality Qualifier”)) as of the Closing Date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of such date), except for such inaccuracies which, individually or in the aggregate do not and would not reasonably be expected to result in a Company Material Adverse Effect.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects and complied in all material respects with all agreements and covenants required to be performed or complied with by it under this Agreement at or prior to the Closing Date.

(c) No Company Material Adverse Effect. No Company Material Adverse Effect shall have occurred since the date of this Agreement and be continuing and uncured.

(d) Closing Deliveries.

(i) Officer Certificate. Bearing shall have received a certificate from the Company, dated as the Closing Date, signed by an executive officer of the Company in such capacity, certifying as to the satisfaction of the conditions specified in Sections 5.2(a), 5.2(b) and 5.2(c).

(ii) Secretary Certificate of the Company. The Company shall have delivered to Bearing, a certificate executed by the Company’s secretary or other executive officer, certifying as to the validity and effectiveness of, and attaching, each of the following: (A) a copy of the Company’s Articles of Incorporation as in effect as of the Closing Date (immediately prior to the Effective Time), (B) the requisite resolutions of the Company Board authorizing and approving the execution, delivery and performance of this Agreement, the Articles of Merger and each Ancillary Document to which the Company is a party or bound, the consummation of the Merger and the other transactions contemplated hereby and thereby, and recommending the approval and adoption of the same by the holders of Company Common Stock at a duly called meeting of thereof, (C) the Required Company Vote and (D) the incumbency of officers of the Company authorized to execute this Agreement and any Ancillary Document to which the Company is or is required to be a party or otherwise bound.

(iii) Good Standing. The Company shall have delivered to Bearing a good standing certificate (or similar documents applicable for such jurisdictions) for the Company certified as of a date no later than sixty (60) days prior to the Closing Date from the proper Governmental Entity of the Company’s jurisdiction of organization and from each other jurisdiction in which the Company is qualified to do business as a foreign entity as of the Closing, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions.

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(iv) MSB Shareholders Agreement. Bearing shall have received a copy of the MSB Shareholders Agreement, duly executed by all parties thereto.

5.3 Conditions to Obligations of the Company.

The obligations of the Company to effect the Merger and the other transactions contemplated hereby are subject to the satisfaction of, or waiver by the Company, on or prior to the Closing Date of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of Bearing and Sub set forth in Article 3 of this Agreement shall be true and correct in all material respects (without giving effect to any limitation indicated by the words “Bearing Material Adverse Effect,” “in all material respects,” “in any material respect,” “material” or “materially” used with respect to Bearing, the Bearing Subsidiaries or Sub (each, a “Bearing Materiality Qualifier”)) when made and as of the Closing Date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of such date), except for such inaccuracies which, individually or in the aggregate do not and would not reasonably be expected to result in a Bearing Material Adverse Effect.

(b) Performance of Obligations of Bearing. Bearing shall have performed in all material respects and complied in all material respects with all agreements and covenants required to be performed or complied with by it under this Agreement at or prior to the Closing Date.

(c) No Bearing Material Adverse Effect. No Bearing Material Adverse Effect shall have occurred since the date of this Agreement and be continuing and uncured.

(d) Closing Deliveries.

(i) Officer Certificate. Bearing shall have delivered to the Company a certificate, dated the Closing Date, signed by an executive officer of Bearing in such capacity, certifying as to the satisfaction of the conditions specified in Sections 5.3(a), 5.3(b) and 5.3(c).

(ii) Secretary Certificate. Bearing shall have delivered to the Company a certificate from its secretary or other executive officer certifying as to, and attaching, (A) copies of Bearing’s Organizational Documents as in effect as of the Closing Date, showing that Bearing has authorized sufficient Bearing Common Shares to permit the issuance of the Merger Consideration in accordance with this Agreement, (B) the requisite resolutions of the Bearing Board authorizing the execution, delivery and performance of the Merger, this Agreement, the Articles of Merger, each of the Ancillary Documents to which it is a party or by which it is bound, the consummation of the transactions contemplated hereby and thereby, the adoption of the Articles of Incorporation of the Sub, the adoption and assumption of the Company Equity Incentive Plan, and recommending the approval and adoption of all of the foregoing by the Bearing Shareholders at a duly called meeting of Bearing Shareholders, (C) evidence that the Bearing Shareholder Approval shall have been obtained and (D) the incumbency of officers authorized to execute this Agreement or any Ancillary Document to which Bearing is or is required to be a party or otherwise bound.

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(iii) Good Standing. Bearing shall have delivered to the Company a good standing certificate (or similar documents applicable for such jurisdictions) for Bearing certified as of a date no later than sixty (60) days prior to the Closing Date from the proper Governmental Entity of Bearing’s jurisdiction of organization and from each other jurisdiction in which Bearing is qualified to do business as a foreign entity as of the Closing, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions.

(iv) Voting and Support Agreement. The Company shall have received a copy of the Voting and Support Agreement, duly executed by each of the persons set forth on Schedule 4.25(b).

(v) Employment Agreements. The Company shall have received employment agreements, in each case effective as of the Closing, in form and substance reasonably acceptable to the Company and Bearing, between each of the persons set forth on Schedule 5.3(e)(v) hereto and Bearing, each such employment agreement duly executed by the parties thereto.

(vi) Resignations. The Company shall have received written resignations, effective as of the Closing, of each of the directors and officers of Bearing as reasonably requested by the Company to give effect to Section 4.26.

(vii) Legal Opinion. The Company shall have received a duly executed legal opinion from Bearing’s counsel MacDonald Tuskey, in form and substance reasonably satisfactory to the Company, addressed to the Company and dated as of the Closing Date, which will include an opinion that, other than as may be expressly required by the TSX-V prior to the Closing, the Bearing Shareholder Approval is not required, and the Bearing Common Shares to be received as Merger Consideration by the stockholders of the Stockholders will, in accordance with applicable Law and the rules of all Governmental Authorities, be freely tradeable on the date which is four months and one day after the Effective Date.

ARTICLE 6

TERMINATION

6.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Required Company Vote or, if required, the Bearing Shareholder Approval (except as otherwise expressly noted):

(a) by mutual written consent of Bearing and the Company, by action of their respective boards of directors;

(b) by written notice by either the Company or Bearing if:

(i) the Effective Time shall not have occurred on or before December 31, 2017 (the “Termination Date”) or if any of the conditions to the Closing set forth in Article 5 have not been satisfied or waived by the Termination Date; provided that the Termination Date shall be automatically extended for a period of sixty (60) days in the event that the failure of the Closing to have occurred by the initial Termination Date results primarily by the failure of any of the conditions set forth in Sections 5.1(d), 5.1(e), or 5.1(f) ; and provided further, that the right to terminate this Agreement under this Section 6.1(b)(i) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the primary cause of the failure of the Effective Time to occur on or before the Termination Date and such action or failure to perform constitutes a breach of this Agreement;

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(ii) any Governmental Entity of competent jurisdiction shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting or making illegal the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and non-appealable; provided that the Party seeking to terminate this Agreement pursuant to this Section 6.1(b)(ii) shall have used its reasonable best efforts to remove such restraint or prohibition as required by this Agreement; and provided, further, that the right to terminate this Agreement pursuant to this Section 6.1(b)(ii) shall not be available to any Party whose material breach of any provision of this Agreement results in the imposition of such order, decree or ruling or the failure of such order, decree or ruling to be resisted, resolved or lifted;

(iii) the Company Stockholders’ Meeting shall have been conducted and the Required Company Vote shall not have been obtained; or

(iv) to the extent that the Bearing Shareholder Approval is required, Bearing shall have conducted a meeting of its stockholders and such Bearing Shareholder Approval shall not have been obtained.

(c) by written notice by Bearing, if:

(i) the Company shall have breached or failed to perform in any respect any of its representations, warranties, covenants or agreements contained in this Agreement, which breach or failure to perform (A) is not cured by the Company within thirty (30) days following receipt by the Company of written notice of such breach or failure to perform from Bearing (or, if earlier the Termination Date), and (B) would result in a failure of any condition set forth in Sections 5.1 or 5.2 (treating the Closing Date for purposes thereof as the date of this Agreement, or if later, the date of such breach); provided that Bearing’s right to terminate this Agreement pursuant to this Section 6.1(c)(i) shall not be available if Bearing or Sub is then in material breach of any of its representations, warranties, covenants or agreements hereunder that would result in the conditions to Closing set forth in Sections 5.1 or 5.3 not being satisfied (treating the Closing Date for purposes thereof as the date of this Agreement, or if later, the date of such breach);

(ii) (x) the Company Board fails to include the Company Board Recommendation in the final Proxy Statement/Prospectus or (y) the Company Board shall have changed the Company Board Recommendation to not support this Agreement and the transactions contemplated hereby;

(iii) if (x) all of the conditions contained in Section 5.1 and Section 5.3 have been satisfied or waived by the Company (other than those conditions that by their nature are to be satisfied at the Closing (but subject to their satisfaction or waiver by the Company at the Closing)) and (y) the Company fails to complete the Closing within three (3) Business Days following the date the Closing should have occurred pursuant to Section 1.2;

(iv) if there shall have been a Company Material Adverse Effect following the date of this Agreement which is uncured and continuing;

(v) within forty-five (45) days after the date of this Agreement if Bearing is not reasonably satisfied with the results of such due diligence investigation of the Company; or

(d) by written notice by the Company, if:

(i) Bearing or Sub shall have breached or failed to perform in any respect any of their respective representations, warranties, covenants or agreements contained in this Agreement, which breach or failure to perform (A) is not cured within thirty (30) days following receipt by Bearing of written notice of such breach or failure to perform from the Company (or, if earlier, the Termination Date), and (B) would result in a failure of any condition set forth in Sections 5.1 or 5.3 (treating the Closing Date for purposes thereof as the date of this Agreement, or if later, the date of such breach); provided, that the Company’s right to terminate this Agreement pursuant to this Section 6.1(d)(i) shall not be available if the Company is then in material breach of any of its representations, warranties, covenants or agreements hereunder that would result in the conditions to Closing set forth in Sections 5.1 or 5.2 not being satisfied (treating the Closing Date for purposes thereof as the date of this Agreement, or if later, the date of such breach);

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(ii) (A) the Bearing Board shall have failed to publicly reaffirm the Bearing Board Recommendation within two (2) Business Days after the Company so requests in writing;

(iii) if (x) all of the conditions contained in Section 5.1 and Section 5.2 have been satisfied or waived by Bearing (other than those conditions that by their nature are to be satisfied at the Closing (but subject to their satisfaction or waiver by Bearing at the Closing)) and (y) Bearing and Sub fail to complete the Closing within three (3) Business Days following the date the Closing should have occurred pursuant to Section 1.2;

(iv) if there shall have been a Bearing Material Adverse Effect following the date of this Agreement which is uncured and continuing; or

(v) within forty-five (45) days after the date of this Agreement if the Company is not reasonably satisfied with the results of such due diligence investigation of Bearing.

6.2 Effect of Termination. Except as provided in this Section 6.2, in the event of termination of this Agreement by either the Company or Bearing as provided in Section 6.1, this Agreement (other than Section 4.14, 4.24, 6.2, 6.3, and Article 7) shall forthwith become void and there shall be no liability or obligation on the part of Bearing, Sub or the Company or their respective Representatives; provided, that the termination of this Agreement shall not relieve any Party from any liability for any fraud, intentional misrepresentation or intentional and material breach of this Agreement prior to termination.

6.3 Expenses. Except as otherwise provided herein, including as set forth in Section 6.2, all Expenses shall be borne by the Party incurring such Expenses.

ARTICLE 7

MISCELLANEOUS

7.1 Definitions.

(a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

“Affiliate” of a Person means any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person.

“Ancillary Documents” means each agreement, instrument or document attached hereto as an Exhibit and the other agreements, certificates and instruments to be executed or delivered by any of the parties hereto in connection with or pursuant to this Agreement.

“Arm’s Length” has the meaning ascribed thereto in the Tax Act.

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“BC Securities Act” means that the Securities Act (British Columbia) and the rules, regulations and published policies made thereunder, as now in effect and as they may be promulgated or amended from time to time.

“BCBCA” means the Business Corporations Act (British Columbia) and the regulations made thereunder, as promulgated or amended from time to time, and includes any successor thereto.

“Bearing Common Shares” means the common shares, no par value per share, of Bearing.

“Bearing Confidential Information” means all confidential or proprietary documents and information concerning Bearing or any of its Subsidiaries or Representatives, including their respective assets, liabilities, financial condition, business, operations, plans, strategies, pricing, contracts, customers, suppliers, employees, trade secrets and intellectual property, furnished in connection with this Agreement or the transactions contemplated hereby; provided, however, that Bearing Confidential Information shall not include any information which, (i) at the time of disclosure by the Company or its Representatives, is generally available publicly and was not disclosed in breach of this Agreement or (ii) at the time of the disclosure by Bearing or its Representatives to the Company or its Representatives, was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Bearing Confidential Information.

“Bearing Disclosure Schedule” means the written information set forth in the Disclosure Schedule delivered as of the date of this Agreement by Bearing to the Company.

“Bearing Entities” means, collectively, Bearing and all Bearing Subsidiaries.

“Bearing IP” means (a) all Intellectual Property relating to the assets, operations, or business of Bearing in which Bearing and the Bearing Subsidiaries have an ownership interest, and (b) all other Intellectual Property which Bearing and any of the Bearing Subsidiaries use and exploit in connection with their respective business and operations.

“Bearing Material Adverse Effect” means any state of facts, event, change, circumstance, development, effect or occurrence which, individually or together with any other state of facts, event, change, circumstance, development, effect or occurrence, has or would reasonably be expected to have a material adverse impact on (i) the assets, properties, capitalization, condition (financial or otherwise), financial position, business or results of operations of the Bearing Entities, taken as a whole; provided, that “Bearing Material Adverse Effect” shall be deemed to exclude the impact of (A) changes after the date hereof in Laws (or interpretations thereof) of general applicability or interpretations thereof by Governmental Entities, (B) changes or modifications after the date hereof in IFRS, GAAP or regulatory accounting requirements, (C) actions and omissions of any Bearing Entity taken with the prior written consent of the Company, (D) the public announcement of this Agreement, including, without limitation, any shareholder litigation related to this Agreement, (E) changes in the market price or trading volume of Bearing Common Shares (it being understood that any cause of any such change may be taken into consideration when determining whether a Bearing Material Adverse Effect has occurred or could reasonably be expected to occur, unless such cause is otherwise excluded), (F) general national or international economic, financial, political or business conditions including the engagement by the United States or Canada or in hostilities, whether or not pursuant to a declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States or Canada or any of their respective territories, possession or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States or Canada, or (G) any failure by Bearing to meet internal projections or forecasts or third-party revenue or earnings predictions for any period (it being understood that any cause of any such failure may be taken into consideration when determining whether a Bearing Material Adverse Effect has occurred or could reasonably be expected to occur, unless such cause is otherwise excluded); (H) any natural disaster or act of God, provided, that state of facts, events, changes, circumstances, developments, effects or occurrences referred to in clauses (A), (B), (F) and (H) above shall be considered for purposes of determining whether there has been or could reasonably be expected to be a Bearing Material Adverse Effect if and to the extent such state of facts, events, changes, circumstances, developments, effects or occurrences has had or would reasonably be expected to have a disproportionate adverse effect on the Bearing Entities, as compared to other companies operating in the industry or territory in which the Bearing Entities operate; or (ii) the ability of Bearing to perform its obligations under this Agreement or the Ancillary Documents or to consummate the Merger or the other transactions contemplated by this Agreement or the Ancillary Documents.

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“Bearing Material Contract” means any Contract that is binding upon Bearing or any Bearing Subsidiary and that: (i) would be required to be filed by Bearing as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act; (ii) contains covenants that limit the ability of Bearing or any Bearing Subsidiary (or which, following the consummation of the Merger, could restrict or purport to restrict the ability of the Surviving Corporation or any of its Affiliates) to compete in any business or with any Person or in any geographic area; (iii) involves the payment to or from any Bearing Entity of $100,000 or more; (iv) relates to indebtedness for borrowed money or any third-party financial guaranty, in each case in excess of $500,000; (v) involves any exchange traded or over the counter swap, forward, future, option, cap, floor or collar financial Contract, or other derivative Contract, or any other interest rate or foreign currency protection Contract; (vi) involves the acquisition or disposition, directly or indirectly (by merger or otherwise), of a business or capital stock or other equity interest of another Person, which acquisition or disposition has yet to be consummated; or (vii) contains a “standstill” or similar provision that restricts the ability of Bearing, the Bearing Subsidiaries or any of their respective Affiliates to acquire any of the securities or assets of a third party or such third party’s Affiliates.

“Bearing Mineral Properties” means all mineral claims or interests described in Exhibit C-2 hereto, including any replacement or successor claims, and all mineral/mining leases and other mining interests derived from any such claims, and including all royalties, licenses, permits, easements, rights-of-way, certificates and other approvals obtained by either of the parties either before or after the date of this Agreement and necessary for the exploration of the property, or for the purpose of placing the property into production or continuing production therefrom.

“Bearing Public Disclosure Record” means (i) all documents and information filed by Bearing under applicable Securities Laws on the System for Electronic Document Analysis Retrieval (SEDAR) and on the Electronic Data Gathering, Analysis, and Retrieval system (EDGAR), during the period commencing June 7, 2011 and ending on the Effective Date, which are publicly available as of the date hereof or as of the Effective Date.

“Bearing Shareholder Approval” means, if and to the extent required by the TSX-V or other Regulatory Authority and concurred upon by written opinion of Bearing’s counsel, approval by holders of a majority of Bearing’s issued and outstanding Common Shares of the issuance of the Merger Consideration, the execution, delivery and performance of the Merger, this Agreement, the Articles of Merger, each of the Ancillary Documents to which Bearing is a party or by which it is bound, the consummation of the transactions contemplated hereby and thereby, the adoption of the Articles of Incorporation of the Sub and the election of the persons identified on Schedule 4.26 to the Bearing Board.

“Bearing Subsidiaries” means the Subsidiaries of Bearing, which shall include any corporation, limited liability company, limited partnership, limited liability partnership or other organization acquired as a Subsidiary of Bearing in the future and held as a Subsidiary by Bearing at the Effective Time.

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“Business Day” means a day except (i) a Saturday, (ii) a Sunday, (iii) another day on which the SEC or banks in the City of New York are authorized or required by Law to be closed or (iv) a statutory or civic holiday in Vancouver, British Columbia.

“Company Common Stock” means the common stock, par value $0.001 per share, of the Company, including the shares of Company Common Stock issuable upon exercise of the Company Warrants, Company Options, or Company Restricted Stock Units which shall have been exercised for the purchase of Company Common Stock immediately prior to Closing.

“Company Confidential Information” means all confidential or proprietary documents and information concerning the Company or any of its Subsidiaries or Representatives, including their respective assets, liabilities, financial condition, business, operations, plans, strategies, pricing, contracts, customers, suppliers, employees, trade secrets and intellectual property, furnished in connection with this Agreement or the transactions contemplated hereby; provided, however, that Company Confidential Information shall not include any information which, (i) at the time of disclosure by Bearing or its Representatives, is generally available publicly and was not disclosed in breach of this Agreement or (ii) at the time of the disclosure by the Company or its Representatives to Bearing or its Representatives, was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Company Confidential Information.

“Company Disclosure Schedule” means the written information set forth in a Disclosure Schedule delivered as of the date of this Agreement to Bearing and attached hereto describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, referencing each Section of this Agreement under which such disclosure is being made. Unless reasonably apparent from its face, information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

“Company Entities” means, collectively, the Company and the Company Subsidiaries.

“Company IP” means: (a) all Intellectual Property relating to the assets, operations, or business in which the Company and any of the Company Subsidiaries have an ownership interest; and (b) all other Intellectual Property which the Company and any of the Company Subsidiaries use and exploit in connection with its business or operations;

“Company Material Adverse Effect” means any state of facts, event, change, circumstance, development, effect or occurrence which, individually or together with any other state of facts, event, change, circumstance, development, effect or occurrence, has or would reasonably be expected to have a material adverse impact on (i) the assets, properties, capitalization, condition (financial or otherwise), financial position, business or results of operations of the Company Entities, taken as a whole; provided, that “Company Material Adverse Effect” shall be deemed to exclude the impact of (A) changes after the date hereof in Laws (or interpretations thereof) of general applicability or interpretations thereof by Governmental Entities, (B) changes or modifications after the date hereof in GAAP or regulatory accounting requirements, (C) actions and omissions of any Company Entity taken with the prior written consent of Bearing, (D) the public announcement of this Agreement, including, without limitation, any shareholder litigation related to this Agreement, (E) changes in the market price or trading volume of Company Common Stock (it being understood that any cause of any such change may be taken into consideration when determining whether a Company Material Adverse Effect has occurred or could reasonably be expected to occur, unless such cause is otherwise excluded), (F) general national or international economic, financial, political or business conditions including the engagement by the United States or Canada in hostilities, whether or not pursuant to a declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, Canada or any of their respective territories, possession or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States or Canada, or (G) any failure by the Company to meet internal projections or forecasts or third-party revenue or earnings predictions for any period (it being understood that any cause of any such failure may be taken into consideration when determining whether a Company Material Adverse Effect has occurred or could reasonably be expected to occur, unless such cause is otherwise excluded), or (H) any natural disaster or act of God; provided, that state of facts, events, changes, circumstances, developments, effects or occurrences referred to in clauses (A), (B), (F) and (H) above shall be considered for purposes of determining whether there has been or would reasonably be expected to be a Company Material Adverse Effect if and to the extent such state of facts, events, changes, circumstances, developments, effects or occurrences has had or could reasonably be expected to have a disproportionate adverse effect on the Company Entities, as compared to other companies operating in the industry or territory in which the Company Entities operate; or (ii) the ability of the Company to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement.

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“Company Material Contract” means any Contract that is binding upon the Company or any Company Subsidiary and that: (i) would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act; (ii) contains covenants that limit the ability of the Company or any Company Subsidiary (or which, following the consummation of the Merger, could restrict or purport to restrict the ability of the Surviving Corporation or Bearing or any of their Affiliates) to compete in any business or with any Person or in any geographic area; (iii) involves the payment to or from any Company Entity of $100,000 or more; (iv) relates to Company Intellectual Property (excluding contracts for the use of commercially available software); (v) relates to indebtedness for borrowed money or any third-party financial guaranty, in each case in excess of $500,000; (vi) involves any exchange traded or over the counter swap, forward, future, option, cap, floor or collar financial Contract, or other derivative Contract, or any other interest rate or foreign currency protection Contract; (vii) involves the acquisition or disposition, directly or indirectly (by merger or otherwise), of a business or capital stock or other equity interest of another Person, which acquisition or disposition has yet to be consummated; or (viii) contains a “standstill” or similar provision that restricts the ability of the Company, the Company Subsidiaries or any of their respective Affiliates to acquire any of the securities or assets of a third party or such third party’s Affiliates.

“Company Equity Compensation Plan” means the 2009 Equity Incentive Plan adopted by the Company on October 19, 2009.

“Company Preferred Stock” means the preferred stock, par value $0.001 per share, of the Company.

“Company Mineral Properties” means all mineral claims or interests described in Exhibit C-1 hereto, including any replacement or successor claims, and all mineral/mining leases and other mining interests derived from any such claims, and including all royalties, licenses, permits, easements, rights-of- way, certificates and other approvals obtained by either of the parties either before or after the date of this Agreement and necessary for the exploration of the property, or for the purpose of placing the property into production or continuing production therefrom.

“Company SEC Documents” means the SEC Documents of the Company.

“Company Stockholders’ Meeting” means the meeting of the stockholders of the Company to approve and adopt this Agreement, the Merger and the transactions contemplated hereby, including any adjournment or adjournments thereof.

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“Company Subsidiaries” means the Subsidiaries of the Company, which shall include any corporation, limited liability company, limited partnership, limited liability partnership or other organization acquired as a Subsidiary of the Company in the future and held as a Subsidiary by the Company at the Effective Time.

“Consent” means any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order or Permit.

“Contract” means any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, license, obligation, plan, practice, restriction, promise, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, assets or business.

“CSA” means the Canadian Securities Administrators.

“Default” means (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit; (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit; or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.

“Environmental Laws” means all foreign, federal, state, provincial, or local statutes, regulations, ordinances, orders, judgments, codes, decrees or other legal requirements protecting the environment, including the ambient air, soil, surface water or groundwater or natural resources, pollution or human exposure to Materials of Environmental Concern.

“Environmental Permits” means all permits, licenses, registrations, and other authorizations of Governmental Entities required under applicable Environmental Laws.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exhibit” means the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto or thereto.

“Expenses” of a Person means all fees and expenses, including all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a Party hereto and its Affiliates), incurred by or on behalf of such Person in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing, as the case may be, of the Proxy Statement/Prospectus, the Registration Statement, and the other Required Filings and any amendments or supplements thereto, and the solicitation of shareholder approval and all other matters related to the transactions contemplated hereby.

“GAAP” means United States generally accepted accounting principles, consistently applied during the periods involved.

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“Governmental Entity” shall mean any foreign, multinational, supra-national, or domestic arbitrator, court, nation, governmental or quasi-governmental agency, government, any state, provincial, or other political subdivision thereof and any entity exercising executive, legislative, judicial regulatory or administrative functions of, or pertaining to, government.

“Hazardous Substance” means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous or deleterious substance, or material, including petroleum, polychlorinated biphenyls, asbestos and urea-formaldehyde insulation, and any other material or contaminant deemed under any Environmental Law to be deleterious to the environment or worker or public health or safety.

“IFRS” means International Financial Reporting Standards, consistently applied during the periods involved.

“IRS” means the United States Internal Revenue Service.

“Intellectual Property” means all past, present and future rights of the following types, which may exist or be created under the laws of any jurisdiction in the world including all: (i) patents and patent applications, formulae, processes, and inventions and discoveries, whether or not patentable or otherwise subject to registration; (ii) trademarks, service marks, and trade dress trade names, service marks, logos, slogans, and other indicia of origin, and the goodwill associated therewith; (iii) rights in or associated with works of authorship, including exclusive exploitation rights, copyrights and moral rights; (iv) trade secrets, know-how; and all similar proprietary right; (v) software, software code (in any form, including source code, executable code and object code), subroutines, techniques, and user interfaces and (vi) all registrations, renewals, extensions, combinations, divisions or reissues of, and applications for, any of the rights referred to in the immediately preceding clauses (i) through (v).

“Knowledge” as used with respect to (i) the Company (including references to the Company being aware of a particular matter) means the personal knowledge after reasonable inquiry of its Chief Executive Officer and (ii) Bearing (including references to Bearing being aware of a particular matter) means the personal Knowledge after reasonable inquiry of its Chief Executive Officer or Chief Financial Officer.

“Law” means any foreign, federal, state, provincial or local law, statute, code, ordinance, rule, regulation or other requirement promulgated by a Governmental Entity.

“Legal Proceeding” means any action, suit, litigation, arbitration, proceeding, (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Entity or any arbitrator or arbitration panel.

“Liability” means any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

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“Lien” means any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any charge of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) liens reflected (or with respect to liabilities reflected) in the most recent audited financial statements of the Company or any Company Subsidiary or Bearing or any Bearing Subsidiaries, as applicable; (ii) mechanics’, materialmen’s, workmen’s or similar liens; (iii) easements, rights of way or similar encumbrances that do not materially interfere with the operations of the business of the Company Entities or the Bearing Entities, as applicable, as presently conducted; (iv) liens for Taxes and all water, sewer, utility, trash and other similar charges, in each case that are not yet due and payable or are being contested in good faith; (v) with respect to Article 4 hereof, all matters created or caused by or on behalf of, or with the written consent of, Bearing; and (vi) restrictions on transfers arising under applicable securities Laws.

“Materials of Environmental Concern” means any pollutants or contaminants or any hazardous, acutely hazardous, radioactive or toxic substance, material or medical or other waste defined and regulated as such under Environmental Laws.

“Order” means any administrative award, settlement, decree, injunction, judgment, quasi-judicial decision or award, ruling or writ of any Governmental Entity.

“Organizational Documents” means with respect to any entity, the certificate or articles of incorporation and bylaws of such entity or any similar charter or other organizational documents of such entity.

“Party” means any of Bearing, Sub or the Company, and “Parties” means Bearing, Sub and the Company.

“Permit” means any federal, state, local and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, assets, or business.

“Person” means a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, limited liability partnership, trust, business association, group acting in concert, or any person acting in a representative capacity.

“Proxy Statement” means the proxy statement on Schedule 14A to be prepared and filed with the SEC by the Company relating to the approval and adoption by the Company’s shareholders of this Agreement, the Merger and the other transactions contemplated by this Agreement.

“Registered IP” means all Intellectual Property that is registered, filed, recorded, or issued with, by or under the authority of any Governmental Entity, including all patents, registered copyrights, registered mask works, and registered trademarks and all applications for any of the foregoing;

“Registration Statement” means the registration statement on Form F-4, and any amendment or supplement thereto, pursuant to which the Bearing Common Shares issuable in the Merger will be registered with the SEC, in which the Proxy Statement will be included as a prospectus.

“Regulatory Authorities” means, collectively, the SEC, the OTC Markets Group, the Financial Industry Regulatory Authority, the TSX-V, the Federal Trade Commission, the Department of Justice, any state securities commission or securities regulatory authority, any securities commission or other securities regulatory authorities in each of the provinces of Canada or in the U.S., and all other foreign, federal, state, provincial, county, local or other governmental or regulatory agencies, authorities (including taxing and self-regulatory authorities), instrumentalities (whether domestic or foreign) having jurisdiction over the Parties and their respective Subsidiaries.

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“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any property, including movement through air, soil, surface water, groundwater or property.

“Representative” means any director, officer, employee, Affiliate, investment banker, financial advisor, attorney, accountant, consultant or other representative or agent engaged by a Person.

“Required Company Vote” means the affirmative vote at an annual or special meeting of the stockholders of the Company, at which a quorum is present in accordance with the NRS and the bylaws of the Company, of holders of the Company Common Stock representing at least a majority of the voting power of the stockholders.

“Returns” means all reports, forms, elections, designations, information statements and returns (whether in tangible, electronic or other form) including any amendments, schedules, attachments, supplements, appendices and exhibits thereto relating to, or required to be filed or prepared in connection with any Taxes.

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” means all reports, forms, schedules, agreements (oral or written), registration statements, proxy statements and other documents (in each case including all exhibits and schedules thereto and documents incorporated by reference therein) filed, or required to be filed, by a Party with the SEC pursuant to the Securities Laws.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Laws” means, as applicable, the Securities Act, the Exchange Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, U.S. and state securities laws, the BC Securities Act, Canadian provincial laws and the rules and regulations and published policies of any Regulatory Authority as now in effect and as they may be promulgated or amended thereunder, from time to time.

“Sub Common Stock” means the common stock, par value $0.01 per share, of Sub.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. For the avoidance of doubt, Minera Li Energy SpA and Minera Salar Blanco S.A. are not Subsidiaries of the Company.

“Surviving Corporation” means the Company as the surviving corporation in the Merger.

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“Tax” or “Taxes” means any federal, state, provincial, county, local, or foreign taxes, charges, fees, levies, imposts, duties or other assessments, including, without limitation, income, gross receipts, excise, employment, sales, use, transfer, recording license, payroll, franchise, severance, documentary, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States, Canada, or any state, county, province, local or other foreign government or subdivision or agency thereof, whether imposed directly or through withholding, whether disputed or not, and including any interest, penalties and additions imposed thereon or with respect thereto, and any Liability for payment of any amounts described in above, whether as a result of transferee Liability, of being a member of an affiliated, consolidated, combined, unitary or similar group, as a result of any Tax sharing, Tax indemnity or Tax allocation Contract or any other express or implied agreement to indemnify or otherwise succeed to, assume, or bear responsibility for the Taxes of any other Person, as a withholding agent or collection agent, or otherwise through operation of Law.

“Tax Act” means the Income Tax Act (Canada) and the regulations thereunder, as amended from time to time.

“Tax Laws” means any Laws relating to Taxes.

“Tax Liability” means any Liability in respect of Taxes.

“Tax Return” means any report, return, information return or other information required to be supplied to a Regulatory Authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or the Company Subsidiaries, and any schedule, attachment or amendment to any Tax Return.

“TSX-V” means the TSX Venture Exchange.

“TSX-V Approval” means conditional approval of the TSX-V to list the Bearing Common Shares issuable pursuant to this Agreement on the TSX-V, with final approval of the TSX-V being subject to receipt of the Bearing Shareholder Approval, if required, and the satisfaction of certain customary filing requirements of the TSX-V.

“TSX-V Documents” means all reports, forms, schedules, agreements (oral or written), prospectuses, information circulars, proxy statements and other documents (in each case including all exhibits and schedules thereto and documents incorporated by reference therein) filed, or required to be filed, by a Party with the CSA pursuant to the Securities Laws.

Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “but not limited to.” The word “or” is not exclusive. References to “written” or “in writing” include in visual electronic form. Words of one gender shall be construed to apply to each gender.

7.2. Non-Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for Section 4.13 and those other covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article 7.

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7.3. Disclosure Schedules. The inclusion of any information in the disclosure schedules accompanying this Agreement will not be deemed an admission or acknowledgment, in and of itself, solely by virtue of the inclusion of such information in such disclosure schedules, that such information is required to be listed in such disclosure schedules or that such information is material to any party or the conduct of the business of any party. For the purposes of the Company Disclosure Schedules and the Bearing Disclosure Schedules, any information, item or other disclosure set forth in any part of such disclosure schedules shall be deemed to have been set forth in all other applicable parts of such disclosure schedules to the extent that the applicability of such disclosure to such other parts is reasonably apparent on the face of such disclosure. Matters reflected in any disclosure schedule are not necessarily limited to matters required by this Agreement to be reflected therein and the inclusion of such matters shall not be deemed an admission that such matters were required to be reflected in such disclosure schedule. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature.

7.4. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the Laws of the State of Nevada, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent that mandatory provisions of federal law apply. Each of the Parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the federal and state courts located in the State of Nevada and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (a) agrees not to commence any such action except in such courts, (b) agrees that any claim in respect of any such action or proceeding may be heard and determined in such courts, (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to venue of any such action or proceeding in any such courts, and (d) waives, to the fullest extent permitted by Law, the defense of any inconvenient forum to the maintenance of such action or proceeding in any such courts. Each of the Parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the Parties irrevocably consents to service of process in any such action or proceeding in the manner provided for notices in Section 7.13 of this Agreement; provided, that nothing in this Agreement shall affect the right of any Party to this Agreement to serve process in any other manner permitted by Law.

7.5. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY, IN ANY MATTERS (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

7.6. Severability; Construction. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

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7.7. Specific Performance. The Parties agree that irreparable damage would occur for which monetary damages would not be an adequate remedy in the event that the Parties do not perform their obligations under the provisions of this Agreement in accordance with their specific terms or otherwise breach such obligations. Accordingly, the Parties agree that, if for any reason any of Bearing, Sub or the Company shall have failed to perform its obligations under this Agreement or otherwise breached this Agreement, then the Party seeking to enforce this Agreement against such nonperforming Party shall be entitled to seek specific performance and the issuance of immediate injunctive and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of proving the inadequacy of money damages as a remedy, and the Parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief, this being in addition to and not in limitation of any other remedy to which they are entitled at Law or in equity. The Parties agree that (a) by seeking the remedies provided for in this Section 7.7, a Party shall not in any respect waive its right to seek any other form of relief that may be available to a Party under the terms of this Agreement in the event that the remedies provided for in this Section 7.7 are not available or otherwise are not granted and (b) nothing contained in this Section 7.7 shall require any Party to institute any proceeding for (or limit any Party’s right to institute any proceeding for) specific performance under this Section 7.7 before exercising any termination right under Article 6 (and, if applicable, pursuing damages after such termination) nor shall the commencement of any action pursuant to this Section 7.7 or anything contained in this Section 7.7 restrict or limit any Party’s right to terminate this Agreement in accordance with the terms of Article 6 or pursue any other remedies under this Agreement that may be available then or thereafter.

7.8. Entire Agreement. This Agreement contains the entire understanding among the Parties hereto with respect to the transactions contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such transactions. All Exhibits and Schedules hereto and any documents and instruments delivered pursuant to any provision hereof are expressly made a part of this Agreement as fully as though completely set forth herein.

7.9. Amendments. This Agreement may be amended by the Parties, by action taken or authorized by their respective boards of directors, at any time before or after receipt of the Required Company Vote, but, after any such approval, no amendment shall be made which by Law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties hereto.

7.10. Extension; Waivers. At any time prior to the Effective Time, the Parties, by action taken or authorized by their respective boards of directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

7.11. Parties in Interest. Except for (i) the rights of the Company shareholders to receive the Merger Consideration following the Effective Time in accordance with the terms of this Agreement (of which the shareholders are the intended beneficiaries following the Effective Time), (ii) the rights of holders of Company Options, Company Restricted Stock Units and Company Warrants to have their Company Options, Company Restricted Stock Units and Company Warrants, respectively, converted into and become rights with respect to Bearing Common Shares (of which the option holders, holders of restricted stock units and warrant holders are the intended beneficiaries immediately prior to the Effective Time) in accordance with Section 1.8, and (iii) the rights to continued indemnification and insurance pursuant to Section 4.13 hereof (of which the Persons entitled to indemnification or insurance, as the case may be, are the intended beneficiaries following the Effective Time), nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligations or liability of any third Persons to the Company or Bearing. No provision of this Agreement shall give any third parties any right of subrogation or action over or against the Company or Bearing.

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7.12. Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Parties and any purported transfer without such consent is null and void ab initio and of no force or effect. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

7.13. Notices. All notices, requests, demands and other communications in connection with this Agreement shall be in writing and shall be deemed given if (a) delivered personally, on the date of such delivery, (b) upon non-automated confirmation of receipt when transmitted via facsimile or electronic mail (but only if followed by transmittal by nationally recognized overnight courier or by hand for delivery on the next Business Day), or (c) on receipt (or refusal to accept delivery) after dispatch by registered or certified mail (return receipt requested), postage prepaid, or by a nationally recognized overnight courier (with confirmation), addressed, in each case, as follows:

If to the Company prior to the Effective Time:

Li3 Energy, Inc.

Avda. Americo Vespucio 80

11th Floor

Santiago, Chile

Attention: Luis Saenz

Email: luis.saenz@li3energy.com

with a copy to (which shall not constitute notice):

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

Attn: Richard Anslow, Esq.

Matthew Gray, Esq.

Facsimile No.: (212) 370-7889

Telephone No.: (212) 370-1300

Email: ranslow@egsllp.com

 mgray@egsllp.com

If to Bearing or Sub or, from and after the Effective Time, the Company:

Bearing Resources Ltd.

c/o Suite 409-221 West Esplanade

North Vancouver, BC V7M 3J3

Attention: Jeremy Poirier

Email: Jpoirier@bearingresource.ca

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with a copy to (which shall not constitute notice):

MACDONALD TUSKEY

409 - 221 W. Esplanade

North Vancouver, BC V7M 3J3

Attention: William MacDonald, Esq.

Facsimile: 604.973.0280

Email: wmacdonald@wlmlaw.ca

7.14. Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or by an electronic scan delivered by electronic mail), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

7.15. Captions; Articles and Sections. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

7.16. Interpretations. In this Agreement, unless the context otherwise requires: (a) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (b) any accounting term used and not otherwise defined in this Agreement or any Ancillary Document has the meaning assigned to such term in accordance with GAAP; (c) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (d) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (e) any reference to the term “ordinary course” or “ordinary course of business” shall be deemed in each case to be followed by the words “consistent with past practice”; (f) any agreement, instrument, insurance policy, Law or Order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance policy, Law or Order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein; and (g) the term “Dollars” or “$” means United States dollars. Any reference in this Agreement or any Ancillary Document to a Person’s directors shall including any member of such Person’s governing body and any reference in this Agreement to a Person’s officers shall including any Person filling a substantially similar position for such Person. Any reference in this Agreement or any Ancillary Document to a Person’s shareholders shall include any applicable owners of the equity interests of such Person, in whatever form. The Parties have participated jointly in the negotiation and drafting of this Agreement. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the drafter. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all Parties hereto. This Agreement shall be interpreted and applied in a manner which is consistent with the classification of the Merger as a reorganization under Code section 368(a).

[Remainder of page intentionally left blank. Signature Page follows.]

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IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

BEARING RESOURCES LTD.

By:	/s/Jeremy Poirier
Name:
Title:	Chief Executive Officer

LI ACQUISITION CORPORATION

By:	/s/Jeremy Poirier
Name:
Title:	President and Chief Executive Officer

Li3 ENERGY, INC.

By:	/s/Luis Saenz
Name:	Luis Saenz
Title:	Chief Executive Officer

[Signature Page to Merger Agreement]

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Exhibit A

Form of Articles of Merger

See Attachment.

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BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684 5708 Website: www.nvsos.gov

Articles of Merger (PURSUANT TO NRS 92A.200) Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger

(Pursuant to NRS Chapter 92A)

1)	Name and jurisdiction of organization of each constituent entity (NRS 92A.200).

☐	If there are more than four merging entities, check box and attach an 81/2" x 11'' blank sheet containing the required information for each additional entity from article one.

LI Acquisition Corporation

Name of merging entity

Nevada	Corporation

Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

and,

Li3 Energy, Inc.

Name of surviving entity

Nevada	Corporation

Jurisdiction	Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00 This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 1 Revised on: 1-5-15

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BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684 5708 Website: www.nvsos.gov

Articles of Merger (PURSUANT TO NRS 92A.200) Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

2)	Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):

Attn:

c/o:

3)	(Choose one)

☒	The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☐	The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4)	Owner's approval (NRS 92A.200)(options a, b, or c must be used, as applicable, for each entity):

☐

If there are more than four merging entities, check box and attach an 8 1/2" x 11'' blank sheet containing the required information for each additional entity from the appropriate section of article four

(a)	Owner’s approval was not required from

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable
and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 2 Revised on: 1-5-15

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BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684 5708 Website: www.nvsos.gov

Articles of Merger (PURSUANT TO NRS 92A.200) Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

(b)	The plan was approved by the required consent of the owners of *:
LI Acquisition Corporation
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable
and, or;
Li3 Energy, Inc.
Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 3 Revised on: 1-5-15

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BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684 5708 Website: www.nvsos.gov

Articles of Merger (PURSUANT TO NRS 92A.200) Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

(c)	Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable
and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 4 Revised on: 1-5-15

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BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684 5708 Website: www.nvsos.gov

Articles of Merger (PURSUANT TO NRS 92A.200) Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

5)	Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:
The Articles of Incorporation are amended as follows:
(i) Paragraph IX (Cumulative Voting) is hereby deleted.
(ii) Paragraph X (Pre-Emptive Rights) is hereby deleted.
(iii) Paragraph IV (Authorization of Capital Stock) is hereby deleted and replaced with the following:
See Exhibit A attached.

6)	Location of Plan of Merger (check a or b):

☒ (a) The entire plan of merger is attached;
or,
☐

(b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7)	Effective date and time of filing: (optional) (must not be later than 90 days after the certificates is filed)

Date:	Time:

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them ''Restated'' or ''Amended and Restated,'' accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 5 Revised on: 1-5-15

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BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684 5708 Website: www.nvsos.gov

Articles of Merger (PURSUANT TO NRS 92A.200) Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

8)	Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

(if there are more than four merging entities, check box ☐ and attach an 81/2" x 11'' blank sheet containing the required information for each additional entity.):

LI Acquisition Corp.
Name of merging entity
X	President
Signature	Title	Date

Name of merging entity
X
Signature	Title	Date

Name of merging entity

Signature	Title	Date

Name of merging entity

Signature	Title	Date

Li3 Energy, Inc.
Name of surviving entity
X	President
Signature	Title	Date

*  The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 6 Revised on: 1-5-15

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Exhibit “A”

to the Articles of Merger
of Li3 Energy, Inc.

Item IV. - Authorized Stock: (number of shares corporation is authorized to issue) 200,000,000 shares broken down as follows:

100,000,000 common shares with par value of $0.0001, all of which stock shall be entitled to voting power; and

100,000,000 preferred shares with par value of $0.0001. To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.195 and 78.1955), as the same now exists or may hereafter be amended or supplemented, the Board of Directors may fix and determine the designations, rights, preferences or other variations of such class or series within each class of capital stock of the Corporation. The Corporation may issue the shares of stock for such consideration as may be fixed by the Board of Directors.

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Exhibit B

Form of Voting and Support Agreement

See Attachment.

A-78

Final Form

Exhibit B

FORM OF VOTING AND SUPPORT AGREEMENT

VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of [●], 2017 by and among Bearing Resources Ltd., a corporation organized under the laws of British Columbia, Canada (“Bearing”), LI Acquisition Corporation, a Nevada corporation (“Sub”), Li3 Energy Inc., a Nevada corporation (the “Company”), and the undersigned stockholder of the Company (“Stockholder”).

WHEREAS, on January 27, 2017, the Company, Bearing and Sub entered into an Agreement and Plan of Merger (the “Merger Agreement”);

WHEREAS, capitalized terms used but not defined in this Agreement have the respective meanings ascribed thereto in the Merger Agreement; and

WHEREAS, as of the date hereof, Stockholder is the beneficial owner of the number of shares of common stock, $0.001 par value, of the Company (the “Company Common Stock”) set forth under such Stockholders name on the signature page hereto (such shares, together with any other shares of Company Common Stock acquired by Stockholder after the date hereof, being collectively referred to herein as the “Stockholder Shares”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Agreements of Stockholder.

(a) Voting. From the date hereof until any termination of this Agreement in accordance with its terms, at any meeting of the stockholders of the Company however called (or any action by written consent in lieu of a meeting) or any adjournment thereof, Stockholder, to the extent submitted to the holders of Company Common Stock for their approval as required by applicable Law and/or the Organizational Documents of the Company, shall vote all Stockholder Shares (or cause them to be voted) or (as appropriate) execute written consents in respect thereof, (i) in favor of and for the adoption of the Merger Agreement, the Articles of Merger, the Merger and the other transactions contemplated by the Merger Agreement, (ii) against any alternative transaction relating to any merger, business combination or acquisition regarding the Company (including a sale of a majority of the outstanding equity interests of the Company or a sale of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole) and not involving Bearing or its Affiliate, and (iii) against any agreement (including any amendment of any agreement), amendment of the Organizational Documents of the Company or other action that is intended or would reasonably be expected to prevent, impede, materially interfere with or materially delay, the consummation of the Merger. Any such vote shall be cast (or consent shall be given) by Stockholder in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining that a quorum is present and for purposes of recording the results of such vote (or consent).

(b) Irrevocable Proxy. Stockholder hereby appoints Bearing and any designee of Bearing, and each of them individually, its proxies and attorneys-in-fact, with full power of substitution and re-substitution, to vote or act by written consent during the term of this Agreement with respect to the Stockholder Shares in accordance with Section 1(a). This proxy and power of attorney is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder shall take such further reasonable action or execute such other reasonable instruments as may be necessary to effectuate the intent of this irrevocable proxy contained in this Section 1(b). This irrevocable proxy and power of attorney granted by Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by Stockholder with respect to the Stockholder Shares. The power of attorney granted by Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

(c) Voting. Stockholder shall retain at all times the right to vote all Stockholder Shares in its sole discretion and without any other limitation on those matters other than those set forth in Section 1(a) that are at any time or from time to time presented for consideration to the Company’s stockholders generally.

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(d) Appraisal Rights. Stockholder hereby waives, and agrees not to exercise or assert, any appraisal or similar rights under Sections 78.3793, 92A.300 - 92A.500 (inclusive) of the Nevada Revised Statutes, or other applicable Law in connection with the transactions contemplated under the Merger Agreement, including the Merger.

(e) Restriction on Transfer; Proxies; Non-Interference; etc. From the date hereof until the termination of this Agreement in accordance with its terms, Stockholder shall not directly or indirectly (i) sell, transfer (including by operation of law), give, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, gift, pledge, encumbrance, assignment, constructive disposition or other disposition of, any Stockholder Shares (or any right, title or interest thereto or therein), (ii) deposit any Stockholder Shares into a voting trust or grant any proxies or enter into a voting agreement, power of attorney or voting trust with respect to any Stockholder Shares, (iii) take any action that would make any representation or warranty of Stockholder set forth in this Agreement untrue or incorrect in any material respect or have the effect of preventing, disabling or delaying Stockholder from performing any of its obligations under this Agreement or (iv) agree (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i), (ii) or (iii) of this Section 1(e). Notwithstanding anything to the contrary contained in this Section 1(e), Stockholder may transfer all or any portion of the Stockholder Shares prior to the termination of this Agreement to a recipient who agrees it writing with Bearing, Sub and the Company to be bound by the terms of this Agreement applicable to the Stockholder.

(f) Publication. Stockholder consents to Bearing, Sub and the Company publishing and disclosing in the Proxy Statement/Prospectus and Registration Statement on in any other required SEC Document or TSX-V Document Stockholder’s identity and ownership of Company Common Stock and the nature of Stockholder’s commitments, arrangements and understandings under this Agreement. Bearing or the Company, as the applicable disclosing party, agrees to provide Stockholder with a reasonable advance opportunity to review and comment on such disclosure. Stockholder shall not issue any press release or make any other public statement with respect to this Agreement, the Merger Agreement or any of the transactions contemplated herein and therein without the prior written consent of Bearing and the Company, except for filings required under the Exchange Act with respect to Stockholder’s beneficial ownership of Stockholder Shares and except as required by applicable Law.

2. Representations and Warranties of Bearing and Sub. Bearing and Sub each hereby jointly and severally represents and warrants to Stockholder as follows:

(a) Organization; Authority. Each of Bearing and Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated. Each of Bearing and Sub has all necessary corporate power and authority to execute and deliver this Agreement, and to perform its obligations under this Agreement. The execution, delivery and performance by Bearing and Sub of this Agreement have been duly authorized and approved by their respective boards of directors (and prior to the Effective Time will be adopted by Bearing as the sole stockholder of Sub), and no other corporate action on the part of Bearing and Sub is necessary to authorize the execution, delivery and performance by Bearing and Sub of this Agreement. This Agreement has been duly executed and delivered by Bearing and Sub and, assuming due authorization, execution and delivery hereof by the Stockholder, constitutes a legal, valid and binding obligation of each of Bearing and Sub, enforceable against each of them in accordance with its terms, subject to the qualification that such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting rights of creditors and that equitable remedies, including specific performance, are discretionary and may not be ordered.

3. Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to Bearing, Sub and the Company as follows:

(a) Organization; Authority. Stockholder, if an entity, is duly organized, validly existing under the Laws of its jurisdiction of organization. Stockholder has all necessary power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance by Stockholder of this Agreement and the transactions contemplated hereby have been duly authorized and approved by all necessary action on the part of Stockholder, and no further action on the part of Stockholder is necessary to authorize the execution, delivery and performance by Stockholder of this Agreement. This Agreement has been duly executed and delivered by Stockholder and, assuming the due and valid authorization, execution and delivery hereof by Bearing, Sub and the Company, constitutes a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to the qualification that such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting rights of creditors and that equitable remedies, including specific performance, are discretionary and may not be ordered.

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(b) Consents and Approvals; No Violations. No consents or approvals of, or filings, declarations or registrations with, any Governmental Entity or third party are necessary for the performance by Stockholder of its obligations under this Agreement, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the performance by Stockholder of any of its material obligations under this Agreement and except for filings required under the Exchange Act with respect to Stockholder’s beneficial ownership of Stockholder Shares. Neither the execution and delivery of this Agreement by Stockholder, nor the performance by Stockholder with its obligations under this Agreement, will (A) conflict with or violate any provision of the organizational documents of Stockholder or (B) (x) violate any Law or Order applicable to Stockholder or any of its Affiliates or any of their respective properties or assets, or (y) violate, conflict with, result in the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, Stockholder or any of its Affiliates under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other instrument or obligation to which Stockholder or any of its Affiliates is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the performance by Stockholder of any of its material obligations under this Agreement.

(c) Ownership of Shares. As of the date of this Agreement, Stockholder owns, beneficially or of record, all of the Stockholder Shares. Stockholder owns all of the Stockholder Shares free and clear of any proxy, voting restriction, adverse claim or other Lien (other than proxies and restrictions in favor of Bearing and Sub pursuant to this Agreement and except for such transfer restrictions of general applicability as may be provided under the Securities Act and the “blue sky” laws of the various states of the United States). Without limiting the foregoing, except for proxies and restrictions in favor of Bearing and Sub pursuant to this Agreement, except as described in a Schedule 13D or Schedule 13G filed with the SEC prior to the date hereof and except for such transfer restrictions of general applicability as may be provided under the Securities Act and the “blue sky” laws of the various States of the United States, Stockholder has sole voting power and sole power of disposition with respect to all Stockholder Shares, with no restrictions on Stockholder’s rights of voting or disposition pertaining thereto, and no Person other than Stockholder has any right to direct or approve the voting or disposition of any Stockholder Shares. As of the date hereof, Stockholder does not own, beneficially or of record, any securities of the Company other than the Stockholder Shares.

(d) Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission that is payable by the Company, Bearing, Sub or any of their respective subsidiaries in connection with the transactions contemplated herein based upon arrangements made by or on behalf of Stockholder.

4. Termination. This Agreement shall terminate automatically without any further action of the parties on the first to occur of (a) the termination of the Merger Agreement in accordance with its terms and (b) the Effective Time or, if earlier, on the mutual written consent of the parties hereto. Additionally, Stockholder shall have the right to terminate this Agreement immediately following (i) any decrease in consideration payable to Company shareholders in the Merger, (ii) any change to the form of consideration payable in the Merger to include a non-publicly-traded security and (iii) December 31, 2017. Notwithstanding the foregoing, (A) nothing herein shall relieve any party from liability for breach of this Agreement prior to termination and (B) the provisions of this Section 4 and Section 5 of this Agreement shall survive any termination of this Agreement.

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5. Miscellaneous.

(a) Action in Stockholder Capacity Only. The parties acknowledge that this Agreement is entered into by Stockholder solely in its capacity as owner of the Stockholder Shares and that nothing in this Agreement is intended to or shall in any way restrict or limit any director, officer or employee of the Company from taking any action in his or her capacity as a director, officer or employee of the Company that is necessary for him or her to comply with his or her duties as a director, officer or employee of the Company, including participating in his or her capacity as a director of the Company in any discussions or negotiations in accordance with, and making any determinations or recommendations in his or her capacity as a director with respect the Merger Agreement, and no action taken by any individual in his or her capacity as a director, officer or employee of the Company shall give rise to or be deemed a breach of this Agreement.

(b) Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

(c) AdditionalShares. Until any termination of this Agreement in accordance with its terms, Stockholder shall promptly notify Bearing and the Company of the number of shares of Company Common Stock, if any, as to which Stockholder acquires record or beneficial ownership after the date hereof. Any such shares of Company Common Stock as to which Stockholder acquires record or beneficial ownership after the date hereof and prior to termination of this Agreement shall be Stockholder Shares for purposes of this Agreement. Without limiting the foregoing, in the event of any stock split, stock dividend or other change in the capital structure of the Company affecting the Company Common Stock, the number of shares constituting Stockholder Shares shall be adjusted appropriately, and this Agreement and the obligations hereunder shall attach to any additional shares of Company Common Stock or other voting securities of the Company issued to Stockholder in connection therewith.

(d) Definition of “Beneficial Ownership”. For purposes of this Agreement, “beneficial ownership” with respect to (or to “own beneficially”) any securities shall mean having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

(e) Further Assurances. From time to time, at the reasonable request of Bearing and without further consideration, prior to the termination of this Agreement, Stockholder shall execute and deliver such reasonable additional documents and take all such further reasonable action as may be reasonably required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

(f) Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement is not intended to and shall not confer upon any Person other than the parties hereto any rights hereunder.

(g) Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Sub may assign its rights and interests hereunder to Bearing or to any wholly-owned subsidiary of Bearing if such assignment would not impair, prevent or cause a delay in the consummation of any of the transactions contemplated by the Merger Agreement; provided that no such assignment shall relieve Sub of its obligations hereunder if such assignee does not perform such obligations. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 5(g) shall be null and void.

(h) Amendments; Waiver. This Agreement may not be amended or supplemented, except by a written agreement executed by the parties hereto. Any party to this Agreement may (A) waive any inaccuracies in the representations and warranties of any other party hereto or extend the time for the performance of any of the obligations or acts of any other party hereto or (B) waive compliance by the other party with any of the agreements contained herein (provided, that any waiver of Stockholder’s breach or non-compliance shall require the written consent of Bearing, Sub and the Company). Notwithstanding the foregoing, no failure or delay by Bearing, Sub or the Company in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

A-82

(i) Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law and public policy in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(j) Counterparts; Electronic Signatures. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other parties hereto. Facsimile or other electronically scanned and transmitted signatures, including by email attachment, shall be deemed originals for all purposes of this Agreement.

(k) Interpretation. Headings of Sections and subsections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement.

(l) Notices. All notices, requests, demands and other communications in connection with this Agreement shall be in writing and shall be deemed given if (A) delivered personally, on the date of such delivery, (B) upon non-automated confirmation of receipt when transmitted via facsimile or electronic mail (but only if followed by transmittal by nationally recognized overnight courier or by hand for delivery on the next Business Day), or (C) on receipt (or refusal to accept delivery) after dispatch by registered or certified mail (return receipt requested), postage prepaid, or by a nationally recognized overnight courier (with confirmation), addressed, in each case, as follows:

If to Bearing or Sub:	Bearing Resources Ltd./LI Acquisition Corporation
c/o Suite 409-221 West Esplanade North Vancouver, BC V7M 3J3 Attention: Jeremy Poirier Facsimile: 604.973.0280 Email: Jpoirier@bearingresource.ca

with a copy to (which shall not constitute notice):	MACDONALD TUSKEY 409 - 221 W. Esplanade, North Vancouver, BC V7M 3J3 Attention: William MacDonald, Esq. Facsimile: 604.973.0280 Email: wmacdonald@wlmlaw.ca

If to the Company:	Li3 Energy, Inc. Avda. Americo Vespucio 80, 11th Floor Santiago, Chile Attention: Luis Saenz Email: luis.saenz@li3energy.com

A-83

with a copy to (which shall not constitute notice):

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor
New York, New York 10105

Attn: Richard Anslow, Esq.

Matthew Gray, Esq.

Facsimile No.: (212) 370-7889

Telephone No.: (212) 370-1300

Email: ranslow@egsllp.com

mgray@egsllp.com

If to the Stockholder:	To the address set forth under the Stockholder’s name on the signature page hereto, with a copy (which will not constitute notice) to the Company (and its copy for notices hereunder).

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.

(m) Governing Law; Enforcement; Jurisdiction; Waiver of Jury Trial.

(i) This Agreement shall be governed by, and construed in accordance with, the internal procedural and substantive laws of the State of Nevada, without regard to the choice of law rules thereof.

(ii) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of Nevada and any United States District Court for the State of Nevada and any appellate courts thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (A) agrees not to commence any such action except in such courts, (B) agrees that any claim in respect of any such action or proceeding may be heard and determined in such courts, (C) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to venue of any such action or proceeding in any such courts, and (D) waives, to the fullest extent permitted by Law, the defense of any inconvenient forum to the maintenance of such action or proceeding in any such courts. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties irrevocably consents to service of process in any such action or proceeding in the manner provided for notices in Section 5(l) of this Agreement; provided, that nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by applicable Law.

(iii) EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY, IN ANY MATTERS (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(iv) The parties agree that irreparable damage would occur for which monetary damages would not be an adequate remedy in the event that the parties do not perform their obligations under the provisions of this Agreement in accordance with their specific terms or otherwise breach such obligations. Accordingly, the parties agree that, if for any reason any of the Stockholder, Bearing, Sub or the Company shall have failed to perform its obligations under this Agreement or otherwise breached this Agreement, then the party seeking to enforce this Agreement against such nonperforming party shall be entitled to seek specific performance and the issuance of immediate injunctive and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of proving the inadequacy of money damages as a remedy, and the parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief, this being in addition to and not in limitation of any other remedy to which they are entitled at Law or in equity.

(n) No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship among Stockholder, the Company, Bearing and Sub, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other Company shareholders entering into voting and support agreements with Bearing or Sub. Stockholder has acted independently regarding its decision to enter into this Agreement and not as a group with other Company shareholders entering into a voting and support agreement with Bearing or Sub in connection with the Merger Agreement (other than those that are Affiliates of Stockholder). Nothing contained in this Agreement shall be deemed to vest in Bearing or Sub any direct or indirect ownership or incidence of ownership of or with respect to any Stockholder Shares.

[signature page follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

Bearing:

BEARING RESOURCES LTD.

By:	/s/ Jeremy Poirier
Name:	Jeremy Poirier
Title:	Chief Executive Officer

Sub:

LI ACQUISITION CORPORATION

By:	/s/ Jeremy Poirier
Name:	Jeremy Poirier
Title:	President and Chief Executive Officer

Company:

LI3 ENERGY, INC.

By:	/s/ Luis Saenz
Name:	Luis Saenz
Title:	President and Chief Executive Officer

Stockholder:

Name:

By:
Name:
Title:

Address for Notice for Stockholder:

Facsimile:
Email:

Number of shares of Company Common Stock beneficially owned by Stockholder:

{Signature Page to Voting and Support Agreement}

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Exhibit C-1

Company Mineral Properties

The following in which the Company and its Subsidiaries have an indirect interest:

1.	SLM Litio 1-6: 1,438 hectares located in the Salar de Maricunga in Chile.

2.	The Cocina Mining Concessions: 450 hectares located in the Salar de Maricunga in Chile.

3.	The San Francisco, Salamina and Despreciada mining concessions.

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Exhibit C-2

Bearing Mineral Properties

District	Grant Number	Claim Name	Claim Nbr	Claim Owner	Operation Recording Date	Staking Date	Claim Expiry Date	Status	NTS Map Number
Watson Lake	YB87384	HY	1	BEARING RESOURCES LTD. - 100%	9/17/1996	9/13/1996	3/17/2020	Active	105H15
Watson Lake	YB87385	HY	2	BEARING RESOURCES LTD. - 100%	9/17/1996	9/13/1996	3/17/2020	Active	105H15
Watson Lake	YB87386	HY	3	BEARING RESOURCES LTD. - 100%	9/17/1996	9/13/1996	3/17/2020	Active	105H15
Watson Lake	YB87387	HY	4	BEARING RESOURCES LTD. - 100%	9/17/1996	9/13/1996	3/17/2020	Active	105H15
Watson Lake	YB87388	HY	5	BEARING RESOURCES LTD. - 100%	9/17/1996	9/13/1996	3/17/2020	Active	105H15
Watson Lake	YB87389	HY	6	BEARING RESOURCES LTD. - 100%	9/17/1996	9/13/1996	3/17/2020	Active	105H15
Watson Lake	YB87390	HY	7	BEARING RESOURCES LTD. - 100%	9/17/1996	9/13/1996	3/17/2020	Active	105H15
Watson Lake	YB87391	HY	8	BEARING RESOURCES LTD. - 100%	9/17/1996	9/13/1996	3/17/2020	Active	105H15
Watson Lake	YB87408	HY	25	BEARING RESOURCES LTD. - 100%	9/17/1996	9/13/1996	3/17/2020	Active	105H15
Watson Lake	YB87409	HY	26	BEARING RESOURCES LTD. - 100%	9/17/1996	9/13/1996	3/17/2020	Active	105H15
Watson Lake	YB87410	HY	27	BEARING RESOURCES LTD. - 100%	9/17/1996	9/13/1996	3/17/2020	Active	105H15
Watson Lake	YB87411	HY	28	BEARING RESOURCES LTD. - 100%	9/17/1996	9/13/1996	3/17/2020	Active	105H15
Watson Lake	YB87412	HY	29	BEARING RESOURCES LTD. - 100%	9/17/1996	9/13/1996	3/17/2020	Active	105H15
Watson Lake	YB87413	HY	30	BEARING RESOURCES LTD. - 100%	9/17/1996	9/13/1996	3/17/2020	Active	105H15
Watson Lake	YB87414	HY	31	BEARING RESOURCES LTD. - 100%	9/17/1996	9/13/1996	3/17/2020	Active	105H15
Watson Lake	YB87415	HY	32	BEARING RESOURCES LTD. - 100%	9/17/1996	9/13/1996	3/17/2020	Active	105H15
Watson Lake	YB87416	HY	33	BEARING RESOURCES LTD. - 100%	9/17/1996	9/13/1996	3/17/2020	Active	105H15
Watson Lake	YB87417	HY	34	BEARING RESOURCES LTD. - 100%	9/17/1996	9/13/1996	3/17/2020	Active	105H15
Watson Lake	YB87418	HY	35	BEARING RESOURCES LTD. - 100%	9/17/1996	9/13/1996	3/17/2020	Active	105H15
Watson Lake	YB87419	HY	36	BEARING RESOURCES LTD. - 100%	9/17/1996	9/13/1996	3/17/2020	Active	105H15
Watson Lake	YB87421	HY	38	BEARING RESOURCES LTD. - 100%	9/17/1996	9/13/1996	3/17/2020	Active	105H15
Watson Lake	YB87432	HY	49	BEARING RESOURCES LTD. - 100%	9/17/1996	9/13/1996	3/17/2020	Active	105H15
Watson Lake	YB87433	HY	50	BEARING RESOURCES LTD. - 100%	9/17/1996	9/13/1996	3/17/2020	Active	105H15

A-87

District	Grant Number	Claim Name	Claim Nbr	Claim Owner	Operation Recording Date	Staking Date	Claim Expiry Date	Status	NTS Map Number
Watson Lake	YB87434	HY	51	BEARING RESOURCES LTD. - 100%	9/17/1996	9/13/1996	3/17/2020	Active	105H15
Watson Lake	YB87435	HY	52	BEARING RESOURCES LTD. - 100%	9/17/1996	9/13/1996	3/17/2020	Active	105H15
Watson Lake	YB87436	HY	53	BEARING RESOURCES LTD. - 100%	9/17/1996	9/13/1996	3/17/2020	Active	105H15
Watson Lake	YB87437	HY	54	BEARING RESOURCES LTD. - 100%	9/17/1996	9/13/1996	3/17/2020	Active	105H15
Watson Lake	YB87438	HY	55	BEARING RESOURCES LTD. - 100%	9/17/1996	9/13/1996	3/17/2020	Active	105H15
Watson Lake	YB87439	HY	56	BEARING RESOURCES LTD. - 100%	9/17/1996	9/13/1996	3/17/2020	Active	105H15
Watson Lake	YB87440	HY	57	BEARING RESOURCES LTD. - 100%	9/17/1996	9/13/1996	3/17/2020	Active	105H15
Watson Lake	YB87441	HY	58	BEARING RESOURCES LTD. - 100%	9/17/1996	9/13/1996	3/17/2020	Active	105H15
Watson Lake	YB87442	HY	59	BEARING RESOURCES LTD. - 100%	9/17/1996	9/13/1996	3/17/2020	Active	105H15
Watson Lake	YB87443	HY	60	BEARING RESOURCES LTD. - 100%	9/17/1996	9/13/1996	3/17/2020	Active	105H15
Watson Lake	YB87444	HY	61	BEARING RESOURCES LTD. - 100%	9/17/1996	9/13/1996	3/17/2020	Active	105H15
Watson Lake	YB87445	HY	62	BEARING RESOURCES LTD. - 100%	9/17/1996	9/13/1996	3/17/2020	Active	105H15
Watson Lake	YB87446	HY	63	BEARING RESOURCES LTD. - 100%	9/17/1996	9/13/1996	3/17/2020	Active	105H15
Watson Lake	YB87447	HY	64	BEARING RESOURCES LTD. - 100%	9/17/1996	9/13/1996	3/17/2020	Active	105H15
Watson Lake	YB87448	HY	65	BEARING RESOURCES LTD. - 100%	9/17/1996	9/13/1996	3/17/2020	Active	105H15
Watson Lake	YB87449	HY	66	BEARING RESOURCES LTD. - 100%	9/17/1996	9/13/1996	3/17/2020	Active	105H15
Watson Lake	YB87450	HY	67	BEARING RESOURCES LTD. - 100%	9/17/1996	9/13/1996	3/17/2020	Active	105H15
Watson Lake	YB87451	HY	68	BEARING RESOURCES LTD. - 100%	9/17/1996	9/13/1996	3/17/2020	Active	105H15
Watson Lake	YB87452	HY	69	BEARING RESOURCES LTD. - 100%	9/17/1996	9/13/1996	3/17/2020	Active	105H15
Watson Lake	YB87453	HY	70	BEARING RESOURCES LTD. - 100%	9/17/1996	9/13/1996	3/17/2020	Active	105H15
Watson Lake	YB87454	HY	71	BEARING RESOURCES LTD. - 100%	9/17/1996	9/13/1996	3/17/2020	Active	105H15
Watson Lake	YB87455	HY	72	BEARING RESOURCES LTD. - 100%	9/17/1996	9/13/1996	3/17/2020	Active	105H15
Watson Lake	YB87456	HY	73	BEARING RESOURCES LTD. - 100%	9/17/1996	9/13/1996	3/17/2020	Active	105H15
Watson Lake	YB87457	HY	74	BEARING RESOURCES LTD. - 100%	9/17/1996	9/13/1996	3/17/2020	Active	105H15
Watson Lake	YB87458	HY	75	BEARING RESOURCES LTD. - 100%	9/17/1996	9/13/1996	3/17/2020	Active	105H15
Watson Lake	YD24801	JAY	1	BEARING RESOURCES LTD. - 100%	9/15/2010	9/10/2010	3/15/2019	Active	105H15
Watson Lake	YD24802	JAY	2	BEARING RESOURCES LTD. - 100%	9/15/2010	9/10/2010	3/15/2019	Active	105H15

A-88

District	Grant Number	Claim Name	Claim Nbr	Claim Owner	Operation Recording Date	Staking Date	Claim Expiry Date	Status	NTS Map Number
Watson Lake	YD24803	JAY	3	BEARING RESOURCES LTD. - 100%	9/15/2010	9/10/2010	3/15/2019	Active	105H15
Watson Lake	YD24804	JAY	4	BEARING RESOURCES LTD. - 100%	9/15/2010	9/10/2010	3/15/2019	Active	105H15
Watson Lake	YD24805	JAY	5	BEARING RESOURCES LTD. - 100%	9/15/2010	9/10/2010	3/15/2019	Active	105H15
Watson Lake	YD24806	JAY	6	BEARING RESOURCES LTD. - 100%	9/15/2010	9/10/2010	3/15/2019	Active	105H15
Watson Lake	YD24807	JAY	7	BEARING RESOURCES LTD. - 100%	9/15/2010	9/10/2010	3/15/2019	Active	105H15
Watson Lake	YD24808	JAY	8	BEARING RESOURCES LTD. - 100%	9/15/2010	9/10/2010	3/15/2019	Active	105H15
Watson Lake	YD24809	JAY	9	BEARING RESOURCES LTD. - 100%	9/15/2010	9/10/2010	3/15/2019	Active	105H15
Watson Lake	YD24810	JAY	10	BEARING RESOURCES LTD. - 100%	9/15/2010	9/10/2010	3/15/2019	Active	105H15
Watson Lake	YD24811	JAY	11	BEARING RESOURCES LTD. - 100%	9/15/2010	9/10/2010	3/15/2019	Active	105H15
Watson Lake	YD24812	JAY	12	BEARING RESOURCES LTD. - 100%	9/15/2010	9/10/2010	3/15/2019	Active	105H15
Watson Lake	YD24813	JAY	13	BEARING RESOURCES LTD. - 100%	9/15/2010	9/10/2010	3/15/2019	Active	105H15
Watson Lake	YD24814	JAY	14	BEARING RESOURCES LTD. - 100%	9/15/2010	9/10/2010	3/15/2019	Active	105H15
Watson Lake	YD24815	JAY	15	BEARING RESOURCES LTD. - 100%	9/15/2010	9/10/2010	3/15/2019	Active	105H15
Watson Lake	YD24816	JAY	16	BEARING RESOURCES LTD. - 100%	9/15/2010	9/10/2010	3/15/2019	Active	105H15
Watson Lake	YD24817	JAY	17	BEARING RESOURCES LTD. - 100%	9/15/2010	9/10/2010	3/15/2019	Active	105H15
Watson Lake	YD24818	JAY	18	BEARING RESOURCES LTD. - 100%	9/15/2010	9/10/2010	3/15/2019	Active	105H15
Watson Lake	YD24819	JAY	19	BEARING RESOURCES LTD. - 100%	9/15/2010	9/11/2010	3/15/2019	Active	105H15
Watson Lake	YD24820	JAY	20	BEARING RESOURCES LTD. - 100%	9/15/2010	9/11/2010	3/15/2019	Active	105H15
Watson Lake	YD24821	JAY	21	BEARING RESOURCES LTD. - 100%	9/15/2010	9/11/2010	3/15/2019	Active	105H15
Watson Lake	YD24822	JAY	22	BEARING RESOURCES LTD. - 100%	9/15/2010	9/11/2010	3/15/2019	Active	105H15
Watson Lake	YD24823	JAY	23	BEARING RESOURCES LTD. - 100%	9/15/2010	9/11/2010	3/15/2019	Active	105H15
Watson Lake	YD24824	JAY	24	BEARING RESOURCES LTD. - 100%	9/15/2010	9/11/2010	3/15/2019	Active	105H15
Watson Lake	YD24825	JAY	25	BEARING RESOURCES LTD. - 100%	9/15/2010	9/11/2010	3/15/2019	Active	105H15
Watson Lake	YD24826	JAY	26	BEARING RESOURCES LTD. - 100%	9/15/2010	9/11/2010	3/15/2019	Active	105H15
Watson Lake	YD24827	JAY	27	BEARING RESOURCES LTD. - 100%	9/15/2010	9/11/2010	3/15/2019	Active	105H15
Watson Lake	YD24828	JAY	28	BEARING RESOURCES LTD. - 100%	9/15/2010	9/11/2010	3/15/2019	Active	105H15
Watson Lake	YD24829	JAY	29	BEARING RESOURCES LTD. - 100%	9/15/2010	9/11/2010	3/15/2019	Active	105H15

A-89

District	Grant Number	Claim Name	Claim Nbr	Claim Owner	Operation Recording Date	Staking Date	Claim Expiry Date	Status	NTS Map Number
Watson Lake	YD24830	JAY	30	BEARING RESOURCES LTD. - 100%	9/15/2010	9/11/2010	3/15/2019	Active	105H15
Watson Lake	YD24831	JAY	31	BEARING RESOURCES LTD. - 100%	9/15/2010	9/11/2010	3/15/2019	Active	105H15
Watson Lake	YD24832	JAY	32	BEARING RESOURCES LTD. - 100%	9/15/2010	9/11/2010	3/15/2019	Active	105H15
Watson Lake	YD24833	JAY	33	BEARING RESOURCES LTD. - 100%	9/15/2010	9/11/2010	3/15/2019	Active	105H15
Watson Lake	YD24834	JAY	34	BEARING RESOURCES LTD. - 100%	9/15/2010	9/11/2010	3/15/2019	Active	105H15
Watson Lake	YD24835	JAY	35	BEARING RESOURCES LTD. - 100%	9/15/2010	9/11/2010	3/15/2019	Active	105H15
Watson Lake	YD24836	JAY	36	BEARING RESOURCES LTD. - 100%	9/15/2010	9/11/2010	3/15/2019	Active	105H15
Watson Lake	YD24837	JAY	37	BEARING RESOURCES LTD. - 100%	9/15/2010	9/11/2010	3/15/2019	Active	105H15
Watson Lake	YD24838	JAY	38	BEARING RESOURCES LTD. - 100%	9/15/2010	9/11/2010	3/15/2019	Active	105H15
Watson Lake	YD24839	JAY	39	BEARING RESOURCES LTD. - 100%	9/15/2010	9/11/2010	3/15/2019	Active	105H15
Watson Lake	YD24840	JAY	40	BEARING RESOURCES LTD. - 100%	9/15/2010	9/11/2010	3/15/2019	Active	105H15
Watson Lake	YD24841	JAY	41	BEARING RESOURCES LTD. - 100%	9/15/2010	9/11/2010	3/15/2019	Active	105H15
Watson Lake	YD24842	JAY	42	BEARING RESOURCES LTD. - 100%	9/15/2010	9/11/2010	3/15/2019	Active	105H15
Watson Lake	YD24843	JAY	43	BEARING RESOURCES LTD. - 100%	9/15/2010	9/11/2010	3/15/2019	Active	105H15
Watson Lake	YD24844	JAY	44	BEARING RESOURCES LTD. - 100%	9/15/2010	9/11/2010	3/15/2019	Active	105H15
Watson Lake	YD24845	JAY	45	BEARING RESOURCES LTD. - 100%	9/15/2010	9/12/2010	3/15/2019	Active	105H15
Watson Lake	YD24846	JAY	46	BEARING RESOURCES LTD. - 100%	9/15/2010	9/12/2010	3/15/2019	Active	105H15
Watson Lake	YD24847	JAY	47	BEARING RESOURCES LTD. - 100%	9/15/2010	9/12/2010	3/15/2019	Active	105H15
Watson Lake	YD24848	JAY	48	BEARING RESOURCES LTD. - 100%	9/15/2010	9/12/2010	3/15/2019	Active	105H15
Watson Lake	YD24849	JAY	49	BEARING RESOURCES LTD. - 100%	9/15/2010	9/12/2010	3/15/2019	Active	105H15
Watson Lake	YD24850	JAY	50	BEARING RESOURCES LTD. - 100%	9/15/2010	9/12/2010	3/15/2019	Active	105H15
Watson Lake	YD24851	JAY	51	BEARING RESOURCES LTD. - 100%	9/15/2010	9/12/2010	3/15/2019	Active	105H15
Watson Lake	YD24852	JAY	52	BEARING RESOURCES LTD. - 100%	9/15/2010	9/12/2010	3/15/2019	Active	105H15
Watson Lake	YD24853	JAY	53	BEARING RESOURCES LTD. - 100%	9/15/2010	9/12/2010	3/15/2019	Active	105H15
Watson Lake	YD24854	JAY	54	BEARING RESOURCES LTD. - 100%	9/15/2010	9/12/2010	3/15/2019	Active	105H15
Watson Lake	YD24855	JAY	55	BEARING RESOURCES LTD. - 100%	9/15/2010	9/12/2010	3/15/2019	Active	105H15
Watson Lake	YD24856	JAY	56	BEARING RESOURCES LTD. - 100%	9/15/2010	9/12/2010	3/15/2019	Active	105H15

A-90

District	Grant Number	Claim Name	Claim Nbr	Claim Owner	Operation Recording Date	Staking Date	Claim Expiry Date	Status	NTS Map Number
Watson Lake	YD24857	JAY	57	BEARING RESOURCES LTD. - 100%	9/15/2010	9/12/2010	3/15/2019	Active	105H15
Watson Lake	YD24858	JAY	58	BEARING RESOURCES LTD. - 100%	9/15/2010	9/12/2010	3/15/2019	Active	105H15
Watson Lake	YD24859	JAY	59	BEARING RESOURCES LTD. - 100%	9/15/2010	9/12/2010	3/15/2019	Active	105H15
Watson Lake	YD24860	JAY	60	BEARING RESOURCES LTD. - 100%	9/15/2010	9/12/2010	3/15/2019	Active	105H15
Watson Lake	YD24861	JAY	61	BEARING RESOURCES LTD. - 100%	9/15/2010	9/12/2010	3/15/2019	Active	105H15
Watson Lake	YD24862	JAY	62	BEARING RESOURCES LTD. - 100%	9/15/2010	9/12/2010	3/15/2019	Active	105H15
Watson Lake	YD24863	JAY	63	BEARING RESOURCES LTD. - 100%	9/15/2010	9/12/2010	3/15/2019	Active	105H15
Watson Lake	YD24864	JAY	64	BEARING RESOURCES LTD. - 100%	9/15/2010	9/12/2010	3/15/2019	Active	105H15
Watson Lake	YD24865	JAY	65	BEARING RESOURCES LTD. - 100%	9/15/2010	9/13/2010	3/15/2019	Active	105H15
Watson Lake	YD24866	JAY	66	BEARING RESOURCES LTD. - 100%	9/15/2010	9/13/2010	3/15/2019	Active	105H15
Watson Lake	YD24867	JAY	67	BEARING RESOURCES LTD. - 100%	9/15/2010	9/13/2010	3/15/2019	Active	105H15
Watson Lake	YD24868	JAY	68	BEARING RESOURCES LTD. - 100%	9/15/2010	9/13/2010	3/15/2019	Active	105H15
Watson Lake	YD24869	JAY	69	BEARING RESOURCES LTD. - 100%	9/15/2010	9/13/2010	3/15/2019	Active	105H15
Watson Lake	YD24870	JAY	70	BEARING RESOURCES LTD. - 100%	9/15/2010	9/13/2010	3/15/2019	Active	105H15
Watson Lake	YD24871	JAY	71	BEARING RESOURCES LTD. - 100%	9/15/2010	9/13/2010	3/15/2019	Active	105H15
Watson Lake	YD24872	JAY	72	BEARING RESOURCES LTD. - 100%	9/15/2010	9/13/2010	3/15/2019	Active	105H15
Watson Lake	YD24881	JAY	81	BEARING RESOURCES LTD. - 100%	9/15/2010	9/14/2010	3/15/2019	Active	105H15
Watson Lake	YD24882	JAY	82	BEARING RESOURCES LTD. - 100%	9/15/2010	9/14/2010	3/15/2019	Active	105H15
Watson Lake	YD24883	JAY	83	BEARING RESOURCES LTD. - 100%	9/15/2010	9/14/2010	3/15/2019	Active	105H15
Watson Lake	YD24884	JAY	84	BEARING RESOURCES LTD. - 100%	9/15/2010	9/14/2010	3/15/2019	Active	105H15
Watson Lake	YD24885	JAY	85	BEARING RESOURCES LTD. - 100%	9/15/2010	9/14/2010	3/15/2019	Active	105H15
Watson Lake	YD24886	JAY	86	BEARING RESOURCES LTD. - 100%	9/15/2010	9/14/2010	3/15/2019	Active	105H15
Watson Lake	YD25887	JAY	87	BEARING RESOURCES LTD. - 100%	10/22/2010	10/19/2010	4/22/2019	Active	105H15
Watson Lake	YD25888	JAY	88	BEARING RESOURCES LTD. - 100%	10/22/2010	10/19/2010	4/22/2019	Active	105H15
Watson Lake	YD25889	JAY	89	BEARING RESOURCES LTD. - 100%	10/22/2010	10/19/2010	4/22/2019	Active	105H15
Watson Lake	YD25890	JAY	90	BEARING RESOURCES LTD. - 100%	10/22/2010	10/19/2010	4/22/2019	Active	105H15
Watson Lake	YD25891	JAY	91	BEARING RESOURCES LTD. - 100%	10/22/2010	10/19/2010	4/22/2019	Active	105H15

A-91

District	Grant Number	Claim Name	Claim Nbr	Claim Owner	Operation Recording Date	Staking Date	Claim Expiry Date	Status	NTS Map Number
Watson Lake	YD25892	JAY	92	BEARING RESOURCES LTD. - 100%	10/22/2010	10/19/2010	4/22/2019	Active	105H15
Watson Lake	YD25893	JAY	93	BEARING RESOURCES LTD. - 100%	10/22/2010	10/19/2010	4/22/2019	Active	105H15
Watson Lake	YD25894	JAY	94	BEARING RESOURCES LTD. - 100%	10/22/2010	10/19/2010	4/22/2019	Active	105H15
Watson Lake	YD25895	JAY	95	BEARING RESOURCES LTD. - 100%	10/22/2010	10/19/2010	4/22/2019	Active	105H15
Watson Lake	YD25896	JAY	96	BEARING RESOURCES LTD. - 100%	10/22/2010	10/19/2010	4/22/2019	Active	105H15
Watson Lake	YD25897	JAY	97	BEARING RESOURCES LTD. - 100%	10/22/2010	10/19/2010	4/22/2019	Active	105H15
Watson Lake	YD25898	JAY	98	BEARING RESOURCES LTD. - 100%	10/22/2010	10/19/2010	4/22/2019	Active	105H15
Watson Lake	YD25899	JAY	99	BEARING RESOURCES LTD. - 100%	10/22/2010	10/19/2010	4/22/2019	Active	105H15
Watson Lake	YD25900	JAY	100	BEARING RESOURCES LTD. - 100%	10/22/2010	10/19/2010	4/22/2019	Active	105H15
Watson Lake	YD25901	JAY	101	BEARING RESOURCES LTD. - 100%	10/22/2010	10/19/2010	4/22/2019	Active	105H15
Watson Lake	YD25902	JAY	102	BEARING RESOURCES LTD. - 100%	10/22/2010	10/19/2010	4/22/2019	Active	105H15
Watson Lake	YD25903	JAY	103	BEARING RESOURCES LTD. - 100%	10/22/2010	10/19/2010	4/22/2019	Active	105H15
Watson Lake	YD25904	JAY	104	BEARING RESOURCES LTD. - 100%	10/22/2010	10/19/2010	4/22/2019	Active	105H15
Watson Lake	YD25905	JAY	105	BEARING RESOURCES LTD. - 100%	10/22/2010	10/19/2010	4/22/2019	Active	105H15
Watson Lake	YD25906	JAY	106	BEARING RESOURCES LTD. - 100%	10/22/2010	10/19/2010	4/22/2019	Active	105H15
Watson Lake	YD25907	JAY	107	BEARING RESOURCES LTD. - 100%	10/22/2010	10/19/2010	4/22/2019	Active	105H15
Watson Lake	YD25908	JAY	108	BEARING RESOURCES LTD. - 100%	10/22/2010	10/19/2010	4/22/2019	Active	105H15
Watson Lake	YD25909	JAY	109	BEARING RESOURCES LTD. - 100%	10/22/2010	10/19/2010	4/22/2019	Active	105H15
Watson Lake	YD25910	JAY	110	BEARING RESOURCES LTD. - 100%	10/22/2010	10/19/2010	4/22/2019	Active	105H15
Watson Lake	YD25911	JAY	111	BEARING RESOURCES LTD. - 100%	10/22/2010	10/19/2010	4/22/2019	Active	105H15
Watson Lake	YD25912	JAY	112	BEARING RESOURCES LTD. - 100%	10/22/2010	10/19/2010	4/22/2019	Active	105H15
Watson Lake	YD25913	JAY	113	BEARING RESOURCES LTD. - 100%	10/22/2010	10/19/2010	4/22/2019	Active	105H15
Watson Lake	YD25914	JAY	114	BEARING RESOURCES LTD. - 100%	10/22/2010	10/19/2010	4/22/2019	Active	105H15
Watson Lake	YD25915	JAY	115	BEARING RESOURCES LTD. - 100%	10/22/2010	10/19/2010	4/22/2019	Active	105H15
Watson Lake	YD25916	JAY	116	BEARING RESOURCES LTD. - 100%	10/22/2010	10/19/2010	4/22/2019	Active	105H15
Watson Lake	YD25917	JAY	117	BEARING RESOURCES LTD. - 100%	10/22/2010	10/19/2010	4/22/2019	Active	105H15
Watson Lake	YD25918	JAY	118	BEARING RESOURCES LTD. - 100%	10/22/2010	10/19/2010	4/22/2019	Active	105H15

A-92

District	Grant Number	Claim Name	Claim Nbr	Claim Owner	Operation Recording Date	Staking Date	Claim Expiry Date	Status	NTS Map Number
Watson Lake	YD25919	JAY	119	BEARING RESOURCES LTD. - 100%	10/22/2010	10/19/2010	4/22/2019	Active	105H15
Watson Lake	YD25920	JAY	120	BEARING RESOURCES LTD. - 100%	10/22/2010	10/19/2010	4/22/2019	Active	105H15
Watson Lake	YD25921	JAY	121	BEARING RESOURCES LTD. - 100%	10/22/2010	10/19/2010	4/22/2019	Active	105H15
Watson Lake	YD25922	JAY	122	BEARING RESOURCES LTD. - 100%	10/22/2010	10/19/2010	4/22/2019	Active	105H15
Watson Lake	YD25923	JAY	123	BEARING RESOURCES LTD. - 100%	10/22/2010	10/19/2010	4/22/2019	Active	105H15
Watson Lake	YD25924	JAY	124	BEARING RESOURCES LTD. - 100%	10/22/2010	10/19/2010	4/22/2019	Active	105H15
Watson Lake	YD25925	JAY	125	BEARING RESOURCES LTD. - 100%	10/22/2010	10/19/2010	4/22/2019	Active	105H15
Watson Lake	YD25926	JAY	126	BEARING RESOURCES LTD. - 100%	10/22/2010	10/19/2010	4/22/2019	Active	105H15
Watson Lake	YD25927	JAY	127	BEARING RESOURCES LTD. - 100%	10/22/2010	10/19/2010	4/22/2019	Active	105H15
Watson Lake	YD25928	JAY	128	BEARING RESOURCES LTD. - 100%	10/22/2010	10/19/2010	4/22/2019	Active	105H15
Watson Lake	YD25929	JAY	129	BEARING RESOURCES LTD. - 100%	10/22/2010	10/19/2010	4/22/2019	Active	105H15
Watson Lake	YD25930	JAY	130	BEARING RESOURCES LTD. - 100%	10/22/2010	10/19/2010	4/22/2019	Active	105H15
Watson Lake	YD25931	JAY	131	BEARING RESOURCES LTD. - 100%	10/22/2010	10/20/2010	4/22/2019	Active	105H15
Watson Lake	YD25932	JAY	132	BEARING RESOURCES LTD. - 100%	10/22/2010	10/20/2010	4/22/2019	Active	105H15
Watson Lake	YD25933	JAY	133	BEARING RESOURCES LTD. - 100%	10/22/2010	10/20/2010	4/22/2019	Active	105H15
Watson Lake	YD25934	JAY	134	BEARING RESOURCES LTD. - 100%	10/22/2010	10/20/2010	4/22/2019	Active	105H15
Watson Lake	YD25935	JAY	135	BEARING RESOURCES LTD. - 100%	10/22/2010	10/20/2010	4/22/2019	Active	105H15
Watson Lake	YD25936	JAY	136	BEARING RESOURCES LTD. - 100%	10/22/2010	10/20/2010	4/22/2019	Active	105H15
Watson Lake	YD25937	JAY	137	BEARING RESOURCES LTD. - 100%	10/22/2010	10/20/2010	4/22/2019	Active	105H15
Watson Lake	YD25938	JAY	138	BEARING RESOURCES LTD. - 100%	10/22/2010	10/20/2010	4/22/2019	Active	105H15
Watson Lake	YD25939	JAY	139	BEARING RESOURCES LTD. - 100%	10/22/2010	10/20/2010	4/22/2019	Active	105H15
Watson Lake	YD25940	JAY	140	BEARING RESOURCES LTD. - 100%	10/22/2010	10/20/2010	4/22/2019	Active	105H15
Watson Lake	YD25993	JAY	193	BEARING RESOURCES LTD. - 100%	10/22/2010	10/21/2010	4/22/2019	Active	105H15
Watson Lake	YD25994	JAY	194	BEARING RESOURCES LTD. - 100%	10/22/2010	10/21/2010	4/22/2019	Active	105H15
Watson Lake	YD25995	JAY	195	BEARING RESOURCES LTD. - 100%	10/22/2010	10/21/2010	4/22/2019	Active	105H15
Watson Lake	YD25996	JAY	196	BEARING RESOURCES LTD. - 100%	10/22/2010	10/21/2010	4/22/2019	Active	105H15
Watson Lake	YD25997	JAY	197	BEARING RESOURCES LTD. - 100%	10/22/2010	10/21/2010	4/22/2019	Active	105H15

A-93

District	Grant Number	Claim Name	Claim Nbr	Claim Owner	Operation Recording Date	Staking Date	Claim Expiry Date	Status	NTS Map Number
Watson Lake	YD25998	JAY	198	BEARING RESOURCES LTD. - 100%	10/22/2010	10/21/2010	4/22/2019	Active	105H15
Watson Lake	YD25999	JAY	199	BEARING RESOURCES LTD. - 100%	10/22/2010	10/21/2010	4/22/2019	Active	105H15
Watson Lake	YD26000	JAY	200	BEARING RESOURCES LTD. - 100%	10/22/2010	10/21/2010	4/22/2019	Active	105H15
Watson Lake	YD26001	JAY	201	BEARING RESOURCES LTD. - 100%	10/22/2010	10/21/2010	4/22/2019	Active	105H15
Watson Lake	YD26002	JAY	202	BEARING RESOURCES LTD. - 100%	10/22/2010	10/21/2010	4/22/2019	Active	105H15
Watson Lake	YD25851	JAY	251	BEARING RESOURCES LTD. - 100%	10/22/2010	10/21/2010	4/22/2019	Active	105H15
Watson Lake	YD25852	JAY	252	BEARING RESOURCES LTD. - 100%	10/22/2010	10/21/2010	4/22/2019	Active	105H15
Watson Lake	YD25853	JAY	253	BEARING RESOURCES LTD. - 100%	10/22/2010	10/21/2010	4/22/2019	Active	105H15
Watson Lake	YD25854	JAY	254	BEARING RESOURCES LTD. - 100%	10/22/2010	10/21/2010	4/22/2019	Active	105H15
Watson Lake	YD25855	JAY	255	BEARING RESOURCES LTD. - 100%	10/22/2010	10/21/2010	4/22/2019	Active	105H15
Watson Lake	YD25856	JAY	256	BEARING RESOURCES LTD. - 100%	10/22/2010	10/21/2010	4/22/2019	Active	105H15
Watson Lake	YD25857	JAY	257	BEARING RESOURCES LTD. - 100%	10/22/2010	10/21/2010	4/22/2019	Active	105H15
Watson Lake	YD25858	JAY	258	BEARING RESOURCES LTD. - 100%	10/22/2010	10/21/2010	4/22/2019	Active	105H15

A-94

Annex B

April 10, 2017

Bearing Resources Ltd.

Suite 1400 - 1111 West Georgia Street

Vancouver, B.C. V6E 4M3

Dear Sirs/Mesdames:

Re: Bearing Resources Ltd. Form F-4 - Material Canadian Federal Income Tax Consequences

We have acted as tax advisors to Bearing Resources Ltd. (the “Company” or “Bearing”) in connection with the proposed merger (the “Merger”) between LI Acquisition Corporation (the “Merger Sub”), a wholly-owned subsidiary of Bearing, and Li3 Energy Inc. (“Li3”) pursuant to an Agreement and Plan of Merger between Bearing, Merger Sub, and Li3 dated January 27, 2017 (the “Merger Agreement”), with Li3 surviving as a wholly-owned subsidiary of Bearing. Pursuant to the Agreement, the shareholders of Li3 will receive common shares of Bearing (the “Common Shares”).

This opinion letter is being furnished in connection with the registration of the Common Shares under the Form F-4 filed on April 10, 2017 (the “Registration Statement”) with the United States Securities and Exchange Commission pursuant to the United States Securities Act of 1933, as amended (the “Act”). We have participated in the preparation of the discussion set forth in the caption “Material Canadian Federal Income Tax Consequences of the Merger” in the Registration Statement.

For purposes of this opinion, we have examined and relied upon the Merger Agreement and the representations made to us by Bearing, Li3 and their special counsel in their respective correspondence to us and made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below. We have not, however, undertaken any independent investigation as to any factual matter set forth in any of the foregoing.

On the basis of and subject to the foregoing and the other assumptions and qualifications set forth herein, we hereby confirm to you that the statements under the caption “Material Canadian Federal Income Tax Consequences of the Merger” in the Proxy Statement/Prospectus included in the Registration Statement, subject to the limitations and qualifications set forth therein, constitute our opinion as to the anticipated material Canadian federal income tax consequences of the Merger (as defined in the Proxy Statement/Prospectus included in the Registration Statement).

Our opinion herein is based upon the current provisions of the Income Tax Act (Canada) as at the date hereof, the regulations thereunder, all specific proposed amendments publically announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof and our understanding of the current administrative and assessing practices of the Canada Revenue Agency. Our opinion does not otherwise anticipate or take into account any changes in law or such administrative policies and assessing practices whether by legislative, governmental or other action, nor do they take into account provincial, territorial or foreign tax legislation or considerations.

We express our opinion herein only as to those matters of Canadian federal income tax specifically set forth under the caption “Material Canadian Federal Income Tax Consequences of the Merger” in the Registration Statement and no opinion should be inferred as to the tax consequences of the Agreement under any provincial, state, local or foreign law, or with respect to any other areas of Canadian federal taxation.

The opinion expressed herein is as of the date hereof. This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressed stated herein. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and for no other purpose. Except for such use, this opinion may not be quoted, circulated or published, in whole or in part, or otherwise referred to, filed with or furnished to any other person or entity, without our express prior written authorization. In giving this consent, we do not thereby admit that we are included in the category of person whose consent is required by the Act or the rules and regulations promulgated thereunder.

Yours very truly,

/s/ DMCL

DALE MATHESON CARR-HILTON LABONTE LLP

CHARTERED PROFESSIONAL ACCOUNTANTS

B-1

April 10, 2017

Bearing Resources Ltd.

Suite 1400 - 1111 West Georgia Street

Vancouver, B.C. V6E 4M3

Dear Sirs/Mesdames:

Re: Bearing Resources Ltd. Form F-4 - Material U.S. Federal Income Tax Consequences

We have acted as tax advisors to Bearing Resources Ltd., a corporation organized under the laws of British Columbia, Canada (the “Company” or “Bearing”), in connection with the merger (the “Merger”) of LI Acquisition Corporation, a Nevada corporation (“Merger Sub”) and a direct and wholly owned subsidiary of Bearing, with and into Li3 Energy Inc., a Nevada corporation (“Li3”), with Li3 surviving as a wholly owned subsidiary of Bearing, to be accomplished pursuant to the Agreement and Plan of Merger, dated January 27, 2017, (the “Merger Agreement”), by and among Bearing, Merger Sub and Li3.

This opinion letter is being furnished in connection with the registration of the Common Shares under the Form F-4 filed on April 10, 2017 (the “Registration Statement”) with the United States Securities and Exchange Commission pursuant to the United States Securities Act of 1933, as amended (the “Act”). We have participated in the preparation of the discussion set forth in the caption “Material U.S. Federal Income Tax Consequences of the Merger” in the Registration Statement.

For purposes of this opinion letter, we have examined and relied upon the Merger Agreement and the representations made to us by Bearing, Li3 and their special counsel in their respective correspondence to us and made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below. We have not, however, undertaken any independent investigation as to any factual matter set forth in any of the foregoing.

On the basis of and subject to the foregoing and the other assumptions and qualifications set forth herein, we hereby confirm to you that the statements set forth under the caption “Material U.S. Federal Income Tax Consequences of the Merger” in the Proxy Statement/Prospectus included in the Registration Statement, subject to the limitations and qualifications set forth therein, constitute our opinion as to the anticipated material U.S. federal income tax consequences of the Merger (as defined in the Proxy Statement/Prospectus included in the Registration Statement).

Our opinion is based upon our best judgment regarding the Code, applicable Treasury Regulations and administrative or judicial interpretations, rulings and decisions thereunder, and may be affected by subsequent amendments to the Code or to Treasury Regulations thereunder or by subsequent judicial or administrative interpretations thereof, any of which may have retroactive effect and could affect our opinion. Nevertheless, we undertake no responsibility to advise you of any such changes, any of which could affect our conclusions. Our opinion is not binding upon the Internal Revenue Service or the courts, and the Internal Revenue Service or any court is not precluded from successfully asserting a contrary position. We express no opinions other than as to the federal income tax law of the United States; our opinion is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion letter does not address any other federal income tax matters or any state, local or foreign tax consequences that may result from the transactions contemplated by the Merger Agreement or otherwise.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and for no other purpose. Except for such use, this opinion may not be quoted, circulated or published, in whole or in part, or otherwise referred to, filed with or furnished to any other person or entity, without our express prior written authorization. In giving this consent, we do not thereby admit that we are included in the category of person whose consent is required by the Act or the rules and regulations promulgated thereunder.

Yours very truly,

/s/ DMCL

DALE MATHESON CARR-HILTON LABONTE LLP

CHARTERED PROFESSIONAL ACCOUNTANTS

B-2

Annex C

NEVADA REVISED STATUTES

CHAPTER 92A - MERGERS, CONVERSIONS, EXCHANGES AND DOMESTICATIONS

RIGHTS OF DISSENTING OWNERS

NRS 92A.300 Definitions. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

(Added to NRS by 1995, 2086)

NRS 92A.305 “Beneficial stockholder” defined. “Beneficial stockholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

(Added to NRS by 1995, 2087)

NRS 92A.310 “Corporate action” defined. “Corporate action” means the action of a domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.315 “Dissenter” defined. “Dissenter” means a stockholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

(Added to NRS by 1995, 2087; A 1999, 1631)

NRS 92A.320 “Fair value” defined. “Fair value,” with respect to a dissenter’s shares, means the value of the shares determined:

1. Immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

2. Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

3. Without discounting for lack of marketability or minority status.

(Added to NRS by 1995, 2087; A 2009, 1720)

NRS 92A.325 “Stockholder” defined. “Stockholder” means a stockholder of record or a beneficial stockholder of a domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.330 “Stockholder of record” defined. “Stockholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.335 “Subject corporation” defined. “Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

(Added to NRS by 1995, 2087)

NRS 92A.340 Computation of interest. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the rate of interest most recently established pursuant to NRS 99.040.

(Added to NRS by 1995, 2087; A 2009, 1721)

NRS 92A.350 Rights of dissenting partner of domestic limited partnership. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

(Added to NRS by 1995, 2088)

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NRS 92A.360 Rights of dissenting member of domestic limited-liability company. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

(Added to NRS by 1995, 2088)

NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.

1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before the member’s resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

(Added to NRS by 1995, 2088)

NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

1. Except as otherwise provided in NRS 92A.370 and 92A.390 and subject to the limitation in paragraph (f), any stockholder is entitled to dissent from, and obtain payment of the fair value of the stockholder’s shares in the event of any of the following corporate actions:

(a) Consummation of a plan of merger to which the domestic corporation is a constituent entity:

(1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the plan of merger; or

(2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

(b) Consummation of a plan of conversion to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be converted.

(c) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if the stockholder’s shares are to be acquired in the plan of exchange.

(d) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

(e) Accordance of full voting rights to control shares, as defined in NRS 78.3784, only to the extent provided for pursuant to NRS 78.3793.

(f) Any corporate action not described in this subsection that will result in the stockholder receiving money or scrip instead of a fraction of a share except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205, 78.2055 or 78.207. A dissent pursuant to this paragraph applies only to the fraction of a share, and the stockholder is entitled only to obtain payment of the fair value of the fraction of a share.

2. A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating the entitlement unless the action is unlawful or fraudulent with respect to the stockholder or the domestic corporation.

3. Subject to the limitations in this subsection, from and after the effective date of any corporate action described in subsection 1, no stockholder who has exercised the right to dissent pursuant to NRS 92A.300 to 92A.500, inclusive, is entitled to vote his or her shares for any purpose or to receive payment of dividends or any other distributions on shares. This subsection does not apply to dividends or other distributions payable to stockholders on a date before the effective date of any corporate action from which the stockholder has dissented. If a stockholder exercises the right to dissent with respect to a corporate action described in paragraph (f) of subsection 1, the restrictions of this subsection apply only to the shares to be converted into a fraction of a share and the dividends and distributions to those shares.

(Added to NRS by 1995, 2087; A 2001, 1414, 3199; 2003, 3189; 2005, 2204; 2007, 2438; 2009, 1721; 2011, 2814)

C-2

NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.

1. There is no right of dissent with respect to a plan of merger, conversion or exchange in favor of stockholders of any class or series which is:

(a) A covered security under section 18(b)(1)(A) or (B) of the Securities Act of 1933, 15 U.S.C. § 77r(b)(1)(A) or (B), as amended;

(b) Traded in an organized market and has at least 2,000 stockholders and a market value of at least $20,000,000, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, directors and beneficial stockholders owning more than 10 percent of such shares; or

(c) Issued by an open end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940, 15 U.S.C. §§ 80a-1 et seq., as amended, and which may be redeemed at the option of the holder at net asset value, unless the articles of incorporation of the corporation issuing the class or series or the resolution of the board of directors approving the plan of merger, conversion or exchange expressly provide otherwise.

2. The applicability of subsection 1 must be determined as of:

(a) The record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the corporate action requiring dissenter’s rights; or

(b) The day before the effective date of such corporate action if there is no meeting of stockholders.

3. Subsection 1 is not applicable and dissenter’s rights are available pursuant to NRS 92A.380 for the holders of any class or series of shares who are required by the terms of the corporate action requiring dissenter’s rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in subsection 1 at the time the corporate action becomes effective.

4. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

5. There is no right of dissent for any holders of stock of the parent domestic corporation if the plan of merger does not require action of the stockholders of the parent domestic corporation under NRS 92A.180.

(Added to NRS by 1995, 2088; A 2009, 1722; 2013, 1285)

NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

1. A stockholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his or her name only if the stockholder of record dissents with respect to all shares of the class or series beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf the stockholder of record asserts dissenter’s rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and his or her other shares were registered in the names of different stockholders.

2. A beneficial stockholder may assert dissenter’s rights as to shares held on his or her behalf only if the beneficial stockholder:

(a) Submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights; and

(b) Does so with respect to all shares of which he or she is the beneficial stockholder or over which he or she has power to direct the vote.

(Added to NRS by 1995, 2089; A 2009, 1723)

NRS 92A.410 Notification of stockholders regarding right of dissent.

1. If a proposed corporate action creating dissenter’s rights is submitted to a vote at a stockholders’ meeting, the notice of the meeting must state that stockholders are, are not or may be entitled to assert dissenter’s rights under NRS 92A.300 to 92A.500, inclusive. If the domestic corporation concludes that dissenter’s rights are or may be available, a copy of NRS 92A.300 to 92A.500, inclusive, must accompany the meeting notice sent to those record stockholders entitled to exercise dissenter’s rights.

C-3

2. If the corporate action creating dissenter’s rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenter’s rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430.

(Added to NRS by 1995, 2089; A 1997, 730; 2009, 1723; 2013, 1286)

NRS 92A.420 Prerequisites to demand for payment for shares.

1. If a proposed corporate action creating dissenter’s rights is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares:

(a) Must deliver to the subject corporation, before the vote is taken, written notice of the stockholder’s intent to demand payment for his or her shares if the proposed action is effectuated; and

(b) Must not vote, or cause or permit to be voted, any of his or her shares of such class or series in favor of the proposed action.

2. If a proposed corporate action creating dissenter’s rights is taken by written consent of the stockholders, a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares must not consent to or approve the proposed corporate action with respect to such class or series.

3. A stockholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400 is not entitled to payment for his or her shares under this chapter.

(Added to NRS by 1995, 2089; A 1999, 1631; 2005, 2204; 2009, 1723; 2013, 1286)

NRS 92A.430 Dissenter’s notice: Delivery to stockholders entitled to assert rights; contents.

1. The subject corporation shall deliver a written dissenter’s notice to all stockholders of record entitled to assert dissenter’s rights in whole or in part, and any beneficial stockholder who has previously asserted dissenter’s rights pursuant to NRS 92A.400.

2. The dissenter’s notice must be sent no later than 10 days after the effective date of the corporate action specified in NRS 92A.380, and must:

(a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

(b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not the person acquired beneficial ownership of the shares before that date;

(d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered and state that the stockholder shall be deemed to have waived the right to demand payment with respect to the shares unless the form is received by the subject corporation by such specified date; and

(e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

(Added to NRS by 1995, 2089; A 2005, 2205; 2009, 1724; 2013, 1286)

NRS 92A.440 Demand for payment and deposit of certificates; loss of rights of stockholder; withdrawal from appraisal process.

1. A stockholder who receives a dissenter’s notice pursuant to NRS 92A.430 and who wishes to exercise dissenter’s rights must:

(a) Demand payment;

(b) Certify whether the stockholder or the beneficial owner on whose behalf he or she is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and

(c) Deposit the stockholder’s certificates, if any, in accordance with the terms of the notice.

2. If a stockholder fails to make the certification required by paragraph (b) of subsection 1, the subject corporation may elect to treat the stockholder’s shares as after-acquired shares under NRS 92A.470.

3. Once a stockholder deposits that stockholder’s certificates or, in the case of uncertified shares makes demand for payment, that stockholder loses all rights as a stockholder, unless the stockholder withdraws pursuant to subsection 4.

4. A stockholder who has complied with subsection 1 may nevertheless decline to exercise dissenter’s rights and withdraw from the appraisal process by so notifying the subject corporation in writing by the date set forth in the dissenter’s notice pursuant to NRS 92A.430. A stockholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the subject corporation’s written consent.

C-4

5. The stockholder who does not demand payment or deposit his or her certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his or her shares under this chapter.

(Added to NRS by 1995, 2090; A 1997, 730; 2003, 3189; 2009, 1724)

NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

(Added to NRS by 1995, 2090; A 2009, 1725)

NRS 92A.460 Payment for shares: General requirements.

1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall pay in cash to each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of the dissenter’s shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

(a) Of the county where the subject corporation’s principal office is located;

(b) If the subject corporation’s principal office is not located in this State, in the county in which the corporation’s registered office is located; or

(c) At the election of any dissenter residing or having its principal or registered office in this State, of the county where the dissenter resides or has its principal or registered office.

 The court shall dispose of the complaint promptly.

2. The payment must be accompanied by:

(a) The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year or, where such financial statements are not reasonably available, then such reasonably equivalent financial information and the latest available quarterly financial statements, if any;

(b) A statement of the subject corporation’s estimate of the fair value of the shares; and

(c) A statement of the dissenter’s rights to demand payment under NRS 92A.480 and that if any such stockholder does not do so within the period specified, such stockholder shall be deemed to have accepted such payment in full satisfaction of the corporation’s obligations under this chapter.

(Added to NRS by 1995, 2090; A 2007, 2704; 2009, 1725; 2013, 1287)

NRS 92A.470 Withholding payment for shares acquired on or after date of dissenter’s notice: General requirements.

1. A subject corporation may elect to withhold payment from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the first date of any announcement to the news media or to the stockholders of the terms of the proposed action.

2. To the extent the subject corporation elects to withhold payment, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall notify the dissenters described in subsection 1:

(a) Of the information required by paragraph (a) of subsection 2 of NRS 92A.460;

(b) Of the subject corporation’s estimate of fair value pursuant to paragraph (b) of subsection 2 of NRS 92A.460;

(c) That they may accept the subject corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under NRS 92A.480;

(d) That those stockholders who wish to accept such an offer must so notify the subject corporation of their acceptance of the offer within 30 days after receipt of such offer; and

(e) That those stockholders who do not satisfy the requirements for demanding appraisal under NRS 92A.480 shall be deemed to have accepted the subject corporation’s offer.

3. Within 10 days after receiving the stockholder’s acceptance pursuant to subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder who agreed to accept the subject corporation’s offer in full satisfaction of the stockholder’s demand.

4. Within 40 days after sending the notice described in subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder described in paragraph (e) of subsection 2.

(Added to NRS by 1995, 2091; A 2009, 1725; 2013, 1287)

C-5

NRS 92A.480 Dissenter’s estimate of fair value: Notification of subject corporation; demand for payment of estimate.

1. A dissenter paid pursuant to NRS 92A.460 who is dissatisfied with the amount of the payment may notify the subject corporation in writing of the dissenter’s own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of such estimate, less any payment pursuant to NRS 92A.460. A dissenter offered payment pursuant to NRS 92A.470 who is dissatisfied with the offer may reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his or her shares and interest due.

2. A dissenter waives the right to demand payment pursuant to this section unless the dissenter notifies the subject corporation of his or her demand to be paid the dissenter’s stated estimate of fair value plus interest under subsection 1 in writing within 30 days after receiving the subject corporation’s payment or offer of payment under NRS 92A.460 or 92A.470 and is entitled only to the payment made or offered.

(Added to NRS by 1995, 2091; A 2009, 1726)

NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

1. If a demand for payment pursuant to NRS 92A.480 remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded by each dissenter pursuant to NRS 92A.480 plus interest.

2. A subject corporation shall commence the proceeding in the district court of the county where its principal office is located in this State. If the principal office of the subject corporation is not located in this State, the right to dissent arose from a merger, conversion or exchange and the principal office of the surviving entity, resulting entity or the entity whose shares were acquired, whichever is applicable, is located in this State, it shall commence the proceeding in the county where the principal office of the surviving entity, resulting entity or the entity whose shares were acquired is located. In all other cases, if the principal office of the subject corporation is not located in this State, the subject corporation shall commence the proceeding in the district court in the county in which the corporation’s registered office is located.

3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

(a) For the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the subject corporation; or

(b) For the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

(Added to NRS by 1995, 2091; A 2007, 2705; 2009, 1727; 2011, 2815; 2013, 1288)

NRS 92A.500 Assessment of costs and fees in certain legal proceedings.

1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

(b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

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3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5. To the extent the subject corporation fails to make a required payment pursuant to NRS 92A.460, 92A.470 or 92A.480, the dissenter may bring a cause of action directly for the amount owed and, to the extent the dissenter prevails, is entitled to recover all expenses of the suit.

6. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68.

(Added to NRS by 1995, 2092; A 2009, 1727; 2015, 2566)

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